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INDEX TO FINANCIAL STATEMENTS
TABLE OF CONTENTS 3
TABLE OF CONTENTS 4

As filed with the Securities and Exchange Commission on June 18, 2001

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MIRANT AMERICAS GENERATION, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	4911	51-0390520
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1403 Foulk Road, Suite 102
Wilmington, Delaware 19803
(302)478-8147
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

William R. Bechstein
Vice President and Secretary
1105 North Market Street, Suite 1300
Wilmington, Delaware 19801
(302) 651-8315

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

John T. W. Mercer, Esq.
TROUTMAN SANDERS LLP
Bank of America Plaza, Suite 5200
600 Peachtree Street, N.E.
Atlanta, Georgia 30308
(404)885-3000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (1)(2)

7.625% Senior Notes due 2006	$500,000,000	100.000%	$500,000,000	$125,000

8.300% Senior Notes due 2011	$850,000,000	99.692%	$847,382,000	$211,846

9.125% Senior Notes due 2031	$400,000,000	99.371%	$397,484,000	$99,371

Total	$1,750,000,000		$1,744,866,000	$436,217

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)
The registration fee has been estimated based on the stated principal amount of the securities to be received by the registrant in exchange for the securities to be issued hereunder in the exchange offer described herein.

   The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated June 18, 2001

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

MIRANT AMERICAS GENERATION, INC.

$1,750,000,000

EXCHANGE OFFER

$500,000,000 7.625% Senior Notes due 2006          $850,000,000 8.300% Senior Notes due 2011
$400,000,000 9.125% Senior Notes due 2031

Interest Payable May 1 and November 1
This Exchange Offer	We are offering to exchange new notes registered with the Securities and Exchange Commission for existing notes that we previously offered in an offering exempt from the Security and Exchange Commission's registration requirements. The terms and conditions of this exchange offer are summarized below and more fully described in this prospectus.
Expiration Date	5:00 p.m. (New York City time) on [ ], 2001.
Withdrawal Rights	Any time before 5:00 p.m. (New York City time) on the expiration date.
Integral Multiples	Old notes may only be tendered in integral multiples of $1,000.
Expenses	Paid for by Mirant Americas Generation, Inc.
New Notes	The new notes will represent the same interests as the existing notes they are replacing. The new notes will have the same material financial terms as the existing notes, which are summarized below and described more fully in this prospectus. The new notes will not contain terms with respect to transfer restrictions.
Proceeds	We will not receive any proceeds from this exchange offer.
U.S. Federal Income Tax Considerations	We believe that the exchange of existing notes will not be a taxable event for U.S. Federal income tax purposes, but you should see "Certain U.S. Federal Income Tax Considerations" starting on page 93 for more information.
Use of Prospectus by Broker-Dealers	Each broker-dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal to be used in connection with this exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for existing notes where such existing notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" starting on page 98 for more informaiton.

    We do not intend to list the notes on any securities exchange.

    Investing in the notes involves risk. See "Risk Factors" beginning on page 16.

Notes	Principal Amount	Interest Rate	Final Maturity
2006 Senior Notes	$500,000,000	7.625%	May 1, 2006
2011 Senior Notes	850,000,000	8.300%	May 1, 2011
2031 Senior Notes	400,000,000	9.125%	May 1, 2031

Total	$1,750,000,000

    We are relying on the position of the SEC staff in certain interpretive letters to third parties to remove the transfer restrictions on the new notes.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2001.

Where You Can Find More Information
Prospectus Summary
Special Note Regarding Forward-Looking Statements
Risk Factors
This Exchange Offer
Use of Proceeds
Capitalization
Selected Historical and Projected Financial Data
Management's Discussion and Analysis of Financial Condition and Results of Operations
Our Business
Our Affiliates
Management
Relationships and Related Transactions
Description of the New Notes and the Indenture
Ratings
Certain U.S. Federal Income Tax Considerations
Plan of Distribution
Legal Matters
Independent Engineer
Independent Market Consultant
Experts
Index to Financial Statements
Glossary of Electric Industry Terms
Annex A Independent Engineer's Report
Annex B Independent Market Expert's Report

i

WHERE YOU CAN FIND MORE INFORMATION

    We are not currently subject to the periodic reporting and other information requirements of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Upon the completion of the exchange offer we will become subject to those periodic reporting requirements. We have filed with the Securities and Exchange Commission (SEC), Washington, D.C., a registration statement on Form S-4 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, to register with the SEC the new notes to be used in exchange for the existing notes. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Certain items are omitted in accordance with the rules and regulations of the SEC. For further information about us and the notes, refer to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance, if such contract or document is filed as an exhibit, reference is made to the copy of such contract or other documents filed as an exhibit to the registration statement, each statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules thereto, may be read and copied at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access the registration statement, including the exhibits and any schedules thereto, as well as reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The Independent Engineer's Report, which is attached as Annex A to this prospectus and the Supplement to the Independent Engineer's Report have been furnished by Mirant Corporation on Form 8-K, filed on April 27, 2001, solely for the purpose of Mirant Corporation's compliance with Regulation FD. The new notes offered for exchange under this prospectus will not be guaranteed by, or otherwise be obligations of, Mirant Corporation or any of its direct or indirect subsidiaries other than our company.

    We are obligated, following the effectiveness of a registration statement, to maintain our status as a reporting company under the Exchange Act (unless the SEC will not accept the filing of the applicable reports), even though the SEC rules and regulations may not require us to maintain that status. As a reporting company, we will file periodic reports and other information with the SEC for public availability (unless the SEC will not accept such filings). If we cease to maintain that status, the interest rate on the lessor notes will be increased by 0.50% per annum for the duration of such cessation (unless the SEC will not accept the filing of the applicable reports). If the SEC will not accept the filing of the applicable reports, it might become more difficult to sell the notes or to sell them at prices which you consider favorable.

    As long as any notes remain outstanding, we will furnish to the trustee unaudited quarterly and audited annual financial statements, with the accompanying footnotes and audit report. Unaudited quarterly financial statements will be furnished to the trustee within 45 days following the end of each of our first three fiscal quarters during each fiscal year and audited annual financial statements will be furnished to the trustee within 90 days following the end of our fiscal year. Upon request, the trustee will furnish all such information directly to note holders and note owners. We will also furnish to note holders, note owners and prospective investors upon request any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as we are not a reporting company under the Exchange Act.

ii

PROSPECTUS SUMMARY

    This summary highlights some of the information contained in this prospectus. This summary may not contain all the information that is important to you. Therefore, you should read this summary in conjunction with the more detailed information appearing elsewhere in this prospectus. We encourage you to read this prospectus in its entirety. In this prospectus, the words "Mirant Generation," "we," "our," "ours" and "us" refer to Mirant Americas Generation, Inc. "Mirant" refers to Mirant Corporation and its direct and indirect subsidiaries unless the context otherwise requires. In February 2001, Southern Energy, Inc. changed its name to Mirant Corporation. Accordingly, the names of its subsidiaries were also changed. All references to our subsidiaries include our direct and indirect subsidiaries. You should consider the issues discussed in the "Risk Factors" section beginning on page 16 when evaluating your investment in the notes. Electric industry terms that are used and not otherwise defined in this prospectus have the meaning given to those terms in the "Glossary" beginning on page G-1.

Summary of this Exchange Offer

    On May 1, 2001, we completed an offering of $500 million principal amount of 7.625% Senior Notes due 2006, $850 million principal amount of 8.300% Senior Notes due 2011 and $400 million principal amount of 9.125% Senior Notes due 2031 that was exempt from the SEC's registration requirements. In connection with that offering, we entered into a registration rights agreement with the initial purchasers of the existing notes in which we agreed, among other things, to deliver this prospectus to you and to use our reasonable best efforts to complete this exchange offer by January 26, 2002.

This Exchange Offer	We are offering to exchange:
	•	$1,000 principal amount of 2006 Senior Notes which have been registered under the Securities Act for each outstanding $1,000 principal amount of 2006 Senior Notes;
	•	$1,000 principal amount of 2011 Senior Notes which have been registered under the Securities Act for each outstanding $1,000 principal amount of 2011 Senior Notes; and
	•	$1,000 principal amount of 2031 Senior Notes which have been registered under the Securities Act for each outstanding $1,000 principal amount of 2031 Senior Notes.
The form and terms of the new notes that we are offering in this exchange offer are identical in all material respects to the form and terms of the existing notes which were issued on May 1, 2001 in an offering that was exempt from the SEC's registration requirements, except that the new notes that we are offering in this exchange offer have been registered under the Securities Act. The new notes that we are offering in this exchange offer will evidence the same obligations as, and will replace, the existing notes and will be issued under the same indenture.
If you wish to exchange an existing note, you must properly tender it in accordance with the terms described in this prospectus. We will exchange all existing notes that are validly tendered and are not validly withdrawn, subject to the conditions described under "This Exchange Offer—Conditions to this Exchange Offer."

As of this date, there are $500 million principal amount of 2006 Senior Notes outstanding, $850 million principal amount of 2011 Senior Notes outstanding and $400 million principal amount of 2031 Senior Notes outstanding. This exchange offer is not contingent upon any minimum aggregate principal amount of existing notes being tendered for exchange. We will issue the new notes on or promptly after the expiration of this exchange offer.
Registration Rights Agreement	We are making this exchange offer in order to satisfy our obligation under the registration rights agreement, entered into on May 1, 2001, to cause our registration statement to become effective under the Securities Act. You are entitled to exchange your existing notes for new notes with substantially identical terms. After this exchange offer is complete, you will generally no longer be entitled to any registration rights with respect to your notes.
Resales of the New Notes	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:
• you are acquiring any new note in the ordinary course of your business;
• you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the new notes;
• you are not a broker dealer who purchased existing notes for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and
• you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of our company.
If our belief is inaccurate and you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from such requirements, you may incur liability under the Securities Act. We do not assume or indemnify you against this liability.
Each broker-dealer that receives new notes for its own account in exchange for notes must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. A broker-dealer who acquired existing notes for its own account as a result of market making or other trading activities may use this prospectus for an offer to resell, resale or other transfer of the new notes. We have agreed that, for a period of 90 days following the completion of this exchange offer, we will make this prospectus and any amendment or supplement to this prospectus available to any broker-dealers for use in connection with these resales. We believe that no registered holder of the existing notes is an affiliate (as the term is defined in Rule 405 of the Securities Act) of our company.

Accrued Interest on the New Notes and Existing Notes	The new notes will bear interest from the most recent date to which interest has been paid on the existing notes. If your existing notes are accepted for exchange, then you will receive interest on the new notes and not on the existing notes.
Expiration Date	This exchange offer will expire at 5:00 p.m., New York City time, [ ], 2001, unless we extend the expiration date.
Conditions to this Exchange Offer	Notwithstanding any other provisions of this exchange offer or any extension of this exchange offer, we will not be required to accept for exchange, or to exchange, any existing notes. We may terminate this exchange offer, whether or not we have previously accepted any existing notes for exchange, or we may waive any conditions to or amend this exchange offer, if we determine in our sole and absolute discretion that this exchange offer would violate applicable law or regulation or any applicable interpretation of the staff of the SEC.
Withdrawal Rights	You may withdraw the tender of your notes at any time prior to 5:00 p.m. New York City time, on [ ], 2001.
Procedures for Tendering Existing Notes	Except as otherwise described in "This Exchange Offer," you will have validly tendered your existing notes pursuant to this exchange offer if the exchange agent receives at the address described in this prospectus, prior to the expiration date:
	1)	a properly completed and duly executed letter of transmittal, with any required signature guarantees, including all documents required by the letter of transmittal; or
	2)	if the existing notes are tendered in accordance with the book entry procedures set forth in this prospectus, the tendering note holder may transmit an agent's message to the address listed in this prospectus instead of a letter of transmittal.
In addition, on or prior to the expiration date:
	1)	the exchange agent must receive the existing notes along with the letter of transmittal; or
	2)	the exchange agent must receive a timely book entry confirmation as described in this prospectus of a book entry transfer of the tendered existing notes into the exchange agent's account at The Depository Trust Company according to the procedure for book entry transfer, along with a letter of transmittal or an agent's message in lieu of the letter of transmittal; or
	3)	the holder must comply with the guaranteed delivery procedures described in this prospectus.
See "This Exchange Offer—Procedures for Tendering Existing Notes—Valid Tender."

Special Procedures for Beneficial Holders	If you are a beneficial owner of existing notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, we urge you to contact this entity promptly if you wish to participate in this exchange offer.
Guaranteed Delivery Procedures	If you desire to tender existing notes into this exchange offer and:
	1)	the existing notes are not immediately available;
	2)	time will not permit delivery of the existing notes and all required documents to the exchange agent on or prior to the expiration date; or
	3)	the procedures for book entry transfer cannot be completed on a timely basis;
you may nevertheless tender the existing notes, provided that you comply with all of the guaranteed delivery procedures set forth in "This Exchange Offer—Procedures for Tendering Existing Notes."
U.S. Federal Income Tax Considerations	The exchange of notes will not constitute a taxable exchange for United States federal income tax purposes. For a discussion of other U.S. federal income tax consequences resulting from the exchange, acquisition, ownership and disposition of the new notes, see "Certain U.S. Federal Income Tax Considerations."
Use of Proceeds	We will not receive any proceeds from the issuance of notes in this exchange offer. We will pay all registration expenses incident to this exchange offer.
Exchange Agent	Bankers Trust Company is serving as exchange agent in connection with this exchange offer.

Mirant Americas Generation, Inc.

    We are a leading national independent power provider and an indirect wholly owned subsidiary of Mirant. We own or control approximately 12,500 megawatts (MW) of electricity generation capacity in the United States.

    We sell most of the output from our generating portfolio in the forward and spot markets through our energy marketing affiliate and the remainder under contracts with that affiliate and third parties. As indicated below, our generating portfolio is diversified across fuel types, power markets and dispatch types.

(1)Pie chart breakdowns are based on projected operating cash flows (2001-2005) prepared by R.W. Beck, Inc.

    We are also diversified across geographic areas. We operate 79 generating units at 21 plants serving customers located near 10 major metropolitan load centers, giving us access to a wide variety of wholesale customers. The following table summarizes some characteristics of our generating portfolio. The MW totals shown for our generating facilities in this table and throughout this prospectus correspond to the maximum capability of those facilities in the summer months.

Facilities	MW	Number of Units	Primary Load Centers/ Power Markets	Fuels
Mirant Mid-Atlantic	5,154	30	Washington, D.C. - PJM	Coal/Gas/Oil
Mirant California	2,962	13	San Francisco - CAISO	Gas/Oil
Mirant New York	1,764	16	New York - New York-ISO	Coal/Gas/Oil/Hydro
Mirant New England	1,232	13	Boston - ISO-New England	Gas/Oil
Mirant Texas	544	3	Dallas/Fort Worth - ERCOT	Gas
State Line Energy	515	2	Chicago - ECAR	Coal
Mirant Wisconsin	309	2	Milwaukee - MAIN	Gas/Oil

Total	12,480	79

    Most of the electricity that we generate is marketed by our affiliate Mirant Americas Energy Marketing, LP (Mirant Americas Energy Marketing) on our behalf into the spot or forward markets. The balance of the electricity we generate is sold to Mirant Americas Energy Marketing and third parties under long-term contracts. In addition, Mirant Americas Energy Marketing arranges for the supply of substantially all of the fuel used by our generating units and procures required emissions credits. While we are separate and distinct from Mirant Americas Energy Marketing, we are organizationally integrated through Mirant's affiliate structure, and work closely with Mirant Americas Energy Marketing to optimize the value of our portfolio.

    Mirant Americas Energy Marketing engages in the marketing of energy and energy-linked commodities, including electricity, natural gas, oil, coal and emissions allowances in North America. Through Mirant Americas Energy Marketing and us, Mirant has successfully integrated energy marketing and risk management with a nationwide portfolio of power generating assets, making Mirant a leading North American energy provider. Mirant Americas Energy Marketing was ranked as the sixth largest North American power marketer for the year 2000 (Power Markets Weekly) and the tenth largest North American gas marketer for the year 2000 (Gas Daily). Mirant Americas Energy Marketing is one of only five companies to be included in the top 10 of both of these rankings.

    We have acquired our generating capacity through competitive auctions or have developed it as greenfield construction projects. We believe that our plants are some of the most favorably located facilities in their respective markets given their proximity to major metropolitan load centers and transmission interconnections. Some of our generating subsidiaries are in the process of seeking permits for developing modern generating units at some of our existing plants (brownfields), and other affiliates are seeking permits or developing such units at undeveloped sites (greenfields) owned or controlled by our affiliates. These units will operate primarily on natural gas (or dual fuel) and will be used to serve average demand (baseload), higher-than-average demand (intermediate) and very high demand (peak). While independent engineering, procurement and construction companies will be utilized at some facilities, our current business plan is that our affiliate, Mirant Americas Development, Inc. (Mirant Development), will be responsible for managing most construction projects. Under that plan, once permits are issued for our subsidiaries' projects, we expect to have the development rights and permits (other than for repowering projects) transferred, if feasible, to new subsidiaries of either our operating subsidiaries or of our parent, Mirant Americas, Inc. (Mirant Americas). As part of that plan, we expect that Mirant or Mirant Americas (or one of their other subsidiaries) will provide the capital required for the construction projects in a manner which is non-recourse to us. If it is not feasible for the development rights and permits for one or more construction projects to be transferred to special purpose subsidiaries, or under other circumstances, one or more of our operating subsidiaries may become responsible for repayment of construction financing and other obligations relating to its project. We expect to have the right, but not the obligation, to purchase or retain these units, as appropriate, upon completion. We plan to supplement our growth through the acquisition of existing assets in our target markets as profitable opportunities arise.

    The mailing address of our principal executive office is 1403 Foulk Road, Suite 102, Wilmington, Delaware 19803 and our phone number is (302) 478-8147.

Mirant Corporation

    Our indirect parent, Mirant, is a global competitive energy company with leading energy marketing and risk management expertise. Mirant has extensive operations in North America, Europe and Asia. Mirant develops, constructs, owns and operates power plants, and sells wholesale electricity, gas and other energy-related commodity products. Mirant owns or controls more than 20,000 MW of electric generating capacity around the world, with approximately 9,000 MW of additional capacity under development. In North America, Mirant also controls access to approximately 3.7 billion cubic feet per day of natural gas production, more than 2.1 billion cubic feet per day of natural gas transportation capacity and approximately 41 billion cubic feet of natural gas storage. We own or control approximately 62% of Mirant's total electric generating capacity in operation.

    Mirant uses its risk management capabilities to optimize the value of its generating and gas assets and offers these risk management services to others. Mirant also owns electric utilities with generation, transmission and distribution capabilities and electricity distribution companies. Mirant's strategy is to expand its business through ownership, leasing or control of additional natural gas and electricity assets to continue its rapid growth. Mirant intends to capitalize on opportunities in markets where Mirant's unique combination of strengths in physical asset management, electricity generation, management of gas assets and energy marketing and risk management services allows it to position the company as a leading provider of energy products and services. According to the McGraw-Hill publication 210 Independent Power Companies: Profiles of Industry Players and Projects, Mirant was ranked as the sixth largest independent power producer in July 2000. Mirant's goal is to have a diversified North American portfolio of owned or controlled generation exceeding 30,000 MW by 2004.

    Mirant was formerly a subsidiary of Southern Company. In October 2000, Mirant closed an initial public offering of 66.7 million shares, or 19.7%, of its common stock. On April 2, 2001, Southern Company distributed the remaining shares of Mirant's common stock to holders of Southern Company's common stock and Mirant ceased being its subsidiary. For more information on the distribution, see Southern Company's Information Statement filed on Form 8-K with the SEC on March 6, 2001. In April 2001, Mirant was added to the S&P 500 index.

The Power Industry

    In the United States, the power industry had an estimated end-user market of over $215 billion of electricity sales in 1999, produced by an aggregate base of power generation facilities with a capacity of approximately 734,000 MW. The need for electricity is growing in North America. The North American Electric Reliability Council anticipates that near term electricity demand will grow by 60,500 MW in the period from 2000-2004 (Reliability Assessment 2000-2009: The Reliability of Bulk Electric Systems in North America).

    Historically, the power generation industry has been characterized by electric utility monopolies selling to a franchise customer base. In response to increasing customer demand for access to low-cost electricity and enhanced services, in some states new regulatory initiatives have been and are continuing to be adopted to increase competition in the power industry. As a result of the recent energy crisis in California, some states have either discontinued or delayed implementation of initiatives involving retail deregulation. In deregulating markets, industry trends and regulatory initiatives are transforming existing franchise customer markets, which are characterized by vertically integrated, price-regulated utilities, into markets in which generators compete with each other for their principal customers (wholesale power suppliers and major end-users) on the basis of price, service quality and other factors. This transformation requires that generators and their principal customers manage the risks associated with producing and delivering energy commodities, thereby creating opportunities to market energy commodities and provide services to manage the risks associated with market price fluctuations of these commodities. We believe that combining our generating capacity with Mirant Americas Energy Marketing's energy marketing, fuel procurement and risk management capabilities will enhance our ability to minimize fuel input costs and maximize the value of our electricity generation.

    We also believe that the increasing demand for electricity and the need to replace older, less efficient power plants will create a need for additional power generating capacity throughout the United States. We believe that these market trends will create opportunities for us to produce and sell energy to customers at competitive rates.

Organization Structure

    The chart below depicts the simplified corporate structure of Mirant and its direct and indirect subsidiaries.

Our Strategy

    Our strategy is to continue to be a leading independent national power provider by maintaining a generation portfolio that is diversified across geographic areas, fuel types, power markets, dispatch types and generating technologies. We plan to continue to sell the bulk of our output in the forward and spot markets through Mirant Americas Energy Marketing and to continue to procure our fuel through Mirant Americas Energy Marketing. We plan to implement our strategy by:

  •
  maximizing the financial and operational performance of our current investments;

  •
  capitalizing on opportunities generated by our presence in key markets;

  •
  minimizing exposure to any single unit or plant by operating numerous geographically diversified units and plants that use proven technologies;

  •
  combining Mirant Americas Energy Marketing's proven energy marketing and risk management skills with our expertise in operating generating assets;

  •
  minimizing costs by having Mirant Americas Energy Marketing employ its portfolio fuel procurement procedures to supply fuel for our generating units; and

  •
  acquiring newly completed or established generating facilities in our target markets.

    To further our strategies, our parent, Mirant, continually reviews acquisition opportunities and is currently in discussions with a number of parties in regard to potential acquisitions that may be deemed material to our business.

Competitive Advantages

    We believe that our primary competitive advantages are as follows:

  •
  our revenues are derived from a large generating portfolio, consisting of 79 generating units, that is diversified across geographic areas, fuel types, power markets, dispatch types and generating technologies;

  •
  our assets are strategically located near major load centers and, in some cases, are located in markets in which electricity prices are more likely to be higher due to transmission constraints and shortages of low cost generation;

  •
  we have substantial experience in the management, operation and optimization of a portfolio of diverse generating assets such as ours; and

  •
  our affiliate Mirant Americas Energy Marketing markets on our behalf substantially all of our output not sold under contract to third parties and procures on our behalf substantially all of our fuel. Mirant Americas Energy Marketing has expertise in optimizing fuel costs, selling output efficiently and managing price risk for commodities.

Independent Consultants Reports

    As independent engineer, R.W. Beck, Inc. has prepared an Independent Engineer's Report (Independent Engineer's Report) concerning specific technical, environmental and economic aspects of our electric generating facilities, which is attached as Annex A to this prospectus. R.W. Beck, Inc. has also prepared a Supplement to the Independent Engineer's Report, which is available by accessing Mirant's Form 8-K, filed on April 27, 2001. See "Where You Can Find More Information."

    As independent market consultant, PA Consulting Services Inc. has prepared an Independent Market Expert's Report (Independent Market Expert's Report) that analyzes certain electricity markets within the United States and the economic competitiveness of our electric generating facilities within these markets. The report provides an assessment of the long-term market opportunities, including capacity and energy prices expected to be received by generators in these markets for the years 2001 through 2020. A copy of the report is attached as Annex B to this prospectus.

Summary Historical and Projected Financial Data

    You should read the following summary historical financial data together with our consolidated financial statements and the related notes and "Selected Historical and Projected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

    In addition, the summary historical financial data should be read in light of the following:

  •
  On December 30, 1998, two companies that are now our subsidiaries (collectively referred to as Mirant New England) acquired various power plants with a total capacity of 1,232 MW from subsidiaries of Commonwealth Energy System and Eastern Utilities Associates for approximately $536 million.

  •
  On April 16, 1999, subsidiaries of Mirant California, LLC (Mirant California) acquired various generating assets with a total capacity of 2,962 MW from Pacific Gas and Electric Company for approximately $801 million, and paid an additional $39 million for fuel inventory, capital expenditures and property taxes.

  •
  On June 30, 1999, three companies that are now our subsidiaries (collectively referred to as Mirant New York) acquired various power plants and related assets with a total generating capacity of 1,764 MW from Orange and Rockland Utilities, Inc. and Consolidated Edison Company of New York, Inc. for approximately $493 million.

  •
  We were incorporated in May 1999. The transfer of State Line Energy, LLC (State Line Energy), Mirant New England, Mirant California and Mirant New York on August 1, 1999 to us was accounted for as a reorganization under common control in a manner similar to a pooling of interests. Accordingly, our financial statements include the results of these entities since their purchases.

  •
  On May 8, 2000, the power plants of our subsidiary Mirant Wisconsin, LLC (Mirant Wisconsin) commenced operation with a total capacity of 309 MW.

  •
  On June 1, 2000, Units 1 and 2 of our subsidiary Mirant Texas, LP (Mirant Texas) commenced operation with a total capacity of 308 MW.

  •
  On December 19, 2000, Mirant Mid-Atlantic, LLC and its subsidiaries (collectively referred to as Mirant Mid-Atlantic) and affiliates acquired and leased power plants with a total capacity of 5,154 MW from Potomac Electric Power Company (PEPCO) for $2.7 billion.

	Years Ended December 31,						Three Months Ended March 31, (Unaudited)
	1998		1999		2000		2000		2001
	(in Millions)
INCOME STATEMENT DATA:
Operating revenues	$40		$689		$1,930		$208		$1,505
Operating expenses	26		589		1,582		193		1,352

Operating income	14		100		348		15		153

Total other expense, net	(3)		(32)		(84)		(19)		(24)

Income (loss) before income taxes	11		68		264		(4)		129
Provision for income taxes	5		27		106		(2)		52

Net income (loss)	$6		$41		$158		$(2)		$77

OTHER OPERATING DATA:
EBITDA (1)	$17		$157		$430		$33		$194

Ratio of earnings to fixed charges (2)	4.7	x	2.0	x	3.3	x	0.7	x	2.8	x
EBITDA interest coverage ratio (3)	5.7	x	2.3	x	4.3	x	1.7	x	4.5	x
	As of December 31,
			As of March 31, 2001 (Unaudited)
	1999	2000
	(in Millions)
BALANCE SHEET DATA:
Cash and cash equivalents	$31	$83	$76
Property, plant and equipment, net	1,492	2,698	2,754
Total assets	2,531	6,171	7,367
Total debt	1,290	2,395	2,395
Stockholder's equity	1,030	2,802	2,601

(1)
EBITDA represents our operating income plus depreciation and amortization. EBITDA, as defined, is presented because it is a widely accepted financial indicator used by some investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA, as defined, is not intended to represent cash flows for the period, nor is it presented as an alternative to operating income or as an indicator of operating performance. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States and is not indicative of operating income or cash flow from operations as determined under GAAP. Our method of computation may or may not be comparable to other similarly titled measures by other companies.

(2)
The term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of imputed interest within rental expense. The term "earnings" means pretax income from continuing operations plus (a) fixed charges and (b) amortization of capitalized interest, minus interest capitalized. The deficiency in reaching a 1.0 ratio for the three months ended March 31, 2000 was $7 million.

(3)
EBITDA interest coverage ratio equals EBITDA divided by interest expense.

    The projected financial data presented below are based on information and the base case assumptions from the Independent Engineer's Report included in this prospectus as Annex A and are subject to the qualifications, limitations and exclusions set forth therein.

	Years Ended December 31,
	2001		2002		2003		2004		2005		2010
	(in Millions)
PROJECTED INCOME STATEMENT DATA:
Total revenues	$3,620		$2,892		$2,633		$2,250		$2,079		$2,478
Expenses
Fuel	1,812		1,434		1,271		1,096		936		1,032
Fixed and variable O&M	226		218		217		215		220		251
Other expenses	412		383		378		343		339		382

Total expenses	2,450		2,035		1,866		1,654		1,495		1,665
Operating cash flow (1)	1,170		857		767		596		584		813
Capital expenditures, net	164		112		150		27		0		68
Cash flow available for debt service, after capital expenditures (CAFDS)	$1,006		$745		$617		$569		$584		$745

EBITDA	$1,269		$931		$821		$621		$604		$857

CAFDS interest coverage ratio (2)	6.0	x	3.7	x	3.0	x	2.7	x	2.7	x	3.3	x
EBITDA interest coverage ratio (3)	7.5	x	4.6	x	4.0	x	3.1	x	3.0	x	4.2	x
	CAFDS/Interest		EBITDA/Interest
Five-year average (2001-2005)	3.5	x	4.3	x
Ten-year average (2001-2010)	3.2	x	4.0	x
Thirty-year average (2001-2030)	4.3	x	5.2	x

(1)
Operating cash flow is referred to as net operating revenues in the Independent Engineer's Report.

(2)
CAFDS interest coverage ratio equals CAFDS divided by interest expense.

(3)
EBITDA interest coverage ratio equals EBITDA divided by interest expense.

Summary of Terms of the New Notes

    The form and terms of the new notes are the same as the form and terms of the existing notes except that the new notes will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer and, in general, will not be entitled to registration under the Securities Act. The new notes will evidence the same obligations as the existing notes and both the existing notes and the new notes are governed by the same indenture.

Issuer	Mirant Americas Generation, Inc.
The New Notes	We will offer the new notes in three series:
• $500,000,000 aggregate principal amount of 7.625% Senior Notes due 2006;
• $850,000,000 aggregate principal amount of 8.300% Senior Notes due 2011; and
• $400,000,000 aggregate principal amount of 9.125% Senior Notes due 2031.
Interest	Interest will accrue on each series of new notes at the respective rates per year set forth above and will be payable semiannually in arrears on May 1 and November 1 of each year, beginning on November 1, 2001.
Ranking	The new notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other present and future senior unsecured debt (other than those obligations preferred by operation of law). As of December 31, 2000, we had $2,395 million in senior unsecured debt.
Final Maturity	2006 Notes: May 1, 2006 2011 Notes: May 1, 2011 2031 Notes: May 1, 2031
Ratings	The new notes have been rated "Baa3" by Moody's Investors Service, Inc., "BBB-" by Standard & Poor's Ratings Services and "BBB-" by Fitch, Inc.
Optional Redemption	We may redeem the new notes of each series, in whole or in part, at any time at a redemption price equal to 100% of the principal amount of the new notes to be redeemed plus accrued interest, if any, plus a make-whole premium, calculated using a discount rate equal to the interest rate on comparable U.S. treasury securities plus 25 basis points for the 2006 and 2011 Notes and 37.5 basis points for the 2031 Notes. See "Description of the New Notes and the Indenture — Optional Redemption with Make-Whole Premium."
Covenants	The indenture under which the new notes will be issued will limit our ability to incur debt, create liens, engage in mergers, consolidations or similar transactions and sell assets. See "Description of the New Notes and the Indenture—Covenants."

Events of Default	The indenture describes the circumstances that constitute events of default with respect to the new notes. "See Description of the New Notes and the Indenture—Events of Default."
Form and Denomination	The new notes will be issuable in denominations of $100,000 or any integral multiple of $1,000 in excess of that amount. Each series of new notes sold to qualified institutional buyers in reliance on Rule 144A is represented by restricted global notes in registered form, without interest coupons, and has been deposited with the trustee as custodian for, and registered in the name of DTC or Cede & Co., its nominee, in each case for credit to an account of a direct or indirect participant of DTC. See "Description of the New Notes—Book-Entry; Delivery and Form."
Same-Day Settlement	The initial settlement for the new notes will be made in immediately available funds. Transfers of beneficial interests in Global Notes will settle in DTC's same-day funds settlement system, and settlement for any secondary market trades will be in immediately available funds.
Nature of Obligations	Only we will be obligated to make payments on the new notes. Neither Mirant nor any of its affiliates will guarantee payment of the new notes or have any obligation to make payments on the new notes.
Risk Factors	An investment in the new notes involves certain risks, including the competitive markets in which we operate, the future operating costs and performance of our electric generating facilities and our need to comply with present and future environmental laws and regulations. You should carefully consider each of the factors described in the section titled "Risk Factors" before participating in the exchange offer.
Trustee	Bankers Trust Company
Governing Law	The indenture and the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

    Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business," "Our Affiliates" and elsewhere in this prospectus include forward-looking statements in addition to historical information. These statements involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other comparable terminology.

    Forward-looking statements are only statements of intent, belief or expectation. Actual events or results may differ materially from any forward-looking statement as a result of various factors. These factors include:

  •
  legislative and regulatory initiatives regarding deregulation, regulation and restructuring of the electric utility industry;

  •
  the extent and timing of the entry of additional competition in the markets of our subsidiaries and affiliates;

  •
  our pursuit of potential business strategies, including acquisitions or dispositions of assets or internal restructuring;

  •
  state, federal and other rate regulations in the United States;

  •
  changes in or application of environmental and other laws and regulations to which we and our subsidiaries and affiliates are subject;

  •
  political, legal and economic conditions and developments in the United States;

  •
  financial market conditions and the results of our financing efforts;

  •
  changes in market conditions, commodity prices and interest rates;

  •
  weather and other natural phenomena;

  •
  our performance of projects undertaken and the success of our efforts to invest in and develop new opportunities;

  •
  unanticipated developments in the California power markets, including unanticipated governmental intervention, deterioration in the financial condition of counterparties, default on receivables due, adverse results in current or future litigation and adverse changes in the tariffs of the California Power Exchange Corporation or California Independent System Operator Corporation; and

  •
  other factors, including the risks outlined under "Risk Factors."

    We do not make any representation or warranty as to the accuracy or completeness of the expectations expressed in the forward-looking statements, and we do not give any assurance as to future results, events, levels of activity, performance or achievements. We have no obligation and do not undertake any duty to update or revise any forward-looking statement after the date of this prospectus, whether as a result of new information, future events or otherwise.

RISK FACTORS

    In addition to the information contained elsewhere in this prospectus, you should carefully consider the following risk factors in evaluating an investment in the Notes. The risks described in this section are those that we consider to be the most significant to our offering. If any of these events occur, our business, financial condition or results of operations could be materially harmed and you may lose all or part of your investment.

Risks Related to Our Business

We depend substantially on cash dividends, distributions or other transfers from our subsidiaries, one of which is subject to restrictions on dividends and distributions. In addition, any right we have to receive an asset of any of our subsidiaries upon any liquidation or reorganization of such subsidiary will be effectively subordinated to the claims of such subsidiary's creditors.

    Because our operations are conducted primarily by our subsidiaries, our cash flow and our ability to service our indebtedness, including our ability to pay the interest on and principal of the Notes when due, are dependent upon cash dividends and distributions or other transfers from our subsidiaries. In December 2000, one of our significant subsidiaries, Mirant Mid-Atlantic, and its affiliates acquired generation assets from PEPCO. Mirant Mid-Atlantic's long-term lease agreements restrict the ability of Mirant Mid-Atlantic to pay dividends, make distributions or otherwise transfer funds to us by imposing certain financial tests and other conditions on such activities.

    The Notes will be our exclusive obligations and not the obligations of any of our subsidiaries and affiliates or Mirant. Our subsidiaries and affiliates and Mirant have no obligation, contingent or otherwise, to pay any amount due pursuant to the Notes or to make any funds available for payment of any amount due on the Notes, whether by dividends, capital contributions, loans or other payments, and do not guarantee or otherwise support the payment of interest on or principal of the Notes.

    Any right we have to receive an asset of any of our subsidiaries upon liquidation or reorganization of such subsidiary (and the consequent right of holders of the Notes to participate in the distribution of, or to realize proceeds from, those assets) will be effectively subordinated to the claims of such subsidiary's creditors (including trade creditors of and holders of debt, if any, issued by such subsidiary). The indenture does not restrict our subsidiaries' right to incur debt or other obligations.

Our revenues and results of operations will depend in part on market and competitive forces that are beyond our control.

    We sell capacity, energy and ancillary services from our generating facilities into competitive power markets or on a bilateral contract basis through power sales agreements with Mirant Americas Energy Marketing. See "Our Business—Operations." The market for wholesale electric energy and energy services is largely deregulated. We are not guaranteed any rate of return on our capital investments through mandated rates. Our revenues and results of operations are likely to depend, in large part, upon prevailing market prices for energy, capacity and ancillary services. These market prices may fluctuate substantially over relatively short periods of time. Among the factors that will influence these prices, all of which are beyond our control, are:

  •
  prevailing market prices for fuel oil, coal and natural gas;

  •
  the extent of additional supplies of electric energy and energy services from our current competitors or new market entrants, including the development of new generating facilities that may be able to produce electricity less expensively than our generating facilities;

  •
  the extended operation of nuclear generating plants beyond their presently expected dates of decommissioning;

  •
  prevailing regulations by the Federal Energy Regulatory Commission (FERC) that affect our markets and regulations governing the independent system operators that oversee these markets, including any price limitations and other mechanisms to address some of the volatility or illiquidity in these markets;

  •
  weather conditions; and

  •
  changes in the rate of growth in electricity usage as a result of such factors as regional economic conditions and implementation of conservation programs.

    All of these factors could have an adverse impact on our revenues and results of operations.

Changes in commodity prices may increase the cost of producing power and decrease the amount we receive from selling power, resulting in financial performance below our expectations.

    Our generation business is subject to changes in power prices and fuel costs that may impact our financial results and financial position by increasing the cost of producing power and decreasing the amount we receive from the sale of power. In addition, actual power prices and fuel costs may differ from those assumed in the financial projections. As a result, our financial results may not meet our expectations.

We are responsible for price risk management activities conducted by Mirant Americas Energy Marketing for our facilities.

    Mirant Americas Energy Marketing engages in price risk management activities related to our sales of electricity and purchases of fuel and we receive the revenues and incur the costs from these activities. Mirant Americas Energy Marketing may use forward contracts and derivative financial instruments, such as futures contracts and options, to manage market risks and exposure to fluctuating electricity, coal and natural gas prices, and we bear the gains and losses from these activities. We cannot assure you that these strategies will be successful in managing our pricing risks, or that they will not result in net losses to us as a result of future volatility in electricity and fuel markets.

    Commodity price variability results from many factors, including:

  •
  weather;

  •
  illiquid markets;

  •
  transmission or transportation inefficiencies;

  •
  availability of competitively priced alternative energy sources;

  •
  demand for energy commodities;

  •
  natural gas, crude oil and coal production;

  •
  natural disasters, wars, embargoes and other catastrophic events; and

  •
  federal, state and foreign energy and environmental regulation and legislation.

    Furthermore, the risk management procedures we have in place may not always be followed or may not always operate as planned. As a result of these and other factors, we cannot predict with precision the impact that these risk management decisions may have on our businesses, operating results or financial position.

Operation of our generating facilities involves risks, some of which may affect our ability to pay our debt.

    The operation of our generating facilities involves various operating risks, including the output and efficiency levels at which those generating facilities perform, interruptions in fuel supply, disruptions in the delivery of electricity, breakdown or failure of equipment (whether due to age or otherwise) or processes, violation of our permit requirements, shortages of equipment or spare parts, labor disputes, operator error, curtailment of operations due to transmission constraints, restrictions on emissions or catastrophic events such as fires, explosions, floods, earthquakes or other similar occurrences affecting power generating facilities.

    In addition, although most of our facilities had a significant operating history at the time we acquired them, we have a limited history of owning and operating these acquired facilities and operational issues may arise as a result of our lack of familiarity with issues specific to a particular facility or component thereof or change in operating characteristics resulting from regulation. A decrease or elimination of revenues generated by our facilities or an increase in the costs of operating our facilities could decrease or eliminate funds available to us to make payments on the Notes or our other obligations.

We may not be able to successfully implement our business plan.

    The projected operating results in the Independent Engineer's Report depend on our ability to implement our business plan and assume, among other things, that our baseload generating assets will be dispatched most of the time and that we can maintain the availability of our generating assets in accordance with projected levels, which in most cases are above historical levels. We are relying on Mirant Americas Energy Marketing to sell a significant portion of our output at market prices. We sell the balance of our output to Mirant Americas Energy Marketing and to third parties through a combination of spot sales and bilateral contracts. We cannot assure you that Mirant Americas Energy Marketing will be successful in marketing our output in accordance with our business plan. Moreover, even a successful implementation of our business plan may produce results that are less favorable than indicated by the projected operating results. The ultimate mix of spot and bilateral term contracts we achieve may result in sales of energy by us at prices lower than those projected to be available in spot markets going forward.

Our future access to capital could be limited.

    We will need to make substantial expenditures in the future to, among other things, maintain the performance of our generating facilities and comply with environmental laws and regulations. Our direct and indirect parent companies are not obligated to provide, and may decide not to provide, any funds to us in the future. Our only other sources of funding will be internally generated cash flow from our operations and proceeds from the issuance of securities or the incurrence of additional indebtedness, including additional series of notes and working capital indebtedness, in the future. We may not be successful in obtaining sufficient additional capital in the future to enable us to fund all our future capital expenditures and other requirements.

Our activities are restricted by substantial indebtedness. If we default on any of this indebtedness, it may be accelerated and we may be unable to service it. Acceleration of some of our debt may cause other lenders to accelerate other debt obligations.

    We have incurred substantial indebtedness on a consolidated basis to finance our business. As of both March 31, 2001 and December 31, 2000, our total consolidated indebtedness was $2,395 million. As of March 31, 2001 and December 31, 2000, our stockholder's equity was $2,601 million and $2,802 million, respectively. Our ability to meet our debt service obligations and to repay our outstanding indebtedness will depend primarily upon cash flow produced by our operating subsidiaries.

    Our level of indebtedness has important consequences, including:

  •
  limiting our ability to borrow additional amounts for working capital, capital expenditures, debt service requirements, execution of our growth strategy or other purposes;

  •
  limiting our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to service our debt;

  •
  increasing our vulnerability to general adverse economic and industry conditions; and

  •
  limiting our ability to capitalize on business opportunities and to react to competitive pressures and changes in government regulation.

    In addition, some of our existing debt agreements contain restrictive covenants that, among other things, can prohibit or limit our ability to:

  •
  incur indebtedness;

  •
  make prepayments of indebtedness in whole or in part;

  •
  pay dividends; and

  •
  create liens.

    If we are unable to comply with the terms of our debt agreements, we may be required to refinance all or a portion of our debt or to obtain additional financing. We may be unable to refinance our debt or obtain additional financing because of our level of debt at that time and the debt incurrence restrictions under our debt agreements. We may be forced to default on our debt obligations, including the Notes, if cash flow is insufficient and refinancing or additional financing is unavailable. If we default under the terms of our indebtedness, the relevant debt holders may accelerate the maturity of our obligations, which could cause cross-defaults or cross-acceleration under our other obligations.

    Furthermore, subject to the indenture, we may incur additional debt, including additional series of Notes. Certain types of this permitted indebtedness may rank equally with the Notes.

If Mirant Americas Energy Marketing does not renew agreements to market our power and provide us services that are required for our operations, we may not be able to replace those services on as favorable terms.

    Mirant Americas Energy Marketing's contracts with our subsidiaries to purchase capacity, energy and ancillary services from our generating facilities and to provide fuel, fuel transportation, risk management and energy marketing are scheduled to expire at the end of 2001, 2003 and 2005. Mirant Americas Energy Marketing is not obligated to renew these contracts. Services of the type provided under the contracts with Mirant Americas Energy Marketing are required for our operations. If these contracts are terminated, we may not be able to replace them on terms that are as favorable to us.

Mirant may cease to be our ultimate parent.

    There are no legal or contractual requirements that Mirant continue to own a direct or indirect controlling interest in us or any of its subsidiaries that provide services to us, such as Mirant Americas Energy Marketing and Mirant Development. If Mirant ceases to own a controlling interest in us or any of such other subsidiaries, the business arrangements between Mirant or its affiliates and us may change in a manner adversely affecting our results of operations or financial condition. A new controlling entity may not have the managerial, financial and technological resources of Mirant.

Mirant controls us and its interests may come into conflict with yours.

    We are an indirect wholly owned subsidiary of Mirant, and as such, Mirant controls us. In circumstances involving a conflict of interest between Mirant as our indirect equity owner, on the one hand, and the noteholders as our creditors, on the other hand, we cannot assure you that Mirant would not exercise its power to control us in a manner that would benefit Mirant to the detriment of the noteholders.

We are exposed to credit risk from third parties under contracts and in market transactions.

    The financial performance of our generating facilities that have power supply agreements is dependent on the continued performance by customers of their obligations under these agreements and, in particular, on the credit quality of the facilities' customers. Our operations are exposed to the risk that counterparties that owe money as a result of market transactions will not perform their obligations. For example, we are currently owed significant past due revenues from the California Power Exchange and the California ISO (CAISO) as a result of the failure of Pacific Gas and Electric Company and Southern California Edison to perform their obligations to the California Power Exchange and CAISO. On April 6, 2001, Pacific Gas and Electric Company filed a voluntary petition under Chapter 11 of the Bankruptcy Code. A facility's financial results may be materially adversely affected if any one customer fails to fulfill its contractual obligations and we are unable to find other customers to produce the same level of profitability. As a result of the failure of a major customer to meet its contractual obligations, we may be unable to repay obligations under our debt agreements.

Risks Related to Our Industry

Our operations and activities are subject to extensive environmental regulation and permitting requirements and could be adversely affected by our future inability to comply with environmental laws and requirements or changes in environmental laws and requirements.

    Our business is subject to extensive environmental regulation by federal, state and local authorities, which requires continuous compliance with conditions established by our operating permits. To comply with these legal requirements, we must spend significant sums on environmental monitoring, pollution control equipment and emission fees. We may also be exposed to compliance risks from new projects, as well as from plants we have acquired. Although we have budgeted for significant expenditures to comply with these requirements, we may incur significant additional costs if actual expenditures are greater than budgeted amounts. If we fail to comply with these requirements, we could be subject to civil or criminal liability and the imposition of liens or fines. With the trend toward stricter standards, greater regulation, more extensive permitting requirements and an increase in the number and types of assets operated by us subject to environmental regulation, we expect our environmental expenditures to be substantial in the future. The scope and extent of new environmental regulations, including their effect on our operations, is unclear; however, our business, operations and financial condition could be adversely affected by this trend.

    We may not be able to obtain from time to time all required environmental regulatory approvals. If there is a delay in obtaining any required environmental regulatory approvals or if we fail to obtain and comply with any required environmental regulatory approvals, the operation of our generating facilities or the sale of electricity to third parties could be prevented or become subject to additional costs. We are generally responsible for all on-site environmental liabilities. Unless our contracts with customers expressly permit us to pass through increased costs attributable to new statutes, rules and regulations, we may not be able to recover capital costs of complying with new environmental regulations, which may adversely affect our profitability.

Our business is subject to complex government regulations and changes in these regulations or in their implementation may affect the rates we are able to charge, the costs of operating our facilities or our ability to operate our facilities, any of which may negatively impact our results of operations.

    All of our generation operations are exempt wholesale generators that sell electricity exclusively into the wholesale markets. Generally, our exempt wholesale generators are subject to regulation by the FERC regarding rate matters and state public utility commissions regarding non-rate matters. The majority of our generation from exempt wholesale generators is sold at market prices under market rate authority exercised by the FERC, although the FERC has the authority to impose "cost of service"

rate regulation if it determines that market pricing is not in the public interest. The FERC and the independent system operators also may impose pricing caps on bids to provide wholesale energy that may affect our revenues. Any reduction by the FERC of the rates we may receive for our generation activities may adversely affect our results of operations. For example, our California subsidiaries and other affiliates of ours are involved in proceedings as a result of the effort to deregulate the electricity markets in California. These proceedings include disputes over our reliability-must-run agreements, the CAISO and California Power Exchange price caps and our competitive practices. See "Business—Operations" and "—Legal Proceedings."

    To conduct our business, we must obtain licenses, permits and approvals for our plants. We cannot assure you that we will be able to obtain and comply with all necessary licenses, permits and approvals. If we cannot comply with all applicable regulations, our business, results of operations and financial condition could be adversely affected.

The energy industry is rapidly changing and we may not be successful in responding to these changes.

    We may not be able to respond in a timely or effective manner to the many changes in the energy industry. These changes may include reduced regulation of the electric utility industry in some markets, increased regulation of the electric utility industry in other markets and increasing competition in most markets. To the extent competitive pressures increase and the pricing and sale of electricity assumes more characteristics of a commodity business, the profitability of our business may come under increasing downward pressure. Industry deregulation may not only continue to fuel the current trend toward consolidation in the utility industry, but may also encourage the separation of vertically integrated utilities into independent generation, transmission and distribution businesses. As a result, additional significant competitors could become active in our industry and we may not be able to maintain our revenues and earnings in this competitive marketplace or to acquire or develop new assets to pursue our growth strategy.

    Many states are implementing or considering regulatory initiatives designed to increase competition in the domestic power generation industry and increase access for independent power producers and electricity consumers to electric utilities' transmission and distribution systems. Industry restructuring in regions where we have substantial operations could affect our operations in a manner that is difficult to predict, because the effects will depend on the form and timing of the restructuring. Access to transmission and distribution systems is essential to permit entry into markets by us and our competitors. In addition, effective entry involves substantial investment in fixed assets, such as building power plants. If a region's power transmission infrastructure is inadequate, our recovery of costs and profits may be limited, and the imposition of restrictive price regulation may reduce incentive to invest in expansion of transmission infrastructures. In addition, regulations to which we are subject may change in other ways that we cannot predict. The structure of these energy regulations has been in the past, and may be in the future, the subject of various challenges and restructuring proposals by utilities and other industry participants.

    We are not subject to the Public Utility Holding Company Act (PUHCA), and we believe that as long as our domestic power plants qualify as either exempt wholesale generators or as qualifying facilities under the Public Utility Regulatory Policies Act of 1978, as amended (PURPA), and we and our affiliates do not otherwise acquire public utility assets or securities of public utility companies, we will not be subject to PUHCA. We do not currently intend to take actions that would cause us to become subject to regulation under PUHCA.

    The United States Congress is considering legislation that would repeal PURPA entirely, or at least eliminate the obligation of utilities to purchase power from qualifying facilities. Various bills have also proposed repeal of PUHCA. In the event of a PUHCA repeal, competition from independent power generators and from utilities with generation, transmission and distribution assets would likely increase. Repeal of PURPA or PUHCA may or may not be part of comprehensive legislation to restructure the electric utility industry, allow retail competition and deregulate most electric rates. We cannot predict the effect of this type of legislation, although we anticipate that any legislation would result in increased competition. If we were unable to compete in an increasingly competitive environment, our business and results of operation may suffer.

    The FERC has issued power and gas transmission initiatives that require electric and gas transmission services be offered on a common carrier basis and not be bundled with commodity sales. Although these initiatives are designed to encourage wholesale market transactions for electricity and gas, there is the potential that fair and equal access to transmission systems will not be available, and we cannot predict the timing of industry changes as a result of these initiatives or the adequacy of transmission additions in specific markets.

    We cannot predict whether the federal government or state legislatures will adopt legislation relating to the deregulation of the energy industry. Furthermore, due to the current energy crisis in California, some states have either discontinued or delayed implementation of initiatives involving retail deregulation. In California and elsewhere there has been recent increased support for a return to some form of regulation as well as changes in other laws, including a recent proposal in California for a "windfall profits tax."

    We cannot assure you that the introduction of new laws or other future regulatory developments will not have a material adverse effect on our business, results of operations or financial condition.

Changes in technology may significantly impact our business by making our power plants less competitive.

    A basic premise of our business is that generating power at central plants achieves economies of scale and produces electricity at a low price. There are other technologies that can produce electricity, most notably fuel cells, microturbines, windmills and photovoltaic (solar) cells. It is possible that advances in technology will reduce the cost of alternate methods of electricity production to levels that are equal to or below that of most central station electric production. If this happens, the value of our power plants may be significantly impaired.

Risks Related to this Exchange Offer

Projections of our future performance may not match actual results.

    The projected operating and financial results contained in the Independent Engineer's Report in Annex A to this prospectus are based on assumptions and forecasts of our electric generating facilities' revenue, generating capacity and associated costs. The assumptions made with respect to future market prices for energy are based upon comprehensive market analyses prepared by the independent market consultant and attached as Annex B to this prospectus. These market forecasts served as a basis for the revenue assumptions incorporated in the projected operating results. The independent engineer has reviewed the technical operating parameters of our electric generating facilities. The independent engineer has also evaluated the operations and maintenance budgets of our facilities and the related assumptions and forecasts contained therein based on a review of certain technical, environmental, economic and permitting aspects of the facilities. The Independent Engineer's Report contains a discussion of the principal assumptions and considerations utilized in preparing the projected operating and financial results, which prospective investors should review carefully. See "Our Business—Summary of the Independent Engineer's Report," "—Summary of the Independent Market Expert's Report," "Annex A—Independent Engineer's Report" and "Annex B—Independent Market Expert's Report."

    Our independent auditors, Arthur Andersen LLP, have not examined, reviewed or compiled the projected operating and financial results and, accordingly, do not express an opinion or any other form of assurance with respect to them. The report of Arthur Andersen LLP included in this prospectus relates to our historical financial information. It does not extend to our projected financial data and should not be read to do so. We do not intend to provide the holders of the Notes with any revised or updated projected operating results or analysis of the differences between the projected operating results and actual operating results.

    The projected operating and financial results are not necessarily indicative of our future performance and none of we, the independent market consultant, the independent engineer nor any other person assumes any responsibility for their accuracy. Therefore, no representation is made or intended, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are less favorable than those shown or if the assumptions used in formulating the base case and the sensitivities included in the projected operating results prove to be incorrect, our ability to pay our operating expenses and other obligations, including the Notes, may be materially adversely affected.

Ratings of the New Notes.

    Moody's Investors Service, Inc. (Moody's), Standard & Poor's Ratings Services (S&P) and Fitch, Inc. (Fitch) have assigned ratings to the new notes of "Baa3," "BBB-" and "BBB-," respectively. A rating is not a recommendation to purchase, hold or sell the Notes, because a rating does not address market price or suitability for a particular investor. There can be no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if, in its judgment, circumstances in the future so warrant. Additionally, if Mirant's credit ratings are reduced, the ratings on the new notes may be correspondingly reduced.

There is no existing market for the new notes, and we cannot assure you that an active trading market will develop.

    Following completion of this exchange offer, the new notes will be freely tradeable by most holders. See "This Exchange Offer—Resales of the New Notes." We do not intend to apply for listing of the new notes on any securities exchange. There can be no assurance as to the liquidity of any market that may develop for the new notes, the ability of the noteholders to sell their new notes or the price at which the noteholders will be able to sell their new notes. Future trading prices of the new notes will depend on many factors, including prevailing interest rates, our operating results and the market for similar securities.

    The initial purchasers in the offering of the existing notes have informed us that they intend to make a market in the new notes. The initial purchasers, however, are not obligated to do so and any such market-making activity may be terminated at any time without notice. Any such market-making activity will be subject to restrictions of the Securities Act and the Exchange Act. If a market for the new notes does not develop, purchasers may be unable to resell the new notes for an extended period of time. Consequently, you may not be able to liquidate your investment readily, and the new notes may not be readily accepted as collateral for loans.

    We are also obligated, following the effectiveness of a registration statement, to maintain our status as a reporting company under the Exchange Act (unless the SEC will not accept the filing of the applicable reports), even though the SEC rules and regulations may not require us to maintain that status. If we cease to maintain that status, the interest rate on the new notes will be increased by 0.50% per annum for the duration of such cessation (unless the SEC will not accept the filing of the applicable reports). If the SEC will not accept the filing of the applicable reports, it might become more difficult to sell the new notes or to sell them at prices that you consider favorable.

THIS EXCHANGE OFFER

Purpose and Terms of this Exchange Offer

    The existing notes were originally sold on May 1, 2001 in an offering that was exempt from the registration requirements of the Securities Act. As of the date of this prospectus, $500 million aggregate principal amount of 2006 Senior Notes, $850 million aggregate principal amount of 2011 Senior Notes and $400 million aggregate principal amount of 2031 Senior Notes are outstanding. In connection with the sale of the existing notes, we entered into a registration rights agreement in which we agreed to file with the SEC a registration statement with respect to the exchange of existing notes for new notes and to use our reasonable best efforts to cause the registration statement to become effective by December 27, 2001. Under the registration rights agreement, we also agreed to pay additional interest at a rate of 0.50% per annum on the existing notes if we failed to consummate this exchange offer on or prior to January 26, 2002 for so long as that failure continued. The additional interest would be payable on the existing notes on the regular interest payment date. We filed a copy of the registration rights agreement as an exhibit to the registration statement of which this prospectus is a part. This exchange offer satisfies our contractual obligations under the registration rights agreement.

    In addition, there are circumstances where we are required to file a shelf registration statement for resales of the existing notes.

    We are offering, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, to exchange up to $500 million aggregate principal amount of outstanding 2006 Senior Notes for $500 million aggregate principal amount of 2006 Senior Notes which have been registered under the Securities Act, up to $850 million aggregate principal amount of outstanding 2011 Senior Notes for $850 million aggregate principal amount of 2011 Senior Notes which have been registered under the Securities Act and up to $400 million aggregate principal amount of outstanding 2031 Senior Notes for $400 million aggregate principal amount of 2031 Senior Notes which have been registered under the Securities Act. We will accept for exchange existing notes that you properly tender prior to the expiration date and do not withdraw in accordance with the procedures described below. You may tender your existing notes in whole or in part in integral multiples of $1,000 principal amount.

    This exchange offer is not conditioned upon the tender for exchange of any minimum aggregate principal amount of existing notes. We reserve the right in our sole discretion to purchase or make offers for any existing notes that remain outstanding after the expiration date or, as detailed under the caption "—Conditions to this Exchange Offer," to terminate this exchange offer and, to the extent permitted by applicable law, purchase existing notes in the open market, in privately negotiated transactions or otherwise. The terms of any of these purchases or offers could differ from the terms of this exchange offer. There will be no fixed record date for determining the registered holders of the existing notes entitled to participate in this exchange offer.

    Only a registered holder of the existing notes (or the holder's legal representative or attorney-in-fact) may participate in this exchange offer. Holders of existing notes do not have any appraisal or dissenters' rights in connection with this exchange offer. Existing notes which are not tendered in, or are tendered but not accepted in connection with, this exchange offer will remain outstanding. We intend to conduct this exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Act and SEC rules and regulations.

    If we do not accept any existing notes that you tender for exchange because of an invalid tender, the occurrence of other events set forth in this prospectus or otherwise, we will return the unaccepted existing notes to you, without expense, after the expiration date.

    If you tender existing notes in connection with this exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of existing notes in connection with this exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with this exchange offer. See "—Fees and Expenses."

    Each broker-dealer that receives new notes for its own account in exchange for existing notes, where such existing notes were acquired by such broker-dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

    Unless the context requires otherwise, the term "holder" with respect to this exchange offer means any person in whose name the existing notes are registered on the trustee's books or any other person who has obtained a properly completed bond power from the registered holder, or any participant in The Depository Trust Company whose name appears on a security position listing as a holder of existing notes. For purposes of this exchange offer, a participant includes beneficial interests in the existing notes held by direct or indirect participants and existing notes held in definitive form.

    We make no recommendation to you as to whether you should tender or refrain from tendering all or any portion of your existing notes into this exchange offer. In addition, no one has been authorized to make this recommendation. You must make your own decision whether to tender into this exchange offer and, if so, the aggregate amount of existing notes to tender after reading this prospectus and the letter of transmittal and consulting with your advisors, if any, based on your financial position and requirements.

Expiration Date, Extension and Amendments

    The term "expiration date" means 5:00 p.m., New York City time, on            , 2001 unless we extend this exchange offer, in which case the term "expiration date" shall mean the latest date and time to which we extend this exchange offer.

    We expressly reserve the right, at any time or from time to time, so long as applicable law allows,

      (1) to delay our acceptance of existing notes for exchange;

      (2) to terminate or amend this exchange offer if, in the opinion of our counsel, completing this exchange offer would violate any applicable law, rule or regulation or any SEC staff interpretation; and

      (3) to extend the expiration date and retain all existing notes tendered into this exchange offer, subject, however, to your right to withdraw your tendered existing notes as described under "—Withdrawal Rights."

    If this exchange offer is amended in a manner that we think constitutes a material change, or if we waive any material condition of this exchange offer, we will promptly disclose the amendment by means of a prospectus supplement that will be distributed to the registered holders of the existing notes, and we will extend this exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

    We will promptly follow any delay in acceptance, termination, extension or amendment by oral or written notice of the event to the exchange agent followed promptly by oral or written notice to the registered holders. Should we choose to delay, extend, amend or terminate this exchange offer, we will have no obligation to publish, advertise or otherwise communicate this announcement to the public, other than by making a timely release to an appropriate news agency.

Procedures for Tendering the Existing Notes

    Upon the terms and the conditions of this exchange offer, we will exchange, and we will issue to the exchange agent, new notes for existing notes that have been validly tendered, and not validly withdrawn, promptly after the expiration date. The tender by a holder of any existing notes and our acceptance of that holder's existing notes will constitute a binding agreement between us and that holder subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal.

  Valid Tender

    Upon the terms and conditions of this exchange offer, we will deliver new notes in exchange for existing notes that have been validly tendered and accepted for exchange pursuant to this exchange offer. Except as set forth below, you will have validly tendered your existing notes pursuant to this exchange offer if the exchange agent receives, prior to the expiration date, at the address listed under the caption "—Exchange Agent":

      (1) a properly completed and duly executed letter of transmittal, with any required signature guarantees, including all documents required by the letter of transmittal; or

      (2) if the existing notes are tendered in accordance with the book entry procedures set forth below, the tendering noteholder may transmit an agent's message (described below) instead of a letter of transmittal.

    In addition, on or prior to the expiration date:

      (1) the exchange agent must receive the existing notes along with the letter of transmittal; or

      (2) the exchange agent must receive a timely book-entry confirmation (described below) of a book-entry transfer of the tendered existing notes into the exchange agent's account at The Depository Trust Company according to the procedure for book-entry transfer described below, along with a letter of transmittal or an agent's message in lieu of the letter of transmittal; or

      (3) the holder must comply with the guaranteed delivery procedures described below.

    Accordingly, we may not make delivery of new notes to all tendering holders at the same time since the time of delivery will depend upon when the exchange agent receives the existing notes, book entry confirmations with respect to existing notes and the other required documents.

    The term "book-entry confirmation" means a timely confirmation of a book-entry transfer of existing notes into the exchange agent's account at The Depository Trust Company. The term "agent's message" means a message, transmitted by The Depository Trust Company to and received by the exchange agent and forming a part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgement from the tendering participant stating that the participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the participant.

    If you tender less than all of your existing notes, you should fill in the amount of existing notes you are tendering in the appropriate box on the letter of transmittal or, in the case of a book entry transfer, so indicate in an agent's message if you have not delivered a letter of transmittal. The entire amount of existing notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

    If any letter of transmittal, endorsement, bond power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney in fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and, unless waived by us, you must submit evidence satisfactory to us, in our sole discretion, of that person's authority to so act.

    If you are a beneficial owner of existing notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian, we urge you to contact this entity promptly if you wish to participate in this exchange offer.

    The method of delivery of the existing notes, the letter of transmittal and all other required documents is at your option and at your sole risk, and delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, we recommend that you use an overnight or hand delivery service. In all cases, you should allow sufficient time to assure timely delivery and you should obtain proper insurance. Do not send any letter of transmittal or existing notes to Mirant Americas Generation. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you.

  Book-Entry Transfer

    Holders who are participants in The Depository Trust Company tendering by book-entry transfer must execute the exchange through the Automated Tender Offer Program of The Depository Trust Company on or prior to the expiration date. The Depository Trust Company will verify this acceptance and execute a book-entry transfer of the tendered existing notes into the exchange agent's account at The Depository Trust Company. The Depository Trust Company will then send to the exchange agent a book-entry confirmation including an agent's message confirming that The Depository Trust Company has received an express acknowledgement from the holder that the holder has received and agrees to be bound by the letter of transmittal and that the exchange agent and we may enforce the letter of transmittal against such holder. The book-entry confirmation must be received by the exchange agent in order for the exchange to be effective.

    The exchange agent will make a request to establish an account with respect to the existing notes at The Depository Trust Company for purposes of this exchange offer within two business days after the date of this prospectus unless the exchange agent already has established an account with The Depository Trust Company suitable for this exchange offer.

    Any financial institution that is a participant in The Depository Trust Company's book-entry transfer facility system may make a book-entry delivery of the existing notes by causing The Depository Trust Company to transfer these existing notes into the exchange agent's account at The Depository Trust Company in accordance with The Depository Trust Company's procedures for transfers.

    If the tender is not made through the Automated Tender Offer Program, you must deliver the existing notes and the applicable letter of transmittal, or a facsimile of the letter of transmittal, properly completed and duly executed, with any required signature guarantees, or an agent's message in lieu of a letter of transmittal, and any other required documents to the exchange agent at its address listed under the caption "—Exchange Agent" prior to the expiration date, or you must comply with the guaranteed delivery procedures set forth below in order for the tender to be effective.

    Delivery of documents to The Depository Trust Company does not constitute delivery to the exchange agent and book-entry transfer to The Depository Trust Company in accordance with its procedures does not constitute delivery of the book-entry confirmation to the exchange agent.

  Signature Guarantees

    Signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are only required if:

      (1) existing notes are registered in a name other than that of the person submitting a letter of transmittal or a notice of withdrawal; or

      (2) a registered holder completes the section entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. See "Instructions" in the letter of transmittal.

    In the case of (1) or (2) above, you must duly endorse the existing notes or they must be accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution" that is a member of a medallion guarantee program, unless these existing notes are surrendered on behalf of that eligible guarantor institution. An "eligible guarantor institution" includes the following:

  •
  a bank;

  •
  a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

  •
  a credit union;

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  a national securities exchange, registered securities association or clearing agency; or

  •
  a savings association.

  Guaranteed Delivery

    If you desire to tender existing notes into this exchange offer and:

      (1) the existing notes are not immediately available;

      (2) time will not permit delivery of the existing notes and all required documents to the exchange agent on or prior to the expiration date; or

      (3) the procedures for book entry transfer cannot be completed on a timely basis;

you may nevertheless tender the existing notes, provided that you comply with all of the following guaranteed delivery procedures:

      (1) tender is made by or through an eligible guarantor institution;

      (2) prior to the expiration date, the exchange agent receives from the eligible guarantor institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form accompanying the letter of transmittal. This eligible guarantor institution may deliver the Notice of Guaranteed Delivery by hand or by facsimile or deliver it by mail to the exchange agent and must include a guarantee by this eligible guarantor institution in the form in the Notice of Guaranteed Delivery; and

      (3) within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the exchange agent must receive:

    •
    the existing notes, or book entry confirmation, representing all tendered existing notes, in proper form for transfer;

    •
    a properly completed and duly executed letter of transmittal or facsimile of the letter of transmittal or, in the case of a book entry transfer, an agent's message in lieu of the letter of transmittal, with any required signature guarantees; and

    •
    any other documents required by the letter of transmittal.

  Determination of Validity

  •
  We have the right, in our sole discretion, to determine all questions as to the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered existing notes. Our determination will be final and binding on all parties.

  •
  We reserve the absolute right, in our sole and absolute discretion, to reject any and all tenders of existing notes that we determine are not in proper form.

  •
  We reserve the absolute right, in our sole and absolute discretion, to refuse to accept for exchange a tender of existing notes if our counsel advises us that the tender is unlawful.

  •
  We also reserve the absolute right, so long as applicable law allows, to waive any of the conditions of this exchange offer or any defect or irregularity in any tender of existing notes of any particular holder whether or not similar defects or irregularities are waived in the case of other holders.

  •
  Our interpretation of the terms and conditions of this exchange offer, including the letter of transmittal and the instructions relating to it, will be final and binding on all parties.

  •
  We will not consider the tender of existing notes to have been validly made until all defects or irregularities with respect to the tender have been cured or waived.

  •
  We, our affiliates, the exchange agent, and any other person will not be under any duty to give any notification of any defects or irregularities in tenders and will not incur any liability for failure to give this notification.

Acceptance for Exchange for the New Notes

    For each existing note accepted for exchange, the holder of the existing note will receive a new note having a principal amount equal to that of the surrendered existing note. The new notes will bear interest from the most recent date to which interest has been paid on the existing notes. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the completion of this exchange offer will receive interest accruing from the most recent date to which interest has been paid. Existing notes accepted for exchange will cease to accrue interest from and after the date of completion of this exchange offer. Holders of existing notes whose existing notes are accepted for exchange will not receive any payment for accrued interest on the existing notes otherwise payable on any interest payment date the record date for which occurs on or after completion of this exchange offer and will be deemed to have waived their rights to receive the accrued interest on the existing notes.

    Upon satisfaction or waiver of all of the conditions of this exchange offer, we will accept, promptly after the expiration date, all existing notes properly tendered and will issue the new notes promptly after acceptance of the existing notes. See "—Conditions to this Exchange Offer." Subject to the terms and conditions of this exchange offer, we will be deemed to have accepted for exchange, and exchanged, existing notes validly tendered and not withdrawn as, if and when we give oral or written notice to the exchange agent, with any oral notice promptly confirmed in writing by us, of our acceptance of these existing notes for exchange in this exchange offer. The exchange agent will act as our agent for the purpose of receiving tenders of existing notes, letters of transmittal and related documents, and as agent for tendering holders for the purpose of receiving existing notes, letters of transmittal and related documents and transmitting new notes to holders who validly tendered existing notes. The exchange agent will make the exchange promptly after the expiration date. If for any reason whatsoever:

  •
  the acceptance for exchange or the exchange of any existing notes tendered in this exchange offer is delayed, whether before or after our acceptance for exchange of existing notes;

  •
  we extend this exchange offer; or

  •
  we are unable to accept for exchange or exchange existing notes tendered in this exchange offer;

then, without prejudice to our rights set forth in this prospectus, the exchange agent may, nevertheless, on our behalf and subject to Rule 14e-1(c) under the Exchange Act, retain tendered existing notes and these existing notes may not be withdrawn unless tendering holders are entitled to withdrawal rights as described under "—Withdrawal Rights."

Interest

    For each existing note that we accept for exchange, the existing note holder will receive a new note having a principal amount and final distribution date equal to that of the surrendered existing note. Interest on the new notes will accrue from May 1, 2001, the original issue date of the existing notes or from the last interest payment date on which interest was paid on the existing notes tendered for exchange. November 1, 2001 is the first scheduled interest payment date.

Resales of the New Notes

    Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

  •
  you acquire any new note in the ordinary course of your business;

  •
  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the new notes;

  •
  you are not a broker-dealer who purchased existing notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

  •
  you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of our company.

    If our belief is inaccurate and you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from these requirements, you may incur liability under the Securities Act. We do not assume any liability or indemnify you against any liability under the Securities Act.

    Each broker-dealer that is issued new notes for its own account in exchange for existing notes must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer that acquired existing notes for its own account as a result of market making or other trading activities may use this prospectus for an offer to resell, resale or other retransfer of the new notes.

Withdrawal Rights

    Except as otherwise provided in this prospectus, you may withdraw your tender of existing notes at any time prior to the expiration date.

    In order for a withdrawal to be effective, you must deliver a written, telegraphic or facsimile transmission of a notice of withdrawal to the exchange agent at any of its addresses listed under the caption "—Exchange Agent" prior to the expiration date.

    Each notice of withdrawal must specify:

      (1) the name of the person who tendered the existing notes to be withdrawn;

      (2) the aggregate principal amount of existing notes to be withdrawn; and

      (3) if existing notes have been tendered, the name of the registered holder of the existing notes as set forth on the existing notes, if different from that of the person who tendered these existing notes.

    If you have delivered, or otherwise identified to the exchange agent, existing notes, the notice of withdrawal must specify the serial numbers on the particular notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible guarantor institution, except in the case of existing notes tendered for the account of an eligible guarantor institution.

    If you have tendered existing notes in accordance with the procedures for book entry transfer listed in "—Procedures for Tendering the Existing Notes—Book Entry Transfer," the notice of withdrawal must specify the name and number of the account at The Depository Trust Company to be credited with the withdrawal of existing notes and must otherwise comply with the procedures of The Depository Trust Company.

    You may not rescind a withdrawal of your tender of existing notes.

    We will not consider existing notes properly withdrawn to be validly tendered for purposes of this exchange offer. However, you may retender existing notes at any subsequent time prior to the expiration date by following any of the procedures described above in "—Procedures for Tendering Existing Notes."

    We, in our sole discretion, will determine all questions as to the validity, form and eligibility, including time of receipt, of any withdrawal notices. Our determination will be final and binding on all parties. We, our affiliates, the exchange agent and any other person have no duty to give any notification of any defects or irregularities in any notice of withdrawal and will not incur any liability for failure to give any such notification.

    We will return to the holder any existing notes that have been tendered but which are withdrawn promptly after the withdrawal.

Conditions to this Exchange Offer

    Notwithstanding any other provisions of this exchange offer or any extension of this exchange offer, we will not be required to accept for exchange, or to exchange, any existing notes. We may terminate this exchange offer, whether or not we have previously accepted any existing notes for exchange, or we may waive any conditions to or amend this exchange offer, if we determine in our sole and absolute discretion that this exchange offer would violate applicable law or regulation or any applicable interpretation of the staff of the SEC.

Exchange Agent

    We have appointed Bankers Trust Company as exchange agent for this exchange offer. You should direct all deliveries of the letters of transmittal and any other required documents, questions, requests for assistance and requests for additional copies of this prospectus or of the letters of transmittal to the exchange agent as follows:

By Mail:
BT Services Tennessee, Inc.
Reorganization Unit
P.O. Box 292737
Nashville, TN 37229-2737

Fax: (615) 835-3701

By Overnight Mail or Courier:
BT Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, TN 37211

Confirm by Telephone
(615) 835-3572

By Hand:
Bankers Trust Company
Corporate Trust & Agency Services
Attn: Reorganization Department
Receipt & Delivery Window
123 Washington Street, 1st Floor
New York, NY 10006

Information (800) 735-7777

    Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

    We will bear the expenses of soliciting tenders of the existing notes. We will make the initial solicitation by mail; however, we may decide to make additional solicitations personally or by telephone or other means through our officers, agents, directors or employees.

    We have not retained any dealer-manager or similar agent in connection with this exchange offer and we will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. We have agreed to pay the exchange agent and trustee reasonable and customary fees for its services and will reimburse it for its reasonable out of pocket expenses in connection with this exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out of pocket expenses they incur in forwarding copies of this prospectus and related documents to the beneficial owners of existing notes, and in handling or tendering notes for their customers.

Transfer Taxes

    Holders who tender their existing notes will not be obligated to pay any transfer taxes in connection with the exchange, except that if:

  •
  you want us to deliver new notes to any person other than the registered holder of the existing notes tendered;

  •
  you want us to issue the new notes in the name of any person other than the registered holder of the existing notes tendered; or

  •
  a transfer tax is imposed for any reason other than the exchange of existing notes in connection with this exchange offer;

then you will be liable for the amount of any transfer tax, whether imposed on the registered holder or any other person. If you do not submit satisfactory evidence of payment of such transfer tax or exemption from such transfer tax with the letter of transmittal, the amount of this transfer tax will be billed directly to the tendering holder.

Consequences of Exchanging or Failing to Exchange Existing Notes

    Holders of existing notes who do not exchange their existing notes for new notes in this exchange offer will continue to be subject to the provisions of the indenture regarding transfer and exchange of the existing notes and the restrictions on transfer of the existing notes set forth on the legend on the existing notes. In general, the existing notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

    Based on interpretations by the staff of the SEC, as detailed in no-action letters issued to third parties, we believe that new notes issued in this exchange offer in exchange for existing notes may be offered for resale, resold or otherwise transferred by you (unless you are an "affiliate" of our company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of your business, you have no arrangement or understanding with any person to participate in the distribution of these new notes and you are not a broker dealer who purchased existing notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act. However, we do not intend to request the SEC to consider, and the SEC has not considered, this exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to this exchange offer.

    Each holder must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of new notes and has no arrangement or understanding to participate in a distribution of new notes. If any holder is an affiliate of our company, is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the new notes to be acquired pursuant to this exchange offer, the holder:

  •
  cannot rely on the applicable interpretations of the staff of the SEC; and

  •
  must comply with the registration and prospectus delivery requirements of the Securities Act.

    Each broker dealer that receives new notes for its own account in exchange for existing notes, where such existing notes were acquired by such broker dealer as a result of market making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. See "Plan of Distribution."

    In addition, to comply with state securities laws, the new notes may not be offered or sold in any state unless they have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The offer and sale of the new notes to "qualified institutional buyers" (as defined under Rule 144A of the Securities Act) is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of the new notes in any state where an exemption from registration or qualification is required and not available.

USE OF PROCEEDS

    We will not receive any cash proceeds from the issuance of the new notes offered in this exchange offer. The existing notes surrendered for exchange will be retired and canceled and cannot be reissued. The net proceeds that we received from the offering of the existing notes were approximately $1,745 million. We used the proceeds to repay loans of $1,700 million. These loans are comprised of the following credit facilities:

  •
  Facility A, $1,150 million, matures on October 20, 2002, interest rate was approximately 7.8% at December 31, 2000;

  •
  Facility B, $250 million, matures on October 20, 2004, interest rate was approximately 7.6% at December 31, 2000;

  •
  Facility C, $50 million, matures on October 20, 2004, interest rate was approximately 7.6% at December 31, 2000;

  •
  Acquisition Facility, repay $175 million of $870 million, matures on September 12, 2001, interest rate was approximately 7.6% at December 31, 2000; and

  •
  Working Capital Facility, $75 million, matures on September 12, 2001, interest rate was approximately 7.6% at December 31, 2000.

    For Facilities A, B and C, an affiliate of Lehman Brothers acts as agent for a group of banks. Credit Suisse First Boston acts as agent for the Acquisition Facility and Working Capital Facility. Affiliates of certain of the initial purchasers are lenders under these credit facilities. The borrowings under Facilities A, B and C were used to repay intercompany debt to Mirant relating to the acquisitions of Mirant New England, Mirant California and Mirant New York as well as to finance construction of Mirant Wisconsin and Mirant Texas. The borrowings under the Acquisition and Working Capital Facilities were used to finance a portion of the PEPCO acquisition. We used the remaining proceeds for transaction costs and general corporate purposes, including settlement of interest rate hedges entered into in connection with this offering.

CAPITALIZATION

    The following table sets forth our capitalization as of March 31, 2001. You should read the information in this table together with our consolidated financial statements and the related notes and with "Selected Historical and Projected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this prospectus.

	March 31, 2001
	Actual	As Adjusted
	(in Millions)
Cash and cash equivalents	$76	$38

Short-term debt	945	695
Long-term debt	1,450	1,750

Total debt	2,395	2,445
Stockholder's equity	2,601	2,601

Total capitalization	$4,996	$5,046

SELECTED HISTORICAL AND PROJECTED FINANCIAL DATA

    The selected historical financial information set forth below should be read together with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical consolidated financial statements and the notes to those statements included in this prospectus. Our selected historical balance sheet data as of December 31, 1999 and 2000 and our selected historical income statement data for the years ended December 31, 1998, 1999 and 2000 are derived from our audited consolidated financial statements, which were audited by Arthur Andersen LLP, independent public accountants. Our selected historical balance sheet data as of March 31, 2001 and our selected historical income statement data for the three months ended March 31, 2000 and 2001 has been derived from our unaudited consolidated financial statements and includes all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of this information. The results of operations for these interim periods presented are not necessarily indicative of the results that may be expected for the full year. The selected historical financial information may not be indicative of our future performance and does not reflect what our financial position and results of operations would have been had Mirant operated as a separate, stand-alone entity during the periods presented.

    In addition, the selected historical financial information should be read in light of the following:

  •
  On December 30, 1998, Mirant New England acquired various power plants with a total capacity of 1,232 MW from subsidiaries of Commonwealth Energy System and Eastern Utilities Associates for approximately $536 million.

  •
  On April 16, 1999, subsidiaries of Mirant California acquired various generating assets with a total capacity of 2,962 MW from PG&E for approximately $801 million, and paid an additional $39 million for fuel inventory, capital expenditures and property taxes.

  •
  On June 30, 1999, Mirant New York acquired various power plants and related assets with a total generating capacity of 1,764 MW from Orange and Rockland Utilities, Inc. and Consolidated Edison Company of New York, Inc. for approximately $493 million.

  •
  We were incorporated in May 1999. The transfer of State Line Energy, Mirant New England, Mirant California and Mirant New York on August 1, 1999 to us was accounted for as a reorganization under common control in a manner similar to a pooling of interests. Accordingly, our financial statements include the results of these entities since their purchases.

  •
  On May 8, 2000, the power plants of our subsidiary Mirant Wisconsin commenced operation with a total capacity of 309 MW.

  •
  On June 1, 2000, Units 1 and 2 of our subsidiary Mirant Texas commenced operations with a total capacity of 308 MW.

  •
  On December 19, 2000, Mirant Mid-Atlantic and its affiliates acquired and leased power plants with a total capacity of 5,154 MW from PEPCO for $2.7 billion.

	Years Ended December 31,						Three Months Ended March 31, (Unaudited)
	1998		1999		2000		2000		2001
	(in Millions)
INCOME STATEMENT DATA:
Operating revenue	$40		$689		$1,930		$208		$1,505
Operating expenses
Cost of fuel, electricity and other products	5		357		1,005		117		1,017
Maintenance	3		35		68		12		21
Depreciation and amortization	3		57		82		18		41
Selling, general, and administrative	11		70		289		20		149
Taxes other than income taxes	4		35		68		13		21
Other	—		35		70		13		103

Total operating expenses	26		589		1,582		193		1,352

Operating income	14		100		348		15		153

Other income (expense):
Interest income	—		5		6		1		9
Interest expense	(3)		(67)		(99)		(20)		(43)
Gain from insurance proceeds	—		30		—		—		8
Other, net	—		—		9		—		2

Total other expense, net	(3)		(32)		(84)		(19)		(24)

Income (loss) before income taxes	11		68		264		(4)		129
Provision (benefit) for income taxes	5		27		106		(2)		52

Net income (loss)	$6		$41		$158		$(2)		$77

OTHER OPERATING DATA:
EBITDA (1)	$17		$157		$430		$33		$194

Ratio of earnings to fixed charges (2)	4.7	x	2.0	x	3.3	x	0.7	x	2.8	x
EBITDA interest coverage ratio (3)	5.7	x	2.3	x	4.3	x	1.7	x	4.5	x
	As of December 31,		As of March 31, 2001
	1999	2000	(Unaudited)
	(in Millions)
BALANCE SHEET DATA:
Cash and cash equivalents	$31	$83	$76
Property, plant and equipment, net	1,492	2,698	2,754
Total assets	2,531	6,171	7,367
Total debt	1,290	2,395	2,395
Stockholder's equity	1,030	2,802	2,601

(1)
EBITDA represents our operating income plus depreciation and amortization. EBITDA, as defined, is presented because it is widely accepted financial indicator used by some investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA, as defined, is not intended to represent cash flows for the period, nor is it presented as an alternative to operating income or as an indicator of operating performance. It should not be considered in isolation or as a substitute for a measure of performance prepared in accordance with generally accepted accounting principles (GAAP) in the United States and is not indicative of operating income or cash flow from operations as determined under GAAP. Our method of computation may or may not be comparable to other similarly titled measures by other companies.

(2)
The term "fixed charges" means the sum of the following: (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of imputed interest within rental expense. The term "earnings" means pretax income from continuing operations, plus (a) fixed charges and (b) amortization of capitalized interest, minus interest capitalized. The deficiency in reaching a 1.0 ratio for the three months ended March 31, 2000 was $7 million.

(3)
EBITDA interest coverage ratio equals EBITDA divided by interest expense.

    The projected financial data presented below are based on information and the base case assumptions from the Independent Engineer's Report included in this prospectus as Annex A and are subject to the qualifications, limitations and exclusions set forth therein.

	Years Ended December 31,
	2001		2002		2003		2004		2005		2010
	(in Millions)
PROJECTED INCOME STATEMENT DATA:
Total revenues	$3,620		$2,892		$2,633		$2,250		$2,079		$2,478
Expenses
Fuel	1,812		1,434		1,271		1,096		936		1,032
Fixed and variable O&M	226		218		217		215		220		251
Other expenses	412		383		378		343		339		382

Total expenses	2,450		2,035		1,866		1,654		1,495		1,665
Operating cash flow (1)	1,170		857		767		596		584		813
Capital expenditures, net	164		112		150		27		0		68
Cash flow available for debt service, after capital expenditures (CAFDS)	$1,006		$745		$617		$569		$584		$745

EBITDA	$1,269		$931		$821		$621		$604		$857

CAFDS interest coverage ratio (2)	6.0	x	3.7	x	3.0	x	2.7	x	2.7	x	3.3	x
EBITDA interest coverage ratio (3)	7.5	x	4.6	x	4.0	x	3.1	x	3.0	x	4.2	x
	CAFDS/Interest		EBITDA/Interest
Five-year average (2001-2005)	3.5	x	4.3	x
Ten-year average (2001-2010)	3.2	x	4.0	x
Thirty-year average (2001-2030)	4.3	x	5.2	x

(1)
Operating cash flow is referred to as net operating revenues in the Independent Engineer's Report.

(2)
CAFDS interest coverage ratio equals CAFDS divided by interest expense.

(3)
EBITDA interest coverage ratio equals EBITDA divided by interest expense.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

    You should read the following discussion in conjunction with "Risk Factors," "Summary Historical and Projected Financial Data," "Selected Historical and Projected Financial Data" and our consolidated financial statements and the related notes included elsewhere in this prospectus.

Overview

    We are an indirect wholly owned subsidiary of Mirant, formed on May 12, 1999, for the purpose of financing, acquiring, owning, operating and maintaining the facilities described in this prospectus and any others that we may acquire. We currently own or control approximately 12,500 MW of electricity generation capacity, all of which is located in the United States.

    Our generating facilities were either recently acquired in competitive auctions or were developed as greenfield construction projects. Our geographically diversified portfolio of generating assets utilizes a variety of technologies, fuel types and fuel sources and sells its output, directly or through Mirant Americas Energy Marketing, in diverse markets. Our customers are strategically located near key metropolitan load centers of the United States.

    Our operating revenues and expenses are primarily driven by the operations of our controlled subsidiaries, which are consolidated for accounting purposes. The following table summarizes some characteristics of our generating facilities:

Facilities	Date Acquired/ Construction Completed	MW	Number of Units	Fuels
Mirant Mid-Atlantic	December 2000	5,154	30	Coal/ Gas/Oil
Mirant California	April 1999	2,962	13	Gas/Oil
Mirant New York	June 1999	1,764	16	Coal/Gas/Oil/Hydro
Mirant New England	December 1998	1,232	13	Gas/Oil
Mirant Texas	June 2000	544	3	Gas
	and June 2001
State Line Energy	December 1997	515	2	Coal
Mirant Wisconsin	May 2000	309	2	Gas/Oil

Total		12,480	79

    We expect substantially all of our revenues to be derived from sales of capacity, energy and ancillary services from our generating facilities into spot and forward markets and through bilateral contracts. The market for wholesale electric energy and energy services in the United States is largely deregulated. Our revenues and results of operations will depend, in large part, upon prevailing market prices for energy, capacity and ancillary services in these competitive markets.

    Most of our subsidiaries have entered into fuel supply, energy services, risk management and power marketing agreements with our affiliate Mirant Americas Energy Marketing, described in greater detail in "Relationships and Related Transactions." As part of the services and risk management agreements, Mirant Americas Energy Marketing will provide fuel and will procure emissions credits necessary for the operation of our generating facilities, the cost of which will be charged to our subsidiaries based upon actual costs incurred by Mirant Americas Energy Marketing.

    We expect that our future growth will come primarily from acquisitions of assets, third-party transactions and acquisition or retention, as appropriate, of facilities developed and brought to commercial completion by our affiliate, Mirant Development. We expect to have the option, but not the obligation, to purchase most of the assets developed by Mirant Development once they have reached commercial completion.

    Our expenses will be primarily derived from the ongoing maintenance and operations of our generating facilities, capital expenditures needed to ensure their continued safe and environmentally compliant operation and financing costs.

    Prior to their acquisition, most of our facilities were operated as part of integrated utilities with other assets and operations of their former owners. Therefore, no historical financial information for periods prior to the time we acquired our facilities is available that would be meaningful or indicative of the future results that may be achieved through the operation of such facilities in light of the manner and regulatory and market environments in which they will be operated by us.

Results of Operations

Three Months Ended March 31, 2001 As Compared to the Three Months Ended March 31, 2000

    Operating Revenues.  Our operating revenues were $1,505 million for the three months ended March 31, 2001, an increase of $1,297 million, or 624%, from the same period in 2000. This increase was primarily due to the contribution of the plants we acquired in Maryland and Virginia in December of 2000 and to increased market demand and prices in California in 2001. In addition, our Mirant Wisconsin facility commenced operations in May of 2000, and units 1 and 2 of our Mirant Texas facility commenced operations in June of 2000. Operating revenues reflect a reduction taken based on our assessment of the possibility of being obligated to refund revenues under the reliability-must-run contracts.

    Operating Expenses.  Our operating expenses were $1,352 million for the three months ended March 31, 2001, an increase of $1,159 million, or 601%, from the same period in 2000. This increase is primarily due to the contribution of the plants we acquired in Maryland and Virginia in December of 2000, the commencement of operation of the newly constructed Mirant Wisconsin and Mirant Texas facilities, higher natural gas prices and increased fuel consumption due to increased electricity generation in California, as well as a provision taken in relation to the receivables due from sales in California.

    Other Expense.  Other expense, net, was $24 million for the three months ended March 31, 2001 compared to other expense, net, of $19 million for the same period in 2000. The increase is primarily due to an increase in interest expense related to borrowings to finance acquisitions but was partially offset by non-recurring gain from insurance proceeds in 2001 of $8 million related to our State Line facility. Interest expense for the three months ended March 31, 2001 was $43 million, an increase of $23 million, or 115% for the same period in 2000.

    Income Taxes.  Income tax expense for the three months ended March 31, 2001 was $52 million compared to a benefit for income taxes of $2 million for the same period in 2000. The increase in the income tax expense is consistent with the increase in income before income taxes.

    Net Income.  As a result of the foregoing factors, net income increased $79 million from the three months ended March 31, 2000 to the same period in 2001.

Year Ended December 31, 2000 As Compared to Year Ended December 31, 1999.

    Operating Revenues.  Our operating revenues were $1,930 million in 2000, an increase of $1,241 million, or 180%, from 1999. This increase was primarily attributable to a full year of operations from our plants in California and New York in 2000 (which were acquired by us in April and June, 1999, respectively) and to increased market demand and prices in California in 2000. In addition, our Mirant Wisconsin facility commenced operations in May of 2000, and units 1 and 2 of our Mirant Texas facility commenced operations in June of 2000. Operating revenues reflect a reduction taken based on our assessment of the possibility of being obligated to refund revenues under the reliability-must-run contracts.

    Operating Expenses.  Operating expenses were $1,582 million in 2000, an increase of $993 million, or 169%, from 1999. This increase is primarily due to a full year of operations from the generating assets in New York and California in 2000, the commencement of operation of the newly constructed Mirant Wisconsin and Mirant Texas facilities, higher natural gas prices and increased fuel consumption due to increased electricity generation in California, as well as a provision taken in relation to the receivables due from sales in California.

    Other Expense.  Other expense, net, was $84 million in 2000 compared to other expense, net, of $32 million in 1999. The increase is primarily due to an increase in interest expense related to borrowings to finance acquisitions and a non-recurring gain from insurance proceeds in 1999 related to our State Line facility of $30 million. Interest expense in 2000 was $99 million, an increase of $32 million, or 48%, from 1999.

    Income Taxes.  The income tax expense in 2000 was $106 million compared to income tax expense of $27 million in 1999, an increase of $79 million. The increase in the income tax expense is consistent with the increase in income before income taxes.

    Net Income.  As a result of the foregoing factors, net income increased $117 million from 1999 to 2000.

Year Ended December 31, 1999 As Compared to Year Ended December 31, 1998.

    Operating Revenues.  Our operating revenues were $689 million in 1999, an increase of $649 million, or 1,622%, from 1998. This increase was due primarily to our acquisitions in New England in December 1998, California in April 1999 and New York in June 1999.

    Operating Expenses.  Our operating expenses for 1999 were $589 million, an increase of $563 million, or 2,165%, from 1998. This increase was primarily attributable to our newly-acquired New England, California and New York business units.

    Other Expense.  Other expense, net, was $32 million in 1999, an increase of $29 million, or 967%, from 1998. This increase was primarily due to higher borrowings to finance acquisitions and was partially offset by a non-recurring gain from insurance proceeds in 1999 related to our State Line facility of $30 million. Interest expense in 1999 was $67 million, an increase of $64 million from 1998.

    Income Taxes.  The provision for income taxes for 1999 was $27 million, an increase of $22 million from 1998. This increase is due to higher income before income taxes.

    Net Income.  As a result of the foregoing factors, net income increased $35 million from 1998 to 1999.

Liquidity and Capital Resources

    Historically, we have obtained cash from operations, borrowings under credit facilities and borrowings and capital contributions from Mirant. These funds have been used to finance operations, service debt obligations, fund the acquisition, development and construction of generating facilities, finance capital expenditures and meet other cash and liquidity needs. Some of the cash flows associated with our businesses have been distributed to Mirant from time to time, and Mirant has provided funds to cover our disbursements from time to time.

    The net proceeds that we received from the offering of the existing notes were approximately $1,745 million. We used the proceeds to repay loans of $1,700 million. These loans are comprised of the following credit facilities:

  •
  Facility A, $1,150 million, matures on October 20, 2002, interest rate was approximately 7.8% at December 31, 2000;

  •
  Facility B, $250 million, matures on October 20, 2004, interest rate was approximately 7.6% at December 31, 2000;

  •
  Facility C, $50 million, matures on October 20, 2004, interest rate was approximately 7.6% at December 31, 2000;

  •
  Acquisition Facility, repay $175 million of $870 million, matures on September 12, 2001, interest rate was approximately 7.6% at December 31, 2000; and

  •
  Working Capital Facility, $75 million, matures on September 12, 2001, interest rate was approximately 7.6% at December 31, 2000.

    Facilities B and C and the Working Capital Facility will remain available following the repayment. For Facilities A, B and C, an affiliate of Lehman Brothers acts as agent for a group of banks. Credit Suisse First Boston acts as agent for the Acquisition Facility and Working Capital Facility. Affiliates of certain of the initial purchasers are lenders under these credit facilities. The borrowings under Facilities A, B and C were used to repay intercompany debt to Mirant relating to the acquisitions of Mirant New England, Mirant California and Mirant New York as well as to finance construction of Mirant Wisconsin and Mirant Texas. The borrowings under the Acquisition and Working Capital Facilities were used to finance a portion of the PEPCO acquisition. We used the remaining proceeds for transactions costs and general corporate purposes, including settlement of interest rate hedges entered into in connection with this offering.

    We expect our cash and financing needs over the next several years to be met through a combination of cash flows from operations and debt financings. Our current facilities along with operating cash flows are expected to provide sufficient liquidity for new investments, working capital and capital expenditure needs for the next 12 months.

Quarterly Comparison

    During the three months ended March 31, 2001, we generated net cash from operations of approximately $123 million compared to $10 million for the same period in 2000. This increase is primarily due to growth in earnings as well as changes in working capital totaling $169 million, partially offset by increased income tax payments.

    During the three months ended March 31, 2001, we used $114 million for investing activities compared to $46 million for the same period in 2000. Both periods activities was primarily attributable to capital expenditures. During the three months ended March 31, 2001, we made $15 million in loans to an affiliate.

    During the three months ended March 31, 2001, our financing activities used $16 million in cash as compared to providing $34 million in cash during the same period in 2000. During the three months ended March 31, 2001 our financing activities included $21 million in dividends to Mirant Americas and capital contributions of $5 million from Mirant Americas. During the three months ended March 31, 2000, our financing activities included $29 million of proceeds from the issuance of debt and $6 million of capital contributions from Mirant Americas. These inflows were partially offset by $1 million of dividends paid to Mirant Americas.

Annual Comparison

    For 2000, we generated net cash from operations of approximately $268 million compared to net uses of approximately $102 million for 1999. This increase is primarily due to growth in earnings as well as changes in working capital totaling $51 million.

    For the year ended December 31, 1999, we used net cash from operations of approximately $102 million compared to generating net cash of approximately $26 million for the year ended December 31, 1998. Cash used by operating activities in 1999 resulted primarily from an increase in net current assets resulting from growth of our business.

    During 2000, we used $1,395 million for investing activities compared to $1,575 million in 1999. The 2000 activity was primarily attributable to the December 2000 acquisition of the PEPCO assets. We have used cash flows provided by financing activities primarily to fund investments in our subsidiaries. From inception through December 31, 2000, we have used approximately $3,661 million of cash for our investing activities. During this period, our investments through significant acquisitions totaled $2,854 million, including $917 million for the acquisition the PEPCO assets, $840 million for the acquisition of the Mirant California assets, $536 million for the acquisition of Mirant New England generating facilities, $493 million for the acquisition of Mirant New York generating facilities and, $68 million for the acquisition of the State Line Energy generating facility. In addition, we invested $537 million in capital expenditures and $271 million in loans to affiliates for acquisition and construction costs.

    During 2000, our financing activities provided approximately $1,179 million in cash. Financing activities included $1,105 million of proceeds from the issuance of debt. Our financing activities also included $255 million in capital contributions from Mirant Americas and $181 million in dividends to Mirant Americas.

    Our financing activities provided approximately $1,708 million in cash during 1999. Financing activities for 1999 included $1,290 million of proceeds from the issuance of debt and $750 million of capital contributions from Mirant Americas. These inflows were partially offset by $290 million in repayment of intercompany debt and $42 million of dividends paid to Mirant Americas.

    In October 1999, we completed a $1,450 million bank financing consisting of three senior unsecured credit facilities, Facility A, Facility B and Facility C. Facility A is a $1,150 million, 364-day term loan with a two-year term-out option. In August 2000, we exercised the term-out option under Facility A and extended the maturity of the $1,150 million balance until October 2002. Facility B is a $250 million, five-year revolver, to be used for capital expenditures and general corporate purposes, and Facility C is a $50 million, five-year revolver, to be used for working capital. The majority of the proceeds from Facility A were used by us to repay intercompany debt to Mirant relating to the acquisitions of the Mirant New England, Mirant California and Mirant New York generating facilities. At December 31, 2000, we had $1,150 million outstanding under Facility A, $250 million outstanding under Facility B and $50 million outstanding under Facility C.

    In September 2000, we entered into a 364-day bank facility (the 2000 Facility) in connection with financing the acquisition by Mirant Mid-Atlantic of the PEPCO assets. The 2000 Facility includes both the $870 million Acquisition Facility and the $150 million revolving, Working Capital Facility referred to above. The 2000 Facility provides a one-year term out option. At December 31, 2000, we had $945 million outstanding under the 2000 Facility.

    Under each of the senior unsecured bank facilities referred to above, we may elect to borrow at a base rate or at LIBOR plus an applicable margin based on our credit rating. As of December 31, 2000, the interest rate under Facility A was LIBOR plus 112.5 basis points (including 12.5 basis points for the October term-out), the interest rate under each of Facility B and Facility C was LIBOR plus 82.5 basis points and the interest rate under the 2000 Facility was LIBOR plus 105 basis points. Under each of Facility B and Facility C, an additional 12.5 basis points is added to the LIBOR interest rate during any period in which 33 1/3% or more of the commitments under such facility are drawn. In addition, under the 2000 Facility an additional 12.5 basis points will be added to the LIBOR interest rate in the event it is termed out.

    The credit agreements for the senior unsecured facilities referred to above contain business and financial covenants, including: (i) maintenance of a specified ratio of cash available for corporate debt service to corporate interest; (ii) maintenance of a specified ratio of recourse debt to recourse capital; (iii) limitations on the incurrence of recourse debt; (iv) limitations on the payment of dividends, the redemption or repurchase of capital stock and payments on affiliate indebtedness; (v) restrictions on the ability of certain of our existing subsidiaries to incur additional debt and enter into sale leaseback transactions; and (vi) a requirement to use proceeds from sales of certain assets to repay debt unless the proceeds are reinvested in similar or related lines of business.

    Currently, we are in compliance with our covenants in our credit agreements, and we believe that these covenants do not constitute a significant limitation on our liquidity for new investment, working capital and capital expenditure needs for the next 12 months.

    In addition to the above-described credit facilities, in December 2000, Mirant Mid-Atlantic entered into leveraged lease transactions with respect to the Dickerson and Morgantown baseload generating units that are treated as operating leases for accounting purposes. Mirant Mid-Atlantic leases the Dickerson and Morgantown units from owner-lessors owned by institutional investors. The owner-lessors issued three series of lessor notes in the aggregate amount of $1,224 million purchased by three pass-through trusts that issued pass-through certificates in the same amount.

    The lease obligations of Mirant Mid-Atlantic are its senior unsecured obligations. The operative documents include covenants that, among other things, limit the ability of Mirant Mid-Atlantic to make restricted payments, to sell, transfer or otherwise dispose of assets, to merge or consolidate, to change its legal form, to create liens or to assign, transfer or sublease its interest in the leased facilities.

    For all derivative financial instruments, we are exposed to losses in the event of nonperformance by counterparties to these derivative financial instruments. Through Mirant Americas Energy Marketing, we have established controls to determine and monitor the creditworthiness of counterparties to mitigate our exposure to counterparty credit risk. Concentrations of credit risk from financial instruments, including contractual commitments, exist when groups of counterparties have similar business characteristics or are engaged in like activities that would cause their ability to meet their contractual commitments to be adversely affected, in a similar manner, by changes in the economy or other market conditions. Mirant Americas Energy Marketing monitors credit risk for us on both an individual basis and a group counterparty basis. Our overall exposure to credit risk may be impacted, either positively or negatively, because our counterparties may be similarly affected by changes in economic, regulatory or other conditions.

  Certain Contingencies

    As discussed in more detail in the "Legal Proceedings" section of this prospectus, on June 7, 2000, in a FERC rate proceeding relating to the allocation of responsibility for payment of revenue requirements for reliability-must-run agreements assumed by Mirant California in April 1999 from Pacific Gas and Electric Company, the presiding administrative law judge issued an initial decision which, if upheld on appeal, would require Mirant California to refund certain amounts of the revenue requirement. The amount of this refund as of March 31, 2001 would have been approximately $156 million, which is reflected as a current liability on our balance sheet for March 31, 2001. This amount does not include interest that may be payable in the event of a refund. If paid, the refund would have no effect on net income because the amounts subject to refund have not been recognized as revenues. The outcome of this appeal cannot now be determined. If Mirant California is unsuccessful in its appeal, it may pursue other options available under the reliability-must-run agreements to mitigate the impact of the administrative law judge's decision upon its future operations.

    As discussed in more detail in the "Business" section of this prospectus, on March 9, March 16 and April 16, 2001, the FERC issued orders holding that certain transactions into the CAISO and

California Power Exchange markets have not been shown to be just and reasonable. The order determined that potential refunds would be appropriate for certain transactions in these markets during a CAISO-declared Stage 3 Emergency, absent additional price or cost justification by jurisdictional sellers. The FERC identified the total potential refund exposure for Mirant California, Mirant Delta and Mirant Potrero for sales made in January, February, March and April 2001 as approximately $3 million.

    We have, through our subsidiaries, approximately 3,000 MW of generating capacity in California. These include facilities that operate during periods of intermediate load and peak demand levels. Mirant California's subsidiaries generated an amount equivalent to about 4% of the total California energy consumption in 2000. The total amount owed to us from both the California Power Exchange and the CAISO as of March 31, 2001 was approximately $312 million, net of settlements due to the California Power Exchange. There are other sources of collateral and revenues that could potentially provide additional offset to these amounts. While the ultimate collectibility of this amount cannot be readily determined, we have taken a provision that we believe adequately covered our exposure as of March 31, 2001 related to the increased credit and payment risks associated with the California power situation. In the first quarter of 2001, we provided for $178 million in relation to uncertainties in the California power market. The total amount of provisions made during 2000 and the first quarter of 2001 in relation to these uncertainties was $228 million. Additionally, we continue to monitor the situation in California. The CAISO and the California Power Exchange are owed past due payments from California utilities, including Pacific Gas and Electric Company, which filed for bankruptcy protection on April 6, 2001.

Quantitative and Qualitative Disclosures about Market Risk

    Market risk is the potential loss that we may incur as a result of changes in the fair value of a particular instrument or commodity. All financial and commodities-related instruments, including derivatives, are subject to market risk. We are exposed to market risks, including changes in interest rates. Through various hedging mechanisms, including contractual arrangements with Mirant Americas Energy Marketing, we attempt to mitigate some of the impact of changes in energy prices, fuel costs and interest rates on our results of operations.

    We use interest rate swaps to hedge underlying debt obligations. These swaps hedge specific debt issuances and currently qualify for hedge accounting. Consequently, the interest rate differential associated with a swap is reflected as an adjustment to interest expense over the life of the instruments. If we sustained a 100 basis point change in interest rates for all variable rate debt, the change would affect net income by approximately $12 million, based on variable rate debt and derivatives and other interest rate sensitive instruments outstanding at both March 31, 2001, and December 31, 2000.

    We engage in commodity-related marketing and price risk management activities, through Mirant Americas Energy Marketing, in order to hedge market risk and exposure to electricity and to natural gas, coal and other fuels utilized by our generation assets. These financial instruments primarily include forwards, futures and swaps. Prior to January 1, 2001, when we adopted Statement of Financial Accounting Standards No. 133, the gains and losses related to these derivatives were recognized in the same period as the settlement of underlying physical transactions. These realized gains and losses are included in operating revenues and operating expenses in the accompanying consolidated statement of income. Subsequent to the adoption of SFAS No. 133 on January 1, 2001, these derivative instruments are recorded in the consolidated balance sheet as either assets or liabilities measured at fair value, and changes in the fair value are recognized currently in earnings, unless specific hedge accounting criteria are met. If the criteria for hedge accounting are met, changes in the fair value are recognized in other comprehensive income until such time as the underlying physical transaction is settled and the gains and losses related to these derivatives are recognized in earnings.

    We maintain clear policies for undertaking risk-mitigating actions that may become necessary when measured risks temporarily exceed limits as a result of market conditions. To the extent an open position exists, fluctuating commodity prices can impact financial results and financial position, either favorably or unfavorably. As a result, we cannot predict with precision the impact that our risk management decisions may have on our businesses, operating results or financial position. Mirant Americas Energy Marketing manages market price risk for us through formal oversight groups, which include senior management, mechanisms that independently verify transactions and measure risk and the use of a value-at-risk methodology on a daily basis. We bear all gains and losses of the market price risk mitigation activities conducted by Mirant Americas Energy Marketing on our behalf.

    For those commodity contracts in which hedge accounting criteria are met, any changes in the fair value of these contracts reflect essentially offsets to changes in the value of the underlying physical transactions. Therefore, the Company has minimal exposure to market risk on the portion of its portfolio of commodity contracts in which it is effectively hedging the exposure of its physical assets to changes in market prices.

    For those derivative instruments in which hedge criteria are not met, we employ a systematic approach to the evaluation and management of risk associated with these commodity contracts, including Value-at-Risk (VaR). VaR is defined as the maximum loss that is not expected to be exceeded with a given degree of confidence and over a specified holding period. We use a 95% confidence interval and holding periods that vary by commodity and tenor to evaluate our VaR exposure. Based on a 95% confidence interval and employing a one-day holding period for all positions, our portfolio of positions had a VaR of $43 million at March 31, 2001. During the three months ended March 31, 2001, the actual daily change in fair value did not exceed the corresponding daily VaR calculation. We also utilize additional risk control mechanisms such as commodity position limits and stress testing of the total portfolio and its components.

OUR BUSINESS

Introduction

    We are a Delaware corporation formed on May 12, 1999, and an indirect wholly owned subsidiary of Mirant. We are a leading national independent power provider. We own or control approximately 12,500 MW of electricity generation capacity in the United States.

    We sell most of our output from our generating portfolio in the forward and spot markets through Mirant Americas Energy Marketing and the remainder under contracts with Mirant Americas Energy Marketing and third parties. As indicated below, our generating portfolio is diversified across geographic regions, fuel types, power markets and dispatch types.

(1) Pie chart breakdowns are based on projected operating cash flows (2001-2005) prepared by R.W. Beck, Inc.

    We operate 79 generating units at 21 plants serving customers located near 10 major metropolitan load centers, thereby giving us access to a wide variety of wholesale customers.

Industry Overview

    In the United States, in response to increasing customer demand for access to low cost electricity and enhanced services, significant portions of the electricity industry are currently being restructured. New regulatory initiatives to increase competition in the domestic power generation industry have been adopted or are being considered at the federal level and by many states.

    The FERC issued Order 636 in 1992 and Order 888 in 1996 to increase competition by easing entry into natural gas and electricity markets. These orders require owners and operators of natural gas and power transmission systems, respectively, to make transmission service available on a nondiscriminatory basis to energy suppliers such as us.

    In order to better ensure competitive access to transmission networks on a nondiscriminatory basis, the FERC issued Order 2000 in December 1999. FERC Order 2000 encouraged electric utilities with power transmission assets to voluntarily form regional transmission organizations, or RTOs, to provide regional management and control of transmission assets independent of control by firms that sell electricity. Among other things, these RTOs will have the exclusive authority to initiate rate changes for the transmission system under each organization's control, exclusive operational control over a broad transmission region and ultimate responsibility for transmission planning and expansion.

    These RTOs are also expected to facilitate inter-regional coordination. In the event the response of transmission-owning utilities to FERC Order 2000 is deemed inadequate, the FERC has announced that it will reexamine this voluntary approach, but there can be no assurance that such action will be taken.

    FERC Orders 636, 888 and 2000 are expected to facilitate access for non-utility power generators, such as us, who do not own transmission assets. The impact of these orders on our business and operations depends on the effect of these orders on the transmission operations in the markets in which we operate. Continued uncertainty over transmission pricing may discourage utilities from investing in needed transmission and cause a reduction in market opportunities, imposition of wholesale price regulation or both. We believe there is a strong trend in the United States toward competitive electric power and natural gas markets, but that our business will continue to be affected by regional and local price regulation in the near term. See "—Operations" for a discussion of the recent regulations affecting the California and New York markets.

    Due to changing regulatory environments and market dynamics in the United States, numerous utilities have divested generating assets. The deregulation process has led to industry consolidation and an increase in competition among the key players in the marketplace. Additionally, deregulation has provided a significant degree of liquidity in various wholesale power markets throughout the United States; however, this consolidation and the continued entry of new competitors may lead to potentially lower energy prices and profits. As a result of the current energy crisis in California, some states have either discontinued or delayed implementation of initiatives involving deregulation.

Strategy

    Our strategy is to continue to be a leading independent national power provider. We consistently seek to enhance the financial and operational performance of our businesses through financial management, cost controls and review and improvement of operations. We believe that Mirant's strengths in design, engineering, finance, construction management, fuel procurement, operations and marketing and risk management provide us with a competitive advantage essential to achieving our strategy. The key elements to implement our strategy are:

  Maximize the Financial and Operational Performance of Current Investments

    We place substantial emphasis on maximizing the operational and financial performance of our assets. Accordingly, as we develop new assets or acquire new facilities, we generally select senior managers familiar with our performance culture and industry practices to manage those businesses. We also utilize a standard planning process to establish annual financial and operational goals for each business unit, and managers are compensated based on performance as measured by these goals.

  Capitalize on Opportunities Generated by Significant Presence in Key Markets

    We believe that we have established a significant presence, both in terms of scale of operations and management, in most of our targeted markets. A strong presence in each market is desirable because changes in energy markets are largely driven by factors such as local economic growth, customer relationships and preferences, infrastructure constraints (such as transmission grids and gas pipelines) and local political choices. As a result, incumbent market participants often have opportunities to expand or enhance their businesses because of relationships with local partners and customers or specific information as to a particular market. A significant presence within a market is advantageous in order to achieve a scale of operations sufficient to promote efficiency, increase operational flexibility and reliability and make full use of the skills of management deployed to that market.

  Minimize Risk Through a Diversified Generating Portfolio

    Our generating portfolio is large and diverse and utilizes a variety of technologies, fuel types and fuel sources serving customers located near several of the nation's most important metropolitan areas. Our portfolio consists of a variety of fuel types including coal, oil, hydro and natural gas (some with multiple fuel capabilities) that run in a full range of modes—baseload, intermediate and peaking. Our portfolio consists of plants using a variety of technology, including steam turbine, combustion turbine, hydro and diesel. Our portfolio also spans across seven distinct power markets: PJM, CAISO, New York-ISO, ISO-New England, ERCOT, ECAR and MAIN.

    Combine Mirant Americas Energy Marketing's Proven Energy Marketing and Risk Management Skills with Our Expertise in Operating Generating Assets

    We expect that the deregulation of energy markets nationwide will lead to the restructuring of energy markets. To be successful, we believe that we must be able to integrate asset ownership with the ability to market energy products and to manage market risk associated with those products. We believe we can accomplish this through our affiliate relationship with Mirant Americas Energy Marketing. The output of a substantial portion of our generating facilities is sold by Mirant Americas Energy Marketing, which utilizes liquid power pools for spot sales and forward markets for term sales. We believe marketing and risk management enhance the value of assets by assisting in optimizing capacity utilization, ensuring physical delivery, providing a real-time market interface and managing market price and fuel risks. Conversely, for Mirant Americas Energy Marketing, control of electric assets provides a physical hedge and real-time information and allows for a broader range of product offerings. We believe this integration improves our credibility as an energy provider to our customers.

  Minimize Costs By Having Mirant Americas Energy Marketing Employ its Portfolio Fuel Procurement Procedures

    Our fuel management and procurement strategy is managed by Mirant Americas Energy Marketing, which coordinates fuel supply on a centralized basis. We believe this functional centralization increases buying power, improves negotiation of transportation arrangements and reduces administrative costs. Mirant Americas Energy Marketing has substantial expertise in fuel procurement nationwide. Our strategy concentrates on ensuring that the fuel needs of our plants are met while minimizing fuel commodity and transportation costs. Mirant Americas Energy Marketing further seeks to match the purchase of associated fuels with the sale of production in an effort to lock in margins when desirable.

    Mirant Americas Energy Marketing's natural gas procurement strategy is designed to ensure reliable and immediate delivery of natural gas to our intermediate and peaking facilities by optimizing transportation and storage options. Mirant Americas Energy Marketing addresses gas supply cost and price risk by structuring agreements to maintain access to multiple gas pools and supply basins and reduce the impact of price volatility. Although we cannot completely eliminate the effects of elevated gas prices and price volatility, this strategy is designed to lessen the effect of these market conditions on our financial results.

    Natural gas storage and transportation agreements include firm and interruptible service structured to allow our facilities operational flexibility while minimizing fixed costs for capacity. In North America, Mirant controls approximately 3.7 billion cubic feet per day of natural gas production, more than 2.1 billion cubic feet per day of natural gas transportation capacity and approximately 41 billion cubic feet of natural gas storage.

  Acquire Newly Completed or Established Generating Facilities in Our Target Markets

    We intend to continue to grow through the acquisition of newly completed or established power plants in our target markets. We plan to implement this strategy through the acquisition of greenfield projects developed by Mirant Development, as well as the expansion of existing power plants through Mirant Development and third party acquisitions of existing power assets competitively positioned in our targeted markets. Capacity and energy from new generation projects will be targeted at (i) providing sufficient power to meet anticipated load growth in our target regions; (ii) serving areas with supply shortages where we would have a competitive advantage; and (iii) serving new contracts with large customers in need of dedicated generating assets.

Competitive Advantages

    We believe that our primary competitive advantages are as follows:

  •
  our revenues are derived from a large generating portfolio, consisting of 79 generating units, that is diversified across geographic areas, fuel types, power markets, dispatch types and generating technologies;

  •
  our assets are strategically located near major load centers and, in some cases, are located in markets in which electricity prices are more likely to be higher due to transmission constraints and shortages of low cost generation;

  •
  we have substantial experience in the management, operation and optimization of a portfolio of diverse generating assets such as ours; and

  •
  our affiliate, Mirant Americas Energy Marketing, markets on our behalf our output not sold under contract to third parties and procures on our behalf substantially all of our fuel. Mirant Americas Energy Marketing has expertise in optimizing fuel costs, selling output efficiently and managing price risk for commodities.

Competition

    As a leading national power provider in the energy supply business, we face intense competition in all phases of our business. We encounter competition from companies of all sizes, having varying levels of experience, financial and human resources and differing strategies. In the generation of electricity, we compete in the development and operation of energy-producing projects, and our competitors in this business include various utilities, industrial companies and independent power producers (including affiliates of utilities). We compete with national and regional full service energy providers, merchants, producers and pipelines in an effort to aggregate competitively priced supplies from a variety of sources and locations and to utilize efficient transmission or transportation.

    During the transition of the energy industry to competitive markets, it is difficult for us to assess our position versus the position of existing power providers and new entrants. This is due to the fact that each company may employ widely differing strategies in their fuel supply and power sales with regard to pricing, terms and conditions. Further difficulties in making competitive assessments of our competitors arise from the fact that many states are considering or implementing different types of regulatory initiatives that are aimed at increasing competition in the power industry. In some states, increased competition that has resulted from some of these initiatives has already contributed to a reduction in electricity prices and put pressure on electric utilities to lower their costs, including the cost of purchased electricity. Additionally, our business is rapidly becoming more competitive due to technological advances in power generation, the proliferation of e-commerce to enable business operations, the increased role of full service providers and increased efficiency of energy markets.

    In general, we believe that our experience in efficiently operating generation power plants in competitive markets combined with Mirant Americas Energy Marketing's expertise in assessing and managing market and credit risk, will allow us to remain competitive during volatile or otherwise adverse market circumstances.

Conversion to Limited Liability Company

    To achieve tax efficiencies, we may choose to convert our form of enterprise organization from a corporation to a limited liability company. We believe that a covenant contained in our existing credit agreements will require that we obtain the consent of a majority of the lenders under those agreements, and we will seek those consents if we choose to convert.

Operations

    Each of our subsidiaries, to the extent permitted by long-term agreements with third parties, has entered into a series of agreements with Mirant Americas Energy Marketing, under which Mirant Americas Energy Marketing will supply or arrange for supply of all fuel required by the generating facilities; bid, schedule and dispatch the generating units; monitor emissions and procure necessary emissions credits; and purchase or arrange for the sale of all capacity, energy and ancillary services produced by the generating facilities. See "Relationships and Related Transactions."

    The following table summarizes certain characteristics of our power plants:

Facilities	Date Acquired/ Commenced Operation	Total MW	Number of Units	Fuels
Mirant Mid-Atlantic:	December 2000
Morgantown (1)		1,412	8	Coal/Oil
Chalk Point (2)(3)		2,423	11	Coal/Gas/Oil
Dickerson (1)		837	6	Coal/Gas/Oil
Potomac River (2)		482	5	Coal/Oil

Subtotal		5,154	30

Mirant California:	April 1999
Delta Plants:
Pittsburg Units		1,932	7	Gas
Contra Costa Units		680	2	Gas
Potrero Plant		350	4	Gas/Oil

Subtotal		2,962	13

Mirant New York:	June 1999
Bowline Plant		1,212	2	Gas/Oil
Lovett Plant		432	3	Coal/ Gas/Oil
Mirant NY-Gen Plants		120	11	Hydro/Gas/Oil

Subtotal		1,764	16

Mirant New England:	December 1998
Canal Plant		1,112	2	Gas/Oil
Martha's Vineyard		14	5	Oil
Diesels
Wyman Unit 4 Interest		9	1	Oil
Kendall Plant		97	5	Gas/Oil

Subtotal		1,232	13

Mirant Texas:
Bosque (Units 1&2)	June 2000	308	2	Gas
Bosque (Unit 3)	June 2001	236	1	Gas

Subtotal		544	3

State Line Energy	December 1997	515	2	Coal
Mirant Wisconsin	May 2000	309	2	Gas/Oil

Total		12,480	79

(1)
Includes assets that are leased by Mirant Mid-Atlantic.
(2)
Includes assets owned by Mirant that are subject to capital contribution agreements between Mirant and Mirant Mid-Atlantic.
(3)
Includes an 84 MW turbine owned by a third party as to which we have operating rights and the rights to the output.

Mirant Mid-Atlantic

    On December 19, 2000, Mirant, through Mirant Mid-Atlantic, Mirant Peaker, LLC (Mirant Peaker), Mirant Potomac River, LLC (Mirant Potomac River) and together with third party owner-lessors, purchased PEPCO's generation business in Maryland and Virginia. The net purchase price was approximately $2.7 billion, including adjustments for material and supplies inventory, capital expenditures and the timing of the closing. As part of the transaction Mirant assumed net liabilities, primarily transition power agreements, of $2.4 billion. The lessors have leased the assets acquired by them to our subsidiary Mirant Mid-Atlantic.

    The purchase by Mirant Mid-Atlantic included the following generation and related assets:

  •
  the 1,907 MW of baseload and intermediate units, fueled by coal, oil and natural gas at the Chalk Point generating facility, located in Prince Georges County, Maryland;
  •
  the 248 MW of peaking units, fueled by oil at the Morgantown generating facility, located in Charles County, Maryland;
  •
  the 291 MW of peaking units, fueled by gas and oil at the Dickerson generating facility, located in Montgomery County, Maryland;
  •
  the Brandywine ash storage facility, the Faulkner ash storage facility and the Westland ash storage facility;
  •
  the Piney Point oil pipeline; and
  •
  an engineering and maintenance facility, located in suburban Maryland.

    Additionally, as part of these transactions, one of our subsidiaries entered into an agreement to provide operations and maintenance services for the PEPCO-owned Buzzard Point and Benning generating facilities in Washington, D.C. for a period of at least three years.

    As part of these transactions, we, through Mirant Mid-Atlantic, leased the following assets, which we will refer to as the Mirant Mid-Atlantic leased facilities, from third party owner-lessors, which acquired these assets directly from PEPCO:

  •
  the 1,164 MW of baseload units, fueled by coal and oil at the Morgantown generating facility, located in Charles County, Maryland and related assets; and
  •
  the 546 MW of baseload units, fueled by coal and oil at the Dickerson generating facility, located in Montgomery County, Maryland and related assets.

    The Mirant Mid-Atlantic leased facilities were financed through leveraged lease transactions that provided approximately $1.5 billion of the purchase price of these assets. Equity funding by the owners of the owner-lessors plus transaction expenses paid by these owners in the lease transactions totaled approximately $299 million. The issuance and sale of three series of certificates pursuant to Rule 144A raised the remaining $1,224 million. The leases are treated as operating leases for accounting purposes, whereby Mirant Mid-Atlantic will record periodic lease rental expenses.

    Also as part of the transaction, two direct wholly owned subsidiaries of Mirant, Mirant Potomac River and Mirant Peaker own or control the following assets:

  •
  Mirant Potomac River owns the 482 MW Potomac River generating facility, fueled by coal, located in Alexandria, Virginia; and
  •
  Mirant Peaker owns or controls the 516 MW of combustion turbines (including the rights and obligations with respect to an 84 MW combustion turbine owned by Southern Maryland Electric Cooperative), fueled by oil and gas, located at the Chalk Point generating facility in Prince George's County, Maryland.

    The purchase of these assets by Mirant Potomac River and Mirant Peaker was funded by loans from Mirant Mid-Atlantic and a capital contribution from Mirant. These loans from Mirant Mid-Atlantic are evidenced by notes. Under a capital contribution agreement, Mirant will cause Mirant Potomac and Mirant Peaker to distribute to Mirant available cash after each company has made its payments under its note to Mirant-Mid Atlantic. Mirant will contribute or cause these amounts to be contributed to Mirant Mid-Atlantic.

    Finally, Mirant Potomac River entered into a 20-year local area support agreement with PEPCO, pursuant to which Mirant Potomac River provides power and ancillary services to PEPCO in a Washington, D.C. electric load pocket.

    The Mirant Mid-Atlantic assets and leased facilities are located in the PJM Interconnection market, which covers all or a part of Pennsylvania, New Jersey, Maryland, Delaware, Virginia and the District of Columbia. The PJM Interconnection market was the first centrally-dispatched power pool in the United States and is one of the largest power pools in the world, with over 220,000 gigawatt hours of annual sales. The PJM Interconnection market enables the participants to buy and sell energy and ancillary services, schedule bilateral transactions and reserve transmission service.

    Mirant Mid-Atlantic, its subsidiary Mirant Chalk Point, LLC and its affiliates Mirant Potomac River and Mirant Peaker (collectively, the Mirant Mid-Atlantic Companies) sell all output from their respective plants to Mirant Americas Energy Marketing. The total generation capacity of the Mirant Mid-Atlantic Companies is 5,154 MW. Mirant Americas Energy Marketing pays each of these companies market prices for the power bought to supply Mirant Americas Energy Marketing's obligations under two transition power agreements with PEPCO. To the extent Mirant Americas Energy Marketing purchases any additional capacity, ancillary services or energy from the Mirant Mid-Atlantic Companies beyond that amount necessary to meet its transition power agreement obligations, Mirant Americas Energy Marketing will pay such companies the actual price Mirant Americas Energy Marketing obtains from the resale of such products or services to third parties, including power pools.

    Each of the Mirant Mid-Atlantic Companies has entered into fuel supply, energy services, risk management and power marketing agreements with Mirant Americas Energy Marketing. See "Relationships and Related Transactions."

Mirant California

    On April 16, 1999, Mirant California, through its wholly owned subsidiaries, Mirant Delta, LLC (Mirant Delta) and Mirant Potrero, LLC (Mirant Potrero), acquired various generating assets in California with a total capacity of 2,962 MW from PG&E for $801 million, and paid an additional $39 million for fuel inventory, capital expenditures and property taxes. These assets consist of the Pittsburg Plant and the Contra Costa Plant (the Delta Plants) owned by Mirant Delta and the Potrero Plant owned by Mirant Potrero.

    These generating assets, which include facilities operating at both intermediate and peak demand levels, are located in, or in close proximity to, San Francisco. The Delta Plants consist of nine natural gas-fired steam generating units with approximately 2,612 MW of generating capacity located approximately ten miles apart along the Sacramento/San Joaquin River Delta. The Potrero Plant has one natural gas-fired conventional steam generating unit and three distillate-fueled combustion turbines with a combined capacity of 350 MW. The output from the plants is currently sold into the California market by means of forward, daily and hourly energy sales to the California Department of Water Resources, bilateral agreements with other parties and reliability-must-run contracts with the CAISO for sales of real-time energy and ancillary services. Both Mirant Potrero and Mirant Delta have entered into fuel supply, energy services, risk management and power marketing agreements with Mirant Americas Energy Marketing. See "Relationships and Related Transactions."

    The electricity markets in California have been deregulated since late 1996. In addition to allowing retail customers to choose their energy suppliers, two market entities were created as part of the deregulation. The CAISO was designed to ensure system reliability, to provide scheduling coordinators with access to transmission services and to administer real-time markets for energy and ancillary services. The California Power Exchange was established to administer a wholesale electric market that provided a competitive auction for the establishment of day-ahead and hour-ahead market prices, as well as forward energy sales. The role of the California Power Exchange was to be a scheduling coordinator that matched unbalanced bids for the purchase and sale of power. It had no operating role or authority and did not deal in real-time products, which was the responsibility of the CAISO. Both the CAISO and the California Power Exchange are subject to the jurisdiction of the FERC. During 2000, the output from the Delta Plants and the Potrero Plant was sold by means of daily and block forward energy sales to the California Power Exchange, reliability-must-run contracts with the CAISO, sales of real-time energy and ancillary services to the CAISO and forward sales to third parties.

  Recent Developments in the California Electricity Market

    CAISO and California Power Exchange Price Caps.  Beginning in May 2000, wholesale energy prices in the California markets increased to levels well above 1999 levels. In response, on June 28, 2000, the CAISO Board of Governors reduced the price cap applicable to the CAISO's wholesale energy and ancillary services markets from $750/MWh to $500/MWh. The CAISO subsequently reduced the price cap to $250/MWh on August 1, 2000. During this period, however, the California Power Exchange maintained a separate price cap set at a much higher level applicable to the "day-ahead" and "day-of" markets administered by the California Power Exchange. On August 23, 2000, the FERC denied a complaint filed August 2, 2000 by San Diego Gas & Electric Company that sought to extend the CAISO's $250 price cap to all California energy and ancillary service markets, not just the markets administered by the CAISO. However, in its order denying the relief sought by San Diego Gas & Electric Company, the FERC instructed its staff to initiate an investigation of the California power markets and to report its findings to the FERC and held further hearing procedures in abeyance pending the outcome of this investigation.

    On November 1, 2000, the FERC released a Staff Report detailing the results of the Staff investigation, together with an "Order Proposing Remedies for California Wholesale Markets". In the November 1 order, the FERC found that the California power market structure and market rules were seriously flawed, and that these flaws, together with short supply relative to demand, resulted in unusually high energy prices. The November 1 order proposed specific remedies to the identified market flaws, including: (a) imposition of a so-called "soft" price cap at $150/MWh to the California Power Exchange and CAISO markets, which would allow bids above $150/MWh to be accepted, subject to certain reporting obligations requiring sellers to provide cost data and/or identify applicable opportunity costs and that such bids may not set the overall market clearing price; (b) elimination of the requirement that the California utilities sell into and buy from the California Power Exchange; (c) establishment of independent non-stakeholder governing boards for the CAISO and the California Power Exchange; and (d) establishment of penalty charges for scheduling deviations outside of a prescribed range. In the November 1 Order, the FERC established October 2, 2000, the date 60 days after the filing of the San Diego Gas & Electric Company complaint, as the "refund effective date." Rates charged for service after that date through December 31, 2002 will remain subject to refund if determined by the FERC not to be just and reasonable. While the FERC concluded that the Federal Power Act and prior court decisions interpreting that act strongly suggested that refunds would not be permissible for charges in the period prior to October 2, 2000, it noted that it was willing to explore proposals for equitable relief with respect to charges made in that period.

    On December 15, 2000, the FERC issued a subsequent order that affirmed in large measure the November 1 order. The December 15 order also required generators to provide weekly reports of sales above the "soft" price cap of $150/MWh. Various parties filed requests for administrative rehearing and for judicial review of aspects of the FERC's December 15 order.

    On March 9, March 16, April 16, May 16 and June 15, 2001, the FERC ordered that certain transactions into the CAISO and California Power Exchange markets have not been shown to be just and reasonable. The order determined that potential refunds would be appropriate for certain transactions in these markets above a "proxy market price" specified during a CAISO-declared Stage 3 Emergency, absent additional price or cost justification by jurisdictional sellers. These sellers, including Mirant California, Mirant Delta and Mirant Potrero were required to determine whether to provide refunds of costs above the proxy market price or to provide justification of prices to the FERC. Various parties have requested an administrative rehearing of the FERC March 9 order. We cannot predict whether the FERC will grant a rehearing.

    The FERC has issued proxy market price orders for the months of January, February, March, April and May 2001. The potential refund exposure for Mirant California, Mirant Delta and Mirant Potrero for January, February, March and May was approximately $3 million. The proxy market price for April was not applicable to any sales made by those entities. Mirant California, Mirant Delta and Mirant Potrero have provided additional price justification for the transactions in January, February and March that were subject to refund. We cannot give any assurances that the FERC will accept the justification and decline to order refunds of some or all of these amounts.

    In March 2001, the FERC staff issued its recommendation, regarding a new market mitigation plan, which included continued price mitigation during Stage 3 emergencies. On April 6, 2001, the CAISO filed a proposed market stabilization plan at the FERC. On April 26, 2001, the FERC issued an order adopting a market monitoring and price mitigation plan modeled closely on the recommendation made by its staff. The April 26 order provides for price mitigation in all hours in which power reserves fall below 7.5 percent, a level that corresponds to the ISO's Stage 1 emergency. In these hours, the FERC will use a formula based on the marginal costs of the highest-cost generator called on to run to determine the overall market-clearing price. In the event that a generator sells power at prices higher than the formula price set by FERC, the generator is required to submit data to FERC within seven days to justify the higher price. The April 26 order also provides for: (a) increased coordination and control of generation plant outages by the CAISO, (b) all in-state generation, including generation owned by sellers not subject to FERC jurisdiction, to offer all available power for sale in real time, (c) load-serving public utilities to establish by June 1, 2001 demand response mechanisms identifying the price at which load would be curtailed, (d) the FERC to continue to monitor closely behavior of market participants, including bidding behavior and plant outages, (e) interested parties to file comments within 30 days on whether the CAISO should be required to institute, on a prospective basis, a surcharge on power sales to cover payments due to generators by the California utilities, and (f) the FERC to institute an investigation under Section 206 of the Federal Power Act into the rates, terms and conditions of certain short-term wholesale power sales in the Western markets outside of California. This mitigation program became effective May 29, 2001, and will terminate after one year. The FERC conditioned the mitigation plan on the CAISO and the three major California utilities submitting a Regional Transmission Organization proposal by June 1, 2001. In addition, the order identified certain prohibited bidding practices by entities having market rate authority (which would include certain Mirant subsidiaries) and has stated that it would impose sanctions on entities that engage in the prohibited practices. The effects of this FERC order are not yet known by the Company.

    On May 21, 2001, John Burton, President Pro Tempore of the California State Senate, and Robert Hertzberg, Speaker of the California State Assembly, filed a petition for a writ of mandamus against the FERC in the Ninth Circuit Court of Appeals. The petition asks the court to order the FERC to establish "just and reasonable" rates for wholesale sales in State of California. The Circuit Court has dismissed this petition, however, the parties may request a rehearing of or appeal that decision.

    The FERC has scheduled a special meeting for Monday, June 18, 2001, to further address the market mitigation order that was issued by the FERC on April 26, 2001. The results of the meeting cannot be currently ascertained.

    CAISO Claim for Excessive Charges.  The CAISO has asserted in a March 22, 2001 filing at FERC that sellers in the California wholesale electricity market have, as a group, charged amounts in the period from May 2000 through February 2001 that exceeded just and reasonable charges by an amount in excess of $6 billion. The CAISO has also asserted that during that period generators in California bid prices into the CAISO real time markets that exceeded just and reasonable amounts by approximately $505 million in the aggregate, of which a single generator (subsequently identified in a news report as Mirant) was alleged by the CAISO to have overcharged by approximately $97 million. We cannot predict the outcome of this proceeding at this time.

    Additionally, on June 7, 2001, the CAISO filed a motion with the FERC to revoke the market-based rate authority issued by the FERC to various Mirant subsidiaries engaged in the California market (including three of our subsidiaries). The CAISO also requested that FERC order refunds for sales dating back to May 1, 2000, and that FERC investigate whether Mirant exercised market power prior to May 1, 2000. If this motion were to be fully approved by the FERC, it would subject the applicable Mirant entities to cost-based rates under the FERC's jurisdiction. While we do not believe that the CAISO will gain full approval of its motion, we cannot currently predict what action the FERC will take, if any, or what impact the CAISO's motion will have on our California operations.

    Department of Energy Order.  On December 14, 2000, the Secretary of the Department of Energy ordered that certain suppliers of electricity provide electricity to the CAISO for delivery to California utility companies when the CAISO certified that there was inadequate electrical supply. Subsequent orders extended this requirement to February 7, 2001. The Department of Energy orders expired at that time and have not been renewed. Mirant California was called upon by the CAISO to provide power to the CAISO under the Department of Energy orders.

    Proposed CAISO and California Power Exchange Tariff Amendments.  On January 4, 2001, the CAISO filed for approval of a tariff amendment whereby its creditworthiness requirements for certain electricity purchasers would be reduced. The action was taken in response to reports that Moody's and S&P were on the verge of reducing the credit ratings of Southern California Edison and Pacific Gas & Electric Company to ratings that would not allow Southern California Edison and Pacific Gas & Electric Company to purchase electricity from the CAISO unless they posted collateral for their purchases. In its filing, the CAISO announced its intention to implement the reduced credit requirements immediately in order to ensure the reliability of the California power grid. On January 5, 2001, the California Power Exchange filed a similar request with respect to the California Power Exchange's tariffs as the CAISO had requested on January 4, 2001. On February 14, 2001, the FERC ruled that the tariff amendment requested by the California Power Exchange should be rejected because it had ceased to operate its day-ahead and day-of markets. With respect to the CAISO's request, the FERC allowed the CAISO to amend its tariff to remove the creditworthiness requirements only with respect to the scheduling by a utility purchaser from the CAISO of power from generation owned by that purchaser. The FERC rejected the proposed amendment with respect to purchases by the CAISO from third-party suppliers. On April 6, 2001, the FERC confirmed its February 14 decision. On June 13, 2001, the FERC issued an order denying rehearing on the April 6, 2001 order on creditworthiness, which provides that the CAISO must provide a creditworthy counterparty for all power transactions.

    Defaults by Southern California Edison and Pacific Gas & Electric Company and Pacific Gas and Electric Company Bankruptcy.  On January 16 and 17, 2001, Southern California Edison's and Pacific Gas & Electric Company's credit and debt ratings were lowered by Moody's and S&P to "non-investment grade" status. On January 16, 2001, Southern California Edison indicated that it would suspend indefinitely certain obligations including a $215 million payment due to the California Power Exchange and a $151 million payment due to a qualifying facility. On January 30, 2001, the California Power Exchange suspended operation of its day ahead and day of markets. On February 1, 2001, Pacific Gas & Electric Company indicated that it intended to default on payments of over $1 billion due to the California Power Exchange and qualifying facilities.

    On April 6, 2001, Pacific Gas and Electric Company filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California in San Francisco. It is not known at this time what effect the bankruptcy filing will have on the ultimate recovery of amounts owed by Pacific Gas and Electric Company.

    California Power Exchange Bankruptcy.  On March 9, 2001, the California Power Exchange filed for bankruptcy. Mirant Americas Energy Marketing has been named to the participants' committee. The Power Exchange's ability to repay its debt is directly dependent on the extent that it receives payments from Pacific Gas and Electric Company and Southern California Edison, and on the outcome of its litigation with the California state government. At this point, it is uncertain what effect the California Power Exchange's bankruptcy will have on the receivables owed to us.

    Defaults by the CAISO.  In April, May and June of 2001, the CAISO failed to pay a total of approximately $1.4 million to Mirant Potrero and approximately $15.5 million to Mirant Delta under the reliability-must-run agreements assumed by Mirant California from Pacific Gas & Electric Company. Mirant Delta and Mirant Potrero have submitted notices of default to the CAISO.

    DWR Power Purchases.  On January 17, 2001, the Governor of California issued an emergency proclamation giving the California Department of Water Resources authority to enter into arrangements to purchase power in order to mitigate the effects of electricity shortages in the state. The Department of Water Resources began purchasing power under that authority the next day. On February 1, 2001, the Governor of California signed Assembly Bill No. 1X authorizing the Department of Water Resources to purchase power in the wholesale markets to supply retail consumers in California on a long-term basis. The Bill became effective immediately upon its execution by the Governor. The Bill did not, however, address the payment of amounts owed for power previously supplied to the CAISO or California Power Exchange for purchase by Southern California Edison and Pacific Gas & Electric Company. The CAISO and California Power Exchange have not paid the full amounts owed to Mirant Americas Energy Marketing for power delivered to the CAISO and California Power Exchange in prior months and are expected to pay less than the full amount owed on further obligations coming due in the future for power provided to the California Power Exchange or the CAISO for sales that were not arranged by the Department of Water Resources. To date, the Department of Water Resources has paid us for power it has purchased. The ability of the Department of Water Resources to make future payments is subject to the Department of Water Resources having a continued source of funding, whether from legislative or other emergency appropriations, from a bond issuance or from amounts collected from Southern California Edison and Pacific Gas & Electric Company for deliveries to their customers. Mirant California, Mirant Delta and Mirant Potrero bear the risk of non-payment by the CAISO, the California Power Exchange and the Department of Water Resources for their power purchased by the CAISO, the California Power Exchange or the DWR.

    On May 10, 2001, Governor Davis signed Bill SB31x into law. This legislation permits the Department of Water Resources to issue up to approximately $13 billion in revenue bonds to finance the purchase of electric energy. The Bill will become effective 90 days from the date it was signed.

    On May 24, 2001, Mirant Americas Energy Marketing entered into a 19 month agreement with the Department of Water Resources to provide the State of California with approximately 500 MW of electricity. The contract runs from June 1, 2001 to December 31, 2002.

    Mirant California has approximately 3,000 MW of generating capacity in California. This includes facilities which operate during periods of higher-than-average (intermediate load) and very high (peak) demand levels. Mirant California generated an amount equivalent to about 4% of the total California energy consumption in 2000. The total amount owed to the Company from affiliates that related to the California Power Exchange and the CAISO as of December 31, 2000 and as of March 31, 2001 were approximately $263 million and $312 million, respectively, net of settlements due to the California Power Exchange. There are other sources of collateral and revenues which could potentially provide additional offset to these amounts. The Company continues to monitor the situation in California and on April 11, 2001, Mirant announced that additional reserves would be taken against the California Power Exchange and CAISO amounts. As a result, for the quarter ended March 31, 2001, the Company has taken additional provisions such that the cumulative provisions taken by the Company against these amounts will be $228 million. The CAISO and the California Power Exchange are owed past due payments from California utilities, including Pacific Gas and Electric, which filed for bankruptcy protection on April 6, 2001.

    California Public Utilities Commission Rate Order.  On March 27, 2001, the California Public Utilities Commission issued a decision in a Pacific Gas & Electric Company and Southern California Edison rate proceeding authorizing each utility to add an average $0.03/kWh surcharge to current rates, in addition to a prior interim $0.01/kWh surcharge, which was made permanent. The rate increase is expected to be implemented in May 2001, but may only be used for electric power procurement costs incurred after March 27, 2001, and is subject to other conditions. In addition, the California Public Utilities Commission directed the utilities to pay the Department of Water Resources for power purchased on their behalf. On March 30, 2001, Pacific Gas & Electric Company filed a Form 8-K in which it stated that it may not be able to recover its power procurement costs and may be required to write off these unrecovered costs.

    Proposed Tax Initiatives.  Proposals for windfall profits tax bills have been introduced in the California Assembly and Senate. The Senate passed its version of a windfall tax bill on May 1, 2001. The Senate's legislation would impose a tax rate of 100% on revenues from prices received after the effective date that are greater than $80 per MWh. The Assembly's legislation would impose a tax rate that varies, depending on the degree to which the price exceeds a base of $60/MWh. The tax rates range from 50% to 90%. Enactment of a windfall profits tax bill could cause us to reevaluate our business plans in California.

    We expect that the authority and responsibility for assessing property tax on our California power plants will be removed from the individual counties and centralized with the California Board of Equalization. We expect that this change will occur either through pending legislation in the California legislature or through independent action by the California Board of Equalization. If this change occurs, we expect that property taxes on our California assets will likely increase.

    We don't know whether the imposition of a windfall profits tax or a change in the assessment of property taxes on our California assets will have a material adverse effect on our cash flow.

    Pacific Gas and Electric Company Bankruptcy.  On April 6, 2001, Pacific Gas and Electric Company filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California in San Francisco. It is not known at this time what effect the bankruptcy filing will have on the ultimate recovery of amounts owed by Pacific Gas and Electric Company.

    State Purchase of Southern California Edison Transmission Facilities.  On April 9, 2001, Southern California Edison, Edison International, Southern California Edison's parent corporation, and the Department of Water Resources announced that they had entered into a Memorandum of Understanding pursuant to which (a) Southern California Edison agreed to sell the output of its retained generation on a cost-of-service basis and to retain such generation facilities through 2010, (b) the Department of Water Resources or another agency of the State of California agreed to purchase Southern California Edison's transmission system (or other assets if the sale of these facilities is not consummated under certain circumstances), (c) Edison International agreed to provide service from a new generation facility at cost-based rates for 10 years, (d) Southern California Edison agreed to provide conservation easements for certain land to a trust for the benefit of the State of California, (e) Southern California Edison agreed to settle certain pending litigation brought by Southern California Edison against the State of California and certain of its agencies, (f) the Department of Water Resources agreed to make certain power purchases on Southern California Edison's behalf through 2002, (g) Edison International will refund to Southern California Edison not less than $400 million and Southern California Edison and Edison International agreed to make capital investments in Southern California Edison's regulated business of at least $3 billion through 2006, and (h) new legislation will set a 11.6% floor for Southern California Edison's rate of return on equity, which floor shall remain in effect through 2010. The Department of Water Resources will pay $2.76 billion, or approximately 2.3 times Southern California Edison's book value, for the transmission assets, and the Memorandum of Understanding specifies that the amounts up to Southern California

Edison's net book value of the assets will be used to reduce debt and equity while amounts in excess of net book value will be applied to recover SCE's net unrecovered purchased power costs. Indebtedness not recovered through the proceeds of the asset sale will be securitized and recovered through Southern California Edison's retail rates. The parties to the Memorandum of Understanding agree to proceed diligently and in good faith to execute definitive agreements by August 15, 2001.

Mirant New York

    On June 30, 1999, Mirant New York acquired various power plants and related assets in the State of New York with a total generating capacity of 1,764 MW from Orange and Rockland Utilities, Inc. and Consolidated Edison Company of New York, Inc. through a competitive bidding process. Mirant New York's net purchase price for these acquisitions was approximately $493 million, which included an amount to cover the market value of existing fuel inventories. Mirant New York has various agreements with Orange and Rockland Utilities through July 1, 2004, under which Mirant New York will operate the plants as called upon by Orange and Rockland Utilities to ensure its system reliability.

    Mirant New York plants consist of Bowline and Lovett plants and various smaller generating plants. Bowline Station is a 1,212 MW natural gas-fired plant comprised of two units rated at a capacity of approximately 606 MW each, and an approximately 98-acre site adjacent to the plant. The Lovett plant is a 432 MW coal-fired plant consisting of three units. All generating units at Bowline and Lovett have the capability of burning natural gas and oil. The smaller plant operations include two units intended to operate during periods of peak demand (the Hillburn Gas Turbine Station and the Shoemaker Gas Turbine Station), three hydroelectric stations (Mongaup 1-4, Swinging Bridge 1-2 and Rio 1-2) and an operational interest in the Grahamsville Hydroelectric Station. Mirant New York has

entered into fuel supply, energy services, risk management and power marketing agreements with Mirant Americas Energy Marketing. See "Relationships and Related Transactions."

    Since the deregulation of the state's electricity markets, the New York ISO (NYISO) has proposed measures to make retroactive adjustments for market clearing prices in the reserve markets to suspend specific ancillary services markets and to impose bid caps on the day-ahead and real-time wholesale energy markets. So far, the FERC has rejected the NYISO proposals for retroactive adjustments to market clearing prices in the reserve markets, although the outcome of the NYISO's appeal is still uncertain. Mirant New York currently participates in two types of ancillary services markets, the 10-minute spinning and non-spinning markets. Mirant New York does not anticipate any adverse financial implications due to the NYISO's filings with the FERC relating to these markets.

    In July 2000, bid caps on the wholesale electricity markets were reduced from $1,300 per MWh to $1,000 per MWh, which were approved by the FERC, and the NYISO has recently filed at FERC to extend this bid cap through October 31, 2002. We do not expect the continued application of the $1,000/MWh bid cap to have any adverse financial implications on our operations.

    Recent public reports of studies of the power markets in New York have suggested that, under certain circumstances, supply shortages could occur as early as summer 2001 and that an imbalance of supply and demand could result in higher energy prices, a decrease in reliability and the potential for blackouts or other system disruptions. In response to these predictions, the NYISO proposed to implement an "Automatic Mitigation Procedure", which would mitigate market prices at levels below the $1,000 MWh bid cap. The proposed Automatic Mitigation Procedure compares bids in the day-ahead energy market that exceed $150 MWh to "reference bids" reflecting historical bids over the previous 90 days or a shorter time period. If bids exceed the reference bids by more than a stated margin, the bid will be automatically mitigated down to the reference bid level. The actual price received in the day-ahead market will be determined by the highest daily bid accepted among all suppliers. The NYISO has filed its intent to implement the Automatic Mitigation Procedure with the FERC and requested a June 15, 2001 implementation date, which the FERC has not yet granted. However, it is not clear whether or not software changes and other implementation tasks will be completed by that time. It cannot be determined at this time whether the Automatic Mitigation Procedure proposal will be implemented or what effect it may have on our financial condition.

    The State of New York has proposed regulation to reduce air emissions in the state beyond the requirements under the 1990 Clean Air Act Amendments. The impact of this potential regulation is uncertain at this point. In October 1999, Mirant New York received an information request from the State of New York concerning the air quality control implications of various repairs and maintenance activities at the Lovett facility. Mirant New York responded fully to this request and provided all of the information requested by the State. For more information about this matter, see "—Legal Proceedings." Additionally, a study is being conducted of the impact of water intake structures on fish species in the Hudson River. Bowline's water intake is part of this study. The resolution of this study is uncertain but could result in additional limitations on Bowline's water intake or the installation of new technology requirements.

    On May 16, 2001, the Lovett plant was shut down when Lovett Unit 5 experienced a boiler explosion which rendered the unit inoperable. An investigation is ongoing to determine the cause and extent of the damage as well as an assessment of how long it will take to repair.

Mirant New England

    On December 30, 1998, subsidiaries of Mirant New England, LLC, acquired various power plants, with a total capacity of 1,232 MW, from subsidiaries of Commonwealth Energy System and Eastern Utilities Associates for $536 million. The sales were required as part of deregulation plans adopted in Massachusetts and Rhode Island. The assets consist of the Kendall Station acquired by Mirant Kendall, LLC (Mirant Kendall) and the Canal Station, the Martha's Vineyard Diesels and the Wyman Unit 4 interest, all acquired by Mirant Canal, LLC (Mirant Canal). In conjunction with our formation as an indirect wholly owned subsidiary of Mirant, Mirant New England, LLC transferred its ownership interest in Mirant Canal and Mirant Kendall, which we collectively refer to as Mirant New England, to us in August 1999.

    The Canal and Kendall plants, which are designed to operate during periods of intermediate and peak demand, are located in close proximity to Boston, a major center for electricity demand in New England. The Martha's Vineyard Diesels supply electricity on the island of Martha's Vineyard during periods of high demand or in the event of a transmission interruption. The Wyman Unit 4 Interest is an approximate 1.4% ownership interest (equivalent to 9 MW) in the 615 MW Wyman Unit 4 located on Cousin's Island, Yarmouth, Maine. It is primarily owned and operated by the Florida Power and Light Group. Mirant New England has entered into fuel supply, energy services, risk management and power marketing agreements with Mirant Americas Energy Marketing. See "Relationships and Related Transactions."

    Except for the output from Canal Unit 1, which is committed to one of our affiliates, and three other power purchasers under contracts through October 2002, the capacity, energy and ancillary services from the Mirant New England generating units are sold into the New England Power Pool through Mirant Americas Energy Marketing. Under these arrangements, Mirant Americas Energy Marketing bids the output of the units into the New England Power Pool and is responsible for the supply of fuel to the units.

    Mirant Kendall sells steam to a subsidiary of NSTAR pursuant to a Steam Supply Agreement dated October 1, 2000. This agreement contains a demand charge, consumption charge and condensate return charge. The agreement has a term in excess of 20 years, however, either party may terminate the agreement with 24 months prior notice.

    The Independent System Operator-New England, Inc. (ISO-NE) and the New England Power Pool have made numerous market rule changes since market inception of the new bid-based markets created in May 1999, including changes in the manner that the energy and ancillary services markets are settled. It is expected that further changes will be adopted in order to establish a stable and efficient wholesale market system in New England.

    On April 23, 2001, the Commonwealth of Massachusetts announced multi-pollutant power plant regulations to reduce nitrogen oxide, sulfur dioxide, mercury and carbon dioxide emissions at six power plants in the state. The regulations, which take effect in June 2001, call for 50% to 70% cuts in sulfur dioxide and nitrogen oxide emissions, a 10% cut in carbon dioxide emissions and unspecified cuts in mercury emissions. The regulations affect plants that are either all coal fired or all oil fired, including Mirant Canal. The new regulations allow the affected power plants to upgrade pollution control technology, repower their units to burn natural gas or purchase additional emission allowances. All facilities are required to submit an Emission Control Plan by January 1, 2002. We are currently reviewing the new regulations and expect to incur additional compliance costs.

Mirant Texas

    Mirant Texas was formed to develop, construct and operate a 544 MW natural gas-fired electric generating plant near the Dallas-Fort Worth metropolitan area. The plant will operate a total of three units with two operating during periods of peak demand and a third combustion turbine with a corresponding steam turbine that can be operated during periods of baseload and intermediate demand (a combined-cycle unit). Units 1 and 2, representing 308 MW, became operational in June 2000 and an additional 236 MW achieved commercial operation in June 2001.

    Mirant Texas has agreed to sell all of the capacity and electric power output from Units 1 and 2 to Mirant Americas Energy Marketing under a five-year tolling agreement expiring May 31, 2005. There is also a separate agreement to sell all of the capacity and electric power from Unit 3 to Mirant Americas Energy Marketing under a tolling agreement expiring on December 31, 2003. Under the existing power purchase agreement, all fuel required to run the facilities will be provided and paid for by Mirant Americas Energy Marketing. See "Relationships and Related Transactions."

    Texas has passed legislation for the deregulation of its electricity market. The pilot phase of the deregulated market is scheduled to begin in June 2001, with full deregulation to be in place by January 2002. The underlying wholesale market is going through a restructuring to support this legislation. Part of the restructuring will include further establishing the Electric Reliability Council of Texas (ERCOT) such that all of the generation capacity in that market is managed through a common transmission system. Another part of the restructuring requires investor owned utilities to divest large blocks of their generating assets. Both of these actions are expected to enhance Mirant Texas' position in the marketplace by increasing liquidity in the market and mitigating the market power of the incumbent utilities.

State Line Energy

    In December 1997, our subsidiary, State Line Energy, acquired the 515 MW State Line facility from a subsidiary of Commonwealth Edison Company for $68 million. The State Line facility is located on the Indiana-Illinois border near Chicago, a major center of electricity demand in the Midwest. The plant is comprised of two coal-fired generating units, Unit 3 and Unit 4. Commonwealth Edison Company retained the ownership of the switchyard and transmission facilities connecting the State Line station to the Commonwealth Edison Company transmission system, as well as the coal inventory and the sulfur dioxide emissions allowances associated with the State Line facility.

    State Line Energy supplies power to Commonwealth Edison Company under a power purchase agreement expiring in 2012. Commonwealth Edison Company's territory consists of northern Illinois and contains 70% of Illinois' population. In its regulated service area, Commonwealth Edison Company delivers power to 3.4 million customers. If State Line Energy builds new capacity or increases the firm capacity of the plant above 515 MW, State Line Energy may sell that additional capacity and associated energy to third parties, after first offering Commonwealth Edison Company the right to purchase such additional capacity and energy.

    The coal required to operate the facility is supplied by Commonwealth Edison Company under a coal supply agreement. Because Commonwealth Edison Company divested its fossil generation business, it transferred management of its coal supply obligations to Mirant Americas Energy Marketing under a management agreement. Under this agreement, all of Commonwealth Edison Company's remaining coal and logistics contracts related to State Line Energy are managed by Mirant Americas Energy Marketing.

    State Line Energy is in the process of recovering costs of property damage, liability and business interruption resulting from an explosion and fire in a coal handling area of the facility in July 1998. State Line Energy expects that insurance proceeds will cover these costs. There are also personal injury lawsuits filed against us as a result of this explosion. See "Legal Proceedings."

    The Environmental Protection Agency (EPA) and the Indiana Department of Environmental Management currently are proposing stricter nitrogen oxide emission standards through nitrogen oxide State Implementation Plan calls. At this time, we cannot predict what impact these new standards will have on State Line Energy.

Mirant Wisconsin

    Mirant Wisconsin was formed in 1998 to develop, construct, own, operate and maintain the Neenah Power Plant. The Neenah plant is a 309 MW natural gas-fired electric generating plant located near Milwaukee. The plant provides electricity during periods of peak demand. Construction of the plant is complete and the final cost was approximately $94 million. The plant commenced operations on May 8, 2000.

    Mirant Wisconsin sells all of its capacity and electric power output to Wisconsin Electric Power Company under an eight-year power purchase agreement entered into in August 1998 and went into effect in May 2000. Wisconsin Electric provides electric, gas and steam service to more than two million customers in southeastern Wisconsin. The power purchase agreement is structured as a tolling arrangement, whereby Wisconsin Electric pays Mirant Wisconsin a monthly charge designed to provide Mirant Wisconsin a return on capital and to cover debt service and fixed operating costs. Wisconsin Electric also pays a charge for each start and for each running hour for each combustion turbine. These start charges and running hour charges are designed to recover variable costs associated with operating and maintaining the plant. Under this tolling arrangement, Wisconsin Electric supplies natural gas as well as any backup No. 2 fuel oil used to run the plant at no cost to Mirant Wisconsin. The power purchase agreement has bonus and penalty provisions regarding capacity, heat rate and availability. Prior to the end of the sixth contract year, Wisconsin Electric has the option to renew the power purchase agreement for another five years beyond its initial eight-year term or purchase the Neenah plant from Mirant Wisconsin for $150 million at the end of that term.

    The Neenah plant is located in the Mid-America Interconnected Network (MAIN) region under the North America Electric Reliability Council that covers predominantly Illinois and eastern Wisconsin. The MAIN market is nominally a 55 GW-sized market that is dominated by coal (54%) and nuclear (28%) generating capacity. The MAIN region is currently in need of both capacity designed for a peak demand periods as well as additional transmission capacity.

    Deregulation of the electricity market in Wisconsin has been slow. The Public Service Commission of Wisconsin and the state legislature currently are studying the deregulation of the electricity market and no material legislation has been enacted to date.

Our Employees

    As of December 31, 2000, we employed, directly or through contracts with Mirant Services, LLC, a subsidiary of Mirant, and Mirant Mid-Atlantic Services, LLC, approximately 1,700 people of whom approximately 1,600 were employed at our power plants. Approximately 66% of the employees at our power plants were represented by the following unions:

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  Utility Worker's Union of America, A.F.L.-C.I.O., Local #392. The current collective bargaining agreements terminate on March 1, 2003.

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  Utility Worker's Union of America, A.F.L.-C.I.O., Local #480. The current collective bargaining agreements terminate on June 1, 2006.

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  Local Union 503, I.B.E.W. The current collective bargaining agreements terminate on May 31, 2003.

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  United Steelworkers of America, A.F.L.-C.I.O.-C.L.C. The current collective bargaining agreements terminate in December 31, 2004.

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  Local Union 1900, International Brotherhood of Electrical Workers. The current agreement expires on May 31, 2003. However, the contract is subject to reopening for wages and benefits in 2002.

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  International Brotherhood of Electrical Workers Local #1245. The collective bargaining agreement terminates on October 31, 2004.

    We believe that we have a good relationship with our employees.

Facilities/Properties

    We share our corporate offices with Mirant, which currently occupies approximately 300,000 square feet of leased office space in Atlanta, Georgia. Mirant has signed long-term leases for these facilities. In addition to our corporate office space, we lease or own various real property and facilities relating to our operations. We believe that all of our existing office and generating facilities are adequate for our needs through calendar year 2001. If we require additional space, we believe that we will be able to secure space on commercially reasonable terms without undue disruption to our operations.

Legal Proceedings

    California Reliability-Must-Run Agreements.  Mirant California acquired generation assets from Pacific Gas and Electric Company in April 1999, subject to reliability-must-run agreements. These agreements allow the CAISO, under certain conditions, to require certain Mirant California subsidiaries to run the acquired generation assets in order to support the reliability of the California electric transmission system. Mirant California assumed these agreements from Pacific Gas and Electric Company prior to the outcome of a FERC proceeding initiated in October 1997 that will determine the percentage of a $158.8 million annual fixed revenue requirement to be paid to Mirant California by the CAISO under the reliability-must-run agreements. This revenue requirement was negotiated as part of a prior settlement of a FERC rate proceeding. Mirant California contends that the amount paid by the CAISO should reflect an allocation based on the CAISO's right to call on the units (as defined by the reliability-must-run agreements) and the CAISO's actual calls. This approach would result in annual payments by the CAISO of approximately $120 million, or 75% of the settled fixed revenue requirement. The decision in this case will affect the amount the CAISO will pay to Mirant California for the period from June 1, 1999 through December 31, 2001. On June 7, 2000, the presiding administrative law judge issued an initial decision in which responsibility to the CAISO for payment of approximately 3% of the revenue requirement was allocated. On July 7, 2000, Mirant California appealed the administrative law judge's decision to the FERC. The outcome of this appeal cannot be determined. A final FERC order in this proceeding may be appealed to the U.S. Court of Appeals.

    If Mirant California is unsuccessful in its appeal of the administrative law judge's decision, it will be required to refund certain amounts of the revenue requirement paid by the CAISO for the period from June 1, 1999 until the final disposition of the appeal. The amount of this refund as of March 31, 2001 would have been approximately $156 million, which is reflected as a current liability on our balance sheet for March 31, 2001, however, there would have been no effect on net income for the first quarter of 2001. This amount does not include interest that may be payable in the event of a refund. If Mirant California is unsuccessful in its appeal, it may pursue other options available under the reliability-must-run agreements to mitigate the impact of the administrative law judge's decision upon its future operations.

    CAISO Claim for Excessive Charges.  The CAISO has asserted in a March 22, 2001 filing at FERC that sellers in the California wholesale electricity market have, as a group, charged amounts in the period from May 2000 through February 2001 that exceeded just and reasonable charges by an amount in excess of $6 billion. The CAISO has also asserted that during that period generators in California bid prices into the CAISO real time markets that exceeded just and reasonable amounts by approximately $505 million in the aggregate, of which a single generator (subsequently identified in a news report as Mirant) was alleged by the CAISO to have overcharged by approximately $97 million. We cannot predict the outcome of this proceeding at this time.

    CARE Compliant.  On April 16, 2001, Californians for Renewable Energy, Inc. (CARE) filed a complaint at the FERC against Mirant and three other suppliers alleging that those suppliers withheld power to contrive an energy shortage and to test their market power in violation of the Federal Power Act, federal and state anti-trust laws, Title VI of the Civil Rights Act of 1964 and the North American Free Trade Agreement. The complaint seeks refunds of overcharges and unspecified damages. We cannot predict at this time the outcome of this proceeding.

    California and Washington Attorney General, California Public Utilities Commission, California State Senate and Oregon Department of Justice Investigations.  The California Public Utilities Commission, the California Attorney General's office, the Oregon Department of Justice and the Washington Attorney General's office have each launched investigations into the western United States energy markets that have resulted in the issuance of subpoenas to several Mirant entities. The California Public Utilities Commission issued subpoenas to Mirant entities in August and September of 2000 and on June 11, 2001. In addition, the California Public Utilities Commission has had personnel onsite on a periodic basis at Mirant California's generating facilities since December 2000. The California Attorney General issued its subpoena to Mirant and certain of its subsidiaries in February of 2001 under the following caption: "In the Matter of the Investigation of Possibly Unlawful, Unfair, or Anti-Competitive Behavior Affecting Electricity Prices in California." According to recent press accounts, on June 12, 2001, the California Attorney General stated that he would convene a criminal grand jury on or shortly after July 1, 2001 to investigate alleged antitrust violations and other unfair trade practices by power generators, presumably including Mirant and its subsidiaries.

    The Oregon Department of Justice and the Washington Attorney General issued subpoenas requesting certain information in connection with their investigations on June 4 and 8, 2001, respectively. Each of these subpoenas could impose significant compliance costs on Mirant or its subsidiaries. Despite various measures taken to protect the confidentiality of sensitive information produced to these agencies, there remains a risk of governmental disclosure of the confidential, proprietary and trade secret information obtained by the California Public Utilities Commission, the Attorney General of both California and Washington and the Oregon Department of Justice through this process.

    On April 13, 2001, Reliant Energy, Inc. filed suit against the Attorney General regarding the confidentiality of the sensitive information requested. Various subsidiaries of Mirant joined that suit on April 18, 2001. Also on April 18, 2001, the Attorney General filed suit against Mirant seeking to compel Mirant to produce documents in the investigation.

    On March 14, 2001, the California Senate announced the formation of a committee to investigate alleged manipulation in the state electricity and natural gas markets. Mirant has received document requests in this investigation and received a subpoena on June 12, 2001 formalizing the request. Mirant has also been asked to make a presentation to the Senate committee. Senator Dunn, a California State Senator, announced on May 3, 2001 that he had invited the California Attorney General, as well as the District Attorneys from across the state to "collaborate" with the Senate Select Committee's investigation. As of June 4, 2001, only the San Joaquin District Attorney has accepted the invitation, and the San Joaquin District Attorney's office used Dunn's announcement as a venue to disclose that it had opened its own criminal investigation into the wholesale energy markets on April 11, 2001.

    The investigations of the San Joaquin District Attorney, the Attorney General of both California and Washington, the Oregon Department of Justice and the Senate Select Committee are all of a kind in that they seek to determine whether any market participants engaged in unlawful conduct which resulted in higher power prices. While Mirant will vigorously defend any claims of potential civil liability or criminal wrong-doing asserted against it or its subsidiaries, the results of such investigations cannot now be determined.

    California Litigation.  Six lawsuits have been filed in the superior courts of California alleging that certain owners of electric generation facilities in California and energy marketers, including Mirant, Mirant Americas Energy Marketing, Mirant Delta and Mirant Potrero, engaged in various unlawful and anti-competitive acts that served to manipulate wholesale power markets and inflate wholesale electricity prices in California. Four of the suits seek class action status. One lawsuit alleges that, as a result of the defendants' conduct, customers paid approximately $4 billion more for electricity than they otherwise would have and seeks an award of treble damages, as well as other injunctive and equitable relief. One lawsuit also names certain of Mirant's officers individually as defendants and alleges that the state had to spend more than $6 billion purchasing electricity and that if an injunction is not issued, the state will be required to spend more than $150 million per day purchasing electricity. The other suits likewise seek treble damages and equitable relief. While two of the suits name Southern Company as a defendant, it appears that the allegations, as they may relate to Southern Company and its subsidiaries, are directed to activities of subsidiaries of Mirant. One such suit names Mirant itself as a defendant. Southern Company has notified Mirant of its claim for indemnification for costs associated with theses actions under the terms of the Master Separation Agreement that governs the separation of Mirant from Southern Company, and Mirant has undertaken the defense of all of the claims. The final outcome of the lawsuits cannot now be determined.

    Consumers Union Complaint.  On June 15, 2001, the Consumers Union of U.S., Inc. filed a petition at the FERC requesting immediate action to protect consumers against unjust and unreasonable charges for electricity in the western United States, including (1) the immediate suspension of market-based rate authority for all sellers subject to FERC jurisdiction, (2) the requirement of sellers to make cost of service filings with the FERC, (3) the determination of just and reasonable rates for sellers based on the seller's cost of service, and (4) the ordering of refunds for any unjust or unreasonable rates and charges. We cannot now determine what action, if any, the FERC will take.

    Certain CAISO and California Power Exchange Transactions.  For a discussion of the obligation of our California subsidiaries to refund certain costs or provide justification of prices charged in certain transactions into the CAISO and California Power Exchange markets, see "Our Business—Operations—Recent Developments in the California Electricity Market—CAISO and California Power Exchange Price Caps."

    Environmental Information Requests.  Along with several other electric generators that own facilities in New York, in October 1999 Mirant New York received an information request from the State of New York concerning the air quality control implications of various repairs and maintenance activities of Mirant New York at its Lovett facility. Mirant New York responded fully to this request and provided all of the information requested by the State. The State of New York issued notices of violation to some of the utilities being investigated. The State issued a notice of violation to the previous owner of the Lovett facility, Orange and Rockland Utilities, Inc., alleging violations associated with the operation of the Lovett facility prior to the acquisition of the plant by Mirant New York. To date, Mirant New York has not received a notice of violation. Mirant New York disagrees with the allegations of violations in the notice of violation issued to the previous owner. The notice of violation does not specify corrective actions that the State of New York may require. Under the sales agreement with Orange and Rockland Utilities, Inc. for the Lovett facility, Orange and Rockland Utilities, Inc. is responsible for fines and penalties arising from historical operations, but Mirant New York may be responsible for the cost of purchasing and installing emission control equipment, the cost of which may be material. Mirant New York is engaged in discussions with the State to explore a resolution of this matter.

    In January 2001, the EPA, Region 3 issued a request for information to Mirant Mid-Atlantic concerning the air permitting implications of past repair and maintenance activities at the Potomac River plant in Virginia and Chalk Point, Dickerson and Morgantown plants in Maryland. Mirant Mid-Atlantic is in the process of responding fully to this request.

    State Line Litigation.  On July 28, 1998, an explosion occurred at our State Line facility causing a fire and substantial damage to the plant. The precise cause of the explosion and fire has not been determined. Thus far, seven personal injury lawsuits have been filed against Mirant, five of which were filed in Cook County, Illinois. Mirant filed a motion to dismiss these five cases in 1998 for lack of "in personam" jurisdiction. The motion was denied in August 1999. In October 1999, the Appellate Court of Illinois granted Mirant's petition for leave to appeal. The outcome of these proceedings cannot now be determined and an estimated range of loss cannot be made.

    Mirant New York Litigation.  Mirant New York is currently involved in litigation to enforce a property tax settlement agreement in which it seeks a refund of certain real estate taxes and a reduction of future assessments on its property in New York. The outcome of these proceedings and the amount of such refund, if any, cannot presently be determined.

    In addition to the proceedings described above, we experience routine litigation from time to time in the normal course of our business, which is not expected to have a material adverse effect on our financial condition or results of operations.

Regulation

U.S. Public Utility Regulation

    The U.S. electric industry is subject to comprehensive regulation at the federal and state levels. Currently, our facilities are exempt wholesale generators under PUHCA. Our exempt wholesale generators are subject to regulation by the FERC under the Federal Power Act regarding rate matters and by state public utility commissions regarding non-rate matters. The majority of our generation from exempt wholesale generators is sold at market prices under market rate authority granted by the FERC, although the FERC has the authority to impose cost of service rate regulation if it determines that market pricing is not in the public interest. Independent system operators also have imposed price caps as part of their regulation of energy exchange participation. Our exempt wholesale generators are also subject to the FERC regulation relating to accounting and reporting requirements, as well as oversight of mergers and acquisitions, securities issuances and dispositions of facilities.

    State or local authorities have historically regulated the distribution and retail sale of electricity, as well as the siting and construction of generating facilities. In addition, our exempt wholesale generators may be subject to a variety of state and local regulations regarding maintenance and expansion of their facilities and financing capital additions if the financing is subject to state public service commission regulation. Outside of the Electric Reliability Council of Texas, the wholesale power sales of our exempt wholesale generators are subject exclusively to FERC regulation under the Federal Power Act and to market regulation institutions, such as regional transmission group and independent system operator market monitoring initiatives authorized by the FERC.

    Currently, we are not subject to, and we do not expect to be subject to, PUHCA unless or until we acquire the securities of a public utility company or public utility assets that are not exempt as an exempt wholesale generator, foreign utility company or qualifying facility.

    Congress is considering legislation to modify federal laws affecting the electric industry. Bills have been introduced in the Senate and the House of Representatives that would, among other things, provide retail electric customers with the right to choose their power suppliers. Modifications to PURPA and PUHCA have also been proposed. In addition, various states have either enacted or are considering legislation designed to deregulate the production and sale of electricity. Deregulation is expected to result in a shift from cost-based rates to market-based rates for electric energy and related services. Although the legislation and regulatory initiatives vary, common themes include the availability of market pricing, retail customer choice, recovery of stranded costs and separation of generation assets from transmission, distribution and other assets. It is unclear whether or when all power customers will obtain open access to power supplies. Decisions by regulatory agencies may have a significant impact on the future economics of our business.

    In emergency conditions, such as have recently occurred in California, our public utility operations may be subject to extraordinary and costly emergency service requirements. The Department of Energy recently exercised its emergency authority to require interconnections and sales of power into the California market, and further orders of this nature may be issued with respect to either the California market or other markets in the event the Department of Energy or other state or federal regulatory agencies deem emergency conditions to exist.

    The FERC has issued power and gas transmission initiatives that require electric and gas transmission services be offered on an open-access basis unbundled from commodity sales. Although these initiatives are designed to encourage wholesale market transactions for electricity and gas, we cannot predict the timing of industry changes as a result of these initiatives or the adequacy of transmission additions in specific markets.

Environmental Regulation

    Our operations are subject to extensive federal, state and local laws and regulations relating to air quality, water quality, waste management, natural resources and health and safety. Our compliance with these environmental requirements necessitates significant capital and operating expenditures related to monitoring, pollution control equipment, emission fees and permitting at various operating facilities. Our expenditures, while not prohibitive in the past, are anticipated to increase in the future along with the increase in stricter standards, greater regulation, more extensive permitting requirements and an increase in the number and types of assets we operate that are subject to environmental regulation. We cannot assure you that future compliance with these environmental requirements will not adversely affect our operations or financial condition.

    Over the past several years, the utility industry, state, federal and foreign governments and international organizations have been concerned about global climate change. Because our fossil fuel-fired plants emit carbon dioxide, the costs of any "greenhouse gas" restrictions could adversely affect our operations. The impact of future regulations on our facilities and operations remains uncertain.

    The environmental laws and regulations in the United States illustrate the comprehensive environmental regulations that govern our operations. Our most significant environmental requirements result from the Clean Air Act and the 1990 Clean Air Act Amendments. Under the Clean Air Act, we are required to comply with a broad range of restrictions concerning air emissions, operating practices and pollution control equipment. Several of our facilities are located in or near metropolitan areas such as New York City, Boston, Chicago, Washington, D.C. or San Francisco, classified by the EPA as not achieving the ambient air quality standards, thereby triggering the most stringent air regulation requirements.

    In the future, we anticipate increased regulation of our facilities under the Clean Air Act and applicable state laws and regulations concerning air quality. The EPA and several states are in the process of enacting more stringent air quality regulatory requirements. For example, the EPA recently promulgated a new regulation, known as the "Section 126 Rule," that allocates nitrogen oxide emissions allowances to various electric generating facilities in twelve states, including Indiana, Maryland, New York, Virginia and the District of Columbia. The Section 126 Rule becomes effective on May 1, 2003. The EPA also has established nitrogen oxide emission caps for several eastern states that must be implemented by these states beginning May 2004. Under either rule, if a plant exceeds its allocated allowances under this rule, the plant must purchase additional, unused allowances from other regulated plants or install controls to reduce emissions. The Commonwealth of Massachusetts has issued, and the State of New York is developing, regulations to further reduce nitrogen oxide and sulfur dioxide emissions. We expect to incur additional compliance costs as a result of these developments.

    On November 3, 1999, the United States Department of Justice filed a complaint against seven electric utilities for alleged violations of Clean Air Act requirements related to modifications of existing sources at coal-fired utility generation stations located in the southern and midwestern regions of the United States and also issued an administrative order to the Tennessee Valley Authority for similar violations at seven of its coal-fired power plants. Since then, the EPA has added additional utilities to the litigation and has also issued administrative notices of violation alleging similar violations at other coal-fired power plants. The electric utility industry strongly disagrees with the EPA's positions in the law suits. To date no lawsuits or administrative actions alleging similar violations have been brought by the EPA against us, our subsidiaries or any of our power plants, but the EPA has requested information concerning four of Mirant Mid-Atlantic's plants. Also, the State of New York has issued a notice of violation to the previous owner of our Lovett facility. For more information about the matter, see "—Legal Proceedings." We cannot assure you that lawsuits or other administrative actions against our power plants will not be filed or taken in the future. If an action is filed against us or our power plants and we are judged to not be in compliance, this could require substantial expenditures to bring our power plants into compliance and have a material adverse effect on our financial condition, cash flows and results of operations.

    Several other environmental laws in the United States also affect our operations. For example, we are required under the Clean Water Act to comply with effluent and intake requirements, technological controls and operating practices. Our wastewater discharges are permitted under the Clean Water Act, and our permits under the Clean Water Act are subject to review every five years. As with air quality, the requirements applicable to water quality are expected to increase in the future. For example, the EPA has proposed a new rule that would impose more stringent standards on the cooling water intakes for new plants and is scheduled to propose a similar regulation for intakes on existing plants. We expect to incur additional compliance costs as a result of the increased regulation of water quality.

    Our facilities are also subject to several waste management laws and regulations in the United States. The Resource Conservation and Recycling Act sets forth very comprehensive requirements for handling of solid and hazardous wastes. The generation of electricity produces non-hazardous and hazardous materials, and we incur substantial costs to store and dispose of waste materials from our facilities. Recently, the EPA indicated that it may begin to regulate fossil fuel combustion materials, including types of coal ash, as hazardous waste under the Resource Conservation and Recycling Act. If the EPA implements its initial proposals on this issue, we may be required to change our current waste management practices and expend significant resources on the increased waste management requirements caused by the EPA's change in policy.

    From time to time, the federal Comprehensive Environmental Response, Compensation and Liability Act, known as the Superfund, applies to our facilities or other sites in the United States. The Superfund establishes a framework for dealing with the cleanup of contaminated sites. Many states, like Massachusetts, New Jersey and Georgia, have enacted state superfund statutes. Under these laws, we are required to undertake, from time to time, corrective action for soil and groundwater conditions identified at our facilities. We are currently undertaking corrective action at some of our recently acquired facilities for conditions that were identified during our due diligence related to the acquisition. We have purchased environmental insurance at some of our facilities to mitigate risks associated with some of these conditions, as well as other unknown environmental conditions. We do not expect these corrective actions to require significant expenditures.

    In connection with asset acquisitions and other transactions, we also may obtain or be required to provide indemnification against environmental liabilities and responsibilities. Typically, the indemnification we receive is limited in scope and time period. In some transactions, we did not receive an environmental indemnity. To minimize our exposure for such liabilities, we conduct, through environmental due diligence, assessments of the assets we wish to acquire or operate. Thus far, we have not incurred any material environmental liabilities arising from our acquisition or divestiture activities.

    We believe we are in compliance in all material respects with applicable environmental laws. While we believe our procedures and facilities comply with applicable environmental laws and regulations, we cannot provide assurances that additional costs will not be incurred as a result of new interpretations or applications of existing laws and regulations or the enactment of more stringent requirements.

Summary of the Independent Engineer's Report

    As independent engineer, R.W. Beck, Inc. has prepared a report dated April 26, 2001 a copy of which is attached as Annex A to this prospectus, and a supplement to the report available by accessing Mirant's Form 8-K, filed on April 27, 2001. See "Where You Can Find More Information." Following is a summary of the conclusions reached by the independent engineer in its report. The independent engineer's conclusions are subject to the assumptions and qualifications set forth in the Independent Engineer's Report, and you should read this summary in conjunction with the full text of the Independent Engineer's Report. All capitalized terms in this summary are defined in the attached Independent Engineer's Report.

    The independent engineer has expressed the following opinions:

      1.  The sites for the Mirant Generation Facilities are suitable for the Mirant Generation Facilities' continued operation.

      2.  The Mirant Generation Facilities have been operated and maintained in accordance with generally accepted industry practices, and the technologies in use at the Mirant Generation Facilities are sound, proven conventional methods of electric generation. If operated and maintained as proposed by Mirant Generation and the project companies, the Mirant Generation Facilities should be capable of meeting the requirements of the respective power purchase agreements and currently applicable environmental permit requirements. Furthermore, all off-site requirements of the Mirant Generation Facilities have been adequately provided for, including fuel supply, water supply, ash and wastewater disposal, and electrical interconnection.

      3.  The Mirant Generation Facilities should be capable of achieving the projected annual average net capacities, annual equivalent availability factors, net generation, and net heat rates assumed in the Projected Operating Results.

      4.  Provided that: (1) the units are operated and maintained by Mirant Generation in accordance with the policies and procedures as presented by Mirant Generation; (2) all required renewals and replacements are made on a timely basis as the units age; and (3) fuels burned by the units are within the expected ranges with respect to quantity and quality, the Mirant Generation Facilities should have useful lives of at least 20 years.

      5.  Through either the experience of the existing personnel or other Mirant operating subsidiaries, Mirant Generation has demonstrated the capability to operate the Mirant Generation Facilities. With the exception of the Neenah and Bosque Facilities, for which operating procedures have not been reviewed, the operating programs and procedures which are currently in place for the Mirant Generation Facilities are consistent with generally accepted practices in the industry, and Mirant Generation has incorporated organizational structures that are comparable to other facilities using similar technologies.

      6.  The Environmental Site Assessments (ESAs) and updated report for the sites of the Mirant Mid-Atlantic Facilities were conducted in a manner consistent with industry standards, using comparable industry protocols for similar studies with which we are familiar. With respect to the other Mirant Generation Facilities, because no updated ESAs of previous or recent environmental investigations regarding the potential for site contamination issues at the other sites have been provided for our review, we can offer no opinion with respect to potential site contamination issues at the sites of the other Mirant Generation Facilities, if any, or potential future remediation costs should contamination be found.

      7.  The major permits and approvals required to operate the Mirant Generation Facilities have been obtained and are currently valid or are in the process of being renewed, and we are not aware of any technical circumstances that would prevent the renewal of the major permits or approvals.

      8.  The Mirant Generation Facilities appear to be in material compliance with the various conditions set forth in the key permits and approvals and consent orders as applicable.

      9.  Mirant Generation's estimates of the costs of operating and maintaining the Mirant Generation Facilities, including provision for capital expenditures and major maintenance, are within the range of the costs of similar plants with which we are familiar.

      10.  For the Base Case Projected Operating Results, the projected revenues from the sale of electricity are adequate to pay annual operating and maintenance expenses (including capital expenditures and major maintenance), fuel expense, and other operating expenses. Such revenues provide an annual interest coverage on the Notes of at least 2.71 times the annual interest requirement in each year during the term of the Notes and a weighted average coverage of 4.27 times the annual interest requirements over the term of the Notes. There is insufficient cash available after the payment of interest in 2006, 2011 and 2031 to repay the entire principal due on the Notes. Mirant Generation has assumed that the Notes will be refinanced upon maturity.

Summary of the Independent Market Expert's Report

    PA Consulting Services Inc. (PA), our independent market consultant, has prepared an Independent Market Expert's Report dated March 12, 2001, a copy of which is attached as Annex B to this prospectus.

    In the preparation of the Independent Market Expert's Report, and the opinion contained in the report, the independent market consultant has made the following qualifications about the information contained in its report and the circumstances under which the report was prepared:

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  Some information in the report is necessarily based on predictions and estimates of future events and behaviors.

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  Such predictions or estimates may differ from that which other experts specializing in the electricity industry might present.

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  Actual results may differ, perhaps materially, from those projected.

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  The provision of the report does not obviate the need for potential investors to make further appropriate inquiries as to the accuracy of the information included in the report, or to undertake an analysis of their own.

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  The report is not intended to be a complete and exhaustive analysis of the subject issues, and therefore will not consider some factors that are important to a potential investor's decision making.

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  The Independent Market Consultant and its employees cannot accept liability for loss, whether direct or consequential, suffered in consequence of reliance on its report, and nothing in the report should be taken as a promise or guarantee as to the occurrence of any future events.

Market Description

    The portfolio of Mirant Generation's assets totals 12,480 MW located in the following markets: Pennsylvania-New Jersey-Maryland Interconnection LLC (PJM), Mid-America Interconnected Network (MAIN), East Central Area Reliability Coordination Agreement (ECAR), Western Systems Coordinating Council (WSCC) California, New York Power Pool (New York), New England Power Pool (NEPOOL), and Electric Reliability Council of Texas (ERCOT).

    Over the past two decades, the structure of the electric power industry has been dramatically changed by the emergence of a networked industry. A market trend that has paralleled the integration of the transmission network is the introduction of wholesale and retail competition in formerly regulated markets. Some regions currently have fixed reserve margin requirements coupled with capacity markets, while others implicitly price capacity through on-peak energy prices, ancillary service prices, and bilateral option contracts. In addition, some regions have developed bid-based markets for the provision of energy, ancillary services, and/or capacity, while others continue to rely on bilateral contracts. It is not clear which model will eventually become more widespread. For example, in the California market, recent developments have slowed the deregulation paradigm; the California Power Exchange has suspended operations and utilities have been forced to seek bilateral contracts. Nevertheless, in both types of markets, new generating capacity will be developed based on the revenue streams determined through competition. While the type of market in place in a given region will determine the composition of the revenue streams and will affect the mix and timing of new generating units, the financial return on new assets is likely to be similar in both types of markets, as generators seek to cover their total going-forward costs.

Forecasting Methodology

    The following is PA's description of its forecasting methodology.

    PA employs its proprietary market valuation process, MVPSM, to estimate the value of electric generation units based upon the level of energy prices and their volatility. MVPSM is a three-step process. The first step is to conduct a "fundamental analysis" to examine how the level of prices responds to changes in the fundamental drivers of supply and demand. The fundamental analysis is conducted with a production-cost model that provides insights into the basic market drivers: fuel prices, demand, entry, and exit. The second step utilizes the results of the fundamental analysis to derive a "real market" price shape from the fundamental price levels. This step also characterizes the hourly volatility in the fundamental prices. The third step examines how a generation unit responds to those prices and derives value from operational decisions. Through the three-step process MVPSM integrates the fundamental and volatility approaches to create a better estimate of the value of a generating unit by accounting for volatility effects and changes in the fundamental drivers of electricity prices. The WSCC, New York, NEPOOL, and PJM markets are modeled using the MVPSM method. The ERCOT,

ECAR, and MAIN regions are modeled using the fundamental analysis due to the nature of the assets and their contractual arrangements.

Key Assumptions

    In developing its capacity and energy market price forecasts for the markets mentioned above, the independent market consultant made some assumptions related to those markets, including assumptions relating to:

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  demand growth

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  fuel prices

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  capacity additions.

    Each of these assumptions, as well as the input assumptions used in its volatility analyses, is described in detail in the Independent Market Expert's Report.

Results and Sensitivity Cases

    PA modeled the generation asset portfolio under five scenarios: base case, high and low fuel cases, PJM and NPCC generation overbuild, and above normal hydro conditions for California. Initially a base case was developed for each region using the assumptions mentioned above. The base case is not defined as the most likely case. Four sensitivity cases were then developed to aid in understanding some of the downside risks of operating generation assets. The cases presented herein are:

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  high fuel: an upward shift in prices of oil and gas

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  low fuel: a downward shift in prices of oil and gas

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  overbuild: the potential for generation capacity overbuild in the Northeast region resulting from market over exuberance

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  high hydro: the possibility of surplus energy and capacity resulting from above average hydro conditions in the WSCC region.

    Total projected revenues for all of Mirant Generation's assets for each sensitivity case for the period 2001-2020 are described in detail in the Independent Market Expert's Report.

Conclusions

    Power markets throughout the United States are presently undergoing fundamental change. Market structures are changing to support the introduction of a more competitive environment in the power generation industry. Power pools are being replaced by independent system operators (ISOs) that have both system operations and market operations functions. Through the creation of the new market institutions, participants intend to create efficient power markets where buyers and sellers of generation services will be able to transact business with greater speed.

    In this new environment the nature of electricity pricing, and consequently revenue generation, is shifting away from administered regulation and toward market mechanisms driven by competition. The expected increase in price volatility and related risks associated with these new markets presents both tremendous upside and downside potential for certain generators. In response to these changes, many vertically integrated utilities are re-examining their business model and adjusting their generation asset portfolios. A select group of these utilities have adopted a diverse approach in assembling generation asset portfolios that take advantage of market opportunities. These portfolios are being assembled through utility mergers, new construction, and through the acquisition of assets divested from producers partially or completely exiting the generation business. These portfolios, like the Mirant Generation portfolio, offer decreased risk, as they portray fuel and unit diversity.

OUR AFFILIATES

Mirant

    Our indirect parent, Mirant, is a global competitive energy company with leading energy marketing and risk-management expertise. Mirant has extensive operations in North America, Europe and Asia. Mirant owns more than 20,000 MW of electric generating capacity around the world, with approximately 9,000 MW of additional electric generating capacity under development in North America. Mirant develops, constructs, owns and operates power plants, and sells wholesale electricity gas and other energy-related commodity products. Mirant considers a project to be under development when it has contracted to purchase machinery for the project, it owns or controls the project site and it is in the permitting process. These projects may or may not have received all of the necessary permits and approvals to begin construction. Mirant cannot provide assurance that these projects or pending acquisitions will be completed. In North America, Mirant also controls access to approximately 3.7 billion cubic feet per day of natural gas production, more than 2.1 billion cubic feet per day of natural gas transportation and approximately 41 billion cubic feet of natural gas storage. We own or control approximately 62% of Mirant's total generating capacity.

    Mirant has ownership and control of power generation and natural gas assets and energy marketing operations in North America and generation, transmission and distribution operations in South America and the Caribbean. Mirant owns and leases power plants in North America with a total generation capacity of over 12,300 MW, and it controls over 2,500 MW of additional generating capacity through management contracts.

    In Europe, Mirant owns a 49% economic interest in Western Power Distribution Holdings UK, whose subsidiaries distribute electricity to approximately 1.4 million end-users in southwest England and approximately 1 million end-users in South Wales. Mirant also owns a 49% economic interest in WPD Limited, which provides water and wastewater treatment services to most of Wales and adjoining parts of England. A binding sale agreement has been signed to sell the water and wastewater treatment services business, subject to the satisfaction of certain conditions. Mirant also owns a 45% interest in Bewag, an electric utility serving over 2 million customers in Berlin, Germany. Mirant's European marketing and risk management business trades power in the Nordic energy markets, as well as in Germany, the Netherlands and Switzerland.

    Mirant, through wholly owned subsidiaries, owns Mirant Asia-Pacific, one of Asia's largest independent power producers with experience in developing, constructing, owning and operating electric power generation facilities in Asia. The majority of Mirant Asia-Pacific's assets are located in the Philippines, with additional assets located in China and Australia. Mirant has a net ownership interest of approximately 3,100 MW of generation capacity in the Philippines and China, with ownership interest in another 250 MW under construction in the Philippines and another 60 MW under construction in China, a coal mining company in Australia and a development team and corporate staff based in Hong Kong. Mirant is currently conducting business development activities in six countries: Australia, China, India, the Philippines, South Korea and Singapore. Most of Mirant's revenues in the Asia-Pacific region have been derived from contracts with government entities or regional power boards and are predominantly linked to the U.S. dollar to mitigate foreign currency exchange risk.

    Mirant was formerly a wholly owned subsidiary of Southern Company. In October 2000, Mirant closed an initial public offering of 66.7 million shares or 19.7% of its common stock. On April 2, 2001, Southern Company distributed the remaining shares of Mirant's common stock to holders of Southern Company's common stock and Mirant ceased being its subsidiary. In April 2001, Mirant was added to the S&P 500 index. For more information on the distribution, see Southern Company's Information Statement filed on Form 8-K with the SEC on March 6, 2001.

    None of our obligations under the Notes will be obligations of, or guaranteed by, Mirant or any of its affiliates.

Mirant Americas Energy Marketing

    Mirant Americas Energy Marketing is an indirect wholly owned subsidiary of Mirant. It engages in the marketing and risk management of energy and energy-linked commodities, including electricity, natural gas, oil, coal and emissions allowances in North America. Mirant Americas Energy Marketing is a leading energy marketer in North America. Mirant Americas Energy Marketing was ranked by Power Markets Weekly as the sixth largest North American power marketer for year 2000 and by Gas Daily as the tenth largest North American gas marketer for year 2000. Mirant Americas Energy Marketing is one of only five companies to be included in the top 10 of both of these rankings.

    Mirant Americas Energy Marketing procures fuel for and markets electricity generated by us and Mirant's North American facilities that are not committed under long-term contracts. In addition, Mirant Americas Energy Marketing provides marketing of these and other energy-linked commodities to third parties. Mirant Americas Energy Marketing employees are located primarily in Atlanta, with a staff divided between marketing, asset optimization, logistics, risk control, information technology and other support functions. In 2000, Mirant Americas Energy Marketing marketed an average of 6.9 billion cubic feet of natural gas per day and sold 203 million MWh of electricity. Mirant Americas Energy Marketing owns two seats on and is a member of the New York Mercantile Exchange and is a FERC licensed national energy wholesaler.

    Mirant Americas Energy Marketing's strategy is to be the marketer and risk manager for affiliates and third parties, including Mirant's North American generating assets, gas production from BP Amoco p.l.c., Pan-Alberta Gas Supply Ltd. and Canadian West Gas Supply and other third-party assets. Mirant Americas Energy Marketing's primary responsibilities are asset optimization and the management and coordination of the flow of energy commodities. We believe that Mirant Americas Energy Marketing's energy marketing and risk management expertise and risk controls will add value to our assets. Over the next decade, we expect Mirant Americas Energy Marketing to take advantage of the expected deregulation of the energy business to build upon its position as a leading energy marketer in North America through its marketing and risk management expertise, risk controls and information systems.

    Mirant Americas Energy Marketing has created a comprehensive control and risk management organization to manage and mitigate market price risk, credit risk and operational risk. Key processes executed by this organization include order entry and transaction verification, control of structured transactions, internal and external counterparty credit evaluation, value at risk limits, stress tests, close monitoring of all positions and value at risk and an independent daily marked-to-market portfolio valuation.

Mirant Development

    Mirant Development is an indirect wholly owned subsidiary of Mirant. We expect Mirant Development to manage development and construction projects for its affiliates. Some of our operating subsidiaries have submitted permit applications for new units at their facilities. Our current business plan is to have the development rights and permits for these units transferred, if feasible, to new subsidiaries either owned by us or by Mirant Americas. Mirant Development and its affiliates also acquire land for additional development in our target markets. Where appropriate, we will integrate completed projects into our existing capital base.

    Mirant Development currently has over 5,500 MW of generation facilities under development in our core regions, which we expect to have the right, but not the obligation, to purchase or retain, as appropriate, upon commercial completion. Mirant Development and its affiliates have entered into agreements to provide for the necessary equipment for this construction. These projects will primarily utilize gas-fired technologies in a variety of proven commercial configurations based on the needs of the regions in which the assets will operate.

MANAGEMENT

Directors and Executive Officers

    The following table sets forth information with respect to our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Richard J. Pershing	54	President, Chief Executive Officer and Director
Randall E. Harrison	49	Senior Vice President, Chief Executive Officer-West Region and Director
Gary J. Morsches	41	Senior Vice President, Chief Executive Officer- East Region and Director
William T. Orr	40	Senior Vice President, Chief Executive Officer-Northeast Region and Director
David R. Rozier, Jr.	47	Senior Vice President, Chief Executive Officer-South Region and Director
Michael L. Smith	42	Senior Vice President, Chief Financial Officer and Director
Anne M. Cleary	40	Vice President and President-Mirant California
Mark S. Lynch	47	Vice President, Chief Operating Officer-Northeast Region and President-Mirant New York/Mirant New England
John L. O'Neal	33	Vice President and President-Mirant Mid-Atlantic
William R. Bechstein	36	Vice President, Assistant Secretary and Director
Daniel P. McCollom	43	Secretary and Director

    Richard J. Pershing, President, Chief Executive Officer and Director. Mr. Pershing has also been Chief Executive Officer of Mirant's Americas group since August 1999 and one of Mirant's Executive Vice Presidents since October 1998. He is responsible for Mirant's North American, South American and Caribbean operations. From November 1997 to October 1998, he was one of Mirant's Senior Vice Presidents. Prior to joining Mirant in 1992, Mr. Pershing held various executive and management positions at Georgia Power Company.

    Randall E. Harrison, Senior Vice President, Chief Executive Officer-West Region and Director. Mr. Harrison has also been Senior Vice President-Americas Group since September 2000. From January 1999 to September 2000, Mr. Harrison was Chief Executive Officer of Mirant California, and from November 1996 to January 1999, he served as Vice President of Business Development for Mirant's North America division. Prior to this role, since March 1995, Mr. Harrison was assigned as a Project Director for Mirant's North America business development division.

    Gary J. Morsches, Senior Vice President, Chief Executive Officer-East Region and Director. Mr. Morsches has also served as Chief Executive Officer of Mirant Mid-Atlantic and Senior Vice President-Americas Group since November 8, 2000. Prior to this, Mr. Morsches served as President of Mirant Americas Energy Marketing from October 1999. From October 1998 to October 1999, Mr. Morsches was the Senior Vice President and Chief Operating Officer of Mirant Americas Energy Marketing. Prior to that, Mr. Morsches served on Mirant Americas Energy Marketing's Vice President of Trading and served in this capacity since he joined Mirant Americas Energy Marketing in 1997. Prior to joining Mirant Americas Energy Marketing, Mr. Morsches served in various commercial roles with Sostram Corporation, Enron Gas Services Company, Access Energy and Diamond Shamrock Refinery & Marketing Company.

    William T. Orr, Senior Vice President, Chief Executive Officer-Northeast Region and Director. Mr. Orr has also been Senior Vice President-Americas Group since September 2000. Previously, since 1998, Mr. Orr was Regional Vice President of Mirant Americas Energy Marketing. In this role he managed trading, asset management, and sales/marketing for the Western region of Mirant Americas Energy Marketing operations. From 1996 until 1998, Mr. Orr was Vice President of marketing at Mirant Americas Energy Marketing, where he managed unregulated sales and marketing functions for North American operations. Prior to joining Mirant Americas Energy Marketing, Mr. Orr was Director of commercial business for Ferrell North America, a division of Ferrellgas.

    David R. Rozier, Jr., Senior Vice President, Chief Executive Officer-South Region and Director. Mr. Rozier has also been Senior Vice President-Americas Group since September 2000. Previously, since February 1999, Mr. Rozier was Vice President of the Mid-Continent for Mirant Americas. In this role, he managed operations and development of power generation projects in the Mid-Continent Region. Mr. Rozier joined Mirant in October 1996 and served as assistant controller and director of financial planning. Prior to joining Mirant, Mr. Rozier held various roles with Georgia Power Company, including Regional Manager, Manager of Federal Legislative Affairs and Manager of Capital Budgeting.

    Michael L. Smith, Senior Vice President, Chief Financial Officer and Director. Mr. Smith has also been Senior Vice President and Chief Financial Officer of Mirant's Americas Group since September 2000 and June 2000, respectively. He is also Vice President of Mirant Mid-Atlantic. From September 1997 through May 2000, Mr. Smith served as the Chief Financial Officer for Mirant Americas Energy Marketing. From 1996 through 1997, Mr. Smith was Manager of Planning and Evaluation for Vastar Resources, Inc., and from 1994 through 1995, Mr. Smith was Vastar's Resources' Manager of Business Analysis.

    Anne M. Cleary, Vice President and President of Mirant California. Mrs. Cleary oversees our power generation assets in California. Previously, Mrs. Cleary was Vice President of External and Regulatory Affairs for Mirant Americas. From 1999 until May 2000, Mrs. Cleary served as Vice President of North American Business Development, where she directed all phases of business development, including identification, acquisition and financing of strategic energy investments. Prior to this, Mrs. Cleary held various roles with Mirant and Southern Company Services including Director of Market Analysis and Project Manager in System Planning.

    Mark S. Lynch, Vice President, Chief Operating Officer-Northeast Region and President of Mirant New York/Mirant New England. Mr. Lynch served as Chairman of Dwr Cymru, a Welsh water utility located in the United Kingdom since 2000. Mr. Lynch served as Vice President, Power Generation and Delivery at Mississippi Power Company from 1999 to 2000. From 1996 to 1999, Mr. Lynch served as President and Chief Executive Officer for Empresa Electrica del Norte Grande, S.A. (EDELNOR). Mr. Lynch served on the EDELNOR Board of Directors, and was Vice President, Construction and Project Development for Southern Energy from 1995 to 1996.

    John L. O'Neal, Vice-President and President of Mirant Mid-Atlantic. Previously, Mr. O'Neal served as the Director of Asset Management and Cash Trading for the West Region of Mirant Americas Energy Marketing from 1999 to July 2000. Mr. O'Neal traded short-term and forward power throughout the West Region of Mirant Americas Energy Marketing from August 1997 to 1999. Prior to joining Mirant Americas Energy Marketing in 1997, Mr. O'Neal served as assistant to the President and Chief Executive Officer and the Chief Financial Officer of Mirant since 1995.

    William R. Bechstein, Vice President, Assistant Secretary and Director. Mr. Bechstein is currently Vice President and Director, Client Services for Delaware Corporate Management, Inc. He has been employed by Delaware Corporate Management, Inc. since February 1991. Mr. Bechstein serves on the board of directors for a number of Delaware corporations.

    Daniel P. McCollom, Secretary and Director. Mr. McCollom is a partner at the law firm of Morris James Hitchens & Williams LLP. Mr. McCollom serves on the board of directors for a number of Delaware corporations.

Compensation

    All members of our board of directors are officers of Mirant or its subsidiaries, and they do not receive any compensation for their services as directors.

    Mirant Services, LLC, a direct subsidiary of Mirant, directly pays the salaries of our executive officers listed above. A portion of those salaries are effectively paid by us through an executive and administrative services agreement with Mirant Services, LLC. See "Relationships and Related Transactions." For 2000, the aggregate amount of base salaries paid to all officers as a group, on an annual basis for services to us in all capacities, was approximately $2.3 million.

    All members of our management will be eligible to participate in employee benefit plans and arrangements sponsored by Mirant for its similarly situated employees. This includes its pension plan, savings plan, long-term incentive compensation plan, annual incentive compensation plan, health and welfare plans and other plans that may be established in the future.

RELATIONSHIPS AND RELATED TRANSACTIONS

    Each of our subsidiaries and Mirant Services, LLC have entered into an executive and administrative services agreement. Pursuant to these agreements, Mirant Services, LLC provides each subsidiary with various advisory, professional, technical and administrative services. These services include accounting, corporate planning, support, development, executive management, human resources, industrial relations and information services. Each of these agreements will continue in effect for such period as such subsidiary requests services under the agreement. All charges for services rendered under these agreements are based on "cost." All costs that can be directly attributed to a particular service are assigned to the user of that service, and common costs are allocated on a fair and equitable basis.

    Mirant Mid-Atlantic Services, LLC, an indirectly wholly owned subsidiary of Mirant, acting as an independent contractor, hired PEPCO personnel to provide operation, maintenance and general management services and advice to Mirant Mid-Atlantic and some of its subsidiaries. Each company using such personnel pays a fee to Mirant Mid-Atlantic Services, LLC equal to the costs of providing such services. These agreements will expire on December 31, 2001, but will automatically renew for successive one-year terms unless either party to the agreement notifies the other, at least 90 days before the expiration date, that the agreement will not be renewed.

    Some of our operating subsidiaries are developing units on brownfield sites owned by them. These units are in the permitting phase, and once the permits are issued, our current plan is to transfer the right to develop the project and the permits (other than repowering projects), if feasible, to special purpose subsidiaries either owned by Mirant Americas or us. As part of that plan, we expect Mirant or Mirant Americas (or one of their other subsidiaries) to provide the capital required for construction of the projects in a manner which is non-recourse to us. If it is not feasible for the development rights and permits for one or more construction projects to be transferred to special purpose subsidiaries, or under other circumstances, one or more of our operating subsidiaries may become responsible for repayment of construction financing and for other obligations relating to its project. Some or all of these obligations may be owed to affiliates. Also under that plan, we expect that Mirant Development will manage the construction for most of these projects. Once these projects are completed, we expect to have the right, but not the obligation, to retain or purchase the completed units or to assign our rights to others, including affiliates.

    We will make available up to $150 million for Mirant Mid-Atlantic's working capital requirements. In return, Mirant Mid-Atlantic gave us a demand note for the repayment of all sums advanced by us. We have agreed to subordinate payments under the note to Mirant Mid-Atlantic's rent obligations. We expect the subordination agreement will be terminated when the outstanding balance under the note is repaid. Mirant Mid-Atlantic will pay interest at a rate per annum equal to our total cost of borrowed funds from time to time calculated by us. Interest calculated under the note shall be due and payable semiannually, in arrears, on the first day of January and July of each calendar year beginning July 1, 2001. Mirant Mid-Atlantic may also prepay the note in whole or in part, without penalty. As of March 31, 2001, $75 million was outstanding under the note.

    Each of our generating subsidiaries, to the extent permitted by long term agreements with third parties, has entered into a series of agreements with Mirant Americas Energy Marketing, under which Mirant Americas Energy Marketing will supply or arrange for the supply of all fuel required by the generating facilities; bid, schedule and dispatch the generating units; monitor emissions and procure necessary emissions credits; and purchase or arrange for the sale of all capacity, energy and ancillary services produced by the generating facilities.

    The agreements between Mirant Americas Energy Marketing and our Mid-Atlantic, California, New England and New York subsidiaries provide that Mirant Americas Energy Marketing will pay the subsidiaries for the actual price received by Mirant Americas Energy Marketing from third parties for the available capacity, energy and ancillary services produced by the subsidiaries or, in the event such capacity, energy and ancillary services are used to supply Mirant Americas Energy Marketing's obligations under the PEPCO transition power agreements, market prices. Mirant Americas Energy Marketing enters into financial products (including, but not limited to, swaps, contracts for differences, options and weather derivatives) and forward sales, hedges and other transactions, and our subsidiaries receive the gains and bear the losses from such products and transactions. Because Mirant Americas Energy Marketing charges our subsidiaries for credit losses associated with market transactions, our subsidiaries retain the risk of collection for amounts due from third parties for transactions entered into by Mirant Americas Energy Marketing in connection with the assets owned and operated by our subsidiaries. These agreements expire on December 31, 2001, but may be extended by mutual agreement between our subsidiaries and Mirant Americas Energy Marketing.

    In addition to the subsidiaries' payment to Mirant Americas Energy Marketing for fuel and other expenses, Mirant Americas Energy Marketing is entitled to a bonus from the California, Mid-Atlantic, New England and New York subsidiaries if the revenues received by the respective subsidiaries exceed the costs payable, excluding operations and maintenance expenses and lease payments, to Mirant Americas Energy Marketing by a specified amount. We refer to the amount, if any, by which the revenues exceed these costs as net revenues. Our California, Mid-Atlantic, New England and New York subsidiaries retain all net revenues up to a specified threshold, and amounts in excess of such threshold are shared between the subsidiaries and Mirant Americas Energy Marketing. The fees and net revenue sharing arrangements described below are included in the financial projections described elsewhere in this prospectus.

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  Mirant Mid-Atlantic: Mirant Americas Energy Marketing is entitled to a fee of $7.3 million and 50% of the annual net revenue in excess of $896 million.

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  Mirant California: Mirant Americas Energy Marketing is entitled to a fee of $7.6 million and 75% of the annual net revenue in excess of $512 million.

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  Mirant New England: Mirant Americas Energy Marketing is entitled to a fee of $3.9 million and 50% of the annual net revenue in excess of $88 million.

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  Mirant New York: Mirant Americas Energy Marketing is entitled to a fee of $3.0 million and 50% of the annual net revenues in excess of $197 million.

    With respect to the generating facilities located in Texas, Mirant Texas and Mirant Americas Energy Marketing entered into two tolling agreements, under which Mirant Americas Energy Marketing pays Mirant Texas annual capacity based payments on the guaranteed capacity of the generating units. Mirant Americas Energy Marketing also pays Mirant Texas a fee for each MWh of energy generated. One agreement expires on December 31, 2003 and the other expires on May 31, 2005, but each may be extended by mutual agreement.

DESCRIPTION OF THE NEW NOTES AND THE INDENTURE

    The existing notes in aggregate principal amount of $1,750,000,000 were issued under an indenture between us and Bankers Trust Company, as trustee. The new notes will be issued under the indenture in the same aggregate principal amount and will be identical in all material respects to the existing notes, except that the registration rights and related liquidated damages provisions and transfer restrictions applicable to the existing notes are not applicable to the new notes. The indenture is qualified under the Trust Indenture Act. The terms of the new notes include those stated in the indenture and those made part of the indenture by the Trust Indenture Act. We have summarized the material provisions of the indenture and the new notes below. This summary may omit a term or provision that you would consider important, does not purport to be complete and is subject, and is qualified in its entirety by reference, to all of the provisions of the new notes and the indenture, including the definitions of certain terms therein. The definitions of certain capitalized terms used in the summary are set forth below under "Certain Definitions." For a complete description of the new notes, we encourage you to read the indenture. You may obtain a copy of the indenture, including the form of the new notes, by contacting the trustee.

General

    The new notes will be issued under the indenture and series supplemental indentures. The aggregate principal amount of bonds, debentures, promissory notes or other evidences of indebtedness that may be issued under the indenture is unlimited. Subject to the terms of the indenture, we may issue additional notes under the indenture in the future at our discretion. Issuance of individual series of notes, including this offering, will be governed by the indenture and the corresponding series supplemental indenture.

    The new notes will be our senior unsecured obligations and will rank equally in right of payment with all of our other present and future senior unsecured obligations (other than those obligations preferred by operation of law). The new notes will effectively rank junior to any of our secured indebtedness to the extent of the assets securing such indebtedness and to any indebtedness of our subsidiaries.

    The new notes will not be guaranteed by, or otherwise be obligations of, Mirant or any of its direct or indirect subsidiaries other than our company.

Principal, Maturity and Interest

    The new notes are initially limited in aggregate principal amount to $1,750,000,000 ($500,000,000 for the 2006 notes, $850,000,000 for the 2011 notes and $400,000,000 for the 2031 notes). Interest will accrue on the 2006 notes, 2011 notes and 2031 notes at a rate of 7.625%, 8.300% and 9.125% per year, respectively. To the extent any existing notes are not exchanged for new notes, those existing notes will remain outstanding under the indenture and will rank pari passu with the new notes and any other securities issued under the indenture. Interest will be payable on the new notes semiannually on May 1 and November 1 of each year, commencing November 1, 2001 until the principal is paid or made available for payment. Interest on the new notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. No interest will be paid in connection with the exchange. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

    Payment of principal of the new notes will be made against surrender of such new notes at the office or agency maintained by us for such purpose in New York, New York, which initially will be the office of the trustee. Payment of interest on the new notes will be made to the person in whose name such new notes are registered at the close of business on the April 15 or October 15 immediately preceding the relevant interest payment date. For so long as the new notes are issued in book-entry form, payments of interest shall be made in immediately available funds by wire transfer to The Depository Trust Company, or DTC, or its nominee. If the new notes are issued in certificated form to a Holder (as defined below) other than DTC, payments of interest shall be made by check mailed to such Holder at such Holder's registered address or, at our option, to an account at a banking institution in the United States as may be designated in writing to the Trustee at least 16 days prior to the date of payment. Default interest will be paid in the same manner to Holders as of a special record date established in accordance with the indenture.

    All amounts paid by us for the payment of principal, premium (if any) or interest on any new notes that remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us and the Holders of such new notes will thereafter look only to us for payment thereof.

Optional Redemption with Make-Whole Premium

    At any time and at our option, we may redeem the new notes of each series, in whole or in part (if in part, by lot or by such other method as the trustee shall deem fair or appropriate) at the redemption price of 100% of principal amount of such new notes, plus accrued interest on the principal amount of such new notes, if any, to the redemption date, plus the Make-Whole Premium for such new notes.

    We will give notice of redemption to the Holders of new notes to be redeemed by mailing notice of such redemption by first class mail at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holders of new notes at their last addresses as they shall appear in the securities register. Failure to give notice by mail, or any defect in the notice to the Holder of any note designated for redemption as a whole or in part will not affect the validity of the proceedings for the redemption of any other note. The notice of redemption to each Holder will specify that the new notes are being redeemed pursuant to the indenture, the date fixed for redemption, the redemption price, the place or places of payment, the CUSIP and ISIN numbers (as applicable), that payment will be made upon presentation and surrender of the new notes, that interest accrued to the date fixed for redemption will be paid as specified in the indenture and that, on and after that date, interest on the new notes or on the portions to be redeemed will cease to accrue.

Reporting Obligations; Information to Holders

    We will furnish to the trustee:

    (i) unless we are then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 45 days after the end of the first, second and third quarterly accounting periods of each fiscal year (commencing with the quarter ending March 31, 2001), our unaudited consolidated balance sheet as of the last day of such quarterly period and the related consolidated statements of income and cash flows during such quarterly period prepared in accordance with GAAP and (in the case of second and third quarterly periods) for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year;

    (ii) unless we are then filing comparable reports pursuant to the reporting requirements of the Exchange Act, as soon as practicable and in any event within 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2001), our consolidated balance sheet as of the end of such year and the related consolidated statements of income, cash flow and retained earnings during such year setting forth in each case in comparative form corresponding figures from the preceding fiscal year, accompanied by an audit report thereon of a firm of independent public accountants of recognized national standing; and

    (iii) unless we are then registered as a reporting company under the Exchange Act, within 120 days after the end of each of our fiscal years (commencing with the fiscal year ending December 31, 2001), a certificate from our principal executive, financial or accounting officer stating that in the course of the performance by each signer of his duties as an officer of our company he would normally have knowledge of any default by us in the performance and observance of any of the covenants contained in the indenture, stating whether or not he has knowledge of any such default without regard to any period of grace or requirement of notice and, if so, specifying each such default of which such signer has knowledge and the nature thereof.

    All such information provided to the trustee as indicated above also will be provided by the trustee upon written request to the trustee (which may be a single continuing request), to (x) Holders, (y) holders of beneficial interests in the new notes or (z) prospective purchasers of the Notes or beneficial interests in the Notes. We will furnish to the trustee, upon its request, sufficient copies of all such information to accommodate the requests of such holders and prospective holders of beneficial interests in the new notes.

    Upon the request of any Holder, any holder of a beneficial interest in the new notes or the trustee (on behalf of a Holder or a holder of a beneficial interest in the new notes), we will furnish such information as is specified in paragraph (d)(4) of Rule 144A to Holders (and to holders of beneficial interests in the new notes), prospective purchasers of the Notes (and of beneficial interests in the Notes) who are qualified institutional buyers or institutional accredited investors or to the trustee for delivery to such Holder or prospective purchasers of the new notes or beneficial interests therein, as the case may be, unless, at the time of such request, we are subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

Covenants

Mergers, Consolidations, Etc.

    We will not consolidate with or merge with or into any other person, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, and we will not permit any person to consolidate with or merge with or into us, unless: (i) immediately following such consolidation, merger, sale or lease, no Event of Default under the indenture shall have occurred and be continuing, and (ii) we are the surviving or continuing corporation, or the surviving or continuing corporation or corporation that acquires by sale, conveyance, transfer or lease is incorporated in any state within the United States of America and expressly assumes the payment and performance of all of our obligations under the indenture and the new notes.

Limitation on Asset Sales

    Except for the sale, conveyance, transfer or lease of our properties and assets substantially as an entirety as described above, and other than assets required to be sold to conform with governmental regulations, we will not, and will not permit any of our Subsidiaries to, consummate any Asset Sale, if the aggregate net book value of all such Asset Sales during the most recent 12-month period would exceed 10% of our Consolidated Net Assets computed as of the end of our most recently ended full fiscal quarter preceding such Asset Sale; provided, however, that any such Asset Sale will be disregarded for purposes of the 10% limitation specified above if the proceeds thereof (i) are, within 18 months of such Asset Sale, invested or reinvested by us or any Subsidiary in a Permitted Business, (ii) are used by us or a Subsidiary to repay Indebtedness of our company or such Subsidiary or are used by us or a Subsidiary to purchase and retire some or all of the new notes, or (iii) are retained by us or our Subsidiaries. Additionally, if after giving effect to any Asset Sale that otherwise would cause the 10% limitation to be exceeded, each Rating Agency then rating the new notes confirms the then current rating of the new notes, the portion of such Asset Sale in excess of the 10% limitation will also be disregarded for purposes of the foregoing limitations.

Limitation on Liens

    We shall not issue, assume or guarantee any Indebtedness for borrowed money secured by any lien on any non-cash assets of our company, whether owned on the date that the new notes are issued or thereafter acquired, without in any such case effectively securing the outstanding new notes (together with, if we shall so determine, any other Indebtedness of or guaranty by our company ranking equally with the new notes) equally and ratably with such Indebtedness (but only so long as such Indebtedness is so secured); provided, however, that the foregoing restriction shall not apply to the following liens:

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  any lien incurred or deposits made in the ordinary course of business;

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  liens imposed by law, such as carriers', warehousemen's and mechanics' liens, arising in the ordinary course of business;

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  any lien on items of inventory or other goods and proceeds in respect of bankers' acceptances;

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  liens in favor of our company;

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  any lien created by us under or in connection with or arising out of any pooling and settlement agreements or pooling and settlement arrangements of the electricity industry or any transactions or arrangements entered into in connection with the hedging or management of risks relating to the electricity industry;

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  any lien constituted by a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred in respect of the hedging or management of risks under transactions involving any currency or interest rate swap, cap or collar arrangements, forward exchange transaction, option, warrant, forward rate agreement, futures contract or other derivative instrument of any kind;

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  any lien arising out of title retention or like provisions in connection with the purchase of goods and equipment in the ordinary course of business;

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  any lien securing reimbursement obligations under letters of credit, guaranties and other forms of credit enhancement given in connection with the purchase of goods and equipment in the ordinary course of business;

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  liens on any property or assets acquired from a corporation that is merged with or into us, or any liens on the property or assets of any corporation or other entity existing at the time such corporation or other entity becomes a Subsidiary of us and, in either such case, is not created in anticipation of any such transaction (unless such lien was created to secure or provide for the payment of any part of the purchase price of such corporation);

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  liens required by any contract or statute in order to permit us to perform any contract or subcontract made by us with or at the request of a governmental entity or any department, agency or instrumentality thereof, or to secure partial, progress, advance or any other payments by us to such governmental unit pursuant to the provisions of any contract or statute;

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  any lien securing industrial revenue, development or similar bonds issued by or for our benefit, provided that such industrial revenue, development or similar bonds are nonrecourse to us;

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  any lien securing taxes or assessments or other applicable governmental charges or levies;

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  any lien that arises pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings and any lien that secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the execution or other enforcement of such lien arising pursuant to such legal process is effectively stayed and the claims secured thereby are being contested in good faith and, if appropriate, by appropriate legal proceedings, or any lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs and/or expenses;

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  any lien arising by operation of law or by order of a court or tribunal or any lien arising by an agreement of similar effect, including, without limitation, judgment liens;

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  liens securing amounts not more than 90 days overdue or otherwise being contested in good faith;

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  minor encumbrances, easements or reservations which do not in the aggregate materially adversely affect the value of the properties or impair their use;

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  liens on any property existing at the time of acquisition thereof (which liens may also extend to subsequent repairs, alterations and improvements to such property);

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  liens to secure purchase money Indebtedness not in excess of the cost or value of the property acquired;

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  liens, if any, in existence on the date that the Notes are issued;

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  any liens securing our Indebtedness for borrowed money incurred in connection with the financing of accounts receivable;

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  rights of financial institutions to offset credit balances and other liens in the nature of bankers' liens;

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  other liens to secure Indebtedness so long as the amount of outstanding Indebtedness secured by liens pursuant to this provision does not exceed 10% of our Consolidated Net Assets at the time of incurrence; and

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  liens granted in connection with extending, renewing, replacing or refinancing (or successive extensions, renewals, replacements or refinancings) any of the Indebtedness (so long as there is no increase in the principal amount of the Indebtedness) described in the foregoing bullet points above.

    In the event that we shall propose to pledge, mortgage or hypothecate any property, other than as permitted by the clauses above, we shall (prior thereto) give written notice thereof to the trustee, who shall give notice to the Holders, and we shall, prior to or simultaneously with such pledge, mortgage or hypothecation, effectively secure all the new notes equally and ratably with such Indebtedness.

Transitional Covenant

Debt Incurrence Test

    We shall not incur any Indebtedness for borrowed money other than Permitted Indebtedness unless on a Pro Forma Basis for the debt incurrence and any related transaction either (i) based on projections prepared by us on a reasonable basis, the projected Senior Debt Service Coverage Ratio for each of the succeeding two twelve-month periods (commencing with the month in which such Indebtedness is to be incurred) or, with respect to any date within the 24-month period prior to the final maturity date for the new notes, the number of complete twelve-month periods, if any, until such final maturity date for the new notes, in each case measured as individual twelve-month periods, is projected to be greater than or equal to 2.5 to 1, or (ii) each Rating Agency then rating the new notes provides a Ratings Reaffirmation of the then existing rating of such new notes after giving effect to such additional Indebtedness.

Termination of Transitional Covenant

    At any time following the date on which financial statements for five full years of our operations are available (commencing with the year ended December 31, 1999), we may cease to comply with the covenant above if each Rating Agency then rating the outstanding notes of each series provides a Ratings Reaffirmation of at least the original rating of such notes after giving effect to such fact, in which case from and after the date of such reaffirmation such covenant shall be deemed to be of no further force and effect.

Certain Definitions

    "Asset Sale" means any sale, lease, sale-leaseback, transfer, conveyance or other disposition of any assets, including by way of the issue by us or any of our Subsidiaries of equity interests in such Subsidiaries, except (i) in the ordinary course of business to the extent that such property is (A) worn out or is no longer useful or necessary in connection with the operation of our business inventory or (B) being transferred to a wholly-owned Subsidiary of our company, and except (ii) for any new generating assets and any expansions or repowerings of existing generating assets, (A) in each case the construction of which is completed after the date of the issuance of the notes and all assets and property that are related, ancillary or incidental to such new, expanded or repowered generating assets, and (B) such assets are disposed of within 24 months following successful completion of construction of the new generating asset, expansion or repowering to which such assets relate.

    "Cash Flow Available for Senior Debt Service" for any period means, without duplication, (i) EBITDA of our company and our consolidated Subsidiaries for such period, minus (ii) EBITDA for such period of the consolidated Subsidiaries, if any, of our company that are financed with Indebtedness that does not constitute Indebtedness of our company, plus (iii) distributions received by our company from Subsidiaries described in the foregoing clause (ii) during such period, minus (iv) distributions described in the foregoing clause (iii) that are attributable to extraordinary gains included in EBITDA, minus (v) any income reported by our company for such period for persons that are not consolidated Subsidiaries of our company that are financed with Indebtedness that does not constitute Indebtedness of our company, plus (vi) distributions received by our company from persons described in the foregoing clause (v) during such period, minus (vii) distributions described in the foregoing clause (vi) that are attributable to extraordinary gains included in EBITDA, minus (viii) reasonably projected non- discretionary capital expenditures, net of any capital contributions and proceeds of debt financing available for capital expenditures.

    "Consolidated Net Assets" means, (at any date of determination) the total of all assets (including acquisition premiums paid, but excluding reevaluations thereof as a result of commercial appraisals, price level restatement or asset write-ups/write-downs in conformance with GAAP or otherwise) appearing on our consolidated balance sheet, net of applicable reserves and deductions, less the aggregate of our consolidated current liabilities appearing on such balance sheet.

    "EBITDA" means, with respect to any person for any period, the (i) income (or loss) before interest and taxes of such person, plus (ii) to the extent deducted in determining such income (or loss), depreciation, amortization and other similar non-cash charges and reserves, minus (iii) to the extent recognized in determining such income (or loss), extraordinary gains (or losses), minus (iv) to the extent recognized in determining such income (or loss), unrealized gains (or losses) arising from the adoption of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" or follow-up revisions thereto, plus (v) to the extent deducted in determining such income (or loss), payment in the nature of interest under lease obligations of the type referred to in clause (iv) of the definition of Indebtedness.

    "GAAP" means U.S. generally accepted accounting principles.

    "Holder" means a registered holder of a note.

    "Indebtedness" of any person means (i) all indebtedness of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person, (iv) all capital lease obligations of such person (excluding leases of property in the ordinary course of business), (v) any other form of financing which is recognized in such person's financial statements as being a borrowing, and (vi) all Indebtedness of any other person of the type referred to in clauses (i) through (v) guaranteed by such person or for which such person shall otherwise become directly or indirectly liable, and (vii) all Indebtedness of the type referred to in clauses (i) through (v) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien or interest on property of such person but only to the extent of the lesser of the amount of such Indebtedness and the value of such lien or interest on property.

    "Make-Whole Premium" means, with respect to the new notes of any series, a computation as of a date not more than five days prior to the redemption date of the following:

    (i) the average life of the remaining scheduled payments of principal in respect of outstanding new notes of such series (the "Remaining Average Life" of the new notes of such series) as of the redemption date;

    (ii) the yield to maturity for the United States treasury security having an average life equal to the Remaining Average Life of the new notes of such series and trading in the secondary market at the price closest to the principal amount thereof (the "Primary Issue" for the new notes of such series) (subject to extrapolation if no United States treasury security has an average life equal to the Remaining Average Life of the new notes of such series); and

    (iii) the discounted present value of the then-remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on the redemption date) in respect of outstanding new notes of such series as of the redemption date using a discount factor equal to the sum of (x) the yield to maturity for the Primary Issue for the new notes of such series, plus (y) 25 basis points for the 2006 and 2011 notes and 37.5 basis points for the 2031 notes.

    The amount of Make-Whole Premium in respect of new notes to be redeemed shall be an amount equal to (x) the discounted present value of such new notes to be redeemed determined in accordance with clause (iii) above, minus (y) the unpaid principal amount of such Notes; provided, however, that the Make-Whole Premium shall not be less than zero.

    "Permitted Business" means a business that is the same or similar to our business as of the date existing that the notes are issued under the indenture, or any business reasonably related, ancillary or incidental thereto.

    "Permitted Indebtedness" means (i) Indebtedness existing on the date of the existing notes, (ii) Indebtedness incurred for working capital purposes, (iii) Indebtedness in respect of letters of credit, surety bonds or performance bonds or guarantees issued in the ordinary course of business, (iv) Subordinated Indebtedness, (v) Indebtedness incurred in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness permitted to be incurred pursuant to clause (i) above, provided that the principal amount of the refinancing Indebtedness shall not exceed the principal amount of the Indebtedness refinanced plus a reasonable premium in connection with the refinancing.

    "Pro Forma Basis" means, for the purpose of the Debt Incurrence Test above, that such calculation shall give effect to the incurrence of such Indebtedness, any associated increases in equity and the application of the proceeds thereof.

    "Rating Agency" means Moody's Investors Service, Inc. and Standard & Poor's Ratings Services.

    "Ratings Reaffirmation" means a reaffirmation by a Rating Agency of its original or then current credit ratings (as applicable) of any of the notes outstanding, giving effect to the transaction giving rise to such request for such reaffirmation.

    "Senior Debt Service" means, with respect to any person for any period, the sum, without duplication, of (i) the aggregate amount of interest expense with respect to Indebtedness for borrowed money of such person for such period including (A) the net costs under interest rate hedge agreements, (B) all capitalized interest, (C) the interest portion of any deferred payment obligation and (D) payments in the nature of interest under capital lease obligations of such person scheduled to be paid by such person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of such person), and (ii) the aggregate amount of all mandatory scheduled payments (whether designated as payments or prepayments) and sinking fund payments with respect to principal of any Indebtedness for borrowed money of such person, including payments in the nature of principal under lease obligations, but excluding "bullet," "balloon" or other principal payments at final maturity, in each case scheduled to be paid by such person during such period (in each case, exclusive of Indebtedness which is by its terms subordinated in right of payment to any other Indebtedness of such person).

    "Senior Debt Service Coverage Ratio" means, for any period, the ratio of (i) Cash Flow Available for Senior Debt Service for such period to (ii) Senior Debt Service for such period.

    "Subsidiary" means any corporation or other entity of which sufficient voting stock or other ownership or economic interests having ordinary voting power to elect a majority of the board of directors (or equivalent body) are at the time directly or indirectly held by us.

    "Subordinated Indebtedness" means, with respect to any person, Indebtedness which is subordinated in right of payment to any other indebtedness of that person.

Events of Default

    The following constitute Events of Default under the indenture:

  (a)
  with regard to a series of new notes, our default in the payment of all or any part of the principal of, or premium, if any, on, any of the new notes issued under the indenture of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

  (b)
  with regard to a series of new notes, our default in the payment of any installment of interest upon any of the new notes issued under the indenture of such series as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days;

  (c)
  an event of default, as defined in any of our instruments under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed in principal amount exceeding $50,000,000 of our company that has resulted in the acceleration of such Indebtedness, or any default occurring in payment of any such Indebtedness at final maturity (and after the expiration of any applicable grace periods), and, in either case, such acceleration or default shall continue unremedied or unwaived for more then 30 business days and the time for payment of such amount has not been expressly extended; provided, that if such acceleration or default under such Indebtedness shall be remedied or cured by us or waived by the holders of such Indebtedness, then the event of default hereunder shall be deemed likewise to have been remedied, cured or waived without further action on the part of the Trustee or any of the holders;

  (d)
  our material default in the performance or breach of any of our covenants or agreements contained in any provision of the indenture and such failure shall continue uncured for more than sixty (60) days after we have actual knowledge of such failure; provided that, if we commence efforts to cure such default within such sixty (60)-day period and are diligently attempting to cure such default, we may continue to effect such cure of the default (and such default shall not be deemed an "Event of Default" under the indenture) for an additional sixty (60) days so long as we certify to the trustee that no other Event of Default has occurred and is continuing and we are diligently pursuing such cure;

  (e)
  one or more final judgments, decrees or orders of any court, tribunal, arbitrator, administrative or other governmental body or similar entity for the payment of money shall be rendered against us or any of our properties in an aggregate amount in excess of $50,000,000 (excluding the amount thereof covered by insurance) and such judgment, decree or order shall remain unvacated, undischarged or unstayed for more than 180 consecutive days, except while being contested in good faith by appropriate proceedings; or

  (f)
  certain events of bankruptcy, insolvency or reorganization involving our company.

    If an Event of Default shall occur and be continuing, either the trustee or the Holders of not less than 25% in aggregate principal amount of the new notes of a series outstanding under the indenture may, by written notice to us (and to the trustee if given by Holders), declare the principal of and accrued interest on all new notes of that series outstanding under the indenture to be immediately due and payable. At any time after such declaration has been made, but before any judgment for money has been obtained, such declaration will automatically be annulled if all Events of Default have been cured (other than a default in payment of principal which has become due by reason of a declaration of acceleration).

    No Holder shall have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any other remedy thereunder unless (a) such Holder has previously given written notice to the trustee of a continuing Event of Default with respect to the new notes of that series; (b) the Holders of not less than a majority in principal amount of the outstanding new Notes of that series shall have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee; (c) such Holder or Holders have offered the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request; (d) the trustee for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (e) no direction inconsistent with such written request has been given to the trustee during such 60 day period by the Holders of a majority in principal amount of the outstanding new notes.

    The Holders of a majority in principal amount of the notes then outstanding under the indenture shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, subject to certain limitations specified in the indenture, provided that the Holders shall have offered to the trustee reasonable indemnity against expenses and liabilities.

Modification of the Indenture and Supplemental Indentures

    With the consent of the Holders of not less than a majority in aggregate principal amount of the Notes of all series at the time outstanding considered as one class, we and the trustee may modify the indenture or any indentures supplemental thereto or the rights of the Holders of the new notes; provided that, if there are new notes of more than one series outstanding and if a proposed supplemental indenture directly affects the rights of the Holders of one or more, but less than all, of such series, then the consent only of the Holders of not less than a majority in aggregate principal amount of the outstanding new notes of all series so directly affected, considered as one class, will be required; provided further, that no such supplemental indenture shall (a) change the stated maturity of the principal of, or any installment of principal of or interest on, any note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof or impair or affect the right of any Holder to institute suit for the payment thereof, in each case without the consent of the Holder of each note so affected, or (b) without the consent of the Holders of each new note so affected, reduce the percentage of new notes, the consent of the Holders of which is required for any such modification, or the percentage of new notes, the consent of the Holders of which is required for any waiver provided for in the indenture. Any new notes owned by us or any of our affiliates will be deemed not to be outstanding for, among other purposes, consenting to any such modification.

    We and the trustee without the consent of any Holder may amend the indenture and the new notes for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision thereof, or in any manner that we and the trustee may determine is not inconsistent with the indenture and the new notes and will not adversely affect the interests of any Holder in any material respect.

Defeasance

    At our option, (a) we will be discharged from any and all obligations in respect of a series of Notes (except in each case for the obligations to register the transfer or exchange of such Notes, replace stolen, lost or mutilated new notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain covenants of the indenture with respect to the Notes described under "Debt Incurrence Test", "Mergers, Consolidations, Etc.", "Limitation on Liens" and "Limitation on Asset Sales" in each case, if we irrevocably deposit with the Trustee, in trust, (i) money, (ii) in certain U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount, or (iii) a combination thereof, in each case sufficient to pay and discharge the principal and interest on the outstanding new notes of such series on the dates such payments are due in accordance with the terms of such Notes (or if we have designated a redemption date pursuant to the final sentence of this paragraph, to and including the redemption date so designated by us), and no Event of Default or event which with notice or lapse of time would become an Event of Default (including by reason of such deposit) with respect to the new notes shall have occurred and be continuing on the date of such deposit. To exercise any such option, we are required to deliver to the Trustee (x) an opinion of counsel (who may be counsel to the company) to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, which in the case of (a) must be based on a change in law or a ruling by the U.S. Internal Revenue Service, and (y) an officers' certificate as to compliance with all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the new notes of such series. If we shall wish to deposit or cause to be deposited money or U.S. government obligations to pay or discharge the principal of (and premium, if any) and interest, if any, on the outstanding new notes of such series to and including the redemption date on which all of the outstanding new notes of such series are to be redeemed, such redemption date shall be irrevocably designated by a board resolution delivered to the Trustee on or prior to the date of deposit of such money or U.S. government obligations, and such board resolution shall be accompanied by an irrevocable company request that the Trustee give notice of such redemption in our name and at our expense not less than 15 nor more than 30 days prior to such redemption date in accordance with the indenture.

Book-Entry; Delivery and Form

    We will issue new notes in exchange for existing notes currently represented by one or more fully registered global notes. The new notes will be represented by one or more fully registered global notes, and will be deposited upon issuance with DTC or a nominee of DTC.

    We will issue new notes in certified form without interest coupons in exchange for existing notes which were issued originally in certified form without interest coupons.

    The new notes will trade in DTC's Same Day Funds Settlement System until maturity, and secondary market trading activity in such new notes will therefore be required by DTC to settle in immediately available funds. We cannot assure you as to the effect, if any, of settlement in immediately available funds on trading activity in the new notes.

    DTC has advised us as follows: DTC is a limited purpose company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

    So long as DTC or its nominee is the registered owner or holder of the global notes, DTC or such nominee, as the case may be, will be considered for the sole record owner or holder of the notes represented by such global notes for all purposes under the indenture. No beneficial owners of an interest in the global notes will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the indenture and, if applicable, the Euroclear System or Clearstream Banking société anonyme.

    Payments of the principal of, premium, if any, and interest on the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither us, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

    We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the global notes will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such global notes, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global notes held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

    Neither us, nor the trustee will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

    If DTC is at any time unwilling or unable to continue as a depositary for the global notes and a successor depositary is not appointed by us within 90 days, we will issue definitive notes in exchange for the global notes.

The Trustee

    Bankers Trust Company is the trustee under the indenture.

Governing Law

    The indenture, the supplemental indentures and the new notes will be governed by, and construed in accordance with, the laws of the State of New York.

RATINGS

    The new notes are rated "Baa3" by Moody's, "BBB-" by S&P and "BBB-" by Fitch.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

    The discussion set forth below is a summary of certain of the U.S. federal income tax considerations associated with the exchange of existing notes for new notes, and the ownership and disposition of new notes by holders who acquire new notes in the exchange offer. This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), final, temporary and proposed Treasury regulations thereunder ("Treasury Regulations"), and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change (possibly on a retroactive basis).

    This summary is intended for general information only and does not purport to address all of the U.S. federal income tax consequences that may be applicable to a holder of Notes. The tax treatment of a holder of Notes will vary depending on its particular situation. For example, certain holders (including, for example, individual retirement and other tax-deferred accounts, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, U.S. persons whose functional currency (as defined in Section 985 of the Code) is not the U.S. dollar, and persons holding Notes as part of a hedging transaction, "straddle," conversion transaction or other integrated transactions) may be subject to special rules not discussed below. In addition, this discussion only addresses the tax consequences of the purchase, ownership and disposition of Notes to holders that acquire Notes on original issuance and who hold the Notes as capital assets within the meaning of Section 1221 of the Code. As used herein, the term "U.S. Holder" means a beneficial owner of a note who or that is for U.S. federal income tax purposes (i) a citizen or individual resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if both: (A) a United States court is able to exercise primary supervision over the administration of the trust, and (B) one or more United States persons have the authority to control all substantial decisions of the trust. As used herein, the term "Non-U.S. Holder" means a beneficial owner of a note that is not a U.S. Holder.

    EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES SET FORTH BELOW AND ANY OTHER U.S. FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF HOLDING AND DISPOSING OF THE NOTES.

Exchange of Existing Notes

    There should be no federal income tax consequences to holders who exchange existing notes for new notes pursuant to this exchange offer. Any such holder should have the same tax basis and holding period in the new notes that such holder had in its existing notes immediately before the exchange.

U.S. Federal Income Taxation of U.S. Holders

Stated Interest

    A U.S. Holder of a note will be required to include in gross income for U.S. federal income tax purposes stated interest on a note in accordance with the U.S. Holder's regular method of tax accounting. As a general rule, a U.S. Holder of a note using the accrual method of tax accounting is required to include stated interest on a note in gross income as such interest accrues, while a cash basis U.S. Holder must include stated interest on a note in gross income when cash payments of such interest are received (or made available for receipt) by such U.S. Holder.

Original Issue Discount

    If the initial offering price to the public at which a substantial amount of the Notes is sold is less than the principal amount of the Notes, the Notes will be considered as having been issued with "original issue discount" (OID), unless such difference is less than a specified de minimis amount (as described below). If the Notes are issued with OID, a U.S. Holder, including a U.S. Holder that uses the cash method of accounting, will be required to include OID in gross income for U.S. federal income tax purposes as it accrues (in accordance with a constant yield method based on a compounding of interest). The amount of OID includible in gross income for a taxable year by a U.S. Holder of a note issued with OID will generally equal the sum of the "daily portions" of the total OID on the note for each day during the taxable year in which such U.S. Holder held the note ("accrued OID"). Generally, the daily portion of OID on a note is determined by allocating to each day in any "accrual period" a ratable portion of the OID on the note allocable to such accrual period. For this purpose, the term "accrual period" means an interval of time of one year or less; provided that each scheduled payment of principal or interest occurs either on the final day of an accrual period or the first day of an accrual period. The amount of OID on a note allocable to an accrual period will be the excess of (a) the product of the "adjusted issue price" of the note at the beginning of such accrual period and its "yield to maturity" (adjusted to reflect the length of the accrual period) over (b) the amount of any stated interest on the note allocable to the accrual period. The "adjusted issue price" of a note at the beginning of an accrual period will generally equal the issue price thereof plus the amount of OID previously includible in the gross income of any U.S. Holder (without reduction for any premium or amortized acquisition premium, as described below), less any payments made on such note (other than payments of stated interest) on or before the first day of the accrual period. The "yield to maturity" of a note will be computed on the basis of a constant annual interest rate compounded at the end of each accrual period. Under the foregoing rules, U.S. Holders of Notes issued with OID will generally be required to include in gross income increasingly greater amounts of OID in each successive accrual period. The Company will furnish to the Internal Revenue Service (the "IRS") and to record U.S. Holders of the Notes information with respect to OID, if any, accruing during the calendar year (as well as interest paid during that year).

    If a U.S. Holder acquires a note issued with OID for an amount that exceeds the adjusted issue price of such note (but not greater than its principal amount), the U.S. Holder will be considered to have purchased such note at an "acquisition premium" equal to the amount of such excess. Under the acquisition premium rules of the Code, the amount of OID which such U.S. Holder must include in its gross income with respect to such note for any taxable year will be reduced by an amount equal to the product of such OID and a fraction, the numerator of which is the amount of such acquisition premium and the denominator of which is the amount of the OID remaining from the date the note was purchased to its maturity date.

    If the amount of OID with respect to a note, if any, is less than a specified de minimis amount (basically, 0.0025 multiplied by the product of the principal amount of the note and the number of complete years to maturity), the amount of OID is treated as zero. A holder of a note will be required to treat any stated principal payment on the note as capital gain to the extent of the product of the total amount of de minimis OID on the note and a fraction, the numerator of which is the amount of the principal payment made and the denominator of which is the stated principal amount of the note.

    Holders are permitted to elect to include all interest on a note in gross income using the constant yield method. For this purpose, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount, and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. Special rules apply to elections made with respect to Notes with amortizable bond premium or market discount and U.S. Holders considering such an election should consult their own tax advisors. The election cannot be revoked without the approval of the IRS.

Market Discount and Premium

    If a U.S. Holder purchases a note for an amount that is less than its stated redemption price at maturity or, in the case of a note having OID, its revised issue price as defined in Section 1278 (a)(4) of the Code, such note will be treated as having "market discount" equal to (i) where the note was issued with OID, the difference between the purchase price and the revised issue price or (ii) where the note was not issued with OID, the difference between the purchase price of the note and its stated redemption price at maturity, unless such difference (in the case of (i) or (ii)) is less than a specified de minimis amount.

    Unless a U.S. Holder elects to accrue market discount as described below, such U.S. Holder will be required to treat any partial principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, a note having market discount as ordinary income to the extent of the lesser of (i) the amount of such payment or realized gain and (ii) the market discount that has not previously been included in gross income and is treated as having accrued on such note as of the time of such payment or disposition. A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a note having market discount until the maturity of the note or its earlier disposition.

    Market discount on a note, if any, will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the note, unless the U.S. Holder elects to accrue on a constant yield basis. A U.S. Holder may elect to include market discount in gross income currently as it accrues (on either a straight-line or a constant yield basis), in which case such U.S. Holder will not be subject to the rules described above regarding the treatment of gain as ordinary income upon the disposition of, and the receipt of certain cash payments on, a note and regarding the deferral of interest deductions.

    If a U.S. Holder purchases a note for an amount that exceeds its stated redemption price at maturity, such U.S. Holder will be considered to have purchased the note at a "premium" equal to such excess, and may elect (in accordance with applicable Code provisions) to amortize such premium on a constant yield basis over the remaining term of the note (subject to special rules concerning early call provisions). If an election to amortize the premium on a note, if any, is not made, the premium will decrease the gain or increase the loss otherwise recognized on a taxable disposition of the note. A U.S. Holder that acquires a note issued with OID at a premium will not be required to accrue OID on such note.

    An election to include market discount in gross income currently, or to amortize premium, once made, applies to all debt obligations held or subsequently acquired by the electing U.S. Holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Sale or Other Taxable Disposition of a Note

    Upon the sale or other taxable disposition of a note, the U.S. Holder of such note generally will recognize taxable gain or loss equal to the difference between (i) the amount of cash and the fair market value of property received (other than the portion of such amount, if any, attributable to accrued and unpaid interest not previously included in gross income, which amount will be treated as interest received), and (ii) the U.S. Holder's adjusted tax basis in the note. A U.S. Holder's adjusted tax basis in a note generally will equal the cost of the note to the U.S. Holder, increased by the amount of OID and market discount, if any, previously included in gross income by the U.S. Holder with respect to the note and reduced by the amount of any premium amortized and payments (other than payments of stated interest) previously received by the U.S. Holder with respect to the note. Provided that the note is a capital asset in the hands of the U.S. Holder and has been held for more than one year, any gain or loss recognized by the U.S. Holder generally will be a long-term capital gain or loss

(except to the extent the market discount rules otherwise provide) and, in the case of certain non-corporate U.S. Holders (including individuals) will generally be subject to U.S. federal income tax at preferential rates. Under Section 1001 of the Code, certain modifications of the Notes would result in a deemed exchange of the Notes which could result in a taxable gain or loss to any U.S. Holder of a note.

U.S. Federal Taxation of Non-U.S. Holders

    The discussion set forth below is a summary of certain of the U.S. federal income or withholding tax considerations that may be relevant to a prospective purchaser of Notes who is a Non-U.S. Holder.

    A Non-U.S. Holder of a note generally will not be subject to U.S. federal income or withholding tax in respect of payments of interest or premium, if any, on the note (or in respect of payments attributable to accrued OID, if any, on the note), provided that (a) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related to the Company through stock ownership, (c) the Non-U.S. Holder is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of business and (d) the Non-U.S. Holder does not hold the Note in connection with the conduct of a U.S. trade or business (the "portfolio interest exception"). If a Non-U.S. Holder does not qualify for the portfolio interest exception and the income is not effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder (as described below), the interest payments and other payments made in redemption of a Note that are attributable to OID, if any, on the Notes would be subject to U.S. federal withholding tax at a 30% rate or a lower applicable treaty rate. Generally, the tax is only payable to the extent payments are made with respect to the Notes. Accordingly, if a Non-U.S. Holder receives an interest or principal payment with respect to the Notes that is subject to the 30% tax, the portion of such payment which is taxable is equal to the accrued interest (including accrued OID) on the Notes that has not previously been subject to tax. This could include both the interest that accrued since the last payment date and, to the extent not previously taxed, prior period interest accruals. If a note is sold or exchanged, the Non-U.S. Holder does not qualify for the portfolio interest exception and the Note is not effectively connected with the conduct of the Non-U.S. Holder's U.S. trade or business, the Non-U.S. Holder will be subject to U.S. federal income tax, but generally will not be subject to U.S. federal withholding tax, at a 30% rate or lower applicable treaty rate, on the amount of OID that accrued while the Non-U.S. Holder held the obligation up to the time the obligation is sold or exchanged, reduced by any amount of OID that was taken into account prior to that time (due to a payment made on the obligation).

    To claim the benefit of a tax treaty or an exemption from withholding either under the portfolio interest exception or because the income is effectively connected to a U.S. trade or business, the Non-U.S. Holder must provide a properly executed IRS Form W-8BEN, W-8IMY or W-8ECI, as applicable, prior to the payment of the interest. These forms must be periodically updated. The Treasury Department issued new tax regulations that took effect on January 1, 2001 relating to the withholding of payments made to foreign persons. Non-U.S. Holders are advised to consult their tax advisors to ensure compliance with the new rules.

    If a Non-U.S. Holder of a note is engaged in a trade or business in the United States and interest, including any OID, and premium, if any, on the note is effectively connected with the conduct of such trade or business, such Non-U.S. Holder, although exempt from U.S. federal withholding tax (provided the Non-U.S. Holder files the appropriate certification with the Company or its U.S. agent) generally will be subject to U.S. federal income tax on such interest, OID, and premium, if any, in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits

(subject to adjustment) for that taxable year unless it qualifies for a lower rate under an applicable income tax treaty.

    Any capital gain realized upon a sale or other taxable disposition of a note by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (i) such gain is effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder, or (ii) in the case of an individual, such Non-U.S. Holder is presently in the United States for 183 days or more in the taxable year of the sale or other taxable disposition and certain other conditions are satisfied.

Backup Withholding

    A holder of Notes may be subject, under certain circumstances, to backup withholding at a 31% rate with respect to payments received with respect to the Notes. This withholding generally applies if the holder:

  •
  fails to furnish a social security or other taxpayer identification number ("TIN") in the manner required by the Treasury Regulations;

  •
  furnishes an incorrect TIN;

  •
  is notified by the IRS that such holder has failed to properly report payments of interest or dividends and the IRS has notified the Company or its agent that such holder is subject to backup withholding; or

  •
  fails, under certain circumstances, to provide a certified statement, signed under penalty of perjury, that the TIN provided is such holders' correct TIN and that such holder is not subject to backup withholding.

    Any amount withheld from a payment to a holder under the backup withholding rules is allowable as a refundable credit against such holder's U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Certain holders are not subject to back-up withholding, including, among others, corporations and a Non-U.S. Holder who has certified its non-U.S. status on properly executed IRS forms or has otherwise established an exemption (provided that neither the Company nor its agent has actual knowledge that such holder is a U.S. person or that the conditions of any other exemption are not in fact satisfied.) Holders should consult their tax advisors as to their ability to qualify for an exemption from backup withholding and the procedure for obtaining such an exemption.

    The foregoing discussion is intended for general information and is not tax advice. Accordingly, each prospective purchaser of the Notes should consult its own tax advisor as to the particular tax consequences to such purchaser of the purchase, ownership and dispositions of Notes, including the applicability and effect of any state, local, or foreign tax laws and any recent or prospective changes in applicable tax laws.

PLAN OF DISTRIBUTION

    Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that the new notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act provided that:

  •
  you acquire any new note in the ordinary course of your business;

  •
  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of the new notes;

  •
  you are not a broker dealer who purchased outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

  •
  you are not an "affiliate" (as defined in Rule 405 under the Securities Act) of our company.

    If our belief is inaccurate and you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your notes from these requirements, you may incur liability under the Securities Act. We do not assume any liability or indemnify you against any liability under the Securities Act.

    Each broker dealer that receives new notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker dealer in connection with resales of new notes received in exchange for existing notes where such existing notes were acquired as a result of market making activities or other trading activities. We have agreed that, for a period of 90 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker dealer for use in connection with any such resale. In addition, until [         ], 2001, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

    We will not receive any proceeds from any sale of new notes by broker dealers. New notes received by broker dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over the counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker dealer or the purchasers of any such new notes. Any broker dealer that resells new notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 90 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

    Legal matters with respect to the Notes offered hereby will be passed upon for us by Troutman Sanders LLP, Atlanta, Georgia.

INDEPENDENT ENGINEER

    We have retained R.W. Beck, Inc. to prepare the Independent Engineer's Report, dated April 26, 2001, which is included as Annex A to this prospectus and the Supplement to the Independent Engineer's Report, which is available by accessing Mirant's Form 8-K, filed on April 27, 2001. See "Where You Can Find More Information." We have made the Supplement to the Independent Engineer's Report available and included the Independent Engineer's Report in this prospectus in reliance upon the conclusions in such report of R.W. Beck, Inc. and upon that firm's experience in the review of the design and operation of electric generation facilities and the preparation of financial projections.

INDEPENDENT MARKET CONSULTANT

    We have retained PA Consulting Services Inc. to prepare the Independent Market Expert's Report, dated March 12, 2001, which is included as Annex B to this prospectus. You should read the Independent Market Expert's Report in its entirety for information about the electricity markets described therein and the related subjects discussed in, and the assumptions and qualifications stated in, the report. We have included the Independent Market Expert's Report in this prospectus upon the authority of PA Consulting Services, Inc. as experts in the analysis of power markets, including future market demand, future market prices for electricity and related matters, for electric generating facilities.

EXPERTS

    The financial statements of Mirant Americas Generation, Inc. and subsidiaries as of December 31, 2000 and December 31, 1999 and for each of the fiscal years ended December 31, 2000, December 31, 1999 and December 31, 1998 included in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as stated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

F–1

MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED BALANCE SHEET

MARCH 31, 2001

(In Millions)

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$76
Receivables:
Customer accounts	15
Affiliates, net of allowance for doubtful accounts of $122	862
Assets from risk management activities	171
Derivative hedging instruments	267
Notes receivable from affiliates	63
Fuel stock	66
Materials and supplies	78
Deferred income taxes	410
Prepayments	38
Other	7

Total current assets	2,053

PROPERTY, PLANT & EQUIPMENT:
Land	120
Plant and equipment	2,457

2,577
Less accumulated provision for depreciation	(118)

2,459
Construction work in progress	295

Total property, plant & equipment, net	2,754

NONCURRENT ASSETS:
Notes receivable from affiliates	223
Goodwill, net of accumulated amortization of $26	1,557
Intangible assets, net of accumulated amortization of $40	629
Assets from risk management activities	40
Derivative hedging instruments	99
Other	12

Total noncurrent assets	2,560

Total assets	$7,367

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$124
Payable to affiliates	554
Notes payable	945
Accrued taxes	186
Liabilities from risk management activities	118
Derivative hedging instruments	832
Revenues subject to refund	171
Other	6

Total current liabilities	2,936

NONCURRENT LIABILITIES:
Notes payable	1,450
Deferred income taxes	142
Liabilities from risk management activities	84
Derivative hedging instruments	142
Other	12

Total noncurrent liabilities	1,830

COMMITMENTS AND CONTINGENT MATTERS (Note C)
STOCKHOLDER'S EQUITY:
Common stock, $1 par value; 1,000 shares authorized, issued, and outstanding	0
Additional paid-in capital	2,930
Retained earnings	38
Accumulated other comprehensive loss	(367)

Total stockholder's equity	2,601

Total liabilities and stockholder's equity	$7,367

The accompanying notes are an integral part of this consolidated balance sheet.

F–2

MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2001 and 2000

(In Millions)

	2001	2000
OPERATING REVENUES	$1,505	$208

OPERATING EXPENSES:
Cost of fuel, electricity, and other products	1,017	117
Maintenance	21	12
Depreciation and amortization	41	18
Selling, general, and administrative	149	20
Taxes other than income taxes	21	13
Other	103	13

Total operating expenses	1,352	193

OPERATING INCOME	153	15

OTHER INCOME (EXPENSE):
Interest income	9	1
Interest expense	(43)	(20)
Other income	2	0
Gain from insurance proceeds	8	0

Total other expense, net	(24)	(19)

INCOME (LOSS) BEFORE INCOME TAXES	129	(4)
PROVISION FOR (BENEFIT FROM) INCOME TAXES	52	(2)

NET INCOME (LOSS)	$77	$(2)

The accompanying notes are an integral part of these consolidated statements.

F–3

MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2001 and 2000

(In Millions)

	2001	2000
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$77	$(2)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	41	18
Deferred income taxes	(117)	0
Changes in certain assets and liabilities, excluding effects from acquisitions:
Accounts receivable and receivables from affiliates, net	(256)	(25)
Insurance receivable	0	27
Materials and supplies	(14)	0
Accounts payable and accrued liabilities	214	(24)
Accrued taxes	141	15
Other, net	37	1

Total adjustments	46	12

Net cash provided by operating activities	123	10

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(99)	(46)
Notes receivable from affiliates	(15)	0

Net cash used in investing activities	(114)	(46)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	5	6
Payment of dividends	(21)	(1)
Proceeds from issuance of debt	0	29

Net cash (used in) provided by financing activities	(16)	34

NET DECREASE IN CASH AND CASH EQUIVALENTS	(7)	(2)
CASH AND CASH EQUIVALENTS, beginning of period	83	31

CASH AND CASH EQUIVALENTS, end of period	$76	$29

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest, net of amounts capitalized	$41	$20

Cash paid for income taxes	$27	$0

Noncash financing activities:
Capital contributions	$105	$0

The accompanying notes are an integral part of these consolidated statements.

F–4

MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2001 AND 2000

A. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Accounting

    The Company's accounting and reporting policies are summarized in the Notes to the Consolidated Financial Statements for the three years in the period ended December 31, 2000 ("Notes") elsewhere in this document. These interim financial statements should be read in conjunction with the consolidated financial statements and the accompanying footnotes. Management believes that the accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring items, necessary for a fair statement of results for the interim periods presented.

    Because of the seasonal factors that significantly affect the companies' operations, the results of operations for interim periods within fiscal years are not comparable and cannot be used to project results for the year.

Accounting Change

    Effective January 1, 2001, Mirant Americas Generation, Inc. and its subsidiaries (collectively, the "Company") adopted SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", which establishes accounting and reporting standards for derivative instruments and hedging activities. The statement requires that certain derivative instruments be recorded in the balance sheet as either assets or liabilities measured at fair value, and that changes in the fair value be recognized currently in earnings, unless specific hedge accounting criteria are met. If the derivative is designated as a fair value hedge, the changes in the fair value of the derivative and of the hedged item attributable to the hedged risk are recognized currently in earnings. If the derivative is designated as a cash flow hedge, the changes in the fair value of the derivative are recorded in other comprehensive income ("OCI"), and the gains and losses related to these derivatives are recognized in earnings in the same period as the settlement of the underlying hedged transaction. If the derivative is designated as a net investment hedge, the changes in the fair value of the derivative are also recorded in OCI. Any ineffectiveness relating to these hedges is recognized currently in earnings. The assets and liabilities related to derivative instruments for which hedge accounting criteria is met are reflected as derivative hedging instruments in the accompanying consolidated balance sheet at March 31, 2001. The derivative instruments for which hedge accounting criteria is not met are reflected as risk management assets and liabilities in the accompanying consolidated balance sheet as of March 31, 2001.

Comprehensive Income (Loss)

    Comprehensive income includes unrealized gains and losses on certain derivatives which qualify as cash flow hedges. The following table sets forth the comprehensive loss for the three months ended March 31, 2001 (in millions):

Net income	$77
Other comprehensive loss	(367)

Comprehensive loss	$(290)

F–5

    Accumulated other comprehensive loss for the three months ended March 31, 2001 consisted of the following (in millions):

Balance, December 31, 2000	$0
Other comprehensive loss for the period, net of tax:
Transitional adjustment from adoption of SFAS No. 133	(298)
Change in fair value of derivative instruments	(153)
Reclassification to earnings	84

Other comprehensive loss	(367)

Balance, March 31, 2001	$(367)

    The adoption of SFAS No. 133 resulted in a cumulative after-tax reduction to OCI of $298 million, and is mostly attributable to deferred losses on cash flow hedges. The Company estimates that $340 million of net derivative after-tax losses included in OCI as of March 31, 2001 will be reclassified into earnings or otherwise settled within the next twelve months as certain forecasted transactions relating to commodity contracts and interest payments become realized. Included in this net $340 million amount is $280 million of derivative after-tax losses related to physical forward power sales and purchases that the Company has entered into in order to hedge its North American generation. The fair value of these contracts represents the difference between the prices at which the Company has contracted to sell electricity and the forward market prices as of March 31, 2001. Because the Company expects to generate the physical power to satisfy these commodity contracts, it will not be required to purchase power at market prices to meet its power sales commitment. Thus, the amounts currently included in OCI related to these contracts represent the "opportunity cost" of hedging its generation and these amounts are not expected to ultimately result in realized losses.

    The Company anticipates that SFAS No. 133 will increase the volatility of other comprehensive income and net income as derivative instruments are valued based on market prices. Therefore, as the prices change, the fair value of the derivatives will change.

B. FINANCIAL INSTRUMENTS

Derivative Hedging Instruments

    The Company is exposed to market risk including changes in interest rates and certain commodity prices. To manage the volatility relating to those exposures, the Company enters into various derivative transactions pursuant to the Company's policies in areas such as counterparty exposure and hedging practices.

    Derivative gains and losses arising from cash flow hedges that are included in OCI are reclassified into earnings in the same period as the settlement of the underlying transaction. During the three months ended March 31, 2001, $137 million of pre-tax derivative losses were reclassified to operating income. The derivative gains and losses reclassified to earnings, combined with the settlement of the underlying physical transactions together represent the Company's net commodity revenues and costs. The maximum term over which the Company is hedging exposures to the variability of cash flows is through 2011.

F–6

Commodity Price Management

    The Company enters into commodity financial instruments in order to hedge market risk and exposure to electricity and to natural gas, coal and other fuels utilized by its generation assets. These financial instruments primarily include forwards, futures and swaps. Where these derivatives are designated as cash flow hedges, the gains and losses are recognized in earnings in the same period as the settlement of the underlying physical transaction.

    At March 31, 2001, the Company had a net derivative hedging liability of approximately $494 million related to these financial instruments. The fair value of its non-trading commodity financial instruments is determined using various factors, including closing exchange or over-the-counter market price quotations, time value and volatility factors underlying options and contractual commitments.

    At March 31, 2001, the Company had contracts that related to periods through 2003. The net notional amount of the commodity price management assets and liabilities at March 31, 2001 was 1 million equivalent megawatt-hours. The notional amount is indicative only of the volume of activity and not of the amount exchanged by the parties to the financial instruments. Consequently, these amounts are not a measure of market risk.

Interest Rate Hedging

    The Company's policy is to manage interest expense using a combination of fixed- and variable-rate debt. To manage this mix in a cost-efficient manner, the Company enters into interest rate swaps in which it agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to agreed-upon notional principal amounts. These swaps are designated to hedge underlying debt obligations. For qualifying hedges, the changes in the fair value of gains and losses of the swaps are deferred in OCI, net of tax, and the interest rate differential is reclassified from OCI to interest expense as an adjustment over the life of the swaps. Gains and losses resulting from the termination of qualifying hedges prior to their stated maturities are recognized ratably over the remaining life of the hedged instruments.

Risk Management Activities

    Certain financial instruments used by the Company to manage risk exposure to energy prices do not meet the hedge criteria under SFAS No. 133. These financial instruments are recorded at fair value as risk management assets and risk management liabilities in the accompanying consolidated balance sheet at March 31, 2001.

    At March 31, 2001, the Company had contracts that related to periods through 2003. The net notional amount of the risk management assets and liabilities at March 31, 2001 was approximately 3.7 million equivalent megawatt-hours. The net notional amount is indicative only of the volume of activity and not of the amount exchanged by the parties to the financial instruments. Consequently, these amounts are not a measure of market risk.

F–7

    The fair values of the risk management assets and liabilities recorded on the consolidated balance sheet as of March 31, 2001 are included in the following table (in millions):

	Risk Management
	Assets	Liabilities
Natural gas	$190	$183
Oil	20	18
Electricity	1	1

	$211	$202

C. COMMITMENTS AND CONTINGENT MATTERS

Litigation and Other Contingencies

California:

    California Reliability-Must-Run Agreements.  Mirant California acquired generation assets from Pacific Gas and Electric Company in April 1999, subject to reliability-must-run agreements. These agreements allow the CAISO, under certain conditions, to require certain Mirant California subsidiaries to run the acquired generation assets in order to support the reliability of the California electric transmission system. Mirant California assumed these agreements from Pacific Gas and Electric Company prior to the outcome of a FERC proceeding initiated in October 1997 that will determine the percentage of a $158.8 million annual fixed revenue requirement to be paid to Mirant California by the CAISO under the reliability-must-run agreements. This revenue requirement was negotiated as part of a prior settlement of a FERC rate proceeding. Mirant California contends that the amount paid by the CAISO should reflect an allocation based on the CAISO's right to call on the units (as defined by the reliability-must-run agreements) and the CAISO's actual calls. This approach would result in annual payments by the CAISO of approximately $120 million, or 75% of the settled fixed revenue requirement. The decision in this case will affect the amount the CAISO will pay to Mirant California for the period from June 1, 1999 through December 31, 2001. On June 7, 2000, the presiding administrative law judge issued an initial decision in which responsibility to the CAISO for payment of approximately 3% of the revenue requirement was allocated. On July 7, 2000, Mirant California appealed the administrative law judge's decision to the FERC. The outcome of this appeal cannot be determined. A final FERC order in this proceeding may be appealed to the U.S. Court of Appeals.

    If Mirant California is unsuccessful in its appeal of the administrative law judge's decision, it will be required to refund certain amounts of the revenue requirement paid by the CAISO for the period from June 1, 1999 until the final disposition of the appeal. The amount of this refund as of March 31, 2001 would have been approximately $156 million, however, there would have been no effect on net income for 2001. This amount does not include interest that may be payable in the event of a refund. If Mirant California is unsuccessful in its appeal, it plans to pursue other options available under the reliability-must-run agreements to mitigate the impact of the administrative law judge's decision upon its future operations. The outcome of this appeal is uncertain, and Mirant California cannot provide assurance that it will be successful.

    CAISO and California Power Exchange Price Caps.  Beginning in May 2000, wholesale energy prices in the California markets increased to levels well above 1999 levels. In response, on June 28,

F–8

2000, the CAISO Board of Governors reduced the price cap applicable to the CAISO's wholesale energy and ancillary services markets from $750/MWh to $500/MWh. The CAISO subsequently reduced the price cap to $250/MWh on August 1, 2000. During this period, however, the California Power Exchange maintained a separate price cap set at a much higher level applicable to the "day-ahead" and "day-of" markets administered by the California Power Exchange. On August 23, 2000, the FERC denied a complaint filed August 2, 2000 by San Diego Gas & Electric Company that sought to extend the CAISO's $250 price cap to all California energy and ancillary service markets, not just the markets administered by the CAISO. However, in its order denying the relief sought by San Diego Gas & Electric Company, the FERC instructed its staff to initiate an investigation of the California power markets and to report its findings to the FERC and held further hearing procedures in abeyance pending the outcome of this investigation.

    On November 1, 2000, the FERC released a Staff Report detailing the results of the Staff investigation, together with an "Order Proposing Remedies for California Wholesale Markets". In the November 1 order, the FERC found that the California power market structure and market rules were seriously flawed, and that these flaws, together with short supply relative to demand, resulted in unusually high energy prices. The November 1 order proposed specific remedies to the identified market flaws, including: (a) imposition of a so-called "soft" price cap at $150/MWh to the California Power Exchange and CAISO markets, which would allow bids above $150/MWh to be accepted, subject to certain reporting obligations requiring sellers to provide cost data and/or identify applicable opportunity costs and that such bids may not set the overall market clearing price; (b) elimination of the requirement that the California utilities sell into and buy from the California Power Exchange; (c) establishment of independent non-stakeholder governing boards for the CAISO and the California Power Exchange; and (d) establishment of penalty charges for scheduling deviations outside of a prescribed range. In the November 1 Order, the FERC established October 2, 2000, the date 60 days after the filing of the San Diego Gas & Electric Company complaint, as the "refund effective date." Rates charged for service after that date through December 31, 2002 will remain subject to refund if determined by the FERC not to be just and reasonable. While the FERC concluded that the Federal Power Act and prior court decisions interpreting that act strongly suggested that refunds would not be permissible for charges in the period prior to October 2, 2000, it noted that it was willing to explore proposals for equitable relief with respect to charges made in that period.

    On December 15, 2000, the FERC issued a subsequent order that affirmed in large measure the November 1 order. The December 15 order also required generators to provide weekly reports of sales above the "soft" price cap of $150/MWh. Various parties filed requests for administrative rehearing and for judicial review of aspects of the FERC's December 15 order.

    Proposed CAISO and California Power Exchange Tariff Amendments.  On January 4, 2001, the CAISO filed for approval of a tariff amendment whereby its creditworthiness requirements for certain electricity purchasers would be reduced. The action was taken in response to reports that Moody's and S&P were on the verge of reducing the credit ratings of Southern California Edison and Pacific Gas & Electric Company to ratings that would not allow Southern California Edison and Pacific Gas & Electric Company to purchase electricity from the CAISO unless they posted collateral for their purchases. In its filing, the CAISO announced its intention to implement the reduced credit requirements immediately in order to ensure the reliability of the California power grid. On January 5, 2001, the California Power Exchange filed a similar request with respect to the California Power Exchange's tariffs as the CAISO had requested on January 4, 2001. On February 14, 2001, the FERC ruled that the tariff amendment requested by the California Power Exchange should be rejected

F–9

because it had ceased to operate its day-ahead and day-of markets. With respect to the CAISO's request, the FERC allowed the CAISO to amend its tariff to remove the creditworthiness requirements only with respect to the scheduling by a utility purchaser from the CAISO of power from generation owned by that purchaser. The FERC rejected the proposed amendment with respect to purchases by the CAISO from third-party suppliers. On April 6, 2001, the FERC confirmed its February 14 decision. On June 13, 2001, the FERC issued an order denying rehearing on the April 6, 2001 order on creditworthiness, which provides that the CAISO must provide a creditworthy counterparty for all power transactions.

    Defaults by Southern California Edison and Pacific Gas & Electric Company.  On January 16 and 17, 2001, Southern California Edison's and Pacific Gas & Electric Company's credit and debt ratings were lowered by Moody's and S&P to "non-investment grade" status. On January 16, 2001, Southern California Edison indicated that it would suspend indefinitely certain obligations including a $215 million payment due to the California Power Exchange and a $151 million payment due to a qualifying facility. On January 30, 2001, the California Power Exchange suspended operation of its day ahead and day of markets. On February 1, 2001, Pacific Gas & Electric Company indicated that it intended to default on payments of over $1 billion due to the California Power Exchange and qualifying facilities.

    DWR Power Purchases.  On January 17, 2001, the Governor of California issued an emergency proclamation giving the California Department of Water Resources authority to enter into arrangements to purchase power in order to mitigate the effects of electricity shortages in the state. The Department of Water Resources began purchasing power under that authority the next day. On February 1, 2001, the Governor of California signed Assembly Bill No. 1X authorizing the Department of Water Resources to purchase power in the wholesale markets to supply retail consumers in California on a long-term basis. The Bill became effective immediately upon its execution by the Governor. The Bill did not, however, address the payment of amounts owed for power previously supplied to the CAISO or California Power Exchange for purchase by Southern California Edison and Pacific Gas & Electric Company. The CAISO and California Power Exchange have not paid the full amounts owed to Mirant Americas Energy Marketing for power delivered to the CAISO and California Power Exchange in prior months and are expected to pay less than the full amount owed on further obligations coming due in the future for power provided to the California Power Exchange or the CAISO for sales that were not arranged by the Department of Water Resources. To date, the Department of Water Resources has paid the Company for power it has purchased. The ability of the Department of Water Resources to make future payments is subject to the Department of Water Resources having a continued source of funding, whether from legislative or other emergency appropriations, from a bond issuance or from amounts collected from Southern California Edison and Pacific Gas & Electric Company for deliveries to their customers. Mirant California, Mirant Delta and Mirant Potrero bear the risk of non-payment by the CAISO, the California Power Exchange and the Department of Water Resources for their power purchased by the CAISO, the California Power Exchange or the DWR.

    Mirant California has approximately 3,000 MW of generating capacity in California. This includes facilities which operate during periods of higher-than-average (intermediate load) and very high (peak) demand levels. Mirant California generated an amount equivalent to about 4% of the total California energy consumption in 2000. The total amounts owed to the Company from affiliates that related to the California Power Exchange and the CAISO as of December 31, 2000 and as of March 31, 2001

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were approximately $263 million and $312 million, respectively, net of settlements due to the California Power Exchange. There are other sources of collateral and revenues which could potentially provide additional offset to these amounts. The Company continues to monitor the situation in California and on April 11, 2001, Mirant announced that additional reserves would be taken against the California Power Exchange and CAISO amounts. As a result, for the quarter ended March 31, 2001, the Company has taken additional provisions such that the cumulative provisions taken by the Company against these amounts will be $228 million. The CAISO and the California Power Exchange are owed past due payments from California utilities, including Pacific Gas and Electric, which filed for bankruptcy protection on April 6, 2001.

    Class Action Litigation:  Five lawsuits have been filed in the superior courts of California alleging that certain owners of electric generation facilities in California and energy marketers, including Mirant Corporation, Mirant Americas Energy Marketing, L.P., Mirant Delta, Mirant Potrero, and Southern Company, engaged in various unlawful and anti-competitive acts that served to manipulate wholesale power markets and inflate wholesale electricity prices in California. Four of the suits seek class action status. One lawsuit alleges that, as a result of the defendants' conduct, customers paid approximately $4 billion more for electricity than they otherwise would have and seeks an award of treble damages, as well as other injunctive and equitable relief. The other suits likewise seek treble damages and equitable relief. While two of the suits name Southern Company as a defendant, it appears that the allegations, as they may relate to Southern Company and its subsidiaries, are directed to activities of subsidiaries of Mirant Corporation. One such suit names Mirant Corporation itself as a defendant. Southern Company has notified Mirant of its claim for indemnification for costs associated with these actions under the terms of the Master Separation Agreement that governs the separation of Mirant from Southern Company, and Mirant California has undertaken the defense of all of the claims. The final outcome of the lawsuits cannot now be determined.

    California Power Exchange Bankruptcy.  On March 9, 2001, the California Power Exchange filed for bankruptcy. Mirant Americas Energy Marketing has been named to the participants' committee. The Power Exchange's ability to repay its debt is directly dependent on the extent that it receives payments from Pacific Gas and Electric Company and Southern California Edison, and on the outcome of its litigation with the California state government. At this point, it is uncertain what effect the California Power Exchange's bankruptcy will have on the receivables owed to the Company.

    CAISO Claim for Excessive Charges:  The CAISO has asserted in a March 22, 2001 filing at FERC that sellers in the California wholesale electricity market have, as a group, charged amounts in the period from May 2000 through February 2001 that exceeded just and reasonable charges by an amount in excess of $6 billion. The CAISO has also asserted that during that period generators in California bid prices into the CAISO real time markets that exceeded just and reasonable amounts by approximately $505 million in the aggregate, of which a single generator (subsequently identified in a news report as Mirant) was alleged by the CAISO to have overcharged by approximately $97 million. Mirant cannot predict the outcome of this proceeding at this time.

    California Public Utilities Commission Rate Order.  On March 27, 2001, the California Public Utilities Commission issued a decision in a Pacific Gas & Electric Company and Southern California Edison rate proceeding authorizing each utility to add an average $0.03/kWh surcharge to current rates, in addition to a prior interim $0.01/kWh surcharge, which was made permanent. The rate increase is expected to be implemented in May 2001, but may only be used for electric power procurement costs incurred after March 27, 2001, and is subject to other conditions. In addition, the California Public

F–11

Utilities Commission directed the utilities to pay the Department of Water Resources for power purchased on their behalf. On March 30, 2001, Pacific Gas & Electric Company filed a Form 8-K in which it stated that it may not be able to recover its power procurement costs and may be required to write off these unrecovered costs.

    Consumers Union Complaint.  On June 15, 2001, the Consumers Union of U.S., Inc. filed a petition at the FERC requesting immediate action to protect consumers against unjust and unreasonable charges for electricity in the western United States, including (1) the immediate suspension of market-based rate authority for all sellers subject to FERC jurisdiction, (2) the requirement of sellers to make cost of service filings with the FERC, (3) the determination of just and reasonable rates for sellers based on the seller's cost of service, and (4) the ordering of refunds for any unjust or unreasonable rates and charges. Mirant cannot predict what action, if any, the FERC will take.

Mirant New York:

    Along with several other electric generators that own facilities in New York, in October 1999 Mirant New York received an information request from the State of New York concerning the air quality control implications of various repairs and maintenance activities of Mirant New York at its Lovett facility. The State issued a notice of violation to the previous owner of the Lovett facility, alleging violations associated with the operation of the Lovett facility prior to the acquisition of the plant by Mirant New York. The notice of violation does not specify corrective actions that the State of New York may require. Under the sales agreement, the previous owner is responsible for fines and penalties arising from historical operations, but Mirant New York may be responsible for the cost of purchasing and installing emission control equipment, the cost of which may be material. Mirant New York is engaged in discussions with the State to explore a resolution of this matter.

Mirant Mid-Atlantic:

    In January 2001, the EPA, Region 3 issued a request for information to Mirant Mid-Atlantic concerning the air permitting implications of past repair and maintenance activities at the Potomac River plant in Virginia and Chalk Point, Dickerson and Morgantown plants in Maryland. Mirant Mid-Atlantic is in the process of responding fully to this request.

State Line Energy, L.L.C. ("State Line"):

    On July 28, 1998, an explosion occurred at State Line causing a fire and substantial damage to the plant. The precise cause of the explosion and fire has not been determined. Thus far, seven personal injury lawsuits have been filed against Mirant, five of which were filed in Cook County, Illinois. The Company filed a motion to dismiss these five cases in 1998 for lack of "in personam" jurisdiction. The motion was denied in August 1999. In October 1999, the Appellate Court of Illinois granted the Company's petition for leave to appeal. The outcome of these proceedings cannot now be determined and an estimated range of loss cannot be made.

    In addition to the matters discussed above, the Company is party to legal proceedings arising in the ordinary course of business. In the opinion of management, the disposition of these matters will not have a material adverse impact on the results of operations or financial position of Mirant.

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Long-Term Service Agreements

    The Company, through two of its subsidiaries, has entered into long-term service agreements for the maintenance and repair of its combustion-turbine or combined-cycle generating plants. As of March 31, 2001, the estimated annual minimum commitment under these agreements was less than $1 million.

Operating Leases

    The Company has commitments under operating leases with various terms and expiration dates. Expenses associated with these commitments totaled approximately $25 million during the three-month period ended March 31, 2001 and were insignificant during the three-month period ended March 31, 2000. As of March 31, 2001, estimated minimum rental commitments for non-cancelable operating leases were $3.1 billion.

D. SUBSEQUENT EVENTS

Issuance of Senior Debt

    On May 1, 2001, the Company issued $1.75 billion in senior unsecured notes under Rule 144A of the Securities Act. The notes issued included $500 million of 7.625% senior notes due 2006, $850 million of 8.3% senior notes due 2011 and $400 million of 9.125% senior notes due 2031. The net proceeds from these notes were used to repay existing loans. Interest on the notes is payable semiannually beginning November 1, 2001. The Company may redeem the notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus accrued interest, plus a make-whole premium, as defined in the note agreements. Furthermore, the Company is obligated to consummate an exchange offer under an effective registration statement or cause re-sales of the notes to be registered under the Securities Act within 270 days of the issuance of these notes or the annual interest rate will increase by 0.5% per annum.

California:

    Pacific Gas and Electric Company Bankruptcy.  On April 6, 2001, Pacific Gas and Electric Company filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California in San Francisco. It is not known at this time what effect the bankruptcy filing will have on the ultimate recovery of amounts owed by Pacific Gas and Electric Company.

    Defaults by the CAISO.  In April, May and June of 2001, the CAISO failed to pay a total of approximately $1.4 million to Mirant Potrero and approximately $15.5 million to Mirant Delta under the reliability-must-run agreements assumed by Mirant California from Pacific Gas & Electric Company. Mirant Delta and Mirant Potrero have submitted notices of default to the CAISO.

    CAISO and California Power Exchange Price Caps.  On March 9, March 16, April 16 and May 16, 2001, the FERC ordered that certain transactions into the CAISO and California Power Exchange markets have not been shown to be just and reasonable. The order determined that potential refunds would be appropriate for certain transactions in these markets above a "proxy market price" specified during a CAISO-declared Stage 3 Emergency, absent additional price or cost justification by jurisdictional sellers. These sellers, including Mirant California, Mirant Delta and Mirant Potrero were

F–13

required to determine whether to provide refunds of costs above the proxy market price or to provide justification of prices to the FERC. Various parties have requested an administrative rehearing of the FERC March 9 order. The Company cannot predict whether the FERC will grant a rehearing.

    The FERC has issued proxy market price orders for the months of January, February, March, April and May 2001. The potential refund exposure for Mirant California, Mirant Delta and Mirant Potrero for January, February, March and May was approximately $3 million. The proxy market price for April was not applicable to any sales made by those entities. Mirant California, Mirant Delta and Mirant Potrero have provided additional price justification for the transactions in January, February and March that were subject to refund. The Company cannot give any assurances that the FERC will accept the justification and decline to order refunds of some or all of these amounts.

    In March 2001, the FERC staff issued its recommendation, regarding a new market mitigation plan, which included continued price mitigation during Stage 3 emergencies. On April 6, 2001, the CAISO filed a proposed market stabilization plan at the FERC. On April 26, 2001, the FERC issued an order adopting a market monitoring and price mitigation plan modeled closely on the recommendation made by its staff. The April 26 order provides for price mitigation in all hours in which power reserves fall below 7.5 percent, a level that corresponds to the ISO's Stage 1 emergency. In these hours, the FERC will use a formula based on the marginal costs of the highest-cost generator called on to run to determine the overall market-clearing price. In the event that a generator sells power at prices higher than the formula price set by FERC, the generator is required to submit data to FERC within seven days to justify the higher price. The April 26 order also provides for: (a) increased coordination and control of generation plant outages by the CAISO, (b) all in-state generation, including generation owned by sellers not subject to FERC jurisdiction, to offer all available power for sale in real time, (c) load-serving public utilities to establish by June 1, 2001 demand response mechanisms identifying the price at which load would be curtailed, (d) the FERC to continue to monitor closely behavior of market participants, including bidding behavior and plant outages, (e) interested parties to file comments within 30 days on whether the CAISO should be required to institute, on a prospective basis, a surcharge on power sales to cover payments due to generators by the California utilities, and (f) the FERC to institute an investigation under Section 206 of the Federal Power Act into the rates, terms and conditions of certain short-term wholesale power sales in the Western markets outside of California. This mitigation program became effective May 29, 2001, and will terminate after one year. The FERC conditioned the mitigation plan on the CAISO and the three major California utilities submitting a Regional Transmission Organization proposal by June 1, 2001. In addition, the order identified certain prohibited bidding practices by entities having market rate authority (which would include certain Mirant subsidiaries) and has stated that it would impose sanctions on entities that engage in the prohibited practices. The effects of this FERC order are not yet known by the Company.

    On May 21, 2001, John Burton, President Pro Tempore of the California State Senate, and Robert Hertzberg, Speaker of the California State Assembly, filed a petition for a writ of mandamus against the FERC in the Ninth Circuit Court of Appeals. The petition asks the court to order the FERC to establish "just and reasonable" rates for wholesale sales in State of California. The Circuit Court has dismissed this petition, however, the parties may request a rehearing of or appeal that decision.

    The FERC has scheduled a special meeting for Monday, June 18, 2001, to further address the market mitigation order that was issued by the FERC on April 26, 2001. The results of the meeting cannot be currently ascertained.

F–14

    CARE Compliant.  On April 16, 2001, Californians for Renewable Energy, Inc. (CARE) filed a complaint at the FERC against Mirant and three other suppliers alleging that those suppliers withheld power to contrive an energy shortage and to test their market power in violation of the Federal Power Act, federal and state anti-trust laws, Title VI of the Civil Rights Act of 1964 and the North American Free Trade Agreement. The complaint seeks refunds of overcharges and unspecified damages. The Company cannot predict at this time the outcome of this proceeding.

    Proposed Tax Initiatives.  Proposals for windfall profits tax bills have been introduced in the California Assembly and Senate. The Senate passed its version of a windfall tax bill on May 1, 2001. The Senate's legislation would impose a tax rate of 100% on revenues from prices received after the effective date that are greater than $80 per MWh. The Assembly's legislation would impose a tax rate that varies, depending on the degree to which the price exceeds a base of $60/MWh. The tax rates range from 50% to 90%. Enactment of a windfall profits tax bill could cause the Company to reevaluate its business plans in California.

    The Company expects that the authority and responsibility for assessing property tax on its California power plants will be removed from the individual counties and centralized with the California Board of Equalization. The Company expects that this change will occur either through pending legislation in the California legislature or through independent action by the California Board of Equalization. If this change occurs, the Company expects that property taxes on its California assets will likely increase.

    The Company cannot yet determine whether the imposition of a windfall profits tax or a change in the assessment of property taxes on its California assets will have a material adverse effect on its cash flow.

    State Purchase of Southern California Edison Transmission Facilities.  On April 9, 2001, Southern California Edison, Edison International, Southern California Edison's parent corporation, and the Department of Water Resources announced that they had entered into a Memorandum of Understanding pursuant to which (a) Southern California Edison agreed to sell the output of its retained generation on a cost-of-service basis and to retain such generation facilities through 2010, (b) the Department of Water Resources or another agency of the State of California agreed to purchase Southern California Edison's transmission system (or other assets if the sale of these facilities is not consummated under certain circumstances), (c) Edison International agreed to provide service from a new generation facility at cost-based rates for 10 years, (d) Southern California Edison agreed to provide conservation easements for certain land to a trust for the benefit of the State of California, (e) Southern California Edison agreed to settle certain pending litigation brought by Southern California Edison against the State of California and certain of its agencies, (f) the Department of Water Resources agreed to make certain power purchases on Southern California Edison's behalf through 2002, (g) Edison International will refund to Southern California Edison not less than $400 million and Southern California Edison and Edison International agreed to make capital investments in Southern California Edison's regulated business of at least $3 billion through 2006, and (h) new legislation will set a 11.6% floor for Southern California Edison's rate of return on equity, which floor shall remain in effect through 2010. The Department of Water Resources will pay $2.76 billion, or approximately 2.3 times Southern California Edison's book value, for the transmission assets, and the Memorandum of Understanding specifies that the amounts up to Southern California Edison's net book value of the assets will be used to reduce debt and equity while amounts in excess of net book value will be applied to recover Southern California Edison's net unrecovered purchased

F–15

power costs. Indebtedness not recovered through the proceeds of the asset sale will be securitized and recovered through Southern California Edison's retail rates. The parties to the Memorandum of Understanding agree to proceed diligently and in good faith to execute definitive agreements by August 15, 2001.

    California and Washington Attorney General, California Public Utilities Commission, California State Senate and Oregon Department of Justice Investigations.  The California Public Utilities Commission, the California Attorney General's office, the Oregon Department of Justice and the Washington Attorney General's office have each launched investigations into the western United States energy markets that have resulted in the issuance of subpoenas to several Mirant entities. The California Public Utilities Commission issued subpoenas to Mirant entities in August and September of 2000 and on June 11, 2001. In addition, the California Public Utilities Commission has had personnel onsite on a periodic basis at Mirant California's generating facilities since December 2000. The California Attorney General issued its subpoena to Mirant and certain of its subsidiaries in February of 2001 under the following caption: "In the Matter of the Investigation of Possibly Unlawful, Unfair, or Anti-Competitive Behavior Affecting Electricity Prices in California." According to recent press accounts, on June 12, 2001, the California Attorney General stated that he would convene a criminal grand jury on or shortly after July 1, 2001 to investigate alleged antitrust violations and other unfair trade practices by power generators, presumably including Mirant and its subsidiaries.

    The Oregon Department of Justice and the Washington Attorney General issued subpoenas requesting certain information in connection with their investigations on June 4 and 8, 2001, respectively. Each of these subpoenas could impose significant compliance costs on the Company or its subsidiaries. Despite various measures taken to protect the confidentiality of sensitive information produced to these agencies, there remains a risk of governmental disclosure of the confidential, proprietary and trade secret information obtained by the California Public Utilities Commission, the Attorney General of both California and Washington and the Oregon Department of Justice through this process.

    On April 13, 2001, Reliant Energy, Inc. filed suit against the Attorney General regarding the confidentiality of the sensitive information requested. Various subsidiaries of Mirant joined that suit on April 18, 2001. Also on April 18, 2001, the Attorney General filed suit against Mirant seeking to compel Mirant to produce documents in the investigation.

    On March 14, 2001, the California Senate announced the formation of a committee to investigate alleged manipulation in the state electricity and natural gas markets. Mirant has received document requests in this investigation and received a subpoena on June 12, 2001 formalizing the request. Mirant has also been asked to make a presentation to the Senate committee. Senator Dunn, a California State Senator, announced on May 3, 2001 that he had invited the California Attorney General, as well as the District Attorneys from across the state to "collaborate" with the Senate Select Committee's investigation. As of June 4, 2001, only the San Joaquin District Attorney has accepted the invitation, and the San Joaquin District Attorney's office used Dunn's announcement as a venue to disclose that it had opened its own criminal investigation into the wholesale energy markets on April 11, 2001. The investigations of the San Joaquin District Attorney, the Attorney General of both California and Washington, the Oregon Department of Justice and the Senate Select Committee are all of a kind in that they seek to determine whether any market participants engaged in unlawful conduct which resulted in higher power prices. While Mirant will vigorously defend any claims of potential civil

F–16

liability or criminal wrong-doing asserted against it or its subsidiaries, the results of such investigations cannot now be determined.

    DWR Power Purchases.  On May 10, 2001, Governor Davis signed Bill SB31x into law. This legislation permits the Department of Water Resources to issue up to approximately $13 billion in revenue bonds to finance the purchase of electric energy. The Bill will become effective 90 days from the date it was signed.

    On May 24, 2001, Mirant Americas Energy Marketing entered into a 19 month agreement with the Department of Water Resources to provide the State of California with approximately 500 MW of electricity. The contract runs from June 1, 2001 to December 31, 2002.

    Additional Litigation. A lawsuit was filed May 2, 2001 in the Los Angeles Superior Court naming, among others, Mirant and certain of its officers as defendants. The lawsuit alleges that the defendants engaged in various unlawful and anti-competitive acts that served to manipulate wholesale power markets and inflate wholesale electricity prices in California. The plaintiffs seek injunctive relief, disgorgement of unlawful profits, restitution, treble damages and attorney's fees. The complaint does not set out a specific amount of damages that are being sought but alleges that the state has had to spend more than $6 billion purchasing electricity, a material portion of which was at inflated prices. Additionally, the complaint alleges that if an injunction is not issued, that the state will be required to spend more than $150 million per day purchasing electricity. Mirant cannot predict at this time the outcome of this proceeding.

    CAISO Claim for Exercise Charge. On June 7, 2001, the CAISO filed a motion with the FERC to revoke the market-based rate authority issued by the FERC to various Mirant subsidiaries engaged in the California market (including three Mirant Americas Generation subsidiaries). The CAISO also requested that FERC order refunds for sales dating back to May 1, 2000, and that FERC investigate whether Mirant exercised market power prior to May 1, 2000. If this motion were to be fully approved by the FERC, it would subject the applicable Mirant entities to cost-based rates under the FERC's jurisdiction. While the Company does not believe that the CAISO will gain full approval of its motion, the Company cannot currently predict what action the FERC, if any, will take or what impact the CAISO's motion will have on the Company's California operations.

New York Property Tax Agreement

    Mirant New York is currently involved in litigation to enforce a property tax settlement agreement in which it seeks a refund of certain real estate taxes and a reduction of future assessments on its property in New York. The outcome of these proceedings and the amount of such refund, if any, cannot presently be determined.

Southern Spinoff

    On April 2, 2001, Southern distributed its common shares of Mirant to Southern stockholders.

Related Party Agreement

    Effective May 1, 2001, net revenue sharing arrangements in California were amended. Mirant Americas Energy Marketing is now entitled to 75%, as opposed to 50%, of net revenues in excess of $512 million.

F–17

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Mirant Americas Generation, Inc.:

    We have audited the accompanying consolidated balance sheets of MIRANT AMERICAS GENERATION, INC. (a Delaware corporation) AND SUBSIDIARIES (formerly Southern Energy North America Generating, Inc.), as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mirant Americas Generation, Inc. as of December 31, 2000 and 1999, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States.

Atlanta, Georgia
February 28, 2001

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MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2000 and 1999

(In Millions)

	2000	1999
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$83	$31
Receivables:
Customer accounts	24	12
Affiliates (Notes 3 and 8), net of allowance for doubtful accounts of $50 and $0 in 2000 and 1999, respectively	599	131
Insurance receivable	0	27
Notes receivable from affiliates (Note 3)	48	0
Fuel stock	50	29
Materials and supplies	79	31
Deferred income taxes (Note 6)	78	4
Prepayments	70	28
Other	6	12

Total current assets	1,037	305

PROPERTY, PLANT & EQUIPMENT:
Land	120	104
Plant and equipment	2,452	1,223

	2,572	1,327
Less accumulated provision for depreciation	(92)	(40)

	2,480	1,287
Construction work in progress	218	205

Total property, plant & equipment, net	2,698	1,492

NONCURRENT ASSETS:
Notes receivable from affiliates (Note 3)	223	0
Goodwill, net of accumulated amortization of $17 and $5 in 2000 and 1999, respectively	1,555	269
Intangible Assets:
Power purchase agreements, net of accumulated amortization of $2 and $2 in 2000 and 1999, respectively	9	10
Trading benefits, net of accumulated amortization of $19 and $4 in 2000 and 1999, respectively	372	207
Development rights, net of accumulated amortization of $13 and $9 in 2000 and 1999, respectively	254	230
Other	23	18

Total noncurrent assets	2,436	734

Total assets	$6,171	$2,531

LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
Accounts payable	$89	$122
Payable to affiliates (Note 3)	496	34
Notes payable (Note 5)	945	0
Accrued taxes	49	6
Revenues subject to refund	150	9
Other	10	1

Total current liabilities	1,739	172

NONCURRENT LIABILITIES:
Notes payable (Note 5)	1,450	1,290
Deferred income taxes (Note 6)	175	27
Other	5	12

Total noncurrent liabilities	1,630	1,329

COMMITMENTS AND CONTINGENT MATTERS (Note 4)
STOCKHOLDER'S EQUITY:
Common stock, $1 par value; 1,000 shares authorized, issued, and outstanding	0	0
Additional paid-in capital	2,820	1,025
(Accumulated deficit) retained earnings	(18)	5

Total stockholder's equity	2,802	1,030

Total liabilities and stockholder's equity	$6,171	$2,531

The accompanying notes are an integral part of these consolidated balance sheets.

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MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 and 1998

(In Millions)

	2000	1999	1998
OPERATING REVENUES	$1,930	$689	$40

OPERATING EXPENSES:
Cost of fuel, electricity, and other products	1,005	357	5
Maintenance	68	35	3
Depreciation and amortization	82	57	3
Selling, general, and administrative	289	70	11
Taxes other than income taxes	68	35	4
Other	70	35	0

Total operating expenses	1,582	589	26

OPERATING INCOME	348	100	14

OTHER INCOME (EXPENSE):
Interest income	6	5	0
Interest expense	(99)	(67)	(3)
Other income	9	0	0
Gain from insurance proceeds (Note 4)	0	30	0

Total other expense, net	(84)	(32)	(3)

INCOME BEFORE INCOME TAXES	264	68	11
PROVISION FOR INCOME TAXES	106	27	5

NET INCOME	$158	$41	$6

The accompanying notes are an integral part of these consolidated statements.

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MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 and 1998

(In Millions)

	Common Stock	Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total
BALANCE, January 1, 1998	$0	$29	$6	$35
Net income	0	0	6	6
Capital contributions	0	246	0	246
Dividends	0	0	(6)	(6)

BALANCE, December 31, 1998	0	275	6	281
Net income	0	0	41	41
Capital contributions	0	750	0	750
Dividends	0	0	(42)	(42)

BALANCE, December 31, 1999	0	1,025	5	1,030
Net income	0	0	158	158
Capital contributions	0	1,795	0	1,795
Dividends	0	0	(181)	(181)

BALANCE, December 31, 2000	$0	$2,820	$(18)	$2,802

The accompanying notes are an integral part of these consolidated statements.

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MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 and 1998

(In Millions)

	2000	1999	1998
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$158	$41	$6

Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	82	57	3
Deferred income taxes	(23)	22	0
Changes in certain assets and liabilities, excluding effects from acquisitions:
Accounts receivable and receivables from affiliates, net	(457)	(141)	(8)
Materials and supplies	14	(33)	0
Accounts payable and accrued liabilities	462	(10)	14
Accrued taxes	43	2	5
Other, net	(11)	(40)	6

Total adjustments	110	(143)	20

Net cash provided by (used in) operating activities	268	(102)	26

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(225)	(232)	(80)
Notes receivable from affiliates	(271)	0	0
Proceeds from sale of materials and supplies	18	0	0
Cash paid for acquisitions	(917)	(1,343)	(538)
Expenditures to replace damaged property (Note 4)	0	0	(5)

Net cash used in investing activities	(1,395)	(1,575)	(623)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contributions	255	750	246
Payment of dividends	(181)	(42)	(6)
Proceeds from issuance of debt	1,105	1,290	357
Repayment of intercompany debt	0	(290)	0

Net cash provided by financing activities	1,179	1,708	597

NET INCREASE IN CASH AND CASH EQUIVALENTS	52	31	0
CASH AND CASH EQUIVALENTS, beginning of year	31	0	0

CASH AND CASH EQUIVALENTS, end of year	$83	$31	$0

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for interest, net of amounts capitalized	$89	$9	$0

Cash paid for income taxes	$60	$13	$5

Noncash financing activities:
Capital contributions	$1,540	$0	$0

BUSINESS ACQUISITIONS:
Fair value of assets acquired	$2,591	$1,358	$607
Less cash paid	917	1,343	538

Liabilities assumed and non-cash equity contributions	$1,674	$15	$69

The accompanying notes are an integral part of these consolidated statements.

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MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2000, 1999 and 1998

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

    Mirant Americas Generation, Inc., formerly Southern Energy North America Generating, Inc., (collectively, the "Company" or "Mirant Americas Generation"), a Delaware corporation, was incorporated in May of 1999. In the same year, all assets and liabilities of Mirant State Line Ventures, Inc (purchased from Commonwealth Edison in December 1997), Mirant New England Investments, Inc (purchased from Commonwealth Energy System and Eastern Utilities Associates in December 1998), Mirant New York (purchased from Orange and Rockland Utilities, Inc. and Consolidated Edison Company of New York in June 1999), and Mirant California Investments, Inc., the assets of which were purchased from Pacific Gas & Electric in April 1999, were merged with and into Mirant Americas Generation, Inc. in a common control reorganization. Mirant Americas Generation is an indirect wholly owned subsidiary of Mirant Corporation ("Mirant" or the "Parent"). Until September 26, 2000, Mirant was wholly owned by the Southern Company ("Southern"). On September 27, 2000, Mirant sold approximately 20% of its common stock to the public. The remaining 80% of the common shares are held by Southern.

    Mirant Americas Generation is engaged in the development and operation of domestic nonregulated power generation facilities.

Basis of Presentation

    The consolidated financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States ("U.S. GAAP"). All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

    The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

Revenue Recognition

    Revenues derived from power generation are recognized upon output, product delivery, or satisfaction of specific targets, all as specified by contractual terms.

Concentration of Revenue

    Under its agreements (Note 3) with Mirant Americas Energy Marketing, LP ("Mirant Americas Energy Marketing"), an indirect wholly owned subsidiary of Mirant, the Company retains the ultimate credit risk from the sales that Mirant Americas Energy Marketing engages in on its behalf. During 2000, approximately 60% of the Company's revenues were attributable to sales to the California market.

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Cash and Cash Equivalents

    The Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

Materials and Supplies and Fuel Stock

    Inventories are carried at the lower of cost or market. Cost is computed on an average cost basis. Fuel stock is removed from the inventory account once used in production; materials and supplies are removed from the account once used for repairs, maintenance or capital projects.

Property, Plant and Equipment

    Property, plant, and equipment are recorded at cost to the Company, which includes materials, labor, and appropriate administrative costs that primarily include general costs and the estimated cost of debt funds used during construction. The costs of maintenance, repairs, and replacement of minor items of property are charged to maintenance expense as incurred. Production assets are depreciated on a straight-line basis over a period of 19 to 42 years. Other fixed assets are depreciated on a straight-line basis over a period of 2 to 30 years. Recoverability of these assets is reviewed annually or as changes in circumstances indicate that the carrying amount may exceed fair value in accordance with the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

    Construction work in process is recorded at cost to the Company, which includes materials, labor, appropriate administrative costs, and the estimated cost of debt funds used during construction.

    The Company expenses all maintenance costs unless the expenditure increases the useful life of the capital asset or the expenditure produces a future economic benefit.

Goodwill and Specifically Identifiable Intangible Assets

    The Company amortizes costs in excess of the fair value of net assets of the businesses acquired using the straight-line method over the period expected to benefit from each acquisition, not to exceed 40 years. Specifically identifiable intangible assets consist of acquired trading and development rights that are amortized over the estimated useful life of each of the acquisitions, ranging from 15 to 40 years. Recoverability of each acquisition's goodwill and/or intangible assets balance (analyzed on the basis of undiscounted operating cash flow) is reviewed annually or as changes in circumstances indicate that the carrying amount may exceed fair value in accordance with the provisions of SFAS No. 121 and APB Opinion No. 17, "Intangible Assets."

Income Taxes

    The Company is included in the consolidated tax return of Southern. Southern allocates current and deferred taxes to its subsidiaries, including the Company, as if each subsidiary were a separate taxpayer. Pursuant to this income tax allocation policy, the Company receives or pays an amount equal to the tax benefit or expense realized by including the Company's income or loss in the consolidated return. The Company uses the liability method of accounting for deferred income taxes and provides deferred income taxes for all significant income tax temporary differences (Note 6).

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Comprehensive Income

    Other than net income, there were no components that met the requirements to be included in other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income."

Financial Instruments

    Mirant Americas Generation engages in risk management activities for nontrading purposes to hedge exposure to fluctuations in interest rates. Gains and losses on qualifying hedges are deferred and recognized either in the income statement or as an adjustment to the carrying amount when the hedged transaction occurs. See Note 7 where financial instruments are discussed further.

New Accounting Standards

    In April 1998, the American Institute of Certified Public Accountants (the "AICPA") issued a new Statement of Position, "Reporting on the Cost of Start-Up Activities." This statement requires that the costs of start-up activities and organizational costs be expensed as incurred. Any of these costs previously capitalized by a company must be written off in the year of adoption. Mirant Americas Generation adopted this statement in January of 1999 without a material impact on the financial statements.

    In June 2000, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards (SFAS) No. 138, an amendment of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133, as amended, establishes accounting and reporting standards for derivative instruments, and for hedging activities. The Statement requires that certain derivative instruments be recorded in the balance sheet as either assets or liabilities measured at fair value, and that changes in the fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company adopted the provisions of SFAS No. 133, as amended, on January 1, 2001 and such adoption is expected to result in a cumulative after-tax reduction in other comprehensive income of approximately $300 million in the first quarter of fiscal year 2001 and will result in no impact on net income. The application of SFAS No. 133 is still evolving and further guidance from the FASB is expected.

2.  ACQUISITIONS AND BUSINESS DEVELOPMENT

Mirant Mid-Atlantic

    On December 19, 2000, Mirant and various wholly-owned subsidiaries closed their acquisition of the bulk of Potomac Electric Power Company's ("PEPCO's") electric generating assets. The acquisition is accounted for as a purchase business combination in accordance with APB Opinion No. 16. As part of the acquisition, Mirant Americas Energy Marketing assumed transition power agreements and obligations under power purchase agreements that represented a net liability of approximately $2.3 billion. In addition, $383 million of the tangible assets related to the Mirant Potomac River and

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Mirant Peaker assets are owned by the Parent. The preliminary purchase price allocation is as follows (in millions):

Current assets	$61
Property, plant and equipment	1,027
Goodwill and other intangibles	1,503
Deferred taxes due to acquisition	(16)
Liabilities assumed	(118)

Purchase price	$2,457

    Mirant Americas Generation through its subsidiary, Mirant Mid-Atlantic, LLC ("Mirant Mid-Atlantic"), entered into a $1.5 billion lease transaction with respect to two of the purchased generating facilities. The lease obligations of Mirant Mid-Atlantic are senior unsecured obligations. The operative documents include covenants that, among other things, limit the ability of Mirant Mid-Atlantic to make restricted payments, to sell, transfer, or otherwise dispose of assets, to merge or consolidate, to change its legal form, to create liens or to assign, transfer, or sublease its interest in the leased facilities.

Mirant Texas

    Units 1 and 2 of the Company's 308 MW gas-fired peaking-load power plant located in Texas became operational in June 2000. At that time, an amount of $81 million was transferred from construction work-in-progress to property, plant, and equipment, including capitalized interest of $2 million. The facility has a depreciable life of 35 years and an estimated net salvage value of zero.

Mirant Wisconsin

    The Company's 309 MW natural gas or fuel oil-fired peaking-load power plant located in Wisconsin became operational in May 2000. A total of $94 million was transferred from construction work-in-progress to property, plant, and equipment in May, including capitalized interest of $3 million. The facility has a depreciable life of 40 years and an estimated net salvage value of zero.

Mirant New York

    In 1999, Mirant acquired and subsequently transferred a 100% interest in the assets of Mirant New York to the Company. Mirant acquired this generating asset business in the state of New York with a total capacity of 1,764 MW from Orange and Rockland Utilities, Inc. and Consolidated Edison Company of New York for a net purchase price of $493 million. The acquisition was recorded under the purchase method of accounting. A portion of the purchase price has been allocated to assets acquired and liabilities assumed based on the estimated fair market value at the date of the acquisition while the balance was recorded as goodwill. The transaction was accounted for as a reorganization under common control and accordingly, the financial statements include the combined results of operations, financial position, and cash flows of these assets for all of 1999.

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    The Company finalized its purchase price allocation for the acquisition as follows (in millions):

Current assets	$60
Property, plant, and equipment	433
Acquired intangibles	47
Liabilities assumed and other	(47)

Purchase price	$493

Mirant California

    On April 16, 1999, the Company, through its wholly owned subsidiary Mirant California Investments, Inc. ("Mirant California"), acquired various generating assets and related specifically identifiable intangibles in California with a total capacity of 2,962 MW from Pacific Gas & Electric for $801 million and paid an additional $39 million for fuel inventory, capital expenditures, and property taxes.

Mirant New England

    On December 30, 1998, Mirant acquired the generating asset business and the related specifically identifiable intangibles from subsidiaries of Commonwealth Energy Systems and Eastern Utilities Associates for $536 million. On August 1, 1999, Mirant transferred a 100% interest in the assets of Mirant New England, LLC to the Company. The transaction was accounted for as a reorganization under common control and accordingly, the financial statements include the combined results of operations, financial position, and cash flows of these assets for all of 1999.

    Mirant's purchase price was allocated as follows (in millions):

Current assets	$13
Property, plant, and equipment	188
Acquired intangibles	143
Goodwill	261
Liabilities assumed and other	(69)

Purchase price	$536

3.  RELATED-PARTY TRANSACTIONS

Services

    The Company has agreements with Mirant Americas Energy Marketing for the marketing and scheduling of the energy and energy-related services at each of the Mid-Atlantic, New York, California and New England. Additionally, the Company has entered into agreements with Mirant Americas Energy Marketing to fulfill all of the fuel requirements at each of these facilities. The agreements provide that Mirant Americas Energy Marketing will pay Mirant Americas Generation for the actual price received by Mirant Americas Energy Marketing from third parties for the available capacity, energy and ancillary services produced by Mirant Americas Generation or, in the event such energy and ancillary services are used to supply Mirant Americas Energy Marketing's obligations under the PEPCO transition power agreements, market prices. Mirant Americas Energy Marketing is entitled to a bonus if the revenues received exceed the costs payable to Mirant Americas Energy Marketing, which

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do not include operation and maintenance expense and lease payments, ("net revenues") by a specified amount. Mirant Americas Generation retains all net revenues up to a specified threshold, and amounts in excess of such threshold are shared between Mirant Americas Generation and Mirant Americas Energy Marketing. The fixed fees and net revenue sharing arrangements are as follows:

  •
  Mid-Atlantic: Mirant Americas Energy Marketing is entitled to a fee of $7.3 million and 50% of the net revenue in excess of $896 million.
  •
  California: Mirant Americas Energy Marketing is entitled to a fee of $7.6 million and 50% of the net revenue in excess of $512 million.
  •
  New England: Mirant Americas Energy Marketing is entitled to a fee of $3.9 million and 50% of the net revenue in excess of $88 million.
  •
  New York: Mirant Americas Energy Marketing is entitled to a fee of $3.0 million and 50% of the net revenues in excess of $197 million.

    Total fees paid to Mirant Americas Energy Marketing under the marketing agreements totaled $153 million for 2000 and $17 million for 1999, and payments made for fuel to Mirant Americas Energy Marketing totaled $994 million and $258 million for 2000 and 1999, respectively. Management believes that the Mirant Americas Energy Marketing agreements provide terms substantially similar to those that would be offered to an independent third party.

    Mirant Americas Energy Marketing charges the Company's subsidiaries for credit losses associated with market transactions. Accordingly, the Company's subsidiaries retain the risk of collection for amounts due from third parties for transactions entered into by Mirant Americas Energy Marketing in connection with the assets owned and operated by the Company's subsidiaries. These agreements expire on December 31, 2001, but may be extended by mutual agreement between the Company's subsidiaries and Mirant Americas Energy Marketing.

    Mirant Services, LLC is a subsidiary of Mirant that is responsible for several general and administrative functions for entities, including Mirant Americas Generation. Mirant Services employs personnel utilized by Mirant Americas Generation and bills Mirant Americas Generation for the full cost of such employees, including maintaining competitive employee benefit plans for such employees. During 2000 and 1999, Mirant Services incurred and was reimbursed $58 million and $39 million, respectively, on behalf of Mirant Americas Generation. In addition, Mirant Services allocates a portion of its selling, general and administrative expenses to Mirant Americas Generation based upon predetermined rates. The total non-salary expenses allocated to Mirant Americas Generation from Mirant Services were $18 million, $12 million, and $2 million for 2000 and 1999, and 1998, respectively.

Financing

    In February 2000, the Company agreed to extend a non-revolving credit facility for construction activities of a separate affiliate of Mirant in Zeeland, Michigan ("Michigan"). Principal is due on demand, or if no demand is made, then on February 29, 2004 with 8.51% interest due quarterly, in arrears, on March 31, June 30, September 30 and December 31. As of December 31, 2000, the amount loaned was $7 million.

    In July 2000, the Company agreed to extend a non-revolving credit facility for construction activities of a separate affiliate of Mirant in Wrightsville, Arkansas ("Wrightsville"). The commitment of $180 million from the Company is to fund certain payments by Wrightsville of industrial development bonds. Principal is due on demand, or if no demand is made, then on June 1, 2003 with 8.51% interest due quarterly, in arrears, on March 31, June 30, September 30 and December 31. As of December 31, 2000, the amount loaned was $41 million.

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MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2000, 1999 and 1998

    In December 2000, subsidiaries of Mirant borrowed approximately $223 million from the Company in order to finance their acquisitions of generation assets. Principal is due on December 30, 2028 with 10% interest due semiannually, in arrears, on June 30 and December 30. Any amount not paid when due bears interest thereafter at 12%. Up to $7.9 million per year may be prepaid at the election of the borrower.

4.  COMMITMENTS AND CONTINGENCIES

Mirant California

    Reliability-Must-Run Agreements ("RMR"):  Mirant California acquired generation assets from Pacific Gas & Electric ("PG&E") in April 1999, subject to RMR agreements. These agreements allow the California Independent System Operation Corporation ("CAISO"), under certain conditions, to require Mirant California to run the acquired generation assets in order to support the reliability of the California electric transmission system. Mirant California assumed these agreements from PG&E prior to the outcome of a Federal Energy Regulatory Commission ("FERC") proceeding initiated in October 1997 that will determine the percentage of a $158.8 million annual fixed revenue requirement to be paid to Mirant California by the CAISO under the RMR agreements. This revenue requirement was negotiated as part of a prior settlement of a FERC rate proceeding. Mirant contends that the amount paid by the CAISO should reflect an allocation based on the CAISO's right to call on the units (as defined by the RMR agreements) and the CAISO's actual calls. This approach would result in annual payments by the CAISO of approximately $120 million, or 75% of the settled fixed revenue requirement. The decision in this case will affect the amount the CAISO will pay to Mirant Americas Energy Marketing for the period from June 1, 1999 through December 31, 2001. On June 7, 2000, the administrative law judge presiding over the proceeding issued an initial decision in which responsibility for payment of approximately 3% of the revenue requirement was allocated to the CAISO. On July 7, 2000, Mirant California appealed the administrative law judge's decision to the FERC. The outcome of this appeal cannot be determined. A final FERC order in this proceeding may be appealed to the U.S. Court of Appeals.

    If the Company is unsuccessful in its appeal of the administrative law judge's decision, it will be required to refund certain amounts of the revenue requirement paid by the CAISO for the period from June 1, 1999 until the final disposition of the appeal. The amount of this refund as of December 31, 2000 would have been approximately $138 million, however, there would have been no effect on net income for 2000 excluding interest. If the Company is unsuccessful in its appeal, it plans to pursue other options available under the reliability-must-run agreements to mitigate the impact of the administrative law judge's decision upon its future operations. The outcome of this appeal is uncertain, and the Company cannot provide assurance that it will be successful.

    CAISO and California Power Exchange Corporation ("PX") Price Caps:  Beginning in May 2000, wholesale energy prices in the California markets increased to levels well above 1999 levels. In response, on June 28, 2000, the CAISO Board of Governors reduced the price cap applicable to the CAISO's wholesale energy and ancillary services markets from $750/Mwh to $500/Mwh. The CAISO subsequently reduced the price cap to $250/Mwh on August 1, 2000. During this period, however, the PX maintained a separate price cap set at a much higher level applicable to the "day-ahead" and "day-of" markets administered by the PX. On August 23, 2000, the FERC denied a complaint filed August 2, 2000 by San Diego Gas & Electric Company ("SDG&E") that sought to extend the CAISO's $250/Mwh price cap to all California energy and ancillary service markets, not just the markets administered by the CAISO. However, in its order denying the relief sought by SDG&E, the FERC

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instructed its staff to initiate an investigation of the California power markets and to report its findings to the FERC and held further hearing procedures in abeyance pending the outcome of this investigation.

    On November 1, 2000, the FERC released a Staff Report detailing the results of the Staff investigation, together with an "Order Proposing Remedies for California Wholesale Markets" ("November 1 Order"). In the November 1 Order, the FERC found that the California power market structure and market rules were seriously flawed, and that these flaws, together with short supply relative to demand, resulted in unusually high energy prices. The November 1 Order proposed specific remedies to the identified market flaws, including: (a) imposition of a so-called "soft" price cap at $150/MWh to be applied to both the PX and CAISO markets, which would allow bids above $150/MWh to be accepted, but will subject such bids to certain reporting obligations requiring sellers to provide cost data and/or identify applicable opportunity costs and specifying that such bids may not set the overall market clearing price, (b) elimination of the requirement that the California utilities sell into and buy from the PX, (c) establishment of independent non-stakeholder governing boards for the CAISO and the PX, and (d) establishment of penalty charges for scheduling deviations outside of a prescribed range. In the November 1 Order the FERC established October 2, 2000, the date 60 days after the filing of the SDG&E complaint, as the "refund effective date." Under the November 1 Order rates charged for service after that date through December 31, 2002 will remain subject to refund if determined by the FERC not to be just and reasonable. While the FERC concluded that the Federal Power Act and prior court decisions interpreting that act strongly suggested that refunds would not be permissible for charges in the period prior to October 2, 2000, it noted that it was willing to explore proposals for equitable relief with respect to charges made in that period.

    On December 15, 2000, the FERC issued a subsequent order (the "December 15 Order") that affirmed in large measure the November 1 Order. Various parties have filed requests for administrative rehearing and for judicial review of aspects of the FERC's December 15 Order. The outcome of these proceedings, and the extent to which the FERC or a reviewing court may revise aspects of the December 15 Order or the extent to which these proceedings may result in a refund of or reduction in the amounts charged by Mirant California for power sold in the CAISO and PX markets, cannot be determined at this time, and the Company cannot determine what affect any action by the FERC will have on its financial condition.

    California Public Utilities Commission Investigations.  The CPUC has launched an investigation into the California energy markets that has resulted in the issuance of subpoenas to several Mirant entities. The CPUC issued one subpoena to Mirant entities in August of 2000 and one in September of 2000. In addition, the CPUC has had personnel onsite on a periodic basis at Mirant California's generating facilities since December 2000. Each of these subpoenas could impose significant compliance costs on Mirant or its subsidiaries. Despite various measures taken to protect the confidentiality of sensitive information produced to these agencies, there remains a risk of governmental disclosure of the confidential, proprietary and trade secret information obtained by the CPUC through this process. While Mirant will vigorously defend any claims of potential civil liability or criminal wrong-doing asserted against it or its subsidiaries, the results of such investigations cannot now be determined.

    Class Action Litigation:  Five lawsuits have been filed in the superior courts of California alleging that certain owners of electric generation facilities in California and energy marketers, including the Company, Mirant Americas Energy Marketing, LP, Mirant California, and Southern, engaged in various unlawful and anti-competitive acts that served to manipulate wholesale power markets and inflate wholesale electricity prices in California. Four of the suits seek class action status. One lawsuit alleges that, as a result of the defendants' conduct, customers paid approximately $4 billion more for electricity

F–30

than they otherwise would have and seeks an award of treble damages, as well as other injunctive and equitable relief. The other suits likewise seek treble damages and equitable relief. While two of the suits name Southern as a defendant, it appears that the allegations, as they may relate to Southern and its subsidiaries, are directed to the Company and activities by Mirant California. One such suit names Mirant Corporation itself as a defendant. Southern has notified Mirant of its claim for indemnification for costs associated with these actions under the terms of the agreement that governs the separation of Mirant from Southern, and Mirant California has undertaken the defense of all of the claims. The final outcome of the lawsuits cannot now be determined.

    Department of Energy Order:  On December 14, 2000, the Secretary of the Department of Energy ("DOE") ordered that certain suppliers of electricity provide electricity to the CAISO for delivery to California utility companies when the CAISO certified that there was inadequate electrical supply.

Mirant New York

    Along with several other electric generators that own facilities in New York, in October 1999 Mirant New York received an information request from the State of New York concerning the air quality control implications of various repairs and maintenance activities of Mirant New York at its Lovett facility. The State issued a notice of violation to the previous owner of the Lovett facility, alleging violations associated with the operation of the Lovett facility prior to the acquisition of the plant by Mirant New York. The notice of violation does not specify corrective actions that the State of New York may require. Under the sales agreement, the previous owner is responsible for fines and penalties arising from historical operations, but Mirant New York may be responsible for the cost of purchasing and installing emission control equipment, the cost of which may be material. Mirant New York is engaged in discussions with the State to explore a resolution of this matter.

Dickerson and Morgantown Lease

    On December 19, 2000, in conjunction with the purchase of the PEPCO assets, Mirant Americas Generation through Mirant Mid-Atlantic entered into a lease transaction for $1.5 billion relating to the Dickerson and the Morgantown baseload units and associated property. The term of each operating lease varies between 28.5 and 33.75 years.

    Mirant Mid-Atlantic's expenses associated with the commitments under the Dickerson and Morgantown operating leases totaled approximately $3 million for the period from December 19, 2000 to December 31, 2000. At December 31, 2000, estimated minimum rental commitments for non-cancelable operating leases are $196 million, $170 million, $151 million, $122 million and $116 million for the years 2001, 2002, 2003, 2004 and 2005, respectively. The total minimum lease payments for the life of the lease are $3.1 billion.

    The lease agreements contain some restrictive covenants that restrict Mirant Mid-Atlantic's ability to, among other things, make dividend distributions, incur more than $100 million indebtedness, or sublease the facilities unless the Company satisfies various conditions. Mirant Mid-Atlantic does have an option to renew the lease for a period that would cover up to 75% of the economic useful life of the facility, as measured near the end of the lease term. However, the extended term of the lease will always be less than 75% of the revised economic useful life of the facility. Mirant Mid-Atlantic has the right to request the lessor to refinance the lease debt. The refinancing request is subject to meeting numerous conditions, including among other requirements that the refinancing not have a material adverse effect on the lessor. If the refinancing is consummated, the lessor will bear the cost of the

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refinancing. Upon the event of default by Mirant Mid-Atlantic, the lessors may require a termination value payment as defined in the agreements.

State Line

    On July 28, 1998, an explosion occurred at State Line causing a fire and substantial damage to the plant. The precise cause of the explosion and fire has not been determined. Thus far, seven personal injury lawsuits have been filed against the Company, five of which were filed in Cook County, Illinois. The Company filed a motion to dismiss these five cases in 1998 for lack of "in personam" jurisdiction. The motion was denied in August 1999. In October 1999, the Appellate Court of Illinois granted the Company's petition for leave to appeal. The outcome of these proceedings cannot now be determined and an estimated range of loss cannot be made.

    As a result of the explosion at the facility, the coal conveyor system sustained significant damage, causing both units at the facility to go offline for a period of approximately six months. During this period, the Company was unable to fulfill its obligations to supply power to Commonwealth Edison, Inc. ("ComEd"). Both units have met their net capacity under the power purchase agreement with ComEd since returning to service. However, during the entire length of the outage caused by the explosion, the Company received its normal capacity payments from ComEd. During fiscal 1998, capacity payments made to the Company by ComEd were based upon contractually determined amounts and were not impacted by the power made available to ComEd. However, beginning in fiscal 1999, capacity payments made to the Company are based upon a formula, which considers historical levels of available capacity.

    As of December 31, 2000, the State Line facility was covered under Southern's umbrella insurance policy, which provides up to $400 million of coverage for a combination of property damage, liability, and business interruption. Insurance proceeds for costs associated with the repairs from the fire and the explosion were sufficient to cover the costs of repairs and business interruption.

    In accordance with FASB Interpretation No. 30, "Accounting for Involuntary Conversions of Nonmonetary Assets to Monetary Assets," Mirant Americas Generation recorded a gain of $30 million in 1999 on the accompanying statement of income resulting from insurance proceeds received in excess of the $5 million in historical cost of the assets removed from service.

Power Marketing and Fuel Supply Agreements

    The Company is a party to four separate power marketing and fuel purchase arrangements with a related party, Mirant Americas Energy Marketing. Mirant Americas Energy Marketing is responsible for marketing and scheduling the majority of the capacity from the Company's Mid-Atlantic, New York, California and New England facilities. Mirant Americas Energy Marketing has no minimum purchase requirements under these agreements. Additionally, the Company has entered into a fuel supply agreement with an independent third party to provide a minimum of 90% of the coal burned at one of the New York facilities through 2007. The Company has entered into a related transportation agreement for that coal through March of 2004. Substantially all of the Company's fuel requirements are fulfilled through these five agreements.

    This customer concentration could adversely affect the Company's financial position or results of operations should these parties default under the provisions of the agreements.

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MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

DECEMBER 31, 2000, 1999 and 1998

Uncertainties Related to Contract Sales

    Certain of the Company's significant power generation facilities are engaged in either Power Purchase Agreements or energy conversion agreements with one or a limited number of entities for a portion of, and in one instance, all of the relevant facility's output over the life of the Power Contract. If the Power Contracts were modified or terminated, the Company may be adversely affected.

Construction Commitments

    The Company has begun construction on Bosque Unit 3, in Dallas—Fort Worth, consisting of 236 MW of capacity. Commercial completion is scheduled for June 2001. The planned cost of construction is $122 million.

Long-Term Service Agreements

    The Company, through two of its subsidiaries, has entered into long-term service agreements for the maintenance and repair of its combustion-turbine or combined-cycle generating plants. As of December 31, 2000, the estimated annual minimum commitment under these agreements was less than $1 million.

Environmental Matters and Regulations

    The Company is subject to environmental regulation by federal, state and local authorities. The Company believes that as of December 31, 2000, the Company is in substantial compliance with environmental regulatory requirements and that maintaining compliance with current requirements will not materially affect the Company's financial position or results of operations. However, possible future developments, such as more stringent environmental laws and regulations and proceedings which may be taken by environmental authorities, could affect the costs and the manner in which the Company conducts its business and could cause the Company to make capital expenditures substantially in excess of anticipated capital expenditure amounts.

5.  DEBT

    In October 1999, the Company completed a $1.45 billion bank financing consisting of three credit facilities. Facility A was a $1.15 billion 364-day revolving line of credit with a one-or two-year term loan renewal option with identical terms and an interest rate of LIBOR plus an applicable margin based on the Company's credit rating. In October 2000, the Company converted Facility A into a two-year note due in October 2002. Facility B is a $250 million five-year revolver to be used for capital expenditures, and Facility C is a $50 million five-year revolver for working capital needs. The draws under Facilities B and C, in the amount of $300 million are included in long-term debt on the accompanying financial statements. At December 31, 2000, the interest rates under the three facilities ranged from 7.47% to 7.76%. The basis point margins are linked to the Company's credit rating. Prior to October 1999, the Company borrowed funds from the Parent at set rates and accrued interest payable to the Parent related to this debt. Interest rates charged to Mirant subsidiaries for intercompany amounts borrowed were 6.00% in 1998 and ranged from 6.00% to 6.14% in 1999.

    In September 2000, the Company entered into a 364-day bank facility (the "2000 Facility") in connection with financing the acquisition by Mirant Mid-Atlantic of the PEPCO assets. The 2000

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Facility includes both a $870 million acquisition facility and a $150 million revolving, working capital facility. The 2000 Facility provides a one-year term out option. At December 31, 2000, the Company had $945 million outstanding under the 2000 Facility. Under the facility the Company may elect to borrow at a base rate or at LIBOR plus an applicable margin based on our credit rating. As of December 31, 2000, the interest rate under the 2000 Facility is LIBOR plus 105 basis points for an effective rate of 7.6%. In addition, under the 2000 Facility an additional 12.5 basis points is added to the LIBOR interest rate in the event that it is termed out.

    These facilities include various business and financial covenants including, among other things, (i) limitations on dividends and redemptions, (ii) limitations on the incurrence of indebtedness and liens, (iii) limitations on capital expenditures, (iv) limitations on ratio of recourse debt to recourse capital, (v) maintenance of minimum ratios of Corporate Debt Service to Corporate Interest. The Company is in compliance with all of the covenants in the agreements governing its indebtedness.

    In 2000, 1999 and 1998, the Company incurred $109 million, $69 million, and $3 million, respectively, in interest costs of which $10 million, $2 million, and $0 million, respectively, was capitalized and included in construction costs. The remaining interest was expensed during the year. As of December 31, 2000 and 1999, the Company accrued $4 million and $9 million, respectively, in interest costs payable to affiliates.

    At December 31, 2000, the principal maturities on the Company's debt are as follows (in millions):

2001	$945
2002	1,150
2003	—
2004	300
2005	—

$2,395

6.  INCOME TAXES

    Details of the income tax provision for the years ended December 31, 2000, 1999, and 1998 are as follows (in millions):

	2000	1999	1998
Income tax provision:
Current provision:
Federal	$126	$5	$5
State	3	0	0
Deferred provision (benefit):
Federal	(41)	17	0
State	18	5	0

Total provision	$106	$27	$5

    The deferred tax liabilities of $175 million and $27 million in the consolidated balance sheets at December 31, 2000 and 1999, respectively, relate primarily to differences in the book and tax bases of

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property, plant, and equipment. The deferred tax assets of $78 million and $4 million at December 31, 2000 and 1999, respectively, relate primarily to revenues subject to refund.

    A reconciliation of the Company's federal statutory income tax rate to the effective income tax rate for the years ended December 31, 2000, 1999, and 1998, is as follows:

	2000	1999	1998
Statutory federal income tax rate	35.0%	35.0%	35.0%
State income tax, net of federal benefit	5.2	4.4	4.4
Other	0.0	0.3	0.3

Effective income tax rate	40.2%	39.7%	39.7%

    The Company and the other subsidiaries of Mirant will file a consolidated federal income tax return for 2000. The Company was included in the consolidated federal income tax return of Southern for 1999. Under the joint income tax agreement with Southern, each entity's current and deferred tax expense is computed on a stand-alone basis. Under this agreement, the Company made tax payments to Southern in excess of refunds received of approximately $60 million and $11 million during 2000 and 1999, respectively.

7.  FINANCIAL INSTRUMENTS

Asset and Liability Management

    The Company is exposed to market risk including changes in interest rates and certain commodity prices. To manage the volatility relating to those exposures, the Company enters into various derivative transactions pursuant to the Company's policies in areas such as counterparty exposure and hedging practices.

Interest

    The Company's policy is to manage interest expense using a combination of fixed and variable rate debt. To manage this mix in a cost-efficient manner, the Company enters into interest rate swaps in which the Company agrees to exchange, at specified intervals, the difference between fixed and variable interest amounts calculated by reference to an agreed-upon notional amount. These swaps are designated to hedge anticipated debt obligations. For qualifying hedges, the interest rate differential is reflected as an adjustment to interest expense over the life of the swaps. Gains and losses resulting from the termination of qualified hedges prior to their stated maturities are recognized ratably over the life of the instrument being hedged.

    Off-balance sheet derivative financial instruments at December 31, 2000 were as follows (in millions):

Type	Year of Maturity or Termination	Interest Rates	Number of Counterparties	Notional Amount	Unrecognized Gain (Loss)
Interest rate swaps	2006-2011	6.88% – 7.12%	6	$1,500	$(84)

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Commodity Contracts

    The Company engages in commodity-related marketing and price risk management activities in order to hedge market risk and exposure to electricity and to natural gas, coal, and other fuels utilized by its generation assets. These financial instruments primarily include forwards, futures, and swaps. The gains and losses related to these derivatives are recognized in the same period as the settlement of the underlying physical transaction. These realized gains and losses are included in operating revenues and operating expenses in the accompanying income statements.

    At December 31, 2000, the Company had unrealized net losses of approximately $411 million related to these financial instruments used for hedging purposes. The fair value of its nontrading commodity financial instruments is determined using various factors, including closing exchange or over-the-counter market price quotations, time value and volatility factors underlying options and contractual commitments.

    At December 31, 2000, the Company had contracts that related to periods through 2003. The net notional amount of the risk management assets and liabilities at December 31, 2000 was (6.8) million equivalent megawatt-hours. The notional amount is indicative only of the volume of activity and not of the amount exchanged by the parties to the financial instruments. Consequently, these amounts are not a measure of market risk.

Fair Values

    SFAS No. 107, "Disclosures About Fair Value of Financial Instruments," requires the disclosure of the fair value of all financial instruments. At December 31, 2000 and 1999, financial instruments recorded at contractual amounts that approximate market or fair value include receivables, payables, and variable-rate debt. The market values of such items are not materially sensitive to shifts in market interest rates because of the limited term to maturity of many of these instruments and/or their variable interest rates.

8.  SUBSEQUENT EVENTS (Unaudited)

California Power Markets

    Department of Energy Order.  On December 14, 2000, the Secretary of the Department of Energy ordered that certain suppliers of electricity provide electricity to the CAISO for delivery to California utility companies when the CAISO certified that there was inadequate electrical supply. Subsequent orders extended this requirement to February 7, 2001. The Department of Energy orders expired at that time and have not been renewed. Mirant California was called upon by the CAISO to provide power to the CAISO under the Department of Energy orders.

    Proposed CAISO and California Power Exchange Tariff Amendments.  On January 4, 2001, the CAISO filed for approval of a tariff amendment whereby its creditworthiness requirements for certain electricity purchasers would be reduced. The action was taken in response to reports that Moody's and S&P were on the verge of reducing the credit ratings of Southern California Edison and Pacific Gas & Electric Company to ratings that would not allow Southern California Edison and Pacific Gas & Electric Company to purchase electricity from the CAISO unless they posted collateral for their purchases. In its filing, the CAISO announced its intention to implement the reduced credit requirements immediately in order to ensure the reliability of the California power grid. On January 5,

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2001, the California Power Exchange filed a similar request with respect to the California Power Exchange's tariffs as the CAISO had requested on January 4, 2001. On February 14, 2001, the FERC ruled that the tariff amendment requested by the California Power Exchange should be rejected because it had ceased to operate its day-ahead and day-of markets. With respect to the CAISO's request, the FERC allowed the CAISO to amend its tariff to remove the creditworthiness requirements only with respect to the scheduling by a utility purchaser from the CAISO of power from generation owned by that purchaser. The FERC rejected the proposed amendment with respect to purchases by the CAISO from third-party suppliers. On April 6, 2001, the FERC confirmed its February 14 decision. On June 13, 2001, the FERC issued an order denying rehearing on the April 6, 2001 order on creditworthiness, which provides that the CAISO must provide a creditworthy counterparty for all power transactions.

    Defaults by the CAISO.  In April, May and June of 2001, the CAISO failed to pay a total of approximately $1.4 million to Mirant Potrero and approximately $15.5 million to Mirant Delta under the reliability-must-run agreements assumed by Mirant California from Pacific Gas & Electric Company. Mirant Delta and Mirant Potrero have submitted notices of default to the CAISO.

    Defaults by Southern California Edison and Pacific Gas & Electric Company.  On January 16 and 17, 2001, Southern California Edison's and Pacific Gas & Electric Company's credit and debt ratings were lowered by Moody's and S&P to "non-investment grade" status. On January 16, 2001, Southern California Edison indicated that it would suspend indefinitely certain obligations including a $215 million payment due to the California Power Exchange and a $151 million payment due to a qualifying facility. On January 30, 2001, the California Power Exchange suspended operation of its day ahead and day of markets. On February 1, 2001, Pacific Gas & Electric Company indicated that it intended to default on payments of over $1 billion due to the California Power Exchange and qualifying facilities.

    DWR Power Purchases.  On January 17, 2001, the Governor of California issued an emergency proclamation giving the California Department of Water Resources authority to enter into arrangements to purchase power in order to mitigate the effects of electricity shortages in the state. The Department of Water Resources began purchasing power under that authority the next day. On February 1, 2001, the Governor of California signed Assembly Bill No. 1X authorizing the Department of Water Resources to purchase power in the wholesale markets to supply retail consumers in California on a long-term basis. The Bill became effective immediately upon its execution by the Governor. The Bill did not, however, address the payment of amounts owed for power previously supplied to the CAISO or California Power Exchange for purchase by Southern California Edison and Pacific Gas & Electric Company. The CAISO and California Power Exchange have not paid the full amounts owed to Mirant Americas Energy Marketing for power delivered to the CAISO and California Power Exchange in prior months and are expected to pay less than the full amount owed on further obligations coming due in the future for power provided to the California Power Exchange or the CAISO for sales that were not arranged by the Department of Water Resources. To date, the Department of Water Resources has paid the Company for power it has purchased. The ability of the Department of Water Resources to make future payments is subject to the Department of Water Resources having a continued source of funding, whether from legislative or other emergency appropriations, from a bond issuance or from amounts collected from Southern California Edison and Pacific Gas & Electric Company for deliveries to their customers. Mirant California, Mirant Delta and Mirant Potrero bear the risk of non-payment by the CAISO, the California Power Exchange and the

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Department of Water Resources for their power purchased by the CAISO, the California Power Exchange or the DWR.

    On May 10, 2001, Governor Davis signed Bill SB31x into law. This legislation permits the Department of Water Resources to issue up to approximately $13 billion in revenue bonds to finance the purchase of electric energy. The Bill will become effective 90 days from the date it was signed.

    On May 24, 2001, Mirant Americas Energy Marketing entered into a 19 month agreement with the Department of Water Resources to provide the State of California with approximately 500 MW of electricity. The contract runs from June 1, 2001 to December 31, 2002.

    Mirant California has approximately 3,000 MW of generating capacity in California. This includes facilities which operate during periods of higher-than-average (intermediate load) and very high (peak) demand levels. Mirant California generated an amount equivalent to about 4% of the total California energy consumption in 2000. The total amount owed to the Company from affiliates that related to the California Power Exchange and the CAISO as of December 31, 2000 and as of March 31, 2001 were approximately $263 million and $312 million, respectively, net of settlements due to the California Power Exchange. There are other sources of collateral and revenues which could potentially provide additional offset to these amounts. While the ultimate collectibility of these amounts cannot be readily determined, the Company has taken a provision that the Company believes adequately covers the Company's exposure as of December 31, 2000 related to the increased credit and payment risks associated with the California power situation. The Company continues to monitor the situation in California and on April 11, 2001, Mirant announced that additional reserves would be taken against the California Power Exchange and CAISO amounts. As a result, for the quarter ended March 31, 2001, the Company has taken additional provisions such that the cumulative provisions taken by the Company against these amounts will be $228 million. The CAISO and the California Power Exchange are owed past due payments from California utilities, including Pacific Gas and Electric, which filed for bankruptcy protection on April 6, 2001.

    California and Washington Attorney General, California Public Utilities Commission, California State Senate and Oregon Department of Justice Investigations.  The California Public Utilities Commission and the California Attorney General's office, the Oregon Department of Justice and the Washington Attorney General's office have each launched investigations into the western United States energy markets that have resulted in the issuance of subpoenas to several Mirant entities. The California Public Utilities Commission issued subpoenas to Mirant entities in August and September of 2000 and on June 11, 2001. In addition, the California Public Utilities Commission has had personnel onsite on a periodic basis at Mirant California's generating facilities since December 2000. The California Attorney General issued its subpoena to Mirant and certain of its subsidiaries in February of 2001 under the following caption: "In the Matter of the Investigation of Possibly Unlawful, Unfair, or Anti-Competitive Behavior Affecting Electricity Prices in California." According to recent press accounts, on June 12, 2001, the California Attorney General stated that he would convene a criminal grand jury on or shortly after July 1, 2001 to investigate alleged antitrust violations and other unfair trade practices by power generators, presumably including Mirant and its subsidiaries.

    The Oregon Department of Justice and the Washington Attorney General issued subpoenas requesting certain information in connection with their investigations on June 4 and 8, 2001, respectively. Each of these subpoenas could impose significant compliance costs on the Company or its subsidiaries. Despite various measures taken to protect the confidentiality of sensitive information produced to these agencies, there remains a risk of governmental disclosure of the confidential,

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proprietary and trade secret information obtained by the California Public Utilities Commission, the Attorney General of both California and Washington and the Oregon Department of Justice through this process.

    On April 13, 2001, Reliant Energy, Inc. filed suit against the Attorney General regarding the confidentiality of the sensitive information requested. Various subsidiaries of Mirant joined that suit on April 18, 2001. Also on April 18, 2001, the Attorney General filed suit against Mirant seeking to compel Mirant to produce documents in the investigation.

    On March 14, 2001, the California Senate announced the formation of a committee to investigate alleged manipulation in the state electricity and natural gas markets. Mirant has received document requests in this investigation and received a subpoena on June 12, 2001 formalizing the request. Mirant has also been asked to make a presentation to the Senate committee. Senator Dunn, a California State Senator, announced on May 3, 2001 that he had invited the California Attorney General, as well as the District Attorneys from across the state to "collaborate" with the Senate Select Committee's investigation. As of June 4, 2001, only the San Joaquin District Attorney has accepted the invitation, and the San Joaquin District Attorney's office used Dunn's announcement as a venue to disclose that it had opened its own criminal investigation into the wholesale energy markets on April 11, 2001. The investigations of the San Joaquin District Attorney, the Attorney General of both California and Washington and the Senate Select Committee are all of a kind in that they seek to determine whether any market participants engaged in unlawful conduct which resulted in higher power prices. While Mirant will vigorously defend any claims of potential civil liability or criminal wrong-doing asserted against it or its subsidiaries, the results of such investigations cannot now be determined.

    California Public Utilities Commission Rate Order.  On March 27, 2001, the California Public Utilities Commission issued a decision in a Pacific Gas & Electric Company and Southern California Edison rate proceeding authorizing each utility to add an average $0.03/kWh surcharge to current rates, in addition to a prior interim $0.01/kWh surcharge, which was made permanent. The rate increase is expected to be implemented in May 2001, but may only be used for electric power procurement costs incurred after March 27, 2001, and is subject to other conditions. In addition, the California Public Utilities Commission directed the utilities to pay the Department of Water Resources for power purchased on their behalf. On March 30, 2001, Pacific Gas & Electric Company filed a Form 8-K in which it stated that it may not be able to recover its power procurement costs and may be required to write off these unrecovered costs.

    Consumers Union Complaint.  On June 15, 2001, the Consumers Union of U.S., Inc. filed a petition at the FERC requesting immediate action to protect consumers against unjust and unreasonable charges for electricity in the western United States, including (1) the immediate suspension of market-based rate authority for all sellers subject to FERC jurisdiction, (2) the requirement of sellers to make cost of service filings with the FERC, (3) the determination of just and reasonable rates for sellers based on the seller's cost of service, and (4) the ordering of refunds for any unjust or unreasonable rates and charges. Mirant cannot predict what action, if any, the FERC will take.

    Proposed Tax Initiatives.  Proposals for windfall profits tax bills have been introduced in the California Assembly and Senate. The Senate passed its version of a windfall tax bill on May 1, 2001. The Senate's legislation would impose a tax rate of 100% on revenues from prices received after the effective date that are greater than $80 per MWh. The Assembly's legislation would impose a tax rate

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that varies, depending on the degree to which the price exceeds a base of $60/MWh. The tax rates range from 50% to 90%. Enactment of a windfall profit bill could cause the Company to reevaluate its business plans in California.

    The Company expects that the authority and responsibility for assessing property tax on its California power plants will be removed from the individual counties and centralized with the California Board of Equalization. The Company expects that this change will occur either through pending legislation in the California legislature or through independent action by the California Board of Equalization. If this change occurs, the Company expects that property taxes on its California assets will likely increase.

    The Company cannot yet determine whether the imposition of a windfall profits tax or a change in the assessment of property taxes on its California assets will have a material adverse effect on its cash flow.

    Additional Litigation:  A lawsuit was filed May 2, 2001 in the Los Angeles Superior Court naming, among others, Mirant and certain of its officers as defendants. The lawsuit alleges that the defendants engaged in various unlawful and anti-competitive acts that served to manipulate wholesale power markets and inflate wholesale electricity prices in California. The plaintiffs seek injunctive relief, disgorgement of unlawful profits, restitution, treble damages and attorney's fees. The complaint does not set out a specific amount of damages that are being sought but alleges that the state has had to spend more than $6 billion purchasing electricity, a material portion of which was at inflated prices. Additionally, the complaint alleges that if an injunction is not issued, that the state will be required to spend more than $150 million per day purchasing electricity. Mirant cannot predict at this time the outcome of this proceeding.

    CAISO and California Power Exchange Price Caps.  On March 9, March 16, April 16, May 16 and June 15, 2001, the FERC ordered that certain transactions into the CAISO and California Power Exchange markets have not been shown to be just and reasonable. The order determined that potential refunds would be appropriate for certain transactions in these markets above a "proxy market price" specified during a CAISO-declared Stage 3 Emergency, absent additional price or cost justification by jurisdictional sellers. These sellers, including Mirant California, Mirant Delta and Mirant Potrero were required to determine whether to provide refunds of costs above the proxy market price or to provide justification of prices to the FERC. Various parties have requested an administrative rehearing of the FERC March 9 order. The Company cannot predict whether the FERC will grant a rehearing.

    The FERC has issued proxy market price orders for the months of January, February, March, April and May 2001. The potential refund exposure for Mirant California, Mirant Delta and Mirant Potrero for January, February, March and May was approximately $3 million. The proxy market price for April was not applicable to any sales made by those entities. Mirant California, Mirant Delta and Mirant Potrero have provided additional price justification for the transactions in January, February and March that were subject to refund. The Company cannot give any assurances that the FERC will accept the justification and decline to order refunds of some or all of these amounts.

    In March 2001, the FERC staff issued its recommendation, regarding a new market mitigation plan, which included continued price mitigation during Stage 3 emergencies. On April 6, 2001, the CAISO filed a proposed market stabilization plan at the FERC. On April 26, 2001, the FERC issued an order adopting a market monitoring and price mitigation plan modeled closely on the recommendation made by its staff. The April 26 order provides for price mitigation in all hours in

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which power reserves fall below 7.5 percent, a level that corresponds to the ISO's Stage 1 emergency. In these hours, the FERC will use a formula based on the marginal costs of the highest-cost generator called on to run to determine the overall market-clearing price. In the event that a generator sells power at prices higher than the formula price set by FERC, the generator is required to submit data to FERC within seven days to justify the higher price. The April 26 order also provides for: (a) increased coordination and control of generation plant outages by the CAISO, (b) all in-state generation, including generation owned by sellers not subject to FERC jurisdiction, to offer all available power for sale in real time, (c) load-serving public utilities to establish by June 1, 2001 demand response mechanisms identifying the price at which load would be curtailed, (d) the FERC to continue to monitor closely behavior of market participants, including bidding behavior and plant outages, (e) interested parties to file comments within 30 days on whether the CAISO should be required to institute, on a prospective basis, a surcharge on power sales to cover payments due to generators by the California utilities, and (f) the FERC to institute an investigation under Section 206 of the Federal Power Act into the rates, terms and conditions of certain short-term wholesale power sales in the Western markets outside of California. This mitigation program became effective May 29, 2001, and will terminate after one year. The FERC conditioned the mitigation plan on the CAISO and the three major California utilities submitting a Regional Transmission Organization proposal by June 1, 2001. In addition, the order identified certain prohibited bidding practices by entities having market rate authority (which would include certain Mirant subsidiaries) and has stated that it would impose sanctions on entities that engage in the prohibited practices. The effects of this FERC order are not yet known by the Company.

    On May 21, 2001, John Burton, President Pro Tempore of the California State Senate, and Robert Hertzberg, Speaker of the California State Assembly, filed a petition for a writ of mandamus against the FERC in the Ninth Circuit Court of Appeals. The petition asks the court to order the FERC to establish "just and reasonable" rates for wholesale sales in State of California. The Circuit Court has dismissed this petition, however, the parties may request a rehearing of or appeal that decision.

    The FERC has scheduled a special meeting for Monday, June 18, 2001, to further address the market mitigation order that was issued by the FERC on April 26, 2001. The results of the meeting cannot be currently ascertained.

    CAISO Claim for Excessive Charges:  The CAISO has asserted in a March 22, 2001 filing at FERC that sellers in the California wholesale electricity market have, as a group, charged amounts in the period from May 2000 through February 2001 that exceeded just and reasonable charges by an amount in excess of $6 billion. The CAISO has also asserted that during that period generators in California bid prices into the CAISO real time markets that exceeded just and reasonable amounts by approximately $505 million in the aggregate, of which a single generator (subsequently identified in a news report as the Company) was alleged by the CAISO to have overcharged by approximately $97 million. We cannot predict the outcome of this proceeding at this time.

    CAISO Claim for Exercise Charge. On June 7, 2001, the CAISO filed a motion with the FERC to revoke the market-based rate authority issued by the FERC to various Mirant subsidiaries engaged in the California market (including three Mirant Americas Generation subsidiaries). The CAISO also requested that FERC order refunds for sales dating back to May 1, 2000, and that FERC investigate whether Mirant exercised market power prior to May 1, 2000. If this motion were to be fully approved by the FERC, it would subject the applicable Mirant entities to cost-based rates under the FERC's jurisdiction. While the Company does not believe that the CAISO will gain full approval of its motion,

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the Company cannot currently predict what action the FERC, if any, will take or what impact the CAISO's motion will have on the Company's California operations.

    California Power Exchange Bankruptcy.  On March 9, 2001, the California Power Exchange filed for bankruptcy. Mirant Americas Energy Marketing has been named to the participants' committee. The Power Exchange's ability to repay its debt is directly dependent on the extent that it receives payments from Pacific Gas and Electric Company and Southern California Edison, and on the outcome of its litigation with the California state government. At this point, it is uncertain what effect the California Power Exchange's bankruptcy will have on the receivables owed to the Company.

    Pacific Gas and Electric Company Bankruptcy.  On April 6, 2001, Pacific Gas and Electric Company filed a voluntary petition under Chapter 11 of the Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of California in San Francisco. It is not known at this time what effect the bankruptcy filing will have on the ultimate recovery of amounts owed by Pacific Gas and Electric Company.

    State Purchase of Southern California Edison Transmission Facilities.  On April 9, 2001, Southern California Edison, Edison International, Southern California Edison's parent corporation, and the Department of Water Resources announced that they had entered into a Memorandum of Understanding pursuant to which (a) Southern California Edison agreed to sell the output of its retained generation on a cost-of-service basis and to retain such generation facilities through 2010, (b) the Department of Water Resources or another agency of the State of California agreed to purchase Southern California Edison's transmission system (or other assets if the sale of these facilities is not consummated under certain circumstances), (c) Edison International agreed to provide service from a new generation facility at cost-based rates for 10 years, (d) Southern California Edison agreed to provide conservation easements for certain land to a trust for the benefit of the State of California, (e) Southern California Edison agreed to settle certain pending litigation brought by Southern California Edison against the State of California and certain of its agencies, (f) the Department of Water Resources agreed to make certain power purchases on Southern California Edison's behalf through 2002, (g) Edison International will refund to Southern California Edison not less than $400 million and Southern California Edison and Edison International agreed to make capital investments in Southern California Edison's regulated business of at least $3 billion through 2006, and (h) new legislation will set a 11.6% floor for Southern California Edison's rate of return on equity, which floor shall remain in effect through 2010. The Department of Water Resources will pay $2.76 billion, or approximately 2.3 times Southern California Edison's book value, for the transmission assets, and the Memorandum of Understanding specifies that the amounts up to Southern California Edison's net book value of the assets will be used to reduce debt and equity while amounts in excess of net book value will be applied to recover Southern California Edison's net unrecovered purchased power costs. Indebtedness not recovered through the proceeds of the asset sale will be securitized and recovered through Southern California Edison's retail rates. The parties to the Memorandum of Understanding agree to proceed diligently and in good faith to execute definitive agreements by August 15, 2001.

    CARE Complaint.  On April 16, 2001, Californians for Renewable Energy, Inc. (CARE) filed a complaint at the FERC against Mirant and three other suppliers alleging that those suppliers withheld power to contrive an energy shortage and to test their market power in violation of the Federal Power Act, federal and state anti-trust laws, Title VI of the Civil Rights Act of 1964 and the North American

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Free Trade Agreement. The complaint seeks refunds of overcharge and unspecified damages. The Company cannot predict at this time the outcome of this proceeding.

New York Property Tax Agreement

    Mirant New York is currently involved in litigation to enforce a property tax settlement agreement in which it seeks a refund of certain real estate taxes and a reduction of future assessments on its property in New York. The outcome of these proceedings and the amount of such refund, if any, cannot presently be determined.

Environmental Information Requests

    In January 2001, the EPA, Region 3 issued a request for information to Mirant Mid-Atlantic concerning the air permitting implications of past repair and maintenance activities at the Potomac River plant in Virginia and Chalk Point, Dickerson and Morgantown plants in Maryland. Mirant Mid-Atlantic is in the process of responding fully to this request.

Southern Spinoff

    On April 2, 2001, Southern distributed its common shares of Mirant (Note 1) to Southern stockholders.

Related Party Agreement

    Effective May 1, 2001, net revenue sharing arrangements in California were amended. Mirant Americas Energy Marketing is now entitled to 75%, as opposed to 50%, of net revenues in excess of $512 million.

Issuance of Senior Debt

    On May 1, 2001, the Company issued $1.75 billion in senior unsecured notes under Rule 144A of the Securities Act. The notes issued included $500 million of 7.625% senior notes due 2006, $850 million of 8.3% senior notes due 2011 and $400 million of 9.125% senior notes due 2031. The net proceeds from these notes were used to repay existing loans. Interest on the notes is payable semiannually beginning November 1, 2001. The Company may redeem the notes, in whole or in part, at any time at a redemption price equal to 100% of the principal amount plus accrued interest, plus a make-whole premium, as defined in the note agreements. Furthermore, the Company is obligated to consummate an exchange offer under an effective registration statement or cause re-sales of the notes to be registered under the Securities Act within 270 days of the issuance of these notes or the annual interest rate will increase by 0.5% per annum.

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Glossary of Electric Industry Terms

Access (see Nondiscriminatory Basis)—the ability to use transmission facilities that are owned or controlled by a third party.

Ancillary Services—services provided by a utility and other suppliers to a wholesale energy supplier to support the transmission of electrical energy, including quality, safety loading, accounting and planning necessary to move electricity from one point to another.

Base Load Unit—a generating unit which is normally operated to take all or part of the minimum load of a system and which, consequently, operates at substantially all times.

Bid-Based Market—electric service prices are determined in an open market of supply and demand under which the price is set solely by agreement as to what a buyer will pay and a seller will accept.

Bilateral Contract—an agreement between a buyer and a seller to purchase and sell capacity and/or ancillary services of a given type, duration, timing and reliability over a contractual term.

Capability—the maximum load which a generator or system can supply under specified conditions for a given time interval, without exceeding approved limits of temperature and stress.

Capacity—the load for which a generating facility or other electrical apparatus is capable of producing. The real power output rating of a generating facility or other electrical apparatus measured on an instantaneous basis.

Centrally Dispatched—the monitoring and regulation of electricity provided by a central operator, such as an independent system operator.

Combustion Turbines—a fuel-fired turbine engine used to drive an electric generator. Because of their generally rapid firing time, combustion turbines are used to meet short-term peak demand placed on power systems.
Dispatch—the monitoring and regulation of an electrical system to provide coordinated operation; the sequence in which generating resources are called upon to generate power to serve fluctuating loads.

Distribution—the system of lines, transformers and switches that connect between the transmission network and customer load. The portion of an electric system that is dedicated to delivering electric energy to an end user.

Distribution Facilities—equipment used to deliver electric power from the transmission system to the final user.

Distribution System—the portion of an electric system that is dedicated to delivering electric energy to an end user.

Electric Load Pocket—the demand or use of electricity in a specific area.

Electric Utilities—regulated enterprises engaged in the distribution of electricity to the public.

Energy—that which does or is capable of doing work; electric energy is usually measured in kilowatt/hours.

Energy Marketer—any firm that buys and resells energy but does not own transmission facilities.

Equivalent Availability Factor—the percentage of total time in a specified period that a unit was available to operate (at any load), limited only by outages, overhauls and deratings.

Forward—a non-regulated commodity bought and sold for delivery at some specific time in the future.

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Gas Assets—those assets which take natural gas from the ground and aid in delivering gas to the ultimate customer, including gas supply agreements.

Generating Assets—the sum of the generating units owned by an energy supplier.

Generating Facility—also known as a power plant or generating station, the plant at which fuel is converted into electrical energy.

Generating Unit—any combination of physically connected generator(s), reactor(s), boiler(s), combustion turbine(s), or other prime mover(s) operated together to produce electric power.

Generation—the process of producing electric energy by transforming other forms of energy; also, the amount of energy produced.

Gigawatt (GW)—1,000,000 kilowatts.

Gigawatt-hour (GWh)—unit of electrical energy which is equivalent to one gigawatt of power used for one hour.

Heat Rate—the measurement of a generating facility's thermal efficiency in converting input fuel into electricity, generally measured in terms of Btu per net kilowatt-hour. It is computed by dividing the total number of Btu content of the fuel burned by the resulting net kilowatt-hours generated.

Independent System Operator (ISO)—a neutral operator responsible for maintaining an instantaneous balance of the electric system. The ISO performs its function by controlling the dispatch of flexible plants to ensure that loads match resources available to the system.

Interconnection—a tie permitting a flow of energy between generating facilities of two electric systems.

Intermediate Unit—a generating unit used when electricity demand exceeds base load capacity but before electricity demand reaches peak capacity.

Kilowatt (kW)—the power required to do work at the rate of 1000 joules per second.

Load—the amount of electricity required or delivered at any specific point or points by devices connected to the electrical generating system.

Load Center—a point where the load of a given area is assumed to be concentrated.

Local Area Support Agreement—an agreement under which a generator agrees to provide electricity when required to maintain the reliability of the electric system.

Megawatt (MW)—1,000 kilowatts.

Megawatt-hour (MWh)—unit of electrical energy which is equivalent to one megawatt of power used for one hour.

Net Capacity Factor—the ratio, expressed as a percentage, of the actual net generation of a generating unit over a period of time to the maximum potential generation of the generating unit over that period based on its capacity.

Nondiscriminatory Basis—to allow all energy suppliers other than the owners of the transmission system to have equal access to such system.

Non-Spinning Market—a market for the portion of off-line generating capacity that is capable of being loaded in ten minutes and capable of running for at least two hours.

Output—the net electricity supplied by a generating facility.

Peaking Units—a plant usually housing low-efficiency, quick response steam units, gas turbines or pumped-storage hydroelectric equipment normally used during the maximum load periods.

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Power Pool—an association of two or more interconnected electric systems having an agreement to coordinate operations and planning for improved reliability and efficiencies.

Power Purchase Agreement—an agreement to purchase electricity at a specified price for a specified period of time.

Reliability Council—a regional industry association created to enhance the availability of electricity in a sufficient quantity and quality to those who need it in a dependable and safe manner.

Spinning Market—a market for reserve generating capacity running at a zero load and interconnected to the electric system and capable of serving additional demand immediately.

Spot Purchase—the purchase of capacity and related products on the open market for immediate delivery.

Tolling Agreement—an agreement under which a generator sells all of its capacity and electric power output from a generating facility to another entity, such as an electric utility or energy marketer, in exchange for a monthly capacity charge.

Transition Power Agreement—an agreement to supply or make available electricity at a specified price for a specified period of time.

Transmission Assets—equipment used to deliver electric power in bulk quantity, from generating facilities to other parts of the electric system for ultimate retail use.

Transmission Network—an interconnected group of electric transmission lines and associated equipment for the transfer of electricity in bulk between points of supply and points at which the electricity is delivered to the ultimate customers.

Transmission Service—the movement or transfer of electric energy in bulk.

Wholesale Customers—purchasers of electricity who then resell the electricity to end users.

Wholesale Electricity—the power produced by the aggregate of the electric generating facilities, transmission lines and related equipment.

Wholesale Electricity Market—selling and buying of bulk power from a generator across a transmission system to electric utilities, cooperatives, municipalities and federal and state electric agencies for resale to ultimate customers.

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ANNEX A

INDEPENDENT ENGINEER'S REPORT

MIRANT AMERICAS GENERATION, INC.
FACILITIES

ANNEX A

INDEPENDENT ENGINEER'S REPORT

MIRANT AMERICAS GENERATION, INC. FACILITIES

INTRODUCTION
MIRANT MID-ATLANTIC FACILITIES
Description of the Facilities
Operation and Maintenance
Operating History
Environmental Assessment
MIRANT CALIFORNIA FACILITIES
Description of the Facilities
Operation and Maintenance
Operating History
Environmental Assessment
MIRANT NEW YORK FACILITIES
Description of the Facilities
Operation and Maintenance
Operating History
Environmental Assessment
MIRANT NEW ENGLAND FACILITIES
Description of the Facilities
Operation and Maintenance
Operating History
Environmental Assessment
MIRANT TEXAS FACILITY
Description of the Bosque Facility
Operation and Maintenance
Operating History
Construction Status of Bosque Unit 3
Environmental Assessment
STATE LINE FACILITY
Description of the State Line Facility
Operation and Maintenance
Operating History
Environmental Assessment
MIRANT WISCONSIN FACILITY
Description of the Neenah Facility
Operation and Maintenance
Operating History
Environmental Assessment

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ANNEX A

INDEPENDENT ENGINEER'S REPORT

MIRANT AMERICAS GENERATION, INC. FACILITIES

(continued)

Copyright © 2001 R. W. Beck, Inc.
All Rights Reserved

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April 26, 2001

Mirant Americas Generation, Inc.
1155 Perimeter Center West
Atlanta, Georgia 30338

Subject:    Independent Engineer's Report on the
Mirant Americas Generation, Inc. Facilities

INTRODUCTION

    Presented herein is the report (the "Report") of our review and analyses of 73 generating units owned by subsidiaries and affiliates of Mirant Americas Generation, Inc. ("Mirant Generation") and located in the states of Maryland, Virginia, California, New York, Massachusetts, Texas, Indiana, and Wisconsin, as described in more detail herein (the "Mirant Generation Facilities"). A map showing the locations of the Mirant Generation Facilities is presented in Figure A-1. Neither our review, nor the accompanying financial projections, has included the five units comprising the Martha's Vineyard Facility nor Mirant Generation's 9 megawatt ("MW") ownership interest in the Wyman Facility. The Report represents a summary of our review and analyses. Additional detail regarding the Mirant Generation Facilities is available in the Supplement to the Independent Engineer's Report (the "Supplement"). The Supplement is publicly available on the Securities and Exchange Commission's EDGAR system as an exhibit to a current report on Form 8-K furnished by Mirant Corporation ("Mirant") pursuant to Regulation FD. The EDGAR system may be accessed at www.sec.gov.

    Mirant Generation is an indirect wholly-owned subsidiary of Mirant, formerly known as Southern Energy, Inc. Mirant Generation is expected to issue $500,000,000 of 7.625% Senior Notes due 2006 (the "2006 Notes"), $850,000,000 of 8.300% Senior Notes due 2011 (the "2011 Notes"), and $400,000,000 of 9.125% Senior Notes due 2011 (the "2031 Notes" and, together with the 2006 and 2011 Notes, the "Notes").

    The Mirant Generation Facilities consist of steam-driven, coal-fired, gas-fired and oil-fired electric generating units, as well as hydroelectric facilities, diesels and combustion turbine ("CT") units fired by either gas or oil. The Mirant Generation Facilities are presented in this report according to geographic location. The Mirant Generation Facilities consist of the following facilities: (1) the Mid-Atlantic generating facilities (the "Mirant Mid-Atlantic Facilities"), which consist of the Chalk Point, Dickerson, Morgantown and Potomac River generating facilities; (2) the Mirant California generating facilities (the "Mirant California Facilities"), which consist of the Contra Costa, Pittsburg and Potrero generating facilities; (3) the Mirant New York generating facilities (the "Mirant New York Facilities"), which consist of the Bowline and Lovett generating facilities as well as certain hydroelectric facilities (the "Hydroelectric Facilities") and certain combustion turbines (the "NY CTs"); (4) the Mirant New England generating facilities (the "Mirant New England Facilities"), which consist of the Canal, Martha's Vineyard and Kendall generating facilities and an ownership interest in the Wyman generating facility; (5) the Mirant Texas generating facility (the "Mirant Texas Facility"), which consists of the Bosque generating facility; (6) the State Line Energy generating facility (the "State Line Facility"); and (7) the Mirant Wisconsin generating facility (the "Mirant Wisconsin Facility"), which consists of the Neenah generating facility.

1125 Seventeenth Street, Suite 1900 Denver, CO 80202-2615 Phone (303) 299-5200 Fax (303) 297-2811

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    Four of the Mirant Generation Facilities currently sell at least a portion of their generation under various types of power purchase agreements. Certain other power purchase agreements have been assigned to other Mirant entities such that they do not impact the payment of interest on the Notes. One business unit sells thermal energy under a steam sales agreement. Fuel for the Mirant Generation Facilities is generally purchased under short-term contract.

    A summary of the Mirant Generation Facilities is presented in Table 1. As shown in Table 1, the Mirant Generation Facilities have a combined summer generating capability of 12,480 MW, of which 46 percent is gas-fired, 30 percent is coal-fired, 24 percent is oil-fired, and less than 1 percent is hydroelectric. Eighty-two percent of the Mirant Generation Facilities' summer generating capability is steam turbine technology, 2 percent is combined-cycle technology, and 15 percent is CT technology, with the remaining 1 percent made up of diesel and hydroelectric technology. With respect to dispatch type, 31 percent of the summer generating capability is projected to be dispatched to serve base-load, 48 percent to serve intermediate load, and 21 percent to serve peaking load requirements.

Table 1
Mirant Generation Facilities
Summer Generating Capability
(MW)

Facility	Fuel Type	Technology	Base-Load Capacity		Intermediate Capacity	Peaking Capacity	Total Capacity
Mirant Mid-Atlantic
Chalk Point (1) (2)	Coal/Oil/Gas	Steam/CT	683		1,224	516	2,423
Dickerson (3)	Coal/Oil/Gas	Steam/CT	546		—	291	837
Morgantown (3)	Coal/Oil	Steam/CT	1,164		—	248	1,412
Potomac River (1)	Coal/Oil	Steam	306		176	—	482

			2,699		1,400	1,055	5,154
Mirant California
Contra Costa	Gas	Steam	—		680	—	680
Pittsburg	Gas	Steam	—		1,332	600	1,932
Potrero	Gas/Oil	Steam/CT	—		206	144	350

			—		2,218	744	2,962
Mirant New York
Bowline	Gas/Oil	Steam	—		1,212	—	1,212
Lovett	Oil/Coal	Steam	365		—	67	432
New York CTs	Gas/Oil	Ct	—		—	76	76
Hydros	N/A	Hydro	17		—	27	44

			382		1,212	170	1,764
Mirant New England
Canal	Oil/Gas	Steam	—		1,112	—	1,112
Kendall	Oil/Gas	Steam/CT	—		—	97	97
Martha's Vineyard	Oil	Diesel	—		—	14	14
Wyman	Oil	Steam	—		9	—	9

			—		1,121	111	1,232
Mirant Texas
Bosque	Gas	CT/CC	236	(4)	—	308	544	(3)
State Line	Coal	Steam	515		—	—	515
Mirant Wisconsin
Neenah	Gas	CT	—		—	309	309

TOTAL CAPACITY			3,832		5,951	2,697	12,480

(1)
Includes assets that are owned by Mirant that are subject to a capital contribution agreement between Mirant and Mirant Generation.
(2)
Includes an 84 MW turbine owned by third party as to which a subsidiary of Mirant Mid-Atlantic has the operating rights and the right to the output.
(3)
Includes assets that are leased by Mirant.
(4)
Includes 236 MW Bosque Unit 3, which is under construction and expected to begin commercial operation in June 2001.

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Figure A-1

Mirant Generation Facilities

Facility Locations

NPCC
MAAC
ECAR
MAPP
MAIN
SPP
ERCOT
SERC
FRCC
WSCC
Delta
SAN FRANCISCO
Potrero
Neenah
CHICAGO
State Line
Swinging Bridge
Mongaup
Rio
Grahamsville
Kendall
BOSTON
Canal
Lovett
Bowline
NEW YORK
Hillburn and Shoemaker
Dickerson
Potomac River
WASHINGTON, D.C.
Chalk Point
Morgantown
ATLANTA
DALLAS
Bosque

    During the course of our review, we visited and made general field observations of the Mirant Generation Facilities and the sites of the Mirant Generation Facilities. The general field observations were visual, above-ground examinations of selected areas which we deemed adequate to comment on the existing condition of the sites but which were not in the level of detail necessary to reveal conditions with respect to geological or environmental conditions, the internal physical condition of any equipment, or the conformance with agreements, codes, permits, rules, or regulation of any party having jurisdiction with respect to the sites. We did not visit the sites of the Bosque or Neenah Facilities.

    In addition, we have reviewed: (1) the status of permits and approvals and compliance with those permits; (2) environmental assessment reports; (3) the historic and projected levels of production of the Mirant Generation Facilities; (4) the historic and projected operating and maintenance expenses of the Mirant Generation Facilities; (5) the projected revenues of the Mirant Generation Facilities; (6) historical operating records of the Mirant Generation Facilities; and (7) operating programs and procedures. Based on our review, we have prepared a projection of revenues and expenses of the Mirant Generation Facilities and interest coverage ratios, which are attached as Exhibits A-1 through A-9 to this Report (the "Projected Operating Results").

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    In developing the Projected Operating Results, we have relied upon a report by PA Consulting Services, Inc. ("PA Consulting") attached as Annex B to the Offering Circular, of which this Report is a part, for projections of the Mirant Generation Facilities' electricity sales, revenues, and fuel costs. We have not reviewed PA Consulting's methodology and approach in its development of these projections but instead have based our reliance upon their previous experience in developing similar projections.

MIRANT MID-ATLANTIC FACILITIES

Description of the Facilities

    The Mirant Mid-Atlantic Facilities consist of generating units located at four separate facility sites in Maryland and Virginia, as well as other ancillary facilities. The generating units consist of the Chalk Point power plant located in Prince George's County, Maryland (the "Chalk Point Facility"); the Dickerson power plant located in Montgomery County, Maryland (the "Dickerson Facility"); the Morgantown power plant located in Charles County, Maryland (the "Morgantown Facility"); and the Potomac River power plant located in Alexandria, Virginia (the "Potomac River Facility"). Mirant Mid-Atlantic, LLC, an indirect wholly-owned subsidiary of Mirant, and its subsidiaries and affiliates (collectively, "Mirant Mid-Atlantic") own the Chalk Point Facility (except for a CT owned by the Southern Maryland Electric Cooperative ("SMECO")) and the Potomac River Facility. Mirant Mid-Atlantic also owns or leases the Dickerson Facility and the Morgantown Facility. In addition, Mirant Mid-Atlantic owns the following assets and related facilities: (1) the Production Service Center (the "PSC"), which is an engineering and maintenance service facility; (2) a fuel oil delivery pipeline and associated pumping and storage facilities for supplying fuel oil to the Chalk Point and Morgantown Facilities (the "Piney Point Pipeline"); and (3) the Faulkner ash storage facility ("Faulkner"), the Brandywine ash storage facility ("Brandywine"), and the Westland ash storage facility ("Westland", and together with Faulkner and Brandywine, the "Ash Storage Facilities"). The Mirant Mid-Atlantic Facilities, the PSC, the Piney Point Pipeline, and the Ash Storage Facilities were purchased from Potomac Electric Power Company ("Pepco") in December 2000.

  The Chalk Point Facility

    The Chalk Point Facility is located approximately 45 miles southeast of Washington, DC on a 1,160-acre site at the confluence of the Patuxent River and Swanson Creek in Prince George's County, Maryland.

    The Chalk Point Facility is comprised of four conventional steam turbine units and seven simple-cycle CTs, with a total net summer generating capacity of 2,423 MW as listed in Table 2. Included in this amount is Mirant Mid-Atlantic's entitlement to the output of one on-site 84 MW CT that is owned by SMECO. The Chalk Point Facility is the largest of the Mirant Mid-Atlantic Facilities and provides base-load, intermediate and peaking generation and is capable of utilizing a variety of fuels.

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Table 2
Unit Characteristics
Chalk Point Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Units 1 & 2	Coal/Gas	1964/1965	683	9,350	Base-load
Units 3 & 4	No. 6 Oil/Gas	1975/1981	1,224	10,140	Intermediate
CT 1	No. 2 Oil	1967	18	12,300	Peaking
CT 2	No. 2 Oil	1974	30	12,300	Peaking
CTs 3 & 4	Gas/No. 2 Oil	1991/1991	170	12,300	Peaking
CTs 5 & 6	Gas/No. 2 Oil	1991/1991	214	11,700	Peaking
SMECO CT	Gas/No. 2 Oil	1990	84	12,500	Peaking

Total			2,423

    In addition, the Chalk Point Facility has certain common facilities shared by all units such as river water pumping stations, fuels receiving, storage and handling systems, water treatment systems, warehouses, maintenance shops, a chemistry laboratory, administrative offices, groundwater monitoring wells, and an electrical switchyard.

    The design and construction of electric utility generating units using pulverized coal, No. 6 residual oil, or natural gas to fire steam boilers has been common for many years, as has the firing of natural gas or No. 2 distillate oil in CTs. The Chalk Point Facility was designed utilizing the standard technologies available at the time it was built. Where it has proven economically desirable, or where regulatory changes have required, new technologies have been "backfit" into the Chalk Point Facility to improve operations, environmental compliance, and efficiencies. Major examples of this include the conversion of Chalk Point Units 1 and 2 to balanced draft operation and installation of new, more efficient precipitators in the early 1980s, provision of gas firing capability for Chalk Point Units 1 and 2 in the 1990s, and replacement of the control systems of Chalk Point Units 1 and 2.

    In general, Chalk Point Units 1 and 2 have been normally base-loaded, which is common for large, coal-fired units which are generally designed for this type of operation. The Chalk Point Units 3 and 4 have been generally used in intermediate service. Many large steam units were originally designed for base-load service and later converted to peaking service. Some of these converted units experienced thermal cycling damage such as cracking of major steam generator and turbine components, accelerated erosion of turbine components, and operational difficulties with systems that were not designed to be cycled on and off frequently. However, Chalk Point Units 3 and 4 were intended for peaking service when originally proposed, and as such, the equipment was designed to take frequent start/stop cycles into account. Having had numerous opportunities to inspect the units during the 25- to 30-year period they have been in operation, the operators have reported that the equipment has performed well and does not exhibit to any great degree any of the problems usually associated with the cycling of large steam units.

  The Dickerson Facility

    The Dickerson Facility is located approximately 31 miles northwest of Washington, DC and 12 miles south of Frederick, Maryland on a 1,001-acre site less than a mile downstream from the confluence of the Potomac River and Monocacy River in northwestern Montgomery County, Maryland.

    The Dickerson Facility is comprised of three conventional steam turbine units and three simple-cycle CTs (CT D1, CT H1, and CT H2), with a total net summer generating capacity of 837 MW as listed in Table 3. The Dickerson Facility provides base-load and peaking generation and is capable of using both coal and No. 2 oil for fuel in the steam units, No. 2 oil in Dickerson CT D1 and both gas and No. 2 oil in Dickerson CTs H1 and H2.

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Table 3
Unit Characteristics
Dickerson Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Units 1-3	Coal/No. 2 Oil	1959/60/62	546	9,550	Base-load
CT D1	No. 2 Oil	1967	13	13,500	Peaking
CTs H1 & H2	Gas/No. 2 Oil	1992/1993	278	11,500	Peaking

Total			837

    In addition, the Dickerson Facility has certain common facilities shared by all units such as river water pumping stations, fuels receiving, storage and handling systems, water treatment systems, warehouses, maintenance shops, a chemistry laboratory, administrative offices, groundwater monitoring wells, and an electrical switchyard.

    The design and construction of electric utility generating units using pulverized coal or No. 2 distillate oil to fire steam boilers has been common for many years, as has the firing of natural gas or No. 2 distillate oil in CTs. The Dickerson Facility was designed utilizing the standard technologies available at the time it was built. Where it has proven economically desirable, or where regulatory changes have required, new technologies have been "backfit" into the Dickerson Facility to improve operations, environmental compliance, and efficiencies. Major examples of this include the installation of wet particulate scrubbers to Dickerson Unit 3 in 1972 and to Dickerson Units 1 and 2 in 1978, and replacement of the pneumatic control systems of Dickerson Units 1, 2 and 3 in 1999.

    In general, Dickerson Units 1, 2 and 3 have been normally base-loaded, which is common for medium sized coal-fired units located close to a metropolitan area.

  The Morgantown Facility

    The Morgantown Facility is located approximately 50 miles south of Washington, DC on a 620-acre site adjacent to the Potomac River near Newburg in Charles County, Maryland.

    The Morgantown Facility is comprised of two conventional steam turbine units and six simple-cycle CTs, with a total net summer generating capacity of 1,412 MW as listed in Table 4. The Morgantown Facility provides base-load and peaking generation and is capable of utilizing both coal and oil for fuel.

Table 4
Unit Characteristics
Morgantown Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Units 1 & 2	Coal/No. 6 Oil	1970/1971	1,164	9,050	Base-load
CTs 1 & 2	No. 2 Oil	1970/1971	32	14,650	Peaking
CTs 3-6	No. 2 Oil	1973	216	12,600	Peaking

Total			1,412

    In addition, the Morgantown Facility has certain common facilities shared by all units such as river water pumping stations, fuels receiving, storage and handling systems, water treatment systems, warehouses, maintenance shops, a chemistry laboratory, administrative offices, groundwater monitoring wells, and an electrical switchyard.

A–6

    The design and construction of electric utility generating units using pulverized coal or No. 6 residual oil to fire steam boilers has been common for many years, as has the firing of No. 2 distillate oil in CTs. The Morgantown Facility, although designed and constructed a few years earlier than the Chalk Point Facility, shares many of the same technologies with the Chalk Point Facility.

    In general, Morgantown Units 1 and 2 have been normally base-loaded, which is common for large, coal-fired units which are generally designed for this type of operation.

  The Potomac River Facility

    The Potomac River Facility is located on a 25-acre site along the Potomac River in Alexandria, Virginia. The Potomac River Facility is comprised of five conventional steam turbine units, with a total net summer generating capacity of 482 MW as listed in Table 5. The Potomac River Facility provides base-load and intermediate generation and is capable of utilizing both coal and oil for fuel.

Table 5
Unit Characteristics
Potomac River Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Units 1 & 2	Coal/No. 2 Oil	1949/1950	176	12,150	Intermediate
Units 3-5	Coal/No. 2 Oil	1954/56/57	306	9,870	Base-load

Total			482

    In addition, the Potomac River Facility has certain common facilities shared by all units such as river water pumping stations, fuels receiving, storage and handling systems, water treatment systems, warehouses, maintenance shops, a chemistry laboratory, administrative offices, groundwater monitoring wells, and an electrical switchyard.

    The design and construction of electric utility generating units using pulverized coal or No. 2 distillate oil to fire steam boilers has been common for many years. The Potomac River Facility was designed utilizing the standard technologies available at the time it was built. Where it has proven economically desirable, or where regulatory changes have required, new technologies have been "backfit" into the Potomac River Facility to improve operations, environmental compliance, and efficiencies. Major examples of this include the installation of new hot-side electrostatic precipitators ("ESPs") in 1979 and replacement of the control systems of Potomac River Units 1, 2, 3, 4 and 5.

    In general, Potomac River Units 1 and 2 have normally operated to serve intermediate load, which is common for smaller, coal-fired units of this vintage. The Potomac River Units 3, 4 and 5 have been normally base-loaded.

  Other Facilities

    The PSC, which is a 145,000-square foot engineering and maintenance facility serving the Mirant Mid-Atlantic Facilities; the Piney Point Pipeline, which supplies No. 6 residual fuel oil to the Chalk Point and Morgantown Facilities; and the Ash Storage Facilities, which receive and store the solid waste materials such as sludges, bottom ash and fly ash produced from the combustion of coal at the Mirant Mid-Atlantic Facilities, are described in more detail in the Supplement.

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Operation and Maintenance

  Operation of the Mirant Mid-Atlantic Facilities

    The Mirant Mid-Atlantic Facilities are operated with operations personnel from Mirant Mid-Atlantic Services, LLC ("Mirant Mid-Atlantic Services"), an indirect wholly-owned subsidiary of Mirant. The Mirant Mid-Atlantic Facilities have no employees of their own. In conjunction with the acquisition of the Mirant Mid-Atlantic Facilities from Pepco, Mirant Mid-Atlantic Services hired numerous Pepco personnel and currently provides all operations, maintenance and general management personnel to the Mirant Mid-Atlantic Facilities. Mirant Services, LLC ("Mirant Services"), a direct wholly-owned subsidiary of Mirant, provides executive personnel and administrative services to the Mirant Mid-Atlantic Facilities. As part of the purchase of the Mirant Mid-Atlantic Facilities, Mirant Mid-Atlantic Services was assigned the labor contracts for the non-exempt personnel at the Mirant Mid-Atlantic Facilities. Mirant Mid-Atlantic Services retained the services of most of the existing exempt personnel and completed the remaining staffing requirements via internal and external resources.

  Operating Programs and Procedures

    Mirant Mid-Atlantic Services adopted Pepco's operating practices and procedures, including its Generation Engineering and Maintenance Services department, and is in the process of coordinating, combining and improving these procedures to maximize the production capabilities of the Mirant Mid- Atlantic Facilities while minimizing the facilities' operating and maintenance costs. We have reviewed the general application of the various operating and maintenance ("O&M") programs and procedures within the Mirant Mid-Atlantic Facilities, including: preventive, corrective and predictive maintenance plans; operating procedures; and maintenance procedures originally put in place by Pepco. We did not review all aspects of these plans and procedures, but verified that all of the usual and necessary plans, procedures and documentation normally required to operate a facility of this type were in place.

    The PSC is the headquarters of the Mid-Atlantic Facilities and houses the offices of the PSC staff, training areas and a machine shop. The PSC staff provides numerous services to the Mid-Atlantic Facilities and has developed programs and procedures that have been implemented at all of the Mid-Atlantic Facilities. Additional discussion of the PSC is contained in the Supplement.

Operating History

    Operating data for the past several years of operation of the Mirant Mid-Atlantic Facilities was provided by Mirant Mid-Atlantic. The historical averages and corresponding future averages are summarized in Table 6. The projected generation, average annual heat rate, capacity factor, and equivalent availability factor have been estimated by PA Consulting. A more detailed summary of the historical performance results is included in Exhibit A-10 and in the Supplement.

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Table 6
Operating History
Mirant Mid-Atlantic Facilities

	Historical Average (1996-2000)	Projected Average (2001-2020)
Net Capability Rating (MW) (1)
Chalk Point	2,423	2,423
Dickerson	837	837
Morgantown	1,412	1,412
Potomac River	482	482
Net Generation (GWh)
Chalk Point	5,753.8	8,234.9
Dickerson	3,387.8	4,063.5
Morgantown	7,402.9	7,960.2
Potomac River	2,090.1	2,919.2
Annual Net Heat Rate (Btu/kWh) (2)(3)
Chalk Point	10,600	9,854
Dickerson	9,757	9,737
Morgantown	9,336	9,102
Potomac River	11,069	10,767
Net Capacity Factor (%) (3)
Chalk Point	48.2	57.9
Dickerson	66.4	72.9
Morgantown	72.0	76.8
Potomac River	54.1	69.6
Equivalent Availability Factor (%) (3)
Chalk Point	82.0	88.0
Dickerson	84.1	90.0
Morgantown	85.7	87.0
Potomac River	89.7	88.0

(1)
Summer rating.
(2)
Annual average based on levels of full- and part-load operation as projected by PA Consulting. Projected decreases in annual average heat rates compared to historical heat rates result for some units due to an increase in hours at more efficient, full-load operation projected by PA Consulting.
(3)
Represents weighted average by generation for annual net heat rate, net capacity and equivalent availability factor.

Environmental Assessment

  Environmental Site Assessment

    We have reviewed Phase I environmental site assessments ("ESAs") for each of the Mirant Mid-Atlantic Facilities, the Ash Storage Facilities, the PSC, and the pumping station (the "Ryceville Pumping Station") and oil terminal (the "Piney Point Oil Terminal") associated with the Piney Point Pipeline prepared by Pepco's environmental consultant to determine the consistency of their assessment with industry standards.

    The Phase I ESA reports, dated between December 13 and 16, 1999 consisted of site reconnaissance, interviews, review of facility files, and review of relevant government agency files, including files from the Maryland Department of the Environment ("MDE") and the Virginia

A–9

Department of Environmental Quality ("VADEQ"). Additionally, we have reviewed comments from Pepco's environmental consultant regarding their follow-up site visits conducted between March 9 and 10, 2000 to the Mirant Mid-Atlantic Facilities, Ash Storage Facilities, the PSC, and the Ryceville Pumping Station. Pepco's environmental consultant stated that "no environmental conditions, other than those noted during the initial site reconnaissance conducted in June 1999, were observed." Additional discussion regarding the findings of Pepco's environmental consultant is included in the Supplement. We have also reviewed an updated report dated December 15, 2000 for the Mirant Mid-Atlantic Facilities prepared by Pepco's environmental consultant. Based on our review, we are of the opinion that the ESAs and updated report for the sites of the Mirant Mid-Atlantic Facilities were conducted in a manner consistent with industry standards, using comparable industry protocols for similar studies with which we are familiar.

    The total projected costs for environmental concerns relating to potential site contamination issues are estimated by Mirant Mid-Atlantic to be approximately $12,500,000, which includes a contingency for currently unknown site contamination issues, if any, that may potentially develop in the future. The estimated costs for potential environmental projects have been included as capital expenditures and operation and maintenance expenses in the Projected Operating Results presented later in this Report. Refer to the Supplement for additional information on previously conducted ESAs.

  Status of Permits and Approvals

    We have reviewed the key permits and approvals for the Mirant Mid-Atlantic Facilities. A listing of the key permits and approvals is shown in the Supplement. The major permits and approvals required to operate the Mirant Mid-Atlantic Facilities have been obtained and are currently valid or are in the process of being renewed, and we are not aware of any technical circumstances that would prevent the renewal of the major permits or approvals.

  Regulatory Compliance

    We have reviewed 1999 and 2000 excess air emissions reports, the Wastewater Discharge Monitoring Reports for 2000 and discussed the compliance status of the Mirant Mid-Atlantic Facilities with personnel working at the Mirant Mid-Atlantic Facilities and those working for Mirant Generation. The Mirant Mid-Atlantic Facilities appear to be in material compliance with the various conditions set forth in the key permits and approvals and consent orders as applicable.

    We note the following circumstances relative to compliance with permits and approvals that could have an impact on future operations. Additional discussion of certain such circumstances is presented in the Supplement:

  •
  The location of the Mirant Mid-Atlantic Facilities in designated ozone non-attainment areas triggered the requirement of Reasonably Available Control Technology ("RACT"). A consent agreement with VADEQ dated July 10, 1998 instituted an emission-averaging plan for oxides of nitrogen ("NOx"), where emissions can be over-controlled at certain units to cover the other generating unit requirements.

  •
  Title I of the Clean Air Act and subsequent regulations pursuant to the Act, including the United States Environmental Protection Agency ("USEPA") NOx State Implementation Plan ("SIP") Call and the Section 126 petitions, established a market based program for NOx allowances where units covered by the Act must possess NOx allowances to cover their emissions. Maryland has adapted regulations allocating allowances to individual units consistent with the Act beginning in 2000. The Virginia units will be subject to allowance requirements beginning in 2003 because Virginia did not sign the September 1994 Memorandum of Understanding ("MOU") among Eastern Regional Transport Commission states. The future cost of NOx allowances will be market dependent and could be lower or higher than the current

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    values for such allowances. The exact number of allowances to be required in the future will depend on the utilization of the units in the future. The number of allowances allocated to the units and future price assumptions are presented in the Supplement. The allowance costs assumed in the Projected Operating Results are presented later in this Report.

  •
  The Mirant Mid-Atlantic Facilities are subject to Title IV of the Clean Air Act (Acid Rain Provisions) whereby each unit must possess sulfur dioxide ("SO2") allowances to cover its emissions beginning in 2000. The future cost of SO2 allowances will be market dependent and could be lower or higher than the current values for such allowances. The exact number of allowances to be required in the future will depend on the utilization of the units. The number of allowances allocated to the units and future price assumptions are presented in the Supplement. The allowance costs assumed in the Projected Operating Results are presented later in this Report.

  •
  Title IV of the Clean Air Act also imposes specific NOx emission limits that must be met (presumptive limits) by all coal units subject to the Act. The Potomac units opted early election into the program thereby deferring lower emission limits until 2008. The remaining units applied for Alternative Emission Limits ("AELs") to allow more flexibility in operation at emission levels higher than the presumptive limits. The AELs for Morgantown Units 1 and 2 have been approved. Should the AELs for the remaining units not be approved, the retrofit schedule of control equipment may need to be revised in order to comply with more stringent limits than the applied for AELs.

  •
  Certain capital expenditures along with associated O&M costs have been identified by Mirant Mid-Atlantic to comply with future environmental requirements; however, Mirant Mid-Atlantic regularly reevaluates cost-effective alternatives to achieve compliance with future environmental regulations. At this point in time, we believe it is reasonable to assume such installations, costs and associated emission rates in the Projected Operating Results with the actual decision to install being made at a later date based on economic evaluations. For the purposes of the Projected Operating Results, based on discussions with Mirant Mid-Atlantic, we have assumed the installation of: (1) low-NOx burners at Chalk Point Units 1 and 2 in 2002; (2) selective catalytic reduction ("SCR") at Chalk Point Units 1 and 2 in 2006 and 2008, respectively; (3) separated overfired air ("SOFA") systems at Dickerson Units 1, 2, and 3 in 2002, 2003, and 2003, respectively; (4) SCR and selective non-catalytic reduction ("SNCR") at Morgantown Units 1 and 2 in 2006 and 2008, respectively; and (5) low-NOx burners and SOFA systems at Potomac River Units 3, 4, and 5 in 2007, 2007, and 2008, respectively. Specific emission rate assumptions are presented in the Supplement.

  •
  The Dickerson Facility is operating under a consent order for opacity. Presently, the Dickerson Facility is undertaking a testing program to verify the feasibility of converting the ESPs to wet ESPs. The capital expenditure for conversion is included in the Projected Operating Results. Should the testing prove to be unsuccessful, a more costly 2 option of adding baghouses is available.

  •
  In November 1999, the USEPA issued Notices of Violations ("NOVs") to owners and operators of 32 coal-fired electric generating plants, charging that over many years these plants had been changed or modified in ways that resulted in increased emission of pollutants and that the plants did not obtain new source permits or prevention of significant deterioration permits applicable to new or modified sources. None of the assets included herein have been issued such NOVs. Mirant received a request for information dated January 10, 2001 from the USEPA, pursuant to its authority under the Clean Air Act, requiring Mirant to provide records and information relevant to the operation and maintenance history of the Potomac River, Chalk Point, Dickerson and Morgantown Facilities. Mirant and Mirant Mid-Atlantic are in the process of responding to

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    the request for information. While we cannot predict future USEPA actions, should such notices of violations be issued to any of the assets, the cost to comply could be substantial.

  •
  There are a number of potential future regulations that, if promulgated, could increase capital expenditures and O&M costs at the Mirant Mid-Atlantic Facilities. Such potential regulations include mercury control, particulate matter of 2.5 microns or less ("PM2.5"), regional haze, regional visibility, water intake structure regulations, potential ratcheting of SO2 allowances beyond 2009 and Subtitle D regulations pertaining to the disposal of fuel combustion wastes such as ash. The schedule and specific regulations to be promulgated are not presently known; therefore, the impact of such potential regulations has not been incorporated into the Projected Operating Results.

MIRANT CALIFORNIA FACILITIES

Description of the Facilities

    The Mirant California Facilities are owned by Mirant California, LLC ("Mirant California") through its direct wholly-owned subsidiaries Mirant Delta, LLC ("Mirant Delta") and Mirant Potrero, LLC ("Mirant Potrero"). Mirant California, Mirant Delta and Mirant Potrero are all indirect wholly-owned subsidiaries of Mirant Generation and are collectively referred to herein as "Mirant California". The Mirant California Facilities consist of the following three separate electric generating facilities: (1) the 680 MW (net) Contra Costa power plant (the "Contra Costa Facility") located approximately 2.5 miles east of Antioch, California; (2) the 1,932 MW (net) Pittsburg power plant (the "Pittsburg Facility") located near Pittsburg, California; and (3) the 350 MW (net) Potrero power plant (the "Potrero Facility") located in the southeast portion of the City and County of San Francisco on the western shore of San Francisco Bay. The Pittsburg and Contra Costa Facilities (the "Delta Facilities") are owned by Mirant Delta. The Portrero Facility is owned by Mirant Portrero. The Delta Facilities and the Potrero Facility are collectively referred to herein as the "Mirant California Facilities". The Mirant California Facilities were acquired from PG&E in April 16, 1999. Mirant California also maintains an administrative and business support office in Walnut Creek, California.

  The Contra Costa Facility

    The Contra Costa Facility consists of two operating units, Contra Costa Units 6 and 7, with a combined capacity of 680 MW. Contra Costa Units 1, 2 and 3 were decommissioned in 1994, but could run, if required, with capital expenditure and permit reinstatement. Contra Costa Units 4 and 5 are operated solely as synchronous condensers and their capability is not included in the stated capacity.

    The Contra Costa Facility is located on a single 168-acre parcel in the unincorporated area of Contra Costa County along the San Joaquin River Delta. The site is approximately 2.5 miles east of Antioch and 10 miles upstream from the Pittsburg Facility. PG&E retained approximately 20 acres of the parcel containing the switchyard, transmission lines and other transmission related equipment. PG&E also retained a portion of the gas pipeline and the necessary easements to service the gas pipeline and transmission equipment.

    Contra Costa Units 6 and 7 are each comprised of two steam turbine generators with a combined net generating capacity of 680 MW. The Contra Costa Units 6 and 7 were placed in service in 1964 as natural gas fired and oil fired units, however are no longer capable of firing oil without substantial changes to the boiler burners and permits.

    Contra Costa Units 4 and 5, which no longer operate as generating units, each operate as synchronous condensers. The units were originally commissioned as generating units but were converted to synchronous condensers in 1993 and 1997, respectively. Contra Costa Unit 4 is rated at 148 MVAR (net) while Contra Costa Unit 5 carries a rating of 104 MVAR (net).

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Table 7
Unit Characteristics
Contra Costa Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Units 6 & 7	Gas	1964	680	10,100	Intermediate

  The Pittsburg Facility

    The Pittsburg Facility is located on approximately 1,086 acres of land along the Suisun Bay in Pittsburg, California. The Suisun Bay is the source of cooling water and the effluent cooling water is returned to the Suisun Bay. PG&E retained approximately 33 acres of the total parcel where the PG&E-owned switchyard exists.

    The Pittsburg Facility consists of seven units with a total net summer generating capacity of 1,932 MW as listed in Table 8. The Pittsburg Facility boilers were originally designed to burn natural gas as a primary fuel with fuel oil as back up fuel, but are no longer capable of firing oil without changes to the boiler burners and permits.

Table 8
Unit Characteristics
Pittsburg Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Units 1 - 4	Gas	1954	600	11,000	Peaking
Units 5 & 6	Gas	1960/1961	650	10,000	Intermediate
Unit 7	Gas	1972	682	9,800	Intermediate

Total			1,932

  The Potrero Facility

    The Potrero Facility is located on the western shore of San Francisco Bay in the southeast portion of the City and County of San Francisco, California. The Potrero Facility is located on several parcels totaling approximately 36 acres. PG&E has retained approximately nine acres of the total parcel where the PG&E-owned switchyard exists.

    The Potrero Facility is comprised of a steam boiler plant and three CTs with a total net summer generating capacity of 350 MW as listed in Table 9. Potrero Units 4, 5, and 6 were placed in service in 1976 using No. 2 distillate fuel oil as a primary fuel.

Table 9
Unit Characteristics
Potrero Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Unit 3	Gas	1965	206	10,600	Intermediate
CTs 4-6	No. 2 Oil	1976	144	13,600	Peaking

Total			350

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Operation and Maintenance

  Operation of the Mirant California Facilities

    We have visited the Mirant California Facilities. The operating and maintenance programs, including: (1) operating procedures and programs; (2) preventive, predictive and corrective maintenance programs and procedures; (3) work management process; (4) work order and high energy piping inspection procedures; (5) reporting and documentation requirements; and (6) plant performance monitoring programs were previously reviewed at the Mirant California Facilities. During the site visits, the material condition of the plants was observed and discussions were held with plant operations and maintenance management.

    The operating programs at the Mirant California Facilities include the management, engineering, maintenance, financial, administrative and support groups necessary to operate and maintain the station in accordance with accepted industry operating practices. During discussions at the plants, the plant managers reported that there has been minimal personnel turnover in plant operations and maintenance.

    The plant managers at the Mirant California Facilities plan to increase productivity and realize savings through a number of operational changes, including broadening job definitions for operations and increased participation in day-to-day decision making at all levels of the organization.

    The Mirant California Facilities have instituted program initiatives that, if successful, will improve station operating and maintenance practices and performance. Included are performance management programs for station personnel; a maintenance planning process that will improve both preventive and corrective maintenance performance; and a team-based concept that will provide operating and maintenance personnel additional responsibility and authority to operate and maintain the plants while maintaining the necessary management guidance and oversight. These programs are geared to reducing operating and maintenance costs and improving station performance indicators. In addition, financial incentives are being provided, beginning in 2001, for employee generated cost savings and other improvements in plant operation and administrative processes.

  Operating Programs and Procedures

    PG&E is contracted under an operating and maintenance agreement to operate the Mirant California Facilities for two years under the direction of Mirant California management. At the end of the two-year period ending April 16, 2001, most PG&E employees are expected to be hired by Mirant California.

    The Mirant California maintenance department utilizes Maximo, which is the maintenance management system that has been selected by Mirant Generation for use in all of its generating plants. Corrective and preventive maintenance activities are documented and recorded using work orders. Maximo is used to manage the maintenance activities. A predictive and preventive maintenance program is employed at the plants.

    Major maintenance is presently scheduled on a three-year cycle for the boilers and a 6-year interval for the steam turbine-generators. The overhaul duration is typically six to eight weeks, depending on the scope of the work to be performed. Virtually all of the Mirant California Facilities' major maintenance for the next few years will be performed during outages dictated by the installation of SCR systems or low-NOx burners, both to reduce NOx emissions.

    Major outages are scheduled for Contra Costa Units 6 and 7 in 2000-2001 to install systems to reduce stack emissions. Low-NOx burners were recently installed on Contra Costa Unit 6. Contra Costa Unit 7 is scheduled for installation of a SCR system from March to June of 2001 with Contra Costa Unit 6 SCR installation scheduled for 2003.

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    Major outages are scheduled for Pittsburg Units 1 through 7 within the next three years to install systems to reduce stack emissions or correct equipment concerns that are affecting reliability. Pittsburg Units 1 through 4 will retube the condensers and perform boiler repair work in 2001. Pittsburg Units 5 and 6 just completed installation of low-NOx burners and are scheduled to install SCRs in 2001-2002. Pittsburg Unit 7 is scheduled to install an SCR in 2003. The SCR outages will be between 14 and 20 weeks long.

    Potrero Unit 3 will have two major outages in the next four years, 2001 to retube the condenser and make boiler repairs as necessary and 2004 to install an SCR. The scheduled duration of these outages is 10 and 20 weeks respectively.

Operating History

    Operating data for the past several years of operation of the Mirant California Facilities was provided by Mirant California. The historical averages and corresponding future averages are summarized in Table 10. The projected generation, average annual heat rate, capacity factor, and equivalent availability factor have been estimated by PA Consulting. A more detailed summary of the historical performance results is included in Exhibit A-10 and in the Supplement.

Table 10
Operating History
Mirant California Facilities

	Historical Average (1996-2000)	Projected Average (2001-2020)
Net Capability Rating (MW) (1)
Contra Costa	680	680
Pittsburg	1,932	1,932
Potrero	350	350
Net Generation (GWh)
Contra Costa	1,959.3	2,040.8
Pittsburg	4,323.2	4,741.7
Potrero	934.3	531.1
Annual Net Heat Rate (Btu/kWh) (2)(3)
Contra Costa	10,107	9,861
Pittsburg	10,769	10,056
Potrero	10,647	10,593
Net Capacity Factor (%) (3)
Contra Costa	33.4	34.3
Pittsburg	29.9	29.5
Potrero	47.2	25.3
Equivalent Availability Factor (%) (3)
Contra Costa	83.7	86.0
Pittsburg	78.4	81.0
Potrero	82.5	82.0

(1)
Summer rating.
(2)
Annual average based on levels of full- and part-load operation as projected by PA Consulting.
(3)
Represents weighted average for annual net heat rate, net capacity and equivalent availability factor.

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Environmental Assessment

  Environmental Site Assessment

    In connection with the sale of the Mirant California Facilities, PG&E agreed to undertake any remediation (including during decommissioning) that relates to any pre-closing environmental condition or transmission environmental condition required by any governmental authority with jurisdiction over the Mirant California Facilities. If Mirant Delta or Mirant Potrero chooses to develop a plant other than a fossil-fueled power plant or a substantially similar industrial purpose, which development would make the costs of environmental remediation materially higher, PG&E's costs of remediation will be capped at the costs which would have been incurred if there had been no change in use. Long-term remediation activities and future remediation of residual contamination under structures on the plant sites are PG&E's responsibility. PG&E is not, however, responsible for other remediation work unless changes in environmental laws or in the environmental cleanup standards of a governmental authority require additional remediation. Due to the environmental indemnity in the Purchase and Sale Agreements which obligates PG&E to indemnify Mirant Potrero and Mirant Delta for pre-existing environmental conditions at the sites of the Mirant California Facilities, no funds for environmental remediation are included in the Projected Operating Results.

    In 1999, we reviewed Phase I and II ESA reports prepared in 1997 and 1998, respectively, for the Mirant California Facilities regarding investigations of known or potential site contamination issues in connection with the sites of the Mirant California Facilities. Because no updated ESAs of previous or recent environmental investigations regarding the potential for site contamination issues at the sites of the Mirant California Facilities have been provided for our review, we can offer no opinion with respect to potential site contamination issues at the sites of the Mirant California Facilities, if any, or potential future remediation costs should contamination be found. While we have not independently investigated site conditions, Mirant California reported that, to its knowledge, the conditions at the sites of the Mirant California Facilities are materially similar to those presented in the 1997 and 1998 ESAs. Refer to the Supplement for additional information on previously conducted ESAs.

  Status of Permits and Approvals

    We have reviewed the key permits and approvals for the Mirant California Facilities. A listing of the key permits and approvals is shown in the Supplement. The major permits and approvals required to operate the Mirant California Facilities have been obtained and are currently valid or are in the process of being renewed, and we are not aware of any technical circumstances that would prevent the renewal of the major permits or approvals.

  Regulatory Compliance

    We have reviewed 1999 and 2000 excess air emissions reports, the Wastewater Discharge Monitoring Reports for 2000 and discussed the compliance status of the Mirant California Facilities with Mirant California and Mirant Generation personnel. The Mirant California Facilities appear to be in material compliance with the various conditions set forth in the key permits and approvals.

    We note the following circumstances relative to compliance with permits and approvals that could have an impact on future operations. Additional discussion of certain such circumstances is presented in the Supplement:

  •
  During 1995, the Bay Area Air Quality Management District ("BAAQMD") amended Rule 9-11, which regulates the control of NOx and CO emissions from Utility Electric Power Generating Boilers. This Rule establishes specific "system-wide" emission limitations to be achieved by boilers greater than or equal to 250 MMBtu/hr. For purposes of this Report, "system-wide" emission limitations refers to all power generation owned and/or operated by

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    Mirant California. This Rule will necessitate the installation of specific control equipment on certain of the existing units. Refer to the Supplement for additional information.

  •
  Certain capital expenditures along with associated O&M expenses have been identified by Mirant California to comply with future environmental requirements of Rule 9-11. At this point in time, we believe it is reasonable to assume such installations, costs and associated emission rates in the Projected Operating Results. For the purposes of the Projected Operating Results, based on discussions with Mirant California, we have assumed the installation of: (1) low-NOx burners on Contra Costa Unit 6 by February 2001 and a SCR System by May 2003; (2) SCR installation on Contra Costa Unit 7 by June 2001; (3) SCR installation on Pittsburg Unit 5 by July 2002; (4) SCR installation on Pittsburg Unit 6 by April 2002; (5) SCR installation on Pittsburg Unit 7 by May 2003; and (6) SCR installation on Potrero Unit 3 by May 2004. Specific emission rate assumptions used in the Projected Operating Results are given in the Supplement.

  •
  Pittsburg Units 1 through 4 will require SCR retrofits should they be kept operating so that compliance with Rule 9-11 can be achieved in the 2002-2004 timeframe. Capital expenditures and associated operating and maintenance expenses have been included in the Projected Operating Results.

  •
  The Mirant California Facilities are subject to Title IV of the Clean Air Act (Acid Rain Provisions) whereby each unit must possess SO2 allowances to cover its emissions beginning in 2000. The future cost of SO2 allowances will be market dependent and could be lower or higher than the current values for such allowances. The exact number of allowances to be required in the future will depend on the utilization of the units. Specific emission rate assumptions and the number of allowances allocated to each facility are presented in the Supplement. The allowance costs assumed in the Projected Operating Results are presented later in this Report.

  •
  There are a number of potential future regulations that, if promulgated, could increase capital expenditures and O&M costs at the Mirant California Facilities. Such potential regulations include mercury control, PM2.5, regional haze, regional visibility, water intake structure regulations, potential ratcheting of SO2 allowances beyond 2009 and Subtitle D regulations pertaining to the disposal of fuel combustion wastes. The schedule and specific regulations to be promulgated are not presently known; therefore, the impact of such potential regulations has not been incorporated into the Projected Operating Results. In addition, due to the fact that the Mirant California Facilities operate primarily on natural gas, the impact of these potential regulations is not likely to be significant.

  •
  The cooling water intakes for the Pittsburg and Contra Costa Facilities are located in a nursery area for striped bass, which is considered a valued fishery resource. The Pittsburg and Contra Costa Facilities are operating under a Resource Management Program required under the National Pollutant Discharge Elimination System ("NPDES") Permits that imposes certain restrictions on the thermal water outfall during the spawning period, considered to be between May and July of each year. The renewal of the NPDES Permit and the need to obtain a federal Take Permit for impacting endangered species will likely require additional capital expenditures and O&M expenses at the Mirant California Facilities. For the purposes of the Projected Operating Results, based on discussions with Mirant California, we have assumed the installation of Gunderbooms at the Contra Costa and Pittsburg Facilities. Gunderbooms are an aquatic filter barrier system that proposes to lessen the plant's cooling water system impact on the fish species by excluding them from entrainment and impingement as the full cooling water flow is drawn through a fabric barrier at low velocity. The actual decision to install the Gunderbooms will be made at a later date based on the outcome of the agency negotiations regarding the federal Take Permit. Refer to the Supplement for additional information.

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MIRANT NEW YORK FACILITIES

Description of the Facilities

    The Mirant New York Facilities consist of generating units located at eight separate facility sites in New York. The thermal generating units consist of the Bowline power plant (the "Bowline Facility") owned by Mirant Bowline, LLC ("Mirant Bowline"); the Lovett power plant (the "Lovett Facility") owned by Mirant Lovett, LLC ("Mirant Lovett"); and the Hillburn power plant (the "Hillburn Facility"), all located in Rockland County, New York; and the Shoemaker power plant (the "Shoemaker Facility") located in Orange County, New York. The Hillburn and Shoemaker Facilities are referred to collectively as the "NY CT Facilities". The hydroelectric generating units (collectively, the "Hydroelectric Facilities") consist of the Mongaup power plant (the "Mongaup Facility"); the Swinging Bridge power plant (the "Swinging Bridge Facility"); the Rio power plant (the "Rio Facility"); and an operational interest in the Grahamsville power plant (the "Grahamsville Facility"). The NY CT Facilities and the Hydroelectric Facilities are owned by Mirant NY-Gen, LLC ("Mirant NY-Gen"). Each of Mirant Bowline, Mirant Lovett, and Mirant NY-Gen are indirect wholly-owned subsidiaries of Mirant Generation and are collectively referred to as "Mirant New York". All of these Facilities were acquired from Orange and Rockland Utilities, Inc. ("ORU") on July 1, 1999. There is an administrative and engineering office for the Mirant New York Facilities in Suffern, New York.

  The Bowline Facility

    The Bowline Facility is located approximately 35 miles north of New York City on a site of approximately 160 acres adjacent to the Hudson River in West Haverstraw, New York. In addition to the existing Bowline Facility property, an additional 98 acres of adjacent property is owned by Mirant Bowline, of which approximately 75 acres is in an upland area, and 23 acres are underwater acres in the Hudson River.

    The Bowline Facility is comprised of two conventional steam turbine units with a total net summer generating capacity of 1,212 MW as listed in Table 11. The Bowline Facility is the largest of the Mirant New York Facilities. It provides peaking and intermediate generation and is capable of utilizing both No. 6 fuel oil and natural gas.

Table 11
Unit Characteristics
Bowline Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Units 1 & 2	Gas/No. 6 Oil	1972/74	1,212	9,843	Intermediate

    In addition, the Bowline Facility has certain common facilities shared by both units such as river water pumping stations, fuels receiving, storage and handling systems, water treatment systems, warehouses, maintenance shops, a chemistry laboratory, administrative offices and an electrical switchyard.

    The design and construction of electric utility generating units using natural gas or No. 6 fuel oil to fire steam boilers has been common for many years. The Bowline Facility was designed utilizing the standard technologies available at the time it was built. Where it has proven economically desirable, or where regulatory changes have been required, new technologies have been "backfit" into the Bowline Facility to improve operations, environmental compliance, and efficiencies. Examples of this include control system replacements, burner and combustion equipment upgrades, and the replacement of turbine components with improved designs.

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    In general, Bowline Units 1 and 2 have been operated as intermediate units, although in recent years, due to equipment conditions, Bowline Unit 2 has been utilized more as a peaking unit.

    Planning is currently in progress for a third unit at the Bowline Facility. This unit would be a gas-fired combined cycle unit with a capacity of approximately 750 MW and would utilize natural gas from a new pipeline that is currently being developed. We have not included any of the costs or revenues associated with this planned new unit in the Projected Operating Results.

  The Lovett Facility

    The Lovett Facility is located approximately 40 miles north of New York City on a site of approximately 60 acres on the west bank of the Hudson River in Tompkins Cove, New York.

    The Lovett Facility is comprised of three conventional steam turbine units with a total net summer generating capacity of 432 MW, as listed in Table 12. The Lovett Facility provides both peaking and base-load generation and is capable of utilizing coal, No. 6 fuel oil and natural gas.

Table 12
Unit Characteristics
Lovett Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Unit 3	Gas/No. 6 Oil	1955	67	11,000	Peaking
Unit 4	Coal/Gas/No. 6 Oil	1966	172	10,774	Base-load
Unit 5	Coal/Gas/No. 6 Oil	1968	193	10,833	Base-load

Total			432

    In addition, the Lovett Facility has certain common facilities shared by the three units such as river water pumping stations, fuels receiving, storage and handling systems, water treatment systems, warehouses, maintenance shops, a chemistry laboratory, administrative offices and an electrical switchyard. Lovett Units 1 and 2 were retired in 1995.

    The design and construction of electric utility generating units using coal, natural gas or No. 6 fuel oil to fire steam boilers has been common for many years. The Lovett Facility was designed utilizing the standard technologies available at the time it was built. Where it has proven economically desirable, or where regulatory changes were required, new technologies have been "backfit" into the Lovett Facility to improve operations, environmental compliance, and efficiencies. Examples of this include control system replacements, burner and combustion equipment upgrades, installation of new ESPs on Lovett Units 4 and 5, conversion of Lovett Unit 4 to balanced draft operation and the replacement of turbine components with improved designs.

    In general, Lovett Units 4 and 5 have normally been base-loaded, which is common for medium sized coal-fired units which have generally been designed for this type of operation. Lovett Unit 3, which is limited to firing either No. 6 fuel oil or natural gas, is normally operated as a peaking unit.

  The NY CT Facilities

    The Hillburn Facility is located in the Village of Hillburn, Town of Ramapo, New York, and the Shoemaker Facility is located in the Towns of Wawayanda and Wallkill, City of Middletown, New York. Each of the NY CT Facilities is comprised of a single simple cycle CT unit with a total net summer generating capacity of 76 MW in the aggregate, as listed in Table 13. The NY CT Facilities are generally operated in peaking service.

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Table 13
Unit Characteristics
NY CT Facilities

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Hillburn	Gas/Kerosene	1971	36	15,000	Peaking
Shoemaker	Gas/Kerosene	1971	40	15,000	Peaking

Total			76

  The Hydroelectric Facilities

    The Hydroelectric Facilities have a total net summer generating capacity of 44 MW in the aggregate, as listed in Table 14. The Mongaup Facility, Swinging Bridge Facility and Rio Facility are "Mongaup River Projects" under federal law and are licensed by the Federal Energy Regulatory Commission ("FERC") as projects number 10481, 10482 and 9690, respectively. The licenses are not due to expire until 2022.

    The Grahamsville Facility was constructed and is operated pursuant to an agreement with New York City which allows for the Grahamsville Facility to be operated at the end of the East Delaware Tunnel for a period of 50 years. Mirant NY-Gen is currently negotiating an extension of this agreement, which expires in 2006. For the purpose of the Projected Operating Results, we have assumed this agreement will be renewed at the same terms and conditions. With the exception of the Grahamsville Facility that is base-loaded, the Hydroelectric Facilities are generally operated in peaking service, depending on water availability.

Table 14
Unit Characteristics
Hydroelectric Facilities

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Mongaup 1-4	—	1923-26	4	—	Peaking
Swinging Bridge 1-2	—	1930-39	13	—	Peaking
Rio 1-2	—	1927	10	—	Peaking
Grahamsville	—	1956	17	—	Base-load

Total			44

Operation and Maintenance

  Operation of the Mirant New York Facilities

    The Mirant New York Facilities are operated from an office in Suffern, New York. While several management personnel, including the plant managers, were brought in from affiliates of Mirant New York, the majority of the operating staffs for the facilities were hired from ORU at the time the facilities were purchased. The Suffern office provides administrative support to the Facilities in the areas of accounting and payroll, human resources, marketing, environmental management, management of the Hydroelectric and NY CT Facilities, and engineering.

    In June of 2000, a new collective bargaining agreement was entered into with the International Brotherhood of Electrical Workers Union that represents the hourly personnel at the Facilities. This agreement provides Mirant New York with more flexibility in assigning work to different classifications

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of workers, and provides that competency testing be utilized in addition to seniority when employees are being considered for advancement.

  Operating Programs and Procedures

    The Maximo maintenance management system has been implemented at all of the Mirant New York Facilities. All maintenance work including corrective, preventive and predictive maintenance is scheduled and tracked utilizing this system. Working with a consultant, Mirant New York intends to optimize the use of the Maximo system over the next two years. This optimization may include the combining of certain resources between the Bowline and Lovett facilities, and will address both short-term and long-term maintenance needs. Currently, many of the former owners' maintenance and operations practices are still in place, and Mirant New York is continuing to work towards reducing the backlog of maintenance work that existed when the facilities were purchased. Changes implemented by Mirant New York to date include an increased emphasis on inspections and more in depth root cause analysis to identify problems rather than simply performing superficial repairs. In operations, increased emphasis has been placed on environmental compliance, especially for opacity, and additional environmental training has been scheduled for the operators.

Operating History

    Operating data for the past several years of operation of the Mirant New York Facilities was provided by Mirant New York. The historical averages and corresponding future averages are summarized in Table 15. The projected generation, average annual heat rate, capacity factor, and equivalent availability factor have been estimated by PA Consulting. A more detailed summary of the historical performance results is included in Exhibit A-10 and in the Supplement.

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Table 15
Operating History
Mirant New York Facilities

	Historical Average (1996-2000)	Projected Average (2001-2020)
Net Capability Rating (MW) (1)
Bowline	1,205	1,212
Lovett	439	432
NY CTs (2)	76	76
Hydroelectric (2)	44	44
Net Generation (GWh)
Bowline	2,058	2,550.0
Lovett	2,078	1,752.4
NY CTs	17.4	8.1
Hydroelectric	141.8	161.0
Annual Net Heat Rate (Btu/kWh) (3)(4)
Bowline	10,632	10,065
Lovett	10,904	11,020
NY CTs (5)	21,838	15,552
Hydroelectric	—	—
Net Capacity Factor (%) (4)
Bowline	23.0	24.0
Lovett	60.3	49.3
NY CTs (5)	1.7	1.2
Hydroelectric (5)	58.1	53.3
Equivalent Availability Factor (%) (4)
Bowline	85.6	79.0
Lovett	82.0	84.0
NY CTs (6)	89.7	95.2
Hydroelectric (7)	86.2	86.0

(1)
Summer rating.
(2)
Represents 1998 only.
(3)
Annual average based on levels of full- and part-load operation as projected by PA Consulting. Projected decreases in annual average heat rates compared to historical heat rates result for some units due to an increase in hours at more efficient, full-load operation projected by PA Consulting.
(4)
Represents weighted average for annual net heat rate, net capacity and equivalent availability factor.
(5)
Represents 1996, 1997, and 2000 only.
(6)
Represents 1996, 1997, July through December 1999, and 2000 only.
(7)
Represents July through December 1999 and 2000 only.

Environmental Assessment

  Environmental Site Assessment

    Mirant New York has purchased liability insurance for potential pre-existing, but unknown, environmental contamination at the Mirant New York Facilities, with a 10-year term and $15 million in coverage for the Mirant New York Facilities other than the Hydroelectric Facilities.

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    In 1999, we reviewed Phase I and II ESA reports prepared for the Mirant New York Facilities regarding investigations of known or potential site contamination issues and environmental liability issues for Bowline and Lovett Facilities, the Hydroelectric Facilities and NY CT Facilities. These assessments were prepared during August 1998, October 1998, and June 1999. Because no updated ESAs of previous or recent environmental investigations regarding the potential for site contamination issues at the sites of the Mirant New York Facilities have been provided for our review, we can offer no opinion with respect to potential site contamination issues at the sites of the Mirant New York Facilities, if any, or potential future remediation costs should contamination be found. While we have not independently investigated site conditions, Mirant New York reported to us that, to its knowledge, the conditions at the sites of the Mirant New York Facilities are materially similar to those presented in the 1998 and 1999 ESAs. For the purposes of the Projected Operating Results, Mirant New York has allocated $1,000,000 for the contingency environmental response work at the Mirant New York Facilities. Refer to the Supplement for additional information on previously conducted site assessments.

  Status of Permits and Approvals

    We have reviewed the key permits and approvals for the Mirant New York Facilities. A listing of the key permits and approvals is shown in the Supplement. The major permits and approvals required to operate the Mirant New York Facilities have been obtained and are currently valid or are in the process of being renewed, and we are not aware of any technical circumstances that would prevent the renewal of the major permits or approvals.

  Regulatory Compliance

    We have reviewed 1999 and 2000 excess air emissions reports, the Wastewater Discharge Monitoring Reports for 2000 and discussed the compliance status of the Mirant New York Facilities with Mirant New York and Mirant Generation personnel. The Mirant New York Facilities appear to be in material compliance with the various conditions set forth in the key permits and approvals and consent orders as applicable.

    We note the following circumstances relative to compliance with permits and approvals that could have an impact on future operations. Additional discussion of certain such circumstances is presented in the Supplement.

  •
  The location of the Mirant New York Facilities in designated ozone non-attainment areas triggered the requirement of RACT. The Mirant New York Facilities use low-NOx burners and combustion modifications in addition to a NOx averaging plan consistent with applicable regulations to comply with RACT limits.

  •
  Title I of the Clean Air Act and subsequent regulations pursuant to the Act, including the USEPA NOx SIP Call and Section 126 Petitions, established a market-based program for NOx allowances where units covered by the Act must possess NOx allowances to cover their emissions. New York promulgated regulations allocating allowances to the Mirant New York Facilities. The future cost of NOx allowances will be market dependent and could be lower or higher than the current values for such allowances. The exact number of allowances to be required in the future will depend on the utilization of the units in the future. Specific emission rate assumptions and the number of allowances allocated to each facility are presented in the Supplement. The allowance costs assumed in the Projected Operating Results are presented later in this Report.

  •
  The Mirant New York Facilities are subject to Title IV of the Clean Air Act (Acid Rain Provisions) whereby each unit must possess SO2allowances to cover its emissions beginning in 2000. The future cost of SO2 allowances will be market dependent and could be lower or higher than the current values for such allowances. The exact number of allowances to be required in

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    the future will depend on the utilization of the units. Specific emission rate assumptions and the number of allowances allocated to each facility are presented in the Supplement. The allowance costs assumed in the Projected Operating Results are presented later in this Report.

  •
  Title IV of the Clean Air Act also imposes specific NOx emission limits that must be met (presumptive limits) by all coal units subject to the Act. The existing New York NOx limits for the coal-fired Lovett Units 4 and 5 are more stringent than the Title IV Acid Rain NOxregulations.

  •
  For the purposes of the Projected Operating Results, based on discussions with Mirant New York, we have assumed that Mirant New York would not implement any further retrofits of the Lovett and Bowline Facilities with NOx and SO2 reduction technologies. Mirant New York plans to purchase SO2 and NOx allowances from the open market should the plants exceed their respective allowance allocations.

  •
  The Bowline and Lovett Facilities are operating under a New York State Department of Environmental Conservation Consent Order/Decree for compliance with New York State's opacity standard. The consent order was issued to ORU on July 28, 1998 and establishes a stipulated penalty schedule for future non-compliance episodes. During the fourth quarter 1999 to the third quarter 2000 total compliance penalties assessed to the Bowline and Lovett Facilities were $10,000 and $41,400, respectively. It is expected that the consent order will be incorporated into the Title V Permits once they are issued.

  •
  The Bowline Facility is one of a number of plants operating with once through cooling water to the Hudson River. Under the terms of the Hudson River Settlement Agreement ("HRSA"), the plant has the potential to be restricted in its operation during May 15 to July 31. In addition to this requirement, a credit-banking system was established to allow units to operate if credits are available. Mirant New York has reported that sufficient credits have been available in the past to operate the Bowline Facility at desired levels without curtailment. For additional description of the HRSA, refer to the Supplement.

  •
  In November 1999, the USEPA issued NOVs to owners and operators of 32 coal-fired electric generating plants, charging that over many years these plants had been changed or modified in ways that resulted in increased emission of pollutants and that the plants did not obtain new source permits or prevention of significant deterioration permits applicable to new or modified sources. None of the Mirant New York Facilities have been issued such NOVs. In October 1999, Mirant's parent corporation received an information request from the State of New York concerning air quality control implications of various repairs and maintenance at the Lovett Facility. While we cannot predict future USEPA and State of New York actions, should such NOVs be issued to any of the assets, the cost to comply could be substantial.

  •
  The Lovett Facility received an NOV May 25, 2000 from the New York Department of Environmental Conservation ("DEC") alleging violations of the New Source Review rules in that over the years the plant has been modified or changed in ways that resulted in increased emission of pollutants without proper authorization under the New Source Review rules. The NOV was issued to the previous owner, ORU. To date, Mirant New York has not received an NOV. Should the NOV issued result in any required plant modifications, the cost to comply could be substantial.

  •
  There are a number of potential future regulations that, if promulgated, could increase capital expenditures and O&M cost at the Mirant New York Facilities. Such potential regulations include mercury control, PM2.5, regional haze, regional visibility, water intake structure regulations, potential ratcheting of SO2 allowances beyond 2009, potential ratcheting of SO2 and NOx emissions by New York, and Subtitle D regulations pertaining to the disposal of fuel

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    combustion wastes. The schedule and specific regulations to be promulgated are not presently known; therefore, the impact of such potential regulations has not been incorporated into the Projected Operating Results.

MIRANT NEW ENGLAND FACILITIES

Description of the Facilities

    The Mirant New England Facilities consist of generating units located at four separate facility sites in New England. The thermal generating units consist of the Canal power plant (the "Canal Facility") located in Sandwich, Massachusetts; the Kendall power plant (the "Kendall Facility") located in Cambridge, Massachusetts; the power plant facilities located in two locations on Martha's Vineyard (the "Martha's Vineyard Facility"); and an ownership interest in the Wyman power plant located on Cousins Island in Yarmouth, Maine (the "Wyman Facility"). The Martha's Vineyard and Wyman Facilities have not been reviewed, nor have their revenues or expenses been included in the Projected Operating Results. Mirant Generation estimates that these units would have an immaterial impact on the overall revenue of the Mirant Generation Facilities. The Kendall Facility is owned by Mirant Kendall, LLC ("Mirant Kendall"), which is an indirect wholly-owned subsidiary of Mirant Generation. The Canal Facility is owned by Mirant Canal LLC ("Mirant Canal"), which is also an indirect wholly-owned subsidiary of Mirant Generation. Mirant Kendall and Mirant Canal are collectively referred to herein as "Mirant New England". All of the Mirant New England Facilities were acquired from subsidiaries of Commonwealth Energy System ("Commonwealth") and Eastern Utilities Associates ("EUA") in December 1998. There is an administrative and engineering office for the Mirant New England Facilities in Rockland, Massachusetts. Revenues from the Canal Facility Unit 1 are derived from Power Purchase Agreements with Cambridge Electric Light Company and Commonwealth Electric Company (jointly), Boston Edison Company, Montaup Electric Company, and an affiliate of Mirant Generation that expire on October 10, 2002.

  The Canal Facility

    The Canal Facility is located on the south side of Cape Cod Canal in Sandwich, Massachusetts. The plant is approximately one mile from the east end of the canal entrance to Cape Cod Bay. The Canal Facility is located on an approximately 132-acre site.

    The Canal Facility is comprised of two steam turbine generators with a total net summer generating capacity of 1,112 MW as listed in Table 16. The Canal Facility provides intermediate generation and is capable of utilizing No. 6 oil or natural gas.

Table 16
Unit Characteristics
Canal Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Unit 1	No. 6 Oil	1968	559	9,287	Intermediate
Unit 2	Gas/No. 6 Oil	1976	553	9,862	Intermediate

Total			1,112

  The Kendall Facility

    The Kendall Facility is located on approximately six acres of land along the Charles River in Cambridge, Massachusetts. The plant is located at the junction of the Broad Canal and the Charles

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River. The Broad Canal is the source of cooling water and the effluent cooling water is returned to the Charles River.

    The Kendall Facility consists of three condensing steam turbines and two aeroderivative single-shaft gas turbines with a total net summer generating capacity of 97 MW, as listed in Table 17. The Kendall Facility delivers steam to a subsidiary of NSTAR for distribution to industrial users and a major health care facility located on the Boston side of the Charles River. The Kendall Facility also has two auxiliary boilers to supply supplemental heating steam for off-site distribution during periods of high demand. These boilers are owned by NSTAR and operated by Mirant Kendall.

    The present configuration of the Kendall Facility has been developed over the last 52 years. In 1949, the boilers for Kendall Units 1 and 2 and the steam turbine for Kendall Unit 1 were installed. In 1951, the steam turbine for Kendall Unit 2 was added, increasing the total output. In 1954, the boiler for Kendall Unit 3 was added and Kendall Unit 3 was commissioned in 1958. CTs 1 and 2 were installed and commissioned in 1970 and 1972, respectively. To increase reliability and support the increasing steam loads, two package boilers were installed in the 1970-1971 time frame. Natural gas is delivered to the Kendall Facility through an underground piping system.

    In addition to providing electric energy and industrial steam to the Cambridge and Boston distribution systems, the Kendall Facility supports the Cambridge electrical distribution by providing voltage support when requested by the New England Independent System Operator ("ISO-NE") during demand periods.

    Mirant Kendall is installing a CT, heat recovery steam generator cogeneration plant that will increase both the electric power and steam generation capabilities of the Kendall Facility. The design of the cogeneration plant has not been reviewed, nor has its potential benefit been considered in the preparation of the Projected Operating Results.

    The facilities also include three power boilers, a control room, fuel oil storage tanks, and a fuel oil transfer house.

Table 17
Unit Characteristics
Kendall Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Unit 1	No. 6 Oil/Gas	1949	18	13,214	Peaking
Unit 2	No. 6 Oil/Gas	1951	19	13,214	Peaking
Unit 3	No. 6 Oil/Gas	1958	26	13,214	Peaking
CT 1	Jet A Fuel	1970	17	14,614	Peaking
CT 2	Jet A Fuel	1972	17	14,614	Peaking

Total			97

  The Martha's Vineyard and Wyman Facilities

    Mirant Canal owns the Martha's Vineyard Facility. The Martha's Vineyard Facility consists of five 2.75 MW internal combustion, diesel generators located on the island of Martha's Vineyard. Two of the diesel generators were installed at the Oak Bluffs plant in 1969 and a third was installed in 1972. In 1975, the West Tisbury plant was placed in service with two diesel generators.

    Mirant Canal also owns an approximately 1.4 percent ownership interest, or 8.8 MW, in Wyman Unit 4. Wyman Unit 4 is a 618 MW unit firing No. 6 oil located on Cousins Island in Yarmouth, Maine. Wyman Unit 4 was placed in operation in 1978.

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    We have not reviewed the Martha's Vineyard or Wyman Facilities, nor have we included any revenues or expenses from these facilities in the Projected Operating Results.

Operation and Maintenance

  Operation of the Mirant New England Facilities

    We have visited both the Canal and Kendall Facilities. The operating and maintenance programs, including operating procedures and programs; preventive, predictive and corrective maintenance programs and procedures; planning and scheduling requirements and procedures; and reporting and documentation requirements were reviewed at both the Canal and Kendall Facilities. During the site visits, the material condition of the plants was observed, and discussions were held with plant operating and maintenance management.

    The operating programs at both the Canal and Kendall Facilities include the management, engineering, maintenance, financial, administrative and support groups necessary to operate and maintain the station in accordance with accepted industry operating practices. During discussions at the plant, both the Canal and Kendall Facility plant managers reported that there is minimal personnel turnover in the plant operating and maintenance staff.

    The plant managers at both the Canal and Kendall Facilities have indicated that planned and proposed changes in the operating organization and increased operator participation in the day-to-day decision making will reduce operating costs in the near term while maintaining the quality of the operations.

    Both the Canal and Kendall Facilities have instituted program initiatives that, if successful, will improve station O&M practices and performance. Included are performance management programs for station personnel; a maintenance planning process that will improve both preventive and corrective maintenance performance; and a team-based concept that will provide operating and maintenance personnel additional responsibility and authority to operate and maintain the plants while maintaining the necessary management guidance and oversight. These programs are geared to reducing operating and maintenance costs and improving station performance indicators.

  Operating Programs and Procedures

    The Mirant New England maintenance departments utilize the Maximo maintenance management system. The Canal Facility also utilizes a Plant Information ("PI") System. The PI system will display and trend most of the important power plant variable parameters. Canal Facility managers trend parameters that are indicative of degraded equipment and systems. At the Kendall Facility, Maximo is being used for inventory control. The Kendall Facility plant managers reported that additional Maximo functions are being activated.

    Major maintenance of the Canal Facility is presently scheduled on a two-year cycle for the steam generators and a six-year cycle for the steam turbines. Overhaul duration is typically six to eight weeks, depending on the scope of the work to be performed. If there is no major overhaul scheduled, a two-to six-week outage is performed on the steam generator and required auxiliaries. A major turbine overhaul is scheduled for Canal Unit 1 in 2001 to improve the turbine efficiency.

    Major maintenance at the Kendall Facility is planned to assure that the export steam supply is 100 percent reliable. The major equipment at the Kendall Facility has demonstrated good reliability. Boilers are alkaline cleaned on approximately a 10-year cycle. The Kendall Unit 3 boiler was cleaned in 1999. The steam turbines have a major inspection/overhaul every 8 to 10 years. The major overhaul for the Kendall Unit 2 turbine was delayed in 2000 and is scheduled for the fall of 2001. During this overhaul, improvements in turbine internals will improve overall efficiency. Overhaul schedules are dependent on total hours of operation and the number of start cycles.

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Operating History

    Operating data for the past five years of operation of the Mirant New England Facilities was provided by Mirant New England. The historical averages and corresponding future averages are summarized in Table 18. The projected generation, average annual heat rate, capacity factor, and equivalent availability factor have been estimated by PA Consulting. A more detailed summary of the historical performance results is included in Exhibit A-10 and in the Supplement.

Table 18
Operating History
Mirant New England Facilities

	Historical Average (1996-2000)		Projected Average (2001-2020)
Net Capability Rating (MW) (1)
Canal	1,112		1,112
Kendall	93		97
Net Generation (GWh)
Canal	4,787.6		2,667.5
Kendall	107.2		42.7
Annual Net Heat Rate (Btu/kWh) (2)(3)
Canal	9,884		9,580
Kendall	11,585		14,035
Net Capacity Factor (%) (3)
Canal	51.7		27.4
Kendall	37.6	(4)	2.7
Equivalent Availability Factor (%) (3)
Canal	77.0		78.0
Kendall	95.2		83.0

(1)
Summer rating.
(2)
Annual average based on levels of full- and part-load operation as projected by PA Consulting. Projected decreases in annual average heat rates compared to historical heat rates result for some units due to an increase in hours at more efficient, full-load operation projected by PA Consulting.
(3)
Represents weighted average for annual net heat rate, net capacity and equivalent availability factor.
(4)
Does not include Kendall CTs, which have a capacity factor of less than one percent.

Environmental Assessment

  Environmental Site Assessments

    Canal Electric Company and Cambridge Electric Light Company retained responsibility for environmental response work under the Massachusetts Contingency Plan for certain environmental conditions at the Canal and Kendall Facilities, which have been identified in the relevant Asset Sale Agreements. The environmental conditions at the Canal and Kendall Facilities that are being addressed under the Massachusetts Contingency Plan are identified in the Canal Electric Asset Sale Agreement and were reported in the Phase I and Phase II environmental studies by an environmental consultant engaged by the Commonwealth subsidiaries undertaken in connection with the divestiture process.

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    In connection with the sale of the Mirant New England Facilities, Commonwealth and EUA have provided a $15 million pollution liability insurance policy to Mirant Canal and Mirant Kendall which is intended to mitigate the risk of any unknown contamination at the Canal Facility or the Kendall Facility that could trigger a legal requirement to perform an environmental cleanup or could give rise to third party claims within ten years after the closing.

    In 1999, we reviewed the various Phase I and II ESA reports regarding environmental investigations prepared for the Canal and Kendall Facilities, as well as a risk characterization report for the Kendall Facility, which was originally prepared in 1997 and updated in 1998 by a different environmental consultant. The Phase I and II environmental consultant encountered observable and historical evidence of potential site contamination that resulted in the environmental consultant conducting subsurface environmental investigations that consisted of soil and groundwater sampling during various phases at the Canal and Kendall Facilities. The environmental consultant conducting subsurface environmental investigations at the Canal and Kendall Facilities found historical releases of oil and hazardous materials had occurred at both facilities. Mirant Canal's potential future costs associated with the release at its facility are estimated to be less than $100,000 per year and have been included in the Projected Operating Results. The releases at the Kendall Facility are being remediated by Commonwealth. Because no updated ESAs of previous or recent environmental investigations regarding the potential for site contamination issues at the sites of the Mirant New England Facilities have been provided for our review, we can offer no opinion with respect to potential site contamination issues at the sites of the Mirant New England Facilities, if any, or potential future remediation costs should contamination be found. While we have not independently investigated site conditions, Mirant Canal and Mirant Kendall reported that, to their knowledge, the conditions at the site of the Mirant New England Facilities are materially similar to those presented in the 1997 and 1998 ESAs. Refer to the Supplement for additional information on previously conducted ESAs.

  Status of Permits and Approvals

    We have reviewed the key permits and approvals for the Mirant New England Facilities. A listing of the key permits and approvals is shown in the Supplement. The major permits and approvals required to operate the Mirant New England Facilities have been obtained and are currently valid or are in the process of being renewed, and we are not aware of any technical circumstances that would prevent the renewal of the major permits or approvals.

  Regulatory Compliance

    We have reviewed 1999 and 2000 excess air emissions reports, the Wastewater Discharge Monitoring Reports for 2000 and discussed the compliance status of the Mirant New England Facilities with Mirant New England and Mirant Generation personnel. The New England Facilities appear to be in material compliance with the various conditions set forth in the key permits and approvals.

    We note the following circumstances relative to compliance with permits and approvals that could have an impact on future operations. Additional discussion on certain of such circumstances is presented in the Supplement:

  •
  The location of the Mirant New England Facilities in designated ozone non-attainment areas triggered the requirement of RACT. The Mirant New England Facilities are operating with emission levels consistent with RACT regulations.

  •
  Title I of the Clean Air Act and subsequent regulations pursuant to the Act, including the USEPA NOX SIP Call, established a market based program for NOX allowances where units covered by the Act must possess NOX allowances to cover their emissions. Massachusetts has adapted regulations allocating allowances to individual units consistent with the Act beginning in 2000. The future cost of NOX allowances will be market dependent and could be lower or higher

A–29

    than the current values for such allowances. The exact number of allowances to be required in the future will depend on the utilization of the units in the future. Specific emission rate assumptions and the number of allowances allocated to each facility are presented in the Supplement. The allowance costs assumed in the Projected Operating Results are presented later in this Report.

  •
  The Mirant New England Facilities are subject to Title IV of the Clean Air Act (Acid Rain Provisions) whereby each unit must possess SO2 allowances to cover its emissions beginning in 2000. The future cost of SO2 allowances will be market dependent and could be lower or higher than the current values for such allowances. The exact number of allowances to be required in the future will depend on the utilization of the units. Specific emission rate assumptions and the number of allowances allocated to each facility are presented in the Supplement. The allowance costs assumed in the Projected Operating Results are presented later in this Report.

  •
  Mirant New England has retrofitted Canal Unit 1 with an SCR to reduce NOX emissions to levels that would generate NOX allowances to allow it to comply with allowance requirements. Plans to retrofit Canal Unit 2 with an SCR have been put on hold until the NOX market fully develops in order for Mirant New England to assess the economic viability of SCR installation on Canal Unit 2.

  •
  The Kendall Facility must comply with the terms of an Administrative Compliance Order for SO2 emissions, which was issued by the Massachusetts Department of Environmental Protection ("MADEP") on March 15, 1995. This order requires the Kendall Facility to limit SO2 emissions to a rate of 379.6 pounds per hour ("lb/hr") for any single 10-hour period commencing either at 6:00 a.m., 7:00 a.m., or 8:00 a.m. and further limit SO2 emission for the next 14 hours (i.e., the balance of a 24-hour day) to a rate of 225.4 lb/hr. These restrictions limit the ability of the Kendall Facility to operate at full load. Historically, the Kendall Facility was not required to operate at load factors that would exceed the above limitations.

  •
  In April 2001, the MADEP promulgated regulations 310 CMR 7.29 to control emissions of NOX, SO2, and CO2. The regulations also allow for the future regulation of mercury and particulate matter. The regulations establish output-based emission rates for these pollutants. The effect of these new regulations for NOX, SO2, and CO2 has been considered to the extent possible in the Projected Operating Results. The likely effects of the regulations for the Canal Facilty include: (1) operating the SCR installed on Canal Unit 1 the entire year rather than only for the ozone season to achieve an average emission rate for the Canal Facility less than the regulatory limit beginning October 1, 2004; and (2) lowering the sulfur content of the fuel burned from approximately 1 percent to 0.6 percent by October 1, 2004 and to 0.3 percent by October 1, 2006. The Canal Facility appears to be capable of meeting the limit for CO2 emissions.

  •
  In November 1999, the USEPA issued NOVs to owners and operators of 32 coal-fired electric generating plants, charging that over many years these plants had been changed or modified in ways that resulted in increased emission of pollutants and that the plants did not obtain new source permits or prevention of significant deterioration permits applicable to new or modified sources. Since the Mirant New England Facilities are gas/oil-fueled facilities, they have not been issued such notices of violation. While we cannot predict future USEPA actions, should such notices of violations be issued to any of the assets, the cost to comply could be substantial.

  •
  There are a number of potential future regulations that, if promulgated, could increase capital expenditures and O&M cost at the Mirant New England Facilities. Such potential regulations include MADEP regulations for emission standards for power plants and federal regulations for mercury control, PM2.5, regional haze, regional visibility, water intake structure regulations, potential ratcheting of SO2 allowances beyond 2009 and Subtitle D regulations pertaining to the

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    disposal of fuel combustion wastes. The schedule and specific regulations to be promulgated are not presently known; therefore, the impact of such potential regulations has not been incorporated into the Projected Operating Results.

MIRANT TEXAS FACILITY

Description of the Bosque Facility

    The Mirant Texas Facility consists of the Bosque generating facility (the "Bosque Facility"), which is owned by Mirant Texas, LP ("Mirant Texas"), an indirect wholly-owned subsidiary of Mirant Generation and is located southwest of Dallas in rural Bosque County, near Laguna Park, Texas, on an approximately 281-acre site. Mirant Texas maintains an administrative office at the Bosque Facility. The Bosque Facility consists of two combustion-turbine generators ("Bosque Units 1 and 2") and a combined-cycle unit under construction ("Bosque Unit 3") with a total net summer generating capacity of 544 MW, as listed in Table 19. Bosque Units 1 and 2 provide peaking generation, while Bosque Unit 3 is expected to provide base-load generation. All units at the Bosque Facility burn natural gas. For the purpose of the Projected Operating Results, we have assumed that the Bosque Unit 3 will begin commercial operation on June 1, 2001.

    Revenues from Bosque Units 1 and 2 will be derived from the Bosque PPA with Mirant Americas Energy Marketing LP ("MAEM") expiring no earlier than June 1, 2005. Revenues from Bosque Unit 3 will be derived from an additional agreement with MAEM expiring December 31, 2003.

Table 19
Unit Characteristics
Bosque Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Units 1 & 2	Gas	2000	308	10,666	Peaking
Unit 3	Gas	2001	236	7,108	Base-load

Total			544

Operation and Maintenance

  Operation of the Bosque Facility

    We have not visited the Bosque Facility. The operating and maintenance programs, including operating procedures and programs; preventive, predictive and corrective maintenance programs and procedures; planning and scheduling requirements and procedures; and reporting and documentation requirements have not been reviewed. The description contained herein has been provided by Mirant Texas.

  Operating Programs and Procedures

    Mirant Texas and GE have signed a Long Term Parts and Long Term Service Agreement which includes the Bosque Facility. GE will provide all of the maintenance requirements, including labor and parts, for GE-manufactured turbines at Bosque Units 1, 2 and 3, and will provide heat rate, output, and availability guarantees. GE will also schedule and perform, partially through the Long Term Parts and Long Term Service Agreement, the annual outage maintenance required in accordance with the CT manufacturer's recommendations.

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    The Bosque Facility utilizes Speedtronic Mark V control systems to operate and monitor the CTs. The systems will display and trend most of the important power plant variable parameters. The Bosque Facility operations staff monitors parameters that are indicative of degraded equipment and systems.

    No major maintenance is presently scheduled for Bosque Units 1 and 2. Major and minor maintenance schedules are dependent on total hours of operation and the number of start cycles.

Operating History

    Operating data for the past six months of operation of the Bosque Facility was provided by Mirant Texas. The historical averages and corresponding future averages are summarized in Table 20. The generation, average annual heat rate, capacity factor, and equivalent availability factor have been estimated by PA Consulting. A more detailed summary of the historical performance results is included in Exhibit A-10 and in the Supplement.

Table 20
Operating History
Bosque Facility

	Historical Average (2000)		Projected (1) Average (2001-2020)
Net Capability Rating (MW) (2)	308	(3)	544
Net Generation (GWh)	473.1	(4)	1,706.1
Annual Net Heat Rate (Btu/kWh)	11,531	(5)	8,386
Net Capacity Factor (%)	34.8	(5)	49.6
Equivalent Availability Factor (%)	N/A		96.0

(1)
Projected averages include the operation of Bosque Unit 3.
(2)
Summer rating.
(3)
Performance test result, June 2000.
(4)
Six-month total from monthly reports.
(5)
Six-month average from monthly reports.

    Commercial operation of Bosque Units 1 and 2 began on May 31 and June 1, 2000, respectively. Therefore, less than six months of operating history is available for Bosque Units 1 and 2. Several minor outages and forced trips have occurred on both units during the first five months of operation, however no unusual or significant events have occurred.

Construction Status of Bosque Unit 3

    Bosque Unit 3 is currently under construction and is scheduled to commence operation in June 2001. The remaining construction cost is estimated by Mirant Texas to be approximately $47 million as of January 1, 2001. For the purposes of the Projected Operating Results, we believe it is reasonable to assume that Bosque Unit 3 will begin operation on June 1, 2001. We have included the estimated remaining construction of Bosque Unit 3 under the capital expenditures for the Bosque Facility.

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Environmental Assessment

  Environmental Site Assessments

    In 1999, we reviewed the "Hazardous Materials Environmental Assessment Summary Report" dated April 1999 and the Phase I ESA report dated July 1999, prepared for the Bosque Facility by an environmental consultant. As a result of its investigations, the environmental consultant determined that no further investigations were warranted. A more detailed account of the site assessment findings is presented in the Supplement. Because no updated ESAs of previous or recent environmental investigations regarding the potential for site contamination issues at the Bosque Facility site have been provided for our review, we can offer no opinion with respect to potential site contamination issues at the Bosque Facility site, if any, or potential future remediation costs should contamination be found. While we have not independently investigated site conditions, Mirant Texas reported that, to its knowledge, the conditions at the Bosque Facility are materially similar to those presented in the 1999 ESAs.

  Status of Permits and Approvals

    We have reviewed the key permits and approvals for the Bosque Facility. A listing of the key permits and approvals is shown in the Supplement. The major permits and approvals required to operate the Bosque Facility have been obtained and are currently valid or are in the process of being renewed, and we are not aware of any technical circumstances that would prevent the renewal of the major permits or approvals.

  Regulatory Compliance

    We have reviewed the year 2000 Excess Emissions Reports and wastewater disposal methods and discussed with Mirant Texas and Mirant Generation personnel the Mirant Texas compliance status. The Bosque Facility appears to be in material compliance with the various conditions set forth in the key permits and approvals and consent orders as applicable.

    We note the following circumstances relative to compliance with permits and approvals that could have an impact on future operations:

  •
  The Bosque Facility is subject to Title IV of the Clean Air Act (Acid Rain Provisions) whereby each unit must possess SO2 allowances to cover its emissions beginning in 2000. However, since the Facility is fueled by natural gas the requirement for SO2 allowances is not considered significant.

STATE LINE FACILITY

Description of the State Line Facility

    The State Line Facility is owned by State Line Energy, LLC ("State Line Energy"), an indirect wholly-owned subsidiary of Mirant Generation. During December 1997, State Line Energy acquired the State Line Facility from Commonwealth Edison Company ("ComEd"). Revenues from the State Line Facility are derived from the State Line Power Purchase Agreement (the "State Line PPA") with ComEd expiring December 30, 2012.

    The State Line Facility is located in the City of Hammond, Lake County, Indiana adjacent to Lake Michigan on an approximately 73-acre site. The State Line Facility provides base-load generation, utilizing coal for fuel and natural gas for start-up fuel and flame stabilization. Space is available on the site property for expansion, and the State Line Facility is currently considering the construction of additional units. We have not included any of the costs or revenues associated with these potential new units in the Projected Operating Results.

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    The State Line Facility is comprised of two conventional steam turbine units with a total summer generating capacity of 515 MW as listed in Table 21. The State Line Facility provides base-load generation and utilizes Powder River Basin ("PRB") coal for fuel.

Table 21
Unit Characteristics
State Line Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Unit 3	PRB-Coal	1955	197	9,933	Base-load
Unit 4	PRB-Coal	1962	318	9,985	Base-load

Total			515

    In addition, the State Line Facility has certain common facilities shared by all units such as lake water pumping stations, fuel receiving, storage and handling systems, water treatment systems, warehouses, maintenance shops, a chemistry laboratory, administrative offices, and an electrical switchyard.

Operation and Maintenance

  Operation of the State Line Facility

    The State Line Facility units range in age from 39 to 46 years. These units have been maintained in conformance with generally accepted industry practices. Components and systems have been replaced as necessary to maintain plant reliability. The technology, design practices and environmental compliance requirements under which these units were installed are significantly different from those existing today. This has required and will continue to require ongoing repair and maintenance of equipment to meet current performance standards.

    From 1995 to 1998, ComEd undertook certain maintenance activities at the State Line Facility, which included maintenance associated with conveyor belts replacements, coal handling equipment controls systems modifications, coal handling equipment repairs, coal feeder replacement, and partial retubing of the State Line Unit 3 surface condenser. State Line Energy completed the remaining portions of the deferred maintenance in February 1999 primarily through a series of subcontracts.

    On February 16, 1998, State Line Unit 3 was taken off-line due to a failure of the low-pressure ("LP") steam turbine. On July 28, 1998, during the outage to repair this LP turbine, but while State Line Unit 4 was operating, the State Line Facility suffered a fire. State Line Energy utilized the down time resulting from the fire to replace the State Line Unit 4 boiler floor, install the State Line Unit 3 baghouse and make improvements to the fuel conveying system. State Line Energy also implemented revised cleanliness procedures and made modifications to the conveying system to reduce coal dust generation. State Line Unit 4 was brought back on line on January 31, 1999. State Line Unit 3 was returned to service February 8, 1999.

  Operating Programs and Procedures

    State Line Energy utilizes a preventive and predictive maintenance policy at the State Line Facility. Part of this policy is the incorporation of a computerized maintenance management program. State Line Energy also employs a program of cross-training between operations personnel. This program is

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designed to merge the skills of boiler, turbine, and electrical operators. Vendor training is also included as part of the program.

Operating History

    Operating data for the past five years of operation of the State Line Facility was provided by State Line Energy. The historical averages and corresponding future averages are summarized in Table 22. The projected generation, average annual heat rate, capacity factor, and equivalent availability factor have been estimated by PA Consulting. A more detailed summary of the historical performance results is included in Exhibit A-10 and in the Supplement.

Table 22
Operating History
State Line Facility

	Historical Average (1996-2000)		Projected Average (2001-2020)
Net Capability Rating (MW) (1)	490/515	(2)	515
Net Generation (GWh)	1,875.6		2,592.3
Annual Net Heat Rate (Btu/kWh) (3)(4)	10,243		10,122
Net Capacity Factor (%) (4)	48.6		57.5
Equivalent Availability Factor (%) (4)	62.8		80.0

(1)
Summer rating.
(2)
Capacity was increased through refurbishment in 2000.
(3)
Annual average based on levels of full- and part-load operation as projected by PA Consulting. Projected decrease in annual average heat rates compared to historical heat rate results due to an increase in hours at more efficient, full-load operation projected by PA Consulting.
(4)
Represents weighted average for annual net heat rate, net capacity and equivalent availability factor.

Environmental Assessment

  Environmental Site Assessment

    As part of the acquisition of the State Line Facility, ComEd agreed to indemnify State Line Energy and its affiliates with respect to environmental conditions attributable to the operation of the State Line Facility prior to or on the acquisition date, including the generation, transportation, storage and release of contaminants, discharges and emissions, and fines or penalties related to violations or obligations imposed by environmental law. State Line Energy agreed to indemnify ComEd and its affiliates from the same types of environmental matters that might arise after the closing date. The environmental indemnifications do not have a cap or time limitation.

    In 1999, we reviewed Phase I and II ESAs prepared by environmental consultants for the State Line Facility regarding environmental issues at the State Line Facility. Because no updated ESAs of previous or recent environmental investigations regarding the potential for site contamination issues at the State Line Facility site have been provided for our review, we can offer no opinion with respect to potential site contamination issues at the State Line Facility site, if any, or potential future remediation costs should contamination be found. While we have not independently investigated site conditions, State Line Energy reported that, to its knowledge, the conditions at the State Line Facility site are

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materially similar to those presented in the 1999 ESAs. Refer to the Supplement for additional information on previously conducted ESAs.

  Status of Permits and Approvals

    We have reviewed the key permits and approvals for the State Line Facility. A listing of the key permits and approvals is shown in the Supplement. The major permits and approvals required to operate the State Line Facility have been obtained and are currently valid or are in the process of being renewed, and we are not aware of any technical circumstances that would prevent the renewal of the major permits or approvals.

  Regulatory Compliance

    We have reviewed 1999 and 2000 excess air emissions reports, the Wastewater Discharge Monitoring Reports for 2000 and discussed with State Line Energy and Mirant Generation personnel the State Line Facility compliance status. The State Line Facility appears to be in material compliance with the various conditions set forth in the key permits and approvals.

    We note the following circumstances relative to compliance with permits and approvals that could have an impact on future operations. Additional discussion of certain such circumstances is presented in the Supplement.

  •
  The State Line Facility is located in an ozone non-attainment area; therefore, NOX RACT would generally apply. However, the Chicago area has received a waiver to the RACT requirements from the USEPA. This waiver was granted because it was demonstrated that NOX reductions in the Chicago area do not necessarily reduce ozone. This waiver is considered to be potentially contingent or temporary and subject to subsequent modeling or monitoring data, which may show attainment benefits from NOX reductions.

  •
  Title I of the Clean Air Act and subsequent regulations pursuant to the Act including the NOX SIP Call will result in the establishment of a market based program for NOX allowances, where units covered by the Act must possess NOX allowances to cover their emissions. The State of Indiana is currently developing a Final NOX Rule, which will allocate allowances to individual units consistent with the Act beginning in 2004. The State Line PPA with ComEd allows State Line Energy to pass throught the cost of NOX allowances for the term of the agreement. It will be necessary for State Line Energy to purchase NOX allowances after the expiration of the State Line PPA. The future cost of NOX allowances will be market dependent and could be lower or higher than the current values for such allowances. The exact number of allowances to be required in the future will depend on the utilization of the units in the future. The forecasted number of allowances to be allocated to the units and future price assumptions are presented in the Supplement. The allowance costs assumed in the Projected Operating Results are presented later in this Report.

  •
  The State Line Facility is subject to Title IV of the Clean Air Act (Acid Rain Provisions) whereby each unit must possess SO2 allowances to cover its emissions beginning in 2000. The Asset Sale Agreement with ComEd excluded SO2 allowances attributable to the State Line Facility from the transferred assets. As such, ComEd retained possession of these allowances. However, the State Line PPA with ComEd stipulates that ComEd is to provide the allowances necessary to cover the SO2 emissions for the term of the agreement. It will be necessary for State Line Energy to purchase SO2 allowances after the expiration of the State Line PPA. The future cost of SO2 allowances will be market dependent and could be lower or higher than the current values for such allowances. The exact number of allowances to be required in the future will depend on the utilization of the units. Specific emission rate assumptions and the number of

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    allowances allocated to each facility are presented in the Supplement. The allowance costs assumed in the Projected Operating Results are presented later in this Report.

  •
  Title IV of the Clean Air Act also imposes specific NOX emission limits that must be met (presumptive limits) by all coal units subject to the Act. The Phase II Acid Rain Permit also requires the State Line Facility to comply with new NOX limitations starting in the year 2000 in accordance with USEPA's acid rain regulations. Specific emission rates are presented in the Supplement.

  •
  At this point in time, State Line Energy is awaiting the outcome of specific environmental rule making with respect to NOX reductions before committing to a specific implementation plan. The decision to implement specific emissions control technology versus purchase of emission allowances is being evaluated based on economics. However, for the purpose of the Projected Operating Results, based on discussions with State Line Energy, we have assumed an installation of an SCR at State Line Unit 4 in 2013. Specific emission rate assumptions used in the Projected Operating Results are given in the Supplement.

  •
  In November 1999, the USEPA issued NOVs to owners and operators of 32 coal-fired electric generating plants, charging that over many years these plants had been changed or modified in ways that resulted in increased emission of pollutants and that the plants did not obtain new source permits or prevention of significant deterioration permits applicable to new or modified sources. None of the assets included herein have been issued such notices of violation. While we cannot predict future USEPA actions, should such notices of violations be issued to any of the assets, the cost to comply could be substantial.

  •
  There are a number of potential future regulations that, if promulgated, could increase capital expenditures and O&M cost at the State Line Facility. Such potential regulations include mercury control, PM2.5, regional haze, regional visibility, water intake structure regulations, potential ratcheting of SO2 allowances beyond 2009 and Subtitle D regulations pertaining to the disposal of fuel combustion wastes. The schedule and specific regulations to be promulgated are not presently known; therefore, the impact of such potential regulations has not been incorporated into the Projected Operating Results.

MIRANT WISCONSIN FACILITY

Description of the Neenah Facility

    The Mirant Wisconsin Facility consists of the Neenah generating facility (the "Neenah Facility"), which is owned by Mirant Neenah, LLC ("Mirant Neenah"), an indirect wholly-owned subsidiary of Mirant Generation. The Neenah Facility is newly constructed and began commercial operation during 2000. Mirant Neenah maintains an administrative office at the plant. Revenues from the Neenah Facility are derived from a Power Purchase Agreement with Wisconsin Electric Power Company ("Wisconsin Electric") that expires July 1, 2008.

    The Neenah Facility is located just east of the city of Neenah, in semi-urban Winnebago County, Wisconsin, on an approximately 26-acre site. Mirant Neenah has considered converting one or both generating units from simple cycle to combined cycle operation. We have not included any of the costs or revenues associated with this potential conversion in the Projected Operating Results.

    The Neenah Facility is comprised of two simple-cycle combustion turbine generators with a total summer generating capacity of 309 MW as listed in Table 23. The Neenah Facility provides peaking generation and is capable of utilizing both natural gas and No. 2 oil for fuel.

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Table 23
Unit Characteristics
Neenah Facility

Unit	Fuel	In-Service Date	Summer Capacity (MW)	Full Load Heat Rate (Btu/kWh)	Dispatch Type
Unit 1	Gas/No. 2 Oil	2000	154.5	10,614	Peaking
Unit 2	Gas/No. 2 Oil	2000	154.5	10,614	Peaking

Total			309.0

Operation and Maintenance

  Operation of the Neenah Facility

    We have not visited the Neenah Facility. The operations and maintenance programs, including operating procedures and programs; preventive, predictive and corrective maintenance programs and procedures; planning and scheduling requirements and procedures; and reporting and documentation requirements have not been reviewed. The description contained herein has been provided by Mirant Wisconsin.

  Operating Programs and Procedures

    Plant staffing presently consists of two operations and maintenance personnel, who report to the Facility Manager, Midwest CT Operations of Hammond, Indiana. The two units at the Neenah Facility are operated utilizing two operating shifts. Each shift consists of one operator each for two shifts during peak periods. During the off-peak season, one operator will be at the plant working one shift only unless the plant is dispatched. Plant supervision, technical support, and back-up support will be available from the State Line Facility.

    Mirant Neenah and General Electric Corporation ("GE") have signed a Long Term Parts and Long Term Service Agreement which includes the Neenah Facility. GE provides all of the maintenance requirements, including labor and parts, for Neenah Units 1 and 2, and provides heat rate, output, and availability guarantees. GE also schedules and performs, partially through the Long Term Parts and Long Term Service Agreement, the annual outage maintenance required in accordance with the combustion turbine manufacturer's recommendations.

    The Neenah Facility utilizes a Speedtronic Mark V control system to operate and monitor the combustion turbine generators. This system displays and monitors most of the important power plant variable parameters. Neenah Facility operations staff monitors parameters that are indicative of degraded equipment and systems. The Maximo maintenance management system ("Maximo") is used as the work order system, inventory management system and preventive maintenance system and the database is currently under development. Maximo is a purchased system and is used widely in the power industry.

    As major maintenance is dictated by the hours of operation and the Neenah Facility is a peaking plant, there is no major maintenance scheduled in the near future for Neenah Units 1 and 2. Major and minor maintenance schedules are dependent on total hours of operation and the number of start cycles.

Operating History

    Initial commercial operation of the Neenah Facility began on May 8, 2000; therefore, less than seven months of operating history is available for Neenah Units 1 and 2. Normal minor outages and

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start-up trips have occurred on both units during the first six months of operation, however no unusual or significant events have occurred.

    Operating data for the past several months of operation of the Neenah Facility was provided by Mirant Neenah. The historical averages and corresponding future averages are summarized in Table 24. The projected generation, average annual heat rate, capacity factor, and equivalent availability factor have been estimated by PA Consulting. A more detailed summary of the historical performance results is included in Exhibit A-10 and in the Supplement.

Table 24
Operating History
Neenah Facility

	Historical Average (2000)	Projected Average (2001-2020)
Net Capability Rating (MW) (1)	309	309
Net Generation (GWh) (2)	159.2	74.3
Annual Net Heat Rate (Btu/kWh) (3)	11,539	11,396
Net Capacity Factor (%) (3)	9.1	2.8
Equivalent Availability Factor (%) (3)	97.8	96.0

(1)
Summer rating based on performance test results, August 2000.
(2)
Represents six-month total from monthly reports.
(3)
Six-month average from monthly reports.

Environmental Assessment

  Environmental Site Assessment

    In 1999, we reviewed the Phase I ESA dated April 1999, prepared by an environmental consultant for the Neenah Facility site. The environmental consultant's site visit identified no evidence of stained soils, hazardous substance storage, or hazardous waste disposal at the property. A more detailed account of the site assessment findings is presented in the Supplement. Because no updated ESAs of previous or recent environmental investigations regarding the potential for site contamination issues at the Neenah Facility site have been provided for our review, we can offer no opinion with respect to potential site contamination issues at the Neenah Facility site, if any, or potential future remediation costs should contamination be found. While we have not independently investigated site conditions, Mirant Neenah reported that the conditions at the Neenah Facility site are materially similar to those presented in the 1999 ESAs.

  Status of Permits and Approvals

    We have reviewed the key permits and approvals for the Neenah Facility. A listing of the key permits and approvals is shown in the Supplement. The major permits and approvals required to operate the Neenah Facility have been obtained and are currently valid or are in the process of being renewed, and we are not aware of any technical circumstances that would prevent the renewal of the major permits or approvals.

  Regulatory Compliance

    We have reviewed the 2000 Environmental Emissions Compliance Test for the Neenah Facility and the wastewater disposal methods and discussed with Mirant Neenah and Mirant Generation personnel

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the Mirant Neenah compliance status. The Neenah Facility appears to be in material compliance with the various conditions set forth in the key permits and approvals.

    We note the following circumstances relative to compliance with permits and approvals that could have an impact on future operations. Additional discussion of certain such circumstances is presented in the Supplement.

  •
  USEPA named Wisconsin as one of the states subject to the requirement under USEPA's SIP Call to establish a market based program for NOX allowances where electric generating units must possess NOX allowances to cover their emissions. Subsequently, a federal appeals court ruled that USEPA should drop Wisconsin from the SIP Call. However, Wisconsin must still comply with the National Ambient Air Quality

  •
  Standards for ozone and in September of 2000 the state Department of Natural Resources ("DNR") recommended adopting a plan for eight counties in southeast Wisconsin to reduce NOX emissions and bring the counties into compliance with the 1-hour ozone standard by the year 2007. Winnebago County, where the Neenah Facility is located, is not included in the recommended plan.

  •
  The Neenah Facility is subject to Title IV of the Clean Air Act (Acid Rain Provisions) whereby each unit must possess SO2 allowances to cover its emissions beginning in 2000. However, since the Facility is fueled by natural gas the requirement for SO2 allowances is not considered significant.

PROJECTED OPERATING RESULTS

    We have reviewed the historical operating information, estimates and projections of electrical generating capacity, fuel consumption, and capital and operating costs of the Mirant Generation Facilities made available to us by Mirant Generation. On the basis of such data, we have prepared the Projected Operating Results. A portion of the generation from the Mirant Generation Facilities is to be sold under contract, which we have reviewed and projected; however, the majority has been assumed to be sold directly to the market at market rates, which have been estimated by PA Consulting. Expenses for the plants consist primarily of the costs of fuel, including transportation, as estimated by PA Consulting, and operating and maintenance expenses, as estimated by Mirant Generation. The interest payments on the Notes, as well as other Mirant Generation debt, have been estimated by the Representative of the Initial Purchasers. The 2006 Notes mature on May 1, 2006, the 2011 Notes mature on May 1, 2011, and the 2031 Notes mature on May 1, 2031. Mirant Generation has assumed that the Notes will be refinanced upon maturity. The Projected Operating Results are presented for each calendar year beginning January 1, 2001 through December 31, 2030, the approximate term of the Notes. Projected revenues and expenses have been set forth in the Projected Operating Results presented in Exhibit A-1. The Projected Operating Results have been prepared using assumptions and considerations set forth in this Report and the footnotes to Exhibit A-1.

Annual Operating Revenues

  Revenues from Contract Electricity Sales

    The following is a brief description of the revenues derived by Mirant Generation from contract electricity sales.

  Mirant California

    The Mirant California Facilities operate under Reliability Must Run ("RMR") contracts with the California Independent System Operator ("California ISO"). Under these contracts, the Mirant California Facilities receive a capacity payment ("RMR Payment"), which has been projected by PA

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Consulting. The terms of the RMR Payments are currently in dispute. PA Consulting has assumed that the Mirant California Facilities will receive a portion of the RMR Payments through 2008. For additional discussion regarding the RMR Payments, please refer to PA Consulting's report and the section of the Offering Circular entitled "Our Business—Legal Proceedings".

  Mirant New England

    All capacity, energy and ancillary services from Canal Unit 1, is made available and sold to four purchasers through October 10, 2002 under power contracts between Mirant Canal and Cambridge Electric Light Company and Commonwealth Electric Company (jointly), Boston Edison Company, Montaup Electric Company and Mirant New England, LLC, an affiliate of Mirant Generation. Each of the four power contracts calls for the sale of 25 percent of the capacity and energy from Canal Unit 1. The demand charge under the power contracts is a fixed schedule of charges. There is an additional schedule of fixed payments for the installation and operation of a SCR for Canal Unit 1. Canal Unit 1 is dispatched by ISO-New England. The energy charge is a pass-through of fuel costs for Canal Unit 1, which is borne equally by the four power purchasers. For the purposes of the Projected Operating Results, we have assumed capacity factors and fuel prices as estimated by PA Consulting.

    Mirant Kendall sells steam to a subsidiary of NSTAR pursuant to a Steam Supply Agreement dated October 1, 2000 (the "Kendall Steam Agreement"). The Kendall Steam Agreement contains a demand charge, consumption charge, and condensate return charge and expires after the term of the Projected Operating Results; however, either party may terminate the agreement with 24 months' prior notice. The consumption charge is indexed to a specified fuel price. For the purposes of the Projected Operating Results, we have assumed a steam demand and consumption consistent with historical usage as reported by Mirant Kendall. For the purpose of projecting the consumption charge under the Kendall Steam Agreement, we have assumed that the contract fuel index will increase according to the fuel price projection for the Kendall Facility as projected by PA Consulting.

  Mirant Texas

    Mirant Texas entered into two Tolling Agreements with MAEM dated October 8, 1999 and June 27, 2000 (collectively, the "Bosque PPA") for the purchase of the output of Bosque Units 1 and 2 and Bosque Unit 3, respectively. The Bosque PPA terminates with respect to Bosque Units 1 and 2 on June 1, 2005 and with respect to Bosque Unit 3 on December 31, 2003. We have assumed that MAEM will take all the power available from Bosque Units 1, 2 and 3 during the respective terms of the Bosque PPA.

    The Bosque PPA provides for a series of payments to be provided by MAEM to Mirant Texas in exchange for a pre-determined amount of power (at a selected heat rate) and the fuel necessary to provide that output. These payments include a capacity payment, an O&M charge, and a run charge for Bosque Units 1 and 2 and a capacity and O&M payment for Bosque Unit 3. The capacity payments are adjusted to reflect the difference between actual performance and a guaranteed capacity, a guaranteed heat rate, and a guaranteed annual average equivalent availability. There are deadbands associated with the guaranteed output and heat rate. The annual capacity charges received by Mirant Texas are adjusted up or down for actual output and heat rate above the deadbands. The guaranteed equivalent availability is adjusted depending on the hours of operation in a year. The annual capacity charge received by Mirant Texas is adjusted based upon the difference between the annual equivalent availability and the guaranteed equivalent availability.

    MAEM will provide at no cost to the Mirant Texas all fuel required by the facility, including all fuel required for normal startup and testing, and will pay all associated transportation cost to the fuel delivery points. MAEM will pay Mirant Texas an annual O&M charge for Bosque Units 1 and 2 based on a predetermined schedule and the ratio of the cumulative hours of operation and cumulative

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number of times each unit is started. The O&M charge for Bosque Unit 3 is fixed through December 31, 2003. For the purposes of the Projected Operating Results, we have assumed that the number of starts will be as estimated by PA Consulting.

    MAEM will also pay Mirant Texas a run charge, which is based upon the total number of hours that each unit has operated since commercial operation, regardless if the unit was synchronized and producing electricity, but excluding hours operated during optional capacity or heat rate tests.

    For the Projected Operating Results, we have assumed that: (1) the demonstrated capacity will be greater than the guaranteed capacity by approximately 55 MW; (2) the projected annual average heat rates will be as estimated by PA Consulting; (3) an equivalent availability of 98 percent during June through September and 95 percent for the remainder of the year for Bosque Units 1 and 2 and an equivalent availability of 97 percent during June through September and 94 percent for the remainder of the year for Bosque Unit 3; and (4) the hours for which the run charge is applicable will be equal to the dispatched hours as projected by PA Consulting.

  State Line Energy

    The State Line PPA was entered into on April 17, 1996, and sets forth the terms and conditions under which ComEd schedules the operation of and purchases electricity from the State Line Facility for a term of 15 years ending December 30, 2012. The State Line PPA allows ComEd the sole and exclusive right to dispatch the delivery of electric energy from the State Line Facility at a rate up to the State Line Facility's net dependable capacity of 515 MW. In the event excess capacity would exist from time to time, ComEd has the first right of refusal for the purchase of the energy generated from such excess capacity. The State Line PPA was amended in February 2000 and again in September 2000, to increase the State Line Facility's net dependable capacity available for dispatch by ComEd from the original amount of not less than 490 MW to not less than 515 MW through the term of the State Line PPA.

    Under the State Line PPA, State Line Energy receives revenues from the sale of capacity and energy to ComEd, consisting of a capacity charge, a non-fuel energy charge and various miscellaneous charges. Components of the capacity charge and energy charge are escalated annually by an O&M adjustment factor. The capacity charge is further adjusted by a seasonal availability adjustment factor intended to measure performance of the State Line Facility relative to targeted equivalent availability factors. The specified equivalent availability factor is set by the State Line PPA after the first two Contract Years at 90 percent for summer months and 75 percent for non-summer months through the term of the State Line PPA.

    ComEd supplies all coal necessary for the operation of the State Line Facility during the term of the State Line PPA. In addition, ComEd is responsible for the transfer of sufficient SO2 allowances from its system necessary for the emission of SO2 from the State Line Facility resulting from the consumption of coal supplied by ComEd during the term of the State Line PPA. ComEd is not obligated to provide SO2 allowances to the State Line Facility beyond the term of the State Line PPA. In the event additional NOX emissions requirements are imposed on the State Line Facility, State Line Energy shall be entitled to a monthly NOX compliance cost payment during the term of the State Line PPA intended to reimburse State Line Energy for the capital and/or incremental operational cost increases incurred by State Line Energy. If State Line Energy is required to install capital equipment to comply with NOX regulations, under the terms of the State Line PPA, ComEd will be required to pay State Line Energy a monthly payment based on the amortization of the capital costs. Such additional monthly payment would be payable during the term of the State Line PPA, which expires on December 30, 2012, but the amortization of the capital costs would be calculated from the in-service date of the capital addition until December 30, 2022.

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    For the Projected Operating Results, we have assumed that: (1) the net dependable capacity will be equal to 515 MW; and (2) equivalent availability factors will be equal to the specified equivalent availability factors set forth in the State Line PPA.

  Mirant Neenah

    The Neenah Facility sells power to Wisconsin Electric under a Power Purchase Agreement between Mirant Neenah and Wisconsin Electric dated August 28, 1998 (the "Neenah PPA"). The Neenah PPA provides for provisions of fuel and the purchase of the output from the first and second units of the Neenah Facility. The term of the Neenah PPA ends on July 1, 2008.

    The Neenah PPA provides for a series of payments to be provided by Wisconsin Electric to Mirant Neenah in exchange for a pre-determined amount of power (at a selected heat rate) and the fuel necessary to provide that output. These payments include a start charge and a running charge. The capacity payment is adjusted to reflect the difference between actual performance and a guaranteed capacity, a guaranteed heat rate, and a guaranteed annual average equivalent availability. There are deadbands associated with the guaranteed output and heat rate. The annual capacity charge received by Mirant Neenah is adjusted up or down for actual output and heat rate above the deadbands. The guaranteed equivalent availability is adjusted depending on the hours of operation in a year. The annual capacity charge received by Mirant Neenah is adjusted based upon the difference between the annual equivalent availability and the guaranteed equivalent availability.

    Wisconsin Electric provides the fuel required by the Neenah Facility to meet the obligations of the Neenah PPA at no cost to Mirant Neenah, and will pay all associated transportation costs to the Neenah Facility.

    In addition to the capacity payment, Wisconsin Electric pays a start-up charge and a running charge. The start-up charge is dependent upon the cumulative number of successful normal start-ups and is limited to one successful start during any dispatch period. The running charge is assessed on each combustion turbine and is dependent on the fuel type utilized for each hour. Both the start-up charge and running charge are adjusted annually for inflation. For the purposes of the Projected Operating Results, we have assumed that the number of starts will be as estimated by PA Consulting.

    For the Projected Operating Results, we have assumed that: (1) the demonstrated capacity will be equal to the guaranteed capacity; (2) the annual average heat rates will be estimated by PA Consulting; (3) an equivalent availability of 96.0 percent per year; and (4) the number of starts and hours for which the running charge is applicable will be determined by PA Consulting.

  Revenues from Market Electricity Sales

    All non-contract energy generated by the Mirant Generation Facilities has been assumed to be sold to the market at market electricity rates. Market electricity rates were estimated by PA Consulting in 2000 dollars for each of the Mirant Generation Facilities and have been adjusted for inflation. For the purposes of the Projected Operating Results, the general inflation rate has been assumed to be 2.6 percent per year based on a March 10, 2001 projection prepared by Blue Chip Economic Indicators.

Annual Operating Expenses

  Fuel Costs

    All of the Mirant Generation Facilities purchase fuel on a short-term basis at rates which are at or near market rates. PA Consulting has projected long-term fuel prices. For the purposes of the Projected Operating Results, we have assumed fuel prices equal to the projections prepared by PA Consulting in 2000 dollars and adjusted for inflation.

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  Operating and Maintenance Costs

    For the purposes of developing the Projected Operating Results, operating and maintenance expenses for the Mirant Generation Facilities have been estimated by Mirant Generation. These estimates include annual costs for payroll, materials and supplies, outside services, including contractors, and variable operating and maintenance expenses. Mirant Generation's estimate of operating and maintenance expenses for the coal plants include the costs of ash disposal, net of ash sold. Mirant Generation has projected that the cost of operating and maintaining the Lovett, Kendall, Canal and Potrero Facilities will decrease over the next few years as efficiencies are implemented. All operation and maintenance expenses have been provided in 2001 dollars and have been assumed to escalate at the general rate of inflation.

    Although we have not reviewed each individual expense constituting Mirant Generation's estimate of operating and maintenance expenses and capital expenditures and the methodology used to develop the estimates, we have reviewed the combined projection of operating and maintenance expenses and capital expenditures in comparison to the costs of similar plants with which we are familiar. Based on our review, we are of the opinion that Mirant Generation's estimates of the costs of operating and maintaining the Mirant Generation Facilities, including provision for capital expenditures and major maintenance, are within the range of the costs of similar plants with which we are familiar.

  Emissions Allowances

    Mirant Generation has acquired or has been allocated the SO2 and NOX allowances associated with the Mirant Generation Facilities. We have included the cost of allowances as an additional operating expense for the Mirant Generation Facilities. In the event that excess allowances are available for sale, we have assumed that Mirant Generation would sell the allowances at market prices. The deficit or excess of allowances has been estimated based on the assumed emission rates as estimated by Mirant Generation, the capacity factors projected by PA Consulting, and the allocated SO2 and NOX allowances. The market SO2 allowance price has been assumed to be $150 per ton in 2001 dollars and has been assumed to increase thereafter at the rate of inflation. Market NOX allowance prices have been assumed to be $1,000 per ton through 2002, $2,300 in 2003, $2,000 in 2004 and $1,700 in 2005 and assumed to increase thereafter at the rate of inflation.

    It should be noted that PA Consulting has assumed SO2 and NOX allowance prices that are significantly higher than those assumed in the Projected Operating Results. In the event that the actual allowance prices are as assumed by PA Consulting, the projected minimum and average interest coverage ratios over the term of the Notes would decrease by approximately 0.07 and 0.08, respectively.

  General and Administrative and Other Expenses

    Mirant Generation has estimated certain general and administrative costs which have been included in the Projected Operating Results. These costs include, among other things, support services such as power marketing, computer systems and services, human resources, and accounting. These expenses have been assumed to increase at the general rate of inflation.

    In addition, Mirant Generation has estimated other expenses, which have also been included in the Projected Operating Results. Property taxes have been estimated by Mirant Generation for 2001 and have been assumed to escalate at the rate of inflation, with the exception of the Mirant New York Facilities, for which the property taxes have been assumed to remain flat based on Mirant Generation's expectation of its current negotiations with the local authorities. Mirant Generation's property tax estimates for the Chalk Point, Dickerson, and Morgantown Facilities reflect exemptions beginning in 2001 for machinery used to generate electricity.

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Capital Expenditures

    For the purposes of the Projected Operating Results, Mirant Generation has estimated the costs of capital improvements to the Mirant Generation Facilities. These capital expenditures include the cost of certain environmental control equipment assumed by Mirant Generation to be added at certain of the Mirant Generation Facilities; however, Mirant Generation and its affiliates regularly reevaluates cost-effective alternatives to achieve compliance with future environmental regulations. These improvements include the installation of: (1) low-NOX burners at Chalk Point Units 1 and 2 in 2002; (2) SCRs at Chalk Point Units 1 and 2 in 2006 and 2008, respectively; (3) SOFA systems at Dickerson Units 1, 2 and 3 in 2002, 2003, and 2003, respectively; (4) SCRs/SNCRs at Morgantown Units 1 and 2 in 2006 and 2008, respectively; (5) low-NOX burners and SOFA systems at Potomac River Units 3, 4 and 5 in 2007, 2007, and 2008, respectively; (6) an SCR at State Line Unit 4 in 2013; (7) Gunderbooms at the Lovett Facility in 2003; (8) Gunderbooms at the Contra Costa and Pittsburg Facilities in 2003; (9) SCRs at Pittsburg Units 1, 2, 3 and 4 in 2003; (10) low-NOX burners and an SCR at Pittsburg Unit 5 in 2001 and 2002, respectively; (11) SCRs at Pittsburg Unit 6 and 7 in 2002 and 2003, respectively; (12) an SCR at Potrero Unit 3 in 2004; (13) low-NOX burners and an SCR at Contra Costa Unit 6 in 2001 and 2003, respectively; and (14) an SCR at Contra Costa Unit 7 in 2001.

Annual Interest

    We have included interest on all Mirant Generation debt. In addition to the Notes, Mirant Generation has previously incurred additional debt, a portion of which is assumed to be refinanced with additional debt by the end of 2001. We have included interest payments on the principal amount of the Notes and the other Mirant Generation debt at interest rates estimated by the Representative of the Initial Purchasers resulting in a weighted average interest rate over the term of the Notes of approximately 8.3 percent per year. The scheduled amortization of the 2006, 2011 and 2031 Notes consists of single payments due on May 1, 2006, May 1, 2011 and May 1, 2031, respectively. Mirant Generation has assumed that the Notes will be refinanced upon maturity at the same principal amount and interest rate. No additional costs of issuance have been included. We have also included interest on a revolving credit facility to be used to fund certain of the capital expenditures. Mirant Generation has identified certain capital expenditures to be funded through the revolving credit facility for the Base Case Projected Operating Results and the sensitivities. Interest on the revolving credit facility has been estimated by the Representative of the Initial Purchasers. No principal amortization of any of the Mirant Generation debt has been assumed.

Interest Coverage

    Interest coverage has been calculated as the cash available for debt service divided by interest on all Mirant Generation debt. On the basis of our studies and analyses of the Mirant Generation Facilities and the assumptions set forth in this Report, we are of the opinion that, for the Base Case Projected Operating Results, the projected revenues from the sale of electricity are adequate to pay annual operating and maintenance expenses (including capital expenditures and major maintenance), fuel expense, and other operating expenses. Such revenues provide an annual interest coverage on the Notes of at least 2.71 times the annual interest requirement in each year during the term of the Notes and a weighted average coverage of 4.27 times the annual interest requirement over the term of the Notes. There is insufficient cash available after the payment of interest in 2006, 2011 and 2031 to repay the entire principal due on the Notes. Mirant Generation has assumed that the Notes will be refinanced upon maturity. The weighted average interest coverage has been calculated as the total net operating revenues less capital expenditures over the term of the Notes divided by the total interest payments over the term of the Notes. Annual interest coverages through December 31, 2030 are presented in Exhibit A-1.

A–45

Sensitivity Analyses

    Due to the uncertainties necessarily inherent in relying on assumptions and projections, it should be anticipated that certain circumstances and events may differ from those assumed and described herein and that such will affect the results of our Base Case Projected Operating Results for the Mirant Generation Facilities. In order to demonstrate the impact of certain circumstances on the Base Case Projected Operating Results, certain sensitivity analyses have been developed. It should be noted that other examples could have been considered and those presented are not intended to reflect the full extent of possible impacts on the Mirant Generation Facilities. The sensitivities are not presented in any particular order with regard to the likelihood of any case actually occurring. In addition, no assurance can be given that all relevant sensitivities have been presented, that the level of each sensitivity is the appropriate level for testing purposes, or that only one (rather than a combination of more than one) of such variations or sensitivities could impact the Mirant Generation Facilities in the future.

    These sensitivity analyses present the Projected Operating Results assuming, respectively, that: (a) the market electricity prices, energy sales, and fuel prices are equal to the "Low Fuel Price" scenario prepared by PA Consulting; (b) the market electricity prices, energy sales, and fuel prices are equal to the "High Fuel Price" scenario prepared by PA Consulting; (c) the market electricity prices, energy sales, and fuel prices are equal to the "Capacity Overbuild" case prepared by PA Consulting; (d) the market electricity prices, energy sales, and fuel prices are equal to the "High Hydro" case prepared by PA Consulting; (e) the market electricity prices are reduced, with corresponding decreases in fuel prices as projected by PA Consulting, such that the interest coverage on Mirant Generation debt is equal to 1.00 in all years; (f) the availability of the Mirant Generation Facilities is reduced by 5 percentage points; (g) the heat rates of the Mirant Generation Facilities are 5 percent higher than that assumed in the Base Case; and (h) the non-fuel related operating expenses of the Mirant Generation Facilities are 10 percent higher than that assumed in the Base Case. The sensitivity analyses are presented as Exhibits A-2 through A-9 to this Report.

    For the purposes of (a), (b), (c) and (d), PA Consulting has prepared additional projections of dispatch and market electricity prices. The assumptions used in the various market price scenarios are discussed in detail in the PA Consulting report attached as Annex B to the Offering Circular. In addition, for the purposes of (e), PA Consulting has estimated the reduction in fuel prices for each unit based upon the reduction in the market electricity price. Based on discussions with PA Consulting, market electricity prices, energy sales, and fuel prices have been assumed to be the same as the Base Case for the purposes of (f), (g), and (h).

    It should be noted that case (e), the breakeven market price case, has been prepared assuming corresponding decreases in fuel prices as projected by PA Consulting. This case results in a weighted average decrease in market electricity prices of approximately 31 percent to reduce interest coverage on Mirant Generation debt of 1.00 in each year during the term of the Notes. We have not included this fuel correlation in similar breakeven analyses in previous reports. We have included this case at Mirant Generation's request and have not determined whether the assumed level of correlation between the market electricity prices and fuel costs is reasonable. We have performed an additional breakeven analysis assuming no fuel correlation, which has resulted a weighted average decrease in market electricity prices of approximately 24 percent to reduce interest coverage on Mirant Generation debt of 1.00 in each year during the term of the Notes.

Summary Comparison of Projected Operating Results

    A summary of the interest coverages for the Base Case Projected Operating Results and each sensitivity case is presented in Table 25.

A–46

Table 25
Projected Interest Coverage (1)

	BaseCase	Sensitivity Cases
		A	B	C	D	E	F	G	H
Year Ending Dec 31,		Low Fuel Market Price Scenario	High Fuel Market Price Scenario	Capacity Overbuild Market Price Scenario	High Hydro Market Price Scenario	Breakeven Market Prices with Fuel Correlation (2)	Reduced Availability	Increased Heat Rate	Increased Operating Expenses
2001	5.98	5.46	5.97	5.94	4.26	1.00	5.54	5.45	5.63
2002	3.66	3.46	3.91	3.64	2.71	1.00	3.37	3.31	3.40
2003	3.03	2.81	3.38	3.01	2.06	1.00	2.76	2.70	2.75
2004	2.73	2.55	3.02	2.25	2.38	1.00	2.48	2.45	2.52
2005	2.71	2.64	3.00	2.01	2.71	1.00	2.47	2.48	2.51
2010	3.35	2.96	4.57	2.67	3.35	1.00	3.05	3.11	3.10
2015	4.02	3.55	6.81	3.73	4.02	1.00	3.69	3.74	3.72
2020	4.32	4.06	7.92	4.39	4.32	1.00	3.96	4.03	3.98
2025	5.51	5.13	9.51	5.83	5.51	1.00	5.09	5.17	5.13
2030	6.57	6.04	11.12	7.27	6.57	1.00	6.08	6.18	6.15
Minimum (3)	2.71	2.53	3.00	2.01	2.06	1.00	2.46	2.45	2.47
Average (4)	4.27	3.91	6.76	4.15	4.15	1.00	3.92	3.97	3.95

(1)
Interest coverages beyond 2005 assume the refinancing of the Notes at the same interest rates, as estimated by the Representative of the Initial Purchasers.
(2)
Represents coverage on the interest payments on the Notes assuming the market electricity price is reduced, with corresponding decreases in fuel prices as estimated by PA Consulting, such that the total operating revenue results in an interest coverage of 1.00 in all years.
(3)
Represents minimum interest coverage during any year over the term of the Notes assuming no principal repayment.
(4)
Represents the weighted average interest coverage over the term of the Notes assuming no principal repayment.

    In addition to these sensitivity cases, Mirant Generation has requested that we calculate the interest coverages removing any contribution from: (1) Mirant Mid-Atlantic and (2) Mirant California. In the case where Mirant Mid-Atlantic makes no contribution to Mirant Generation, the projected minimum and average interest coverage ratios over the term of the Notes would decrease to 1.02 and 1.92, respectively. In the case where Mirant California makes no contribution to Mirant Generation, the projected minimum and average interest coverage ratios over the term of the Notes would decrease to 2.09 and 3.46, respectively.

PRINCIPAL CONSIDERATIONS AND ASSUMPTIONS
USED IN THE PROJECTION OF OPERATING RESULTS

    In the preparation of this Report and the opinions that follow, we have made certain assumptions with respect to conditions which may exist or events which may occur in the future. While we believe these assumptions to be reasonable for the purpose of this Report, they are dependent upon future events, and actual conditions may differ from those assumed. In addition, we have used and relied upon certain information provided to us by sources which we believe to be reliable. While we believe the use of such information and assumptions to be reasonable for the purposes of our Report, we offer no other assurances thereto and some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions differ from those assumed herein or provided to us by others, the actual results will vary from those projected herein. This Report summarizes our work up to the date of the Report. Thus, changed conditions occurring or becoming known after such date could affect the material presented to the extent of such changes.

    The principal considerations and assumptions made by us in developing the Base Case Projected Operating Results and the principal information provided to us by others include the following:

A–47

       1. As Independent Engineer, we have made no determination as to the validity and enforceability of any contract, agreement, rule, or regulation applicable to the Mirant Generation Facilities and its operations. However, for purposes of this Report, we have assumed that all such contracts, agreements, rules, and regulations will be fully enforceable in accordance with their terms and that all parties will comply with the provisions of their respective agreements.

       2. Our review of the design of the Mirant Generation Facilities was based on information provided by Mirant Generation and its affiliates and subsidiaries.

       3. Mirant Generation and its affiliates and subsidiaries will maintain the Mirant Generation Facilities in accordance with good engineering practice, will perform all required major maintenance in a timely manner, and will not operate the equipment to cause it to exceed the equipment manufacturers' recommended maximum ratings.

       4. Mirant Generation and its affiliates and subsidiaries will employ or contract for qualified and competent operations, maintenance and general management personnel and will provide such personnel to Mirant Generation, which will generally operate the Mirant Generation Facilities in a sound and businesslike manner.

       5. Inspections, overhauls, repairs and modifications are planned for and conducted in accordance with manufacturers' recommendations, and with special regard for the need to monitor certain operating parameters to identify early signs of potential problems.

       6. All licenses, permits and approvals, and permit modifications necessary to operate the Mirant Generation Facilities have been, or will be, obtained on a timely basis and any changes in required licenses, or permits and approvals will not require reduced operation of, or increased costs to, the Mirant Generation Facilities.

       7. The CPI-U, general inflation, and all related indices will increase at a rate of 2.6 percent per year based on a March 10, 2001 projection prepared by Blue Chip Economic Indicators.

       8. Mirant Generation and its affiliates and subsidiaries will operate the Mirant Generation Facilities at the load levels projected by PA Consulting, resulting in the annual average heat rates assumed in the Projected Operating Results. The quantities of market electricity sales, number of starts, market prices of electricity, and the cost of fuel for the Mirant Generation Facilities will be as projected by PA Consulting, including the receipt of RMR Payments for the Mirant California Facilities through 2008.

       9. All revenue from the Mirant Generation Facilities beginning January 1, 2001 will be available to pay interest on the Notes.

      10. The lease on the Dickerson Facility, which expires in 2028, will be renewed through the term of the Notes.

      11. For the purposes of estimating operating expenses, the price of SO2 allowances will be $150 per ton in 2001 dollars and will increase thereafter at the rate of inflation. The price of NOX emissions allowances will be $1,000 per ton through 2002, $2,300 per ton in 2003, $2,000 per ton in 2004, and $1,700 per ton in 2005 and will increase thereafter at the rate of inflation.

      12. The non-fuel operating and maintenance expenses, including the cost of major maintenance, will be consistent with the projection provided by Mirant Generation in 2000 dollars, and will increase at the assumed change in the general inflation rate, except for property taxes, which have been assumed to remain constant, and the lease payments for the Mirant Mid-Atlantic Facilities.

      13. The capital improvements to the Mirant Generation Facilities assumed in the Projected Operating Results will be implemented at the estimated costs and in the time frames proposed by

A–48

  Mirant Generation. Certain of the capital expenditures, as identified by Mirant Generation, will be funded through a revolving credit facility.

      14. The interest rates on Mirant Generation debt will be as estimated by the Representative of the Initial Purchasers, resulting in a weighted average interest rate over the term of the Notes of approximately 8.3 percent per year.

      15. The Notes will be refinanced upon maturity, as assumed by Mirant Generation, at the same respective interest rates as the Notes, as estimated by the Representative of the Initial Purchasers.

CONCLUSIONS

    Set forth below are the principal opinions we have reached after our review of the Mirant Generation Facilities. For a complete understanding of the estimates, assumptions, and calculations upon which these opinions are based, the Report and the Supplement should be read in their entirety. On the basis of our review and analyses of the Mirant Generation Facilities and the assumptions set forth in this Report, we are of the opinion that:

       1. The sites for the Mirant Generation Facilities are suitable for the Mirant Generation Facilities' continued operation.

       2. The Mirant Generation Facilities have been operated and maintained in accordance with generally accepted industry practices, and the technologies in use at the Mirant Generation Facilities are sound, proven conventional methods of electric generation. If operated and maintained as proposed by Mirant Generation and the project companies, the Mirant Generation Facilities should be capable of meeting the requirements of the respective power purchase agreements and currently applicable environmental permit requirements. Furthermore, all off-site requirements of the Mirant Generation Facilities have been adequately provided for, including fuel supply, water supply, ash and wastewater disposal, and electrical interconnection.

       3. The Mirant Generation Facilities should be capable of achieving the projected annual average net capacities, annual equivalent availability factors, net generation, and net heat rates assumed in the Projected Operating Results.

       4. Provided that: (1) the units are operated and maintained by Mirant Generation in accordance with the policies and procedures as presented by Mirant Generation; (2) all required renewals and replacements are made on a timely basis as the units age; and (3) fuels burned by the units are within the expected ranges with respect to quantity and quality, the Mirant Generation Facilities should have useful lives of at least 20 years.

       5. Through either the experience of the existing personnel or other Mirant operating subsidiaries, Mirant Generation has demonstrated the capability to operate the Mirant Generation Facilities. With the exception of the Neenah and Bosque Facilities, for which operating procedures have not been reviewed, the operating programs and procedures which are currently in place for the Mirant Generation Facilities are consistent with generally accepted practices in the industry, and Mirant Generation has incorporated organizational structures that are comparable to other facilities using similar technologies.

       6. The ESAs and updated report for the sites of the Mirant Mid-Atlantic Facilities were conducted in a manner consistent with industry standards, using comparable industry protocols for similar studies with which we are familiar. With respect to the other Mirant Generation Facilities, because no updated ESAs of previous or recent environmental investigations regarding the potential for site contamination issues at the other sites have been provided for our review, we can

A–49

  offer no opinion with respect to potential site contamination issues at the sites of the other Mirant Generation Facilities, if any, or potential future remediation costs should contamination be found.

       7. The major permits and approvals required to operate the Mirant Generation Facilities have been obtained and are currently valid or are in the process of being renewed, and we are not aware of any technical circumstances that would prevent the renewal of the major permits or approvals.

       8. The Mirant Generation Facilities appear to be in material compliance with the various conditions set forth in the key permits and approvals and consent orders as applicable.

       9. Mirant Generation's estimates of the costs of operating and maintaining the Mirant Generation Facilities, including provision for capital expenditures and major maintenance, are within the range of the costs of similar plants with which we are familiar.

      10. For the Base Case Projected Operating Results, the projected revenues from the sale of electricity are adequate to pay annual operating and maintenance expenses (including capital expenditures and major maintenance), fuel expense, and other operating expenses. Such revenues provide an annual interest coverage on the Notes of at least 2.71 times the annual interest requirement in each year during the term of the Notes and a weighted average coverage of 4.27 times the annual interest requirement over the term of the Notes. There is insufficient cash available after the payment of interest in 2006, 2011 and 2031 to repay the entire principal due on the Notes. Mirant Generation has assumed that the Notes will be refinanced upon maturity.

Respectfully submitted,
/s/ R. W. BECK, INC.

A–50

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	49.4%	45.7%	43.6%	39.3%	37.8%	37.9%	37.7%	36.8%	36.6%	36.7%
Contract Energy Sales (GWh) (4)	6,339	6,598	4,662	3,140	2,746	2,521	2,558	2,403	2,451	2,544
Market Energy Sales (GWh) (4)	48,143	43,741	43,397	40,161	38,891	39,252	38,995	38,162	37,956	37,958

Total Energy Sales (GWh)	54,482	50,338	48,059	43,301	41,636	41,773	41,553	40,565	40,408	40,503
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	537,369	493,659	469,255	422,673	405,964	406,865	405,345	395,141	393,919	394,949
Average Net Heat Rate (Btu/kWh) (6)	9,863	9,807	9,764	9,761	9,750	9,740	9,755	9,741	9,749	9,751
SO2 Allowances Purchased (Tons) (7)	71,055	61,286	53,549	31,946	26,163	32,733	29,391	29,769	30,846	42,470
NOX Allowances Purchased (Tons) (8)	6,167	(381)	5,119	3,657	2,952	907	292	(2,099)	(1,971)	(1,831)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$43.43	35.89	29.72	34.80	29.11	28.45	28.78	26.55	22.78	22.31
Market Electricity Price ($/MWh) (11)	$69.21	60.44	57.22	53.05	51.18	53.57	56.39	58.03	60.99	63.52
Steam Price ($/MMBtu) (12)	$12.98	12.09	12.09	10.71	9.57	9.86	10.07	10.36	10.60	10.86
Fuel Price ($/MMBtu) (13)	$3.37	2.90	2.71	2.59	2.31	2.37	2.43	2.49	2.55	2.61
SO2 Allowances ($/Ton) (14)	$150	154	158	162	166	171	175	180	184	189
NOX Allowances ($/Ton) (15)	$1,000	1,000	2,300	2,000	1,700	1,744	1,790	1,836	1,884	1,933
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$28,168	27,605	29,677	19,285	2,249	311	258	258	0	0
Mirant New England	$149,243	101,246	0	0	0	0	0	0	0	0
Mirant Texas	$33,704	42,494	42,818	23,011	9,576	0	0	0	0	0
State Line	$49,830	50,958	51,452	52,126	52,661	53,434	54,211	54,963	55,845	56,763
Mirant Wisconsin	$14,322	14,475	14,615	14,849	15,436	17,981	19,154	8,571	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,452,190	1,276,686	1,131,958	1,055,042	1,027,571	1,127,472	1,158,541	1,157,979	1,191,457	1,241,658
Mirant California	$1,262,390	825,938	823,245	574,597	474,707	475,614	533,345	522,118	511,096	534,746
Mirant New York	$475,676	398,285	338,171	294,482	274,288	256,322	261,817	263,972	281,361	310,737
Mirant New England	$141,770	142,545	189,584	143,484	141,404	147,205	147,526	154,829	201,869	196,963
Mirant Texas	$0	0	0	62,760	72,150	95,796	97,225	98,503	98,351	98,979
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$130	89	113	147	247	260	354	16,993	30,853	27,855
Steam Revenues	$12,480	11,626	11,627	10,303	9,207	9,481	9,688	9,966	10,191	10,447

Total Operating Revenues	$3,619,903	2,891,947	2,633,260	2,250,086	2,079,496	2,183,876	2,282,119	2,288,152	2,381,023	2,478,148
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$535,696	485,365	429,800	426,205	403,409	425,724	430,784	434,640	448,976	465,888
Mirant California	$779,179	532,135	518,688	368,601	247,277	252,216	281,587	269,674	259,391	274,080
Mirant New York	$279,079	237,979	184,925	169,727	153,913	140,646	135,635	132,304	139,500	143,690
Mirant New England	$218,336	178,169	138,270	87,957	84,140	87,024	80,402	84,979	97,700	90,347
Mirant Texas	$0	0	0	43,077	47,515	56,772	56,651	56,642	55,205	54,844
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$44	29	32	45	76	76	80	4,105	5,358	3,017
Emissions Allowances	$16,815	9,046	20,204	12,451	9,309	7,114	5,611	1,444	1,923	4,457
Operations & Maintenance	$225,882	218,377	216,877	215,287	220,022	226,628	233,366	238,806	244,691	250,799
Major Maintenance	$17,120	17,923	17,554	15,920	16,057	18,011	19,024	16,798	16,973	17,072
Insurance	$15,964	16,448	16,872	17,308	17,763	18,225	18,695	19,184	19,684	20,200
Property and Gross Receipts Taxes (18)	$83,326	85,201	86,634	88,114	89,639	91,265	92,890	94,708	96,548	98,165
Facility Administration and General	$6,075	6,298	6,457	6,622	6,795	6,973	7,154	7,338	7,535	7,733
Corporate Administration and General	$45,274	46,455	47,661	48,897	50,173	51,479	52,817	54,187	55,595	57,040
Other (19)	$227,567	201,578	182,657	153,630	149,068	139,529	147,220	156,469	178,971	177,823

Total Operating Expenses	$2,450,357	2,035,003	1,866,630	1,653,841	1,495,156	1,521,682	1,561,915	1,571,278	1,628,049	1,665,156
NET OPERATING REVENUES ($000)	$1,169,546	856,945	766,630	596,245	584,340	662,194	720,204	716,873	752,974	812,993
CAPITAL EXPENDITURES (20)	$163,865	111,679	149,305	85,426	85,583	112,142	111,975	110,382	71,681	68,343
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	58,131	85,578	80,916	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$1,005,681	745,265	617,325	568,950	584,335	630,968	608,229	606,492	681,292	744,650
ANNUAL INTEREST ($000) (22)	$168,183	203,660	203,660	208,485	215,588	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	5.98	3.66	3.03	2.73	2.71	2.84	2.74	2.73	3.06	3.35
AVERAGE INTEREST COVERAGE (24)	4.27
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$99,554	73,957	54,209	24,989	19,494	9,159	15,836	24,212	45,829	43,709
EBITDA (25)	$1,269,100	930,902	820,839	621,234	603,834	671,353	736,040	741,085	798,803	856,702
INTEREST W/O CAP EX FACILITY (26)	$168,183	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	7.55	4.57	4.03	3.05	2.96	3.30	3.61	3.64	3.92	4.21
AVERAGE EBITDA/INT COVERAGE (28)	5.17

A–51

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	38.0%	37.0%	37.1%	36.9%	36.1%	35.5%	35.7%	35.3%	35.4%	34.2%
Contract Energy Sales (GWh) (4)	2,627	2,671	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	39,282	38,095	40,960	40,678	39,851	39,139	39,337	38,889	39,018	37,758

Total Energy Sales (GWh)	41,909	40,765	40,960	40,678	39,851	39,139	39,337	38,889	39,018	37,758
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	409,440	398,117	400,072	397,032	388,712	381,487	383,563	379,171	380,619	368,101
Average Net Heat Rate (Btu/kWh) (6)	9,770	9,766	9,767	9,760	9,754	9,747	9,751	9,750	9,755	9,749
SO2 Allowances Purchased (Tons) (7)	43,929	43,185	53,416	53,772	54,746	54,208	53,654	54,428	53,665	54,350
NOX Allowances Purchased (Tons) (8)	(1,508)	(1,607)	(983)	(835)	(1,058)	(1,207)	(1,206)	(1,115)	(1,126)	(1,479)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$21.97	21.94	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$65.08	67.24	68.23	69.69	71.48	73.31	75.36	77.83	79.61	80.44
Steam Price ($/MMBtu) (12)	$11.11	11.39	11.66	11.96	12.26	12.61	12.91	13.23	13.54	13.86
Fuel Price ($/MMBtu) (13)	$2.73	2.76	2.93	3.00	3.03	3.09	3.19	3.25	3.36	3.36
SO2 Allowances ($/Ton) (14)	$194	199	204	209	215	220	226	232	238	244
NOX Allowances ($/Ton) (15)	$1,983	2,035	2,088	2,142	2,197	2,255	2,313	2,373	2,435	2,498
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$57,697	58,605	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,305,417	1,317,938	1,369,384	1,384,193	1,415,649	1,436,988	1,473,937	1,527,143	1,557,539	1,602,335
Mirant California	$589,255	569,840	593,542	580,857	576,997	575,519	606,129	579,205	625,267	611,903
Mirant New York	$324,596	338,390	355,636	387,184	364,919	367,130	374,693	405,448	396,099	281,384
Mirant New England	$210,470	209,382	218,983	221,121	227,584	223,610	237,080	238,831	246,121	253,161
Mirant Texas	$99,559	99,461	98,997	98,965	95,008	93,812	95,357	94,128	94,149	93,642
State Line	$0	0	132,163	135,268	140,891	145,171	149,936	154,755	159,455	166,670
Mirant Wisconsin	$26,975	26,610	25,942	27,250	27,443	27,236	27,352	27,174	27,554	28,009
Steam Revenues	$10,689	10,955	11,215	11,498	11,786	12,131	12,417	12,728	13,023	13,332

Total Operating Revenues	$2,624,658	2,631,181	2,805,862	2,846,336	2,860,277	2,881,597	2,976,901	3,039,412	3,119,207	3,050,436
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$489,363	492,348	506,796	514,197	527,222	533,291	549,124	562,519	578,422	598,904
Mirant California	$317,178	305,308	320,604	312,486	297,283	296,188	314,320	293,560	325,906	313,050
Mirant New York	$152,094	146,634	153,483	171,804	157,377	158,692	161,026	176,140	169,417	117,858
Mirant New England	$101,597	100,844	106,682	107,237	115,331	109,411	119,964	121,193	126,162	128,752
Mirant Texas	$54,013	52,405	48,988	47,521	43,727	42,045	42,410	40,631	39,557	38,696
State Line	$0	0	34,460	34,572	36,108	36,720	37,404	37,688	39,257	36,719
Mirant Wisconsin	$2,158	1,622	817	1,566	1,468	1,523	807	891	953	715
Emissions Allowances	$5,506	5,301	8,837	9,451	9,424	9,209	9,332	9,974	10,023	9,570
Operations & Maintenance	$258,518	266,315	273,377	280,050	286,716	293,504	301,349	308,615	316,931	324,569
Major Maintenance	$22,469	23,170	22,666	20,541	20,643	23,139	24,472	21,626	21,842	22,023
Insurance	$20,725	21,258	21,812	22,382	22,963	23,554	24,167	24,800	25,444	26,103
Property and Gross Receipts Taxes (18)	$99,894	101,685	103,513	105,448	107,399	109,397	111,444	113,541	115,711	117,934
Facility Administration and General	$7,928	8,136	8,347	8,561	8,787	9,015	9,242	9,489	9,734	9,990
Corporate Administration and General	$58,526	60,049	61,608	63,208	64,853	66,541	68,267	70,045	71,864	73,735
Other (19)	$172,607	171,017	178,563	172,542	152,651	193,714	188,881	150,962	186,697	153,371

Total Operating Expenses	$1,762,576	1,756,092	1,850,553	1,871,566	1,851,951	1,905,942	1,961,525	1,941,390	2,036,351	1,974,527
NET OPERATING REVENUES ($000)	$862,082	875,089	955,309	974,770	1,008,325	975,655	1,015,376	1,098,022	1,082,856	1,075,908
CAPITAL EXPENDITURES (20)	$117,126	118,159	95,645	86,072	115,004	87,685	102,649	129,279	80,694	116,651
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$744,956	756,930	859,663	888,698	893,322	887,969	912,727	968,743	1,002,162	959,257
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	3.35	3.40	3.87	4.00	4.02	3.99	4.11	4.36	4.51	4.32
AVERAGE INTEREST COVERAGE (24)	4.27
EBITDA ADJUSTMENTS TO
NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$37,489	34,989	41,490	34,489	13,489	53,489	47,489	8,489	42,988	8,489
EBITDA (25)	$899,571	910,078	996,799	1,009,259	1,021,814	1,029,144	1,062,865	1,106,511	1,125,844	1,084,397
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	4.42	4.47	4.89	4.96	5.02	5.05	5.22	5.43	5.53	5.32
AVERAGE EBITDA/INT COVERAGE (28)	5.17

A–52

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%
Contract Energy Sales (GWh) (4)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758

Total Energy Sales (GWh)	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101
Average Net Heat Rate (Btu/kWh) (6)	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749
SO2 Allowances Purchased (Tons) (7)	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350
NOX Allowances Purchased (Tons) (8)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$82.75	85.13	87.59	90.13	92.75	95.45	98.24	101.12	104.09	107.16
Steam Price ($/MMBtu) (12)	$14.20	14.54	14.89	15.26	15.63	16.01	16.40	16.80	17.22	17.64
Fuel Price ($/MMBtu) (13)	$3.46	3.55	3.65	3.76	3.86	3.97	4.09	4.20	4.32	4.44
SO2 Allowances ($/Ton) (14)	$251	257	264	271	278	285	292	300	308	316
NOX Allowances ($/Ton) (15)	$2,563	2,630	2,698	2,769	2,841	2,914	2,990	3,068	3,148	3,229
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,642,913	1,684,669	1,727,643	1,771,876	1,817,410	1,864,292	1,912,569	1,962,290	2,013,508	2,066,276
Mirant California	$635,239	659,465	684,611	710,726	737,834	765,973	795,193	825,528	857,013	889,711
Mirant New York	$287,684	294,131	300,733	307,491	314,411	321,491	328,739	336,158	343,754	351,526
Mirant New England	$261,235	269,573	278,177	287,060	296,230	305,695	315,467	325,554	335,969	346,719
Mirant Texas	$96,345	99,127	101,988	104,937	107,970	111,089	114,304	117,609	121,011	124,514
State Line	$172,182	177,878	183,766	189,854	196,145	202,649	209,372	216,321	223,506	230,932
Mirant Wisconsin	$28,749	29,508	30,288	31,088	31,910	32,753	33,619	34,508	35,421	36,358
Steam Revenues	$13,654	13,984	14,323	14,671	15,028	15,395	15,773	16,159	16,557	16,966

Total Operating Revenues	$3,138,001	3,228,335	3,321,529	3,417,703	3,516,938	3,619,337	3,725,036	3,834,127	3,946,739	4,063,002
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$614,782	631,087	647,830	665,024	682,679	700,810	719,428	738,549	758,184	778,349
Mirant California	$322,883	333,038	343,532	354,377	365,579	377,162	389,138	401,510	414,303	427,529
Mirant New York	$121,063	124,357	127,742	131,222	134,796	138,471	142,246	146,126	150,115	154,214
Mirant New England	$133,072	137,535	142,148	146,917	151,844	156,938	162,202	167,641	173,265	179,079
Mirant Texas	$39,823	40,985	42,181	43,411	44,677	45,982	47,324	48,704	50,125	51,589
State Line	$39,744	40,237	40,736	41,243	41,754	42,272	42,796	43,328	43,865	44,409
Mirant Wisconsin	$736	759	782	806	830	855	881	908	936	964
Emissions Allowances	$9,821	10,071	10,337	10,605	10,882	11,167	11,454	11,750	12,055	12,373
Operations & Maintenance	$333,008	341,664	350,552	359,663	369,022	378,610	388,456	398,554	408,912	419,547
Major Maintenance	$29,028	29,911	29,295	26,530	26,660	29,889	31,622	27,934	28,232	28,464
Insurance	$26,779	27,482	28,193	28,929	29,676	30,454	31,237	32,053	32,888	33,741
Property and Gross Receipts Taxes (18)	$120,228	122,583	125,001	127,479	130,021	132,632	135,303	138,053	140,868	143,758
Facility Administration and General	$10,246	10,515	10,787	11,064	11,353	11,652	11,952	12,262	12,583	12,913
Corporate Administration and General	$75,650	77,620	79,642	81,708	83,831	86,015	88,251	90,542	92,895	95,312
Other (19)	$91,301	86,610	74,757	69,898	71,428	68,184	132,436	139,744	95,203	86,673

Total Operating Expenses	$1,968,164	2,014,453	2,053,515	2,098,876	2,155,032	2,211,094	2,334,726	2,397,659	2,414,429	2,468,915
NET OPERATING REVENUES ($000)	$1,169,837	1,213,882	1,268,014	1,318,827	1,361,906	1,408,244	1,390,310	1,436,469	1,532,309	1,594,088
CAPITAL EXPENDITURES (20)	$138,471	112,439	140,901	134,816	137,925	134,451	163,709	158,067	128,988	134,415
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$1,031,365	1,101,443	1,127,113	1,184,010	1,223,981	1,273,792	1,226,601	1,278,401	1,403,322	1,459,673
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	4.64	4.95	5.07	5.33	5.51	5.73	5.52	5.75	6.31	6.57
AVERAGE INTEREST COVERAGE (24)	4.27
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$(54,879)	(60,896)	(74,110)	(80,369)	(80,273)	(84,993)	(22,262)	(16,511)	(62,652)	(72,821)
EBITDA (25)	$1,114,958	1,152,986	1,193,904	1,238,458	1,281,633	1,323,251	1,368,048	1,419,958	1,469,657	1,521,267
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	5.47	5.66	5.86	6.08	6.29	6.50	6.72	6.97	7.22	7.47
AVERAGE EBITDA/INT COVERAGE (28)	5.17

A–53

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
MIRANT MID-ATLANTIC
PERFORMANCE
Capacity (MW)	5,266	5,266	5,266	5,266	5,266	5,266	5,266	5,266	5,266	5,266
Availability (%)	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%
Capacity Factor (%) (3)	54.5%	52.1%	50.0%	48.1%	47.9%	49.7%	49.5%	49.3%	49.5%	50.3%
Energy Generation (GWh)	25,125	24,039	23,068	22,205	22,116	22,912	22,834	22,720	22,847	23,190
Heat Rate (Btu/kWh) (6)	9,736	9,716	9,655	9,700	9,709	9,698	9,694	9,680	9,686	9,683
Fuel Consumption (BBtu)	244,605	233,562	222,736	215,397	214,721	222,190	221,360	219,944	221,296	224,549
SO2 Allowances Purchased (Tons) (7)	84,301	77,030	75,310	61,075	60,220	67,094	67,468	68,003	68,562	79,741
NOX Allowances Purchased (Tons) (8)	7,669	1,879	5,843	3,999	3,264	1,528	1,218	(1,104)	(1,227)	(1,098)
COMMODITY PRICES
Market Electricity Price ($/MWh) (11)	$57.80	53.11	49.07	47.51	46.46	49.21	50.74	50.97	52.15	53.54
Fuel Price ($/MMBtu) (13)	$2.19	2.08	1.93	1.98	1.88	49.21	50.74	50.97	52.15	53.54
OPERATING REVENUES ($000)
Market Electricity Revenue	$1,452,190	1,276,686	1,131,958	1,055,042	1,027,571	1,127,472	1,158,541	1,157,979	1,191,457	1,241,658

Total Operating Revenues	$1,452,190	1,276,686	1,131,958	1,055,042	1,027,571	1,127,472	1,158,541	1,157,979	1,191,457	1,241,658
OPERATING EXPENSES ($000) (17)
Fuel	$535,696	485,365	429,800	426,205	403,409	425,724	430,784	434,640	448,976	465,888
Emissions Allowances	$20,315	13,736	25,332	17,892	15,557	14,107	13,984	10,181	10,318	12,946
Operations & Maintenance	$100,050	89,464	88,243	86,160	88,392	91,820	94,702	97,258	99,733	102,342
Major Maintenance	$5,987	5,823	5,697	6,064	6,172	6,353	6,575	6,838	6,848	7,620
Insurance	$4,702	4,824	4,949	5,078	5,211	5,346	5,485	5,627	5,775	5,924
Property Taxes (18)	$34,980	35,890	36,823	37,780	38,762	39,770	40,804	41,865	42,954	44,071
Production Service Center	$17,740	18,201	18,675	19,160	19,659	20,169	20,693	21,231	21,782	22,350
Corporate Administration & General	$6,852	7,030	7,212	7,400	7,593	7,790	7,993	8,200	8,414	8,632
Other (19)	$201,570	176,117	156,515	127,446	122,106	111,929	118,769	127,312	149,100	147,156

Total Operating Expenses	$927,892	836,450	773,245	733,185	706,861	723,008	739,788	753,152	793,899	816,930
NET OPERATING REVENUES ($000)	$524,298	440,237	358,713	321,857	320,710	404,464	418,753	404,826	397,558	424,729
CAPITAL EXPENDITURES ($000) (20)	$48,322	49,364	33,232	58,128	55,798	80,913	79,598	77,845	46,449	46,304
MIRANT CALIFORNIA FACILITIES
PERFORMANCE
Capacity (MW)	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974
Availability (%)	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%
Capacity Factor (%) (3)	53.2%	40.8%	43.7%	33.2%	27.0%	26.5%	28.5%	26.2%	24.0%	24.3%
Energy Generation (GWh)	13,848	10,633	11,395	8,657	7,044	6,907	7,429	6,828	6,252	6,343
Market Energy Sales (GWh)	13,848	10,633	11,395	8,657	7,044	6,907	7,429	6,828	6,252	6,343
Heat Rate (Btu/kWh) (6)	10,042	10,024	10,026	10,026	10,019	10,025	10,026	10,020	10,024	10,023
Fuel Consumption (BBtu)	139,054	106,584	114,245	86,794	70,576	69,243	74,477	68,421	62,667	63,570
SO2 Allowances Purchased (Tons) (7)	70	54	57	43	36	35	37	34	31	32
COMMODITY PRICES
Market Electricity Price ($/MWh) (11)	$91.16	77.68	72.25	66.38	67.39	68.86	71.80	76.46	81.75	84.31
Fuel Price ($/MMBtu) (13)	$5.60	4.99	4.54	4.25	3.50	3.64	3.78	3.94	4.14	4.31
OPERATING REVENUES ($000)
Contract Electricity Revenue	$28,168	27,605	29,677	19,285	2,249	311	258	258	0	0
Market Electricity Revenue	$1,262,390	825,938	823,245	574,597	474,707	475,614	533,345	522,118	511,096	534,746

Total Operating Revenues	$1,290,558	853,543	852,922	593,882	476,956	475,925	533,603	522,376	511,096	534,746
OPERATING EXPENSES ($000) (17)
Fuel	$779,179	532,135	518,688	368,601	247,277	252,216	281,587	269,674	259,391	274,080
Emissions Allowances	$8	7	7	6	6	6	6	6	6	6
Operations & Maintenance	$48,605	49,095	52,777	52,269	52,302	53,556	55,396	56,306	57,251	58,826
Major Maintenance	$2,899	2,426	2,931	4,239	2,268	2,342	2,412	2,488	2,570	2,652
Insurance	$4,905	5,033	5,161	5,295	5,431	5,576	5,719	5,866	6,023	6,180
Property Taxes (18)	$8,357	8,576	8,797	9,029	9,263	9,502	9,749	10,000	10,264	10,529
Facility Administration and General	$2,404	2,473	2,537	2,599	2,667	2,738	2,808	2,882	2,959	3,036
Corporate Administration & General	$14,332	14,705	15,086	15,475	15,880	16,292	16,716	17,151	17,594	18,051
Other	$8,257	7,260	7,467	7,024	7,303	7,431	7,758	7,926	8,089	8,317

Total Operating Expenses	$868,946	621,710	613,451	464,537	342,397	349,659	382,151	372,299	364,147	381,677
NET OPERATING REVENUES ($000)	$421,612	231,833	239,471	129,345	134,559	126,266	151,452	150,077	146,949	153,069
CAPITAL EXPENDITURES ($000) (20)	$46,048	37,578	89,968	14,212	4,452	5,694	4,310	6,440	7,827	6,387

A–54

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
MIRANT MID-ATLANTIC
PERFORMANCE
Capacity (MW)	5,266	5,266	5,266	5,266	5,266	5,266	5,266	5,266	5,266	5,266
Availability (%)	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%
Capacity Factor (%) (3)	51.0%	50.5%	50.5%	50.3%	50.5%	50.2%	50.1%	50.2%	50.2%	50.5%
Energy Generation (GWh)	23,505	23,283	23,301	23,214	23,313	23,144	23,125	23,162	23,140	23,314
Heat Rate (Btu/kWh) (6)	9,697	9,689	9,690	9,688	9,683	9,676	9,679	9,676	9,682	9,686
Fuel Consumption (BBtu)	227,931	225,583	225,797	224,892	225,729	223,934	223,822	224,123	224,046	225,824
SO2 Allowances Purchased (Tons) (7)	80,682	80,439	80,116	80,314	81,359	81,163	80,632	81,155	80,764	81,901
NOX Allowances Purchased (Tons) (8)	(895)	(886)	(1,035)	(1,043)	(1,026)	(1,173)	(1,136)	(1,127)	(1,132)	(1,030)
COMMODITY PRICES
Market Electricity Price ($/MWh) (11)	$55.54	56.61	58.77	59.63	60.72	62.09	63.74	65.93	67.31	68.73
Fuel Price ($/MMBtu) (13)	$2.15	2.18	2.24	2.29	2.34	2.38	2.45	2.51	2.58	2.65
OPERATING REVENUES ($000)
Market Electricity Revenue	$1,305,417	1,317,938	1,369,384	1,384,193	1,415,649	1,436,988	1,473,937	1,527,143	1,557,539	1,602,335

Total Operating Revenues	$1,305,417	1,317,938	1,369,384	1,384,193	1,415,649	1,436,988	1,473,937	1,527,143	1,557,539	1,602,335
OPERATING EXPENSES ($000) (17)
Fuel	$489,363	492,348	506,796	514,197	527,222	533,291	549,124	562,519	578,422	598,904
Emissions Allowances	$13,872	14,199	14,191	14,587	15,229	15,247	15,609	16,158	16,471	17,429
Operations & Maintenance	$105,232	107,796	110,622	113,444	116,493	119,387	122,486	125,734	128,966	132,496
Major Maintenance	$7,740	7,526	7,362	7,839	7,978	8,211	8,499	8,840	8,852	9,850
Insurance	$6,078	6,237	6,398	6,565	6,736	6,911	7,090	7,273	7,464	7,658
Property Taxes (18)	$45,216	46,392	47,599	48,835	50,105	51,408	52,745	54,116	55,523	56,966
Production Service Center	$22,931	23,526	24,139	24,766	25,411	26,071	26,750	27,444	28,159	28,890
Corporate Administration & General	$8,857	9,087	9,323	9,565	9,814	10,070	10,331	10,600	10,875	11,158
Other (19)	$141,116	138,801	145,492	138,686	117,886	158,091	152,301	113,517	148,238	113,966

Total Operating Expenses	$840,405	845,912	871,922	878,484	876,873	928,687	944,935	926,201	982,970	977,317
NET OPERATING REVENUES ($000)	$465,012	472,026	497,462	505,709	538,775	508,301	529,002	600,942	574,569	625,017
CAPITAL EXPENDITURES ($000) (20)	$53,914	61,800	55,750	57,871	78,065	52,378	55,481	92,588	56,235	84,968
MIRANT CALIFORNIA FACILITIES
PERFORMANCE
Capacity (MW)	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974
Availability (%)	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%
Capacity Factor (%) (3)	27.5%	25.7%	26.1%	24.7%	22.7%	21.8%	22.6%	20.4%	22.1%	20.4%
Energy Generation (GWh)	7,154	6,688	6,810	6,426	5,905	5,687	5,895	5,309	5,752	5,321
Market Energy Sales (GWh)	7,154	6,688	6,810	6,426	5,905	5,687	5,895	5,309	5,752	5,321
Heat Rate (Btu/kWh) (6)	10,027	10,020	10,022	10,020	10,021	10,025	10,023	10,021	10,021	10,025
Fuel Consumption (BBtu)	71,736	67,014	68,248	64,387	59,175	57,016	59,084	53,204	57,636	53,345
SO2 Allowances Purchased (Tons) (7)	36	34	34	32	29	28	29	26	29	26
COMMODITY PRICES
Market Electricity Price ($/MWh) (11)	$82.36	85.21	87.16	90.39	97.72	101.19	102.82	109.09	108.71	114.99
Fuel Price ($/MMBtu) (13)	$4.42	4.56	4.70	4.85	5.02	5.19	5.32	5.52	5.65	5.87
OPERATING REVENUES ($000)
Contract Electricity Revenue	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenue	$589,255	569,840	593,542	580,857	576,997	575,519	606,129	579,205	625,267	611,903

Total Operating Revenues	$589,255	569,840	593,542	580,857	576,997	575,519	606,129	579,205	625,267	611,903
OPERATING EXPENSES ($000) (17)
Fuel	$317,178	305,308	320,604	312,486	297,283	296,188	314,320	293,560	325,906	313,050
Emissions Allowances	$6	6	6	6	6	6	6	6	6	6
Operations & Maintenance	$61,128	62,261	64,000	65,266	66,414	67,916	69,914	71,062	73,423	74,829
Major Maintenance	$3,747	3,140	3,792	5,477	2,935	3,025	3,121	3,216	3,314	3,424
Insurance	$6,340	6,503	6,672	6,847	7,023	7,204	7,390	7,589	7,783	7,985
Property Taxes (18)	$10,805	11,086	11,372	11,667	11,969	12,286	12,600	12,930	13,266	13,607
Facility Administration and General	$3,111	3,194	3,277	3,360	3,451	3,539	3,629	3,725	3,820	3,924
Corporate Administration & General	$18,523	19,006	19,500	20,006	20,524	21,060	21,605	22,168	22,743	23,336
Other	$8,560	8,690	8,932	9,090	9,354	9,552	9,830	10,001	10,300	10,515

Total Operating Expenses	$429,398	419,194	438,155	434,205	418,959	420,776	442,415	424,257	460,561	450,676
NET OPERATING REVENUES ($000)	$159,857	150,646	155,387	146,652	158,038	154,743	163,714	154,948	164,706	161,227
CAPITAL EXPENDITURES ($000) (20)	$11,215	9,969	9,870	8,156	9,383	7,707	8,176	9,925	8,115	8,627

A–55

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
MIRANT MID-ATLANTIC
PERFORMANCE
Capacity (MW)	5,266	5,266	5,266	5,266	5,266	5,266	5,266	5,266	5,266	5,266
Availability (%)	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%	88.0%
Capacity Factor (%) (3)	50.5%	50.5%	50.5%	50.5%	50.5%	50.5%	50.5%	50.5%	50.5%	50.5%
Energy Generation (GWh)	23,314	23,314	23,314	23,314	23,314	23,314	23,314	23,314	23,314	23,314
Heat Rate (Btu/kWh) (6)	9,686	9,686	9,686	9,686	9,686	9,686	9,686	9,686	9,686	9,686
Fuel Consumption (BBtu)	225,824	225,824	225,824	225,824	225,824	225,824	225,824	225,824	225,824	225,824
SOs Allowances Purchased (Tons) (7)	81,901	81,901	81,901	81,901	81,901	81,901	81,901	81,901	81,901	81,901
NOX Allowances Purchased (Tons) (8)	(1,030)	(1,030)	(1,030)	(1,030)	(1,030)	(1,030)	(1,030)	(1,030)	(1,030)	(1,030)
COMMODITY PRICES
Market Electricity Price ($/MWh) (11)	70.47	72.26	74.10	76.00	77.95	79.96	82.03	84.17	86.36	88.63
Fuel Price ($/MMBtu) (13)	2.72	2.79	2.87	2.94	3.02	3.10	3.19	3.27	3.36	3.45
OPERATING REVENUES ($000)
Market Electricity Revenue	$1,642,913	1,684,669	1,727,643	1,771,876	1,817,410	1,864,292	1,912,569	1,962,290	2,013,508	2,066,276

Total Operating Revenues	$1,642,913	1,684,669	1,727,643	1,771,876	1,817,410	1,864,292	1,912,569	1,962,290	2,013,508	2,066,276
OPERATING EXPENSES ($000) (17)
Fuel	$614,782	631,087	647,830	665,024	682,679	700,810	719,428	738,549	758,184	778,349
Emissions Allowances	$17,882	18,349	18,826	19,316	19,818	20,333	20,861	21,403	21,960	22,531
Operations & Maintenance	$135,941	139,476	143,102	146,822	150,639	154,556	158,576	162,698	166,928	171,268
Major Maintenance	$10,005	9,728	9,518	10,132	10,313	10,613	10,987	11,426	11,444	12,733
Insurance	$7,856	8,061	8,270	8,484	8,706	8,933	9,164	9,404	9,648	9,898
Property Taxes (18)	$58,447	59,967	61,526	63,127	64,767	66,451	68,179	69,952	71,771	73,635
Production Service Center	$29,643	30,413	31,202	32,014	32,846	33,701	34,577	35,475	36,398	37,344
Corporate Administration & General	$11,449	11,746	12,052	12,364	12,686	13,016	13,354	13,702	14,058	14,423
Other (19)	$50,831	45,053	32,084	26,077	26,431	21,977	84,979	91,009	45,155	35,279

Total Operating Expenses	$936,836	953,879	964,410	983,360	1,008,885	1,030,391	1,120,105	1,153,619	1,135,546	1,155,461
NET OPERATING REVENUES ($000)	$706,077	730,790	763,233	788,516	808,525	833,902	792,464	808,672	877,961	910,816
CAPITAL EXPENDITURES ($000) (20)	83,301	69,636	83,942	101,127	104,201	78,813	103,219	123,799	85,569	92,713
MIRANT CALIFORNIA FACILITIES
PERFORMANCE
Capacity (MW)	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974	2,974
Availability (%)	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%	83.0%
Capacity Factor (%) (3)	20.4%	20.4%	20.4%	20.4%	20.4%	20.4%	20.4%	20.4%	20.4%	20.4%
Energy Generation (GWh)	5,321	5,321	5,321	5,321	5,321	5,321	5,321	5,321	5,321	5,321
Market Energy Sales (GWh)	5,321	5,321	5,321	5,321	5,321	5,321	5,321	5,321	5,321	5,321
Heat Rate (Btu/kWh) (6)	10,025	10,025	10,025	10,025	10,025	10,025	10,025	10,025	10,025	10,025
Fuel Consumption (BBtu)	53,345	53,345	53,345	53,345	53,345	53,345	53,345	53,345	53,345	53,345
SO2 Allowances Purchased (Tons) (7)	26	26	26	26	26	26	26	26	26	26
COMMODITY PRICES
Market Electricity Price ($/MWh) (11)	119.38	123.93	128.65	133.56	138.66	143.94	149.44	155.14	161.05	167.20
Fuel Price ($/MMBtu) (13)	6.05	6.24	6.44	6.64	6.85	7.07	7.29	7.53	7.77	8.01
OPERATING REVENUES ($000)
Contract Electricity Revenue	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenue	$635,239	659,465	684,611	710,726	737,834	765,973	795,193	825,528	857,013	889,711

Total Operating Revenues	$635,239	659,465	684,611	710,726	737,834	765,973	795,193	825,528	857,013	889,711
OPERATING EXPENSES ($000) (17)
Fuel	$322,883	333,038	343,532	354,377	365,579	377,162	389,138	401,510	414,303	427,529
Emissions Allowances	$6	6	6	6	7	7	7	7	7	7
Operations & Maintenance	$76,775	78,761	80,816	82,916	85,079	87,284	89,556	91,880	94,268	96,725
Major Maintenance	$4,849	4,056	4,898	7,085	3,791	3,910	4,030	4,155	4,289	4,426
Insurance	$8,190	8,408	8,623	8,852	9,077	9,319	9,554	9,804	10,059	10,321
Property Taxes (18)	$13,961	14,324	14,701	15,083	15,472	15,878	16,288	16,712	17,145	17,592
Facility Administration and General	$4,023	4,129	4,235	4,344	4,456	4,575	4,693	4,816	4,941	5,070
Corporate Administration & General	$23,939	24,566	25,208	25,860	26,532	27,225	27,933	28,657	29,400	30,167
Other	$10,827	11,144	11,471	11,807	12,151	12,506	12,880	13,260	13,650	14,050

Total Operating Expenses	$465,453	478,432	493,490	510,330	522,144	537,866	554,079	570,801	588,062	605,887
NET OPERATING REVENUES ($000)	$169,786	181,033	191,121	200,396	215,690	228,107	241,114	254,727	268,951	283,824
CAPITAL EXPENDITURES ($000) (20)	16,230	10,721	13,157	12,407	9,794	10,390	12,596	10,308	10,953	13,329
A–56

Exhibit A-1
Mirant Americas Generation, Inc. Facilities
Projected Operating Results
Base Case

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
MIRANT NEW YORK FACILITIES
PERFORMANCE
Capacity (MW)	1,764	1,764	1,764	1,764	1,764	1,764	1,764	1,764	1,764	1,764
Availability (%)	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%
Capacity Factor (%) (3)	44.8%	41.7%	33.8%	32.9%	32.7%	29.3%	27.8%	26.5%	27.0%	27.0%
Energy Generation (GWh)	6,929	6,438	5,219	5,090	5,047	4,521	4,302	4,094	4,176	4,179
Market Energy Sales (GWh)	6,929	6,438	5,219	5,090	5,047	4,521	4,302	4,094	4,176	4,179
Heat Rate (Btu/kWh) (6)	10,246	10,222	10,160	10,039	10,033	10,028	10,071	10,061	10,066	10,060
Fuel Consumption (BBtu)	70,990	65,804	53,022	51,099	50,636	45,338	43,324	41,193	42,035	42,037
SO2 Allowances Purchased (Tons) (7)	(3,759)	(4,936)	(7,497)	(9,365)	(9,453)	(9,802)	(9,270)	(9,514)	(9,384)	(9,416)
NOX Allowances Purchased (Tons) (8)	(50)	(441)	591	838	742	466	285	199	333	417
COMMODITY PRICES
Market Electricity Price ($/MWh) (11)	$68.65	61.87	64.80	57.85	54.35	56.70	60.86	64.47	67.38	74.37
Fuel Price ($/MMBtu) (13)	$3.93	3.62	3.49	3.32	3.04	3.10	3.13	3.21	3.32	3.42
OPERATING REVENUES ($000)
Market Electricity Revenue	$475,676	398,285	338,171	294,482	274,288	256,322	261,817	263,972	281,361	310,737
OPERATING EXPENSES ($000) (17)
Fuel	$279,079	237,979	184,925	169,727	153,913	140,646	135,635	132,304	139,500	143,690
Emissions Allowances	$(614)	(1,201)	175	159	(309)	(858)	(1,112)	(1,342)	(1,103)	(973)
Operations & Maintenance	$37,534	38,158	36,327	36,728	37,654	38,516	39,687	40,639	41,735	42,822
Major Maintenance	$2,286	4,751	2,106	409	1,446	1,581	1,839	1,164	707	529
Insurance	$2,608	2,675	2,746	2,816	2,891	2,965	3,040	3,123	3,201	3,288
Property Taxes (18)	$29,715	29,715	29,715	29,715	29,715	29,715	29,715	29,715	29,715	29,715
Facility Administration and General	$1,048	1,076	1,103	1,131	1,162	1,189	1,223	1,252	1,288	1,321
Corporate Administration & General	$13,157	13,500	13,851	14,211	14,581	14,961	15,350	15,748	16,158	16,578

Total Operating Expenses	$364,813	326,653	270,948	254,896	241,053	228,715	225,377	222,603	231,201	236,970
NET OPERATING REVENUES ($000)	$110,863	71,632	67,223	39,586	33,235	27,607	36,440	41,369	50,160	73,767
CAPITAL EXPENDITURES ($000) (20)	$6,138	12,737	8,314	2,338	9,364	27,607	36,440	41,369	50,160	73,767
MIRANT NEW ENGLAND FACILITIES
PERFORMANCE
Capacity (MW)	1,218	1,218	1,218	1,218	1,218	1,218	1,218	1,218	1,218	1,218
Contract Capacity (MW)	563	563	0	0	0	0	0	0	0	0
Availability (%)	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%
Capacity Factor (%) (3)	44.5%	41.8%	34.8%	24.2%	24.4%	24.5%	21.0%	21.6%	24.2%	21.6%
Energy Generation (GWh)	4,745	4,464	3,715	2,585	2,603	2,616	2,244	2,305	2,578	2,307
Contract Energy Sales (GWh)	2,503	1,833	0	0	0	0	0	0	0	0
Market Energy Sales (GWh)	2,242	2,630	3,715	2,585	2,603	2,616	2,244	2,305	2,578	2,307
Steam Sales (BBtu)	962	962	962	962	962	962	962	962	962	962
Heat Rate (Btu/kWh) (6)	9,645	9,637	9,600	9,639	9,642	9,632	9,664	9,653	9,654	9,672
Fuel Consumption (BBtu)	45,766	43,015	35,663	24,919	25,100	25,203	21,682	22,250	24,888	22,311
SO2 Allowances Purchased (Tons) (7)	(9,561)	(10,867)	(14,326)	(19,813)	(24,647)	(24,601)	(28,850)	(28,760)	(28,369)	(27,892)
NOX Allowances Purchased (Tons) (8)	(1,461)	(1,825)	(1,325)	(1,198)	(1,086)	(1,116)	(1,240)	(1,219)	(1,101)	(1,165)
COMMODITY PRICES
Contract Electricity Price ($/MWh)	$59.62	55.23	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$29.88	31.94	51.03	55.50	54.32	56.26	65.76	67.17	78.30	85.38
Fuel Price ($/MMBtu) (13)	$4.77	4.14	3.88	3.53	3.35	3.45	3.71	3.82	3.93	4.05
Steam Price ($/MMBtu)	$12.98	12.09	12.09	10.71	9.57	9.86	10.07	10.36	10.60	10.86
OPERATING REVENUES ($000)
Contract Electricity Revenue	$149,243	101,246	0	0	0	0	0	0	0	0
Market Electricity Revenue	$141,770	142,545	189,584	143,484	141,404	147,205	147,526	154,829	201,869	196,963
Steam Revenue	$12,480	11,626	11,627	10,303	9,207	9,481	9,688	9,966	10,191	10,447

Total Operating Revenues	$303,493	255,417	201,211	153,787	150,611	156,686	157,214	164,795	212,060	207,410
OPERATING EXPENSES ($000) (17)
Fuel	$218,336	178,169	138,270	87,957	84,140	87,024	80,402	84,979	97,700	90,347
Emissions Allowances	$(2,894)	(3,496)	(5,310)	(5,606)	(5,945)	(6,141)	(7,267)	(7,401)	(7,298)	(7,522)
Operations & Maintenance	$22,486	22,874	20,321	20,307	21,133	21,682	21,986	22,597	23,412	23,811
Major Maintenance	$2,167	108	2,254	63	733	2,081	2,254	387	802	75
Insurance	$2,337	2,400	2,462	2,524	2,591	2,659	2,728	2,800	2,871	2,946
Property Taxes (18)	$3,971	4,076	4,181	4,290	4,400	4,516	4,633	4,755	4,877	5,004
Facility Administration and General	$1,958	2,009	2,060	2,114	2,168	2,227	2,284	2,341	2,402	2,467
Corporate Administration & General	$4,668	4,791	4,916	5,044	5,176	5,310	5,448	5,589	5,734	5,885

Total Operating Expenses	$253,029	210,931	169,154	116,693	114,396	119,358	112,468	116,047	130,500	123,013
NET OPERATING REVENUES ($000)	$50,464	44,486	32,057	37,094	36,215	37,328	44,746	48,748	81,560	84,397
CAPITAL EXPENDITURES ($000) (20)	$8,667	1,929	9,013	255	4,554	8,322	9,015	3,300	3,206	302

A–57

Exhibit A-1
Mirant Americas Generation, Inc. Facilities
Projected Operating Results
Base Case

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
MIRANT NEW YORK FACILITIES
PERFORMANCE
Capacity (MW)	1,764	1,764	1,764	1,764	1,764	1,764	1,764	1,764	1,764	1,764
Availability (%)	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%
Capacity Factor (%) (3)	27.8%	26.1%	26.6%	28.6%	25.8%	25.4%	25.1%	26.5%	24.9%	18.5%
Energy Generation (GWh)	4,289	4,040	4,108	4,423	3,989	3,920	3,873	4,090	3,850	2,852
Market Energy Sales (GWh)	4,289	4,040	4,108	4,423	3,989	3,920	3,873	4,090	3,850	2,852
Heat Rate (Btu/kWh) (6)	10,071	10,062	10,065	10,073	10,053	10,048	10,043	10,057	10,041	10,042
Fuel Consumption (BBtu)	43,198	40,648	41,349	44,558	40,100	39,384	38,899	41,137	38,661	28,639
SO2 Allowances Purchased (Tons) (7)	(9,194)	(9,539)	(9,418)	(9,084)	(9,647)	(9,756)	(9,837)	(9,536)	(9,904)	(10,612)
NOX Allowances Purchased (Tons) (8)	472	371	412	596	337	324	295	414	384	(103)
COMMODITY PRICES
Market Electricity Price ($/MWh) (11)	$75.68	83.77	86.57	87.53	91.48	93.66	96.74	99.12	102.88	98.66
Fuel Price ($/MMBtu) (13)	$3.52	3.61	3.71	3.86	3.92	4.03	4.14	4.28	4.38	4.12
OPERATING REVENUES ($000)
Market Electricity Revenue	$324,596	338,390	355,636	387,184	364,919	367,130	374,693	405,448	396,099	281,384
OPERATING EXPENSES ($000) (17)
Fuel	$152,094	146,634	153,483	171,804	157,377	158,692	161,026	176,140	169,417	117,858
Emissions Allowances	$(848)	(1,143)	(1,064)	(628)	(1,331)	(1,420)	(1,543)	(1,232)	(1,422)	(2,848)
Operations & Maintenance	$44,016	45,032	46,247	47,579	48,589	49,810	51,068	52,529	53,729	54,854
Major Maintenance	$2,955	6,141	2,723	529	1,868	2,044	2,378	1,504	914	683
Insurance	$3,373	3,458	3,549	3,642	3,736	3,832	3,933	4,034	4,140	4,248
Property Taxes (18)	$29,715	29,715	29,715	29,715	29,715	29,715	29,715	29,715	29,715	29,715
Facility Administration and General	$1,355	1,390	1,427	1,463	1,500	1,540	1,577	1,620	1,663	1,707
Corporate Administration & General	$17,010	17,452	17,905	18,370	18,850	19,339	19,841	20,357	20,887	21,430

Total Operating Expenses	$249,670	248,679	253,985	272,474	260,304	263,552	267,995	284,667	279,043	227,647
NET OPERATING REVENUES ($000)	$74,926	89,711	101,651	114,710	104,615	103,578	106,698	120,781	117,056	53,737
CAPITAL EXPENDITURES ($000) (20)	$11,343	16,466	8,579	7,435	6,061	6,830	14,716	6,561	1,491	9,292
MIRANT NEW ENGLAND FACILITIES
PERFORMANCE
Capacity (MW)	1,218	1,218	1,218	1,218	1,218	1,218	1,218	1,218	1,218	1,218
Contract Capacity (MW)	0	0	0	0	0	0	0	0	0	0
Availability (%)	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%
Capacity Factor (%) (3)	23.5%	22.5%	23.1%	22.4%	23.3%	21.3%	22.7%	22.2%	22.3%	22.0%
Energy Generation (GWh)	2,512	2,405	2,459	2,388	2,483	2,277	2,419	2,364	2,382	2,352
Contract Energy Sales (GWh)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh)	2,512	2,405	2,459	2,388	2,483	2,277	2,419	2,364	2,382	2,352
Steam Sales (BBtu)	962	962	962	962	962	962	962	962	962	962
Heat Rate (Btu/kWh) (6)	9,665	9,670	9,670	9,665	9,662	9,656	9,654	9,654	9,652	9,653
Fuel Consumption (BBtu)	24,275	23,256	23,783	23,080	23,992	21,988	23,352	22,822	22,993	22,701
SO2 Allowances Purchased (Tons) (7)	(27,599)	(27,753)	(27,674)	(27,776)	(27,639)	(27,932)	(27,729)	(27,808)	(27,782)	(27,826)
NOX Allowances Purchased (Tons) (8)	(1,096)	(1,100)	(1,121)	(1,141)	(1,177)	(1,171)	(1,152)	(1,197)	(1,199)	(1,194)
COMMODITY PRICES
Contract Electricity Price ($/MWh)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$83.80	87.06	89.04	92.60	91.65	98.20	98.01	101.02	103.32	107.65
Fuel Price ($/MMBtu) (13)	$4.19	4.34	4.49	4.65	4.81	4.98	5.14	5.31	5.49	5.67
Steam Price ($/MMBtu)	$11.11	11.39	11.66	11.96	12.26	12.61	12.91	13.23	13.54	13.86
OPERATING REVENUES ($000)
Contract Electricity Revenue	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenue	$210,470	209,382	218,983	221,121	227,584	223,610	237,080	238,831	246,121	253,161
Steam Revenue	$10,689	10,955	11,215	11,498	11,786	12,131	12,417	12,728	13,023	13,332

Total Operating Revenues	$221,159	220,337	230,198	232,619	239,370	235,741	249,497	251,559	259,144	266,493
OPERATING EXPENSES ($000) (17)
Fuel	$101,597	100,844	106,682	107,237	115,331	109,411	119,964	121,193	126,162	128,752
Emissions Allowances	$(7,524)	(7,761)	(7,989)	(8,260)	(8,525)	(8,798)	(8,938)	(9,293)	(9,538)	(9,780)
Operations & Maintenance	$24,605	25,157	25,856	26,463	27,236	27,724	28,582	29,263	30,052	30,805
Major Maintenance	$2,801	138	2,913	84	948	2,690	2,913	502	1,036	99
Insurance	$3,023	3,102	3,182	3,266	3,350	3,437	3,526	3,618	3,711	3,808
Property Taxes (18)	$5,134	5,268	5,404	5,545	5,690	5,838	5,988	6,145	6,304	6,468
Facility Administration and General	$2,530	2,596	2,663	2,732	2,803	2,876	2,950	3,028	3,107	3,186
Corporate Administration & General	$6,036	6,194	6,354	6,519	6,689	6,863	7,041	7,225	7,412	7,605

Total Operating Expenses	$138,202	135,538	145,065	143,586	153,522	150,041	162,026	161,681	168,246	170,943
NET OPERATING REVENUES ($000)	$82,957	84,799	85,133	89,033	85,848	85,700	87,471	89,878	90,898	95,550
CAPITAL EXPENDITURES ($000) (20)	$13,094	555	11,650	2,371	3,792	10,759	13,856	2,003	4,142	2,771

A–58

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
MIRANT NEW YORK FACILITIES
PERFORMANCE
Capacity (MW)	1,764	1,764	1,764	1,764	1,764	1,764	1,764	1,764	1,764	1,764
Availability (%)	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%	81.0%
Capacity Factor (%) (3)	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%	18.5%
Energy Generation (GWh)	2,852	2,852	2,852	2,852	2,852	2,852	2,852	2,852	2,852	2,852
Market Energy Sales (GWh)	2,852	2,852	2,852	2,852	2,852	2,852	2,852	2,852	2,852	2,852
Heat Rate (Btu/kWh) (6)	10,042	10,042	10,042	10,042	10,042	10,042	10,042	10,042	10,042	10,042
Fuel Consumption (BBtu)	28,639	28,639	28,639	28,639	28,639	28,639	28,639	28,639	28,639	28,639
SO2 Allowances Purchased (Tons) (7)	(10,612)	(10,612)	(10,612)	(10,612)	(10,612)	(10,612)	(10,612)	(10,612)	(10,612)	(10,612)
NOX Allowances Purchased (Tons) (8)	(103)	(103)	(103)	(103)	(103)	(103)	(103)	(103)	(103)	(103)
COMMODITY PRICES
Market Electricity Price ($/MWh) (11)	100.87	103.13	105.44	107.81	110.24	112.72	115.26	117.87	120.53	123.25
Fuel Price ($/MMBtu) (13)	4.23	4.34	4.46	4.58	4.71	4.84	4.97	5.10	5.24	5.38
OPERATING REVENUES ($000)
Market Electricity Revenue	$287,684	294,131	300,733	307,491	314,411	321,491	328,739	336,158	343,754	351,526
OPERATING EXPENSES ($000) (17)
Fuel	$121,063	124,357	127,742	131,222	134,796	138,471	142,246	146,126	150,115	154,214
Emissions Allowances	($2,922)	(3,001)	(3,076)	(3,158)	(3,239)	(3,322)	(3,410)	(3,498)	(3,590)	(3,682)
Operations & Maintenance	$56,282	57,750	59,252	60,791	62,371	63,995	65,657	67,362	69,114	70,909
Major Maintenance	$3,820	7,939	3,519	683	2,415	2,642	3,073	1,946	1,181	883
Insurance	$4,357	4,470	4,587	4,706	4,829	4,953	5,083	5,215	5,351	5,489
Property Taxes (18)	$29,715	29,715	29,715	29,715	29,715	29,715	29,715	29,715	29,715	29,715
Facility Administration and General	$1,750	1,796	1,842	1,889	1,939	1,989	2,042	2,094	2,147	2,204
Corporate Administration & General	$21,988	22,559	23,146	23,748	24,364	24,998	25,649	26,314	27,000	27,701

Total Operating Expenses	$236,053	245,585	246,727	249,596	257,190	263,441	270,055	275,274	281,033	287,433
NET OPERATING REVENUES ($000)	$51,631	48,546	54,006	57,895	57,221	58,050	58,684	60,884	62,721	64,093
CAPITAL EXPENDITURES ($000) (20)	7,615	21,283	18,510	1,998	7,835	16,842	10,800	8,480	10,581	3,131
MIRANT NEW ENGLAND FACILITIES
PERFORMANCE
Capacity (MW)	1,218	1,218	1,218	1,218	1,218	1,218	1,218	1,218	1,218	1,218
Contract Capacity (MW)	0	0	0	0	0	0	0	0	0	0
Availability (%)	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%	79.0%
Capacity Factor (%) (3)	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%
Energy Generation (GWh)	2,352	2,352	2,352	2,352	2,352	2,352	2,352	2,352	2,352	2,352
Contract Energy Sales (GWh)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh)	2,352	2,352	2,352	2,352	2,352	2,352	2,352	2,352	2,352	2,352
Steam Sales (BBtu)	962	962	962	962	962	962	962	962	962	962
Heat Rate (Btu/kWh) (6)	9,653	9,653	9,653	9,653	9,653	9,653	9,653	9,653	9,653	9,653
Fuel Consumption (BBtu)	22,701	22,701	22,701	22,701	22,701	22,701	22,701	22,701	22,701	22,701
SO2 Allowances Purchased (Tons) (7)	(27,826)	(27,826)	(27,826)	(27,826)	(27,826)	(27,826)	(27,826)	(27,826)	(27,826)	(27,826)
NOX Allowances Purchased (Tons) (8)	(1,194)	(1,194)	(1,194)	(1,194)	(1,194)	(1,194)	(1,194)	(1,194)	(1,194)	(1,194)
COMMODITY PRICES
Contract Electricity Price ($/MWh)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	111.08	114.63	118.29	122.07	125.96	129.99	134.14	138.43	142.86	147.43
Fuel Price ($/MMBtu) (13)	5.86	6.06	6.26	6.47	6.69	6.91	7.15	7.38	7.63	7.89
Steam Price ($/MMBtu)	$14.20	14.54	14.89	15.26	15.63	16.01	16.40	16.80	17.22	17.64
OPERATING REVENUES ($000)
Contract Electricity Revenue	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenue	$261,235	269,573	278,177	287,060	296,230	305,695	315,467	325,554	335,969	346,719
Steam Revenue	$13,654	13,984	14,323	14,671	15,028	15,395	15,773	16,159	16,557	16,966

Total Operating Revenues	$274,889	283,557	292,500	301,731	311,258	321,090	331,240	341,713	352,526	363,685
OPERATING EXPENSES ($000) (17)
Fuel	$133,072	137,535	142,148	146,917	151,844	156,938	162,202	167,641	173,265	179,079
Emissions Allowances	($10,032)	(10,296)	(10,563)	(10,836)	(11,119)	(11,407)	(11,704)	(12,010)	(12,323)	(12,640)
Operations & Maintenance	$31,608	32,429	33,271	34,137	35,025	35,937	36,866	37,830	38,810	39,821
Major Maintenance	$3,620	180	3,765	107	1,224	3,477	3,766	646	1,340	124
Insurance	$3,908	4,009	4,114	4,220	4,330	4,443	4,558	4,676	4,799	4,922
Property Taxes (18)	$6,636	6,810	6,986	7,167	7,356	7,546	7,741	7,943	8,149	8,362
Facility Administration and General	$3,269	3,355	3,442	3,531	3,624	3,718	3,814	3,912	4,016	4,121
Corporate Administration & General	$7,803	8,006	8,213	8,427	8,646	8,871	9,101	9,338	9,581	9,830

Total Operating Expenses	$179,884	182,028	191,376	193,670	200,930	209,523	216,344	219,976	227,637	233,619
NET OPERATING REVENUES ($000)	$95,005	101,529	101,124	108,061	110,328	111,567	114,896	121,737	124,889	130,066
CAPITAL EXPENDITURES ($000) (20)	14,483	717	17,632	428	4,902	16,683	15,061	2,592	8,357	506

A–59

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
MIRANT TEXAS FACILITY
PERFORMANCE
Capacity (MW)	544	544	544	544	544	544	544	544	544	544
Contract Capacity (MW)	544	544	544	544	544	0	0	0	0	0
Availability (%)	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%
Capacity Factor (%) (3)	34.0%	43.9%	45.1%	46.8%	49.1%	48.1%	45.9%	44.1%	41.1%	39.0%
Energy Generation (GWh)	1,618	2,092	2,151	2,228	2,339	2,293	2,185	2,100	1,960	1,860
Contract Energy Sales (GWh)	1,618	2,092	2,151	605	261	0	0	0	0	0
Market Energy Sales (GWh)	0	0	0	1,623	2,078	2,293	2,185	2,100	1,960	1,860
Heat Rate (Btu/kWh) (6)	8,727	8,383	8,374	8,327	8,281	8,269	8,337	8,372	8,421	8,507
Fuel Consumption (BBtu)	14,119	17,535	18,015	18,552	19,372	18,962	18,220	17,581	16,508	15,824
COMMODITY PRICES
Contract Electricity Price ($/MWh)	$20.83	20.31	19.90	38.03	36.68	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$0.00	0.00	0.00	38.67	34.72	41.78	44.49	46.91	50.17	53.21
Fuel Price ($/MMBtu) (13)	$0.00	0.00	0.00	2.32	2.45	2.99	3.11	3.22	3.34	3.47
OPERATING REVENUES ($000)
Contract Electricity Revenue	$33,704	42,494	42,818	23,011	9,576	0	0	0	0	0
Market Electricity Revenue	$0	0	0	62,760	72,150	95,796	97,225	98,503	98,351	98,979

Total Operating Revenues	$33,704	42,494	42,818	85,771	81,726	95,796	97,225	98,503	98,351	98,979
OPERATING EXPENSES ($000) (17)
Fuel	$0	0	0	43,077	47,515	56,772	56,651	56,642	55,205	54,844
Operations & Maintenance	$2,611	3,532	3,654	3,776	3,922	3,993	4,055	4,123	4,163	4,234
Major Maintenance	$3,350	4,182	4,320	4,573	4,630	4,774	5,026	4,960	5,022	5,140
Insurance	$173	245	251	257	266	272	279	286	293	302
Property Taxes (18)	$1,239	1,756	1,803	1,850	1,898	1,946	1,998	2,050	2,102	2,158
Facility Administration and General	$150	212	216	222	227	233	239	246	254	260
Corporate Administration & General	$4	6	6	6	6	7	7	7	7	7

Total Operating Expenses	$7,527	9,933	10,250	53,761	58,464	67,997	68,255	68,314	67,046	66,945
NET OPERATING REVENUES ($000)	$26,177	32,561	32,568	32,010	23,262	27,799	28,970	30,189	31,305	32,034
CAPITAL EXPENDITURES ($000) (20)	$53,222	7,767	8,023	8,494	8,599	8,866	9,335	9,212	9,325	9,543
STATE LINE FACILITY
PERFORMANCE
Capacity (MW)	515	515	515	515	515	515	515	515	515	515
Contract Capacity (MW)	515	515	515	515	515	515	515	515	515	515
Availability (%)	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%
Capacity Factor (%) (3)	47.8%	58.3%	54.5%	54.2%	50.8%	51.9%	52.6%	52.4%	54.3%	56.4%
Energy Generation (GWh)	2,157	2,628	2,456	2,444	2,292	2,339	2,371	2,366	2,451	2,544
Contract Energy Sales (GWh)	2,157	2,628	2,456	2,444	2,292	2,339	2,371	2,366	2,451	2,544
Market Energy Sales (GWh)	0	0	0	0	0	0	0	0	0	0
Heat Rate (Btu/kWh) (6)	10,263	10,137	10,157	10,170	10,183	10,185	10,179	10,160	10,155	10,123
Fuel Consumption (BBtu)	22,133	26,640	24,950	24,859	23,342	23,826	24,137	24,036	24,894	25,755
SO2 Allowances Purchased (Tons) (7)	0	0	0	0	0	0	0	0	0	0
NOX Allowances Purchased (Tons) (8)	0	0	0	0	0	0	0	0	0	0
COMMODITY PRICES
Contract Electricity Price ($/MWh)	$23.11	19.39	20.95	21.33	22.97	22.84	22.86	23.23	22.78	22.31
Market Electricity Price ($/MWh) (11)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Fuel Price ($/MMBtu) (13)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
OPERATING REVENUES ($000)
Contract Electricity Revenue	$49,830	50,958	51,452	52,126	52,661	53,434	54,211	54,963	55,845	56,763
Market Electricity Revenue	$0	0	0	0	0	0	0	0	0	0

Total Operating Revenues	$49,830	50,958	51,452	52,126	52,661	53,434	54,211	54,963	55,845	56,763
OPERATING EXPENSES ($000) (17)
Fuel	$0	0	0	0	0	0	0	0	0	0
Emissions Allowances	$0	0	0	0	0	0	0	0	0	0
Operations & Maintenance	$13,770	14,445	14,702	15,076	15,356	15,792	16,226	16,642	17,144	17,668
Major Maintenance	$313	526	138	438	614	665	721	783	848	920
Insurance	$980	1,005	1,031	1,058	1,086	1,113	1,142	1,172	1,203	1,234
Property Taxes (18)	$4,603	4,723	4,845	4,972	5,101	5,234	5,369	5,508	5,652	5,799
Facility Administration and General	$275	282	289	297	305	320	330	338	347
Corporate Administration & General	$6,145	6,304	6,468	6,636	6,809	6,987	7,168	7,354	7,546	7,741

Total Operating Expenses	$26,086	27,285	27,473	28,477	29,271	30,104	30,946	31,789	32,731	33,709
NET OPERATING REVENUES ($000)	$23,744	23,673	23,979	23,649	23,390	23,330	23,265	23,174	23,114	23,054
CAPITAL EXPENDITURES ($000) (20)	$1,250	2,105	554	1,750	2,456	2,663	2,888	3,130	3,394	3,680

A–60

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
MIRANT TEXAS FACILITY
PERFORMANCE
Capacity (MW)	544	544	544	544	544	544	544	544	544	544
Contract Capacity (MW)	0	0	0	0	0	0	0	0	0	0
Availability (%)	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%
Capacity Factor (%) (3)	37.1%	34.4%	31.6%	30.5%	27.4%	25.9%	25.2%	23.5%	22.2%	21.1%
Energy Generation (GWh)	1,767	1,639	1,508	1,456	1,304	1,235	1,201	1,120	1,057	1,008
Contract Energy Sales (GWh)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh)	1,767	1,639	1,508	1,456	1,304	1,235	1,201	1,120	1,057	1,008
Heat Rate (Btu/kWh) (6)	8,540	8,667	8,557	8,334	8,317	8,205	8,252	8,230	8,251	8,219
Fuel Consumption (BBtu)	15,087	14,208	12,906	12,133	10,849	10,133	9,914	9,215	8,717	8,282
COMMODITY PRICES
Contract Electricity Price ($/MWh)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$56.36	60.67	65.64	67.98	72.83	75.96	79.37	84.06	89.11	92.93
Fuel Price ($/MMBtu) (13)	$3.58	3.69	3.80	3.92	4.03	4.15	4.28	4.41	4.54	4.67
OPERATING REVENUES ($000)
Contract Electricity Revenue	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenue	$99,559	99,461	98,997	98,965	95,008	93,812	95,357	94,128	94,149	93,642

Total Operating Revenues	$99,559	99,461	98,997	98,965	95,008	93,812	95,357	94,128	94,149	93,642
OPERATING EXPENSES ($000) (17)
Fuel	$54,013	52,405	48,988	47,521	43,727	42,045	42,410	40,631	39,557	38,696
Operations & Maintenance	$4,289	4,341	4,348	4,375	4,395	4,444	4,540	4,601	4,679	4,759
Major Maintenance	$4,698	5,405	5,583	5,912	5,985	6,170	6,497	6,412	6,491	6,643
Insurance	$309	316	326	334	343	351	361	370	380	388
Property Taxes (18)	$2,213	2,271	2,331	2,391	2,452	2,516	2,582	2,648	2,718	2,789
Facility Administration and General	$267	273	280	287	296	303	310	319	327	335
Corporate Administration & General	$7	7	7	8	8	8	10	10	10	11

Total Operating Expenses	$65,796	65,018	61,863	60,828	57,206	55,837	56,710	54,991	54,162	53,621
NET OPERATING REVENUES ($000)	$33,763	34,443	37,134	38,137	37,802	37,975	38,647	39,137	39,987	40,021
CAPITAL EXPENDITURES ($000) (20)	$9,557	9,809	8,869	7,726	7,116	6,312	6,445	6,161	6,067	5,985
STATE LINE FACILITY
PERFORMANCE
Capacity (MW)	515	515	515	515	515	515	515	515	515	515
Contract Capacity (MW)	515	515	0	0	0	0	0	0	0	0
Availability (%)	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%
Capacity Factor (%) (3)	58.2%	59.2%	61.0%	60.6%	62.6%	63.0%	62.2%	62.6%	62.5%	64.2%
Energy Generation (GWh)	2,627	2,671	2,753	2,734	2,823	2,842	2,806	2,825	2,818	2,897
Contract Energy Sales (GWh)	2,627	2,671	0	0	0	0	0	0	0	0
Market Energy Sales (GWh)	0	0	2,753	2,734	2,823	2,842	2,806	2,825	2,818	2,897
Heat Rate (Btu/kWh) (6)	10,121	10,089	10,082	10,078	10,087	10,077	10,081	10,072	10,060	10,061
Fuel Consumption (BBtu)	26,584	26,944	27,759	27,554	28,480	28,641	28,291	28,455	28,351	29,147
SO2 Allowances Purchased (Tons) (7)	0	0	10,354	10,282	10,641	10,702	10,556	10,588	10,555	10,859
NOX Allowances Purchased (Tons) (8)	0	0	756	744	800	805	783	791	818	845
COMMODITY PRICES
Contract Electricity Price ($/MWh)	$21.97	21.94	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$0.00	0.00	48.00	49.48	49.90
Fuel Price ($/MMBtu) (13)	$0.00	0.00	1.24	1.25	1.27	1.28	1.30	1.31	1.33	1.35
OPERATING REVENUES ($000)
Contract Electricity Revenue	$57,697	58,605	0	0	0	0	0	0	0	0
Market Electricity Revenue	$0	0	132,163	135,268	140,891	145,171	149,936	154,755	159,455	166,670

Total Operating Revenues	$57,697	58,605	132,163	135,268	140,891	145,171	149,936	154,755	159,455	166,670
OPERATING EXPENSES ($000) (17)
Fuel	$0	0	34,460	34,572	36,108	36,719	36,720	37,404	37,688	39,257
Emissions Allowances	$0	0	3,693	3,746	4,045	4,174	4,198	4,335	4,506	4,763
Operations & Maintenance	$18,198	20,699	21,312	21,848	22,500	23,104	23,670	24,303	24,930	25,661
Major Maintenance	$404	680	179	565	794	861	933	1,012	1,097	1,189
Insurance	$1,267	1,299	1,333	1,367	1,404	1,439	1,477	1,516	1,555	1,595
Property Taxes (18)	$5,950	6,104	6,264	6,426	6,593	6,765	6,941	7,120	7,306	7,496
Facility Administration and General	$355	365	374	384	394	405	415	426	436	448
Corporate Administration & General	$7,943	8,150	8,362	8,578	8,802	9,031	9,265	9,506	9,753	10,007

Total Operating Expenses	$34,117	37,297	75,977	77,486	80,640	82,498	83,619	85,622	87,271	90,416
NET OPERATING REVENUES ($000)	$23,580	21,308	56,186	57,782	60,251	62,673	66,317	69,133	72,184	76,254
CAPITAL EXPENDITURES ($000) (20)	$17,774	19,300	716	2,262	10,337	3,442	3,732	11,782	4,388	4,757

A–61

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
MIRANT TEXAS FACILITY
PERFORMANCE
Capacity (MW)	544	544	544	544	544	544	544	544	544	544
Contract Capacity (MW)	0	0	0	0	0	0	0	0	0	0
Availability (%)	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%	95.0%
Capacity Factor (%) (3)	21.1%	21.1%	21.1%	21.1%	21.1%	21.1%	21.1%	21.1%	21.1%	21.1%
Energy Generation (GWh)	1,008	1,008	1,008	1,008	1,008	1,008	1,008	1,008	1,008	1,008
Contract Energy Sales (GWh)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh)	1,008	1,008	1,008	1,008	1,008	1,008	1,008	1,008	1,008	1,008
Heat Rate (Btu/kWh) (6)	8,219	8,219	8,219	8,219	8,219	8,219	8,219	8,219	8,219	8,219
Fuel Consumption (BBtu)	8,282	8,282	8,282	8,282	8,282	8,282	8,282	8,282	8,282	8,282
COMMODITY PRICES
Contract Electricity Price ($/MWh)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$95.62	98.38	101.22	104.14	107.15	110.25	113.44	116.72	120.09	123.57
Fuel Price ($/MMBtu) (13)	4.81	4.95	5.09	5.24	5.39	5.55	5.71	5.88	6.05	6.23
OPERATING REVENUES ($000)
Contract Electricity Revenue	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenue	$96,345	99,127	101,988	104,937	107,970	111,089	114,304	117,609	121,011	124,514

Total Operating Revenues	$96,345	99,127	101,988	104,937	107,970	111,089	114,304	117,609	121,011	124,514
OPERATING EXPENSES ($000) (17)
Fuel	$39,823	40,985	42,181	43,411	44,677	45,982	47,324	48,704	50,125	51,589
Operations & Maintenance	$4,880	5,009	5,139	5,272	5,409	5,550	5,695	5,845	5,995	6,149
Major Maintenance	$6,073	6,987	7,218	7,642	7,737	7,977	8,398	8,287	8,390	8,586
Insurance	$399	410	421	432	442	453	465	477	490	504
Property Taxes (18)	$2,861	2,935	3,011	3,089	3,171	3,253	3,337	3,425	3,514	3,605
Facility Administration and General	$344	352	362	371	381	392	400	411	422	434
Corporate Administration & General	$11	11	11	11	11	12	12	12	12	12

Total Operating Expenses	$54,391	56,689	58,343	60,228	61,828	63,619	65,631	67,161	68,948	70,879
NET OPERATING REVENUES ($000)	$41,954	42,438	43,645	44,709	46,142	47,470	48,673	50,448	52,063	53,635
CAPITAL EXPENDITURES ($000) (20)	6,141	6,300	6,463	6,632	6,804	6,981	7,163	7,349	7,540	7,736
STATE LINE FACILITY
PERFORMANCE
Capacity (MW)	515	515	515	515	515	515	515	515	515	515
Contract Capacity (MW)	0	0	0	0	0	0	0	0	0	0
Availability (%)	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%	80.0%
Capacity Factor (%) (3)	64.2%	64.2%	64.2%	64.2%	64.2%	64.2%	64.2%	64.2%	64.2%	64.2%
Energy Generation (GWh)	2,897	2,897	2,897	2,897	2,897	2,897	2,897	2,897	2,897	2,897
Contract Energy Sales (GWh)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh)	2,897	2,897	2,897	2,897	2,897	2,897	2,897	2,897	2,897	2,897
Heat Rate (Btu/kWh) (6)	10,061	10,061	10,061	10,061	10,061	10,061	10,061	10,061	10,061	10,061
Fuel Consumption (BBtu)	29,147	29,147	29,147	29,147	29,147	29,147	29,147	29,147	29,147	29,147
SO2 Allowances Purchased (Tons) (7)	10,859	10,859	10,859	10,859	10,859	10,859	10,859	10,859	10,859	10,859
NOX Allowances Purchased (Tons) (8)	845	845	845	845	845	845	845	845	845	845
COMMODITY PRICES
Contract Electricity Price ($/MWh)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$59.43	61.40	63.43	65.53	67.70	69.95	72.27	74.67	77.15	79.71
Fuel Price ($/MMBtu) (13)	1.36	1.38	1.40	1.41	1.43	1.45	1.47	1.49	1.50	1.52
OPERATING REVENUES ($000)
Contract Electricity Revenue	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenue	$172,182	177,878	183,766	189,854	196,145	202,649	209,372	216,321	223,506	230,932

Total Operating Revenues	$172,182	177,878	183,766	189,854	196,145	202,649	209,372	216,321	223,506	230,932
OPERATING EXPENSES ($000) (17)
Fuel	$39,744	40,237	40,736	41,243	41,754	42,272	42,796	43,328	43,865	44,409
Emissions Allowances	$4,887	5,013	5,144	5,277	5,415	5,556	5,700	5,848	6,001	6,157
Operations & Maintenance	$26,328	27,014	27,715	28,435	29,175	29,931	30,712	31,509	32,331	33,170
Major Maintenance	$522	879	231	731	1,026	1,112	1,206	1,308	1,418	1,537
Insurance	$1,637	1,680	1,723	1,768	1,813	1,861	1,909	1,959	2,010	2,062
Property Taxes (18)	$7,691	7,891	8,096	8,306	8,522	8,744	8,971	9,205	9,444	9,689
Facility Administration and General	$459	472	484	496	509	523	536	550	565	579
Corporate Administration & General	$10,267	10,534	10,808	11,089	11,378	11,673	11,976	12,288	12,607	12,935

Total Operating Expenses	$91,535	93,720	94,937	97,345	99,592	101,672	103,806	105,995	108,241	110,538
NET OPERATING REVENUES ($000)	$80,647	84,158	88,829	92,509	96,553	100,977	105,566	110,326	115,265	120,394
CAPITAL EXPENDITURES ($000) (20)	10,443	3,518	926	11,946	4,103	4,449	14,569	5,230	5,671	16,675

A–62

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
MIRANT WISCONSIN FACILITY
PERFORMANCE
Capacity (MW)	306	306	306	306	306	306	306	306	306	306
Contract Capacity (MW)	302	302	302	302	302	302	302	151	0	0
Availability (%)	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%
Capacity Factor (%) (3)	2.3%	1.7%	2.1%	3.4%	7.3%	6.9%	7.0%	5.6%	5.4%	3.0%
Energy Generation (GWh)	61	45	55	92	195	184	189	151	144	80
Contract Energy Sales (GWh)	61	45	54	91	192	182	187	37	0	0
Market Energy Sales (GWh)	1	1	1	1	2	2	2	114	144	80
Heat Rate (Btu/kWh) (6)	11,438	11,431	11,353	11,441	11,393	11,434	11,351	11,376	11,362	11,284
Fuel Consumption (BBtu)	702	519	624	1,053	2,217	2,103	2,145	1,716	1,631	903
COMMODITY PRICES
Contract Capacity Price ($/kW-yr)	$46.98	46.98	46.98	46.98	46.98	46.98	46.98	46.98	0.00	0.00
Market Capacity Price ($/kW-yr) (11)	$19.94	14.01	19.40	23.71	37.19	40.42	63.86	71.19	75.62	76.95
Market Energy Price ($/MWh) (11)	$75.24	67.20	61.51	52.86	46.19	49.31	51.05	52.55	53.74	53.83
Fuel Price ($/MMBtu) (13)	$5.12	4.65	4.21	3.52	2.84	2.96	3.08	3.18	3.29	3.34
OPERATING REVENUES ($000)
Contract Electricity Revenue	$14,322	14,475	14,615	14,849	15,436	17,981	19,154	8,571	0	0
Market Electricity Revenue	$130	89	113	147	247	260	354	16,993	30,853	27,855

Total Operating Revenues	$14,452	14,564	14,728	14,996	15,683	18,241	19,508	25,564	30,853	27,855
OPERATING EXPENSES ($000) (17)
Fuel	$44	29	32	45	76	76	80	4,105	5,358	3,017
Operations & Maintenance	$826	809	853	971	1,263	1,269	1,314	1,241	1,253	1,096
Major Maintenance	$118	107	108	134	194	215	197	178	176	136
Insurance	$259	266	272	280	287	294	302	310	318	326
Gross Receipts Tax (18)	$461	465	470	478	500	582	622	815	984	889
Facility Administration and General	$240	246	252	259	266	273	280	287	294	302
Corporate Administration & General	$116	119	122	125	128	132	135	138	142	146

Total Operating Expenses	$2,064	2,041	2,109	2,292	2,714	2,841	2,930	7,074	8,525	5,912
NET OPERATING REVENUES ($000)	$12,388	12,523	12,619	12,704	12,969	15,400	16,578	18,490	22,328	21,943
CAPITAL EXPENDITURES ($000) (20)	$218	199	201	249	360	399	365	331	327	253

A–63

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
MIRANT WISCONSIN FACILITY
PERFORMANCE
Capacity (MW)	306	306	306	306	306	306	306	306	306	306
Contract Capacity (MW)	0	0	0	0	0	0	0	0	0	0
Availability (%)	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%
Capacity Factor (%) (3)	2.1%	1.5%	0.8%	1.4%	1.3%	1.3%	0.7%	0.7%	0.7%	0.5%
Energy Generation (GWh)	56	40	20	37	34	34	18	19	19	14
Contract Energy Sales (GWh)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh)	56	40	20	37	34	34	18	19	19	14
Heat Rate (Btu/kWh) (6)	11,298	11,571	11,304	11,506	11,462	11,478	11,454	11,551	11,402	11,377
Fuel Consumption (BBtu)	629	464	230	428	387	391	201	215	215	163
COMMODITY PRICES
Contract Capacity Price ($/kW-yr)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Capacity Price ($/kW-yr) (11)	$78.31	79.70	81.11	81.83	83.08	82.68	85.88	84.98	85.79	88.35
Market Energy Price ($/MWh) (11)	$54.10	55.44	55.19	59.38	59.89	56.86	61.09	62.86	68.99	68.05
Fuel Price ($/MMBtu) (13)	$3.43	3.50	3.55	3.66	3.79	3.90	4.01	4.14	4.43	4.38
OPERATING REVENUES ($000)
Contract Electricity Revenue	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenue	$26,975	26,610	25,942	27,250	27,443	27,236	27,352	27,174	27,554	28,009

Total Operating Revenues	$26,975	26,610	25,942	27,250	27,443	27,236	27,352	27,174	27,554	28,009
OPERATING EXPENSES ($000) (17)
Fuel	$2,158	1,622	817	1,566	1,468	1,523	807	891	953	715
Operations & Maintenance	$1,050	1,029	992	1,075	1,089	1,119	1,089	1,123	1,152	1,165
Major Maintenance	$124	140	114	135	135	138	131	140	138	135
Insurance	$335	343	352	361	371	380	390	400	411	421
Gross Receipts Tax (18)	$861	849	828	869	875	869	873	867	879	893
Facility Administration and General	$310	318	326	335	343	352	361	371	381	390
Corporate Administration & General	$150	153	157	162	166	170	174	179	184	188

Total Operating Expenses	$4,988	4,454	3,586	4,503	4,447	4,551	3,825	3,971	4,098	3,907
NET OPERATING REVENUES ($000)	$21,987	22,156	22,356	22,747	22,996	22,685	23,527	23,203	23,456	24,102
CAPITAL EXPENDITURES ($000) (20)	$229	260	211	251	250	257	243	259	256	251

A–64

Exhibit A-1

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Base Case

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
MIRANT WISCONSIN FACILITY
PERFORMANCE
Capacity (MW)	306	306	306	306	306	306	306	306	306	306
Contract Capacity (MW)	0	0	0	0	0	0	0	0	0	0
Availability (%)	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%	96.0%
Capacity Factor (%) (3)	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%	0.5%
Energy Generation (GWh)	14	14	14	14	14	14	14	14	14	14
Contract Energy Sales (GWh)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh)	14	14	14	14	14	14	14	14	14	14
Heat Rate (Btu/kWh) (6)	11,377	11,377	11,377	11,377	11,377	11,377	11,377	11,377	11,377	11,377
Fuel Consumption (BBtu)	163	163	163	163	163	163	163	163	163	163
COMMODITY PRICES
Contract Capacity Price ($/kW-yr)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Capacity Price ($/kW-yr) (11)	$90.64	93.00	95.42	97.90	100.44	103.06	105.74	108.48	111.30	114.20
Market Energy Price ($/MWh) (11)	$70.64	73.29	76.08	78.94	81.94	85.01	88.22	91.58	95.07	98.62
Fuel Price ($/MMBtu) (13)	$4.52	4.65	4.80	4.94	5.09	5.25	5.41	5.57	5.74	5.91
OPERATING REVENUES ($000)
Contract Electricity Revenue	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenue	$28,749	29,508	30,288	31,088	31,910	32,753	33,619	34,508	35,421	36,358

Total Operating Revenues	$28,749	29,508	30,288	31,088	31,910	32,753	33,619	34,508	35,421	36,358
OPERATING EXPENSES ($000) (17)
Fuel	$736	759	782	806	830	855	881	908	936	964
Operations & Maintenance	$1,194	1,225	1,257	1,290	1,324	1,357	1,394	1,430	1,466	1,505
Major Maintenance	$139	142	146	150	154	158	162	166	170	175
Insurance	$432	444	455	467	479	492	504	518	531	545
Gross Receipts Tax (18)	$917	941	966	992	1,018	1,045	1,072	1,101	1,130	1,160
Facility Administration and General	$401	411	422	433	444	455	467	479	492	505
Corporate Administration & General	$193	198	204	209	214	220	226	231	237	244

Total Operating Expenses	$4,012	4,120	4,232	4,347	4,463	4,582	4,706	4,833	4,962	5,098
NET OPERATING REVENUES ($000)	$24,737	25,388	26,056	26,741	27,447	28,171	28,913	29,675	30,459	31,260
CAPITAL EXPENDITURES ($000) (20)	258	264	271	278	286	293	301	309	317	325

A–65

Footnotes to Exhibit A-1

1.	Assumes all 2001 net operating revenues from the Mirant Generation Facilities will be available to pay interest on the Notes.
2.	Represents average annual capacity based on historical data provided by Mirant Generation, with the exception of the additional capacity of Bosque Unit 3 assumed to begin commercial operation on June 1, 2001.
3.	Capacity factors represent weighted average capacity factors as projected by PA Consulting.
4.	Includes contract sales from the State Line, Neenah, Canal, and Bosque Facilities.
5.	Includes steam sales from the Kendall Facility.
6.	Weighted average heat rate calculated as the sum of total fuel consumed divided by the energy generated.
7.	SO2 allowances that Mirant Generation is projected to purchase or sell based on assumed emission rates as estimated by Mirant Generation and capacity factors as projected by PA Consulting.
8.	NOX allowances that Mirant Generation is projected to purchase or sell based on assumed emission rates as estimated by Mirant Generation and ozone season generation as projected by PA Consulting. Assumes additional environmental capital expenditures that will reduce NOX emissions as projected by Mirant Generation.
9.	Rate of change in general inflation assumed to be 2.6 percent per year, based on a March 10, 2001 projection prepared by Blue Chip Economic Indicators.
10.	Weighted average contract electricity price calculated as the sum of the contract capacity and energy revenues of the State Line, Neenah, Canal, and Bosque Facilities divided by the total contract energy sales.
11.	As projected by PA Consulting. Weighted average market electricity price calculated as the sum of the market capacity and energy revenues divided by the total market energy sales as projected by PA Consulting.
12.	Steam price pursuant to the Kendall Steam Agreement.
13.	As projected by PA Consulting. Weighted average fuel price calculated as sum of the fuel expenses divided by the total fuel consumed.
14.	Assumed to be $150 per ton in 2001 dollars and to escalate thereafter at the rate of inflation.
15.	Assumed to be $1,000 per ton through 2002, $2,300 per ton in 2003, $2,000 per ton in 2004, and $1,700 per ton in 2005. Assumed to escalate thereafter at the rate of inflation.
16.	Represents RMR payments as estimated by PA Consulting. The terms of the RMR Payments are currently in dispute. PA Consulting has assumed that the Mirant California Facilities will receive a portion of the potential RMR Payments through 2008. For additional discussion regarding the RMR Payments, please refer to the PA Consulting report and the section of the Offering Circular entitled "Our Business—Legal Proceedings".
17.	Non-fuel operating expenses as estimated by Mirant Generation. Assumed to increase at the rate of inflation except for property taxes, which have been assumed to remain constant.
18.	Includes property taxes and insurance estimated by Mirant Generation through 2001 and assumed to escalate at the rate of inflation thereafter. Property tax estimate for Chalk Point, Dickerson, and Morgantown Facilities reflects legislation providing exemptions for machinery used to generate electricity.
19.	Represents cash lease payments related to the Mid-Atlantic Facilities, lease payments on the SMECO CT, and other expenses at the Mirant California Facilities.
20.	Includes capital expenditures and portion of major maintenance assumed by Mirant Generation to be capitalized. The 2001 estimate for Mirant Texas also includes the estimated remaining construction cost of Bosque Unit 3.
21.	Certain of the capital expenditures identified by Mirant Generation have been assumed to be funded through the use of a revolving credit facility.

A–66

22.	Interest payments represent interest on all Mirant Generation debt, including previously incurred debt that is assumed to be refinanced by the end of 2001. Interest payments on the principal amount of the Notes and the other Mirant Generation debt has been assumed at interest rates as estimated by the Representative of the Initial Purchasers, resulting in a weighted average interest rate over the term of the Notes of approximately 8.3 percent per year. The scheduled amortization of the Notes consists of single payments due on May 1, 2006, May 1, 2011 and May 1, 2031, respectively. Mirant Generation has assumed that the Notes will be refinanced upon maturity at the same principal amounts and interest rates. No additional costs of issuance have been included. We have also included interest on the revolving credit facility assumed to be used to fund certain of the capital expenditures. Interest has been included at the same rate as the 2011 Notes, as estimated by the Representative of the Initial Purchasers. No principal amortization of the Mirant Generation debt has been assumed.
23.	Interest coverage is equal to the cash available for debt service divided by annual interest on all Mirant Generation debt, including the interest on the Notes and the revolving credit facility assumed to be used to fund certain of the capital expenditures, assuming no principal amortization.
24.	Average interest coverage is equal to the total cash available for debt service over the term of the Notes divided by the total interest payments over the term of the Notes, including the interest on the Notes and the revolving credit facility assumed to be used to fund certain of the capital expenditures, assuming no principal amortization.
25.	Assumed to be the equivalent of Earnings Before Interest Taxes, Depreciation and Amortization ("EBITDA"), although it does not necessarily conform to Generally Accepted Accounting Principles and may not reflect any adjustments that could result therefrom. Excludes capital expenditures and is adjusted to reflect book lease expense as reported by Mirant Generation.
26.	Excludes interest on the revolving credit facility assumed to be used to fund certain of the capital expenditures.
27.	EBITDA to interest coverage ratio is equal to EBITDA divided by the annual interest on all Mirant Generation debt except the interest on the revolving credit facility assumed to be used to fund certain capital expenditures.
28.	Average EBITDA to interest coverage ratio is equal to the total EBITDA over the term of the Notes divided by the total interest payments over the term of the Notes, excluding the interest on the revolving credit facility assumed to be used to fund certain of the capital expenditures.

A–67

Exhibit A-2

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity A—Low Fuel Market Price Scenario

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	49.8%	46.3%	43.8%	39.1%	37.6%	37.7%	37.3%	36.4%	36.1%	36.1%
Contract Energy Sales (GWh) (4)	6,477	6,748	4,644	3,003	2,633	2,516	2,511	2,328	2,347	2,398
Market Energy Sales (GWh) (4)	48,383	44,287	43,647	40,080	38,866	39,031	38,620	37,821	37,434	37,354

Total Energy Sales (GWh)	54,859	51,035	48,291	43,082	41,499	41,547	41,131	40,149	39,781	39,752
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	541,076	500,539	471,486	420,491	404,368	404,510	401,054	390,838	387,563	387,395
Average Net Heat Rate (Btu/kWh) (6)	9,863	9,808	9,763	9,760	9,744	9,736	9,751	9,735	9,742	9,745
SO2 Allowances Purchased (Tons) (7)	72,400	63,110	52,692	28,182	23,107	28,959	24,593	25,145	24,938	36,336
NOX Allowances Purchased (Tons) (8)	6,243	(306)	4,984	3,442	2,850	786	139	(2,212)	(2,171)	(2,052)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$41.27	34.54	29.75	36.19	30.92	28.71	29.59	29.15	23.74	23.59
Market Electricity Price ($/MWh) (11)	$64.74	57.24	54.23	49.31	49.44	51.30	54.09	55.67	58.27	60.29
Steam Price ($/MMBtu) (12)	$12.23	11.42	11.43	9.02	9.12	9.39	9.59	9.86	10.08	10.33
Fuel Price ($/MMBtu) (13)	$3.13	2.72	2.55	2.33	2.19	2.24	2.30	2.36	2.43	2.48
SO2 Allowances ($/Ton) (14)	$150	154	158	162	166	171	175	180	184	189
NOX Allowances ($/Ton) (15)	$1,000	1,000	2,300	2,000	1,700	1,744	1,790	1,836	1,884	1,933
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$26,057	25,085	29,123	18,830	2,249	311	258	258	0	0
Mirant New England	$143,375	100,152	0	0	0	0	0	0	0	0
Mirant Texas	$33,723	42,465	42,961	22,979	9,547	0	0	0	0	0
State Line	$49,836	50,951	51,422	51,955	52,495	53,376	54,105	54,864	55,717	56,579
Mirant Wisconsin	$14,323	14,471	14,625	14,891	17,098	18,536	19,934	12,743	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,393,800	1,250,486	1,094,851	989,593	1,010,872	1,083,049	1,111,416	1,111,917	1,127,862	1,166,846
Mirant California	$1,165,222	768,594	771,061	545,603	451,073	451,345	506,391	495,543	484,699	499,109
Mirant New York	$437,213	374,489	315,447	251,721	250,031	230,700	236,122	235,776	247,443	273,933
Mirant New England	$135,780	141,291	185,287	131,189	142,727	145,599	141,648	150,662	195,499	189,594
Mirant Texas	$0	0	0	57,925	66,756	91,419	92,895	94,380	94,247	94,748
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$156	105	115	180	286	292	364	17,157	31,588	27,997
Steam Revenues	$11,761	10,986	10,992	8,679	8,775	9,031	9,226	9,486	9,697	9,936

Total Operating Revenues	$3,411,246	2,779,075	2,515,884	2,093,545	2,011,909	2,083,658	2,172,359	2,182,786	2,246,752	2,318,742
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$516,741	473,082	416,913	382,006	386,807	408,002	412,141	416,174	427,053	442,703
Mirant California	$702,543	481,804	470,613	334,518	225,194	229,547	256,726	245,779	237,171	249,629
Mirant New York	$261,702	229,129	176,829	143,207	143,039	128,600	124,467	119,752	124,071	128,288
Mirant New England	$210,076	177,763	136,234	79,567	87,337	88,051	78,851	84,285	96,885	88,861
Mirant Texas	$0	0	0	39,146	43,017	51,178	51,194	51,393	50,005	49,629
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$39	28	33	47	83	84	88	4,444	5,577	3,454
Emissions Allowances	$17,091	9,397	19,752	11,405	8,617	6,244	4,490	397	448	2,861
Operations & Maintenance	$226,043	218,621	216,821	214,996	219,750	226,309	232,867	238,338	244,103	250,043
Major Maintenance	$17,119	17,908	17,615	15,929	16,085	18,079	19,096	16,900	16,989	17,066
Insurance	$15,964	16,448	16,872	17,308	17,763	18,225	18,695	19,184	19,684	20,200
Property and Gross Receipts Taxes (18)	$83,327	85,201	86,634	88,117	89,694	91,284	92,916	94,847	96,572	98,169
Facility Administration and General	$6,075	6,298	6,457	6,622	6,795	6,973	7,154	7,338	7,535	7,733
Corporate Administration and General	$45,274	46,455	47,661	48,897	50,173	51,479	52,817	54,187	55,595	57,040
Other (19)	$227,443	201,538	182,632	153,659	149,057	139,517	147,208	156,452	178,942	177,756

Total Operating Expenses	$2,329,437	1,963,672	1,795,066	1,535,424	1,443,411	1,463,571	1,498,710	1,509,470	1,560,630	1,593,432
NET OPERATING REVENUES ($000)	$1,081,810	815,403	720,818	558,121	568,498	620,087	673,649	673,315	686,122	725,310
CAPITAL EXPENDITURES (20)	$163,864	111,649	149,419	85,442	85,635	112,269	112,107	110,571	71,711	68,335
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	58,131	85,630	80,916	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$917,945	703,754	571,399	530,810	568,493	588,734	561,542	562,745	614,411	656,975
ANNUAL INTEREST ($000) (22)	$168,183	203,660	203,660	208,485	215,592	222,308	222,308	222,308	222,308	222,308
ANNUAL INTEREST COVERAGE (23)	5.46	3.46	2.81	2.55	2.64	2.65	2.53	2.53	2.76	2.96
AVERAGE INTEREST COVERAGE (24)	3.91
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$99,554	73,957	54,209	24,989	19,494	9,159	15,836	24,212	45,829	43,709
EBITDA (25)	$1,181,364	889,360	775,027	583,110	587,992	629,246	689,485	697,527	731,951	769,019
INTEREST W/O CAP EX FACILITY (26)	$168,183	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	7.02	4.37	3.81	2.86	2.89	3.09	3.39	3.42	3.59	3.78
AVERAGE EBITDA/INT COVERAGE (28)	4.78

A–68

Exhibit A-2

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity A—Low Fuel Market Price Scenario

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	37.3%	36.3%	36.4%	36.1%	35.5%	34.8%	35.0%	34.5%	34.8%	34.6%
Contract Energy Sales (GWh) (4)	2,444	2,478	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	38,649	37,553	40,164	39,819	39,093	38,366	38,551	38,092	38,353	38,120

Total Energy Sales (GWh)	41,092	40,031	40,164	39,819	39,093	38,366	38,551	38,092	38,353	38,120
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	401,272	390,780	392,147	388,529	381,176	373,829	375,672	371,270	374,042	371,779
Average Net Heat Rate (Btu/kWh) (6)	9,765	9,762	9,764	9,757	9,751	9,744	9,745	9,747	9,753	9,753
SO2 Allowances Purchased (Tons) (7)	37,173	36,522	45,873	46,106	47,205	46,983	46,641	47,217	47,319	48,811
NOX Allowances Purchased (Tons) (8)	(1,755)	(1,812)	(1,265)	(1,130)	(1,335)	(1,486)	(1,470)	(1,400)	(1,360)	(1,237)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$23.51	23.54	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$61.85	64.40	65.28	66.52	68.17	70.04	71.93	74.26	75.77	77.49
Steam Price ($/MMBtu) (12)	$10.57	10.83	11.08	11.36	11.64	11.97	12.25	12.55	12.84	13.14
Fuel Price ($/MMBtu) (13)	$2.59	2.63	2.79	2.85	2.89	2.94	3.04	3.10	3.20	3.26
SO2 Allowances ($/Ton) (14)	$194	199	204	209	215	220	226	232	238	244
NOX Allowances ($/Ton) (15)	$1,983	2,035	2,088	2,142	2,197	2,255	2,313	2,373	2,435	2,498
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$57,459	58,349	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,225,798	1,247,393	1,290,694	1,300,167	1,329,237	1,350,995	1,384,368	1,428,914	1,461,013	1,500,932
Mirant California	$549,685	539,119	559,154	547,599	542,606	542,414	571,139	548,138	586,146	576,935
Mirant New York	$287,515	302,690	315,369	341,128	323,372	325,237	333,980	360,532	354,764	359,925
Mirant New England	$205,610	206,540	214,388	213,369	221,720	216,829	227,204	229,734	239,042	243,189
Mirant Texas	$95,276	95,404	93,768	93,990	90,387	89,258	90,659	89,863	89,627	89,572
State Line	$0	0	122,587	125,699	130,246	135,480	138,531	144,378	147,592	155,266
Mirant Wisconsin	$26,367	27,113	26,109	26,916	27,372	26,816	27,182	27,271	27,638	28,060
Steam Revenues	$10,163	10,413	10,656	10,921	11,190	11,512	11,780	12,071	12,347	12,636

Total Operating Revenues	$2,457,873	2,487,021	2,632,725	2,659,789	2,676,130	2,698,541	2,784,843	2,840,901	2,918,169	2,966,515
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$463,072	467,358	480,238	486,059	498,929	505,162	519,806	532,219	549,644	568,336
Mirant California	$289,514	277,514	291,408	284,042	270,236	268,396	284,824	265,909	295,629	283,709
Mirant New York	$136,187	132,676	137,673	153,883	141,927	143,138	145,784	159,380	154,446	160,739
Mirant New England	$101,410	102,425	107,058	104,979	115,189	108,501	117,296	118,597	123,960	125,643
Mirant Texas	$48,762	47,359	43,852	42,726	39,328	37,671	37,913	36,575	35,392	34,866
State Line	$0	0	32,622	33,528	34,859	35,842	35,315	36,290	36,219	38,159
Mirant Wisconsin	$1,970	1,955	933	1,626	1,638	1,487	832	1,234	1,136	743
Emissions Allowances	$3,703	3,552	6,708	7,214	7,188	6,992	7,138	7,621	7,940	8,822
Operations & Maintenance	$257,721	265,576	272,619	279,224	285,943	292,684	300,472	307,769	316,170	324,023
Major Maintenance	$22,486	23,160	22,746	20,547	20,640	23,222	24,533	21,729	21,849	21,993
Insurance	$20,725	21,258	21,812	22,382	22,963	23,554	24,167	24,800	25,444	26,103
Property and Gross Receipts Taxes (18)	$99,874	101,701	103,518	105,438	107,397	109,383	111,438	113,544	115,714	117,936
Facility Administration and General	$7,928	8,136	8,347	8,561	8,787	9,015	9,242	9,489	9,734	9,990
Corporate Administration and General	$58,526	60,049	61,608	63,208	64,853	66,541	68,267	70,045	71,864	73,735
Other (19)	$172,535	171,003	178,530	172,510	152,607	193,682	188,848	150,942	186,642	153,340

Total Operating Expenses	$1,684,413	1,683,722	1,769,672	1,785,927	1,772,484	1,825,270	1,875,875	1,856,143	1,951,784	1,948,137
NET OPERATING REVENUES ($000)	$773,460	803,300	863,053	873,861	903,646	873,272	908,968	984,758	966,385	1,018,378
CAPITAL EXPENDITURES (20)	$117,231	118,184	95,557	86,106	114,988	87,761	102,583	129,276	80,675	116,717
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$656,229	685,116	767,496	787,755	788,659	785,510	806,385	855,482	885,711	901,661
ANNUAL INTEREST ($000) (22)	$222,308	222,308	222,308	222,308	222,308	222,308	222,308	222,308	222,308	222,308
ANNUAL INTEREST COVERAGE (23)	2.95	3.08	3.45	3.54	3.55	3.53	3.63	3.85	3.98	4.06
AVERAGE INTEREST COVERAGE (24)	3.91
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$37,489	34,989	41,490	34,489	13,489	53,489	47,489	8,489	42,988	8,489
EBITDA (25)	$810,949	838,289	904,543	908,350	917,135	926,761	956,457	993,247	1,009,373	1,026,867
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	3.98	4.12	4.44	4.46	4.50	4.55	4.70	4.88	4.96	5.04
AVERAGE EBITDA/INT COVERAGE (28)	4.78
A–69

Exhibit A-2

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity A—Low Fuel Market Price Scenario

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	34.6%	34.6%	34.6%	34.6%	34.6%	34.6%	34.6%	34.6%	34.6%	34.6%
Contract Energy Sales (GWh) (4)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	38,120	38,120	38,120	38,120	38,120	38,120	38,120	38,120	38,120	38,120

Total Energy Sales (GWh)	38,120	38,120	38,120	38,120	38,120	38,120	38,120	38,120	38,120	38,120
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	371,779	371,779	371,779	371,779	371,779	371,779	371,779	371,779	371,779	371,779
Average Net Heat Rate (Btu/kWh) (6)	9,753	9,753	9,753	9,753	9,753	9,753	9,753	9,753	9,753	9,753
SO2 Allowances Purchased (Tons) (7)	48,811	48,811	48,811	48,811	48,811	48,811	48,811	48,811	48,811	48,811
NOX Allowances Purchased (Tons) (8)	(1,237)	(1,237)	(1,237)	(1,237)	(1,237)	(1,237)	(1,237)	(1,237)	(1,237)	(1,237)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$79.63	81.83	84.11	86.45	88.87	91.36	93.93	96.59	99.33	102.15
Steam Price ($/MMBtu) (12)	$13.45	13.77	14.10	14.44	14.79	15.14	15.51	15.89	16.27	16.67
Fuel Price ($/MMBtu) (13)	$3.35	3.45	3.54	3.64	3.75	3.85	3.96	4.07	4.19	4.31
SO2 Allowances ($/Ton) (14)	$251	257	264	271	278	285	292	300	308	316
NOX Allowances ($/Ton) (15)	$2,563	2,630	2,698	2,769	2,841	2,914	2,990	3,068	3,148	3,229
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,536,170	1,572,376	1,609,581	1,647,819	1,687,124	1,727,532	1,769,082	1,811,813	1,855,766	1,900,986
Mirant California	$599,123	622,165	646,091	670,942	696,747	723,547	751,380	780,284	810,300	841,472
Mirant New York	$367,444	375,131	382,984	391,012	399,216	407,600	416,166	424,923	433,870	443,013
Mirant New England	$251,293	259,671	268,331	277,282	286,536	296,099	305,989	316,211	326,777	337,702
Mirant Texas	$92,142	94,784	97,504	100,303	103,186	106,151	109,203	112,345	115,577	118,905
State Line	$160,441	165,790	171,320	177,041	182,957	189,073	195,400	201,942	208,707	215,705
Mirant Wisconsin	$28,791	29,542	30,313	31,103	31,914	32,746	33,600	34,476	35,376	36,298
Steam Revenues	$12,936	13,245	13,562	13,887	14,221	14,564	14,916	15,277	15,648	16,030

Total Operating Revenues	$3,048,340	3,132,704	3,219,686	3,309,389	3,401,901	3,497,312	3,595,736	3,697,271	3,802,021	3,910,111
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$583,359	598,786	614,627	630,892	647,591	664,741	682,349	700,431	718,997	738,062
Mirant California	$292,558	301,702	311,144	320,901	330,979	341,395	352,156	363,282	374,778	386,665
Mirant New York	$165,266	169,924	174,715	179,641	184,709	189,920	195,281	200,795	206,467	212,299
Mirant New England	$129,823	134,143	138,608	143,220	147,988	152,913	158,003	163,260	168,694	174,309
Mirant Texas	$35,893	36,951	38,040	39,161	40,316	41,504	42,728	43,988	45,285	46,621
State Line	$38,639	39,125	39,618	40,116	40,621	41,132	41,650	42,174	42,705	43,242
Mirant Wisconsin	$765	787	810	833	858	882	908	934	961	989
Emissions Allowances	$9,047	9,288	9,527	9,774	10,028	10,291	10,554	10,829	11,112	11,399
Operations & Maintenance	$332,449	341,093	349,964	359,060	368,400	377,977	387,804	397,887	408,230	418,848
Major Maintenance	$29,044	29,891	29,396	26,541	26,655	29,996	31,707	28,072	28,248	28,426
Insurance	$26,779	27,482	28,193	28,929	29,676	30,454	31,237	32,053	32,888	33,741
Property and Gross Receipts Taxes (18)	$120,229	122,584	125,002	127,479	130,021	132,632	135,303	138,052	140,866	143,756
Facility Administration and General	$10,246	10,515	10,787	11,064	11,353	11,652	11,952	12,262	12,583	12,913
Corporate Administration and General	$75,650	77,620	79,642	81,708	83,831	86,015	88,251	90,542	92,895	95,312
Other (19)	$91,264	86,572	74,720	69,858	71,390	68,144	132,394	139,702	95,159	86,628

Total Operating Expenses	$1,941,011	1,986,462	2,024,793	2,069,178	2,124,417	2,179,648	2,302,277	2,364,264	2,379,868	2,433,210
NET OPERATING REVENUES ($000)	$1,107,328	1,146,241	1,194,893	1,240,211	1,277,484	1,317,665	1,293,459	1,333,007	1,422,153	1,476,901
CAPITAL EXPENDITURES (20)	$138,540	112,510	140,975	134,890	138,001	134,529	163,789	158,149	129,071	134,502
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$968,788	1,033,731	1,053,918	1,105,321	1,139,483	1,183,135	1,129,670	1,174,857	1,293,082	1,342,399
ANNUAL INTEREST ($000) (22)	$222,308	222,308	222,308	222,308	222,308	222,308	222,308	222,308	222,308	222,308
ANNUAL INTEREST COVERAGE (23)	4.36	4.65	4.74	4.97	5.13	5.32	5.08	5.28	5.82	6.04
AVERAGE INTEREST COVERAGE (24)	3.91
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$(54,879)	(60,896)	(74,110)	(80,369)	(80,273)	(84,993)	(22,262)	(16,511)	(62,652)	(72,821)
EBITDA (25)	$1,052,449	1,085,345	1,120,783	1,159,842	1,197,211	1,232,672	1,271,197	1,316,496	1,359,501	1,404,080
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	5.17	5.33	5.50	5.69	5.88	6.05	6.24	6.46	6.68	6.89
AVERAGE EBITDA/INT COVERAGE (28)	4.78

A–70

Footnotes to Exhibit A-2

    The footnotes to Exhibit A-2 are the same as the footnotes for Exhibit A-1, except:

3.
Capacity factor as estimated by PA Consulting under its "Low Fuel Price" scenario.
11.
As estimated by PA Consulting in its "Low Fuel Price" scenario. Weighted average market electricity price calculated as the sum of the electricity revenues divided by the electricity generation, as estimated by PA Consulting.
13.
As estimated by PA Consulting in its "Low Fuel Price" scenario. Weighted average fuel price calculated as sum of the fuel expenses divided by the total fuel consumed.

A–71

Exhibit A-3

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity B—High Fuel Market Price Scenario

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	49.4%	44.8%	43.2%	39.4%	40.5%	40.7%	40.8%	39.8%	39.4%	39.2%
Contract Energy Sales (GWh) (4)	6,348	6,414	4,725	3,237	3,082	2,865	2,960	2,870	2,918	2,994
Market Energy Sales (GWh) (4)	48,150	42,965	42,907	40,237	41,593	42,058	42,045	41,009	40,478	40,178

Total Energy Sales (GWh)	54,498	49,379	47,631	43,473	44,675	44,923	45,004	43,880	43,397	43,172
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	537,581	484,222	465,371	424,438	436,098	438,177	439,751	428,416	423,869	421,785
Average Net Heat Rate (Btu/kWh) (6)	9,864	9,806	9,770	9,763	9,762	9,754	9,771	9,763	9,767	9,770
SO2 Allowances Purchased (Tons) (7)	71,100	59,449	53,553	40,365	47,661	54,046	49,773	47,368	47,327	57,638
NOX Allowances Purchased (Tons) (8)	6,184	(494)	5,203	4,009	4,008	1,877	1,314	(1,298)	(1,091)	(998)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$43.75	37.99	30.21	36.28	27.22	24.95	24.40	22.21	19.33	19.15
Market Electricity Price ($/MWh) (11)	$69.21	65.10	63.88	60.82	62.79	67.04	69.96	71.99	75.57	80.19
Steam Price ($/MMBtu) (12)	$12.98	13.27	14.06	12.05	13.75	14.13	14.40	14.78	15.07	15.40
Fuel Price ($/MMBtu) (13)	$3.38	3.19	3.15	3.20	3.43	3.49	3.56	3.61	3.68	3.72
SO2 Allowances ($/Ton) (14)	$150	154	158	162	166	171	175	180	184	189
NOX Allowances ($/Ton) (15)	$1,000	1,000	2,300	2,000	1,700	1,744	1,790	1,836	1,884	1,933
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$28,255	29,545	33,791	27,551	6,410	2,280	258	258	0	0
Mirant New England	$151,641	106,353	0	0	0	0	0	0	0	0
Mirant Texas	$33,662	42,431	42,865	22,923	9,426	0	0	0	0	0
State Line	$49,836	50,948	51,530	52,264	53,126	53,917	54,761	55,542	56,419	57,331
Mirant Wisconsin	$14,317	14,422	14,533	14,672	14,937	15,274	17,216	7,967	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,450,891	1,335,681	1,214,738	1,193,175	1,271,906	1,455,740	1,511,175	1,521,889	1,596,171	1,699,449
Mirant California	$1,262,390	897,453	968,192	676,844	581,742	595,732	672,465	657,321	626,168	658,321
Mirant New York	$475,380	412,281	358,276	320,130	398,944	364,812	371,009	371,098	391,256	400,528
Mirant New England	$143,710	151,430	199,717	165,404	230,415	250,525	237,950	237,426	271,995	300,193
Mirant Texas	$0	0	0	91,405	128,354	152,451	148,600	148,800	143,000	138,211
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$130	78	99	125	178	210	344	15,793	30,310	25,020
Steam Revenues	$12,480	12,762	13,526	11,591	13,221	13,593	13,847	14,216	14,490	14,813

Total Operating Revenues	$3,622,692	3,053,384	2,897,267	2,576,084	2,708,659	2,904,534	3,027,625	3,030,310	3,129,809	3,293,866
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$534,928	513,062	466,233	475,269	544,960	573,094	577,310	575,504	598,473	623,941
Mirant California	$779,179	594,703	640,980	524,351	439,430	448,376	498,727	472,823	426,911	442,229
Mirant New York	$278,931	243,696	201,402	177,514	225,947	202,516	203,735	198,403	211,616	209,425
Mirant New England	$224,400	194,312	155,220	115,080	190,487	193,042	177,704	188,099	209,550	190,865
Mirant Texas	$0	0	0	66,278	93,878	111,684	109,091	109,165	104,698	101,586
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$43	26	37	44	89	82	97	4,331	6,784	2,758
Emissions Allowances	$16,835	8,651	20,398	14,530	14,703	12,457	11,028	6,094	6,628	8,949
Operations & Maintenance	$225,899	218,023	217,023	215,877	222,799	229,545	236,550	242,052	247,543	253,486
Major Maintenance	$17,098	17,888	17,589	15,861	15,873	17,914	18,852	16,660	16,796	16,892
Insurance	$15,964	16,448	16,872	17,308	17,763	18,225	18,695	19,184	19,684	20,200
Property and Gross Receipts Taxes (18)	$83,326	85,199	86,631	88,108	89,621	91,177	92,828	94,651	96,531	98,074
Facility Administration and General	$6,075	6,298	6,457	6,622	6,795	6,973	7,154	7,338	7,535	7,733
Corporate Administration and General	$45,274	46,455	47,661	48,897	50,173	51,479	52,817	54,187	55,595	57,040
Other (19)	$227,567	201,633	182,792	153,309	148,556	139,071	146,750	156,062	178,656	177,554

Total Operating Expenses	$2,455,519	2,146,394	2,059,295	1,919,048	2,061,074	2,095,635	2,151,337	2,144,552	2,187,000	2,210,733
NET OPERATING REVENUES ($000)	$1,167,172	906,990	837,972	657,036	647,585	808,899	876,288	885,758	942,808	1,083,133
CAPITAL EXPENDITURES (20)	$163,824	111,612	149,367	85,315	85,242	111,964	111,655	110,125	71,354	68,012
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	58,131	85,237	80,916	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$1,003,348	795,378	688,605	629,852	647,580	777,851	764,633	775,633	871,454	1,015,121
ANNUAL INTEREST ($000) (22)	$168,183	203,660	203,660	208,485	215,560	222,276	222,276	222,276	222,276	222,276
ANNUAL INTEREST COVERAGE (23)	5.97	3.91	3.38	3.02	3.00	3.50	3.44	3.49	3.92	4.57
AVERAGE INTEREST COVERAGE (24)	6.76
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$99,554	73,957	54,209	24,989	19,494	9,159	15,836	24,212	45,829	43,709
EBITDA (25)	$1,266,726	980,947	892,181	682,025	667,079	818,058	892,124	909,970	988,637	1,126,842
INTEREST W/O CAP EX FACILITY (26)	$168,183	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	7.53	4.82	4.38	3.35	3.28	4.02	4.38	4.47	4.85	5.53
AVERAGE EBITDA/INT COVERAGE (28)	7.85

A–72

Exhibit A-3

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity B—High Fuel Market Price Scenario

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	40.9%	40.2%	40.2%	39.9%	39.5%	38.8%	39.1%	38.8%	39.1%	38.9%
Contract Energy Sales (GWh) (4)	3,095	3,223	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	42,032	41,067	44,350	44,011	43,603	42,776	43,093	42,821	43,100	42,881

Total Energy Sales (GWh)	45,127	44,290	44,350	44,011	43,603	42,776	43,093	42,821	43,100	42,881
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	441,727	433,404	434,001	430,339	426,103	417,789	420,979	418,340	421,271	419,207
Average Net Heat Rate (Btu/kWh) (6)	9,788	9,786	9,786	9,778	9,772	9,767	9,769	9,770	9,774	9,776
SO2 Allowances Purchased (Tons) (7)	60,345	59,782	71,759	72,745	74,215	73,076	72,964	73,904	73,140	73,686
NOX Allowances Purchased (Tons) (8)	(421)	(508)	168	421	258	138	166	233	313	372
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$18.84	18.41	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$83.37	87.32	89.54	91.82	93.96	96.78	99.48	102.78	104.80	107.07
Steam Price ($/MMBtu) (12)	$15.71	16.06	16.39	16.75	17.12	17.59	17.96	18.37	18.75	19.15
Fuel Price ($/MMBtu) (13)	$3.92	3.94	4.13	4.18	4.23	4.28	4.42	4.48	4.64	4.73
SO2 Allowances ($/Ton) (14)	$194	199	204	209	215	220	226	232	238	244
NOX Allowances ($/Ton) (15)	$1,983	2,035	2,088	2,142	2,197	2,255	2,313	2,373	2,435	2,498
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$58,302	59,337	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,836,386	1,879,833	1,952,392	2,018,238	2,097,437	2,130,441	2,202,311	2,282,323	2,321,756	2,407,325
Mirant California	$716,985	726,096	767,705	716,235	706,512	705,919	732,846	708,895	762,828	739,663
Mirant New York	$448,638	486,659	523,643	565,490	529,495	542,375	545,324	585,884	581,319	579,600
Mirant New England	$340,831	332,863	353,289	359,571	382,070	374,019	408,979	415,926	433,954	441,424
Mirant Texas	$137,208	135,425	140,705	140,763	132,597	130,305	131,106	128,049	127,508	125,675
State Line	$0	0	207,279	214,642	222,158	231,056	240,144	253,273	261,914	270,476
Mirant Wisconsin	$24,291	25,032	25,989	26,256	26,627	25,677	26,284	26,653	27,708	26,976
Steam Revenues	$15,109	15,442	15,758	16,109	16,461	16,918	17,275	17,669	18,032	18,413

Total Operating Revenues	$3,577,750	3,660,687	3,986,760	4,057,304	4,113,357	4,156,710	4,304,269	4,418,672	4,535,019	4,609,552
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$663,766	667,200	686,479	698,288	716,794	717,589	742,130	758,009	781,763	808,206
Mirant California	$498,504	487,985	513,153	467,074	440,423	437,209	453,237	430,783	478,346	470,447
Mirant New York	$234,137	221,933	223,550	257,437	238,662	248,426	247,635	267,667	264,950	273,179
Mirant New England	$232,435	233,491	238,466	245,375	280,185	262,700	295,122	298,777	312,193	313,595
Mirant Texas	$100,471	96,360	89,627	87,490	79,840	76,899	76,445	72,735	70,865	68,864
State Line	$0	0	41,434	42,485	43,365	43,986	44,732	45,743	46,484	47,399
Mirant Wisconsin	$1,730	1,975	919	1,757	2,240	927	700	645	1,256	0
Emissions Allowances	$10,857	10,849	14,993	16,122	16,498	16,413	16,886	17,699	18,171	18,931
Operations & Maintenance	$261,594	269,772	276,837	283,454	290,595	297,208	305,302	312,860	321,206	329,396
Major Maintenance	$22,441	23,128	22,706	20,483	20,454	23,082	24,295	21,483	21,640	21,803
Insurance	$20,725	21,258	21,812	22,382	22,963	23,554	24,167	24,800	25,444	26,103
Property and Gross Receipts Taxes (18)	$99,808	101,635	103,514	105,417	107,373	109,347	111,409	113,524	115,716	117,902
Facility Administration and General	$7,928	8,136	8,347	8,561	8,787	9,015	9,242	9,489	9,734	9,990
Corporate Administration and General	$58,526	60,049	61,608	63,208	64,853	66,541	68,267	70,045	71,864	73,735
Other (19)	$172,283	170,860	178,452	172,427	152,568	193,651	188,808	150,915	186,607	153,195

Total Operating Expenses	$2,385,205	2,374,631	2,481,897	2,491,960	2,485,599	2,526,547	2,608,377	2,595,174	2,726,240	2,732,745
NET OPERATING REVENUES ($000)	$1,192,545	1,286,056	1,504,864	1,565,344	1,627,758	1,630,164	1,695,892	1,823,498	1,808,779	1,876,807
CAPITAL EXPENDITURES (20)	$116,868	117,877	95,498	86,062	114,901	87,688	102,661	129,331	80,738	116,678
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$1,075,677	1,168,179	1,409,365	1,479,282	1,512,857	1,542,475	1,593,231	1,694,167	1,728,042	1,760,129
ANNUAL INTEREST ($000) (22)	$222,276	222,276	222,276	222,276	222,276	222,276	222,276	222,276	222,276	222,276
ANNUAL INTEREST COVERAGE (23)	4.84	5.26	6.34	6.66	6.81	6.94	7.17	7.62	7.77	7.92
AVERAGE INTEREST COVERAGE (24)	6.76
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$37,489	34,989	41,490	34,489	13,489	53,489	47,489	8,489	42,988	8,489
EBITDA (25)	$1,230,034	1,321,045	1,546,354	1,599,833	1,641,247	1,683,653	1,743,381	1,831,987	1,851,767	1,885,296
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	6.04	6.49	7.59	7.86	8.06	8.27	8.56	9.00	9.09	9.26
AVERAGE EBITDA/INT COVERAGE (28)	7.85

A–73

Exhibit A-3

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity B—High Fuel Market Price Scenario

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	38.9%	38.9%	38.9%	38.9%	38.9%	38.9%	38.9%	38.9%	38.9%	38.9%
Contract Energy Sales (GWh) (4)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	42,881	42,881	42,881	42,881	42,881	42,881	42,881	42,881	42,881	42,881

Total Energy Sales (GWh)	42,881	42,881	42,881	42,881	42,881	42,881	42,881	42,881	42,881	42,881
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	419,207	419,207	419,207	419,207	419,207	419,207	419,207	419,207	419,207	419,207
Average Net Heat Rate (Btu/kWh) (6)	9,776	9,776	9,776	9,776	9,776	9,776	9,776	9,776	9,776	9,776
SO2 Allowances Purchased (Tons) (7)	73,686	73,686	73,686	73,686	73,686	73,686	73,686	73,686	73,686	73,686
NOX Allowances Purchased (Tons) (8)	372	372	372	372	372	372	372	372	372	372
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$109.82	112.67	115.63	118.69	121.85	125.13	128.53	132.04	135.68	139.45
Steam Price ($/MMBtu) (12)	$19.56	19.98	20.41	20.85	21.30	21.77	22.24	22.72	23.21	23.72
Fuel Price ($/MMBtu) (13)	$4.85	4.97	5.10	5.22	5.36	5.49	5.63	5.78	5.92	6.07
SO2 Allowances ($/Ton) (14)	$251	257	264	271	278	285	292	300	308	316
NOX Allowances ($/Ton) (15)	$2,563	2,630	2,698	2,769	2,841	2,914	2,990	3,068	3,148	3,229
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$2,473,423	2,541,565	2,611,824	2,684,275	2,758,993	2,836,061	2,915,563	2,997,588	3,082,229	3,169,583
Mirant California	$755,583	772,624	790,819	810,203	830,805	852,661	875,813	900,295	926,155	953,436
Mirant New York	$587,931	596,421	605,068	613,878	622,852	631,996	641,311	650,805	660,477	670,334
Mirant New England	$455,514	470,056	485,068	500,563	516,558	533,070	550,114	567,708	585,870	604,621
Mirant Texas	$128,960	132,332	135,795	139,345	142,992	146,734	150,576	154,517	158,563	162,719
State Line	$280,118	290,110	300,466	311,196	322,315	333,837	345,778	358,154	370,980	384,271
Mirant Wisconsin	$27,677	28,397	29,135	29,893	30,670	31,467	32,285	33,125	33,986	34,870
Steam Revenues	$18,810	19,216	19,630	20,054	20,488	20,932	21,386	21,850	22,324	22,811

Total Operating Revenues	$4,728,016	4,850,721	4,977,805	5,109,407	5,245,673	5,386,758	5,532,826	5,684,042	5,840,584	6,002,645
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$828,167	848,623	869,584	891,065	913,076	935,631	958,744	982,428	1,006,699	1,031,570
Mirant California	$483,545	497,033	510,928	525,250	540,002	555,205	570,872	587,026	603,669	620,834
Mirant New York	$279,805	286,590	293,541	300,659	307,951	315,419	323,070	330,906	338,932	347,153
Mirant New England	$321,784	330,187	338,808	347,656	356,735	366,051	375,609	385,417	395,483	405,809
Mirant Texas	$70,534	72,243	73,994	75,789	77,627	79,508	81,436	83,412	85,434	87,507
State Line	$47,993	48,595	49,205	49,822	50,447	51,080	51,721	52,370	53,026	53,691
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Emissions Allowances	$19,422	19,930	20,448	20,978	21,524	22,084	22,654	23,248	23,851	24,472
Operations & Maintenance	$337,962	346,748	355,762	365,010	374,506	384,242	394,230	404,482	414,994	425,788
Major Maintenance	$28,993	29,862	29,342	26,461	26,414	29,827	31,393	27,757	27,970	28,179
Insurance	$26,779	27,482	28,193	28,929	29,676	30,454	31,237	32,053	32,888	33,741
Property and Gross Receipts Taxes (18)	$120,194	122,548	124,964	127,441	129,981	132,591	135,261	138,009	140,822	143,710
Facility Administration and General	$10,246	10,515	10,787	11,064	11,353	11,652	11,952	12,262	12,583	12,913
Corporate Administration and General	$75,650	77,620	79,642	81,708	83,831	86,015	88,251	90,542	92,895	95,312
Other (19)	$91,059	86,302	74,387	69,468	70,939	67,635	131,830	139,077	94,481	85,895

Total Operating Expenses	$2,742,132	2,804,278	2,859,584	2,921,300	2,994,062	3,067,395	3,208,260	3,288,989	3,323,727	3,396,574
NET OPERATING REVENUES ($000)	$1,985,883	2,046,444	2,118,221	2,188,107	2,251,611	2,319,363	2,324,566	2,395,053	2,516,857	2,606,070
CAPITAL EXPENDITURES (20)	$138,498	112,468	140,931	134,846	137,955	134,483	163,740	158,098	129,021	134,449
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$1,847,385	1,933,976	1,977,290	2,053,260	2,113,656	2,184,880	2,160,826	2,236,955	2,387,836	2,471,621
ANNUAL INTEREST ($000) (22)	$222,276	222,276	222,276	222,276	222,276	222,276	222,276	222,276	222,276	222,276
ANNUAL INTEREST COVERAGE (23)	8.31	8.70	8.90	9.24	9.51	9.83	9.72	10.06	10.74	11.12
AVERAGE INTEREST COVERAGE (24)	6.76
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$(54,879)	(60,896)	(74,110)	(80,369)	(80,273)	(84,993)	(22,262)	(16,511)	(62,652)	(72,821)
EBITDA (25)	$1,931,004	1,985,548	2,044,111	2,107,738	2,171,338	2,234,370	2,302,304	2,378,542	2,454,205	2,533,249
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	9.48	9.75	10.04	10.35	10.66	10.97	11.30	11.68	12.05	12.44
AVERAGE EBITDA/INT COVERAGE (28)	7.85

A–74

Footnotes to Exhibit A-3

    The footnotes to Exhibit A-3 are the same as the footnotes for Exhibit A-1, except:

  3.
  Capacity factor as estimated by PA Consulting under its "High Fuel Price" scenario.
  11.
  As estimated by PA Consulting in its "High Fuel Price" scenario. Weighted average market electricity price calculated as the sum of the electricity revenues divided by the electricity generation, as estimated by PA Consulting.
  13.
  As estimated by PA Consulting in its "High Fuel Price" scenario. Weighted average fuel price calculated as sum of the fuel expenses divided by the total fuel consumed.

A–75

Exhibit A-4

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity C—Capacity Overbuild Market Price Scenario

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	49.2%	45.7%	43.6%	36.8%	34.6%	35.0%	35.4%	34.8%	34.9%	35.3%
Contract Energy Sales (GWh) (4)	6,301	6,676	4,662	3,140	2,746	2,521	2,558	2,403	2,451	2,544
Market Energy Sales (GWh) (4)	47,951	43,692	43,428	37,418	35,364	36,063	36,435	35,966	36,061	36,428

Total Energy Sales (GWh)	54,252	50,368	48,090	40,558	38,109	38,584	38,993	38,369	38,512	38,972
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	535,120	493,928	469,513	395,247	371,043	375,341	379,833	373,263	374,997	379,635
Average Net Heat Rate (Btu/kWh) (6)	9,864	9,806	9,763	9,745	9,736	9,728	9,741	9,728	9,737	9,741
SO2 Allowances Purchased (Tons) (7)	71,039	62,128	53,788	24,936	15,388	23,114	22,675	25,128	26,768	39,296
NOX Allowances Purchased (Tons) (8)	6,115	(352)	5,125	2,632	1,603	(213)	(557)	(2,817)	(2,607)	(2,339)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$43.80	36.20	29.72	34.80	29.11	28.45	28.78	26.55	22.78	22.31
Market Electricity Price ($/MWh) (11)	$69.18	60.37	57.21	50.48	48.97	50.56	53.74	56.36	58.54	60.49
Steam Price ($/MMBtu) (12)	$12.98	12.09	12.09	9.47	9.57	9.86	10.07	10.36	10.60	10.86
Fuel Price ($/MMBtu) (13)	$3.37	2.91	2.72	2.42	2.25	2.31	2.38	2.44	2.51	2.58
SO2 Allowances ($/Ton) (14)	$150	154	158	162	166	171	175	180	184	189
NOX Allowances ($/Ton) (15)	$1,000	1,000	2,300	2,000	1,700	1,744	1,790	1,836	1,884	1,933
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$28,168	27,605	29,677	19,285	2,249	311	258	258	0	0
Mirant New England	$149,956	106,144	0	0	0	0	0	0	0	0
Mirant Texas	$33,704	42,494	42,818	23,011	9,576	0	0	0	0	0
State Line	$49,830	50,958	51,452	52,126	52,661	53,434	54,211	54,963	55,845	56,763
Mirant Wisconsin	$14,322	14,475	14,615	14,849	15,436	17,981	19,154	8,571	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,449,682	1,274,918	1,133,418	932,121	871,619	948,493	1,027,163	1,087,718	1,139,540	1,188,412
Mirant California	$1,262,390	825,938	823,245	574,597	474,707	475,614	533,345	522,118	511,096	534,746
Mirant New York	$457,531	392,090	336,102	209,368	207,882	191,769	191,806	191,138	209,368	226,044
Mirant New England	$147,503	144,781	191,550	109,948	105,156	111,366	108,327	110,440	121,609	127,318
Mirant Texas	$0	0	0	62,760	72,150	95,796	97,225	98,503	98,351	98,979
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$130	89	113	147	247	260	354	16,993	30,853	27,855
Steam Revenues	$12,480	11,626	11,627	9,109	9,207	9,481	9,688	9,966	10,191	10,447

Total Operating Revenues	$3,605,696	2,891,118	2,634,617	2,007,321	1,820,890	1,904,505	2,041,531	2,100,668	2,176,853	2,270,564
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$534,357	483,946	430,465	386,349	388,932	409,112	419,102	425,023	439,552	456,966
Mirant California	$779,179	532,135	518,688	368,601	247,277	252,216	281,587	269,674	259,391	274,080
Mirant New York	$265,471	233,399	183,691	97,561	99,825	93,830	93,077	91,765	102,168	111,590
Mirant New England	$225,654	187,379	143,472	62,039	50,264	54,599	55,258	61,947	80,325	77,793
Mirant Texas	$0	0	0	43,077	47,515	56,772	56,651	56,642	55,205	54,844
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$44	29	32	45	76	76	80	4,105	5,358	3,017
Emissions Allowances	$16,758	9,200	20,260	9,265	5,224	3,516	2,920	(709)	(28)	2,877
Operations & Maintenance	$225,861	218,483	216,920	214,189	218,235	224,963	231,828	237,542	243,586	249,860
Major Maintenance	$17,120	17,923	17,554	15,920	16,057	18,011	19,024	16,798	16,973	17,072
Insurance	$15,964	16,448	16,872	17,308	17,763	18,225	18,695	19,184	19,684	20,200
Property and Gross Receipts Taxes (18)	$83,326	85,201	86,634	88,114	89,639	91,265	92,890	94,708	96,548	98,165
Facility Administration and General	$6,075	6,298	6,457	6,622	6,795	6,973	7,154	7,338	7,535	7,733
Corporate Administration and General	$45,274	46,455	47,661	48,897	50,173	51,479	52,817	54,187	55,595	57,040
Other (19)	$227,567	201,578	182,657	153,630	149,068	139,529	147,220	156,469	178,971	177,823

Total Operating Expenses	$2,442,650	2,038,474	1,871,362	1,511,617	1,386,843	1,420,565	1,478,303	1,494,673	1,560,863	1,609,060
NET OPERATING REVENUES ($000)	$1,163,046	852,644	763,254	495,704	434,046	483,940	563,228	605,995	615,990	661,503
CAPITAL EXPENDITURES (20)	$163,865	111,679	149,305	85,426	85,583	112,142	111,975	110,382	71,681	68,343
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	58,131	85,578	80,916	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$999,181	740,965	613,949	468,409	434,041	452,714	451,253	495,613	544,309	593,160
ANNUAL INTEREST ($000) (22)	$168,183	203,660	203,660	208,485	215,588	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	5.94	3.64	3.01	2.25	2.01	2.04	2.03	2.23	2.45	2.67
AVERAGE INTEREST COVERAGE (24)	4.15
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$99,554	73,957	54,209	24,989	19,494	9,159	15,836	24,212	45,829	43,709
EBITDA (25)	$1,262,600	926,601	817,463	520,693	453,540	493,099	579,064	630,207	661,819	705,212
INTEREST W/O CAP EX FACILITY (26)	$168,183	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	7.51	4.55	4.01	2.56	2.23	2.42	2.84	3.09	3.25	3.46
AVERAGE EBITDA/INT COVERAGE (28)	5.04

A–76

Exhibit A-4

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity C—Capacity Overbuild Market Price Scenario

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	37.2%	36.5%	36.5%	36.6%	36.2%	35.5%	36.0%	35.2%	35.6%	35.0%
Contract Energy Sales (GWh) (4)	2,627	2,671	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	38,350	37,607	40,253	40,374	39,870	39,174	39,658	38,790	39,253	38,559

Total Energy Sales (GWh)	40,977	40,277	40,253	40,374	39,870	39,174	39,658	38,790	39,253	38,559
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	400,112	393,053	392,931	393,999	388,846	381,808	386,655	378,130	382,892	376,178
Average Net Heat Rate (Btu/kWh) (6)	9,764	9,759	9,761	9,759	9,753	9,746	9,750	9,748	9,754	9,756
SO2 Allowances Purchased (Tons) (7)	41,945	41,852	51,891	52,680	54,650	54,158	53,705	54,242	53,793	54,843
NOX Allowances Purchased (Tons) (8)	(1,825)	(1,829)	(1,253)	(934)	(1,070)	(1,210)	(1,125)	(1,183)	(1,069)	(1,048)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$21.97	21.94	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$63.82	65.34	66.26	67.38	70.00	72.52	74.33	76.86	78.61	80.53
Steam Price ($/MMBtu) (12)	$11.11	11.39	11.66	11.96	12.26	12.61	12.91	13.23	13.54	13.86
Fuel Price ($/MMBtu) (13)	$2.71	2.76	2.92	3.00	3.05	3.10	3.22	3.26	3.39	3.42
SO2 Allowances ($/Ton) (14)	$194	199	204	209	215	220	226	232	238	244
NOX Allowances ($/Ton) (15)	$1,983	2,035	2,088	2,142	2,197	2,255	2,313	2,373	2,435	2,498
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$57,697	58,605	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,279,620	1,288,256	1,337,063	1,351,633	1,385,788	1,413,931	1,449,828	1,502,507	1,531,789	1,566,972
Mirant California	$589,255	569,840	593,542	580,857	576,997	575,519	606,129	579,205	625,267	611,903
Mirant New York	$250,383	256,894	267,195	308,616	330,896	354,597	369,114	380,070	386,331	384,348
Mirant New England	$201,866	216,204	212,448	217,755	233,874	230,528	250,069	243,439	261,085	253,692
Mirant Texas	$99,559	99,461	98,997	98,965	95,008	93,812	95,357	94,128	94,149	93,642
State Line	$0	0	132,163	135,268	140,891	145,171	149,936	154,755	159,455	166,670
Mirant Wisconsin	$26,975	26,610	25,942	27,250	27,443	27,236	27,352	27,174	27,554	28,009
Steam Revenues	$10,689	10,955	11,215	11,498	11,786	12,131	12,417	12,728	13,023	13,332

Total Operating Revenues	$2,516,044	2,526,825	2,678,565	2,731,842	2,802,683	2,852,925	2,960,202	2,994,006	3,098,653	3,118,568
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$483,667	487,975	503,321	510,123	524,595	532,255	547,391	559,873	577,522	594,841
Mirant California	$317,178	305,308	320,604	312,486	297,283	296,188	314,320	293,560	325,906	313,050
Mirant New York	$131,475	127,842	132,202	166,051	151,406	153,555	162,982	164,275	168,513	169,392
Mirant New England	$96,023	110,025	106,766	109,698	129,450	121,650	141,677	135,616	146,024	130,692
Mirant Texas	$54,013	52,405	48,988	47,521	43,727	42,045	42,410	40,631	39,557	38,696
State Line	$0	0	34,460	34,572	36,108	36,719	36,720	37,404	37,688	39,257
Mirant Wisconsin	$2,158	1,622	817	1,566	1,468	1,523	807	891	953	715
Emissions Allowances	$4,490	4,584	7,968	9,009	9,373	9,192	9,530	9,770	10,199	10,768
Operations & Maintenance	$257,921	266,069	272,951	279,817	286,787	293,564	301,598	308,694	317,089	324,730
Major Maintenance	$22,469	23,170	22,666	20,541	20,643	23,139	24,472	21,626	21,842	22,023
Insurance	$20,725	21,258	21,812	22,382	22,963	23,554	24,167	24,800	25,444	26,103
Property and Gross Receipts Taxes (18)	$99,894	101,685	103,513	105,448	107,399	109,397	111,444	113,541	115,711	117,934
Facility Administration and General	$7,928	8,136	8,347	8,561	8,787	9,015	9,242	9,489	9,734	9,990
Corporate Administration and General	$58,526	60,049	61,608	63,208	64,853	66,541	68,267	70,045	71,864	73,735
Other (19)	$172,607	171,017	178,563	172,542	152,651	193,714	188,881	150,962	186,697	153,371

Total Operating Expenses	$1,729,074	1,741,145	1,824,586	1,863,525	1,857,493	1,912,051	1,983,908	1,941,177	2,054,743	2,025,297
NET OPERATING REVENUES ($000)	$786,970	785,680	853,979	868,317	945,190	940,873	976,293	1,052,829	1,043,911	1,093,271
CAPITAL EXPENDITURES (20)	$117,126	118,159	95,645	86,072	115,004	87,685	102,649	129,279	80,694	116,651
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$669,844	667,521	758,334	782,246	830,187	853,188	873,644	923,550	963,217	976,619
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	3.01	3.00	3.41	3.52	3.73	3.84	3.93	4.15	4.33	4.39
AVERAGE INTEREST COVERAGE (24)	4.15
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$37,489	34,989	41,490	34,489	13,489	53,489	47,489	8,489	42,988	8,489
EBITDA (25)	$824,459	820,669	895,469	902,806	958,679	994,362	1,023,782	1,061,318	1,086,899	1,101,760
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	4.05	4.03	4.40	4.43	4.71	4.88	5.03	5.21	5.34	5.41
AVERAGE EBITDA/INT COVERAGE (28)	5.04

A–77

Exhibit A-4

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity C—Capacity Overbuild Market Price Scenario

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%	35.0%
Contract Energy Sales (GWh) (4)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	38,559	38,559	38,559	38,559	38,559	38,559	38,559	38,559	38,559	38,559

Total Energy Sales (GWh)	38,559	38,559	38,559	38,559	38,559	38,559	38,559	38,559	38,559	38,559
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	376,178	376,178	376,178	376,178	376,178	376,178	376,178	376,178	376,178	376,178
Average Net Heat Rate (Btu/kWh) (6)	9,756	9,756	9,756	9,756	9,756	9,756	9,756	9,756	9,756	9,756
SO2 Allowances Purchased (Tons) (7)	54,843	54,843	54,843	54,843	54,843	54,843	54,843	54,843	54,843	54,843
NOX Allowances Purchased (Tons) (8)	(1,048)	(1,048)	(1,048)	(1,048)	(1,048)	(1,048)	(1,048)	(1,048)	(1,048)	(1,048)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$83.06	85.69	88.41	91.25	94.19	97.24	100.42	103.73	107.16	110.74
Steam Price ($/MMBtu) (12)	$14.20	14.54	14.89	15.26	15.63	16.01	16.40	16.80	17.22	17.64
Fuel Price ($/MMBtu) (13)	$3.52	3.62	3.72	3.82	3.93	4.04	4.16	4.28	4.40	4.53
SO2 Allowances ($/Ton) (14)	$251	257	264	271	278	285	292	300	308	316
NOX Allowances ($/Ton) (15)	$2,563	2,630	2,698	2,769	2,841	2,914	2,990	3,068	3,148	3,229
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,604,711	1,643,514	1,683,416	1,724,453	1,766,664	1,810,089	1,854,769	1,900,750	1,948,077	1,996,799
Mirant California	$635,239	659,465	684,611	710,726	737,834	765,973	795,193	825,528	857,013	889,711
Mirant New York	$394,786	405,532	416,592	427,984	439,712	451,788	464,220	477,025	490,209	503,785
Mirant New England	$270,763	289,000	308,483	329,301	351,542	375,306	400,698	427,829	456,821	487,803
Mirant Texas	$96,345	99,127	101,988	104,937	107,970	111,089	114,304	117,609	121,011	124,514
State Line	$172,182	177,878	183,766	189,854	196,145	202,649	209,372	216,321	223,506	230,932
Mirant Wisconsin	$28,749	29,508	30,288	31,088	31,910	32,753	33,619	34,508	35,421	36,358
Steam Revenues	$13,654	13,984	14,323	14,671	15,028	15,395	15,773	16,159	16,557	16,966

Total Operating Revenues	$3,216,429	3,318,008	3,423,467	3,533,014	3,646,805	3,765,042	3,887,948	4,015,729	4,148,615	4,286,868
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$610,600	626,782	643,397	660,460	677,980	695,973	714,448	733,422	752,906	772,914
Mirant California	$322,883	333,038	343,532	354,377	365,579	377,162	389,138	401,510	414,303	427,529
Mirant New York	$174,145	179,035	184,063	189,233	194,552	200,022	205,646	211,431	217,382	223,500
Mirant New England	$135,046	139,543	144,190	148,993	153,957	159,085	164,383	169,858	175,517	181,362
Mirant Texas	$39,823	40,985	42,181	43,411	44,677	45,982	47,324	48,704	50,125	51,589
State Line	$39,744	40,237	40,736	41,243	41,754	42,272	42,796	43,328	43,865	44,409
Mirant Wisconsin	$736	759	782	806	830	855	881	908	936	964
Emissions Allowances	$11,045	11,335	11,628	11,928	12,242	12,563	12,882	13,221	13,565	13,918
Operations & Maintenance	$333,174	341,833	350,721	359,843	369,202	378,798	388,647	398,749	409,111	419,755
Major Maintenance	$29,028	29,911	29,295	26,530	26,660	29,889	31,622	27,934	28,232	28,464
Insurance	$26,779	27,482	28,193	28,929	29,676	30,454	31,237	32,053	32,888	33,741
Property and Gross Receipts Taxes (18)	$120,228	122,583	125,001	127,479	130,021	132,632	135,303	138,053	140,868	143,758
Facility Administration and General	$10,246	10,515	10,787	11,064	11,353	11,652	11,952	12,262	12,583	12,913
Corporate Administration and General	$75,650	77,620	79,642	81,708	83,831	86,015	88,251	90,542	92,895	95,312
Other (19)	$91,301	86,610	74,757	69,898	71,428	68,184	132,436	139,744	95,203	86,673

Total Operating Expenses	$2,020,427	2,068,268	2,108,905	2,155,902	2,213,742	2,271,538	2,396,946	2,461,720	2,480,379	2,536,801
NET OPERATING REVENUES ($000)	$1,196,002	1,249,741	1,314,562	1,377,112	1,433,063	1,493,504	1,491,002	1,554,010	1,668,236	1,750,067
CAPITAL EXPENDITURES (20)	$138,471	112,439	140,901	134,816	137,925	134,451	163,709	158,067	128,988	134,415
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$1,057,531	1,137,302	1,173,661	1,242,295	1,295,137	1,359,052	1,327,293	1,395,942	1,539,248	1,615,652
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	4.76	5.12	5.28	5.59	5.83	6.11	5.97	6.28	6.92	7.27
AVERAGE INTEREST COVERAGE (24)	4.15
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$(54,879)	(60,896)	(74,110)	(80,369)	(80,273)	(84,993)	(22,262)	(16,511)	(62,652)	(72,821)
EBITDA (25)	$1,141,123	1,188,845	1,240,452	1,296,743	1,352,790	1,408,511	1,468,740	1,537,499	1,605,584	1,677,246
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	5.60	5.84	6.09	6.37	6.64	6.92	7.21	7.55	7.88	8.24
AVERAGE EBITDA/INT COVERAGE (28)	5.04

A–78

Footnotes to Exhibit A-4

    The footnotes to Exhibit A-4 are the same as the footnotes for Exhibit A-1, except:

3.
Capacity factor as estimated by PA Consulting under its "Capacity Overbuild" scenario.
11.
As estimated by PA Consulting in its "Capacity Overbuild" scenario. Weighted average market electricity price calculated as the sum of the electricity revenues divided by the electricity generation, as estimated by PA Consulting.
13.
As estimated by PA Consulting in its "Capacity Overbuild" scenario. Weighted average fuel price calculated as sum of the fuel expenses divided by the total fuel consumed.

A–79

Exhibit A-5

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity D—High Hydro Market Price Scenario

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	47.4%	44.1%	42.3%	38.8%	37.8%	37.9%	37.7%	36.8%	36.6%	36.7%
Contract Energy Sales (GWh) (4)	6,339	6,598	4,662	3,140	2,746	2,521	2,558	2,403	2,451	2,544
Market Energy Sales (GWh) (4)	45,888	42,015	41,979	39,628	38,891	39,252	38,995	38,162	37,956	37,958

Total Energy Sales (GWh)	52,227	48,613	46,641	42,769	41,636	41,773	41,553	40,565	40,408	40,503
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	514,820	476,555	455,186	417,427	405,964	406,865	405,345	395,141	393,919	394,949
Average Net Heat Rate (Btu/kWh) (6)	9,857	9,803	9,759	9,760	9,750	9,740	9,755	9,741	9,749	9,751
SO2 Allowances Purchased (Tons) (7)	71,043	61,277	53,542	31,943	26,163	32,733	29,391	29,769	30,846	42,470
NOX Allowances Purchased (Tons) (8)	6,167	(381)	5,119	3,657	2,952	907	292	(2,099)	(1,971)	(1,831)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$42.59	38.05	31.96	40.05	29.11	28.45	28.78	26.55	22.78	22.31
Market Electricity Price ($/MWh) (11)	$63.66	55.96	52.63	50.95	51.18	53.57	56.39	58.03	60.99	63.52
Steam Price ($/MMBtu) (12)	$12.98	12.09	12.09	10.71	9.57	9.86	10.07	10.36	10.60	10.86
Fuel Price ($/MMBtu) (13)	$3.28	2.83	2.66	2.57	2.31	2.37	2.43	2.49	2.55	2.61
SO2 Allowances ($/Ton) (14)	$150	154	158	162	166	171	175	180	184	189
NOX Allowances ($/Ton) (15)	$1,000	1,000	2,300	2,000	1,700	1,744	1,790	1,836	1,884	1,933
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$22,870	41,866	40,116	35,765	2,249	311	258	258	0	0
Mirant New England	$149,243	101,246	0	0	0	0	0	0	0	0
Mirant Texas	$33,704	42,494	42,818	23,011	9,576	0	0	0	0	0
State Line	$49,830	50,958	51,452	52,126	52,661	53,434	54,211	54,963	55,845	56,763
Mirant Wisconsin	$14,322	14,475	14,615	14,849	15,436	17,981	19,154	8,571	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,452,190	1,276,686	1,131,958	1,055,042	1,027,571	1,127,472	1,158,541	1,157,979	1,191,457	1,241,658
Mirant California	$851,575	533,761	549,486	463,294	474,707	475,614	533,345	522,118	511,096	534,746
Mirant New York	$475,676	398,285	338,171	294,482	274,288	256,322	261,817	263,972	281,361	310,737
Mirant New England	$141,770	142,545	189,584	143,484	141,404	147,205	147,526	154,829	201,869	196,963
Mirant Texas	$0	0	0	62,760	72,150	95,796	97,225	98,503	98,351	98,979
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$130	89	113	147	247	260	354	16,993	30,853	27,855
Steam Revenues	$12,480	11,626	11,627	10,303	9,207	9,481	9,688	9,966	10,191	10,447

Total Operating Revenues	$3,203,790	2,614,031	2,369,940	2,155,263	2,079,496	2,183,876	2,282,119	2,288,152	2,381,023	2,478,148
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$535,696	485,365	429,800	426,205	403,409	425,724	430,784	434,640	448,976	465,888
Mirant California	$655,682	448,886	456,250	346,957	247,277	252,216	281,587	269,674	259,391	274,080
Mirant New York	$279,079	237,979	184,925	169,727	153,913	140,646	135,635	132,304	139,500	143,690
Mirant New England	$218,336	178,169	138,270	87,957	84,140	87,024	80,402	84,979	97,700	90,347
Mirant Texas	$0	0	0	43,077	47,515	56,772	56,651	56,642	55,205	54,844
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$44	29	32	45	76	76	80	4,105	5,358	3,017
Emissions Allowances	$16,814	9,045	20,204	12,451	9,309	7,114	5,611	1,444	1,923	4,457
Operations & Maintenance	$224,824	217,388	215,809	214,860	220,022	226,628	233,366	238,806	244,691	250,799
Major Maintenance	$17,120	17,923	17,554	15,920	16,057	18,011	19,024	16,798	16,973	17,072
Insurance	$15,964	16,448	16,872	17,308	17,763	18,225	18,695	19,184	19,684	20,200
Property and Gross Receipts Taxes (18)	$83,326	85,201	86,634	88,114	89,639	91,265	92,890	94,708	96,548	98,165
Facility Administration and General	$6,075	6,298	6,457	6,622	6,795	6,973	7,154	7,338	7,535	7,733
Corporate Administration and General	$45,274	46,455	47,661	48,897	50,173	51,479	52,817	54,187	55,595	57,040
Other (19)	$225,842	200,324	181,390	153,092	149,068	139,529	147,220	156,469	178,971	177,823

Total Operating Expenses	$2,324,076	1,949,510	1,801,857	1,631,232	1,495,156	1,521,682	1,561,915	1,571,278	1,628,049	1,665,156
NET OPERATING REVENUES ($000)	$879,714	664,522	568,083	524,031	584,340	662,194	720,204	716,873	752,974	812,993
CAPITAL EXPENDITURES (20)	$163,865	111,679	149,305	85,426	85,583	112,142	111,975	110,382	71,681	68,343
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	58,131	85,578	80,916	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$715,849	552,842	418,778	496,736	584,335	630,968	608,229	606,492	681,292	744,650
ANNUAL INTEREST ($000) (22)	$168,183	203,660	203,660	208,485	215,588	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	4.26	2.71	2.06	2.38	2.71	2.84	2.74	2.73	3.06	3.35
AVERAGE INTEREST COVERAGE (24)	4.15
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$99,554	73,957	54,209	24,989	19,494	9,159	15,836	24,212	45,829	43,709
EBITDA (25)	$979,268	738,479	622,292	549,020	603,834	671,353	736,040	741,085	798,803	856,702
INTEREST W/O CAP EX FACILITY (26)	$168,183	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	5.82	3.63	3.06	2.70	2.96	3.30	3.61	3.64	3.92	4.21
AVERAGE EBITDA/INT COVERAGE (28)	5.04

A–80

Exhibit A-5

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity D—High Hydro Market Price Scenario

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	38.0%	37.0%	37.1%	36.9%	36.1%	35.5%	35.7%	35.3%	35.4%	34.2%
Contract Energy Sales (GWh) (4)	2,627	2,671	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	39,282	38,095	40,960	40,678	39,851	39,139	39,337	38,889	39,018	37,758

Total Energy Sales (GWh)	41,909	40,765	40,960	40,678	39,851	39,139	39,337	38,889	39,018	37,758
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	409,440	398,117	400,072	397,032	388,712	381,487	383,563	379,171	380,619	368,101
Average Net Heat Rate (Btu/kWh) (6)	9,770	9,766	9,767	9,760	9,754	9,747	9,751	9,750	9,755	9,749
SO2 Allowances Purchased (Tons) (7)	43,929	43,185	53,416	53,772	54,746	54,208	53,654	54,428	53,665	54,350
NOX Allowances Purchased (Tons) (8)	(1,508)	(1,607)	(983)	(835)	(1,058)	(1,207)	(1,206)	(1,115)	(1,126)	(1,479)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$21.97	21.94	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$65.08	67.24	68.23	69.69	71.48	73.31	75.36	77.83	79.61	80.44
Steam Price ($/MMBtu) (12)	$11.11	11.39	11.66	11.96	12.26	12.61	12.91	13.23	13.54	13.86
Fuel Price ($/MMBtu) (13)	$2.73	2.76	2.93	3.00	3.03	3.09	3.19	3.25	3.36	3.36
SO2 Allowances ($/Ton) (14)	$194	199	204	209	215	220	226	232	238	244
NOX Allowances ($/Ton) (15)	$1,983	2,035	2,088	2,142	2,197	2,255	2,313	2,373	2,435	2,498
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$57,697	58,605	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,305,417	1,317,938	1,369,384	1,384,193	1,415,649	1,436,988	1,473,937	1,527,143	1,557,539	1,602,335
Mirant California	$589,255	569,840	593,542	580,857	576,997	575,519	606,129	579,205	625,267	611,903
Mirant New York	$324,596	338,390	355,636	387,184	364,919	367,130	374,693	405,448	396,099	281,384
Mirant New England	$210,470	209,382	218,983	221,121	227,584	223,610	237,080	238,831	246,121	253,161
Mirant Texas	$99,559	99,461	98,997	98,965	95,008	93,812	95,357	94,128	94,149	93,642
State Line	$0	0	132,163	135,268	140,891	145,171	149,936	154,755	159,455	166,670
Mirant Wisconsin	$26,975	26,610	25,942	27,250	27,443	27,236	27,352	27,174	27,554	28,009
Steam Revenues	$10,689	10,955	11,215	11,498	11,786	12,131	12,417	12,728	13,023	13,332

Total Operating Revenues	$2,624,658	2,631,181	2,805,862	2,846,336	2,860,277	2,881,597	2,976,901	3,039,412	3,119,207	3,050,436
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$489,363	492,348	506,796	514,197	527,222	533,291	549,124	562,519	578,422	598,904
Mirant California	$317,178	305,308	320,604	312,486	297,283	296,188	314,320	293,560	325,906	313,050
Mirant New York	$152,094	146,634	153,483	171,804	157,377	158,692	161,026	176,140	169,417	117,858
Mirant New England	$101,597	100,844	106,682	107,237	115,331	109,411	119,964	121,193	126,162	128,752
Mirant Texas	$54,013	52,405	48,988	47,521	43,727	42,045	42,410	40,631	39,557	38,696
State Line	$0	0	34,460	34,572	36,108	36,719	36,720	37,404	37,688	39,257
Mirant Wisconsin	$2,158	1,622	817	1,566	1,468	1,523	807	891	953	715
Emissions Allowances	$5,506	5,301	8,837	9,451	9,424	9,209	9,332	9,974	10,023	9,570
Operations & Maintenance	$258,518	266,315	273,377	280,050	286,716	293,504	301,349	308,615	316,931	324,569
Major Maintenance	$22,469	23,170	22,666	20,541	20,643	23,139	24,472	21,626	21,842	22,023
Insurance	$20,725	21,258	21,812	22,382	22,963	23,554	24,167	24,800	25,444	26,103
Property and Gross Receipts Taxes (18)	$99,894	101,685	103,513	105,448	107,399	109,397	111,444	113,541	115,711	117,934
Facility Administration and General	$7,928	8,136	8,347	8,561	8,787	9,015	9,242	9,489	9,734	9,990
Corporate Administration and General	$58,526	60,049	61,608	63,208	64,853	66,541	68,267	70,045	71,864	73,735
Other (19)	$172,607	171,017	178,563	172,542	152,651	193,714	188,881	150,962	186,697	153,371

Total Operating Expenses	$1,762,576	1,756,092	1,850,553	1,871,566	1,851,951	1,905,942	1,961,525	1,941,390	2,036,351	1,974,527
NET OPERATING REVENUES ($000)	$862,082	875,089	955,309	974,770	1,008,325	975,655	1,015,376	1,098,022	1,082,856	1,075,908
CAPITAL EXPENDITURES (20)	$117,126	118,159	95,645	86,072	115,004	87,685	102,649	129,279	80,694	116,651
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$744,956	756,930	859,663	888,698	893,322	887,969	912,727	968,743	1,002,162	959,257
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	3.35	3.40	3.87	4.00	4.02	3.99	4.11	4.36	4.51	4.32
AVERAGE INTEREST COVERAGE (24)	4.15
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$37,489	34,989	41,490	34,489	13,489	53,489	47,489	8,489	42,988	8,489
EBITDA (25)	$899,571	910,078	996,799	1,009,259	1,021,814	1,029,144	1,062,865	1,106,511	1,125,844	1,084,397
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	4.42	4.47	4.89	4.96	5.02	5.05	5.22	5.43	5.53	5.32
AVERAGE EBITDA/INT COVERAGE (28)	5.04
A–81

Exhibit A-5

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity D—High Hydro Market Price Scenario

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%
Contract Energy Sales (GWh) (4)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758

Total Energy Sales (GWh)	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101
Average Net Heat Rate (Btu/kWh) (6)	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749
SO2 Allowances Purchased (Tons) (7)	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350
NOX Allowances Purchased (Tons) (8)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$82.75	85.13	87.59	90.13	92.75	95.45	98.24	101.12	104.09	107.16
Steam Price ($/MMBtu) (12)	$14.20	14.54	14.89	15.26	15.63	16.01	16.40	16.80	17.22	17.64
Fuel Price ($/MMBtu) (13)	$3.46	3.55	3.65	3.76	3.86	3.97	4.09	4.20	4.32	4.44
SO2 Allowances ($/Ton) (14)	$251	257	264	271	278	285	292	300	308	316
NOX Allowances ($/Ton) (15)	$2,563	2,630	2,698	2,769	2,841	2,914	2,990	3,068	3,148	3,229
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,642,913	1,684,669	1,727,643	1,771,876	1,817,410	1,864,292	1,912,569	1,962,290	2,013,508	2,066,276
Mirant California	$635,239	659,465	684,611	710,726	737,834	765,973	795,193	825,528	857,013	889,711
Mirant New York	$287,684	294,131	300,733	307,491	314,411	321,491	328,739	336,158	343,754	351,526
Mirant New England	$261,235	269,573	278,177	287,060	296,230	305,695	315,467	325,554	335,969	346,719
Mirant Texas	$96,345	99,127	101,988	104,937	107,970	111,089	114,304	117,609	121,011	124,514
State Line	$172,182	177,878	183,766	189,854	196,145	202,649	209,372	216,321	223,506	230,932
Mirant Wisconsin	$28,749	29,508	30,288	31,088	31,910	32,753	33,619	34,508	35,421	36,358
Steam Revenues	$13,654	13,984	14,323	14,671	15,028	15,395	15,773	16,159	16,557	16,966

Total Operating Revenues	$3,138,001	3,228,335	3,321,529	3,417,703	3,516,938	3,619,337	3,725,036	3,834,127	3,946,739	4,063,002
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$614,782	631,087	647,830	665,024	682,679	700,810	719,428	738,549	758,184	778,349
Mirant California	$322,883	333,038	343,532	354,377	365,579	377,162	389,138	401,510	414,303	427,529
Mirant New York	$121,063	124,357	127,742	131,222	134,796	138,471	142,246	146,126	150,115	154,214
Mirant New England	$133,072	137,535	142,148	146,917	151,844	156,938	162,202	167,641	173,265	179,079
Mirant Texas	$39,823	40,985	42,181	43,411	44,677	45,982	47,324	48,704	50,125	51,589
State Line	$39,744	40,237	40,736	41,243	41,754	42,272	42,796	43,328	43,865	44,409
Mirant Wisconsin	$736	759	782	806	830	855	881	908	936	964
Emissions Allowances	$9,821	10,071	10,337	10,605	10,882	11,167	11,454	11,750	12,055	12,373
Operations & Maintenance	$333,008	341,664	350,552	359,663	369,022	378,610	388,456	398,554	408,912	419,547
Major Maintenance	$29,028	29,911	29,295	26,530	26,660	29,889	31,622	27,934	28,232	28,464
Insurance	$26,779	27,482	28,193	28,929	29,676	30,454	31,237	32,053	32,888	33,741
Property and Gross Receipts Taxes (18)	$120,228	122,583	125,001	127,479	130,021	132,632	135,303	138,053	140,868	143,758
Facility Administration and General	$10,246	10,515	10,787	11,064	11,353	11,652	11,952	12,262	12,583	12,913
Corporate Administration and General	$75,650	77,620	79,642	81,708	83,831	86,015	88,251	90,542	92,895	95,312
Other (19)	$91,301	86,610	74,757	69,898	71,428	68,184	132,436	139,744	95,203	86,673

Total Operating Expenses	$1,968,164	2,014,453	2,053,515	2,098,876	2,155,032	2,211,094	2,334,726	2,397,659	2,414,429	2,468,915
NET OPERATING REVENUES ($000)	$1,169,837	1,213,882	1,268,014	1,318,827	1,361,906	1,408,244	1,390,310	1,436,469	1,532,309	1,594,088
CAPITAL EXPENDITURES (20)	$138,471	112,439	140,901	134,816	137,925	134,451	163,709	158,067	128,988	134,415
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$1,031,365	1,101,443	1,127,113	1,184,010	1,223,981	1,273,792	1,226,601	1,278,401	1,403,322	1,459,673
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	4.64	4.95	5.07	5.33	5.51	5.73	5.52	5.75	6.31	6.57
AVERAGE INTEREST COVERAGE (24)	4.15
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$(54,879)	(60,896)	(74,110)	(80,369)	(80,273)	(84,993)	(22,262)	(16,511)	(62,652)	(72,821)
EBITDA (25)	$1,114,958	1,152,986	1,193,904	1,238,458	1,281,633	1,323,251	1,368,048	1,419,958	1,469,657	1,521,267
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	5.47	5.66	5.86	6.08	6.29	6.50	6.72	6.97	7.22	7.47
AVERAGE EBITDA/INT COVERAGE (28)	5.04

A–82

Footnotes to Exhibit A-5

    The footnotes to Exhibit A-5 are the same as the footnotes for Exhibit A-1, except:

3.
Capacity factor as estimated by PA Consulting under its "High Hydro" scenario.
11.
As estimated by PA Consulting in its "High Hydro" scenario. Weighted average market electricity price calculated as the sum of the electricity revenues divided by the electricity generation, as estimated by PA Consulting.
13.
As estimated by PA Consulting in its "High Hydro" scenario. Weighted average fuel price calculated as sum of the fuel expenses divided by the total fuel consumed.

A–83

Exhibit A-6

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity E—Breakeven Market Prices with Fuel Correlation

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	49.4%	45.7%	43.6%	39.3%	37.8%	37.9%	37.7%	36.8%	36.6%	36.7%
Contract Energy Sales (GWh) (4)	6,339	6,598	4,662	3,140	2,746	2,521	2,558	2,403	2,451	2,544
Market Energy Sales (GWh) (4)	48,143	43,741	43,397	40,161	38,891	39,252	38,995	38,162	37,956	37,958

Total Energy Sales (GWh)	54,482	50,338	48,059	43,301	41,636	41,773	41,553	40,565	40,408	40,503
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	537,369	493,659	469,255	422,673	405,964	406,865	405,345	395,141	393,919	394,949
Average Net Heat Rate (Btu/kWh) (6)	9,863	9,807	9,764	9,761	9,750	9,740	9,755	9,741	9,749	9,751
SO2 Allowances Purchased (Tons) (7)	71,055	61,286	53,549	31,946	26,163	32,733	29,391	29,769	30,846	42,470
NOX Allowances Purchased (Tons) (8)	6,167	(381)	5,119	3,657	2,952	907	292	(2,099)	(1,971)	(1,831)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$42.21	35.34	29.72	37.24	30.07	30.17	29.16	27.15	22.78	22.31
Market Electricity Price ($/MWh) (11)	$44.98	43.64	44.26	40.78	39.01	40.23	43.83	45.32	45.99	45.94
Steam Price ($/MMBtu) (12)	$12.22	11.56	11.67	10.37	9.29	9.55	9.80	10.09	10.29	10.51
Fuel Price ($/MMBtu) (13)	$2.75	2.51	2.39	2.30	2.06	2.09	2.18	2.24	2.27	2.25
SO2 Allowances ($/Ton) (14)	$150	154	158	162	166	171	175	180	184	189
NOX Allowances ($/Ton) (15)	$1,000	1,000	2,300	2,000	1,700	1,744	1,790	1,836	1,884	1,933
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$28,168	27,605	29,677	26,958	4,887	4,630	1,225	1,696	0	0
Mirant New England	$141,525	97,587	0	0	0	0	0	0	0	0
Mirant Texas	$33,704	42,500	42,821	23,012	9,576	0	0	0	0	0
State Line	$49,830	50,958	51,452	52,126	52,661	53,434	54,211	54,963	55,845	56,763
Mirant Wisconsin	$14,332	14,480	14,617	14,854	15,442	17,988	19,158	8,572	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$939,829	918,948	873,716	810,625	782,460	844,491	898,209	900,759	892,560	891,207
Mirant California	$816,996	594,504	635,433	441,478	361,476	356,240	413,497	406,141	382,879	383,816
Mirant New York	$316,595	292,597	265,174	226,262	208,861	191,990	202,986	205,335	210,775	223,035
Mirant New England	$91,752	102,602	146,333	110,245	107,674	110,258	114,377	120,437	151,228	141,372
Mirant Texas	$0	0	0	49,086	56,253	75,902	79,576	81,104	79,169	77,630
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$110	79	104	134	221	233	328	15,667	28,918	26,639
Steam Revenues	$11,751	11,118	11,225	9,973	8,932	9,188	9,425	9,703	9,894	10,111

Total Operating Revenues	$2,444,592	2,152,978	2,070,552	1,764,753	1,608,443	1,664,354	1,792,992	1,804,377	1,811,268	1,810,573
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$478,251	443,312	397,994	395,384	372,820	391,984	400,281	404,257	414,020	422,854
Mirant California	$544,352	405,955	419,480	298,363	199,572	201,632	231,406	222,574	208,851	203,659
Mirant New York	$256,967	223,513	176,090	161,573	146,632	134,030	130,406	127,515	134,017	133,636
Mirant New England	$196,172	164,133	129,607	82,572	79,027	81,614	76,107	80,630	92,207	84,795
Mirant Texas	$0	0	0	33,187	36,295	42,680	44,074	44,225	41,549	39,596
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$40	27	30	43	73	73	78	4,007	5,243	2,619
Emissions Allowances	$16,815	9,046	20,204	12,451	9,309	7,114	5,611	1,444	1,923	4,457
Operations & Maintenance	$225,882	218,377	216,877	215,287	220,022	226,628	233,366	238,806	244,691	250,799
Major Maintenance	$17,120	17,923	17,554	15,920	16,057	18,011	19,024	16,798	16,973	17,072
Insurance	$15,964	16,448	16,872	17,308	17,763	18,225	18,695	19,184	19,684	20,200
Property and Gross Receipts Taxes (18)	$83,326	85,200	86,634	88,114	89,639	91,264	92,890	94,666	96,486	98,126
Facility Administration and General	$6,075	6,298	6,457	6,622	6,795	6,973	7,154	7,338	7,535	7,733
Corporate Administration and General	$45,274	46,455	47,661	48,897	50,173	51,479	52,817	54,187	55,595	57,040
Other (19)	$226,303	200,949	182,125	153,252	148,673	139,115	146,801	156,055	178,506	177,337

Total Operating Expenses	$2,112,541	1,837,636	1,717,584	1,528,973	1,392,850	1,410,822	1,458,709	1,471,686	1,517,279	1,519,924
NET OPERATING REVENUES ($000)	$332,051	315,342	352,968	235,780	215,593	253,532	334,283	332,690	293,989	290,649
CAPITAL EXPENDITURES (20)	$163,865	111,679	149,305	85,426	85,583	112,142	111,975	110,382	71,681	68,343
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	58,131	85,578	80,916	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$168,185	203,662	203,663	208,485	215,588	222,306	222,308	222,309	222,307	222,306
ANNUAL INTEREST ($000) (22)	$168,183	203,660	203,660	208,485	215,588	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00
AVERAGE INTEREST COVERAGE (24)	1.00
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$99,554	73,957	54,209	24,989	19,494	9,159	15,836	24,212	45,829	43,709
EBITDA (25)	$431,605	389,299	407,177	260,769	235,087	262,691	350,119	356,902	339,818	334,358
INTEREST W/O CAP EX FACILITY (26)	$168,183	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	2.57	1.91	2.00	1.28	1.15	1.29	1.72	1.75	1.67	1.64
AVERAGE EBITDA/INT COVERAGE (28)	1.64

A–84

Exhibit A-6

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity E—Breakeven Market Prices with Fuel Correlation

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	38.0%	37.0%	37.1%	36.9%	36.1%	35.5%	35.7%	35.3%	35.4%	34.2%
Contract Energy Sales (GWh) (4)	2,627	2,671	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	39,282	38,095	40,960	40,678	39,851	39,139	39,337	38,889	39,018	37,758

Total Energy Sales (GWh)	41,909	40,765	40,960	40,678	39,851	39,139	39,337	38,889	39,018	37,758
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	409,440	398,117	400,072	397,032	388,712	381,487	383,563	379,171	380,619	368,101
Average Net Heat Rate (Btu/kWh) (6)	9,770	9,766	9,767	9,760	9,754	9,747	9,751	9,750	9,755	9,749
SO2 Allowances Purchased (Tons) (7)	43,929	43,185	53,416	53,772	54,746	54,208	53,654	54,428	53,665	54,350
NOX Allowances Purchased (Tons) (8)	(1,508)	(1,607)	(983)	(835)	(1,058)	(1,207)	(1,206)	(1,115)	(1,126)	(1,479)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$21.97	21.94	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$47.93	49.30	48.46	48.99	50.40	52.11	53.45	54.16	54.79	56.26
Steam Price ($/MMBtu) (12)	$10.77	11.04	11.26	11.54	11.83	12.18	12.47	12.76	13.05	13.38
Fuel Price ($/MMBtu) (13)	$2.36	2.39	2.50	2.55	2.60	2.66	2.75	2.79	2.86	2.88
SO2 Allowances ($/Ton) (14)	$194	199	204	209	215	220	226	232	238	244
NOX Allowances ($/Ton) (15)	$1,983	2,035	2,088	2,142	2,197	2,255	2,313	2,373	2,435	2,498
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$57,697	58,605	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$954,831	959,022	958,054	957,684	982,310	1,005,532	1,029,065	1,045,244	1,053,900	1,101,715
Mirant California	$431,005	414,653	415,257	401,874	400,376	402,720	423,181	396,432	423,081	420,722
Mirant New York	$237,423	246,235	248,812	267,882	253,214	256,897	261,604	277,506	268,017	193,471
Mirant New England	$153,943	152,362	153,206	152,987	157,920	156,471	165,524	163,466	166,537	174,066
Mirant Texas	$79,579	79,865	78,863	79,142	76,873	76,923	78,249	76,953	76,968	77,600
State Line	$0	0	105,011	106,574	110,859	114,367	118,031	119,732	122,182	128,812
Mirant Wisconsin	$26,166	26,005	25,605	26,569	26,824	26,655	27,028	26,805	27,133	27,705
Steam Revenues	$10,362	10,616	10,833	11,096	11,377	11,718	11,993	12,275	12,549	12,865

Total Operating Revenues	$1,951,006	1,947,363	1,995,641	2,003,808	2,019,753	2,051,283	2,114,675	2,118,413	2,150,367	2,136,956
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$447,191	449,795	459,349	465,316	478,096	485,243	500,431	511,019	524,746	545,910
Mirant California	$239,415	229,166	232,343	224,010	213,761	214,707	227,089	208,287	228,660	222,980
Mirant New York	$142,126	136,997	142,501	159,458	146,200	147,779	150,044	163,833	157,419	109,388
Mirant New England	$95,599	94,793	99,534	99,822	107,367	101,963	111,714	112,407	116,718	119,387
Mirant Texas	$39,706	38,311	34,436	33,022	30,456	29,511	29,685	27,868	26,808	26,630
State Line	$0	0	30,672	30,884	32,500	33,336	33,538	34,248	34,669	36,461
Mirant Wisconsin	$1,874	1,396	686	1,297	1,207	1,247	654	709	746	560
Emissions Allowances	$5,506	5,301	8,837	9,451	9,424	9,209	9,332	9,974	10,023	9,570
Operations & Maintenance	$258,518	266,315	273,377	280,050	286,716	293,504	301,349	308,615	316,931	324,569
Major Maintenance	$22,469	23,170	22,666	20,541	20,643	23,139	24,472	21,626	21,842	22,023
Insurance	$20,725	21,258	21,812	22,382	22,963	23,554	24,167	24,800	25,444	26,103
Property and Gross Receipts Taxes (18)	$99,868	101,666	103,502	105,427	107,380	109,378	111,433	113,529	115,698	117,925
Facility Administration and General	$7,928	8,136	8,347	8,561	8,787	9,015	9,242	9,489	9,734	9,990
Corporate Administration and General	$58,526	60,049	61,608	63,208	64,853	66,541	68,267	70,045	71,864	73,735
Other (19)	$172,124	170,544	178,020	171,998	152,092	193,166	188,306	150,378	186,066	152,765

Total Operating Expenses	$1,611,575	1,606,897	1,677,690	1,695,427	1,682,444	1,741,292	1,789,723	1,766,827	1,847,368	1,797,996
NET OPERATING REVENUES ($000)	$339,431	340,466	317,951	308,381	337,309	309,991	324,952	351,586	302,999	338,960
CAPITAL EXPENDITURES (20)	$117,126	118,159	95,645	86,072	115,004	87,685	102,649	129,279	80,694	116,651
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$222,305	222,307	222,306	222,309	222,306	222,306	222,303	222,308	222,305	222,309
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00
AVERAGE INTEREST COVERAGE (24)	1.00
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$37,489	34,989	41,490	34,489	13,489	53,489	47,489	8,489	42,988	8,489
EBITDA (25)	$376,920	375,455	359,441	342,870	350,798	363,480	372,441	360,075	345,987	347,449
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	1.85	1.84	1.76	1.68	1.72	1.78	1.83	1.77	1.70	1.71
AVERAGE EBITDA/INT COVERAGE (28)	1.64

A–85

Exhibit A-6

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity E—Breakeven Market Prices with Fuel Correlation

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%
Contract Energy Sales (GWh) (4)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758

Total Energy Sales (GWh)	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101
Average Net Heat Rate (Btu/kWh) (6)	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749
SO2 Allowances Purchased (Tons) (7)	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350
NOX Allowances Purchased (Tons) (8)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$56.21	56.31	57.95	58.64	59.97	61.06	65.41	66.61	65.52	66.78
Steam Price ($/MMBtu) (12)	$13.72	14.08	14.48	14.87	15.30	15.73	16.20	16.66	17.14	17.64
Fuel Price ($/MMBtu) (13)	$2.93	2.99	3.07	3.14	3.22	3.30	3.45	3.53	3.58	3.67
SO2 Allowances ($/Ton) (14)	$251	257	264	271	278	285	292	300	308	316
NOX Allowances ($/Ton) (15)	$2,563	2,630	2,698	2,769	2,841	2,914	2,990	3,068	3,148	3,229
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,095,470	1,092,141	1,120,213	1,128,776	1,150,210	1,166,648	1,248,828	1,267,028	1,239,017	1,257,964
Mirant California	$423,567	427,522	443,907	452,769	466,964	479,335	519,226	533,030	527,368	541,662
Mirant New York	$191,822	190,680	194,997	195,888	198,985	201,186	214,651	217,054	211,528	214,011
Mirant New England	$174,188	174,757	180,371	182,872	187,478	191,300	205,989	210,208	206,739	211,086
Mirant Texas	$78,700	79,922	82,191	83,861	85,986	87,979	92,202	94,340	94,960	97,192
State Line	$130,364	132,161	136,433	139,245	143,128	146,676	155,609	159,471	159,584	163,600
Mirant Wisconsin	$28,412	29,139	29,905	30,678	31,479	32,297	33,181	34,043	34,897	35,805
Steam Revenues	$13,192	13,538	13,921	14,304	14,710	15,128	15,581	16,025	16,482	16,966

Total Operating Revenues	$2,135,715	2,139,860	2,201,938	2,228,393	2,278,940	2,320,549	2,485,267	2,531,199	2,490,575	2,538,286
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$557,453	569,706	585,599	599,871	615,848	631,729	654,468	671,304	684,169	702,036
Mirant California	$223,744	225,046	232,123	235,679	241,665	246,796	264,338	269,994	266,921	272,794
Mirant New York	$111,849	114,433	117,622	120,561	123,794	127,028	131,420	134,848	137,621	141,249
Mirant New England	$122,708	126,185	130,377	134,310	138,614	142,947	148,740	153,383	157,205	162,134
Mirant Texas	$26,580	26,598	27,381	27,686	28,308	28,809	30,933	31,482	30,884	31,449
State Line	$36,663	36,877	37,269	37,548	37,899	38,219	38,921	39,250	39,305	39,632
Mirant Wisconsin	$563	568	582	590	602	613	646	657	652	662
Emissions Allowances	$9,821	10,071	10,337	10,605	10,882	11,167	11,454	11,750	12,055	12,373
Operations & Maintenance	$333,008	341,664	350,552	359,663	369,022	378,610	388,456	398,554	408,912	419,547
Major Maintenance	$29,028	29,911	29,295	26,530	26,660	29,889	31,622	27,934	28,232	28,464
Insurance	$26,779	27,482	28,193	28,929	29,676	30,454	31,237	32,053	32,888	33,741
Property and Gross Receipts Taxes (18)	$120,217	122,572	124,989	127,466	130,007	132,617	135,289	138,038	140,851	143,740
Facility Administration and General	$10,246	10,515	10,787	11,064	11,353	11,652	11,952	12,262	12,583	12,913
Corporate Administration and General	$75,650	77,620	79,642	81,708	83,831	86,015	88,251	90,542	92,895	95,312
Other (19)	$90,626	85,866	73,981	69,061	70,547	67,247	131,528	138,776	94,107	85,516

Total Operating Expenses	$1,774,935	1,805,113	1,838,729	1,871,271	1,918,708	1,963,793	2,099,255	2,150,828	2,139,280	2,181,563
NET OPERATING REVENUES ($000)	$360,779	334,746	363,209	357,122	360,232	356,756	386,012	380,372	351,295	356,724
CAPITAL EXPENDITURES (20)	$138,471	112,439	140,901	134,816	137,925	134,451	163,709	158,067	128,988	134,415
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$222,308	222,308	222,307	222,305	222,307	222,305	222,303	222,304	222,307	222,309
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00	1.00
AVERAGE INTEREST COVERAGE (24)	1.00
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$(54,879)	(60,896)	(74,110)	(80,369)	(80,273)	(84,993)	(22,262)	(16,511)	(62,652)	(72,821)
EBITDA (25)	$305,900	273,850	289,099	276,753	279,959	271,763	363,750	363,861	288,643	283,903
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	1.50	1.34	1.42	1.36	1.37	1.33	1.79	1.79	1.42	1.39
AVERAGE EBITDA/INT COVERAGE (28)	1.64

A–86

Footnotes to Exhibit A-6

    The footnotes to Exhibit A-6 are the same as the footnotes for Exhibit A-1, except:

  11.
  Market electricity prices are set such that the total operating revenue results in an interest coverage of 1.00 in all years.
  13.
  Fuel prices have been reduced for each unit based upon the reduction in market electricity prices, as estimated by PA Consulting.

A–87

Exhibit A-7

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity F—Reduced Availability

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	46.9%	43.4%	41.4%	37.3%	35.9%	36.0%	35.8%	35.0%	34.8%	34.9%
Contract Energy Sales (GWh) (4)	6,022	6,268	4,429	2,983	2,608	2,395	2,430	2,283	2,329	2,417
Market Energy Sales (GWh) (4)	45,736	41,554	41,227	38,153	36,946	37,289	37,046	36,254	36,059	36,061

Total Energy Sales (GWh)	51,758	47,821	45,656	41,136	39,554	39,684	39,476	38,536	38,388	38,478
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	510,500	468,968	445,793	401,537	385,667	386,517	385,077	375,382	374,221	375,199
Average Net Heat Rate (Btu/kWh) (6)	9,863	9,807	9,764	9,761	9,750	9,740	9,755	9,741	9,749	9,751
SO2 Allowances Purchased (Tons) (7)	59,810	50,528	43,181	22,658	17,163	23,402	20,234	20,591	21,614	33,114
NOX Allowances Purchased (Tons) (8)	4,843	(1,369)	4,334	2,943	2,271	331	(254)	(2,523)	(2,403)	(2,270)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$44.18	36.60	30.42	35.36	29.15	28.26	28.61	26.29	22.50	22.03
Market Electricity Price ($/MWh) (11)	$69.37	60.58	57.32	53.05	51.19	53.59	56.41	58.07	61.05	63.58
Steam Price ($/MMBtu) (12)	$12.98	12.09	12.09	10.71	9.57	9.86	10.07	10.36	10.60	10.86
Fuel Price ($/MMBtu) (13)	$3.37	2.91	2.71	2.59	2.31	2.37	2.43	2.49	2.56	2.61
SO2 Allowances ($/Ton) (14)	$150	154	158	162	166	171	175	180	184	189
NOX Allowances ($/Ton) (15)	$1,000	1,000	2,300	2,000	1,700	1,744	1,790	1,836	1,884	1,933
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$28,168	27,605	29,677	19,285	2,249	311	258	258	0	0
Mirant New England	$143,684	97,713	0	0	0	0	0	0	0	0
Mirant Texas	$33,885	42,566	42,923	23,185	9,677	0	0	0	0	0
State Line	$46,742	47,806	48,268	48,901	49,402	50,127	50,856	51,563	52,393	53,257
Mirant Wisconsin	$13,585	13,736	13,875	14,112	14,695	17,242	18,412	8,201	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,385,291	1,217,542	1,078,568	1,002,290	976,192	1,071,098	1,100,614	1,100,080	1,131,884	1,179,576
Mirant California	$1,199,270	784,640	782,085	545,866	450,978	451,835	506,677	496,016	485,542	508,011
Mirant New York	$453,129	379,427	322,173	279,758	260,573	243,507	248,728	250,774	267,290	295,201
Mirant New England	$134,681	135,419	180,107	136,310	134,334	139,845	140,151	147,087	191,776	187,116
Mirant Texas	$0	0	0	59,808	68,818	91,832	93,298	94,587	94,528	95,197
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$127	87	111	144	241	255	348	16,694	30,467	27,639
Steam Revenues	$12,480	11,626	11,627	10,303	9,207	9,481	9,688	9,966	10,191	10,447

Total Operating Revenues	$3,451,042	2,758,167	2,509,414	2,139,962	1,976,366	2,075,533	2,169,030	2,175,226	2,264,071	2,356,444
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$508,916	461,084	408,315	404,894	383,221	404,432	409,238	412,903	426,544	442,603
Mirant California	$740,999	506,204	493,371	350,736	235,446	240,125	268,037	256,745	246,988	260,955
Mirant New York	$265,123	226,063	175,682	161,232	146,219	133,616	128,856	125,690	132,520	136,506
Mirant New England	$207,421	169,257	131,358	83,563	79,931	82,671	76,381	80,727	92,807	85,828
Mirant Texas	$0	0	0	40,923	45,142	53,930	53,818	53,807	52,446	52,102
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$41	28	30	43	72	72	76	3,899	5,089	2,867
Emissions Allowances	$13,806	6,401	16,757	9,523	6,660	4,517	3,034	(981)	(590)	1,840
Operations & Maintenance	$224,375	216,920	215,371	213,917	218,671	225,227	231,910	237,345	243,202	249,263
Major Maintenance	$17,207	17,948	17,590	15,952	16,114	18,049	19,034	16,816	16,970	17,070
Insurance	$15,964	16,448	16,872	17,308	17,763	18,225	18,695	19,184	19,684	20,200
Property and Gross Receipts Taxes (18)	$83,302	85,177	86,610	88,091	89,615	91,241	92,866	94,687	96,536	98,158
Facility Administration and General	$6,075	6,298	6,457	6,622	6,795	6,973	7,154	7,338	7,535	7,733
Corporate Administration and General	$45,274	46,455	47,661	48,897	50,173	51,479	52,817	54,187	55,595	57,040
Other (19)	$227,416	201,487	182,562	153,565	148,994	139,458	147,141	156,392	178,893	177,740

Total Operating Expenses	$2,355,919	1,959,770	1,798,636	1,595,266	1,444,816	1,470,014	1,509,057	1,518,739	1,574,219	1,609,905
NET OPERATING REVENUES ($000)	$1,095,122	798,397	710,778	544,697	531,550	605,519	659,974	656,487	689,852	746,538
CAPITAL EXPENDITURES (20)	$164,029	111,724	149,372	85,484	85,689	112,213	111,994	110,414	71,677	68,342
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	58,131	85,684	80,916	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$931,093	686,673	561,406	517,343	531,545	574,222	547,979	546,073	618,175	678,196
ANNUAL INTEREST ($000) (22)	$168,183	203,660	203,660	208,485	215,597	222,313	222,313	222,313	222,313	222,313
ANNUAL INTEREST COVERAGE (23)	5.54	3.37	2.76	2.48	2.47	2.58	2.46	2.46	2.78	3.05
AVERAGE INTEREST COVERAGE (24)	3.92
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$99,554	73,957	54,209	24,989	19,494	9,159	15,836	24,212	45,829	43,709
EBITDA (25)	$1,194,676	872,354	764,987	569,686	551,044	614,678	675,810	680,699	735,681	790,247
INTEREST W/O CAP EX FACILITY (26)	$168,183	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	7.10	4.28	3.76	2.80	2.71	3.02	3.32	3.34	3.61	3.88
AVERAGE EBITDA/INT COVERAGE (28)	4.79

A–88

Exhibit A-7

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity F—Reduced Availability

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	36.1%	35.1%	35.3%	35.0%	34.3%	33.7%	33.9%	33.5%	33.6%	32.5%
Contract Energy Sales (GWh) (4)	2,495	2,537	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	37,318	36,190	38,912	38,644	37,859	37,182	37,370	36,944	37,067	35,870

Total Energy Sales (GWh)	39,813	38,727	38,912	38,644	37,859	37,182	37,370	36,944	37,067	35,870
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	388,968	378,214	380,070	377,175	369,274	362,414	364,386	360,221	361,591	349,688
Average Net Heat Rate (Btu/kWh) (6)	9,770	9,766	9,767	9,760	9,754	9,747	9,751	9,750	9,755	9,749
SO2 Allowances Purchased (Tons) (7)	34,503	33,796	43,515	43,849	44,782	44,267	43,742	44,480	43,755	44,400
NOX Allowances Purchased (Tons) (8)	(1,962)	(2,056)	(1,464)	(1,324)	(1,535)	(1,678)	(1,678)	(1,588)	(1,601)	(1,937)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$21.69	21.67	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$65.14	67.32	68.35	69.82	71.62	73.46	75.51	77.98	79.76	80.60
Steam Price ($/MMBtu) (12)	$11.11	11.39	11.66	11.96	12.26	12.61	12.91	13.23	13.54	13.86
Fuel Price ($/MMBtu) (13)	$2.73	2.76	2.93	3.00	3.03	3.09	3.19	3.25	3.36	3.36
SO2 Allowances ($/Ton) (14)	$194	199	204	209	215	220	226	232	238	244
NOX Allowances ($/Ton) (15)	$1,983	2,035	2,088	2,142	2,197	2,255	2,313	2,373	2,435	2,498
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$54,133	54,986	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,240,146	1,252,041	1,300,914	1,314,983	1,344,866	1,365,138	1,400,240	1,450,786	1,479,662	1,522,218
Mirant California	$559,791	541,345	563,860	551,815	548,150	546,744	575,823	550,241	594,005	581,310
Mirant New York	$308,367	321,471	337,854	367,825	346,672	348,772	355,960	385,176	376,294	267,313
Mirant New England	$199,944	198,914	208,033	210,065	216,205	212,428	225,225	226,890	233,815	240,501
Mirant Texas	$95,840	95,863	95,646	95,748	92,046	91,000	92,523	91,407	91,492	91,075
State Line	$0	0	127,644	130,612	135,985	140,041	144,650	149,206	153,691	160,611
Mirant Wisconsin	$26,825	26,499	25,886	27,140	27,342	27,139	27,298	27,116	27,489	27,961
Steam Revenues	$10,689	10,955	11,215	11,498	11,786	12,131	12,417	12,728	13,023	13,332

Total Operating Revenues	$2,495,735	2,502,074	2,671,052	2,709,686	2,723,052	2,743,393	2,834,136	2,893,550	2,969,471	2,904,321
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$464,896	467,745	481,466	488,466	500,860	506,635	521,676	534,391	549,486	568,927
Mirant California	$301,933	290,670	305,232	297,545	283,106	282,095	299,359	279,686	310,421	298,221
Mirant New York	$144,498	139,301	145,816	163,209	149,504	150,758	152,981	167,339	160,949	111,972
Mirant New England	$96,522	95,805	101,346	101,875	109,561	103,937	113,952	115,142	119,864	122,309
Mirant Texas	$51,313	49,786	46,532	45,143	41,542	39,944	40,288	38,597	37,579	36,761
State Line	$0	0	32,738	32,845	34,302	34,883	34,885	35,534	35,804	37,295
Mirant Wisconsin	$2,048	1,542	775	1,489	1,396	1,445	767	849	904	679
Emissions Allowances	$2,775	2,520	5,813	6,326	6,231	5,959	6,002	6,537	6,506	5,996
Operations & Maintenance	$256,887	264,683	271,699	278,351	285,001	291,782	299,568	306,824	315,074	322,695
Major Maintenance	$22,565	23,202	22,715	20,579	20,714	23,186	24,489	21,651	21,841	22,020
Insurance	$20,725	21,258	21,812	22,382	22,963	23,554	24,167	24,800	25,444	26,103
Property and Gross Receipts Taxes (18)	$99,889	101,681	103,511	105,445	107,396	109,394	111,442	113,539	115,709	117,933
Facility Administration and General	$7,928	8,136	8,347	8,561	8,787	9,015	9,242	9,489	9,734	9,990
Corporate Administration and General	$58,526	60,049	61,608	63,208	64,853	66,541	68,267	70,045	71,864	73,735
Other (19)	$172,519	170,935	178,478	172,457	152,559	193,626	188,789	150,871	186,600	153,279

Total Operating Expenses	$1,703,024	1,697,313	1,787,888	1,807,881	1,788,774	1,842,755	1,895,875	1,875,295	1,967,779	1,907,915
NET OPERATING REVENUES ($000)	$792,711	804,761	883,164	901,805	934,278	900,639	938,261	1,018,255	1,001,692	996,406
CAPITAL EXPENDITURES (20)	$117,099	118,150	95,631	86,021	114,960	87,647	102,602	129,220	80,659	116,674
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$675,612	686,611	787,533	815,784	819,318	812,992	835,659	889,035	921,034	879,732
ANNUAL INTEREST ($000) (22)	$222,313	222,313	222,313	222,313	222,313	222,313	222,313	222,313	222,313	222,313
ANNUAL INTEREST COVERAGE (23)	3.04	3.09	3.54	3.67	3.69	3.66	3.76	4.00	4.14	3.96
AVERAGE INTEREST COVERAGE (24)	3.92
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$37,489	34,989	41,490	34,489	13,489	53,489	47,489	8,489	42,988	8,489
EBITDA (25)	$830,200	839,750	924,654	936,294	947,767	954,128	985,750	1,026,744	1,044,680	1,004,895
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	4.08	4.12	4.54	4.60	4.65	4.68	4.84	5.04	5.13	4.93
AVERAGE EBITDA/INT COVERAGE (28)	4.79

A–89

Exhibit A-7

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity F—Reduced Availability

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	32.5%	32.5%	32.5%	32.5%	32.5%	32.5%	32.5%	32.5%	32.5%	32.5%
Contract Energy Sales (GWh) (4)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	35,870	35,870	35,870	35,870	35,870	35,870	35,870	35,870	35,870	35,870

Total Energy Sales (GWh)	35,870	35,870	35,870	35,870	35,870	35,870	35,870	35,870	35,870	35,870
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	349,688	349,688	349,688	349,688	349,688	349,688	349,688	349,688	349,688	349,688
Average Net Heat Rate (Btu/kWh) (6)	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749
SO2 Allowances Purchased (Tons) (7)	44,400	44,400	44,400	44,400	44,400	44,400	44,400	44,400	44,400	44,400
NOX Allowances Purchased (Tons) (8)	(1,937)	(1,937)	(1,937)	(1,937)	(1,937)	(1,937)	(1,937)	(1,937)	(1,937)	(1,937)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$82.91	85.30	87.76	90.30	92.93	95.63	98.43	101.31	104.29	107.36
Steam Price ($/MMBtu) (12)	$14.20	14.54	14.89	15.26	15.63	16.01	16.40	16.80	17.22	17.64
Fuel Price ($/MMBtu) (13)	$3.46	3.56	3.66	3.76	3.87	3.98	4.09	4.21	4.33	4.45
SO2 Allowances ($/Ton) (14)	$251	257	264	271	278	285	292	300	308	316
NOX Allowances ($/Ton) (15)	$2,563	2,630	2,698	2,769	2,841	2,914	2,990	3,068	3,148	3,229
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,560,767	1,600,436	1,641,261	1,683,282	1,726,540	1,771,078	1,816,941	1,864,176	1,912,832	1,962,962
Mirant California	$603,474	626,492	650,382	675,190	700,942	727,675	755,436	784,249	814,167	845,226
Mirant New York	$273,298	279,423	285,694	292,117	298,688	305,416	312,301	319,351	326,563	333,950
Mirant New England	$248,173	256,092	264,268	272,707	281,419	290,411	299,694	309,278	319,170	329,385
Mirant Texas	$93,696	96,397	99,174	102,033	104,975	108,001	111,120	114,326	117,624	121,023
State Line	$165,908	171,379	177,035	182,881	188,924	195,170	201,626	208,299	215,197	222,327
Mirant Wisconsin	$28,699	29,456	30,234	31,032	31,851	32,692	33,556	34,442	35,353	36,287
Steam Revenues	$13,654	13,984	14,323	14,671	15,028	15,395	15,773	16,159	16,557	16,966

Total Operating Revenues	$2,987,669	3,073,659	3,162,371	3,253,913	3,348,367	3,445,838	3,546,447	3,650,280	3,757,463	3,868,126
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$584,010	599,499	615,405	631,737	648,508	665,733	683,418	701,581	720,234	739,388
Mirant California	$307,599	317,280	327,283	337,628	348,313	359,363	370,787	382,594	394,801	407,422
Mirant New York	$115,017	118,146	121,366	124,670	128,065	131,557	135,144	138,831	142,621	146,513
Mirant New England	$126,412	130,652	135,036	139,565	144,247	149,085	154,086	159,253	164,596	170,116
Mirant Texas	$37,833	38,936	40,072	41,241	42,444	43,682	44,957	46,269	47,620	49,010
State Line	$37,758	38,226	38,701	39,181	39,666	40,159	40,657	41,162	41,672	42,189
Mirant Wisconsin	$700	721	743	766	789	813	838	863	890	917
Emissions Allowances	$6,155	6,310	6,477	6,640	6,818	6,995	7,175	7,363	7,553	7,749
Operations & Maintenance	$331,080	339,690	348,522	357,580	366,887	376,419	386,211	396,250	406,550	417,120
Major Maintenance	$29,152	29,952	29,356	26,581	26,752	29,948	31,645	27,968	28,232	28,462
Insurance	$26,779	27,482	28,193	28,929	29,676	30,454	31,237	32,053	32,888	33,741
Property and Gross Receipts Taxes (18)	$120,226	122,582	124,999	127,477	130,019	132,630	135,301	138,051	140,866	143,756
Facility Administration and General	$10,246	10,515	10,787	11,064	11,353	11,652	11,952	12,262	12,583	12,913
Corporate Administration and General	$75,650	77,620	79,642	81,708	83,831	86,015	88,251	90,542	92,895	95,312
Other (19)	$91,203	86,506	74,649	69,783	71,311	68,061	132,308	139,609	95,061	86,525

Total Operating Expenses	$1,899,820	1,944,117	1,981,231	2,024,551	2,078,680	2,132,567	2,253,967	2,314,651	2,329,062	2,381,133
NET OPERATING REVENUES ($000)	$1,087,849	1,129,542	1,181,140	1,229,362	1,269,687	1,313,271	1,292,480	1,335,628	1,428,401	1,486,993
CAPITAL EXPENDITURES (20)	$138,495	112,465	140,929	134,844	137,952	134,479	163,737	158,097	129,018	134,446
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$949,354	1,017,077	1,040,211	1,094,518	1,131,735	1,178,792	1,128,743	1,177,531	1,299,383	1,352,547
ANNUAL INTEREST ($000) (22)	$222,313	222,313	222,313	222,313	222,313	222,313	222,313	222,313	222,313	222,313
ANNUAL INTEREST COVERAGE (23)	4.27	4.57	4.68	4.92	5.09	5.30	5.08	5.30	5.84	6.08
AVERAGE INTEREST COVERAGE (24)	3.92
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$(54,879)	(60,896)	(74,110)	(80,369)	(80,273)	(84,993)	(22,262)	(16,511)	(62,652)	(72,821)
EBITDA (25)	$1,032,970	1,068,646	1,107,030	1,148,993	1,189,414	1,228,278	1,270,218	1,319,117	1,365,749	1,414,172
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	5.07	5.25	5.44	5.64	5.84	6.03	6.24	6.48	6.71	6.94
AVERAGE EBITDA/INT COVERAGE (28)	4.79

A–90

Footnotes to Exhibit A-7

    The footnotes to Exhibit A-7 are the same as the footnotes for Exhibit A-1, except:

3.
Availability of the Mirant Generation Facilities is assumed to be 5 percentage points less than that assumed in the Base Case based on a 5 percentage point increase in the forced outage rate for each facility. Capacity factor is assumed to decrease such that annual generation for each facility is reduced by 5 percent from that assumed in the Base Case.

A–91

Exhibit A-8

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity G—Increased Heat Rate

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	49.4%	45.7%	43.6%	39.3%	37.8%	37.9%	37.7%	36.8%	36.6%	36.7%
Contract Energy Sales (GWh) (4)	6,339	6,598	4,662	3,140	2,746	2,521	2,558	2,403	2,451	2,544
Market Energy Sales (GWh) (4)	48,143	43,741	43,397	40,161	38,891	39,252	38,995	38,162	37,956	37,958

Total Energy Sales (GWh)	54,482	50,338	48,059	43,301	41,636	41,773	41,553	40,565	40,408	40,503
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	564,242	518,341	492,719	443,802	426,264	427,201	425,613	414,889	413,618	414,690
Average Net Heat Rate (Btu/kWh) (6)	10,356	10,297	10,252	10,249	10,238	10,227	10,243	10,228	10,236	10,239
SO2 Allowances Purchased (Tons) (7)	82,299	72,042	63,920	41,234	35,162	42,060	38,554	38,947	40,084	51,823
NOX Allowances Purchased (Tons) (8)	7,494	609	5,906	4,370	3,630	1,483	839	(1,672)	(1,538)	(1,391)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$44.04	36.20	29.41	34.53	28.96	28.45	28.78	26.55	22.78	22.31
Market Electricity Price ($/MWh) (11)	$69.21	60.44	57.22	53.05	51.18	53.57	56.39	58.03	60.99	63.52
Steam Price ($/MMBtu) (12)	$12.98	12.09	12.09	10.71	9.57	9.86	10.07	10.36	10.60	10.86
Fuel Price ($/MMBtu) (13)	$3.37	2.90	2.71	2.59	2.31	2.36	2.43	2.48	2.55	2.61
SO2 Allowances ($/Ton) (14)	$150	154	158	162	166	171	175	180	184	189
NOX Allowances ($/Ton) (15)	$1,000	1,000	2,300	2,000	1,700	1,744	1,790	1,836	1,884	1,933
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$28,168	27,605	29,677	19,663	2,249	311	258	258	0	0
Mirant New England	$154,804	104,778	0	0	0	0	0	0	0	0
Mirant Texas	$32,008	41,002	41,390	21,795	9,176	0	0	0	0	0
State Line	$49,830	50,958	51,452	52,126	52,661	53,434	54,211	54,963	55,845	56,763
Mirant Wisconsin	$14,322	14,475	14,615	14,849	15,436	17,981	19,154	8,571	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,452,190	1,276,686	1,131,958	1,055,042	1,027,571	1,127,472	1,158,541	1,157,979	1,191,457	1,241,658
Mirant California	$1,262,390	825,938	823,245	574,597	474,707	475,614	533,345	522,118	511,096	534,746
Mirant New York	$475,676	398,285	338,171	294,482	274,288	256,322	261,817	263,972	281,361	310,737
Mirant New England	$141,770	142,545	189,584	143,484	141,404	147,205	147,526	154,829	201,869	196,963
Mirant Texas	$0	0	0	62,760	72,150	95,796	97,225	98,503	98,351	98,979
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$130	89	113	147	247	260	354	16,993	30,853	27,855
Steam Revenues	$12,480	11,626	11,627	10,303	9,207	9,481	9,688	9,966	10,191	10,447

Total Operating Revenues	$3,623,768	2,893,987	2,631,832	2,249,248	2,079,096	2,183,876	2,282,119	2,288,152	2,381,023	2,478,148
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$562,516	509,607	451,298	447,513	423,577	446,997	452,319	456,356	471,450	489,173
Mirant California	$817,347	558,085	543,984	386,432	259,136	264,288	295,124	282,591	271,780	287,156
Mirant New York	$293,028	249,862	194,168	178,209	161,614	147,674	142,415	138,914	146,465	150,870
Mirant New England	$229,262	187,081	145,188	92,357	88,344	91,372	84,421	89,230	102,578	94,864
Mirant Texas	$0	0	0	45,231	49,893	59,607	59,484	59,472	57,967	57,585
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$46	31	33	47	80	79	84	4,311	5,624	3,167
Emissions Allowances	$19,826	11,688	23,653	15,383	11,956	9,704	8,188	3,874	4,438	7,072
Operations & Maintenance	$225,882	218,377	216,877	215,287	220,022	226,628	233,366	238,806	244,691	250,799
Major Maintenance	$17,120	17,923	17,554	15,920	16,057	18,011	19,024	16,798	16,973	17,072
Insurance	$15,964	16,448	16,872	17,308	17,763	18,225	18,695	19,184	19,684	20,200
Property and Gross Receipts Taxes (18)	$83,326	85,201	86,634	88,114	89,639	91,265	92,890	94,708	96,548	98,165
Facility Administration and General	$6,075	6,298	6,457	6,622	6,795	6,973	7,154	7,338	7,535	7,733
Corporate Administration and General	$45,274	46,455	47,661	48,897	50,173	51,479	52,817	54,187	55,595	57,040
Other (19)	$227,336	201,425	182,505	153,521	148,994	139,454	147,139	156,392	178,895	177,745

Total Operating Expenses	$2,543,003	2,108,481	1,932,884	1,710,841	1,544,043	1,571,755	1,613,119	1,622,161	1,680,223	1,718,642
NET OPERATING REVENUES ($000)	$1,080,766	785,506	698,948	538,407	535,053	612,120	669,000	665,991	700,800	759,507
CAPITAL EXPENDITURES (20)	$163,865	111,679	149,305	85,426	85,583	112,142	111,975	110,382	71,681	68,343
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	58,131	85,578	80,916	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$916,901	673,827	549,643	511,112	535,048	580,894	557,025	555,609	629,119	691,164
ANNUAL INTEREST ($000) (22)	$168,183	203,660	203,660	208,485	215,588	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	5.45	3.31	2.70	2.45	2.48	2.61	2.51	2.50	2.83	3.11
AVERAGE INTEREST COVERAGE (24)	3.97
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$99,554	73,957	54,209	24,989	19,494	9,159	15,836	24,212	45,829	43,709
EBITDA (25)	$1,180,320	859,463	753,157	563,396	554,547	621,279	684,836	690,203	746,629	803,216
INTEREST W/O CAP EX FACILITY (26)	$168,183	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	7.02	4.22	3.70	2.77	2.72	3.05	3.36	3.39	3.67	3.94
AVERAGE EBITDA/INT COVERAGE (28)	4.84

A–92

Exhibit A-8

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity G—Increased Heat Rate

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	38.0%	37.0%	37.1%	36.9%	36.1%	35.5%	35.7%	35.3%	35.4%	34.2%
Contract Energy Sales (GWh) (4)	2,627	2,671	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	39,282	38,095	40,960	40,678	39,851	39,139	39,337	38,889	39,018	37,758

Total Energy Sales (GWh)	41,909	40,765	40,960	40,678	39,851	39,139	39,337	38,889	39,018	37,758
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	429,906	418,023	420,076	416,878	408,150	400,568	402,739	398,137	399,656	386,499
Average Net Heat Rate (Btu/kWh) (6)	10,258	10,254	10,256	10,248	10,242	10,234	10,238	10,238	10,243	10,236
SO2 Allowances Purchased (Tons) (7)	53,355	52,576	63,318	63,688	64,715	64,147	63,564	64,383	63,579	64,295
NOX Allowances Purchased (Tons) (8)	(1,052)	(1,155)	(500)	(346)	(579)	(738)	(736)	(639)	(653)	(1,024)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$21.97	21.94	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$65.08	67.24	68.23	69.69	71.48	73.31	75.36	77.83	79.61	80.44
Steam Price ($/MMBtu) (12)	$11.11	11.39	11.66	11.96	12.26	12.61	12.91	13.23	13.54	13.86
Fuel Price ($/MMBtu) (13)	$2.73	2.76	2.93	2.99	3.03	3.09	3.19	3.25	3.36	3.36
SO2 Allowances ($/Ton) (14)	$194	199	204	209	215	220	226	232	238	244
NOX Allowances ($/Ton) (15)	$1,983	2,035	2,088	2,142	2,197	2,255	2,313	2,373	2,435	2,498
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$57,697	58,605	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,305,417	1,317,938	1,369,384	1,384,193	1,415,649	1,436,988	1,473,937	1,527,143	1,557,539	1,602,335
Mirant California	$589,255	569,840	593,542	580,857	576,997	575,519	606,129	579,205	625,267	611,903
Mirant New York	$324,596	338,390	355,636	387,184	364,919	367,130	374,693	405,448	396,099	281,384
Mirant New England	$210,470	209,382	218,983	221,121	227,584	223,610	237,080	238,831	246,121	253,161
Mirant Texas	$99,559	99,461	98,997	98,965	95,008	93,812	95,357	94,128	94,149	93,642
State Line	$0	0	132,163	135,268	140,891	145,171	149,936	154,755	159,455	166,670
Mirant Wisconsin	$26,975	26,610	25,942	27,250	27,443	27,236	27,352	27,174	27,554	28,009
Steam Revenues	$10,689	10,955	11,215	11,498	11,786	12,131	12,417	12,728	13,023	13,332

Total Operating Revenues	$2,624,658	2,631,181	2,805,862	2,846,336	2,860,277	2,881,597	2,976,901	3,039,412	3,119,207	3,050,436
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$513,822	516,960	532,144	539,885	553,594	559,953	576,583	590,647	607,357	628,815
Mirant California	$332,409	319,938	335,962	327,445	311,435	310,301	329,279	307,492	341,422	327,884
Mirant New York	$159,699	153,965	161,159	180,388	165,257	166,627	169,092	184,959	177,896	123,747
Mirant New England	$106,680	105,886	112,019	112,594	121,098	114,885	125,958	127,251	132,472	135,185
Mirant Texas	$56,712	55,025	51,435	49,898	45,912	44,144	44,523	42,663	41,534	40,630
State Line	$0	0	36,184	36,301	37,913	38,556	38,556	39,274	39,573	41,219
Mirant Wisconsin	$2,264	1,702	856	1,643	1,544	1,597	847	936	997	750
Emissions Allowances	$8,236	8,089	11,861	12,575	12,612	12,462	12,660	13,413	13,542	13,139
Operations & Maintenance	$258,518	266,315	273,377	280,050	286,716	293,504	301,349	308,615	316,931	324,569
Major Maintenance	$22,469	23,170	22,666	20,541	20,643	23,139	24,472	21,626	21,842	22,023
Insurance	$20,725	21,258	21,812	22,382	22,963	23,554	24,167	24,800	25,444	26,103
Property and Gross Receipts Taxes (18)	$99,894	101,685	103,513	105,448	107,399	109,397	111,444	113,541	115,711	117,934
Facility Administration and General	$7,928	8,136	8,347	8,561	8,787	9,015	9,242	9,489	9,734	9,990
Corporate Administration and General	$58,526	60,049	61,608	63,208	64,853	66,541	68,267	70,045	71,864	73,735
Other (19)	$172,515	170,930	178,470	172,452	152,564	193,630	188,791	150,880	186,601	153,283

Total Operating Expenses	$1,820,397	1,813,108	1,911,413	1,933,371	1,913,290	1,967,305	2,025,231	2,005,631	2,102,920	2,039,005
NET OPERATING REVENUES ($000)	$804,261	818,073	894,449	912,965	946,987	914,291	951,670	1,033,781	1,016,287	1,011,430
CAPITAL EXPENDITURES (20)	$117,126	118,159	95,645	86,072	115,004	87,685	102,649	129,279	80,694	116,651
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$687,135	699,914	798,804	826,893	831,984	826,606	849,021	904,502	935,593	894,779
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	3.09	3.15	3.59	3.72	3.74	3.72	3.82	4.07	4.21	4.03
AVERAGE INTEREST COVERAGE (24)	3.97
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$37,489	34,989	41,490	34,489	13,489	53,489	47,489	8,489	42,988	8,489
EBITDA (25)	$841,750	853,062	935,939	947,454	960,476	967,780	999,159	1,042,270	1,059,275	1,019,919
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	4.13	4.19	4.60	4.65	4.72	4.75	4.91	5.12	5.20	5.01
AVERAGE EBITDA/INT COVERAGE (28)	4.84
A–93

Exhibit A-8

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity G—Increased Heat Rate

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%
Contract Energy Sales (GWh) (4)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758

Total Energy Sales (GWh)	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	386,499	386,499	386,499	386,499	386,499	386,499	386,499	386,499	386,499	386,499
Average Net Heat Rate (Btu/kWh) (6)	10,236	10,236	10,236	10,236	10,236	10,236	10,236	10,236	10,236	10,236
SO2 Allowances Purchased (Tons) (7)	64,295	64,295	64,295	64,295	64,295	64,295	64,295	64,295	64,295	64,295
NOX Allowances Purchased (Tons) (8)	(1,024)	(1,024)	(1,024)	(1,024)	(1,024)	(1,024)	(1,024)	(1,024)	(1,024)	(1,024)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$82.75	85.13	87.59	90.13	92.75	95.45	98.24	101.12	104.09	107.16
Steam Price ($/MMBtu) (12)	$14.20	14.54	14.89	15.26	15.63	16.01	16.40	16.80	17.22	17.64
Fuel Price ($/MMBtu) (13)	$3.45	3.55	3.65	3.75	3.86	3.97	4.08	4.20	4.32	4.44
SO2 Allowances ($/Ton) (14)	$251	257	264	271	278	285	292	300	308	316
NOX Allowances ($/Ton) (15)	$2,563	2,630	2,698	2,769	2,841	2,914	2,990	3,068	3,148	3,229
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,642,913	1,684,669	1,727,643	1,771,876	1,817,410	1,864,292	1,912,569	1,962,290	2,013,508	2,066,276
Mirant California	$635,239	659,465	684,611	710,726	737,834	765,973	795,193	825,528	857,013	889,711
Mirant New York	$287,684	294,131	300,733	307,491	314,411	321,491	328,739	336,158	343,754	351,526
Mirant New England	$261,235	269,573	278,177	287,060	296,230	305,695	315,467	325,554	335,969	346,719
Mirant Texas	$96,345	99,127	101,988	104,937	107,970	111,089	114,304	117,609	121,011	124,514
State Line	$172,182	177,878	183,766	189,854	196,145	202,649	209,372	216,321	223,506	230,932
Mirant Wisconsin	$28,749	29,508	30,288	31,088	31,910	32,753	33,619	34,508	35,421	36,358
Steam Revenues	$13,654	13,984	14,323	14,671	15,028	15,395	15,773	16,159	16,557	16,966

Total Operating Revenues	$3,138,001	3,228,335	3,321,529	3,417,703	3,516,938	3,619,337	3,725,036	3,834,127	3,946,739	4,063,002
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$645,486	662,605	680,183	698,236	716,773	735,809	755,358	775,433	796,048	817,219
Mirant California	$338,174	348,801	359,784	371,129	382,853	394,968	407,493	420,436	433,814	447,643
Mirant New York	$127,113	130,572	134,128	137,779	141,534	145,392	149,355	153,430	157,617	161,921
Mirant New England	$139,720	144,406	149,250	154,257	159,429	164,777	170,305	176,016	181,922	188,023
Mirant Texas	$41,814	43,034	44,288	45,582	46,911	48,280	49,688	51,138	52,632	54,167
State Line	$41,731	42,249	42,773	43,304	43,841	44,385	44,936	45,494	46,057	46,629
Mirant Wisconsin	$772	796	820	845	871	897	924	953	982	1,011
Emissions Allowances	$13,481	13,831	14,191	14,560	14,939	15,322	15,722	16,132	16,550	16,981
Operations & Maintenance	$333,008	341,664	350,552	359,663	369,022	378,610	388,456	398,554	408,912	419,547
Major Maintenance	$29,028	29,911	29,295	26,530	26,660	29,889	31,622	27,934	28,232	28,464
Insurance	$26,779	27,482	28,193	28,929	29,676	30,454	31,237	32,053	32,888	33,741
Property and Gross Receipts Taxes (18)	$120,228	122,583	125,001	127,479	130,021	132,632	135,303	138,053	140,868	143,758
Facility Administration and General	$10,246	10,515	10,787	11,064	11,353	11,652	11,952	12,262	12,583	12,913
Corporate Administration and General	$75,650	77,620	79,642	81,708	83,831	86,015	88,251	90,542	92,895	95,312
Other (19)	$91,208	86,516	74,659	69,795	71,325	68,078	132,323	139,629	95,083	86,552

Total Operating Expenses	$2,034,438	2,082,584	2,123,546	2,170,860	2,229,040	2,287,160	2,412,925	2,478,060	2,497,083	2,553,882
NET OPERATING REVENUES ($000)	$1,103,563	1,145,751	1,197,984	1,246,843	1,287,898	1,332,177	1,312,111	1,356,067	1,449,656	1,509,121
CAPITAL EXPENDITURES (20)	$138,471	112,439	140,901	134,816	137,925	134,451	163,709	158,067	128,988	134,415
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$965,092	1,033,312	1,057,082	1,112,026	1,149,973	1,197,726	1,148,402	1,198,000	1,320,668	1,374,706
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	4.34	4.65	4.76	5.00	5.17	5.39	5.17	5.39	5.94	6.18
AVERAGE INTEREST COVERAGE (24)	3.97
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$(54,879)	(60,896)	(74,110)	(80,369)	(80,273)	(84,993)	(22,262)	(16,511)	(62,652)	(72,821)
EBITDA (25)	$1,048,684	1,084,855	1,123,874	1,166,474	1,207,625	1,247,184	1,289,849	1,339,556	1,387,004	1,436,300
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	5.15	5.33	5.52	5.73	5.93	6.12	6.33	6.58	6.81	7.05
AVERAGE EBITDA/INT COVERAGE (28)	4.84

A–94

Footnotes to Exhibit A-8

    The footnotes to Exhibit A-8 are the same as the footnotes for Exhibit A-1, except:

6.
Heat rate for each of the Mirant Generation Facilities is assumed to be 5 percent higher than that assumed in the Base Case.

A–95

Exhibit A-9

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity H—Increased Operating Expenses

Year Ending December 31,	2001 (1)	2002	2003	2004	2005	2006	2007	2008	2009	2010
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	49.4%	45.7%	43.6%	39.3%	37.8%	37.9%	37.7%	36.8%	36.6%	36.7%
Contract Energy Sales (GWh) (4)	6,339	6,598	4,662	3,140	2,746	2,521	2,558	2,403	2,451	2,544
Market Energy Sales (GWh) (4)	48,143	43,741	43,397	40,161	38,891	39,252	38,995	38,162	37,956	37,958

Total Energy Sales (GWh)	54,482	50,338	48,059	43,301	41,636	41,773	41,553	40,565	40,408	40,503
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	537,369	493,659	469,255	422,673	405,964	406,865	405,345	395,141	393,919	394,949
Average Net Heat Rate (Btu/kWh) (6)	9,863	9,807	9,764	9,761	9,750	9,740	9,755	9,741	9,749	9,751
SO2 Allowances Purchased (Tons) (7)	71,055	61,286	53,549	31,946	26,163	32,733	29,391	29,769	30,846	42,470
NOX Allowances Purchased (Tons) (8)	6,167	(381)	5,119	3,657	2,952	907	292	(2,099)	(1,971)	(1,831)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$43.43	35.89	29.72	34.99	29.11	28.45	28.78	26.55	22.78	22.31
Market Electricity Price ($/MWh) (11)	$69.21	60.44	57.22	53.05	51.18	53.57	56.39	58.03	60.99	63.52
Steam Price ($/MMBtu) (12)	$12.98	12.09	12.09	10.71	9.57	9.86	10.07	10.36	10.60	10.86
Fuel Price ($/MMBtu) (13)	$3.37	2.90	2.71	2.59	2.31	2.37	2.43	2.49	2.55	2.61
SO2 Allowances ($/Ton) (14)	$150	154	158	162	166	171	175	180	184	189
NOX Allowances ($/Ton) (15)	$1,000	1,000	2,300	2,000	1,700	1,744	1,790	1,836	1,884	1,933
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$28,168	27,605	29,677	19,894	2,249	311	258	258	0	0
Mirant New England	$149,243	101,246	0	0	0	0	0	0	0	0
Mirant Texas	$33,704	42,494	42,818	23,011	9,576	0	0	0	0	0
State Line	$49,830	50,958	51,452	52,126	52,661	53,434	54,211	54,963	55,845	56,763
Mirant Wisconsin	$14,322	14,475	14,615	14,849	15,436	17,981	19,154	8,571	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,452,190	1,276,686	1,131,958	1,055,042	1,027,571	1,127,472	1,158,541	1,157,979	1,191,457	1,241,658
Mirant California	$1,262,390	825,938	823,245	574,597	474,707	475,614	533,345	522,118	511,096	534,746
Mirant New York	$475,676	398,285	338,171	294,482	274,288	256,322	261,817	263,972	281,361	310,737
Mirant New England	$141,770	142,545	189,584	143,484	141,404	147,205	147,526	154,829	201,869	196,963
Mirant Texas	$0	0	0	62,760	72,150	95,796	97,225	98,503	98,351	98,979
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$130	89	113	147	247	260	354	16,993	30,853	27,855
Steam Revenues	$12,480	11,626	11,627	10,303	9,207	9,481	9,688	9,966	10,191	10,447

Total Operating Revenues	$3,619,903	2,891,947	2,633,260	2,250,695	2,079,496	2,183,876	2,282,119	2,288,152	2,381,023	2,478,148
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$535,696	485,365	429,800	426,205	403,409	425,724	430,784	434,640	448,976	465,888
Mirant California	$779,179	532,135	518,688	368,601	247,277	252,216	281,587	269,674	259,391	274,080
Mirant New York	$279,079	237,979	184,925	169,727	153,913	140,646	135,635	132,304	139,500	143,690
Mirant New England	$218,336	178,169	138,270	87,957	84,140	87,024	80,402	84,979	97,700	90,347
Mirant Texas	$0	0	0	43,077	47,515	56,772	56,651	56,642	55,205	54,844
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$44	29	32	45	76	76	80	4,105	5,358	3,017
Emissions Allowances	$16,815	9,046	20,204	12,451	9,309	7,114	5,611	1,444	1,923	4,457
Operations & Maintenance	$248,469	240,219	238,557	236,808	242,024	249,289	256,705	262,681	269,166	275,885
Major Maintenance	$18,828	19,714	19,309	17,515	17,664	19,810	20,929	18,479	18,665	18,780
Insurance	$17,562	18,093	18,564	19,041	19,538	20,047	20,567	21,107	21,652	22,215
Property and Gross Receipts Taxes (18)	$91,658	93,712	95,297	96,919	98,598	100,389	102,175	104,175	106,200	107,980
Facility Administration and General	$6,684	6,924	7,102	7,283	7,473	7,669	7,872	8,073	8,284	8,498
Corporate Administration and General	$49,803	51,100	52,431	53,792	55,187	56,625	58,094	59,608	61,154	62,745
Other (19)	$230,428	204,507	185,669	156,720	152,237	142,781	150,558	159,892	182,488	181,424

Total Operating Expenses	$2,492,581	2,076,992	1,908,848	1,696,141	1,538,360	1,566,183	1,607,650	1,617,803	1,675,662	1,713,850
NET OPERATING REVENUES ($000)	$1,127,322	814,955	724,412	554,555	541,136	617,693	674,469	670,348	705,361	764,299
CAPITAL EXPENDITURES (20)	$180,252	122,852	164,229	93,973	94,140	123,352	123,177	121,422	78,853	75,179
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	63,944	94,137	89,003	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$947,070	692,103	560,183	524,526	541,133	583,345	551,292	548,926	626,508	689,120
ANNUAL INTEREST ($000) (22)	$168,183	203,660	203,660	208,485	215,588	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	5.63	3.40	2.75	2.52	2.51	2.62	2.48	2.47	2.82	3.10
AVERAGE INTEREST COVERAGE (24)	3.95
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$99,554	73,957	54,209	24,989	19,494	9,159	15,836	24,212	45,829	43,709
EBITDA (25)	$1,226,876	888,912	778,621	579,544	560,630	626,852	690,305	694,560	751,190	808,008
INTEREST W/O CAP EX FACILITY (26)	$168,183	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	7.29	4.36	3.82	2.85	2.75	3.08	3.39	3.41	3.69	3.97
AVERAGE EBITDA/INT COVERAGE (28)	4.88

A–96

Exhibit A-9

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity H—Increased Operating Expenses

Year Ending December 31,	2011	2012	2013	2014	2015	2016	2017	2018	2019	2020
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	38.0%	37.0%	37.1%	36.9%	36.1%	35.5%	35.7%	35.3%	35.4%	34.2%
Contract Energy Sales (GWh) (4)	2,627	2,671	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	39,282	38,095	40,960	40,678	39,851	39,139	39,337	38,889	39,018	37,758

Total Energy Sales (GWh)	41,909	40,765	40,960	40,678	39,851	39,139	39,337	38,889	39,018	37,758
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	409,440	398,117	400,072	397,032	388,712	381,487	383,563	379,171	380,619	368,101
Average Net Heat Rate (Btu/kWh) (6)	9,770	9,766	9,767	9,760	9,754	9,747	9,751	9,750	9,755	9,749
SO2 Allowances Purchased (Tons) (7)	43,929	43,185	53,416	53,772	54,746	54,208	53,654	54,428	53,665	54,350
NOX Allowances Purchased (Tons) (8)	(1,508)	(1,607)	(983)	(835)	(1,058)	(1,207)	(1,206)	(1,115)	(1,126)	(1,479)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$21.97	21.94	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$65.08	67.24	68.23	69.69	71.48	73.31	75.36	77.83	79.61	80.44
Steam Price ($/MMBtu) (12)	$11.11	11.39	11.66	11.96	12.26	12.61	12.91	13.23	13.54	13.86
Fuel Price ($/MMBtu) (13)	$2.73	2.76	2.93	3.00	3.03	3.09	3.19	3.25	3.36	3.36
SO2 Allowances ($/Ton) (14)	$194	199	204	209	215	220	226	232	238	244
NOX Allowances ($/Ton) (15)	$1,983	2,035	2,088	2,142	2,197	2,255	2,313	2,373	2,435	2,498
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$57,697	58,605	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,305,417	1,317,938	1,369,384	1,384,193	1,415,649	1,436,988	1,473,937	1,527,143	1,557,539	1,602,335
Mirant California	$589,255	569,840	593,542	580,857	576,997	575,519	606,129	579,205	625,267	611,903
Mirant New York	$324,596	338,390	355,636	387,184	364,919	367,130	374,693	405,448	396,099	281,384
Mirant New England	$210,470	209,382	218,983	221,121	227,584	223,610	237,080	238,831	246,121	253,161
Mirant Texas	$99,559	99,461	98,997	98,965	95,008	93,812	95,357	94,128	94,149	93,642
State Line	$0	0	132,163	135,268	140,891	145,171	149,936	154,755	159,455	166,670
Mirant Wisconsin	$26,975	26,610	25,942	27,250	27,443	27,236	27,352	27,174	27,554	28,009
Steam Revenues	$10,689	10,955	11,215	11,498	11,786	12,131	12,417	12,728	13,023	13,332

Total Operating Revenues	$2,624,658	2,631,181	2,805,862	2,846,336	2,860,277	2,881,597	2,976,901	3,039,412	3,119,207	3,050,436
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$489,363	492,348	506,796	514,197	527,222	533,291	549,124	562,519	578,422	598,904
Mirant California	$317,178	305,308	320,604	312,486	297,283	296,188	314,320	293,560	325,906	313,050
Mirant New York	$152,094	146,634	153,483	171,804	157,377	158,692	161,026	176,140	169,417	117,858
Mirant New England	$101,597	100,844	106,682	107,237	115,331	109,411	119,964	121,193	126,162	128,752
Mirant Texas	$54,013	52,405	48,988	47,521	43,727	42,045	42,410	40,631	39,557	38,696
State Line	$0	0	34,460	34,572	36,108	36,719	36,720	37,404	37,688	39,257
Mirant Wisconsin	$2,158	1,622	817	1,566	1,468	1,523	807	891	953	715
Emissions Allowances	$5,506	5,301	8,837	9,451	9,424	9,209	9,332	9,974	10,023	9,570
Operations & Maintenance	$284,358	292,942	300,710	308,056	315,399	322,848	331,482	339,479	348,621	357,024
Major Maintenance	$24,717	25,489	24,927	22,592	22,707	25,452	26,917	23,786	24,034	24,223
Insurance	$22,791	23,388	23,995	24,619	25,256	25,911	26,584	27,277	27,988	28,714
Property and Gross Receipts Taxes (18)	$109,876	111,849	113,858	115,991	118,144	120,327	122,587	124,897	127,280	129,732
Facility Administration and General	$8,722	8,946	9,179	9,418	9,665	9,916	10,174	10,437	10,709	10,984
Corporate Administration and General	$64,378	66,053	67,776	69,532	71,338	73,198	75,102	77,050	79,051	81,108
Other (19)	$176,303	174,811	182,449	176,537	156,741	197,915	193,192	155,388	191,239	158,033

Total Operating Expenses	$1,813,054	1,807,940	1,903,561	1,925,579	1,907,190	1,962,645	2,019,741	2,000,625	2,097,051	2,036,620
NET OPERATING REVENUES ($000)	$811,604	823,241	902,301	920,757	953,087	918,952	957,160	1,038,786	1,022,157	1,013,815
CAPITAL EXPENDITURES (20)	$128,840	129,977	105,207	94,683	126,507	96,451	112,921	142,208	88,761	128,311
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$682,764	693,264	797,093	826,074	826,580	822,501	844,239	896,579	933,396	885,504
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	3.07	3.12	3.59	3.72	3.72	3.70	3.80	4.03	4.20	3.98
AVERAGE INTEREST COVERAGE (24)	3.95
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$37,489	34,989	41,490	34,489	13,489	53,489	47,489	8,489	42,988	8,489
EBITDA (25)	$849,093	858,230	943,791	955,246	966,576	972,441	1,004,649	1,047,275	1,065,145	1,022,304
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	4.17	4.21	4.63	4.69	4.75	4.77	4.93	5.14	5.23	5.02
AVERAGE EBITDA/INT COVERAGE (28)	4.88

A–97

Exhibit A-9

Mirant Americas Generation, Inc. Facilities

Projected Operating Results

Sensitivity H—Increased Operating Expenses

Year Ending December 31,	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030
CONSOLIDATED
PERFORMANCE
Annual Average Capacity (MW) (2)	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587	12,587
Average Capacity Factor (%) (3)	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%	34.2%
Contract Energy Sales (GWh) (4)	0	0	0	0	0	0	0	0	0	0
Market Energy Sales (GWh) (4)	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758

Total Energy Sales (GWh)	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758	37,758
Total Steam Sales (MMBtu) (5)	962	962	962	962	962	962	962	962	962	962
Fuel Consumption (BBtu)	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101	368,101
Average Net Heat Rate (Btu/kWh) (6)	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749	9,749
SO2 Allowances Purchased (Tons) (7)	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350	54,350
NOX Allowances Purchased (Tons) (8)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)	(1,479)
COMMODITY PRICES
General Inflation (%) (9)	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60	2.60
Contract Electricity Price ($/MWh) (10)	$0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00
Market Electricity Price ($/MWh) (11)	$82.75	85.13	87.59	90.13	92.75	95.45	98.24	101.12	104.09	107.16
Steam Price ($/MMBtu) (12)	$14.20	14.54	14.89	15.26	15.63	16.01	16.40	16.80	17.22	17.64
Fuel Price ($/MMBtu) (13)	$3.46	3.55	3.65	3.76	3.86	3.97	4.09	4.20	4.32	4.44
SO2 Allowances ($/Ton) (14)	$251	257	264	271	278	285	292	300	308	316
NOX Allowances ($/Ton) (15)	$2,563	2,630	2,698	2,769	2,841	2,914	2,990	3,068	3,148	3,229
OPERATING REVENUES ($000)
Contract Electricity Revenues
Mirant California (16)	$0	0	0	0	0	0	0	0	0	0
Mirant New England	$0	0	0	0	0	0	0	0	0	0
Mirant Texas	$0	0	0	0	0	0	0	0	0	0
State Line	$0	0	0	0	0	0	0	0	0	0
Mirant Wisconsin	$0	0	0	0	0	0	0	0	0	0
Market Electricity Revenues
Mirant Mid-Atlantic	$1,642,913	1,684,669	1,727,643	1,771,876	1,817,410	1,864,292	1,912,569	1,962,290	2,013,508	2,066,276
Mirant California	$635,239	659,465	684,611	710,726	737,834	765,973	795,193	825,528	857,013	889,711
Mirant New York	$287,684	294,131	300,733	307,491	314,411	321,491	328,739	336,158	343,754	351,526
Mirant New England	$261,235	269,573	278,177	287,060	296,230	305,695	315,467	325,554	335,969	346,719
Mirant Texas	$96,345	99,127	101,988	104,937	107,970	111,089	114,304	117,609	121,011	124,514
State Line	$172,182	177,878	183,766	189,854	196,145	202,649	209,372	216,321	223,506	230,932
Mirant Wisconsin	$28,749	29,508	30,288	31,088	31,910	32,753	33,619	34,508	35,421	36,358
Steam Revenues	$13,654	13,984	14,323	14,671	15,028	15,395	15,773	16,159	16,557	16,966

Total Operating Revenues	$3,138,001	3,228,335	3,321,529	3,417,703	3,516,938	3,619,337	3,725,036	3,834,127	3,946,739	4,063,002
OPERATING EXPENSES ($000) (17)
Fuel
Mirant Mid-Atlantic	$614,782	631,087	647,830	665,024	682,679	700,810	719,428	738,549	758,184	778,349
Mirant California	$322,883	333,038	343,532	354,377	365,579	377,162	389,138	401,510	414,303	427,529
Mirant New York	$121,063	124,357	127,742	131,222	134,796	138,471	142,246	146,126	150,115	154,214
Mirant New England	$133,072	137,535	142,148	146,917	151,844	156,938	162,202	167,641	173,265	179,079
Mirant Texas	$39,823	40,985	42,181	43,411	44,677	45,982	47,324	48,704	50,125	51,589
State Line	$39,744	40,237	40,736	41,243	41,754	42,272	42,796	43,328	43,865	44,409
Mirant Wisconsin	$736	759	782	806	830	855	881	908	936	964
Emissions Allowances	$9,821	10,071	10,337	10,605	10,882	11,167	11,454	11,750	12,055	12,373
Operations & Maintenance	$366,308	375,844	385,610	395,630	405,923	416,473	427,303	438,411	449,810	461,514
Major Maintenance	$31,926	32,900	32,224	29,181	29,328	32,876	34,783	30,731	31,053	31,313
Insurance	$29,464	30,227	31,015	31,818	32,647	33,497	34,367	35,260	36,176	37,115
Property and Gross Receipts Taxes (18)	$132,252	134,842	137,501	140,223	143,020	145,888	148,834	151,857	154,954	158,135
Facility Administration and General	$11,273	11,561	11,868	12,174	12,491	12,816	13,151	13,494	13,844	14,208
Corporate Administration and General	$83,215	85,385	87,600	89,880	92,216	94,612	97,077	99,598	102,185	104,842
Other (19)	$96,079	91,510	79,788	75,064	76,722	73,618	138,011	145,465	101,071	92,695

Total Operating Expenses	$2,032,442	2,080,338	2,120,894	2,167,575	2,225,387	2,283,437	2,408,995	2,473,332	2,491,941	2,548,328
NET OPERATING REVENUES ($000)	$1,105,559	1,147,998	1,200,635	1,250,128	1,291,551	1,335,900	1,316,041	1,360,795	1,454,797	1,514,674
CAPITAL EXPENDITURES (20)	$152,313	123,685	154,992	148,305	151,721	147,900	180,079	173,870	141,888	147,854
FUNDS FROM CAP EX FACILITY (21)	$0	0	0	0	0	0	0	0	0	0
CASH AVAILABLE FOR DEBT SERVICE	$953,246	1,024,312	1,045,644	1,101,823	1,139,830	1,188,000	1,135,962	1,186,925	1,312,910	1,366,820
ANNUAL INTEREST ($000) (22)	$222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304	222,304
ANNUAL INTEREST COVERAGE (23)	4.29	4.61	4.70	4.96	5.13	5.34	5.11	5.34	5.91	6.15
AVERAGE INTEREST COVERAGE (24)	3.95
EBITDA ADJUSTMENTS TO NET OPERATING REVENUE:
Plus: Cash-to-Book Lease Adjustment	$(54,879)	(60,896)	(74,110)	(80,369)	(80,273)	(84,993)	(22,262)	(16,511)	(62,652)	(72,821)
EBITDA (25)	$1,050,680	1,087,102	1,126,525	1,169,759	1,211,278	1,250,907	1,293,779	1,344,284	1,392,145	1,441,853
INTEREST W/O CAP EX FACILITY (26)	$203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660	203,660
EBITDA/INTEREST COVERAGE (27)	5.16	5.34	5.53	5.74	5.95	6.14	6.35	6.60	6.84	7.08
AVERAGE EBITDA/INT COVERAGE (28)	4.88

A–98

Footnotes to Exhibit A-9

    The footnotes to Exhibit A-9 are the same as the footnotes for Exhibit A-1, except:

17.
Assumed to be 10 percent higher than that assumed in the Base Case.
18.
Assumed to be 10 percent higher than that assumed in the Base Case.
20.
Assumed to be 10 percent higher than that assumed in the Base Case.

A–99

Exhibit A-10

Operating History

Mirant Generation Facilities

(Historical/Projected) (1)

	Net Capability Rating (MW) (2)		Generation (GWh)		Annual Average Heat Rate (Btu/kWh) (3)		Capacity Factor (%)		Equivalent Availability Factor (%)
	(Hist)	(Proj)	(Hist)	(Proj)	(Hist)	(Proj)	(Hist)	(Proj)	(Hist)	(Proj)
Mirant Mid-Atlantic
Chalk Point Unit 1	341	341	1,954.8	2,429.3	9,686	9,349	65.4	81.3	81.9	88.0
Chalk Point Unit 2	342	342	1,871.6	2,429.3	9,722	9,349	62.4	81.1	76.3	86.0
Chalk Point Unit 3	612	612	906.5	1,428.9	12,305	10,206	16.9	26.7	87.2	90.0
Chalk Point Unit 4	612	612	734.8	1,428.9	12,629	10,206	13.7	26.7	85.5	88.0
Chalk Point CT 1	18	18	1.4	5.9	13,152	12,834	0.9	3.7	79.1	88.0
Chalk Point CT 2	30	30	1.4	9.3	22,082	13,864	0.5	3.2	78.8	88.0
Chalk Point CT 3	85	85	46.4	85.7	13,926	13,329	4.9	10.4	91.8	93.0
Chalk Point CT 4	85	85	47.5	85.7	13,729	13,329	5.0	10.4	92.5	90.0
Chalk Point CT 5	107	107	76.4	125.5	12,678	12,060	6.5	12.4	93.7	87.0
Chalk Point CT 6	107	107	73.6	125.5	12,463	12,060	6.2	12.4	90.2	87.0
SMECO CT	84	84	39.3	80.9	13,894	12,900	5.1	10.3	85.8	92.0
Dickerson Unit 1	182	182	1,072.0	1,246.3	9,754	9,550	67.2	78.2	82.8	90.0
Dickerson Unit 2	182	182	1,110.0	1,246.3	9,652	9,550	69.5	78.2	86.1	90.0
Dickerson Unit 3	182	182	1,086.3	1,246.3	9,522	9,550	68.1	78.2	83.1	90.0
Dickerson CT D1	13	13	0.7	3.1	17,686	14,032	0.7	2.7	81.3	90.0
Dickerson CT H1	139	139	45.9	160.8	12,681	11,867	3.6	11.8	55.5	90.0
Dickerson CT H2	139	139	72.8	160.8	13,058	11,867	5.6	11.8	83.6	90.0
Morgantown Unit 1	582	582	3,692.8	3,947.7	9,339	9,067	72.3	77.4	85.9	87.0
Morgantown Unit 2	582	582	3,659.2	3,947.7	9,209	9,067	71.7	77.4	84.5	87.0
Morgantown CTs 1-2	32	32	3.5	6.6	19,474	15,257	1.2	2.0	94.3	91.0
Morgantown CTs 3-6	216	216	47.4	58.2	17,401	13,212	2.3	2.7	85.6	89.0
Potomac River Unit 1	88	88	225.4	476.0	13,762	12,375	29.1	61.7	88.2	91.0
Potomac River Unit 2	88	88	255.0	476.0	13,138	12,375	33.1	61.7	87.7	90.0
Potomac River Unit 3	102	102	532.2	655.7	10,425	9,988	59.5	73.4	89.0	90.0
Potomac River Unit 4	102	102	550.3	655.7	10,285	9,988	61.6	73.4	90.0	89.0
Potomac River Unit 5	102	102	527.7	655.7	10,441	9,988	59.0	73.4	88.3	90.0
Mirant California
Contra Costa Unit 6	340	340	952.8	1,020.4	10,098	9,861	32.0	34.3	79.4	86.0
Contra Costa Unit 7	340	340	1,006.5	1,020.4	10,122	9,861	33.9	34.3	86.0	86.0
Pittsburg Unit 1	150	150	178.3	245.6	12,511	10,800	12.8	18.7	80.9	78.0
Pittsburg Unit 2	150	150	190.4	245.6	12,620	10,800	13.8	18.7	68.0	78.0
Pittsburg Unit 3	150	150	115.1	245.6	12,737	10,800	8.3	18.7	54.1	78.0
Pittsburg Unit 4	150	150	124.6	245.6	12,581	10,800	9.0	18.7	65.5	78.0
Pittsburg Unit 5	325	325	776.1	878.4	10,709	9,940	27.3	30.9	72.2	83.0
Pittsburg Unit 6	325	325	860.5	861.1	10,541	10,200	30.3	30.2	81.1	83.0
Pittsburg Unit 7	682	682	2,078.2	2,019.6	10,408	9,682	34.2	33.8	79.4	83.0
Potrero Unit 3	206	206	873.3	490.7	10,456	10,300	50.1	27.2	81.6	82.0
Potrero Unit 4	48	48	18.9	13.7	13,461	14,018	4.8	3.0	89.6	95.0
Potrero Unit 5	48	48	20.7	13.7	13,463	14,018	5.0	3.0	94.3	95.0
Potrero Unit 6	48	48	21.5	13.7	13,185	14,018	5.1	3.0	92.9	95.0

A–100

Exhibit A-10

Operating History

Mirant Generation Facilities

(Historical/Projected) (1)

	Net Capability Rating (MW) (2)			Generation (GWh)				Annual Average Heat Rate (Btu/kWh) (3)			Capacity Factor (%)				Equivalent Availability Factor (%)
	(Hist)		(Proj)	(Hist)		(Proj)		(Hist)		(Proj)	(Hist)		(Proj)		(Hist)		(Proj)
Mirant New York
Bowline Unit 1	604		607	1,408.6		1,308.6		10,544		10,063	26.4		24.6		81.9		79.2
Bowline Unit 2	601		605	649.0		1,241.3		10,866		10,067	12.5		23.4		91.1		79.2
Lovett Unit 3	69		67	67.9		110.0		12,064		11,118	11.6		18.7		97.5		84.0
Lovett Unit 4	175		172	987.1		787.0		10,777		10,982	63.7		52.2		80.6		84.0
Lovett Unit 5	195		193	1,022.8		855.3		10,948		11,042	59.3		50.6		81.4		84.0
Hillburn	36	(4)	36	10.2		3.9		21,020	(5)	15,546	3.9	(5)	1.2		82.9	(6)	95.2
Shoemaker	40	(4)	40	7.2		4.2		20,991	(5)	15,558	0.5	(5)	1.2		95.0	(6)	95.2
Mongaup 1-4	4	(4)	4	10.0		13.7		—		—	30.0	(5)	39.1		97.0	(8)	N/A
Swinging Bridge 1	5	(4)	5	8.5		10.7	(7)	—		—	24.9	(5)	24.4	(7)	94.0	(8)	N/A
Swinging Bridge 2	8	(4)	8	4.0		5.0	(7)	—		—	9.8	(5)	7.1	(7)	93.5	(8)	N/A
Rio 1 & 2	10	(4)	10	26.1		32.1		—		—	34.2	(5)	36.6		99.0	(8)	N/A
Grahamsville	17	(4)	17	93.2		99.5		—		—	69.4	(5)	66.8		82.5	(8)	N/A
Mirant New England
Canal Unit 1	559		559	2,791.3		1,451.5		9,451		9,334	58.4		29.5		76.8		79.0
Canal Unit 2	553		553	1,996.3		1,216.0		10,551		9,872	40.9		24.9		74.1		79.0
Kendall Unit 1	17		18	13.1	(9)	2.9	(7)	11,515	(10)	13,215	8.6		1.8	(7)	88.2		88.0
Kendall Unit 2	20		19	84.6	(9)	18.5	(7)	11,515	(10)	13,215	45.9		11.1	(7)	96.4		88.0
Kendall Unit 3	26		26	6.1	(9)	1.4	(7)	11,515	(10)	13,215	2.8		0.6	(7)	91.7		88.0
Kendall CT 1	15		17	2.4	(9)	10.0		13,937	(11)	14,973	0.9	(9)	6.7		97.8	(9)	96.0
Kendall CT 2	15		17	1.0	(9)	10.0		13,937	(11)	14,973	0.8	(9)	6.7		99.1	(9)	96.0
Mirant Texas
Bosque Unit 1 (12)	154		154	236.6	(13)	228.7		11,531	(13)	11,264	34.8	(13)	17.0		N/A		95.2
Bosque Unit 2 (12)	154		154	236.6	(13)	212.0		11,531	(13)	11,284	34.8	(13)	15.7		N/A		95.2
Bosque Unit 3	N/A		236	N/A		1,265.4		N/A		7,380	N/A		61.2		N/A		93.0
State Line Energy
State Line Unit 3	189		197	752.4		1,007.2		10,576		10,090	50.2		58.4		73.3		80.0
State Line Unit 4	306		318	1,123.2		1,585.1		10,078		10,142	45.5		56.9		60.0		80.0
Mirant Wisconsin
Neenah Unit 1-2 (14)	309		309	159.2		74.3		11,539		11,396	9.1		2.8		97.8		96.0

(1)
Historical values represent five-year averages except where noted. Projected values represent 20-year averages. Projected generation, heat rate, and capacity factor have been projected by PA Consulting.
(2)
Summer ratings.
(3)
Annual average; based on load levels projected by PA Consulting. Variances in projected annual average heat rates from historical heat rates for some units are due to increase in hours of operation at more efficient, full-load levels projected by PA Consulting.
(4)
Represents 1998 only.
(5)
Represents 1996, 1997, and 2000 only.
(6)
Represents 1996, 1997, July through December 1999, and 2000 only.
(7)
Breakdown by unit estimated based on historical generation.
(8)
Represents July through December 1999 and 2000 only.
(9)
Represents 1999 and 2000 only.
(10)
Represents average for Kendall Units 1, 2 and 3.
(11)
Represents average for Kendall CTs 1 and 2.
(12)
Represents July through December 2000 only.
(13)
Represents average for Bosque Units 1 and 2.
(14)
Represents May through December 2000 only.

A–101

ANNEX B

Mirant Americas Generation, Inc.
(Formerly operating as Southern Energy North America Generating, Inc.)
Independent Market Expert's Report for the MAGI Portfolio of Generating Assets
March 12, 2001

B-1

Mirant Americas Generation, Inc.
(Formerly operating as Southern Energy North America Generating, Inc.)
Independent Market Expert's Report for the MAGI Portfolio of Generating Assets
March 12, 2001
Company Confidential © PA Consulting Services Inc. 2001
PA Consulting Services Inc. 1881 Ninth Street
Prepared by:	Todd Filsinger	Suite 302
Boulder Colorado 80302 Tel: +1 303 449 5515 Fax: +1 303 443 5684 www.paconsulting.com
Version: 1.0
Mirant Americas Generation, Inc. – March 12, 2001

DISCLAIMER

     This report presents the analysis of PA Consulting Services Inc. (PA) for the following North American Electric Reliability Council (NERC) regions:

  •
  PJM — the Pennsylvania-New Jersey-Maryland Interconnection LLC

  •
  MAIN/ECAR — Mid-America Interconnected Network/East Central Area Reliability Coordination Agreement

  •
  WSCC-California — California (in the Western Systems Coordinating Council region)

  •
  NPCC-New York — New York Power Pool (in the Northeast Power Coordinating Council region)

  •
  NPCC-NEPOOL — New England Power Pool (in the Northeast Power Coordinating Council region)

  •
  ERCOT — Electric Reliability Council of Texas.

(i)
some information in the report is necessarily based on predictions and estimates of future events and behaviors,

(ii)
such predictions or estimates may differ from that which other experts specializing in the electricity industry might present,

(iii)
the provision of a report by PA does not obviate the need for potential investors to make further appropriate inquiries as to the accuracy of the information included therein, or to undertake an analysis of their own,

(iv)
this report is not intended to be a complete and exhaustive analysis of the subject issues and therefore will not consider some factors that are important to a potential investor's decision making, and

(v)
PA and its employees cannot accept liability for loss suffered in consequence of reliance on the report. Nothing in PA's report should be taken as a promise or guarantee as to the occurrence of any future events.

i

1.	Introduction
	1.1	Background
	1.2	Asset Portfolio Description
	1.3	Portfolio Results Summary
	1.4	Methodology
	1.5	Report Structure
2.	Regional Analysis
	2.1	Introduction
	2.2	Risk Issues and Sensitivity Cases
		2.2.1	Higher or Lower Fuel Prices
		2.2.2	Overbuild
		2.2.3	High Hydro
	2.3	Overview of the Regional Markets
	2.4	Retail Market Competition
	2.5	PJM
		2.5.1	Background
		2.5.2	Power Markets
		2.5.3	Market Dynamics
		2.5.4	Transmission System
		2.5.5	Price Forecasts for the PJM Market
		2.5.6	Dispatch Curves
	2.6	MAIN/ECAR
		2.6.1	Background
		2.6.2	Power Markets
		2.6.3	Market Dynamics
		2.6.4	Transmission System
		2.6.5	Price Forecasts for the MAIN Market
		2.6.6	Dispatch Curves
	2.7	WSCC-California
		2.7.1	Background
		2.7.2	Power Markets
		2.7.3	Market Dynamics
		2.7.4	Transmission System
		2.7.5	Ancillary Services Markets
		2.7.6	Price Forecasts for the WSCC-California Market
		2.7.7	Dispatch Curves
	2.8	NPCC-New York
		2.8.1	Background
		2.8.2	Power Markets
		2.8.3	Market Dynamics
		2.8.4	Transmission System
		2.8.5	Price Forecasts for the New York Market
		2.8.6	Dispatch Curves
	2.9	NPCC-NEPOOL
		2.9.1	Background
		2.9.2	Power Markets
		2.9.3	Market Dynamics

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		2.9.4	Transmission System
		2.9.5	Price Forecasts for the NEPOOL Market
		2.9.6	Dispatch Curves
	2.10	ERCOT
		2.10.1	Background
		2.10.2	Power Markets
		2.10.3	Market Dynamics
		2.10.4	Transmission System
		2.10.5	Price Forecasts for the ERCOT Region
		2.10.6	Dispatch Curves
3.	Forecasting Methodology
	3.1	Overview of the PA Valuation Process
	3.2	Fundamental Analysis
	3.3	Volatility Analysis
4.	Key Assumptions
	4.1	Introduction
	4.2	Capacity and Energy Forecasts
	4.3	Fuel Prices
		4.3.1	Natural Gas
		4.3.2	Fuel Oil
		4.3.3	Coal
	4.4	SO2/NOx Emission Costs
		4.4.1	Sulfur Dioxide Emission Costs
		4.4.2	Development of NOx Control Costs and Emission Rates
	4.5	Hydroelectric Units
	4.6	Capacity Additions and Retirements
	4.7	Financial Assumptions
		4.7.1	Generic Plant Characteristics
		4.7.2	Other Expenses
		4.7.3	Economic and Financial Assumptions
Appendix A Historical and Projected Energy Prices

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1.  INTRODUCTION

1.1  BACKGROUND

PA Consulting Services Inc. (PA) was retained by Southern Energy North America Generating, Inc., now operating as Mirant Americas Generation, Inc. (MAGI), to provide an Independent Market Expert Report on behalf of Lehman Brothers for MAGI's generating assets located in the following markets: Pennsylvania-New Jersey-Maryland Interconnection LLC (PJM), Mid-America Interconnected Network (MAIN), East Central Area Reliability Coordination Agreement (ECAR), Western Systems Coordinating Council (WSCC) California, New York Power Pool (New York), New England Power Pool (NEPOOL), and Electric Reliability Council of Texas (ERCOT). This report assesses the price projections based on stated assumptions for electric prices in the markets mentioned above and presents the results of PA's analysis.

1.2  ASSET PORTFOLIO DESCRIPTION

The generating facilities total approximately 12,481 MW of generation as summarized in Table 1-1.

Table 1-1 Regional Market Location of MAGI Generating Assets

Regional Market	Generating Assets	Total Capacity[1] (MW)

PJM	Chalk Point Dickerson Morgantown Potomac River	5,154

MAIN/ECAR	Neenah State Line	824

WSCC-California	Contra Costa Pittsburg Potrero	2,963

NPCC-New York	Bowline Grahamsville Hilburn Lovett Mongaup Rio Shoemaker Swinging Bridge	1,764

NPCC-NEPOOL	Canal Kendall WF Wyman	1,232

ERCOT	Bosque[2]	544

[1] Based on summer capacity ratings provided by R.W. Beck, Inc.
[2] Includes 236 MW which is under construction and expected to be completed in June 2001.

1.3  PORTFOLIO RESULTS SUMMARY

PA modeled the generation asset portfolio under five scenarios: base case, high and low fuel cases, PJM and NPCC generation overbuild, and above normal hydro conditions for California. The base case is constructed using generation and load growth data stated in the EIA Form 411s combined with PA's merchant plant and in-house fuel forecast. These assumptions and other key drivers are described in detail in Chapter 4. The high fuel case assumes that gas costs based upon the 2001 NYMEX futures are extended throughout the study period and the low fuel case assumes a $0.50/MMBtu reduction from the base case in 2001, and then follows the same escalation as the base case 2001 price with no change to escalation. The generation overbuild case assumes that 7,280 MW of excess capacity is constructed in the Northeast markets in 2004, 4,160 MW of which is in PJM. In the high-hydro case it is assumed that hydro generation in WSCC is approximately 20% higher than the base case for 2001 to 2004.

A summary of the total revenues for the base case is shown in Figure 1-1.

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Figure 1-2 shows the proportion of projected revenues from each region averaged over 20 years. Total projected revenues for all of MAGI's assets for each sensitivity case for the period 2002-2020 are compared in Figure 1-3.

1.4  METHODOLOGY

PA employs its proprietary market valuation process, MVPSM, to estimate the value of electric generation units based upon the level of energy prices and their volatility. MVPSM is a three-step process. The first step is to conduct a "fundamental analysis" to examine how the level of prices responds to changes in the fundamental drivers of supply and demand. The fundamental analysis is conducted with a production-cost model that provides insights into the basic market drivers: fuel prices, demand, entry, and exit. The second step utilizes the results of the fundamental analysis to derive a "real market" price shape from the fundamental price levels. This step also characterizes the hourly volatility in the fundamental prices. The third step examines how a generation unit responds to those prices and derives value from operational decisions. Through the three-step process MVPSM integrates the fundamental and volatility approaches to create a better estimate of the value of a generating unit by accounting for volatility effects and changes in the fundamental drivers of electricity prices. The WSCC, New York, NEPOOL, and PJM markets are modeled using the MVPSM method. The ERCOT, ECAR, and MAIN regions are modeled using the fundamental analysis due to the nature of the assets and their contractual arrangements.

1.5  REPORT STRUCTURE

Chapter 2 contains a discussion of each of the relevant generation markets organized by NERC transmission regions and subregions. Each market discussion includes an overview of the market with a discussion of the current generation mix and a summary of PA's fundamental load and generation requirements forecast for the period of 2001-2020. The forecasts of energy prices and capacity compensation for the base case as well as associated sensitivity cases are provided. Dispatch curves are provided for 2001 and 2010. These curves illustrate the marginal cost of the last generator for the given load shown on the horizontal axis. The location of the assets in the generating portfolio are identified on the curves.

Chapter 3 reviews the methodology used to develop the forecasts presented in Chapter 2. Key assumptions that drive the forecast results are provided in Chapter 4.

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2.  REGIONAL ANALYSIS

2.1  INTRODUCTION

Over the past two decades, the structure of the electric power industry has been dramatically changed by the emergence of a networked industry. A market trend that has paralleled the integration of the transmission network is the introduction of wholesale and retail competition in formerly regulated markets. These market developments have added new dimensions to the risk of owning and operating generation plants. This chapter describes the relevant wholesale competitive markets and the results from the regions where the MAGI assets are located. One mechanism for understanding risk is to examine how market prices and generation requirements could change under different scenarios. These scenarios, termed sensitivity cases, are described in this chapter as well as their effect on the projected market power prices.

The regions analyzed in this chapter include:

  •
  PJM
  •
  MAIN/ECAR
  •
  WSCC-California
  •
  NPCC-New York
  •
  NPCC-NEPOOL
  •
  ERCOT.

2.2  RISK ISSUES AND SENSITIVITY CASES

Analysis of possible variances in fundamental variables is essential when forecasting market prices in the United States today. Initially a base case was developed for each region using the assumptions outlined in Chapter 4. The base case is not defined as the most likely case. Four sensitivity cases were then developed to aid in understanding some of the downside risks of operating generation assets. The cases presented herein are:

  •
  high fuel: an upward shift in prices of oil and gas
  •
  low fuel: a downward shift in prices of oil and gas
  •
  overbuild: the potential for generation capacity overbuild in the Northeast region resulting from market over exuberance
  •
  high hydro: the possibility of surplus energy and capacity resulting from above average hydro conditions in the WSCC region.

These variances from the base case influence the resulting projections of market price forecasts and subsequent valuation of generation plants. More detailed descriptions of each of these sensitivity cases analyzed by PA are provided below. It should be noted that the level of the sensitivities can vary and that there are other areas that can vary in the forecast including, but not limited to: demand forecasts, new entrant technologies and construction costs, environmental costs and regulatory structures.

2.2.1  Higher or Lower Fuel Prices

Currently the markets are experiencing high natural gas and fuel oil prices. There has also been a tremendous amount of volatility in prices over the past couple of years. Three years ago gas prices were around $2.00/MMBtu, whereas this year they have exceeded $8.00/MMBtu. As a result of the fluctuation in prices, PA created cases for the possibility of higher or lower fuel prices with an increase or decrease of fuel prices. The high fuel case assumed that the 2001 NYMEX futures prices for gas and oil were held constant, on a real basis, for the study period. The low fuel price assumed a $0.50/MMBtu reduction from the base case in 2001 for gas and oil with the same real escalation rates used in the base case.

2.2.2  Overbuild

PA's forecast of market prices is based upon long-run economic equilibrium. While this is a reasonable assumption, actual markets may not follow economic equilibrium. Many capital intensive industries have shown cycling returns, where high returns are followed by excess entry resulting in low returns. These low returns are followed by a disincentive to invest which results in high returns. While such cycling is often a characteristic of commodity markets, these markets are, in general, attempting to adjust to a level commensurate with economic equilibrium—that is, they cycle around the price level suggested by economic equilibrium.

PA constructed an overbuild case in the Northeast where excess entry is presumed in order to explore the adverse economic implications of such "disequilibrium" conditions. The Northeast was selected as PJM and NPCC make up almost 75% of the forecasted portfolio revenues (see Figure 1-2). For purposes of this case, excess entry is presumed to occur early in the study period in the Northeast markets. In the development of this case, PA assumed an additional 2,080 MW and 4,160 MW of new capacity in 2004 in New York and PJM respectively. New England exceeds the target

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reserve margins in the base case; however, an additional 1,040 MW of capacity was added in 2004. Subsequent to this period of capacity abundance, as the regions experience load growth, we assume the markets eventually return to economic equilibrium.

2.2.3  High Hydro

The hydro case was conducted for the WSCC region. During the assumed high hydro years, the amount of hydro energy available is significantly higher, depressing capacity and energy prices. In the high hydro sensitivity analysis, we increase hydro generation from existing hydro capacity by approximately 20% for the years 2001 to 2004.

2.3  OVERVIEW OF THE REGIONAL MARKETS

Competition and deregulation is progressing piecemeal in the United States and there are significant differences between regions. These differences are largely due to the division of authority over various aspects of the electric power industry between state and federal legislative and regulatory bodies. Competition in the wholesale markets is, in part, defined and shaped by the North American Electric Reliability Council (NERC) regions. There are nine major regions. WSCC, the biggest geographic region, is subdivided into four regions. In the Northeast, the NPCC region is subdivided into two regions (New York and NEPOOL). Figure 2-1 shows the boundaries of the major regions, along with MAGI's generation capacity in each of these regions. The remainder of this chapter reviews the regions where the MAGI assets are located.

2.4  RETAIL MARKET COMPETITION

Competition in the retail markets has not been a major force to date due to a combination of checkerboard adoption of competition and the relatively low number of customers selecting non-utility companies as their energy service provider. However, the recent events in California have caused many states to delay implementation. For example, New York, Nevada, Oklahoma, and Arkansas are considering formal proposals to delay retail competition and New Mexico has recently passed such legislation.

The remaining sections of this chapter provide descriptions of the current power market structure in each of the relevant NERC regions and a brief description of the region's characteristics. Results for each region follow the summaries. Our discussion of WSCC is limited to the California region while NPCC has been subdivided into New York and NEPOOL.

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2.5  PJM

2.5.1  Background

PJM is the only control region in the Mid-Atlantic Area Council. It covers all or part of the states of Pennsylvania, New Jersey, Maryland, Delaware, Virginia, and the District of Columbia. Its members include investor-owned utilities (IOUs), public utilities, independent power marketers, and regulators. PJM was the first centrally dispatched power pool in the United States and is currently the largest, handling about 8% of the electricity in the United States with a combined capacity of over 56,000 MW. In addition, it is one of the largest power pools in the world. A map of the PJM area and location of the financing generation assets is shown in Figure 2-2. The focus of this report is the location of the MAGI assets, the PJM-Central region which includes Allegheny Electric Cooperative, Inc., Baltimore Gas & Electric Company, Metropolitan Edison Company, Pennsylvania Power & Light Company, Potomac Electric Power Cooperative, Southern Maryland Electric Cooperative, and UGI Corporation.

PJM was certified as an ISO by the Federal Energy Regulatory Commission (FERC) on November 25, 1997, and it began operations on April 1, 1998. PJM's stated objectives are to ensure reliability of the bulk power transmission system and to facilitate an open, competitive wholesale electricity market. To achieve these objectives, PJM manages the PJM Open Access Transmission Tariff (the first power pool open access tariff approved by FERC), which provides comparative pricing and access to the transmission system. PJM operates the PJM Interchange Energy Market, which is the region's spot market (power exchange or PX) for wholesale electricity. PJM also provides ancillary services for its transmission customers and performs transmission planning for the region.

The relative mix of the energy generation and capacity in PJM is illustrated in Figures 2-3 and 2-4. Coal dominates the baseload generation in PJM,

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accounting for 52% of the total energy produced. Nuclear units also comprise a large portion of the energy produced in PJM, accounting for 39% of the total energy produced. On an installed capacity basis, gas- and oil-fired generation units represent 37% of PJM's total installed capacity, while coal represents 32% of PJM's total installed capacity. Nuclear facilities account for 22% of PJM's installed capability.

2.5.2  Power Markets

A.  MARKETS

The PJM wholesale market structure includes the following markets for the services of generators:

i.
Energy Market
ii.
Day-Ahead Market
iii.
Balancing Market (Real Time)
iv.
Regulation Market
v.
Capacity Credit Market
vi.
Daily Market Operation
vii.
Monthly Market Operation
viii.
Fixed Transmission Rights.

Until recently, payments for providing ancillary services were grounded in cost-based formulas. PJM has now implemented new market-based pricing for the ancillary services. Payments for providing operating reserves are included in daily energy market reconciliation.

Load Serving Entities (LSEs) have the obligation to provide or acquire installed capacity, regulation, and operating reserves. In addition to PJM market purchases, bilateral transactions are also allowed. While bilateral transactions are not subject to the market-clearing prices, they are subject to the same charges for transmission congestion included in the market-clearing prices.

Generators are compensated for providing energy and ancillary services through the PJM PX as follows:

  •
  Locational Marginal Prices (LMPs) are determined based on the applicable energy bids.

  •
  Regulation prices that generators receive are based on their Unit Regulation Offer and estimated opportunity cost for being available for regulation.

  •
  Energy imbalance and operating reserves are compensated according to bids submitted to the PJM PX.

  •
  Other ancillary services are compensated based on cost.

  •
  Any shortfall payments continue to be determined based on the difference between total revenue and total revenue requirement.

i.  Energy Market

On June 1, 2000, PJM implemented a new system for its interchange Energy Market. PJM's Energy Market has been converted from a real-time transaction market into a dual settlement operation. The new market is split into essentially two pieces: The Day-Ahead Market and the Balancing (Real-time) market.

ii.  The Day-Ahead Market

The advantage of this new system is that it allows participants to achieve greater price certainty by being able to buy and sell energy and capacity at binding day-ahead (future) prices. It also allows for the scheduling of congestion charges a day in advance. Bilateral agreements will also be able to schedule congestion charges in the Day-Ahead Market. The congestion charges can be calculated by taking the difference in LMP between the load bus and generation bus.

LSEs submit hourly demand schedules for the next day. All bids and offers must be made by noon the day before the day of operations. By 16:00, all prices are posted and the real-time market bidding is then opened.

Generators must submit their schedules if they are capacity resources, unless they are self-scheduled or have planned outages. All other generators can bid into the market as they wish. The PJM ISO will calculate, based on bids, offers and market conditions, the LMPs for each hour of the day.

A bid to supply generation consists of an incremental energy bid curve composed of three parts: start-up costs, no load costs, and operating costs. For each generation level, the bid curve represents the minimum price a bidder is willing to accept to be dispatched at the generation level. The bid curve is specified by up to 10 price-quantity pairs.

iii.  The Balancing Market (real-time)

After all bids and offers are settled and the marginal prices have been calculated, generators that were not used can bid into this market at new prices. Prices

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are again determined by market conditions. Essentially because the actual demand that will occur in real time is not known the previous day, scheduled generation will often differ from actual generation dispatch and so the balancing market corrects for the differences.

LSEs will pay balancing prices for any unscheduled demand and receive revenue for demand less than the scheduled quantity from the Day-Ahead Market. Generators will be paid for generation above their scheduled obligations at balancing prices and are not compensated for unused generation. Transmission customers pay for congestion charges for any quantity deviations.

Transmission customers may submit external bilateral transaction schedules and may indicate willingness to pay congestion charges into either the Day-Ahead Market or Balancing Market. In the Day-Ahead Market, a customer shall indicate willingness to pay congestion charges by submitting the transaction as an "up to" congestion bid.

In the past, bids into the market were capped at cost. Thus, generators bidding into the market were forced to cap their energy bid at the marginal operating cost of producing energy, which would generally consist of fuel costs plus variable operation and maintenance costs. The start-up cost bid was capped at the costs, mostly fuel costs, incurred to bring a generator online. The no load cost bid, also mostly fuel costs, was capped at the costs incurred to maintain a generator at minimum load after it had been started and synchronized with the system. Any shortfall between the revenue requirement of the generator and the revenue received through the market was compensated through a make whole payment.

On April 1, 1999, the spot market replaced its cost-based pricing system with a market-based pricing approach, and starting June 2000 the spot market was switched to the Two-Settlement Market. Generators continue to provide three-part bids, but these bids are not necessarily capped at cost. While bids are no longer capped at cost, they are subject to a $1,000/MWh ceiling cap. The PJM PX bidding rules allow generators to submit different energy bids for each hour, and generators can submit a new set of bids daily. However, a generator's start-up and no-load bids, once submitted, remain in effect for six months at a time.

PJM also uses the energy bids to determine in real time the LMPs for each point of energy injection/withdrawal on the system for each hour. LMPs reflect the costs associated with the out-of-order dispatch due to transmission congestion. Congestion occurs when the transmission system becomes constrained, and some generating capacity is dispatched while other generating capacity with lower bids is not dispatched. The result is that the market-clearing prices may differ from location to location. LMPs are quoted in dollars per megawatt-hour ($/MWh) and are based on bids for generation, actual loads, scheduled bilateral transactions, and transmission congestion.

iv.  Regulation Market

PJM has just created a market for providing regulation of the system. For these units made available to meet performance standards and the short-term load fluctuations in the PJM control area they are now able to realize benefits above their opportunity costs for being a regulating generator. To be eligible for regulation, generators must be within the PJM control area. Information about regulating status, capability, limits, and price (capped at $100/MWh) applicable for the entire 24 hour period for which it is submitted, must be provided by 18:00 through the Two-Settlement Market User Interface (MUI). The offer of the last unit needed to fulfill the MW regulation requirement (the marginal unit) will set the market price for that hour.

The PJM Regulation Requirement is 1.1% of the day-ahead peak load forecast for the on-peak period and the valley load forecast for the off-peak period. LSEs may fulfill their regulation obligations by self-scheduling their own resources, entering into contractual arrangements with other market participants, or purchasing regulation from the regulation market just described. The regulation obligation for each LSE is determined by its load ratio share.

v.  Capacity Credit Market

To ensure that sufficient capacity is available in the market to meet reliability standards, PJM requires LSEs to own or contract with the owner of generation capacity to cover their peak demand and reserve margins.

There are two capacity obligations. An LSE's installed capacity obligation is determined two years in advance by PJM based on forecast conditions. This obligation remains in place and is known as the "planned-for" obligation. The "planned-for" obligation is then adjusted for actual conditions. This adjusted obligation is known as the "accounted-for" obligation.

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The amount of capacity each generator can supply is determined by a twelve-month rolling average of availability, calculated two months in advance of the period for which the capacity is supplied. Availability statistics are kept by PJM. These statistics are averaged over the past twelve months and applied to the "planned-for" obligation two months hence.

External resources may be designated as resources to meet the capacity requirement. These resources, however, must: (1) be rated on the extent to which they improve the ability of the PJM pool to obtain emergency assistance from other control areas and (2) be made available to PJM for scheduling and dispatch. Should the resource not be made available to PJM, it adversely affects the resource's availability rating. If an LSE fails to meet its capacity requirement, a penalty will be assessed.

The PJM Capacity Credit Market allows Market Participants to buy and sell Capacity Credits through a process that establishes a market-clearing price. Capacity acquired in the Capacity Credit Market satisfies the "accounted-for" obligation. The PJM Capacity Credit Market consists of both the Daily and Monthly Markets. Each installed capacity market has a single market-clearing price for each day the market is in operation.

vi.  Daily Market Operation

The Daily Market is a Day-Ahead Market (i.e., the bids are for the following day). Currently, a mandatory aspect to the Day-Ahead Market is in effect. If a participant does not submit adequate "bids to buy" or "offers to sell" to cover its projected deficient or excess position, PJM will submit a corresponding "bid" or "offer" to cover the projected position. Mandatory Buy Bids will be submitted at a price equal to the prevailing Capacity Deficiency Rate.

Buy Bids or Sell Offers are accepted between 7:00 and 10:00 on the day the market is run. PJM strives to clear the market and post market results by 12:00 on the day the market is run.

The Daily Market is conducted based on the position of a participant for the market day estimated at 10:05 on the day the market is run. If a participant has a deficient position, PJM will only accept buy bids up to the deficiency amount. If a participant has an excess position, PJM will only accept sell offers up to the excess amount. Buy Bids or Sell Offers are accepted into the Daily Market in order of time submitted.

vii.  Monthly Market Operation

In addition to the Daily Market, the Capacity Credit Market currently operates both Monthly and Multi-Monthly Markets. These Monthly Markets are voluntary, and participants may submit Buy Bids and Sell Offers in the same market.

Similar to the Daily Market, Buy Bids and Sell Offers are accepted between 7:00 and 10:00 on the day that the market accepts bids. PJM strives to clear the market and post market results by 12:00 on the same day. On three scheduled days each month, Monthly Market bids are accepted for the three respective succeeding months. There are currently two Multi-Monthly Markets, a seven-month and a twelve-month. Multi-Monthly Market bids are accepted on a scheduled day approximately four months prior to the beginning of the multi-monthly period.

viii.  Fixed Transmission Rights

Fixed Transmission Rights (FTRs) are available to all PJM Firm Transmission Service customers (Network Integration Service or Firm Point-to-Point Service), since these customers pay the embedded cost of the PJM Transmission System. The purpose of FTRs is to protect Firm Transmission Service customers from increased cost due to transmission congestion when their energy deliveries are consistent with their firm reservations. Essentially, FTRs are financial instruments that entitle Firm Transmission customers to rebates of congestion charges paid by the Firm Transmission Service customers. FTRs do not represent a right for physical delivery of power. The holder of the FTR is not required to deliver energy in order to receive a congestion credit. If a constraint exists on the transmission system, the holders of FTRs receive a credit based on the FTR MW reservation and the LMP difference between point of delivery and point of receipt. This credit is paid to the holder regardless of who delivered energy or the amount delivered across the path designated in the FTR.

In July 1999, the first financially binding FTR auction was held in PJM. Participants are now able to view all prices and constraints on the Internet at the eFTR. Prices are set on the first of every month and their values are determined based on day-ahead LMPs between generation and load busses. Each monthly period has an auction for both the trading of FTRs for On-peak and Off-peak periods in the week. On-peak times are from 7:00 to 23:00, Monday through Friday, and off-peak times include all other hours and weekends.

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B.  STATE RESTRUCTURING STATUS

Most of the states in PJM have already begun to enact retail competition. Due to its multi-state structure, PJM has dealt with restructuring piecemeal as opposed to the California ISO (CA-ISO). Each state has authority to decide on rate reductions, stranded cost recovery, and generation asset divesting. PJM is far ahead of many of the Midwest NERC regions in implementing retail competition and having utilities sell off their generation assets. A summary of the restructuring status by state follows.

i.  Delaware

In March 1999, the "Electric Utility Restructuring Act" (HB 10) was enacted. The law included a phase in of retail competition beginning in October 1999 that is supposed to be completed by April 2001 for all consumers in Conectiv's and Delaware Cooperative's territories. In addition, there are provisions for a residential rate cut of 7.5% for Conectiv customers and a rate freeze for the co-op customers. No provisions for stranded cost recovery were included; however, the issue was left up to the Public Service Commission (PSC). The PSC decided to allow recovery of the stranded costs through Competitive Transition Charges.

ii.  Maryland

In April 2000, Maryland's restructuring legislation was enacted (HB 703). The legislation included at least a 3% rate reduction for residential consumers, and a three year phase in for competition scheduled to begin in July 2000 and be completed by July 2002. Stranded costs are to come from a "non-bypassable" wires charge.

Baltimore Gas & Electric, Potomac Electric Power Company, and Allegheny Power had their electric restructuring agreements approved by the Maryland Public Service Commission (PSC) at the beginning of 2000. Upon the opening of retail access across Maryland, standard offer rates for generation went into effect on July 1, 2000. Standard offer rates for residential consumers at Allegheny Power were 4.34 cents/kWh; Conectiv's were 4.92 cents/kWh; Potomac Electric Power's were 4.99 cents/kWh; and Baltimore Gas & Electric's were 4.06 cents/kWh, rising to 4.28 cents/kWh by May 2003.

iii.  New Jersey

Legislation on restructuring was introduced in August 1998 under the "Electric Discount and Energy Competition Act." The law passed in February 1999 stated that all consumers should have the choice of electricity suppliers by August 1999. Actual implementation of the retail market did not open until November 14, 1999. The law reduced current rates at that time by 5% and over the next three years it is supposed to decrease 10%. Stranded Cost recovery is in the form of a wires charge paid by consumers. The law does not require divestiture of generation assets, but would give the Board of Public Utilities the right to order divestiture if market power exists.

As of August 1, 2000, the Board of Public Utilities (BPU) reported that 73,133 of the state's 3.1 million residential customers had switched suppliers. About 410,886 commercial and industrial consumers had switched suppliers. Approximately 13.5% of the power load in New Jersey was supplied by alternative retail suppliers at the time.

iv.  Pennsylvania

Pennsylvania enacted a retail competition plan under the "Electricity Generation Customer Choice and Competition Act of 1996". This act will phase in full retail access for all customer classes between 1999 and 2001. Transmission and distribution rates are capped through June 2001. Generation rates are capped until December 31, 2005. The Public Utility Commission (PUC) requires suppliers to own or purchase (from utilities only) installed capacity (guaranteed access to supply). Utilities cannot be forced to sell the capacity, but the PUC holds that if they do, they cannot charge more than the price agreed upon in their restructuring plans ($19.72 per kW-year).

In January 2001, The Pennsylvania Office of Consumer Advocate reported number of conversions to an alternative generation supplier. As of January 1, 2001, over 568,000 consumers were receiving power from suppliers other than the incumbent utility. PECO Energy Company reported 46% of its industrial load, 33% of commercial load, and 16% of residential load have switched. GPU Energy reported 16% of industrial load and 10% of commercial load have switched, while Duquesne Light Company reported 34% of residential load has switched. In August 2000, a Pennsylvania Department of Revenue report to Governor Ridge and the General Assembly projected that electric competition will create more than 36,000 new jobs in the state by 2004. The report states that the success of electric competition will lead to new jobs because related savings give customers more money to spend, creating a multiplier effect in the

2–7

state economy, reducing business costs, and allowing employers more money to invest.

In January 2001, as required under PECO's restructuring plan, 300,000 residential customers that had not chosen a competitive supplier were randomly chosen and switched to an alternate provider.

Utilities have been selling off interests in generation plants across the state, eliminating most of their stranded costs and reducing customer bills. Many of the utilities are already active in marketing electricity across the PJM area.

2.5.3  Market Dynamics

MAGI's assets evaluated in this report include four existing plants representing 5,154 MW of capacity that participate in the PJM wholesale electric markets. Figure 2-5 illustrates the load and resource balance for PJM through the end of the study period. During the period of 1991-2000, peak demands have grown at an average annual rate of 1.8%. The PJM market is forecasted to grow at an annual compound rate of approximately 1.45% per year from 2001 through 2020. A required system-wide reserve margin of 18% is assumed through 2001. Subsequent to 2001, the system-wide reserve margin is assumed to be 15% as PA believes the market will mature and the required reserve margins will be lowered. The graph illustrates that approximately 18 GW of new generation is required to meet load growth and reserve margins over the 20 years. There are no significant capacity retirements anticipated in the near term.

Historical prices for PJM are presented in Appendix A.

2.5.4  Transmission System

In response to FERC Order 888, the members of the PJM Power Pool developed a restructuring proposal and a pool-wide open-access tariff. This restructuring proposal created an ISO to operate the regional bulk power system, maintain system reliability, administer specified electricity markets, and facilitate open access to the regional transmission system under the PJM tariff. The PJM electricity market uses market pricing for various generation services, thereby facilitating the development of a competitive bid price wholesale electricity market.

PJM is a "fully functional" Regional Transmission Organization (RTO). It is the security coordinator and control area operator for the PJM region, the transmission provider responsible for all scheduling, dispatch, and ancillary services for transmission customers, and is responsible for all regional transmission planning. Transmission owners are required to transfer operation of their assets over to the RTO. PJM operates under an ISO structure as opposed to a Transco. The ISO is completely free of interests in all market participants, including generation and transmission owners.

RTO characteristics and functions that PJM incorporates include: independent operation of the generation market participants, regional scope, authority to administer reliability requirements for the grid, pricing, congestion management, and open access same-time information system (OASIS) management.

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2.5.5  Price Forecasts for the PJM Market

A.  BASE CASE

This case models near-term fuel prices (gas and oil) based on recent actual spot prices and futures prices through December 2003, decreasing linearly to the long-term consensus view by 2005.

The all-in price represents a combined compensation for capacity and energy price (assuming a 100% load factor). The compensation for capacity contribution to the all-in price ranges between approximately $6.00/MWh and $7.90/MWh.

The base case compensation for capacity, energy, and all-in market price forecasts are presented in Figure 2-6 and Table 2-1 for the PJM-Central pricing area.

In addition to the fundamental numbers reported in Table 2-1, PA used monthly average daytime electricity forwards for 2001-2003. The monthly electricity price forwards for 2001-2003 used in the volatility forecast for the PJM region are listed in Appendix A. For the period 2004-2020, the volatility results were calibrated to the fundamental results shown in Table 2-1.

Table 2-1 PJM-Central Base Case Forecasts[1] Fundamental Analysis

Year	Compensation for Capacity ($/kW-yr)	Energy Price ($/MWh)	All-In Price[2] ($/MWh)

2001[3]	69.20	29.60	37.50

2002[3]	52.60	27.60	33.60

2003[3]	52.60	28.10	34.10

2004	52.70	25.90	31.90

2005	60.50	24.00	30.90

2006	65.50	24.20	31.60

2007	65.80	24.00	31.50

2008	65.40	24.10	31.60

2009	64.80	24.40	31.80

2010	64.30	24.80	32.20

2011	63.80	24.60	31.90

2012	63.30	24.50	31.70

2013	62.70	24.60	31.80

2014	62.20	24.60	31.70

2015	61.70	24.70	31.70

2016	61.20	24.70	31.70

2017	60.80	24.80	31.80

2018	60.30	25.00	31.80

2019	59.80	25.10	31.90

2020	59.30	25.40	32.10

[1] Results are expressed in real 2000 dollars.
[2] Calculated based on 100% load factor.
[3] 2001-2003 volatility results are calibrated to the forwards prices versus the model results presented herein.

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B.  SENSITIVITY CASES ANALYSIS

A comparison of the all-in prices for three of the sensitivity cases and the base case described in Section 2.2 are shown in Figure 2-7 and Table 2-2 for the PJM-Central pricing area. The base case projections decrease initially as new merchant plants come on-line and gas prices decrease to the consensus forecast. The high fuel case results in substantially higher all-in prices over time, as much as $14/MWh, as more gas units move on the margin for a greater number of hours. The low fuel case results in lower all-in prices by $1/MWh to $2/MWh. The overbuild case depresses prices in the 2004 to 2010 timeframe, after which the Northeast region recovers from the overbuild case.

Table 2-2 PJM-Central Sensitivity Cases All-In Price Forecasts[1] ($/MWh)

Year	Base Case	High Fuel	Low Fuel	Overbuild

2001	37.50	37.50	35.70	37.50

2002	33.60	35.50	32.60	33.60

2003	34.10	36.80	32.70	34.10

2004	31.90	37.00	30.90	29.80

2005	30.90	37.60	30.20	27.10

2006	31.60	40.10	30.30	27.60

2007	31.50	40.20	30.20	28.60

2008	31.60	40.70	30.30	30.10

2009	31.80	41.70	30.20	30.80

2010	32.20	42.80	30.30	31.10

2011	31.90	43.50	30.10	31.40

2012	31.70	43.70	30.10	31.10

2013	31.80	43.70	30.10	31.10

2014	31.70	44.40	29.90	31.10

2015	31.70	45.10	29.90	31.20

2016	31.70	45.20	29.90	31.20

2017	31.80	45.50	30.00	31.30

2018	31.80	45.70	30.00	31.50

2019	31.90	45.50	30.00	31.40

2020	32.10	46.10	30.20	31.50

[1] Results are expressed in real 2000 dollars.

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2.5.6  Dispatch Curves

The dispatch curves for 2001 and 2010 are shown in Figure 2-8. These curves order generation plants based upon short run variable cost (fuel and O&M). The relative ranking of the MAGI plants are included on the graphs.

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2.6  MAIN/ECAR

2.6.1  Background

The MAIN region includes Illinois and parts of Missouri, Wisconsin, and Michigan. The area served over 19 million customers and accounted for over 240,000 GWh of electric generation in 1999. There is a lack of widespread pooling of generation or transmission in the MAIN region. MAIN is a relatively small transmission region in terms of both geographical scope and wholesale market size. MAIN has a financial market hub for trading electricity futures. The ComEd futures hub is operated by the Chicago Board of Trade and provides a mechanism for hedging Midwest electricity contracts. In addition, the Automated Power Exchange is implementing a regional spot market for electricity in Illinois. A map showing the MAIN and ECAR regions and the location of the generation assets being financed is shown in Figure 2-9.

The ECAR region is one of the largest regional electricity markets in the United States. ECAR is comprised of electric utility systems covering part or all of the following states: Indiana, Kentucky, Maryland, Michigan, Ohio, Pennsylvania, Virginia, and West Virginia. The ECAR market is dominated by several large, vertically integrated utilities including Allegheny Power, American Electric Power Company, FirstEnergy, Cinergy, NiSource, CMS, Detroit Edison, and LG&E Energy Corp. These utilities have not historically coordinated transmission, dispatch or market operations on a widespread scale. Limited areas, such as the Michigan Electric Coordinating System, have provided joint utility generation dispatch, but as a whole, the ECAR region has historically not attempted to coordinate the market through a power pool structure. However, the spread of retail competition to several of the states in the ECAR region through both regulatory orders and legislative acts is now prompting the development of more structured transmission and energy markets to ensure fair competition.

As illustrated in Figures 2-10 and 2-11, MAIN is largely dependent on coal-fired and nuclear

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resources for baseload generation. Coal-fired generation is the predominant resource in terms of both installed capacity and energy production in MAIN, accounting for 45% of the capacity in the region and 63% of the energy produced. Nuclear facilities account for 20% of the installed capacity and produce 34% of the energy in the region. Gas- and oil-fired generation make up 29% of the installed capacity, but represent only 2% of the region's energy production. This indicates that nearly all of the gas- and oil-fired generation is utilized for peaking.

The energy generation and capacity in the ECAR market is dominated by coal-fired generation. Gas- and oil-fired units comprise 15% of ECAR's capacity, yet are only used for 1% of ECAR's energy production. This indicates that most of the gas- and oil-fired generation is utilized for peaking.

2.6.2  Power Markets

The MAIN wholesale market is informally organized and characterized by largely informal market arrangements with the majority of power sold through bilateral agreements, not a power exchange or some other formal marketplace. Short and long-term bilateral contracts typically include both an energy and capacity payment. In 1996, MAIN adopted a policy suggesting its companies maintain a minimum reserve of 17-20% for long-term planning, but there is no strong mechanism currently in place forcing utilities in MAIN to meet these requirements. While there is no formalized market structure in place, MAIN is rapidly progressing toward the formation of an ISO. It will serve the purpose of managing regional transmission assets and establishing spot market trading centers to serve as regional marketplaces. However, it should be noted that there are a variety of market models that are currently being pursued in this region.

The energy market in ECAR is also informally organized, relying extensively on bilateral agreements. While the ECAR region lacks a formalized power exchange, a subregional power exchange was initiated in the First Energy region in July 1999. In addition, there is a financial market at the Cinergy hub managed by the New York Mercantile Exchange (NYMEX) for trading futures and options contracts for the purpose of electricity price hedging.

2.6.3  Market Dynamics

MAGI assets included in this report include one new generation plant, Neenah, that will sell power into the MAIN market and an existing plant, State Line, that will sell into the MAIN/ECAR markets. Figure 2-12 shows the projected load and resource forecast for the MAIN region. Forecasted average annual load growth in MAIN is 1.4% for the study period as

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compared to the historical average annual load growth of 1.7% for the last decade. Forecasted average annual load growth in ECAR is 1.6% for the study period. This is consistent with the historical average annual load growth of 1.6% for the last decade.

Net capacity additions for the MAIN and ECAR regions are forecasted to be 12.8 GW and 40.1 GW respectively, over the next twenty years. Details for the MAIN region capacity additions are provided in Section 4.5.

Historical prices for MAIN/ECAR are presented in Appendix A.

2.6.4  Transmission System

Most of the utilities in MAIN, as well as some from Mid-continent Area Power Pool (MAPP) and ECAR have filed and gained approval from FERC to establish a Midwest ISO to operate and manage the transmission assets in the region. The Midwestern states are cautiously moving along in the development of the ISO's structure not wanting to repeat mistakes made in California.

Currently ECAR utilities offer "open access" to their individual high voltage transmission lines as mandated by FERC Order 888. Transmission tariffs are specific to each transmission system owner with a "pancaking" of individual rates for moving power across systems. The "pancaking" of rates makes it uneconomical to wheel power very far in such a system and is considered a significant market barrier to greater competition at both the retail, and wholesale level. In order to support retail and wholesale competition, FERC has made the elimination of "pancaked" rates one of the principles in its requirements for registration of new RTOs.

Most of the region's utilities are just beginning to explore new market structures, such as the creation of a regional ISO. Dominion Resources has joined the Alliance Regional Transmission Organization (Alliance RTO), an ISO variant comprised mainly of utilities in ECAR. The Alliance RTO is the most likely candidate for utilities choosing to join an RTO in the ECAR region.

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2.6.5  Price Forecasts for the MAIN Market

A.  BASE CASE

All-in prices are anticipated to remain relatively constant over the twenty-year planning period. The forecasts of energy prices, capacity compensation, and all-in prices for the base case are shown in Figure 2-13 and Table 2-3 for the two areas in MAIN where the MAGI assets are located – Wisconsin Upper Michigan (WIUM) and Commonwealth Edison (CECO). WIUM includes Consolidated Water Power Company, Madison Gas and Electric Company, Upper Peninsula Power Company, Wisconsin Electric Power Company, Wisconsin Power and Light Company, Wisconsin Public Power In., Wisconsin Public Service Corporation, and Wisconsin River Power Company, as well as several smaller city light and power departments.

Table 2-3 MAIN Base Case Forecasts[1] Fundamental Analysis

		MAIN-WIUM		MAIN-CECO

Year	Comp. for Capacity ($/kW-yr)	Energy ($/MWh)	All-In ($/MWh)	Energy ($/MWh)	All-In ($/MWh)

2001	19.40	26.40	28.60	22.40	24.60

2002	13.40	25.50	27.10	24.20	25.70

2003	17.90	26.40	28.40	24.90	27.00

2004	21.30	24.60	27.10	23.00	25.40

2005	32.80	23.70	27.40	21.20	24.90

2006	34.70	23.70	27.70	21.50	25.40

2007	53.30	23.90	30.00	21.30	27.40

2008	58.00	23.40	30.00	21.30	27.90

2009	60.00	23.30	30.20	21.10	28.00

2010	59.50	22.10	28.90	21.50	28.30

2011	59.00	22.00	28.70	21.50	28.20

2012	58.60	22.10	28.70	21.80	28.50

2013	58.10	21.70	28.30	22.10	28.70

2014	57.10	22.90	29.40	22.30	28.80

2015	56.50	23.10	29.60	22.40	28.80

2016	54.80	23.30	29.60	22.60	28.90

2017	55.50	23.10	29.40	23.00	29.30

2018	53.50	23.30	29.40	23.20	29.30

2019	52.70	23.70	29.70	23.60	29.60

2020	52.90	23.80	29.80	23.60	29.70

[1] Results are expressed in real 2000 dollars.

The price projections for the MAIN pricing areas are influenced by activities in the ECAR region. The model used to generate the price projections incorporates all of the midwest NERC regions. Due to the close proximity of MAIN to ECAR, activities in ECAR do influence price projections in MAIN and their effects are incorporated in the MAIN price forecasts that are provided.

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B.  SENSITIVITY CASES ANALYSIS

The all-in prices for the sensitivity cases described in Section 2.2 are shown in Figure 2-14 and Table 2-4 for the MAIN-WIUM and MAIN-CECO pricing areas. The high fuel case results in substantially higher prices over time as compared to the base case due to the hours that gas sets the marginal price. As additional gas units come into the marketplace, the effect of higher gas prices is magnified as more gas units move to the margin in more hours. The low fuel case results in a parallel price path to the base case.

Table 2-4 MAIN Sensitivity Cases All-In Price Forecasts[1] ($/MWh)

Year	Base Case	High Fuel	Low Fuel

MAIN-WIUM

2001	28.60	28.60	28.30

2002	27.10	28.60	26.40

2003	28.40	30.90	27.20

2004	27.10	32.30	26.80

2005	27.40	34.90	27.20

2006	27.70	36.70	27.20

2007	30.00	40.10	28.80

2008	30.00	39.90	28.60

2009	30.20	40.50	29.00

2010	28.90	39.10	27.40

2011	28.70	39.50	27.30

2012	28.70	39.80	27.30

2013	28.30	40.40	26.90

2014	29.40	42.20	27.70

2015	29.60	42.80	27.80

2016	29.60	43.20	27.80

2017	29.40	43.10	27.70

2018	29.40	43.50	27.70

2019	29.70	44.10	28.10

2020	29.80	44.30	28.10

MAIN-CECO

2001	24.60	24.60	24.30

2002	25.70	27.20	25.10

2003	27.00	29.50	25.70

2004	25.40	30.70	25.20

2005	24.90	31.70	24.80

2006	25.40	33.90	25.00

2007	27.40	36.60	26.30

2008	27.90	37.40	26.60

2009	28.00	37.80	26.70

2010	28.30	38.40	26.90

2011	28.20	38.80	26.90

2012	28.50	39.60	27.20

2013	28.70	40.80	27.40

2014	28.80	41.20	27.20

2015	28.80	41.40	27.20

2016	28.90	41.80	27.20

2017	29.30	42.60	27.60

2018	29.30	43.30	27.70

2019	29.60	43.70	27.90

2020	29.70	43.70	28.00

[1] Results are expressed in real 2000 dollars.

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2.6.6  Dispatch Curves

Dispatch curves for the MAIN region for 2001 and 2010 are shown in Figure 2-15. The State Line generation units are shown as intermediate load units while the Neenah plant is the marginal peaking unit.

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2.7  WSCC-California

2.7.1  Background

WSCC is the regional organization responsible for the coordination, operation and planning of the bulk power electric systems in the western United States. The purpose of this coordination is to maximize the efficiency of the planning and operation of individual electric systems within the region in order to ensure system stability and reliability. WSCC is geographically the largest NERC region and is composed of 98 member power systems and ten affiliate members operating in fourteen states and parts of Mexico and Canada. The region encompasses approximately 1.8 million square miles and serves approximately 65 million customers. The WSCC region is divided into four subregions. Region IV includes the state of California in its entirety and part of Mexico and represents approximately 35% of the WSCC 1999 load of 754,430 GWh. Figure 2-16 shows the WSCC region and the location of the MAGI generation assets being financed.

As illustrated in Figures 2-17 and 2-18, the California region is largely dependent on gas- and oil-fired resources for baseload generation, accounting for 37% of the energy produced in California. Hydro (21%), nuclear (19%), and coal-fired (16%) generation also play a significant role. Gas- and oil-fired generation account for 45% of installed capacity and make up the majority of the market.

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Hydroelectric capacity is a substantial portion (38%) of the WSCC's peak capacity. Hydropower is different than most other types of capacity because most of the major facilities are energy constrained—they have a limited amount of water they can use for generation before either running out, or reaching their operational limits due to biologic, recreation, navigation, or other concerns. These energy constraints can limit the value of hydro facilities as a capacity source. The additional capacity must be made up by thermal generation. Our analysis of the ability of hydropower to generate during the peak periods found that hydro effectively provides 25% less capacity than its maximum rating thus PA assumed a deration of 25% for hydro capacity in the base case, low gas case, and high gas case.

In the high hydro case, the amount of hydro energy available is significantly higher. Our analysis of the reduction in hydro capacity due to energy constraints showed that the effective reduction would be approximately 1%, thus we did not derate hydro capacity in the high hydro case.

2.7.2  Power Markets

This section describes the market structures for energy and ancillary services in California as they currently exist. However, the major events that occurred in 2000 and continue to occur through 2001 are likely to lead to significant changes in California's deregulation paradigm. These watershed events include: the dramatic increase in power costs, fuel costs, and supply constraints that started in 2000 and culminated in rolling blackouts in January 2001; the FERC Order in Docket No. EL00-95-00 on December 15, 2000 authorizing utilities to seek bilateral contracts; and failure of Southern California Edison and PG&E to pay major power bills in January 2001 resulting in renewed California governmental involvement. This section is divided into two subsections. The first section summarizes the markets in place as of January 2001 and the second section reviews the major developments that may materially change the market.

A.  INITIAL MARKET STRUCTURE

Initially, California, unlike the PJM market, did not have a separate market for installed capacity. A generator must recover its fixed costs by selling ancillary services and by selling energy in those hours when the market price exceeds the generator's fuel and other variable operating costs. In order for peaking and cycling plants to fully recover their costs, they needed to submit offer prices that exceed their variable costs in those hours when capacity is tight and they were reasonably assured of being dispatched. In addition, ancillary services and Reliability Must-Run (RMR) contracts are other sources of revenue that could offset their fixed costs.

The electric energy consisted of four markets that were interrelated and operate in chronological order:

i.
block forwards market (Cal-PX)

ii.
day-ahead market (Cal-PX)

iii.
day-of market (CA-ISO)

iv.
real-time market (CA-ISO).

The block forwards, day-ahead, and day-of markets are considered forward markets, in that the settlement prices and quantities are determined before the physical transactions occur. At the start of deregulation the California Power Exchange (Cal-PX) was the primary entity supporting these forward markets. The Cal-PX indefinitely suspended operations as of January 30, 2001.

The California market was originally subdivided into two major pricing zones: Northern California (NP15) and Southern California (SP15). Prices between NP15 and SP15 zones differed during many hours of the year. Transmission congestion can also occur within these two zones or at any of the various interfaces. On February 1, 2000, the CA-ISO activated a new zone, ZP26, located between NP15 and SP15. Because of load and generation location, the CA-ISO has stated that ZP26's price is likely to match either NP15 or SP15 depending on the direction of the flow.

As mentioned above, an additional source of capacity compensation is Reliability Most Run (RMR) payments. RMR requirements are developed by the CA-ISO based upon load forecasts and transmission capacity. The CA-ISO conducts study that identifies generators that are critical to maintaining local area reliability. The long-term goal is to eliminate RMR payments and instead rely on the ancillary services market.

The changing market situation, as discussed in the next section, could dramatically change the nature of the RMR structure as a result of changes in the market structure, the potential reintroduction of significant bilateral contracting, and potential measures that could encourage the construction of new generation.

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B.  CURRENT MARKET SITUATION

Significant market restructuring is likely to occur as a result of both state of California and FERC action. The combination of the financial inability and unwillingness of the major California IOUs to continue to pay PX prices for power without a retail pass-through mechanism will force significant changes to the market. On December 15, 2000, FERC Docket No. EL-95-00 established four major changes. The first change was to allow 25,000 MW of utility capacity to return to cost-of-service regulation subject to state order. The second change was to allow utilities to enter into bilateral contracts thus releasing an additional 40,000 MW from the spot markets. The third change was a requirement that utilities pre-schedule at least 95% of their load. Key excerpts from the FERC Order follows.

  "Elimination of the Mandatory PX Buy-Sell Requirement. The Commission is eliminating the requirement that the California IOUs sell all of their generation into, and buy all their generation from, the California Power Exchange (PX). This will release the entirety of the IOUs' 40,000 MW of peak load from exposure to the spot market and will allow or require the following:

  (a)
  25,000 MW immediately returned to State regulation.…The state is free as of date of issuance of this order to regulate this power on a cost-of-service basis, subject to a cost cap, or in any way it sees fit.

  (b)
  Release of load to bilateral markets and prudent risk management. The release of all 40,000 MW from mandatory exposure to the spot market will permit the IOUs to move their purchase power needs to bilateral long-term contracts and adopt a balanced portfolio of contracts to mitigate cost exposure. This is critical to limiting extreme price volatility for California consumers.

  Termination of PX wholesale rate schedules. The Commission will terminate the PX's wholesale rate schedules which enable it to continue to operate as a mandatory power exchange. Termination will be effective as of the close of the April 30, 2001 trading day."

Finally, FERC ordered the implementation of a $150 per MW soft price cap for the real-time market. Under the new rules, bids over $150/MWh would not set the market-clearing price. Each bidder over the $150 cap, up to the clearing load, will receive their bid price. Bidders over $150/MWh will be required to confidentially report to FERC their incremental generating costs and/or their opportunity cost of not selling to a different market. Sellers bidding below $150 will receive the market-clearing price up to the cap of $150.

Generators with accepted bids over $150/MWh will have their price subject to FERC review. According to the order "Absent notification by the Commission or its staff (e.g., a data request, order, or other written notification from the Commission) within 60 days [of the date the report is filed with FERC] all transactions will be considered final and will not be mitigated." If the Commission does issue a notice, then the generator will be subject to a refund liability as long as the issue is under investigation.

The CA ISO has challenged the FERC Order in the Ninth Circuit Court of Appeals, and the prospects for continuing the ISO in its current capacity are highly unlikely. The Cal-PX has announced that it will shut down in April and has already cut its staff by 15%. Based upon the FERC Order and current state discussions, a move toward fixed price contracts is likely as well as some type of mechanism to ensure that additional capacity is built. It is not clear at what price or term these contracts would be set out. However, it is clear that politically and economically the current conditions cannot persist. Average wholesale prices of $30/MWh in 1999 increased to over $170/MWh in the last half of 2000.

California wholesale peak and off-peak prices continued to be in excess of $150/MWh during the first two months of 2001 despite the FERC Orders and intervention of the California Department of Water Resources (DWR), which stepped in as a credit worthy counterpart to make market purchases for the major IOUs. However, the DWR limited its purchases to "reasonably" priced power leaving the ISO to make up the remainder of the purchases in the real-time market. There has been considerable confusion as to who will be responsible for losses associated with both DWR and CA-ISO purchases. The final outcome is uncertain given the numerous legislative proposals and possible direction provided through potential voter approved referendum.

During the month of February, after an internet solicitation for energy bids, the DWR announced the signing of a number of long-term contracts that set the stage for the state government to become a major

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wholesale market participant. The DWR has been in discussions with a number of wholesale generators including Mirant, Duke, Calpine, Dynegy, Enron, El Paso Energy, and Williams. The state has already announced plans for the purchase of approximately 9,000 MW of capacity. (The initial purchases in 2001 are lower but ramp up with commitments for construction of new generation.) While the specific terms are not available, significant amounts of energy are identified as being purchased under fixed price arrangements. The average price of power is reported to be in the $69/MWh range with the average for the first five years about $10/MWh higher. The actual details have not been released.

C.  RMR MARKET

The Reliability Must Run (RMR) market was intended to be eventually replaced by the ancillary services market. As a result of the recent crisis in California, the evolution of the market may be delayed as a result of alternative efforts to pursue contracts for most generation rather than reliance on the day-ahead market. RMR resources are designated generators that are required to run in order to maintain local area reliability. These resources are designated on an area-by-area basis based upon studies of projected area load, transmission constraints, and generation resources. Units designated as RMR can be operated under one of two types of contracts:

  •
  Condition No. 1 – includes a fixed option payment and provisions for the generator to keep market revenues

  •
  Condition No. 2 – incorporates full fixed cost and start-up cost recovery but precludes retention of market revenues.

Three MAGI generation stations (Contra Costa #6-7, Pittsburg #1-7, and Potrero #4-6) are in the Greater Bay RMR Area. The three generation stations and all their units are identified as RMR candidates in the 2002-2003 Reliability Must-Run Technical Study of the ISO-Controlled Grid. These units were modeled under Condition No. 1.

2.7.3  Market Dynamics

In the latter part of the last decade California experienced a significant economic boom resulting in a growth in demand of 30% since 1990. At the same time the amount of generation capacity increased only 6%. This significant growth, coupled with strong growth in neighboring states reduced the power available for imports. A summary of projected load growth and required capacity is shown in Figure 2-19.

Historical prices for WSCC-California are presented in Appendix A.

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2.7.4  Transmission System

The CA-ISO controls 75% of the California Grid and includes transmission systems formerly operated by the three IOUs in the state (Pacific Gas & Electric, Southern California Edison, and San Diego Gas & Electric). The CA-ISO was formally enacted by the Legislature and the Governor to coordinate safe and reliable delivery of power while opening access to the new, free market for electricity. Further details on the CA-ISO are provided in the discussion of the power markets. At the time of this report, the state of California was negotiating with three IOUs to buy their transmission assets as part of a deal to resolve the power crisis.

2.7.5  Ancillary Services Markets

A.  INTRODUCTION

MAGI's California units have the opportunity to earn revenues in the six ancillary services categories defined by the ISO:1

i.
regulation (up and down)
ii.
spinning reserve
iii.
non-spinning reserve
iv.
replacement reserve
v.
voltage support
vi.
black start capability.

The ISO procures the first four of these services through competitive bidding in day-ahead and hour-ahead auctions.

Bids were evaluated separately and sequentially in the following order: regulation, spinning reserve, non-spinning reserve and replacement reserve. Figure 2-20 summarizes the competitively bid ancillary services prices for the 12-month period ending October 31, 2000. For reference, the average unconstrained PX energy price is also shown. Prices in the California electricity markets in this period were higher than in previous years due to high demand and insufficient supply. In the future we believe it is unlikely that ancillary services prices will maintain the levels seen in 2000.

PA forecasted the 2001 to 2004 revenues for the competitively bid ancillary services from the MAGI California units using a supply curve model, assuming MAGI will be able to continue marketing these services.

B.  SUPPLY CURVE MODEL

The supply curve model, as the name suggests, relies on construction of supply curves for the ancillary services of interest. The curves are based on the available capacities of units with the particular service capability and their opportunity cost to provide those services. An underlying assumption is that unit owners will bid those opportunity costs into the ancillary service auctions.

The marginal cost of each service is defined by the opportunity cost of the unit at the intersection of a demand curve with the supply curve. The demand curve is defined by the ISO's ancillary services requirements and is a vertical line, i.e., inelastic.

Results have been provided to the Independent Engineer.

1 California Independent System Operator Corporation, FERC Electric Tariff Original Volume No. 1. Updated April 20, 2000.

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2.7.6  Price Forecasts for the WSCC-California Market

A.  BASE CASE

The forecasts of energy prices, capacity compensation, and all-in prices for the base case are shown in Figure 2-21 and Table 2-5 for the WSCC-California region.

In addition to the fundamental numbers reported in Table 2-5, PA used monthly average daytime electricity forwards for 2001-2003. The monthly electricity price forwards for 2001-2003 used in the volatility forecast for the WSCC-California region are listed in Appendix A. For the period 2004-2020, the volatility results were calibrated to the fundamental results shown in Table 2-5.

Table 2-5 WSCC-California Base Case Forecasts[1] Fundamental Analysis

Year	Compensation for Capacity ($/kW-yr)	Energy Price ($/MWh)	All-In Price ($/MWh)

2001[2]	76.90	60.30	69.10

2002[2]	76.20	48.10	56.70

2003[2]	75.50	46.00	54.60

2004	46.50	32.00	37.30

2005	63.50	24.70	32.00

2006	65.20	24.80	32.30

2007	66.40	24.80	32.40

2008	69.80	24.50	32.50

2009	68.10	25.10	32.90

2010	70.20	25.30	33.30

2011	70.30	25.30	33.30

2012	69.90	25.10	33.00

2013	69.30	25.30	33.20

2014	68.80	25.10	32.90

2015	68.20	24.50	32.30

2016	67.60	24.70	32.40

2017	67.00	25.00	32.60

2018	66.50	25.30	32.80

2019	65.90	24.80	32.30

2020	65.40	25.10	32.60

[1] Results are expressed in real 2000 dollars.
[2] 2001-2003 volatility results are calibrated to the forwards prices versus the model results presented herein.

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B.  SENSITIVITY CASES ANALYSIS

The all-in prices for three of the sensitivity cases described in Section 2.2 are shown in Figure 2-22 and Table 2-6 for the WSCC-California region.

The high fuel case yields consistently higher all-in prices (in the range of $14- to $16/MWh) compared the base case after 2004, as the percentage of gas on the margin remains flat. Gas units are on the margin in the base, high fuel, and low fuel cases. Thus, the all-in price differences are consistent with the fuel price change. The low fuel case produces slightly lower all-in prices parallel to the base case. The high hydro case's excess low cost generation and capacity depresses prices through 2004 by $15 to $17/MWh.

Table 2-6 WSCC-California Sensitivity Cases All-In Price Forecasts[1] ($/MWh)

Year	Base Case	High Fuel	Low Fuel	High Hydro

2001	69.10	69.10	63.70	52.80

2002	56.70	62.70	52.50	41.60

2003	54.60	64.20	50.80	40.60

2004	37.30	50.80	35.00	31.10

2005	32.00	48.90	30.20	32.00

2006	32.30	49.00	30.40	32.30

2007	32.40	48.80	30.60	32.40

2008	32.50	48.50	30.60	32.50

2009	32.90	48.70	30.90	32.90

2010	33.30	48.20	31.10	33.30

2011	33.30	48.10	31.10	33.30

2012	33.00	48.50	30.90	33.00

2013	33.20	48.70	31.10	33.20

2014	32.90	47.70	30.80	32.90

2015	32.30	46.80	30.30	32.30

2016	32.40	46.60	30.30	32.40

2017	32.60	46.90	30.50	32.60

2018	32.80	46.50	30.70	32.80

2019	32.30	46.40	30.20	32.30

2020	32.60	46.50	30.40	32.60

[1] Results are expressed in real 2000 dollars.

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2.7.7  Dispatch Curves

Dispatch curves for 2001 and 2010 are shown in Figure 2-23.

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2.8  NPCC-New York

2.8.1  Background

This section describes the current, proposed, and potential future structure of the power market within the New York component of the Northeast Power Coordinating Council (NPCC). NPCC is the regional organization for the coordination of the operation and planning of the bulk power electric systems in New York, New England, and eastern Canadian Provinces. The purpose of this coordination is to maximize the efficiency of the planning and operation of individual electric systems within the region in order to ensure system stability and reliability. The NPCC is split into two ISOs, NEPOOL and New York. The NY-ISO, formed in 1998, is the replacement for the New York Power Pool (NYPP). The NYPP was formed by New York's eight largest electric utilities following the Northeast Blackout of 1965. The NYPP operated as a centrally dispatched power pool with a "split-the-savings" pricing methodology. In response to the FERC Open Access Rule (Order 888), the members of NYPP developed a restructuring proposal and a pool-wide open access tariff, which were submitted to FERC in January 1997. This restructuring proposal created the New York ISO (NY-ISO) to operate the New York bulk power system, maintain system reliability, administer specified electricity markets, and facilitate open access to the New York transmission system. A map of the NPCC-New York region and the location of the generation assets being financed is provided in Figure 2-24.

On January 28, 1999, FERC gave conditional approval of the NY-ISO's proposed tariff, market rules, and market-based rates with some modifications. On November 18, 1999, the NY-ISO officially assumed control and operation of the New York Power Pool grid and began administering the wholesale market for the sale and purchase of electricity in the region. The NY-ISO also provides statewide transmission service under a single tariff, which eliminates the cumulative transmission charges for each individual utility that is involved in a transaction.

2–26

As Figures 2-25 and 2-26 indicate, NY-ISO uses a balance of natural resources for baseload generation. Production comes from nuclear (27%), coal (26%), gas and oil (23%), and hydro-based (22%). Gas- and oil-fired units account for the majority of NY-ISO's installed capacity, totaling 59%.

2.8.2  Power Markets

A.  INTRODUCTION

Activity in the wholesale power markets has been enhanced as a result of retail market restructuring. Several of the IOUs in New York were required to divest a portion of their generation assets. In addition, generators in New York City were required to adopt certain market power mitigation measures. These market power mitigation measures are intended to alleviate concerns that the divested generation might be able to exercise localized market power due to the current configuration of loads, generation, and transmission facilities in New York City and related local reliability rules and transmission constraints. These market power mitigation measures were approved by FERC in Docket No. ER98-3169-000, issued September 22, 1998, and are being implemented by the NY-ISO.

The new wholesale market structure in New York created the following markets for the services of generators:

i.
installed capacity
ii.
day-ahead energy
iii.
real-time energy
iv.
ancillary services (day-ahead and real-time)
v.
operating reserves
vi.
regulation
vii.
In-City market power mitigation measures
viii.
In-City unit commitment
ix.
installed capacity
x.
spinning reserves

B.  MARKETS

i.  Installed Capacity Market

To ensure that sufficient installed capacity is available in the market to meet reliability standards, the NY-ISO requires LSEs to own or contract with physical generation capacity to cover their peak demand and a share of the installed reserve requirement for the upcoming capability period.

Important features of the installed capacity market include the following:

  •
  The installed capability obligation for each participant is determined on a semi-annual basis by the NY-ISO.

  –
  The NY-ISO determines the minimum amount of capability that must be obtained internal to the LSE's locality.

  –
  The NY-ISO determines the maximum amount of capability that may be obtained by the LSE from other zones in the New York Control Area.

  –
  The NY-ISO determines the maximum capability that may be obtained from all neighboring control areas.

  –
  All resources must be either bilaterally scheduled to meet load within the New York Control Area or be bid into the New York day-ahead market.

  •
  Installed capacity may be acquired by an LSE through bilateral transactions with generators or other LSEs.

  •
  An LSE may acquire installed capacity at any time during the year, including after the occurrence of its peak load.

  •
  An LSE lacking installed capacity will be required to purchase it at a special auction held by the NY-ISO.

  •
  If an LSE fails to meet its installed capacity requirement, a substantial penalty will be assessed.

The NY-ISO conducts installed capacity auctions 45 days prior to both the summer and winter capability periods (referred to as Obligation Procurement Periods). The auction takes place in three stages. First, installed capacity is bought and sold in six-month blocks covering the entire Obligation Procurement Period. Then a subsequent auction facilitates transactions for specific months within the period. In the event that any LSEs have not certified to the NY-ISO that they have met their installed capacity requirements, the NY-ISO will conduct a third "Deficiency Procurement Auction" to secure installed capacity credits on behalf of the deficient LSEs.

The NY ISO conducted its first ICAP auction in April 2000. In the New York City area, over 5,000 MW was awarded for the 6-month block covering May

2–27

through October at a market-clearing price averaging $8.75 per kW-month. In the month-by-month auction, demand far exceeded supply in New York City. Only 59.4 MW was offered each month, whereas demand ranged from 308 MW in several months to nearly 2,000 MW in July and August. As a result market-clearing prices reached the ISO-imposed ceiling of $12.50 per kW-month in every month. Other areas in the ISO territory saw much less activity in the auction. In some areas, no MW were offered at all, and in others prices reached no higher than $2.25 per kW-month.

The NY-ISO also plans to conduct monthly auctions to allow LSEs that have gained load to acquire additional installed capacity credits. If necessary, monthly Deficiency Procurement Auctions will also be held.

ii.  Day-Ahead Energy Market

In the day-ahead energy market, 24 separate hourly energy prices are determined for each location. The closing time for submitting bids to the NY-ISO is 5:00 for the energy markets the following day (for example, 5:00 Tuesday morning for bids on energy to be generated on Wednesday). A bid to supply generation consists of an incremental energy bid curve. For each generation level, the curve represents the minimum price a bidder is willing to accept to be dispatched at that generation level. Distinct curves may be submitted for each hour. Bidders may specify constraints on their units, such as minimum up time, minimum down time, and ramp rates. Bidders are able to separately specify start-up costs and minimum load costs.

The NY-ISO runs a security-constrained unit commitment program2 to determine which generating units will be committed (designated to be available for dispatch the next day). LBMPs are determined for each hour. A location-specific price represents the cost of serving an increment of load at that location for that hour, as represented in the NY-ISO's day-ahead schedule. The NY-ISO determines its day-ahead schedule by minimizing total cost (as bid) over the course of the day, while meeting the load quantities bid day-ahead by LSEs. The location-specific prices include any charges for transmission losses and congestion.

2 The security-constrained unit commitment program is a complex mathematical optimization program that identifies a set of generation units whose availability minimizes anticipated cost while meeting the security (reliability) constraints.

A winning bid results in a financial forward at the location-specific day-ahead price for the quantity accepted by the NY-ISO. If a winning bidder delivers an amount of energy other than that accepted by the NY-ISO in the day-ahead energy market, the difference in energy between the amount delivered and the amount bid is paid (either to or from the generator) at the real-time energy price.

Important features of the day-ahead market include the following:

  •
  Only the incremental energy bid curve is used in determining the LBMPs. If the difference between the market clearing price times the scheduled generation and the bid price times the scheduled generation does not cover as-bid start-up and minimum load costs, the generator receives the shortfall as a make whole payment.

  •
  A generator participating in the centrally coordinated financial settlement process is paid the hourly day-ahead price at its location for all energy it is scheduled to produce in the day-ahead market in that hour.

  •
  An LSE participating in the centrally coordinated financial settlement process pays the hourly day-ahead price for its zone, which is an average of locational prices within that zone, for all energy it is scheduled to consume in the day-ahead market in that hour.

  •
  Bilateral transactions are not subject to the centrally coordinated financial settlement process for energy purchases. However, participants making bilateral transactions pay for transmission service based on the same charges for transmission losses and transmission congestion (which results in the differences in prices based on their location).

On August 28, 2000, the three northeast ISO's (New England, New York, and Ontario) jointly issued a Request for Proposal (RFP). The RFP Requested a feasibility study for a regional day-ahead electric market that would establish energy prices and schedules for the next day. The goal is to offer additional capability for market participants to buy and sell electricity across a broader region than is presently available within the ISO markets. The RFP falls in line with FERC Order 2000, which calls for the formation of RTOs. In that same order, FERC indicated that it favors larger regional ISO markets that reduce what they refer to as "seams" between existing markets. There are three phases to the study. The first phase is to analyze various options and

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recommend something to be approved by all three ISOs. Once the first phase is accepted, the second phase would incorporate a system reliability study. The third phase would then produce functional specifications based on the outcomes of the first two phases. The first phase should be completed on or before March 30, 2001.

In compliance with FERC's preferences stated in FERC Order 2000, the New England and New York ISO board of directors announced the approval of a joint resolution on January 16, 2001. The resolution establishes a joint task force on inter-control area market coordination. The two groups have pledged that both regions' independent system operators' cooperate to enhance interregional coordination and reduce barriers to transactions between the two wholesale electricity markets. The joint resolution was made in accordance to previous RTO filings that occurred in both NEPOOL and New York.

iii.  Real-Time Energy Market

In the real-time energy market, the closing time for submitting bids to the NY-ISO is 90 minutes in advance of the hour; these bids are known as hour-ahead bids. The NY-ISO uses a security-constrained dispatch program to meet load on a 5-minute basis. The locational price of energy at each location is the bid-based cost of meeting incremental load at that location in the security-constrained least-cost dispatch. For each 5-minute interval, a generator is paid a location-specific price for the energy generated in that interval at the market-clearing location-specific price for that 5-minute interval.

Important features of the real-time energy market include the following:

  •
  Hour-ahead bids are valid from market close through the scheduled hour of delivery, which allows such bids to be exercised by the NY-ISO in real-time.

  •
  For resources previously scheduled by the NY-ISO day-ahead, hour-ahead bids may be no greater than the day-ahead bids.

  •
  Bilateral transactions involving energy purchases and sales are not settled through the centrally coordinated process. Participants may, however, purchase transmission on the same basis and are subject to the same charges for transmission losses and transmission congestion.

  •
  Generators, loads, and bilateral transactions are subject to real-time locational prices only to the extent that their actual injections and/or withdrawals differ from their schedules submitted the day before.

  •
  The essence of real-time operation lies in the SCD (Security-Constrained Dispatch) software package. Like SCUC, the SCD program works to identify the winning bid and commits it to provide transmission services.

iv.  Ancillary Services Market

Six specific support services compose the sector known as the Ancillary Services Market. These unbundled services support the transmission of energy and reactive power from resources to loads; they are essential to maintain reliable operation of the New York power system. Some of these services are market-based, meaning they are bid for in a market much like that of installed capacity or other previously mentioned markets. Other services are provided by the NY-ISO at embedded costs. A summary of the NY-ISO Ancillary Services is provided in Table 2-7.

Table 2-7 NY-ISO Ancillary Services Summary

Ancillary Services	Service Location Dependent?	Service Provider	Pricing Method

Scheduling, System Control, and Dispatch Service	No	NY-ISO	Embedded

Voltage Support Service	Yes	NY-ISO	Embedded

Regulation and Frequency Response Service	Yes	NY-ISO or Third Party	Market-based

Energy Imbalance Service	No	NY-ISO	Market-based and Energy payback

Operating Reserve Service	Yes	NY-ISO or Third Party	Market-based

Black Start Service	Yes	NY-ISO	Embedded

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Only a few of these services, as Table 2-7 illustrates, provide a market from which profits can be generated. Of these market-based services, the market for the Operating Reserve Service provides the most opportunity for profit.

v.  Operating Reserves Market

There are three types of operating reserves in the NY-ISO (ten-minute spinning, ten-minute non-spinning, thirty-minute operating), with each occupying one-third of the market. Each type of operating reserve has a day-ahead and real-time market for each hour of system operations. Important features of the operating reserves markets include the following:

  •
  Each day-ahead operating reserve market is bid-based, and bids are in $/MW. A generator may submit operating reserve bids for any and all markets for which it qualifies. Using its security-constrained unit commitment program, the NY-ISO determines the winning bids for each market. The market-clearing price for each day-ahead operating reserve market is that market's highest winning bid.

  •
  If the NY-ISO recognizes in real-time a need for additional operating reserves, real-time prices are determined by hour-ahead bids in each operating reserve market. If no additional operating reserves are acquired in real-time by the NY-ISO, the real-time prices for operating reserves are equal to zero.

  •
  Spinning reserve payments to generators on security-constrained dispatch by the NY-ISO may include lost opportunity costs if the NY-ISO directs those units to reduce generating levels in order to provide spinning reserves. Spinning reserve payments to non-dispatchable generators do not include lost opportunity costs.

  •
  Capacity assigned to provide operating reserves, and then dispatched by the NY-ISO to provide energy, is paid the real-time LBMP for the energy market.

  •
  Generators face penalties for failure to perform.

vi.  Regulation Markets

Regulation service provides ramping service to follow the second-to-second fluctuations in load and supply. Regulation service is provided by generators on automatic generation control (AGC). There are day-ahead and real-time markets for regulation.

Important features of the regulation market include the following:

  •
  Bids are in $/MW, based on a unit's regulation response rate in MW/min.

  •
  Compensation for regulation includes an availability component and a component for energy used in regulation.

  •
  The real-time market for regulation may clear at a price of zero when there is no additional need for regulation beyond that which is scheduled the day before.

  •
  A generator that does not follow its day-ahead schedule is levied a charge for the necessary regulation it imposes on the system.

  •
  Generators face penalties for failure to perform.

vii.  In-City (New York) Market Power Mitigation Measures

Energy bids are market-based and congestion management is achieved through locational-based marginal pricing. The bid prices of In-City generators are relied on to compute the In-City market clearing price, unless the bid prices are 5% greater than the price at the Indian Point 2 bus (which is located outside of the City of New York). When this happens, mitigation measures are invoked and the In-City generator's effective bid prices are not used. In this case, the bids are capped at the amount that those same generators have bid during unconstrained hours in the prior 90 days.3 Any portion of the 90-day period that reflects periods when mitigation measures were invoked is not used in this calculation. The price is based on the unit's variable operating costs4 if there are not 15 days of data when mitigation measures were not invoked.

3 The cap is an average that is adjusted up or down by a fuel index to account for changes in fuel costs over the 90-day period.

4 The formula uses a fuel price index, the unit's heat rate, and other operating characteristics, as well as a $1/MWh adder for operation and maintenance costs.

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viii.  In-City Unit Commitment

In-City generating units may be committed to meet reliability requirements. If a unit is committed and proves to be the cheapest alternative, it is dispatched the next day to deliver energy and, therefore, no market power mitigation measure is necessary. However, if a unit is committed and is not dispatched the next day to deliver energy, it is entitled to a unit commitment payment, which is capped at the unit's variable cost.

ix.  Installed Capacity

LSEs serving load In-City may be subject to local reliability rules that specify the portion of the installed capacity requirement that must be satisfied from In-City generating resources. In-City installed capacity has a price cap of $105.00/kW-yr and shall be revised only as permitted by FERC.

x.  Spinning Reserves

All spinning reserve suppliers are paid the higher of their spinning reserve bids or their lost opportunity costs associated with providing spinning reserves (i.e., the revenues they would have earned had the units been dispatched to deliver energy rather than operated as spinning reserves). All In-City generators with spinning reserve capability are required to participate in the spinning reserve markets and to use bid prices of zero in all hours. If directed to supply spinning reserves, the generators are compensated as if their units had been dispatched to make energy sales.

C.  NEW YORK RESTRUCTURING STATUS

Discussion on electric competition in the state began as far back as 1993 by the New York Public Service Commission (PSC). By May of 1996 the PSC had announced the plans for restructuring in the state, allowing customers to choose their electricity supplier. In 1997 and 1998, the Commission approved six rate and restructuring orders for Consolidated Edison, Central Hudson G&E, Orange and Rockland Utilities, NYSE&G, Niagara Mohawk, and Rochester G&E.

In Opinion 96-12, the NYPSC directed that a non- bypassable system benefits charge be established to support investments in energy efficiency, research, development and demonstration, low-income programs and environmental monitoring that might not be fully supported in a competitive market.

Currently, NYSE&G, Orange and Rockland, and Niagara Mohawk have full retail access for customers in place. The other three mentioned will have full access by the end of 2001 if all goes smoothly.

2.8.3  Market Dynamics

MAGI's assets in this report located in New York include eight existing generation plants totaling 1,764 MW of capacity. This represents approximately 5% of the installed capacity in New York. The market is currently in approximate load resource balance when the reserve margin is included. The New York market has had a historic average annual peak demand growth rate of 1.9% over the period of 1991-2000. However, the forecast indicates that the growth will slow to an average annual growth rate of 1% for the period of 2001-2020. The forecast of demand and capacity is shown in Figure 2-27.

Historical prices for New York are presented in Appendix A.

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2.8.4  Transmission System

On January 17, 2001 the NY-ISO and six other transmission owners in New York filed jointly with FERC to say the NY-ISO will comply with the FERC Order 2000 RTO. The filing states that they will be able to comply with the order to gain approval as an RTO. A major component of the filing proposes that the NY-ISO assume "ultimate responsibility" for planning and coordinating transmission expansions, additions and upgrades.

The six transmission owners filing with the ISO are: Central Hudson Gas & Electric Corporation, Consolidated Edison Company of New York, Inc., Niagara Mohawk Power Corporation, Orange & Rockland Utilities, Inc., and Rochester Gas and Electric Corporation. The New York Power Authority and the Long Island Power Authority are also supporting the filing.

i.  TCCs Market

Any market participant, including those engaging in bilateral transactions scheduled in the day-ahead market, may hedge transmission congestion costs through transmission congestion contracts (TCCs). TCCs are financial obligations entitling the holder to the congestion rent between two locations, as measured by the difference between the congestion component of the day-ahead LBMPs for each location. TCCs thus may be used to offset the costs of transmission congestion assessed to bilateral contracts. Entities having physical rights to transmission have the option to convert these physical rights to TCCs. The NY-ISO will identify the remaining transfer capability of the transmission system and administer an auction every six months where these TCCs can be purchased.

Currently, the NY-ISO is taking measures to augment the TCC market. Known as the TCC Unbundling Project, this undertaking has three aims:

  •
  divide TCCs into more easily traded components

  •
  increase liquidity of TCCs

  •
  facilitate secondary market for TCCs.

Divided into three phases, the first phase is to identify individual components of TCCs; currently, the NY-ISO has identified three components in each original TCC. Recall that each TCC is a hedge against energy lost along its transfer, thus, in an effort to divide a TCC into multiple components, the NY-ISO has simply identified distinct paths where energy is lost along the original transfer. These three paths include (1) bus to zone, (2) zone to zone, and (3) zone to bus. Having identified individual component pieces for auction, the NY-ISO is endeavoring to develop billing and reporting procedures and software packages to automate them. The NY-ISO is currently dividing TCCs into components that are easier to trade. Dates for accomplishing the second and third phases, track secondary TCC holders and automate TCC auction process (bidding & posting), respectively, have not been set.

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2.8.5  Price Forecasts for the New York Market

A.  BASE CASE

The base case compensation for capacity, energy, and all-in market price forecasts are presented in Figure 2-28 and Table 2-8 for the New York-East pricing area, which includes Central Hudson Gas & Electric Corporation and Orange & Rockland Utilities, Inc.

In addition to the fundamental numbers reported in Table 2-8, PA used monthly average daytime electricity forwards for 2001-2003. The monthly electricity price forwards for 2001-2003 used in the volatility forecast for the New York region are listed in Appendix A. For the period 2004-2020, the volatility results were calibrated to the fundamental results shown in Table 2-8.

Table 2-8 New York-East Base Case Forecasts[1] Fundamental Analysis

Year	Compensation for Capacity ($/kW-yr)	Energy Price ($/MWh)	All-In Price ($/MWh)

2001[2]	30.90	35.00	38.50

2002[2]	30.60	32.10	35.60

2003[2]	29.00	30.90	34.20

2004	30.10	27.30	30.80

2005	26.60	24.70	27.80

2006	28.60	25.10	28.30

2007	33.00	24.40	28.20

2008	34.80	24.60	28.60

2009	35.60	25.10	29.10

2010	42.60	25.80	30.70

2011	45.60	25.70	30.90

2012	48.00	25.70	31.20

2013	50.60	26.10	31.90

2014	52.70	26.20	32.20

2015	55.00	26.10	32.30

2016	55.30	26.10	32.40

2017	53.60	26.00	32.10

2018	54.20	26.10	32.30

2019	53.90	26.20	32.40

2020	53.50	26.00	32.10

[1] Results are expressed in real 2000 dollars.
[2] 2001-2003 volatility results are calibrated to the forwards prices versus the model results presented herein.

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B.  SENSITIVITY CASES ANALYSIS

The all-in prices for the three of the sensitivity cases described in Section 2.2 are shown in Figure 2-29 and Table 2-9 for the New York-East pricing area.

The spread between all-in prices for the high fuel case and base case grows from $12/MWh in 2005, to $15/MWh by 2020 as the number of hours that gas is on the margin increases. The low fuel case prices are $1 to $3/MWh lower throughout the study period. The additional capacity added in the overbuild scenario pushes the need for new builds out to 2017. During this time (2009-2017), all-in prices are $2 to $3/MWh lower.

Table 2-9 New York-East Sensitivity Cases All-In Price Forecasts[1] ($/MWh)

Year	Base Case	High Fuel	Low Fuel	Overbuild

2001	38.50	38.50	35.80	38.50

2002	35.60	38.40	33.70	35.60

2003	34.20	38.20	32.40	34.20

2004	30.80	38.50	29.20	29.40

2005	27.80	39.50	27.00	26.10

2006	28.30	40.20	27.20	26.30

2007	28.20	39.60	27.00	26.00

2008	28.60	40.00	27.10	26.20

2009	29.10	40.90	28.30	26.80

2010	30.70	42.00	29.70	27.30

2011	30.90	43.70	30.60	27.70

2012	31.20	45.50	30.50	27.60

2013	31.90	47.40	30.60	28.00

2014	32.20	47.40	30.40	28.50

2015	32.30	47.30	30.40	30.80

2016	32.40	47.40	30.40	31.90

2017	32.10	47.00	30.20	31.60

2018	32.30	47.10	30.40	31.80

2019	32.40	47.30	30.50	32.00

2020	32.10	46.80	30.20	31.60

[1] Results are expressed in real 2000 dollars.

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2.8.6  Dispatch Curves

Dispatch curves for the New York region for 2001 and 2010 are shown in Figure 2-30. The relative position of the plants in this report are located along the dispatch curve.

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2.9  NPCC-NEPOOL

2.9.1  Background

This section describes the New England Power Pool (NEPOOL) component of the Northeast Power Coordinating Council (NPCC). NEPOOL was formed in November of 1971.

NEPOOL's voluntary membership includes municipal and consumer-owned systems, IOU systems, power marketers, joint-marketing agencies, load aggregators, independent power producers, and exempt wholesale generators. NEPOOL's main functions are to coordinate, monitor, and direct the operations of virtually all of the major generation and transmission bulk power supply facilities in New England. NEPOOL's annual peak load exceeds 23,000 MW with resulting capacity requirements over 28,000 MW (2000). NEPOOL's two primary objectives are to assure the reliability of the bulk power supply in the New England region while minimizing costs and fairly allocating them. It achieves these two objectives primarily through central planning and dispatch of all of the bulk power facilities in the region. A map of the NPCC-NEPOOL region and the location of the generation assets being financed is provided in Figure 2-31.

As illustrated in Figure 2-32 and 2-33, the NEPOOL area is dependent on gas- and oil-fired resources for baseload generation, accounting for 39% of the energy produced in New England. Nuclear generation represents approximately 30% of the total generation and coal represents approximately 19%. Gas- and oil-fired generation units account for 55% of the installed capacity in NEPOOL.

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2.9.2  Power Markets

A.  INTRODUCTION

The MAGI assets are located in the NEPOOL-Maine and NEPOOL-Southeast regions. NEPOOL-Maine includes many utilities in Maine such as Bangor Hydro-Electric Company, Central Maine Power Company, Maine Cooperative, and Maine Public Services Company. NEPOOL-Southeast includes the Boston Edison Company, Commonwealth Energy System Companies, Eastern Utilities Associates Companies, Hudson Light and Power Department, Massachusetts Municipal Wholesale Electric Company, and New England Electric System Operating Companies, as well as several smaller light plants and departments.

The NEPOOL market structure is currently going through significant changes. The Operable Capability Market was disbanded on March 1, 2000 and the Installed Capability Market was disbanded on August 1, 2000. As a result, the five structures in place in NEPOOL at the close of 2000 were:

i.
Energy

ii.
Automatic Generation Control (AGC)

iii.
Ten Minute Spinning Reserve (TMSR)

iv.
Ten Minute Non-Spinning Reserve (TMNSR)

v.
Thirty-Minute Operating Reserve (TMOR).

ISO-NE oversees the Internet-based trading of the five wholesale electricity products that are bought and sold in New England daily. FERC is currently hearing proposed changes in the NEPOOL Market presented by ISO-NE and the generators that produce the region's power.

A bid is comprised of all the information submitted by a participant that relates to bid price, quantity, technical bid parameters, and timing of offers for a generator or dispatchable load to provide specific services in one or more of the defined markets. The bid price is the amount that a participant offers to accept in a notice furnished to the system operator, in this case ISO-NE. The bid price is meant to compensate for:

  •
  preparing the start up or starting up or increasing the level of operation of a generator or units to provide energy to other participants

  •
  having a generator or units available to provide Operating Reserve to other participants

  •
  having a generator or units available to provide AGC to other participants

  •
  providing to other participants Energy, Operating Reserve, or AGC.

B.  MARKETS

i.  The Energy Market

The energy market is currently structured so generators submit $/MWh hourly bids on a day-ahead basis for the next 24 hours. Based on these bids, ISO-NE schedules the generating units that will provide energy on the following day with the objective of minimizing total costs in the energy market. Hourly settlement occurs after the fact. Suppliers receive and buyers pay amounts equal to the MWh sold and bought, respectively, multiplied by the ex post facto energy clearing price. Compensation to the out-of-merit unit is the higher of the bid or market clearing price. There is only one financial settlement, based on the actual energy quantity bought/sold in real time. In the event that transmission constraints occur, congestion costs will be apparent in the difference in energy prices between or among nodes and will reflect the marginal cost of supplying additional demand at each node in any given hour. The payment that generators will receive will be the nodal price at the point of injection into the system. Load will pay the load-weighted average of the nodal prices in the zone in which it withdraws energy from the system. This system is currently under review, as will be discussed in the Anticipated Market Changes section.

ii.  Automatic Generation Control (AGC) Market

AGC is a measure of the ability of a generating unit to provide instantaneous control balance between load and generation and help maintain proper tie line bias. This is done to control frequency and to maintain currently proper power flows into and out of the NEPOOL Control Area. In short, AGC is basically a ramping service to follow the second-to-second fluctuations in load and supply. AGC responds to the NEPOOL Area Control Error (calculated every four seconds) in an effort to continuously balance the NEPOOL Control Area's supply resources with minute to minute load variations in order to meet the NERC and NPCC Control Performance Standards. AGC performs the ancillary service known as regulation. In the absence of AGC services, interconnected control area operation and control

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area frequency control could not be adequately maintained. Participants give one day advance bids for a Generator supplying AGC to the market in terms of $/hr. Each Generator must have a separate AGC bid for each hour of the following day. An AGC Bid may include up to four Regulating Ranges for a single Generator, each defined by an Automatic High and Low Limit and an Automatic Response Rate.

ISO-NE calculates a lost opportunity payment and a production cost charge for AGC if the resource is committed to AGC. The system operator ranks generators according to their AGC bid, the generator's opportunity cost payment, and the AGC production cost change to select resources for AGC service. Generators successful in the AGC market are paid for the revenues they would otherwise have received plus compensation for the loss in efficiency of their units. However, given the large number of generators in NEPOOL that have AGC capability, PA does not expect that the AGC market will yield substantial margins to generators.

Operating Reserves (OR) are the necessary level of generation capability that must be available at all times for increased generation output. ORs are needed to maintain system reliability in the event of an instantaneous loss of a generating unit or transmission interconnection with surrounding control areas. NERC and NPCC require operating reserve availability in all control areas to protect against significant contingencies such as changes or reductions in supply sources. The three types of operating reserves are Ten-Minute Spinning (TMS), Ten-Minute Non-Spinning (TMNS), and Thirty-Minute Operating Reserves (TMOR). All three combine with the AGC market to produce the four bid-based ancillary service markets. Each reserve has its own market and bidding process.

iii.  Ten-Minute Spinning Reserve (TMSR)

TMSR provides contingency protection to ISO-NE's system. TMSR is measured as the kilowatts of Operable Capability that an electrical generating unit can provide. This unit, unloaded during all or part of the hour, is able to load to supply energy on demand (within ten minutes), reach its maximum generating capacity in under ten minutes, and able to sustain the maximum output level for over thirty minutes. A TMSR unit is also capable of providing contingency protection by immediately reducing energy requirements within ten minutes and maintaining the reduced requirements ISO-NE determines.

In the initial market, bidding in the ten-minute spinning reserve market is restricted to hydroelectric, pumped storage, and dispatchable load resources. All on-line generation that is capable of raising generation can supply TMSR. Bidders submit hourly bids in $/MW for the next day and designate the reserve market for their bids. The ISO-NE ranks generators from least to most expensive. In the case of TMSR, this includes consideration of lost opportunity cost and production cost differences should the unit be committed to TMSR instead of the energy market.

iv.  Ten-Minute Non-Spinning Reserve (TMNSR)

TMNSR is generation that can reliably be connected to the network and loaded, or load that can reliably be removed from the network, within ten minutes of activation on a sustainable basis. TMNSRs are any resources and requirements that were able to be designated for the TMSR but were not designated by the system operator for such duties during the a specific hour. Surplus TMSR can be counted as TMNSR.

v.  Thirty-Minute Operating Reserve (TMOR)

TMOR is generation output that is available to the system operator within 30 minutes after request or load that can reliably be removed from the network within 30 minutes on a sustainable basis. TMORs are any resources and requirements that were able to be designated for the TMSR and TMNSR but were not designated by the system operator for such duties during a specific hour. Surplus TMSR and TMNSR can be counted as TMOR. The NE-ISO may contract for additional ancillary services as needed.

vi.  Anticipated Market Changes

The entire NEPOOL Market is currently undergoing significant changes. It now claims five bid-based markets after two were laid to rest during the year 2000. Neighboring regions of PJM and New York appear to be tracked to a highly efficient, de-regulated system. New England has built a solid market structure over the past four years. NEPOOL is continually changing in an effort to achieve further reliability and cost gains. ISO-NE is proposing various market revisions be implemented as soon as possible. As of late 2000, the optimistic estimate for when full implementation of a Congestion Management/Multi-Settlement System (CMS/MSS)

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could be in place was sometime in 2003. The completion would occur in two phases. Phase I deals with the Congestion Management System's details and is scheduled for completion sometime in mid-2002. Phase II's schedule deals with the forming of the Multi Settlement System. Details are still being resolved and will not be concrete until late 2001. There is speculation that Phase II will take at least 12 months to fully implement after the completion of Phase I. Hence the optimistic 2003 completion date for full implementation of the envisioned CMS/MSS system. The CMS/MSS plans contain numerous new market design elements. A discussion of some of the major changes follows.

A multi-settlement system (MSS) is being proposed. This will be a two-settlement system involving a day-ahead market and a real-time market for energy and ancillary services. It is expected to run as follows. Prices and scheduled quantities for each product will be established based on a day-ahead bid that binds the participant into a financial settlement on the following day. Separate prices will be determined for real time operations, and a second binding financial settlement will be made based on changes in real time from the day-ahead schedule.

A permanent Congestion Management System (CMS) is expected to be implemented sometime in 2002. ISO-NE would manage transmission congestion based on LMPs. Hourly energy prices paid to generators would vary at each node (300 to 600 locations currently envisioned) to reflect transmission congestion. ISO-NE would establish eight load zones based on reliability regions. Loads would pay the weighted average of the nodal prices in the zone, based on historical load patterns for that zone. Zonal pricing of load is needed for two reasons. The majority of New England's distribution companies are required to provide uniform pricing in their region of operation and the necessary metering is not in place in all areas to implement nodal pricing of loads. Transmission customers would not bid for transmission; instead, a customer taking transmission service would be required to pay the applicable transmission congestion charge. FERC accepted ISO-NE's proposal for a permanent CMS, requiring it to contain a choice between zonal and nodal bidding by the completion of Phase II. ISO-NE plans to have generators submit a three-part bid on a daily basis. The three parts will be comprised of energy production, no-load, and start-up. Generators would be scheduled over the day to minimize total bid costs, but the energy price would be set based only on the energy bid of the marginal supplier. The logic behind this pricing is it reflects the marginal bid-cost of producing energy. The three-part bid should allow generators to bid a more accurate representation of their cost functions. This three-part bid has been approved by FERC with the requirement ISO-NE submit an evaluation of its efficiency after the MSS has been in operation for six months.

Proposed changes to the ancillary service markets include a system where generators submit combined bids for both energy and spinning reserves. Currently, generators submit separate bids for energy and each of the four ancillary services. ISO-NE considers all of these bids jointly in determining how to schedule and dispatch generators to meet the energy and ancillary services requirements while minimizing total cost. Under the proposed system, three-part bids would be submitted into the auction. ISO-NE would decide which participant provides energy and which distributes spinning reserves. (The ISO would continue to consider all bids jointly when developing a least total cost schedule.) The price paid for spinning reserves would then reflect the opportunity cost of not selling energy. The opportunity cost would be calculated by taking the difference between the applicable energy price and the generator's energy bid. However, until ISO-NE can demonstrate market power exists in the spinning reserve market, this proposal was denied by FERC on June 28, 2000.

ISO-NE is proposing to take price into consideration in determining how much of each ancillary service to purchase in the day-ahead market. Currently, ISO-NE purchases the required amount of ancillary services regardless of the price. It is feasible for suppliers to set prices arbitrarily high in times of limited excess capacity. Under the new plan, a demand curve will be derived for each ancillary service. This would be accomplished by predicting the amount of each ancillary service that loads would be willing to buy at numerous prices. ISO-NE would coordinate this estimated demand curve with supply bids to determine how much of each ancillary service to purchase daily. ISO-NE states that the demand curves will help avoid overpaying for an ancillary service. ISO-NE is the first independent system operator to propose using demand curves in procuring ancillary services. Given the current plan's ambiguity (derivation of demand curves and exact benefits of the proposal are still unclear), FERC has approved requests to apply price or bid caps.

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The four-hour reserve is a non-spinning reserve designed to encourage accurate demand-side bidding in the day-ahead market. ISO-NE anticipates it will provide adequate capacity in the real-time market. ISO-NE wants to make its own forecast on demand and compare the forecast to the quantity of energy scheduled in the day-ahead market. If ISO-NE's demand forecast exceeds the day-ahead scheduled quantity, purchases made on the four-hour reserve market would allow them to make up the difference. The plan calls for operating reserves to be substituted for four-hour reserves if the cost is cheaper. The cost of four-hour reserves is allocated to participants who underbid their load day-ahead. ISO-NE projects the real-time price will be typically higher than the day-ahead price, and thus will provide an adequate penalty for non-performance. FERC has approved the proposal for four-hour reserves, recognizing it could improve reliability. Some areas have to be worked on before implementation, such as the fact that ISO-NE will determine the amount of four-hour reserves based on its forecast, but it does not pay for the reserves. ISO-NE will work with New York and PJM ISOs in designing this market.

C.  STATE RESTRUCTURING STATUS

The states in the NEPOOL region are in different stages of restructuring their retail markets. The states of Massachusetts and Rhode Island have already established retail competition, while Connecticut, Maine and New Hampshire are expected to start retail competition in the near future. The New Hampshire legislature has been in litigation with Public Service Company of New Hampshire over recovery of stranded costs. Further hearings on this issue occurred in 2000. The state of Vermont has started an investigation into retail competition following a voluntary plan submitted by the IOUs in March 1999.

i.  Connecticut

In April 1998, restructuring legislation was passed that required retail competition for 35% of consumers by January 2000 with all customers having retail competition by July 2000. In April 1999, the Department of Public Utility Control (DPUC) ordered generation charges be shown as a separate charge beginning July 1999. As of June 1999, no suppliers had yet applied for licensing to serve Connecticut's market upon its January 2000 opening. From January 1, 2000 through January 1, 2004, each distribution company is required to provide a standard offer rate that is at least 10% less than the December 31, 1996 base rates. Beginning January 1, 2004, a distribution company will procure generation services for customers who do not have an alternate supplier through competitive bidding. Also, electric suppliers are required to obtain specific percentages of their power from renewable energy sources, with percentage increases each year through 2009.

In August 2000, Northeast Utilities announced that Dominion Resources will pay approximately $1.3 billion for its three-unit Millstone nuclear station. The transaction is expected to be complete by April 2001, pending approval from several state and federal agencies. This followed news of a Connecticut restructuring law passed in 1999 that required the sale of nuclear assets by 2004.

ii.  Maine

Following legislation, Maine customers started seeing itemized billing that separated the costs of power generation from delivery in January 1999. A bill was passed in the early part of 2000 that delayed the startup of competitive billing and metering until March 2003. That date is when billing services will be subject to competition. Large IOUs are not allowed to have affiliates sell more than 33% of the kilowatt-hours sold within their regulated service territories. They are also not allowed to provide standard offer service for more than 20% of their regulated-affiliates' load.

In August 2000, the Maine PUC approved a transmission/distribution rate scheme submitted by the Maine Public Service Company and the Maine Office of the Public Advocate. The order separates Maine Public Service Company's overall transmission and distribution revenue requirements into a transmission component under FERC jurisdiction and a distribution component under the PUC's jurisdiction.

Statistics released by the Maine Public Service Commission (PSC) in September 2000 show that 26% of all electricity delivered by the State's three major utilities is being purchased from alternative suppliers (retail competition). However, industrial customers are purchasing the bulk of that load. In contrast, 6% of residential and small commercial customers have switched providers. Thus, the total number of residential and small commercial customers served by competitive providers is 1,500 customers.

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In October 2000, the Maine Public Service Commission (PSC) approved a 33% rate increase for the 107,000 customers who use Bangor Hydro's standard offer. The rate increase was requested by Bangor Hydro to pay for rising oil and natural gas costs. The average residential customer will pay about 6.1 cents/kWh compared to the 4.6 cents/kWh they were paying before the increase. The Commission said that it is possible that another increase will occur after winter if fuel costs continue to increase.

iii.  Massachusetts

Massachusetts consumers began to sign up to purchase power from competitive suppliers in June 1998. In September 1998, Pennsylvania Gas & Electric secured a multi-year contract with the Massachusetts High Technology Council to provide electricity to its members. This is the largest aggregation of customers in the United States, representing approximately 1.2 million MWh annually.

The Department of Telecommunications and Energy (DTE) established two options for default service rates in June 2000. The first called for default service customers (defined as those customers who have left their competitive supplier, or are new to the utility's territory) to choose between a six-month fixed price option and a variable monthly rate. Customers that switch between competitive and fixed-price service during a six-month period will have their bills for all six months adjusted. The purpose of this is to prevent customers and suppliers from gaming the system. In July 2000, the DTE issued a rule that called for utilities to base their rates for default service on the wholesale bid prices. The plan for the rule was to have it implemented in January 2001. Utilities complained that the required rate, set below the cost of wholesale power, was causing them to lose money on default customer accounts. Utilities may begin issuing competitive bids seeking 6-month to 1-year contracts for the power needed to serve their default service customers. The DTE is also looking into eliminating exclusive service territories for IOUs.

Customer migration statistics released in September 2000, show that real retail competition has yet to begin in Massachusetts. The Massachusetts Division of Energy Resources reported that 5,176 customers bought power from competitive generators in July 2000 as compared to 2.5 million customers who received power from their incumbent utility. This low switching rate was expected in Massachusetts since competitive generators cannot offer better deals than the incumbent utilities until the standard offer price rises over a seven-year transition period.

iv.  New Hampshire

New Hampshire was among the first few states in the country to enact electric deregulation legislation. However, because of disagreements with the Public Service Company of New Hampshire (PSNH) and the state government over the size of rate cuts and stranded cost recovery the process had been delayed until recently. Legislation was passed and signed into law in June 2000. PSNH will reduce rates by an average 15.5% for businesses and 17% for residential consumers. Residential rates will be capped for nearly three years, and businesses' rates for nearly two years. In September 2000, the New Hampshire Public Utilities Commission (PUC) approved a settlement of the restructuring of PSNH. The entity can now begin refinancing $800 million in debt to be paid off over 12 to 14 years. PSNH agreed to absorb $450 million of its $2.3 billion in stranded costs as part of the settlement. PSNH will divest its generation assets by July 2001, and operate as a transmission and distribution utility, regulated by the state. In October 2000, PSNH announced the end its pilot program as of November 30, 2000. About 3,000 customers were part of the program at the time.

In October 2000, lawsuits filed by consumer groups challenged the PSNH restructuring settlement concerning stranded costs recovery as unconstitutional. Competition was scheduled to begin in January 2001, with an accompanying rate reduction of about 10.5%, but likely will be delayed further.

In June 2000, the New Hampshire Electric Cooperative voted to set their rates and approve financing without oversight of the Public Utility Commission (PUC). The PUC will, however, continue overseeing contracts between the cooperative and outside suppliers, IPPs, municipal utilities, and deregulation activities within the service territory.

v.  Rhode Island

The state legislature opened up full customer choice on July 1, 1998. As of June 1999, roughly 2,000 customers out of the State's 456,000 had chosen alternative generation suppliers. Retail access was implemented with 25 registered suppliers, but the standard offer interim rates (3.2 cents/kWh) offered by the State's IOUs were low enough that no real competition has occurred. The rates have been

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increased three times to 4.5 cents/kWh because of increased wholesale prices. As a result, competition has begun to emerge.

A 2.8 cent/kWh transition charge is assessed to customers for the first three years in order to recover stranded costs. A standard offer rate offered to customers who have never chosen a supplier will be based on 1996 prices plus inflation until the year 2009.

In October 2000, the Rhode Island PUC approved a 10.6% increase request by Narragansett Electric. Standard offer rates were increased from 4.5 cents/kWh to 5.4 cents/kWh. A typical residential customer's bill is expected to increase about $4.50 per month. As part of its contract to purchase electricity for its customers, Narragansett must pay a fuel surcharge when oil and natural gas prices increase.

2.9.3  Market Dynamics

MAGI's assets in this report include three existing plants representing 1,232 MW of capacity that participate in NEPOOL's wholesale electric markets. Figure 2-34 illustrates the load and resource balance for NEPOOL through the end of the study period. During the period 1998-2000, peak demands have grown at an average annual rate of 4.2%. The NEPOOL market is forecasted to grow an annual compound growth rate of 1.47%. The system-wide reserve margin is assumed to be 15%.

Historical prices for NEPOOL are presented in Appendix A.

2.9.4  Transmission System

On July 1, 1997 New England's Independent System Operator (ISO-NE) was established as a non-profit corporation responsible for the management of the region's bulk power generation and transmission systems. Created by NEPOOL, ISO-NE has responsibilities to its parent that are defined in an independent system operator contract. ISO-NE administers the NEPOOL Tariff transmission facilities in a fair and neutral manner with reliability and cost-effectiveness as the two driving forces.

There are two types of transmission service. The first is known as "through" or "out service." This covers transmission service routed through the NEPOOL Control Area. The other transmission service is known as Regional Network Service (RNS). This covers the remaining types of regional service routed through the NEPOOL Control Area. The charges for these services are determined by Schedules 8 and 9 of the Tariff. Transmission rates are recalculated on June 1st of each year, as stated in the Tariff. There are three transmission interfaces between New England and neighboring regions. These are New York, Hydro-Quebec, and New Brunswick.

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2.9.5  Price Forecasts for the NEPOOL Market

A.  BASE CASE

The base case compensation for capacity, energy, and all-in market price forecasts are presented in Figure 2-35 and Table 2-10 for the NEPOOL-Maine and NEPOOL-Southeast pricing areas. The prices decline and bottom out in 2005 due to the current level of operation expansion. Based on the assumptions presented herein, the market begins to rebound in 2006, reaching equilibrium in 2009.

In addition to the fundamental numbers reported in Table 2-10, PA used monthly average daytime electricity forwards for 2001-2003. The monthly electricity price forwards for 2001-2003 used in the volatility forecast for the NEPOOL region are listed in Appendix A. For the period 2004-2020, the volatility results were calibrated to the fundamental results shown in Table 2-10.

Table 2-10 NEPOOL Base Case Forecasts[1] Fundamental Analysis

		NEPOOL-Maine		NEPOOL-Southeast

Year	Comp. for Capacity ($/kW-yr)	Energy ($/MWh)	All-In ($/MWh)	Energy ($/MWh)	All-In ($/MWh)

2001[2]	34.20	37.00	40.90	37.80	41.70

2002[2]	22.70	32.90	35.50	33.20	35.80

2003[2]	18.70	31.60	33.70	31.80	33.90

2004	26.50	27.20	30.20	27.10	30.10

2005	26.00	23.60	26.60	23.50	26.50

2006	25.50	24.20	27.10	24.00	26.90

2007	31.60	23.80	27.40	23.70	27.30

2008	38.20	24.30	28.60	24.20	28.50

2009	67.70	24.70	32.40	24.60	32.30

2010	67.10	25.20	32.80	25.00	32.70

2011	66.60	25.30	32.90	25.10	32.70

2012	66.10	25.40	33.00	25.20	32.80

2013	63.80	25.80	33.10	25.60	32.80

2014	63.50	25.90	33.10	25.60	32.80

2015	64.30	25.90	33.20	25.50	32.90

2016	63.10	25.60	32.80	25.70	32.90

2017	63.40	25.60	32.80	25.60	32.90

2018	62.90	25.70	32.90	25.60	32.80

2019	62.40	25.60	32.70	25.70	32.80

2020	61.90	25.70	32.80	25.70	32.80

[1] Results are expressed in real 2000 dollars.
[2] 2001-2003 volatility results are calibrated to the forwards prices versus the model results presented herein.

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B.  SENSITIVITY CASES ANALYSIS

The all-in prices for three of the sensitivity cases described in Section 2.2 are shown in Figure 2-36 and Table 2-11 for the NEPOOL-Maine and NEPOOL-Southeast pricing areas. All-in prices for the high fuel case are approximately $14- to $17/MWh higher than the base case for the majority of the study period. Low fuel all-in prices follow a slightly lower parallel path as compared to the base case. In the overbuild case, prices are depressed as much as $5/MWh until 2011, when the market absorbs the excess capacity.

Table 2-11 NEPOOL Sensitivity Cases All-In Price Forecasts[1] ($/MWh)

Year	Base Case	High Fuel	Low Fuel	Overbuild

NEPOOL-Maine

2001	40.90	40.90	37.90	40.90

2002	35.50	38.90	33.40	35.50

2003	33.70	39.30	32.10	33.70

2004	30.20	39.50	28.60	29.80

2005	26.60	40.50	25.90	26.10

2006	27.10	41.70	26.40	26.40

2007	27.40	41.30	26.10	26.10

2008	28.60	41.60	27.10	26.50

2009	32.40	42.40	30.60	27.10

2010	32.80	48.00	31.00	27.80

2011	32.90	48.40	31.00	32.80

2012	33.00	48.60	31.20	33.10

2013	33.10	48.70	31.20	32.90

2014	33.10	48.50	31.20	32.90

2015	33.20	48.50	31.30	33.00

2016	32.80	48.10	30.90	32.90

2017	32.80	47.90	30.90	33.00

2018	32.90	47.80	30.90	33.10

2019	32.70	47.80	30.90	33.00

2020	32.80	47.80	30.70	32.90

NEPOOL-Southeast

2001	41.70	41.70	38.70	41.70

2002	35.80	39.30	33.70	35.80

2003	33.90	39.40	32.20	33.90

2004	30.10	39.60	28.50	29.50

2005	26.50	40.40	25.70	25.90

2006	26.90	41.40	26.20	26.10

2007	27.30	41.20	26.00	25.80

2008	28.50	41.60	27.00	26.20

2009	32.30	42.20	30.40	26.80

2010	32.70	47.80	30.90	27.50

2011	32.70	48.20	30.90	32.50

2012	32.80	48.40	30.90	32.80

2013	32.80	48.40	31.00	32.60

2014	32.80	48.20	30.90	32.70

2015	32.90	48.10	31.00	32.80

2016	32.90	48.40	31.00	33.10

2017	32.90	48.00	31.00	33.10

2018	32.80	47.80	30.80	33.10

2019	32.80	47.90	30.90	33.20

2020	32.80	48.00	30.70	32.90

[1] Results are expressed in real 2000 dollars.

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2.9.6  Dispatch Curves

Dispatch curves for the NEPOOL region for 2001 and 2010 are shown in Figure 2-37. The relative position of the plants in this report are located along the dispatch curve.

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2.10  ERCOT

2.10.1  Background

ERCOT represents a bulk electric system located totally within the state of Texas and serves about 85% of Texas's electrical load. It has a generating capability of about 65,000 MW and experienced a 2000 summer peak demand of 57,606 MW. Due to Texas' intrastate status, the primary regulatory authority of ERCOT is the Public Utility Commission of Texas (PUCT), which is overseen by FERC. ERCOT membership includes retail consumer, municipal owned generation and transmission, and thirteen Independent Power Producers. ERCOT is currently in the process of implementing retail transactions beginning with a trial run starting on June 1, 2001 and full operations beginning on January 1, 2002. While other states are reconsidering their plans to implement deregulation of electricity markets, Texas is proceeding as planned. The Public Utility Commission of Texas believes that the substantial amount of new and planned generating capacity additions will provide adequate reserve margins which will ensure Texas does not have the same problems experienced with California's deregulation efforts. A map of the ERCOT region is provided in Figure 2-38.

As illustrated in Figure 2-39 and Figure 2-40, ERCOT is largely dependent on gas, oil, and coal-fired resources for baseload generation. Gas/oil-fired generation is the predominant resource in terms of both the installed capacity and energy production accounting for 68% of the capacity in the region and 46% of the energy produced. Coal and nuclear facilities account for the remaining installed capacity and energy production in the region.

2.10.2  Power Markets

ERCOT does not have a power exchange functioning within Texas at this time. Power is bought and sold through bilateral agreements. The Texas Senate passed Senate Bill 7 in March 1999. The bill specified that the Texas electric market will open for competition on January 1, 2002 for all retail customers of IOUs. This includes open access to transmission and distribution systems (municipal systems and cooperatives have the option of joining).

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As part of this restructuring plan, IOUs must unbundle their generation, transmission, and distribution services. The goals of the bill include ensuring continued system reliability, maintaining an information database, and establishing a settlement system to account for production and delivery.

One element of the upcoming transition to a single control area is the simplification of the settlement of the retail access market and elimination of control area disparities. Senate Bill 7 makes it possible to perform comprehensive grid operations, load balancing, frequency regulation, and to buy ancillary services through bid processes. The system will also allow for Qualified Scheduling Entities (QSEs).

No later than June 1, 2001, each IOU must offer customer choice in its service area to 5% of its load.5 Each utility with over 400 MW of installed capacity will have a capacity auction, at least 60 days before customer choice.6 In the auctions, utilities must sell entitlements to at least 15% of their Texas jurisdictional installed generation capacity. The duration of the entitlements will last from one month to four years. The obligation to auction the entitlements will continue for five years or until the date when 40% or more of the electric power consumed by residential and small commercial customers within the affiliated transmission and distribution utility's service area is provided by nonaffiliated REPs. Affiliates cannot purchase entitlements from affiliates at these auctions. In addition, electric utilities may choose to auction entitlements in excess of the required 15%.

Data presented in ERCOT's 1999 EIA 411 report, indicated that ten Texas utilities will be required to auction off at least 15% of their total installed generation capacity, totaling approximately 7,530 MW.

i.  Limitation of Ownership

Beginning on the date of introduction to customer choice (the same date where the auctioning off of 15% of installed capability for utilities with over 400 MW available is required), a power generation company may not own and control more than 20% of

5 20% of the load in the pilot project must be set aside for aggregated loads.

6 The auction applies to all IOUs and only those MOUs and cooperatives that have chosen to participate in customer choice.

the installed generation capacity.7 This pertains to utilities with over 20% capacity located in, or capable of delivering electricity to, a power region. If a power region is not entirely within the state, the Commission may waive or modify this requirement on a finding of good cause. In determining the percentage shares of installed generation capacity, the Commission will combine capacity owned and controlled by a power generation company and any entity affiliated with that company within the power region. It will then reduce this amount by the installed generation capacity of those facilities that are made subject to capacity auctions. In addition, the Commission will reduce the installed generation capacity owned and controlled by a power generation company by the installed generation capacity of any "grandfathered facility"8 within an ozone non-attainment area9 as of September 1, 1999. However, in exchange for this concession, the grandfathered facilities will be required to reduce total NOx emissions by 50% and SO2 emissions by 25% (from the average annual emissions in 1997) by May 1, 2003.

ii.  Settlement System

Settlement could occur between ISO-ERCOT and QSE for a day ahead, hour ahead, and real time market. The settlement process has not been fully worked out, but certain specifics have been agreed upon. Charges and Payments to Generators and REPs will be settled in two phases, the Initial Settlement Phase (ISP) and the Adjustment Settlement Phase (ASP). The Initial Settlement Phase (ISP) will settle for Imbalance Energy, Congestion Management, and Ancillary Services on an hour-by-hour basis for the "trade day" based on actual meter data for generators, and estimated meter data for end use load. The data for end use load will be estimated using customer specific historical information and load profiles. System balance will be achieved through submission of

7 Senate Bill 7 defines installed generation capacity as "all potentially marketable electric generation capacity, including the capacity of: (1) generating facilities that are connected with a transmission or distribution system; (2) generation facilities used to generate electricity for consumption by the person owning or controlling the facility; and (3) generating facilities that will be connected with a transmission or distribution system and operating within 12 months.

8 Those facilities that were in existence or under construction in 1971 when the Texas Clean Air Act permitting requirements took effect.

9Houston/Galveston, Beaumont/Port Arthur, Dallas/Fort Worth, and El Paso.

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balanced schedules on a day-ahead basis and revision of schedules on an hour-ahead basis. Congestion costs will be paid on a load ratio basis. If congestion costs exceed $20 million in twelve-month period, a Transmission Congestion Rights system may be implemented.

The Adjustment Settlement Phase (ASP) will settle the hour to hour differences between the ISP Imbalance energy, congestion management, and ancillary services calculated using estimated meter data, and the imbalance energy, congestion management, and ancillary services calculated using the actual meter data for end use load. The actual end use meter data for customers may be profiled using load profiles that are different from the profiles used in the ISP. For example, static load profiles may be used during the ISP, and dynamic profiles may be used in the ASP.

The settlement period will be hourly or less. Ancillary services that are capacity based will be settled based upon the generator's capacity purchased and actual energy associated with that capacity purchased. Ancillary services that are response-based will be settled on measurement and other criteria established by ERCOT, NERC, and the ISO.

2.10.3  Market Dynamics

MAGI's assets evaluated in this report include one existing plant representing 544 MW of capacity that participates in the ERCOT wholesale electricity market. Figure 2-41 illustrates the load and resource balance for ERCOT through the end of the study period. During the period of 1992-2000, peak demands have grown at an average annual rate of 4.5%. The ERCOT market is forecasted to grown at an annual compound rate of 2.7% from 2001 through 2020. A required system-wide reserve margin is assumed to be 15% as PA believes the market will mature and the required reserve margins will be lowered. The graph illustrates that approximately 38 GW of new generation is required to meet load growth and reserve margins. There are no significant capacity retirements anticipated in the near term.

Historical prices for ERCOT are presented in Appendix A.

2.10.4  Transmission System

ERCOT is somewhat isolated electrically from the rest of the United States. There are two high voltage direct current interconnects with the Southwest Power Pool (SPP) (345 kV and 138 kV), with a total import/export capability of approximately 800 MW. This represents less than 2% of ERCOT's total installed capacity and, hence, does not have a significant impact on market prices.

Future ties to the WSCC and additional ties to SPP are not foreseen in the near future due to the lack of economic feasibility. The PUCT has established a Synchronous Interconnect Committee to evaluate the potential for synchronously interconnecting ERCOT with SPP. If ERCOT were to be synchronously interconnected with the SPP and WSCC in the future, the market for ERCOT resources would expand, as would the number of potential sellers. Figure 2-42 represents the major transmission lines (230 kV or higher) within and surrounding ERCOT.

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The transmission pricing methodology established by the PUCT in 1996 is the basis for many current practices existing in ERCOT. Transmission service can either be planned or unplanned. Planned service is longer than thirty days in length and given to a specified load from designated resources. Unplanned service is less than thirty days in length and is given to a specified load and specified resource. Unplanned service is subject to the availability of surplus transmission capacity after planned service is allocated its required share.

All wholesale utilities in ERCOT are required to submit their annual planned transmission service applications to the ISO by October 1st of each year. The ISO uses these applications to calculate the next year's transmission cost of service. Seventy percent of the planned transmission service fee is based on the average of the load's peak for the four annual peak months. For example, if a load's four-month average peak is 5% of the ERCOT four-month average total, the load pays 5% of 70% of the total annual transmission cost. The total annual transmission cost is calculated by a standard formula determined by the PUCT. The other 30% of the planned transmission service fee is determined by a distance sensitive Vector Absolute Megawatt Mile method. The current pricing system results in a 70% postage-stamp charge and a 30% distance sensitive charge. The 70/30 method produces generation close to the load with a slight pricing advantage. ERCOT is moving toward the adoption of a 100% postage-stamp wholesale transmission tariff that will eliminate this advantage (other than for transmission losses). Unplanned transmission service prices are just $0.15/MWh and attributed as a scheduling fee to the ISO.

In 1995, the Texas Legislature passed Senate Bill 7, which deregulated the wholesale generation market. The PUCT revised its rules to incorporate the legislative changes. The PUCT rule changes called for an ISO to have three major areas of responsibility. The first area was the security operations of the bulk electric systems. The second was the facilitation of the efficient use of the electric transmission system by all market participants including administration of one ERCOT OASIS. The third area of ISO responsibility was the coordination of future transmission planning in ERCOT.

An industry task force devised a restructuring plan for ERCOT. After membership approval, implementation began on September 11, 1996, with market operations starting in January 1997. The authority and responsibilities of the ISO include:

  •
  real-time system monitoring (i.e., spinning reserve, scheduled and actual net interchange, and critical transmission component loading)

  •
  long-term system monitoring (i.e., control area planning, transmission clearance requests and generation overhaul schedules)

  •
  response to system contingencies (i.e., line loading relief, load shedding, re-dispatch, and ordering emergency energy schedules)

  •
  administration of the ERCOT OASIS (i.e., calculations and updating ATC)

  •
  coordination of regional transmission planning

  •
  transmission tariff administration, transmission reservation approval, ancillary service verification, energy transaction scheduling, and transaction accounting.

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2.10.5  Price Forecasts for the ERCOT Region

A.  BASE CASE

This case models near-term fuel prices based on recent actual spot prices and futures prices through December 2003, decreasing linearly to the long-term consensus view by 2005. The prices decline rapidly through 2005 due to the assumed gas price decreases and the projected surplus capacity in ERCOT. Prices rebound and stabilize after 2006.

The all-in price represents a combined compensation for capacity and energy price (assuming a 100% load factor). The compensation for capacity contribution to the all-in price ranges between $1.30/MWh and $5.40/MWh.

The base case compensation for capacity, energy, and all-in market price forecasts are presented in Figure 2-43 and Table 2-12 for the ERCOT pricing area.

Table 2-12 ERCOT Base Case Forecasts[1]

Year	Compensation for Capacity ($/kW-yr)	Energy Price ($/MWh)	All-In Price ($/MWh)

2001	13.70	49.50	51.00

2002	11.30	39.70	41.00

2003	14.10	36.60	38.20

2004	14.60	31.40	33.10

2005	11.90	25.30	26.70

2006	26.70	25.30	28.30

2007	29.40	25.10	28.40

2008	31.00	25.20	28.80

2009	32.80	24.90	28.60

2010	34.10	24.80	28.70

2011	35.80	24.40	28.50

2012	38.10	24.20	28.50

2013	43.20	23.80	28.70

2014	45.60	23.80	29.00

2015	45.90	23.70	28.90

2016	47.00	23.90	29.30

2017	47.10	23.70	29.00

2018	47.20	23.70	29.10

2019	47.50	23.70	29.10

2020	47.70	23.50	29.00

[1] Results are expressed in real 2000 dollars.

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B.  SENSITIVITY CASES ANALYSIS

The all-in prices for two of the sensitivity cases described in Section 2.2 are shown in Figure 2-44 and Table 2-13. All-in prices for the high fuel case do not experience the slight decrease in 2005 associated with the drop to consensus fuel in the base case. Since ERCOT relies on gas/oil for much of its generation, high fuel prices escalate the all-in prices to almost $20/MWh greater than the base case. The low fuel case results in an all-in price drop of approximately $2/MWh throughout the study period.

The greater effect of the high fuel case as compared to the low fuel case is largely due to the severity of the change in fuel prices. The high fuel case assumes an average 75% increase in gas prices over the study period compared to a 10% decrease for the low fuel case.

Table 2-13 ERCOT Sensitivity Cases All-In Price Forecasts[1] ($/MWh)

Year	Base Case	High Fuel	Low Fuel

2001	51.00	51.00	46.30

2002	41.00	46.70	37.30

2003	38.20	46.60	34.70

2004	33.10	48.60	30.20

2005	26.70	48.80	24.50

2006	28.30	48.30	26.40

2007	28.40	47.50	26.50

2008	28.80	47.40	26.90

2009	28.60	45.90	26.70

2010	28.70	45.10	26.80

2011	28.50	44.70	26.60

2012	28.50	44.40	26.70

2013	28.70	45.60	26.70

2014	29.00	46.00	26.90

2015	28.90	45.60	26.90

2016	29.30	46.00	27.10

2017	29.00	45.50	27.00

2018	29.10	45.40	27.00

2019	29.10	45.30	27.00

2020	29.00	44.90	26.90

[1] Results are expressed in real 2000 dollars.

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2.10.6  Dispatch Curves

The dispatch curves for ERCOT for 2001 and 2010 are shown in Figure 2-45. The relative ranking of the Bosque plant is shown on the graphs.

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3.  FORECASTING METHODOLOGY

3.1  OVERVIEW OF THE PA VALUATION PROCESS

PA employs its proprietary market valuation process, MVPSM, to estimate the value of electric generation units based upon the level of energy prices and their volatility. As shown in Figure 3-1, MVPSM is a three-step process. The first step is to conduct a "fundamental analysis" to examine how the level of prices responds to changes in the fundamental drivers of supply and demand. The fundamental analysis is conducted with a production-cost model that provides insights into the basic market drivers: fuel prices, demand, entry, and exit. The second step utilizes the results of the fundamental analysis to derive a "real market" price shape from the fundamental price levels. This step also characterizes the hourly volatility in the fundamental prices. The third step examines how the generation unit responds to those prices and derives value from operational decisions. Through the three-step process MVPSM integrates the fundamental and volatility approaches to create a better estimate of the value of a generating unit by accounting for volatility effects and changes in the fundamental drivers of electricity prices. Additional detail on the forecast methodology is provided in the next two sections. The fundamental analysis was prepared for MAGI's assets located in MAIN/ECAR and ERCOT (due to the contracts the units sell power under). The volatility analysis was prepared for MAGI's assets located in PJM, New York, NEPOOL and WSCC-California.

3.2  FUNDAMENTAL ANALYSIS

PA's fundamental model, which is a driver of the volatility model, forecasts hourly energy and annual capacity compensation prices.

  •
  Energy prices are based upon the production-cost model where the hourly energy price is set to the marginal cost of the last unit dispatched in the given hour.

  •
  Compensation for capacity represents the additional margin necessary to keep an economic amount of capacity in the market.

PA uses a detailed chronological production-costing model to simulate energy price formation in the market area of interest. This simulation of electric generation product sales and market prices requires PA to consider not only price formation in the market, but also the issues of market entry and exit of generation units. The process begins with a definition of the characteristics of the market. Market

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characteristics include the electric generating units currently in operation, their production efficiencies (including heat rate curves), a projection of plant additions (based, in part, on announcements and, in part, on an equilibrium evaluation of market price signals and new investments), consumer demand and load, and generation fuel prices.

PA determines the energy margin from the energy price analysis, price minus variable cost, attributable to each generating unit in the market. These margins, along with estimates of "going-forward costs" (fixed costs, such as fixed operation and maintenance (O&M), property taxes, employee benefits, and incremental capital expenditures), are used in PA's Capacity Market Simulation Model to predict the additional margins necessary to retain generation capacity in the market.

Compensation for capacity may take many forms. Payments could be in the form of a capacity price arising from a capacity market, a regulated payment fee, bilateral contracts, payments by the ISO for ancillary services, or in the form of prices above the marginal cost of the price-setting plant. Regardless of the form, in market equilibrium compensation for capacity will be set to retain the required generation capability available in the market. Ultimately, the sum of the compensation for capacity and the market price for energy will reflect what customers are willing to pay for reliability.

One would expect that price volatility would be higher in a market that does not provide a meaningful stream of revenue as a capacity payment. This is because the marginal plants (e.g., the last few generators needed to support reliability) would need to increase their bids above their costs in order to earn a sufficient margin when they are called upon to generate to cover their going-forward costs. In low load hours, however, there is an abundance of capacity present in the marketplace, and prices are more likely to be driven to short-run marginal cost.

3.3  VOLATILITY ANALYSIS

The volatility analysis takes into account the annual trend of prices (from a fundamental approach), and the patterns and fluctuations exhibited in the marketplace. This process is shown graphically in Figure 3-2.

MVPSM uses a real options approach to value electric generating capacity, thereby capturing the value of price volatility. An electric generating unit can be viewed as a strip of European call options on the spread between electricity prices and the variable cost of production (which is largely fuel). However, unlike most option analyses, a generation unit does not have perfect flexibility to adjust to the price-cost

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spread. A generation unit may have costs that must be incurred to start up. A unit may also have constraints placed upon its operation that limit its ability to capture margins when the spread is positive (price is greater than variable cost) or avoid losses when the spread is negative (variable cost is greater than price). Hence, the third step of MVPSM focuses on the ability of a generation unit to capture margins, given its cost structure and constraints on operation.

The standard method for valuing the profitability of electric generating units uses discounted cash flows constructed from production-cost models. By simulating regional electricity operations, production-cost models weigh the fundamental drivers of market supply and demand, with detailed attention to supply. By aiming at cost, production-cost models can potentially miss the true target, price. Further, production-cost models may underestimate the volatility of electricity prices. This is illustrated by a comparison of historical prices from the spot market (Figure 3-3) with forecast prices from a production-cost model (Figure 3-4). Note that both the means and the variations of prices from the production-cost model are lower than the actual market for the same time period.

Electric generating units can respond to volatility in electricity prices by increasing output (and revenues) when market conditions are favorable and decreasing output (and costs) when market conditions are unfavorable. The consequence is that valuation methods based on production-cost modeling tend to underestimate the value of cycling (i.e., midmerit) and peaking electric generating units.

The steps used to capture the change in value create by volatility are as follows:

  •
  The volatility in electric and fuel prices is first characterized. PA characterizes volatility by estimating a stochastic process that describes not only the uncertainty in prices, but also likely sequences (evolution) of prices. Stochastic processes are estimated from historical data on wholesale spot electricity and fuel markets. Observed volatilities from forward-price data, or estimated volatilities from option price data, are used when available.

  •
  Annual average price levels of the stochastic processes are indexed to fuel price assumptions and production-cost price projections for energy and capacity.

  •
  The natural gas and electricity price processes are simulated for the time horizon of interest. The generating units of interest are dispatched against these fuel and electricity price processes. The result is a calculation of annual energy market net revenues.

Different generating units have different capabilities of responding to electricity and fuel price volatility. Thus, the same price patterns for electricity and fuel may yield different option values for different generating units, depending on the operating costs and characteristics of the generating units. Those generating units with the greatest flexibility to respond to different market prices and that often set energy prices will have the highest option values, while those plants that never set energy prices have little or no ability to respond and will have virtually no option value.

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4.  KEY ASSUMPTIONS

4.1  INTRODUCTION

The key assumptions in this analysis are grouped into six categories: demand growth, fuel prices, NOx and SO2 emissions costs, capacity additions and retirements, and financial parameters. These assumptions drive the fundamental model of energy prices and capacity compensation.

4.2  CAPACITY AND ENERGY FORECASTS

The projected average annual demand and energy growth for the period 2001 through 2020 is summarized in Table 4-1.

Table 4-1 Projected Annual Compound Growth Rates

Region	Demand	Energy

PJM	1.4%	1.5%

MAIN	1.4%	1.4%

ECAR	1.7%	1.6%

WSCC-CA	2.0%	1.8%

New York	0.8%	0.9%

NEPOOL	1.5%	1.5%

ERCOT	2.7%	2.7%

The hourly data for the analysis is based on a synthetic hourly load shape based on five years of actual hourly data (1992-1996) provided with the MULTISYM™ production-costing model to represent the native load requirements for each of the pricing areas. The annual demand and energy forecast values are applied to the native hourly load requirements to develop the forecasted hourly loads for each year of the analysis.

4.3  FUEL PRICES

All fuel types were analyzed on either a regional (natural gas and oil) or plant location (coal) basis in order to capture pricing variations among major delivery points. The forecast prices for each fuel includes the cost of transportation to the power plant site.

4.3.1  Natural Gas

The primary inputs into the analysis were forecasts from The Energy Information Administration (EIA), The Gas Research Institute (GRI), The WEFA Group (WEFA) and Standard and Poor's (S&P). Table 4-2 outlines the Henry Hub projection from each of the four source forecasts as well as the consensus forecast of natural gas prices at the Henry Hub.

Table 4-2 Henry Hub Projections (real 2000 $/MMBtu)

	2000	2005	2010	2015	2020	Average Annual Growth Rate

EIA	2.56	2.76	3.06	3.19	3.31	1.29%

GRI	2.44	2.15	2.09	1.97	1.85	-1.37%

WEFA	2.65	2.50	2.70	2.79	2.86	0.38%

S&P	2.61	2.24	2.36	2.57	2.75	0.26%

Consensus	2.56	2.41	2.55	2.63	2.69	0.25%

The projections above represent industry standard market information on long-run equilibrium price. The natural gas market can exhibit extended periods where supply and demand are not in balance and prices can fluctuate significantly. The recent unprecedented price levels indicate that the market is currently in just such a period of transition. Figure 4-1 shows historical gas prices for the Henry Hub for 1999 and 2000. Gas prices have increased substantially in recent months.

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As a result of the recent gas price increase, PA has modeled near-term prices based on recent actual spot prices and futures prices through December 2003, decreasing linearly to the long-term consensus view in 2005. Table 4-3 displays the near-term price projection.

Table 4-3 Henry Hub Projections Using NYMEX Prices[1] (real 2000 $/MMBtu)

Year	Henry Hub Projection

2001	4.81

2002	4.19

2003	3.84

2004	3.13

[1] Based on average daily closing prices from 9/13/00 to 12/12/00.

Regional prices throughout the United States were projected based on this consensus Henry Hub forecast. For all regions modeled, the delivered price is the sum of the Henry Hub projection, the projected regional basis differential, and other natural gas supply costs including all taxes.

A.  BASIS DIFFERENTIALS

The Henry Hub forecast is used as a basis for projecting regional market center prices. The Henry Hub forecast, plus the basis differential to a particular region, equals the commodity component of each region's natural gas forecast. Regional market prices for natural gas are based on this Henry Hub forecast and historic (1994-1999) and projected spot price differentials. Projected changes in the basis differentials are a result of increased integration of natural gas supply centers, changes in regional demand levels, and increased deliverability in some areas resulting from new pipeline construction.

B.  ADDITIONAL NATURAL GAS SUPPLY COSTS

In addition to the regional commodity cost, natural gas price inputs also include an additional liquidity premium designed to account for the fact that units are not necessarily located at a major trading hub. As a result, units are likely to pay some premium over prices available at major pipeline intersections. For all of the regions except California, this premium is expected to remain constant at $0.05/MMBtu ($2000) over the forecast horizon. In California, units are assumed to pay intrastate pipeline charges.10 In addition, Southern California units are assumed to pay a transition charge of $0.08/MMBtu through 2004.

As electric industry deregulation pressures generators to reduce costs, new gas-fired applications will be located so as to minimize fuel costs. As a result, new capacity will have an incentive to locate on the interstate pipeline system in order to avoid both Local Distribution Company (LDC) charges and operating pressure concerns. Therefore, it is assumed that new plants will be sited to take advantage of direct connections to interstate pipeline systems. Existing units in the model are assumed to incur LDC charges. For all of the regions except California, the LDC charge is assumed to be $0.10/MMBtu in 2000 declining to $0.05/MMBtu by 2020. The LDC charge in Northern California is assumed to be $0.02/MMBtu and no LDC charge is included in Southern California. In addition, New York City units pay an additional tax on all natural gas consumed.

Some baseload gas-fired plants, however, may incur fixed costs to ensure firm natural gas supplies. The EIA projects that as industry restructuring increasingly puts pressure on generators to reduce costs, generating stations will rely on interruptible deliveries and will ensure fuel supplies by using oil as a backup fuel.11 The total delivered price of natural gas in each market region is shown in Figure 4-2.

10 The Northern California intrastate pipeline charges are assumed to be $0.27/MMBtu in 2000 declining to $0.21/MMBtu by 2017. The Southern California intrastate pipeline charges are assumed to be $0.26/MMBtu in 2000, declining to $0.21/MMBtu by 2015.

11 EIA, Challenges of Electric Power Industry Restructuring for Fuel Suppliers, September 1998, p. 65.

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C.  NATURAL GAS PRICE SEASONALITY

Natural gas prices exhibit significant and predictable seasonal variation. Consumption increases in the winter as space heating demand increases and falls in the summer. Prices follow this pattern as well; the seasonal pattern is most striking in cold weather locations. Dispatch prices in the model reflect the seasonal effects based on 5-year historic price patterns exhibited at the regional market centers.

4.3.2  Fuel Oil

The fuel oil forecast methodology is described below for No. 2 Fuel Oil and No. 6 Fuel Oil. Prices are developed based on a consensus of crude oil by major forecasters as presented in Table 4-4.12 These widely used sources present a broad perspective on the potential changes in commodity fuel markets. Each forecast was equally weighted in an effort to arrive at an unbiased consensus projection of fuel prices.

12 The source forecasts are as follows: 2000 Annual Energy Outlook, EIA; 2000 Baseline Projection, GRI; 2000 Natural Gas Outlook, WEFA; Standard & Poor's World Energy Service U.S. Outlook, Fall-Winter 1999-2000.

Table 4-4 Crude Oil Price Projections (real 2000 $/bbl)

	2000	2005	2010	2015	2020	Average Annual Growth Rate

EIA	21.92	21.19	21.72	22.27	22.80	0.20%

GRI	18.42	18.42	18.42	18.42	18.42	0.00%

WEFA	24.22	18.74	18.84	19.80	20.81	-0.76%

S&P	21.14	16.50	17.32	19.31	20.72	-0.10%

Consensus	21.42	18.71	19.07	19.95	20.68	-0.18%

As is the case with natural gas, today's oil markets are in a period of transition as OPEC wrestles with its production targets. As a result, PA has modeled near-term prices to reflect recent actual oil prices and futures prices through December 2003, rather than the long-run equilibrium price. In this case, prices return to the long-run consensus in 2005. The near-term price projection is shown in Table 4-5.

Table 4-5 Crude Oil Price Projection Using NYMEX prices[1] (real 2000 $/bbl)

Year	Price Projection

2001	29.73

2002	25.72

2003	23.56

2004	21.13

[1] Based on average daily closing prices from 9/13/00 to 12/12/00.

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A.  NO. 2 FUEL OIL

Prices for No. 2 Fuel Oil were derived from EIA data on historical delivered-to-utility prices for the period 1994 through 1998, on a regional basis. Fuel costs are comprised of commodity costs and transportation costs. Each region in the analysis was assigned to a reference terminal. The commodity component is calculated by escalating the historic reference terminal prices at the escalation rate implicit in the crude oil forecast outlined in Tables 4-4 and 4-5.

Transportation costs are calculated as the 5-year average premium for delivered Fuel Oil in each region above the market center price for the terminal assigned to that region. This transportation cost is held fixed over the forecast horizon. This methodology captures both the commodity and transportation components of delivered costs. Representative final delivered prices for No. 2 Fuel Oil are shown in Figure 4-3.

B.  NO. 6 FUEL OIL

Prices for No. 6 Fuel Oil were derived using an identical methodology as that employed for No. 2 Fuel Oil prices. Because residual oil is so thinly traded, it is difficult to identify significant regional price premiums. As a result, all eastern regions were assigned to the New York Harbor reference terminal and all regions in WSCC were assigned to the U.S. West Coast reference terminal. As a result, commodity prices for all regions were based on 1% sulfur residual oil at New York Harbor and are therefore the same. Transportation costs for each region, however, do vary.

The transportation costs for each region were based on an analysis of historic New York Harbor prices and delivered residual oil at electric generating stations in the region. Transportation costs equal the 5-year average premium for delivered No. 6 Fuel Oil in above the New York Harbor price. This transportation cost is held fixed over the forecast horizon. Final delivered prices for No. 6 Fuel Oil are shown in Figure 4-4.

Price projections for lower sulfur oil products13 were also calculated to generate model inputs for regions that have more stringent environmental regulations. The premium for lower sulfur products was derived from a comparison of historic price data.

4.3.3  Coal

PA developed a forecast of marginal delivered coal prices (in real 2000 dollars) for the period 2001 through 2020 on a unit-by-unit basis for electric generators in each region. Delivered coal prices were projected in two components: (1) coal prices at the mine and (2) transportation rates.

13 Includes 0.3% residual oil, low sulfur 2-oil, and jet fuel.

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Mine prices were projected with consideration of productivity increases and supply and demand economics. Real prices are expected to decrease over the forecast period for all of the major coal types. The rate of decrease varies based on specific considerations such as supply and expected depletion of reserves, market demand, and the sulfur content of the coals.

In general, prices for low sulfur coals decline the least, and prices for mid sulfur coals decline the most. Low and mid sulfur coals currently receive a price premium relative to high-sulfur coals based on their lower sulfur content. Higher SO2 allowance prices are expected to reduce demand for mid-sulfur coals at un-scrubbed plants, which will reduce the price difference between mid and high sulfur coals over time.

Projected transportation rates are based on available delivery options at each plant for the coal types selected for each unit. Transportation modes include rail, barge, truck transportation, and conveyor transportation for mine mouth plants. Rates for different transportation modes in different regions of the country are projected to vary at different rates over time.

Table 4-6 depicts the estimated annual decrease in coal prices by coal-type (based on real prices).

Table 4-6 Estimated Annual Decrease in Coal Prices

Coal	Real Escalation Rate per Annum

Eastern	-0.4% to -1.0%

Illinois Basin	-0.4% to -1.5%

Western	-0.4% to -0.7%

4.4  SO2/NOx EMISSION COSTS

4.4.1  Sulfur Dioxide Emission Costs

PA's forecast of SO2 allowance prices is shown in Table 4-7. The price of SO2 allowances starts at $165 per ton in 2001, and increases to $420 per ton by 2006, with the largest annual increase occurring in 2002.

Table 4-7 SO2 Cost Curves (2000 $/ton)

Year	SO2

2001	$165

2002	$287

2003	$316

2004	$347

2005	$382

2006-2020	$420

The relatively low current prices for SO2 allowances (below our expected long-term value of allowances, on a discounted basis) reflects the accumulation of a large bank of SO2 allowances, which resulted from over-compliance with Phase I of the Clean Air Act SO2, and a number of political and regulatory uncertainties (including the outcome of the New Source Review litigation, the Supreme Court's ruling on EPA's proposed fine particulate regulations, and proposed regional haze regulations) that could reduce the value of SO2 allowances. PA expects that the outcome of these uncertainties will be known by 2002. Assuming that these issues are resolved in a manner that essentially preserves the current market-based regulatory system for SO2 (rather than moving toward command-and-control policies), and that additional regulations do not suppress SO2 prices, PA would expect SO2 allowance prices to increase substantially from 2001 to 2002.

The SO2 allowance price trajectories for 2001 and 2003 to 2005 reflect PA's expectation that, since SO2 allowances are relatively risky, they will generally escalate at a discount rate consistent with such risky investments. For this forecast, PA has assumed a 10% expected annual real rate of return on holding "banked" allowances during these periods, which produces our price trajectories for 2001 and 2003 to 2005.

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The real cost of SO2 allowances is projected to plateau at $420 per ton for 2006 and later years. This price level is determined by the marginal cost of installing scrubbers at existing plants.14 PA estimates that this price level will be reached in 2006 because the "bank" of SO2 allowances will be almost fully depleted by 2006. (Only a small "bank" will remain, for transactional liquidity purposes.)

4.4.2  Development of NOx Control Costs and Emission Rates

PA forecast NOx allowance prices for two regions: the Ozone Transport Region (OTR) and the South Coast Air Quality Management District (SCAQMD). See Table 4-8.

Table 4-8 NOx Cost Curves (real 2000 $/ton)

Year	NOx

OTR

2001	$1,000

2002	$1,000

2003-2020	$4,000

SCAQMD

2000	$85,382

2001	$87,278

2002	$28,459

2003	$26,409

2004	$25,566

2005	$25,031

2006	$15,090

2007	$13,680

2008	$13,680

2009	$13,680

2010	$13,680

A.  OTR

This forecast includes both an estimate of NOx compliance costs for units in the Ozone Transport Region (OTR) for 2001-2002, and an estimate of the

14 This assumes a continuation of current regulations under the 1990 Clean Air Act Amendments. As noted above, some proposals under consideration by EPA (such as controls on fine particulates) could change these regulations.

NOx control costs for all of the units affected by EPA's NOx State Implementation Plan (SIP) Call from 2003 forward. The NOx allowance price forecast begins at the 2001 ozone season15 price, which is approximately $1,000/ton (see Table 4-8). The price is expected to remain at $1,000/ton in 2002, and then rise to approximately $4,000/ton in 2003 as the tighter NOx regulations proposed in the SIP call go into effect.

B.  SCAQMD

SCAQMD regulates equipment in the South Coast air basin that emit nitrogen oxide (NOx) and sulfur oxide (SOx) emissions through the Regional Clean Air Incentives Market (RECLAIM) program established by SCAQMD. The program mandates a cap on total emissions, provides targets emission levels for the regulated equipment, and allows for trading of emission credits. The relevance of this program to electricity prices is that it results in a variable cost associated with emission of NOx emissions from generating plants located in the South Coast air basin. This is the only portion of the WSCC in which such a program is in effect.16

Companies in the South Coast air basin (which includes Los Angeles and Orange counties and parts of Riverside and San Bernardino counties) emitting four or more tons per year of either NOx or SOx must participate in the program. Each company participating in the program receives a pre-determined number of RECLAIM trading credits (RTCs). Facilities that reduce emissions beyond annual targets can sell excess credits to firms that cannot or choose not to meet their limits.

There is a liquid market for RTCs. Cantor Fitzgerald Environmental Brokerage Services maintains a Market Price Index™ of prices for various vintages of RTCs. These prices represent the best indication of future costs for NOx emissions. Table 4-8 presents selected vintage prices as of December 28, 2000.

15 The ozone season, for purposes of assessing NOx costs, is defined as May 1 through September 30.

16 New plants in all of California and in some other portions of the WSCC are required to purchase emission reduction credits (ERCs) as a part of the permitting process. These are fixed costs, so we did not model them in our MULTISYM analysis. They can be sold when the plant is retired, which may offset, or more than offset, the purchase price. Consequently, we also did not model ERCs in our Capacity Market Simulation Model analysis.

4–6

Prices were unusually high in 2000, primarily because of high demand for fossil-fired electricity generation. PA used these prices for plants located in the South Coast air basin.17

4.5  HYDROELECTRIC UNITS

The hydroelectric plants are consolidated by utility and categorized as peaking or baseload. Similar to the thermal units, the maximum capacity for each unit was taken from the sources cited above for summer and winter capabilities. Monthly energy patterns were developed from the 1991-1999 EIA Forms 759, which contain monthly generation and (for pumped storage units) net inflows.

Hydroelectric capacity reflects approximately 38% of the total peak capacity for WSCC. Hydropower is different than most other types of capacity because most of the major hydro facilities are energy constrained. There is a limited amount of water that can be used for generation before either running out or reaching operational limits due to biologic, recreation, navigation, or other concerns. Energy constraints can limit the value of hydro facilities as a capacity source. To reflect the effect of energy constraints on peak capacity, the capacity for hydro units was derated in developing the compensation for capacity in our Capacity Compensation Simulation Model. The hydro units in California and the Northwest were derated 25% and all other hydro units in the WSCC were derated 20%.

4.6  CAPACITY ADDITIONS AND RETIREMENTS

It is necessary to assess the feasibility and timing of new capacity additions as well as the exit of uneconomic existing capacity. PA's proprietary modeling approach serves two purposes:

  •
  First, it identifies generating units that are not able to recover their going-forward costs in the energy and capacity markets and are, therefore, at risk of abandoning the markets.

17 We did not model SOx costs because of the relatively low SOx emission rates from the gas-fired plants located in the South Coast air basin.

  •
  Second, it provides a rational method for ascertaining the amount, timing, and type of capacity additions.

The transfer capabilities for the each region are shown in Figure 4-5. Capacity additions through 2003 are based on publicly announced or planned additions. The additions assumed in this analysis are shown in Table 4-9. These capacity additions are a best estimate of what units will be developed during this period. Actual additions may differ from those indicated. Cumulative capacity additions are shown in Figure 4-6.

From 2004 through 2020, PA's approach uses a financial model to assess the decision to add new capacity and to retire existing capacity. The approach to plant additions is based on a set of generic plant characteristics, financing assumptions, and economic parameters. This "add/retire" analysis is an iterative process performed simultaneously with the development of the energy price forecast and the projected compensation for capacity.

The methodology assesses the feasibility of annual capacity additions based on a Discounted Cash Flow (DCF) model using net energy revenues determined in the production-cost simulations and compensation for capacity determined from the Capacity Compensation Simulation approach. For each increment of new capacity, a "Go" or "No Go" decision is made based on whether the entrant would experience sufficient returns (developed in the DCF model) to merit entry. In addition, economic retirement decisions are made at each step in the iterative process based on the specific financial and operating characteristics of the existing plant.

Nuclear unit retirement assumptions are shown in Table 4-10. A nuclear units is retired at its license expiration date unless its economic performance results in early retirement. The only early retirement, Vermont Yankee in NEPOOL, which retires in 2006 rather than 2012 is identified in Table 4-10.

4–7

4–8

4–9

Table 4-9
Capacity Additions, 2001-2003

Developer (Plant)	Size (MW)	Unit Type	On-Line Year

PJM Capacity Additions

TM Power (Chesapeake 2)	177	CT	2001

Williams (Hazleton)	250	CC	2001

AES (Ironwood)	705	CC	2001

PSEG (Kearney 1-4)	164	GT	2001

Conectiv (Hay Road)	550	CC	2002

PSEG (Bergen 2)	546	CC	2002

Orion (Liberty)	520	CC	2002

PSEG (Mantua Creek)	800	CC	2002

AES (Red Oak)	816	CC	2002

PSEG (Linden 1)	601	CC	2003

PSEG (Linden 2)	601	CC	2003

MAIN Capacity Additions

Mid-American (Cordova)	500	CC	2001

Primary En. (Ind. Harbor)	50	CT	2001

Constellation (Univ. Park)	300	CC	2001

Wisvest/SkyGen (Calumet)	300	CC	2001

Primary (Whiting)	525	CG	2001

DENA (Lee County)	640	CT	2001

Reliant (Aurora)	870	CT	2001

LS Power (Kendall)	1,100	CC	2001

Ameren (Petoka)	234	CT	2001

Ameren (Grand Tower)	326	CC	2001

SkyGen (Rock Gen)	450	CT	2001

DENA (Audrain)	640	CT	2001

Constellation (Holland)	650	CC	2002

Generic	520	CC	2003

ECAR Capacity Additions

DPL (Phases 3 &4)	320	CT	2001

PG&E Gen. (Napoleon 1)	45	CT	2001

First Energy (West Lorain 1)	425	CT	2001

MAGI (Zeeland 1)	300	CT	2001

Enron (Calvert 1)	509	CT	2001

CMS Energy (Dearborn 2)	550	CC	2001

Columbia (Ceredo 1)	500	CT	2001

PSEG (Waterford 1)	165	CT	2002

PSEG (Waterford 2)	165	CT	2002

PSEG (Waterford 3)	165	CT	2002

Kinder Morgan (Jackson 1)	550	CC	2002

Dynegy (Riverside 1)	500	CT	2002

PSEG (Lawrence 1)	575	CC	2003

PSEG (Lawrence 2)	575	CC	2003

PSEG (Waterford 1, convert 3 CTs to 1 CC) net cap. Add.	355	CC	2003

Constellation (Wayne Cty)	300	CT	2002

Generic	520	CC	2003

WSCC-CA Capacity Additions

Calpine (Los Medanos)	500	CC	2001

Calpine (Sutter)	500	CC	2001

WSCC-CA Capacity Additions (cont.)

PG&E (Lapaloma)	1,048	CC	2001

EME (Sunrise)	320	CC	2001

Calpine (Delta)	880	CC	2002

Duke (Moss Landing)	990	CC	2002

Constellation (High Desert)	700	CC	2003

New York Capacity Additions

NYPA (CT 1)	260	CT	2001

NYPA (CT 2)	260	CT	2001

PG&E (Athens)	1,080	CC	2003

Exelon (Heritage)	800	CC	2003

Exelon (Torne Valley)	800	CC	2003

Generic	345	CT	2003

Generic	345	CT	2003

Generic	345	CT	2003

Generic	520	CC	2003

NEPOOL Capacity Additions

Power Dev Corp (Milford)	544	CC	2001

Calpine (Westbrook)	540	CC	2001

PG&E (Lake Road)	792	CC	2001

ANP (Blackstone)	550	CC	2001

PPL (Wallingford)	250	CT	2001

ANP (Bellingham)	580	CC	2001

Exelon (Fore River)	750	CC	2002

FPL (Rise)	500	CC	2002

AES (Londonderry)	720	CC	2002

Exelon (New Boston 3)	15	GT	2002

PDC/EP (Meriden/Berlin)	520	CC	2002

Exelon (Mystic 8)	750	CC	2002

Exelon (Mystic 9)	750	CC	2002

Con Ed (Newington)	525	CT	2003

Exelon (Medway Exp.)	450	CT	2003

Generic	520	CC	2003

ERCOT Capacity Additions

Tenaska (Gateway)	845	CC	2001

Reliant/Equistar (Channelview)	188	CC	2001

Tractabel (Ennis)	350	CC	2001

Calpine (Lost Pines)	500	CC	2001

Panda/PSEG (Wichita Falls)	500	CC	2001

MAGI (Bosque 3)	236	CC	2001

ANP (Edinberg 1)	500	CC	2001

Panda/PSEG (Guadalupe 2)	500	CC	2001

ANP (Hays 1)	1,100	CC	2001

CSW (Longview 1)	450	CC	2001

Calpine (Magic Valley 1)	700	CC	2001

Panda/PSEG (Odessa 1)	500	CC	2001

Panda/PSEG (Odessa 2)	500	CC	2001

Reliant/Equistar (Channelview)	563	CC	2002

AES (Wolf Hollow)	750	CC	2002

4–10

Figure 4-6
Cumulative Capacity Additions, 2001-2020 (MW)

PJM
30,000
25,000
20,000
15,000
10,000
5,000
0
MW
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
Year
MAIN
30,000
25,000
20,000
15,000
10,000
5,000
0
MW
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
Year
WSCC-CA
30,000
25,000
20,000
15,000
10,000
5,000
0
MW
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
Year
New York
5,000
4,000
3,000
2,000
1,000
0
MW
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
Year
NEPOOL
10,000
8,000
6,000
4,000
2,000
0
MW
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
Year
ERCOT
50,000
40,000
30,000
20,000
10,000
0
MW
2001
2003
2005
2007
2009
2011
2013
2015
2017
2019
Year

4–11

Table 4-10
Nuclear Unit Retirements

Unit Name	Capacity (MW)	Year[1]

PJM

Oyster Creek 1	619	2009

Peach Bottom 3	1,093	2013

Three Mile 1	786	2014

Peach Bottom 2	1,093	2014

Salem 1	1,106	2016

Salem 2	1,106	2020

Susquehanna 1	1,090	2022

Calvert Cliffs 1	835	2024

Calvert Cliffs 2	840	2024

Susquehanna 2	1,094	2024

Hope Creek	1,031	2026

Limerick 1	1,134	2024

Limerick 2	1,115	2029

MAIN

Dresden 2	772	2009

Point Beach 1	505	2010

Dresden 3	773	2011

Quad Cities 1	577	2012

Quad cities 2	577	2012

Kewaunee	494	2013

Point Beach 2	495	2013

LaSalle County 1	1,048	2022

LaSalle County 2	1,048	2023

Byron 1	1,120	2024

Callaway 1	1,143	2024

Braidwood 2	1,090	2026

Byron 2	1,120	2026

Clinton	930	2026

Braidwood 2	1090	2027

ECAR

Palisades 1	760	2007

D C Cook 1	1,000	2014

Beaver Valley 1	810	2016

D C Cook 2	1,060	2017

ECAR (cont.)

Davis Besse 1	873	2017

Fermi 2	1,098	2025

Perry 1	1,169	2026

Beaver Valley 2	820	2027

WSCC-CA

San Onofre 2	1,070	2022

San Onofre 3	1,080	2022

WNP 2	1,170	2023

Palo Verde 1	1,256	2025

Palo Verde 2	1,256	2025

Palo Verde 3	1,263	2025

Diablo Canyon 1	1,073	2025

Diablo Canyon 2	1,087	2025

New York

Ginna 1	499	2009

Nine Mile 1	619	2009

Indian Point 2	931	2013

J A Fitzpatrick	820	2014

Indian Point 3	970	2015

Nine Mile 2	1,142	2026

NEPOOL

Vermont Yankee[2]	500	2006

Pilgrim	664	2012

Millstone 2	871	2015

Millstone 3	1,140	2025

Seabrook 1	1,162	2026

ERCOT

South Texas 1	1,250	2027

South Texas 2	1,250	2028

Comanche Peak 1	1,150	2030

Comanche Peak 2	1,150	2033

1 Retirements occur on December 31 of year indicated.

2 Economic retirement. License expiration is 2012.

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4.7  FINANCIAL ASSUMPTIONS

4.7.1  Generic Plant Characteristics

The starting point for the DCF calculation is the generic unit-specific operating parameters for new combined cycle and combustion turbine units. The generic parameters and assumptions assumed in the model are shown in Tables 4-11 and 4-12. The first

Table 4-11 New CC Generating Characteristics (real 2000 $)

	Capital Cost ($/kW)	O&M Fixed ($/kW-year)	Variable O&M ($/MWh)	Size (MW)

PJM	$590	$11.50	$2.00	520

MAIN/ECAR	$560	$10.50	$2.00	520

WSCC-CA	$650	$10.50	$2.00	520

New York	$610	$11.50	$2.00	520

NEPOOL	$610	$11.50	$2.00	520

ERCOT	$540	$10.50	$2.00	520

Table 4-12 New CT Generating Characteristics (real 2000 $)

	Capital Cost ($/kW)	O&M Fixed ($/kW-year)	Variable O&M ($/MWh)	Size (MW)

PJM	$410	$6.00	$5.00	345

MAIN/ECAR	$380	$5.50	$5.00	345

WSCC-CA	$475	$5.50	$5.00	345

NEW YORK	$430	$6.00	$5.00	345

NEPOOL	$430	$6.00	$5.00	345

ERCOT	$370	$5.50	$5.00	345

year in which new generic capacity can be added to the model is 2004. Capital costs are assumed to decrease at 1% per annum (real 2000 dollars). Table 4-13 indicates the assumed schedule and effect of technology improvement on new unit heat rates.

4.7.2  Other Expenses

Information on fixed costs, depreciation and taxes is also developed and incorporated within the DCF analysis to determine the economic viability of the new unit additions. Environmental costs and overhaul expenses are not included, due to expectations that such expenses would be minimal in early years of operation.

  •
  Property taxes are assumed to be 1% to 2% of the initial capital costs.

  •
  Depreciation of the initial all-in cost of the new additions is based on a standard 20-year Modified Accelerated Cost Recovery System (MACRS) (150 DB) with mid-year convention.

4.7.3  Economic and Financial Assumptions

  •
  Minimum internal rate of return is assumed to be 13.5%.

  •
  Financing assumptions are assumed to be 60% debt and 40% equity for combined cycle units, and 50% debt and 50% equity for combustion turbine units.

  •
  Debt interest rate is assumed to be 9.1%. Debt terms and project lives are 20 years with mortgage-style amortization for combined cycle units and 15 years for combustion turbine units.

Table 4-13 Full Load Heat Rate Improvement (Btu/kWh)[1]

	2001-2003		2004-2008		2009-2013		2014-2018		2019+

Combined Cycle	6,700		6,566		6,435		6,306		6,180

Combustion Turbine	10,400 10,700	(W) (S)	10,192 10,487	(W) (S)	9,988 10,427	(W) (S)	9,788 10,070	(W) (S)	9,593 9,871	(W) (S)

[1] Degradation of 2% for CC units and 3% for CT units was assumed (not included in numbers shown). (W) = winter, (S) = summer

4–13

APPENDIX A: HISTORICAL AND PROJECTED ENERGY PRICES

Figure A-1 shows historical energy prices for all regions while Table A-1 shows the monthly electricity price forwards used in the volatility forecasts for the PJM, WSCC-California, New York, and NEPOOL regions.

A–1

Table A-1 Monthly Electricity Price Forwards for 2001-2003 ($/MWh)

	PJM	WSCC- California (NP15)	New York	NEPOOL

1/1/01	51.29	94.06	56.27	57.40

2/1/01	51.29	68.61	52.59	55.13

3/1/01	38.08	67.53	54.17	53.87

4/1/01	41.29	72.89	46.84	46.28

5/1/01	43.43	75.04	47.29	46.89

6/1/01	59.86	88.00	58.93	58.93

7/1/01	99.14	144.91	90.69	90.69

8/1/01	99.14	158.51	90.69	90.69

9/1/01	36.29	128.27	55.62	55.52

10/1/01	40.46	78.83	55.62	55.52

11/1/01	40.92	59.87	55.62	55.52

12/1/01	43.17	62.33	55.62	55.52

1/1/02	42.37	48.17	48.28	48.83

2/1/02	42.00	43.70	44.34	46.87

3/1/02	32.73	43.11	43.79	44.06

4/1/02	33.79	43.83	38.15	37.94

5/1/02	33.79	43.61	39.87	39.90

6/1/02	53.43	47.66	70.00	47.15

7/1/02	84.14	67.97	70.00	72.55

8/1/02	84.14	86.41	62.75	72.55

9/1/02	29.50	90.44	46.40	46.26

10/1/02	32.58	95.39	50.61	46.26

11/1/02	35.45	75.81	43.93	46.26

12/1/02	38.51	63.14	44.01	46.26

1/1/03	37.24	56.62	42.45	42.99

2/1/03	33.02	42.34	39.44	41.63

3/1/03	28.99	36.59	37.99	37.40

4/1/03	26.02	41.25	33.95	33.88

5/1/03	28.12	35.67	36.27	36.44

6/1/03	42.57	42.52	50.00	44.37

7/1/03	60.61	52.83	50.00	43.03

8/1/03	60.61	69.10	43.65	41.94

9/1/03	28.56	82.80	43.56	43.13

10/1/03	30.33	87.19	46.04	46.97

11/1/03	31.51	83.70	40.83	40.75

12/1/03	33.68	61.82	39.80	39.67

Source: Palo Verde Forwards and PA estimations.

A–2

MIRANT AMERICAS GENERATION, INC.

    Until [         ], 2001, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus where acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II
Information Not Required in the Prospectus

Item 20.  Indemnification of Directors and Officers

    Mirant Americas Generation, Inc. ("Mirant Generation") is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Also, Section 145 states that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

    Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

    Article VIII of the Certificate of Incorporation of Mirant Generation provides that a director of Mirant Generation shall not be liable to Mirant Generation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter be amended. No amendment, modification or repeal of Article VIII shall adversely affect any right or protection of a director with respect to events occurring prior to such amendment, modification or repeal.

    Article VII of the By-Laws of Mirant Generation provides that Mirant Generation (for purposes of this paragraph, the "Corporation") shall indemnify to the full extent permitted by law any person

II–1

made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of or on behalf of such person to repay such amounts if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by Article VII shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of Article VII shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of Article VII and this paragraph, the term "Corporation" includes any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term "other enterprise," shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

    All of the directors and officers of Mirant Generation and Mirant Corporation will be covered by insurance policies maintained by Mirant Corporation against certain liabilities for action taken in their capacities as such, including liabilities under the Securities Act of 1933, as amended.

II–2

Item 21.  Exhibits

Exhibit Number	Description
1.1
Purchase Agreement, dated as of April 26, 2001, among Mirant Americas Generation, Inc. (the "Company") and Lehman Brothers Inc., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc. and Wachovia Securities, Inc. as "Initial Purchasers"
3.1	Certificate of Incorporation of the Company, filed May 12, 1999
3.2	Bylaws of the Company
4.1	Indenture between the Company and Bankers Trust Company, as Trustee, relating to the Notes
4.2	First Supplemental Indenture
4.3	Second Supplemental Indenture
4.4	Third Supplemental Indenture
4.5	Form of Notes (included in Exhibits 4.2, 4.3 and 4.4)
4.6	Registration Rights Agreement, dated as of May 1, 2001, among the Company and the Initial Purchasers
5.1	Opinion of Troutman Sanders LLP
10.1	Form of Administrative Services Agreement
10.2	Amended and Restated Services and Risk Management Agreement between Mirant Americas Energy Marketing L.P. and Mirant Chalk Point, LLC
10.3	Amended and Restated Services and Risk Management Agreement between Mirant Americas Energy Marketing L.P. and Mirant Peaker, LLC
10.4	Amended and Restated Services and Risk Management Agreement between Mirant Americas Energy Marketing L.P. and Mirant Potomac River, LLC
10.5	Amended and Restated Services and Risk Management Agreement between Mirant Americas Energy Marketing L.P. and Mirant Mid-Atlantic, LLC
10.6	Services and Risk Management Agreement among Mirant Americas Energy Marketing L.P., Mirant Canal, LLC and Mirant Kendall, LLC
10.7	Services and Risk Management Agreement among Mirant Americas Energy Marketing L.P., Mirant Bowline, LLC, Mirant Lovett, LLC and Mirant Ny-Gen, LLC
10.8	Services and Risk Management Agreement among Mirant Americas Energy Marketing L.P., Mirant Delta, LLC and Mirant Potrero, LLC
10.9	First Amendment to Services and Risk Management Agreement among Mirant Americas Energy Marketing L.P., Mirant Delta, LLC and Mirant Potrero, LLC
10.10	Form of Southern Energy Employee Stock Purchase Plan (designated in Mirant Corporation's Registration Statement on Form S-1, Registration No. 333-35390 as Exhibit 10.9)

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10.11	Form of Southern Energy Omnibus Incentive Compensation Plan (designated in Mirant Corporation's Registration Statement on Form S-1, Registration No. 333-35390 as Exhibit 10.10)
12.1	Statement regarding ratio of earnings to fixed charges
21.1	Schedule of Subsidiaries
23.1	Consent of PA Consulting Services Inc.
23.2	Consent of R.W. Beck, Inc.
23.3	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
23.4	Consent of Arthur Andersen LLP
24.1	Power of Attorney (contained in the signature page to this Registration Statement)
25.1	Statement of Eligibility of Bankers Trust Company for the Notes
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letters to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4	Form of Letter to Clients

Item 22.  Undertakings

    (a) The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post effective amendment to this registrant:

        (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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      (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (c) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (d) The undersigned registrant hereby undertakes to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

    Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 6th day of June, 2001.

MIRANT AMERICAS GENERATION, INC. a Delaware corporation
By:	/s/ RICHARD J. PERSHING Chief Executive Officer

POWER OF ATTORNEY

    We, the undersigned officers and directors of Mirant Americas Generation, Inc., hereby severally constitute and appoint Michelle H. Ancosky, Assistant Secretary, Elizabeth B. Chandler, Assistant Secretary and Donald B. Dysert, Vice President and Treasurer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-4 filed herewith and any and all pre-effective and post-effective amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Mirant Americas Generation, Inc. to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them, to said registration statement and any and all amendments thereto.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RICHARD J. PERSHING Richard J. Pershing	President, Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2001
/s/ RANDALL E. HARRISON Randall E. Harrison	Senior Vice President, Chief Executive Officer—West Region and Director	June 6, 2001
/s/ GARY J. MORSCHES Gary J. Morsches	Senior Vice President, Chief Executive Officer—East Region and Director	June 6, 2001
/s/ WILLIAM T. ORR William T. Orr	Senior Vice President, Chief Executive Officer—Northeast Region and Director	June 6, 2001

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/s/ DAVID R. ROZIER, JR. David R. Rozier, Jr.	Senior Vice President, Chief Executive Officer—South Region and Director	June 6, 2001
/s/ MICHAEL L. SMITH Michael L. Smith	Senior Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	June 6, 2001
/s/ WILLIAM R. BECHSTEIN William R. Bechstein	Vice President, Assistant Secretary and Director	June 6, 2001
/s/ DANIEL P. MCCOLLOM Daniel P. McCollom	Secretary and Director	June 6, 2001

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REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

To Mirant Americas Generation, Inc.:

    We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of Mirant Americas Generation, Inc. included in this registration statement and have issued our report thereon dated February 28, 2001. Our audits were made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in the accompanying index is the responsibility of the Company's management, is presented for purposes of complying with the Securities and Exchange Commission's rules, and is not part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic consolidated financial statements taken as a whole.

/s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
February 28, 2001

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MIRANT AMERICAS GENERATION, INC. AND SUBSIDIARIES

SCHEDULE II—VALUATION AND QUALIFYING ACCOUNTS

(in millions)

		Additions
Description	Balance at Beginning of Period	Charged to Income	Charged to Other Accounts	Deductions	Balance at End of Period

Provision for Uncollectible accounts
For the Years Ended December 31,:
2000	$0	$50	$0	$0	$50
1999	0	0	0	0	0
1998	0	0	0	0	0

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Exhibit Index

Exhibit Number	Description
1.1
Purchase Agreement, dated as of April 26, 2001, among Mirant Americas Generation, Inc. (the "Company") and Lehman Brothers Inc., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc. and Wachovia Securities, Inc. as "Initial Purchasers"
3.1	Certificate of Incorporation of the Company, filed May 12, 1999
3.2	Bylaws of the Company
4.1	Indenture between the Company and Bankers Trust Company, as Trustee, relating to the Notes
4.2	First Supplemental Indenture
4.3	Second Supplemental Indenture
4.4	Third Supplemental Indenture
4.5	Form of Notes (included in Exhibits 4.2, 4.3 and 4.4)
4.6	Registration Rights Agreement, dated as of May 1, 2001, among the Company and the Initial Purchasers
5.1	Opinion of Troutman Sanders LLP
10.1	Form of Administrative Services Agreement
10.2	Amended and Restated Services and Risk Management Agreement between Mirant Americas Energy Marketing L.P. and Mirant Chalk Point, LLC
10.3	Amended and Restated Services and Risk Management Agreement between Mirant Americas Energy Marketing L.P. and Mirant Peaker, LLC
10.4	Amended and Restated Services and Risk Management Agreement between Mirant Americas Energy Marketing L.P. and Mirant Potomac River, LLC
10.5	Amended and Restated Services and Risk Management Agreement between Mirant Americas Energy Marketing L.P. and Mirant Mid-Atlantic, LLC
10.6	Services and Risk Management Agreement among Mirant Americas Energy Marketing L.P., Mirant Canal, LLC and Mirant Kendall, LLC
10.7	Services and Risk Management Agreement among Mirant Americas Energy Marketing L.P., Mirant Bowline, LLC, Mirant Lovett, LLC and Mirant Ny-Gen, LLC
10.8	Services and Risk Management Agreement among Mirant Americas Energy Marketing L.P., Mirant Delta, LLC and Mirant Potrero, LLC
10.9	First Amendment to Services and Risk Management Agreement among Mirant Americas Energy Marketing L.P., Mirant Delta, LLC and Mirant Potrero, LLC
10.10	Form of Southern Energy Employee Stock Purchase Plan (designated in Mirant Corporation's Registration Statement on Form S-1, Registration No. 333-35390 as Exhibit 10.9)
10.11	Form of Southern Energy Omnibus Incentive Compensation Plan (designated in Mirant Corporation's Registration Statement on Form S-1, Registration No. 333-35390 as Exhibit 10.10)
12.1	Statement regarding ratio of earnings to fixed charges

21.1	Schedule of Subsidiaries
23.1	Consent of PA Consulting Services Inc.
23.2	Consent of R.W. Beck, Inc.
23.3	Consent of Troutman Sanders LLP (included in Exhibit 5.1)
23.4	Consent of Arthur Andersen LLP
24.1	Power of Attorney (contained in the signature page to this Registration Statement)
25.1	Statement of Eligibility of Bankers Trust Company for the Notes
99.1	Form of Letter of Transmittal
99.2	Form of Notice of Guaranteed Delivery
99.3	Form of Letters to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees
99.4	Form of Letter to Clients